UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1 )

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CAPITAL TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION, DATED OCTOBER 29, 2012

CAPITAL TRUST, INC.

410 Park Avenue, 14th Floor

New York, New York 10022

[—] [—], 2012

Dear Stockholders:

You are cordially invited to attend a special meeting of stockholders of Capital Trust, Inc., a Maryland corporation, which we refer to as Capital Trust, which will be held at 10:00 a.m., New York City time, on [—] [—], 2012, at the offices of Paul Hastings LLP, 75 East 55th Street, New York, New York 10022.

As previously announced, on September 27, 2012 we entered into a purchase and sale agreement, which we refer to as the Purchase Agreement, with Huskies Acquisition LLC, which we refer to as the Purchaser, an affiliate of The Blackstone Group L.P., pursuant to which, among other things, the Purchaser has agreed to purchase our investment management and special servicing business and make an equity investment in us. We are seeking our stockholders’ approval of four related and interdependent proposals related to the Purchase Agreement.

If the transactions contemplated by the Purchase Agreement, which we refer to as the Transactions, are completed, we will pay a special cash dividend of $2.00 per share to all holders of record of our class A common stock, par value $0.01 per share, which we refer to as our Common Stock, as of the close of business on [—] [—], 2012, the record date for the special meeting.

At the special meeting, you are being asked to consider and vote on proposals, which we refer to as the Proposals, to approve:

1.	the Purchase Agreement, including the sale of our investment management and special servicing business, including our subsidiary, CT Investment Management Co., LLC, and related private investment fund co-investments, to the Purchaser for a purchase price of $20,629,004;

2.	the issuance and sale of 5,000,000 shares of our Common Stock to the Purchaser for a purchase price of $10,000,000, or $2.00 per share (these shares will not be entitled to the $2.00 per share special dividend);

3.	the entry by Capital Trust into a new management agreement with an affiliate of The Blackstone Group L.P., which we refer to as the New CT Manager; and

4.	certain amendments to our charter contemplated by the Purchase Agreement, which provides, among other things, subject to certain exceptions, that none of The Blackstone Group L.P. or its affiliates (as such term is defined in the charter amendments), our directors or any person our directors control shall have any duty to refrain, directly or indirectly, from engaging in business opportunities or competing with us.

The Proposals comprise a group of related and interdependent proposals for stockholder action. Implementation of each such Proposal is contingent upon the implementation of each of the other Proposals. Accordingly, we will not implement any of the Proposals unless all of the Proposals are approved by our stockholders by the affirmative vote of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote at the special meeting.

Following completion of the Transactions, we will remain publicly traded and listed on the New York Stock Exchange under the external management of the New CT Manager, and our existing stockholders will retain their investment in our Common Stock held by them on such date. We will retain our interest in CT Legacy REIT

Mezz Borrower, Inc., a vehicle formed to finance certain legacy assets in connection with our March 31, 2011 comprehensive debt restructuring, our existing cash balances (as reduced to fund the expenses of the Transactions and the special dividend), our carried interest in CT Opportunity Partners I, LP, a private investment fund under our management that will be managed by the New CT Manager following consummation of the Transactions, and our interests in three collateralized debt obligations sponsored by us.

After careful consideration, our board of directors has determined that the Transactions are advisable and in the best interests of Capital Trust. Our board of directors recommends that you vote “FOR” each of the Proposals.

Only stockholders who hold shares of our Common Stock at the close of business on [—] [—], 2012 will be entitled to vote at the special meeting. Whether or not you expect to attend the special meeting in person, we urge you to submit your proxy as promptly as possible (1) through the Internet, (2) by telephone or (3) by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card. If you do not submit your proxy, do not instruct your broker how to vote your shares or do not vote in person at the special meeting, it will have the same effect as a vote “AGAINST” each of the Proposals. If you have any questions about any of the proposals described in the accompanying proxy statement, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or call collect at (212) 929-5500.

You are encouraged to read carefully the accompanying proxy statement in its entirety, including the annexes and the section titled “Risk Factors” beginning on page 12.

If you have questions about any of the Proposals or need to obtain proxy cards or other information related to the proxy solicitation, you may contact MacKenzie Partners, Inc., our proxy solicitor, at the address and telephone numbers listed below.

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Tel: (800) 322-2885 (toll free) or (212) 929-5500 (call collect)

Email: proxy@mackenziepartners.com

Thank you for your cooperation and your continued support of Capital Trust.

Sincerely,

[—]
Samuel Zell
Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Transactions, passed upon the merits or fairness of the Transactions or passed upon the adequacy of the disclosure in the proxy statement. Any representation to the contrary is a criminal offense.

CAPITAL TRUST, INC.

410 Park Avenue, 14th Floor

New York, New York 10022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [—] [—], 2012

To our Stockholders:

We hereby notify you that we are holding a special meeting of stockholders of Capital Trust, Inc., a Maryland corporation, which we refer to as Capital Trust, at the offices of Paul Hastings LLP, 75 East 55th Street, New York, New York 10022, on [—] [—], 2012, at 10:00 a.m., New York City time, for the following purposes:

1.	to consider and vote upon a proposal to approve the purchase and sale agreement, dated September 27, 2012, by and between Capital Trust and Huskies Acquisition LLC, which we refer to as the Purchaser, an affiliate of The Blackstone Group L.P., including the sale of our investment management and special servicing business, including our subsidiary, CT Investment Management Co., LLC, and our related private investment fund co-investments, to the Purchaser, for a purchase price of $20,629,004, pursuant to the terms and subject to the conditions contained in the purchase and sale agreement, as more fully described in the accompanying proxy statement. A copy of the purchase and sale agreement is attached to the accompanying proxy statement as Annex A, which we refer to as the Purchase Agreement. We refer to this proposal as the Investment Management Business Sale Proposal;

2.	to consider and vote upon a proposal to approve the issuance and sale of 5,000,000 shares of our class A common stock, par value $0.01 per share, which we refer to as our Common Stock, to the Purchaser for a purchase price of $10,000,000, or $2.00 per share, pursuant to the terms and subject to the conditions contained in the Purchase Agreement, as more fully described in the accompanying proxy statement. These 5,000,000 shares will represent approximately [18.2]% of our outstanding Common Stock after such issuance based on the number of shares outstanding as of the date of this proxy statement. We refer to this proposal as the Purchaser Investment Proposal;

3.	to consider and vote upon a proposal to approve the entry by us into a new management agreement with an affiliate of The Blackstone Group L.P., which we refer to as the New CT Manager, in substantially the form attached to the accompanying proxy statement as Annex B, pursuant to which we will become externally managed by the New CT Manager, as more fully described in the accompanying proxy statement. We refer to the new management agreement with the New CT Manager as the New Management Agreement and to this proposal as the Management Agreement Proposal;

4.	to consider and vote upon a proposal to approve certain amendments to our charter contemplated by the Purchase Agreement in the form attached to the accompanying proxy statement as Annex C, which provides, among other things, subject to certain exceptions, that none of The Blackstone Group L.P. or its affiliates (as such term is defined in the charter amendments), our directors or any person our directors control shall have any duty to refrain, directly or indirectly, from engaging in business opportunities or competing with us, as more fully described in the accompanying proxy statement. We refer to this proposal as the Charter Amendment Proposal; and

5.	to consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Investment Management Business Sale Proposal, the Purchaser Investment Proposal, the Management Agreement Proposal or the Charter Amendment Proposal. We refer to this proposal as the Adjournment Proposal.

The Investment Management Business Sale Proposal, the Purchaser Investment Proposal, the Management Agreement Proposal and the Charter Amendment Proposal, which we refer to collectively as the Proposals and each individually as a Proposal, comprise a group of related and interdependent proposals for stockholder action. Implementation of each such Proposal is contingent upon the implementation of each of the other Proposals. Accordingly, we will not implement any of the foregoing Proposals unless all of the Proposals are approved by our stockholders. Approval of the Adjournment Proposal is not a requirement for implementation of the other Proposals.

You can vote your shares of our Common Stock if our records show that you were a stockholder as of the close of business on [—] [—], 2012, the record date for the special meeting of stockholders, which we refer to as the record date.

If all of the Proposals are approved by our stockholders and the transactions contemplated by the Purchase Agreement are consummated, we will pay a special cash dividend of $2.00 per share to all holders of record of our Common Stock as of the close of business on the record date. The Purchaser will not be entitled to participate in the special dividend.

All Capital Trust, Inc. stockholders are cordially invited to attend the special meeting in person. However, to assure your representation at the special meeting, please submit your proxy as promptly as possible using one of the following methods: (1) through the Internet, (2) by telephone or (3) by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. Any stockholder attending the special meeting may vote in person even if he or she has authorized a proxy to vote his or her shares using the Internet, telephone or proxy card.

By Order of the Board of Directors,

[—]
Geoffrey G. Jervis
Secretary

[—] [—], 2012

i

CAPITAL TRUST, INC.

410 Park Avenue, 14th Floor

New York, New York 10022

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [—], 2012

This proxy statement is being furnished by and on behalf of our board of directors in connection with the solicitation of proxies to be voted at the special meeting of stockholders, which we refer to as the special meeting. This proxy statement is first being mailed to our stockholders on or about [—] [—], 2012.

The date, time and place of the special meeting are:

Date:     [—] [—], 2012

Time:    10:00 a.m., New York City time

Place:    The law offices of Paul Hastings LLP

75 East 55th Street, New York, New York 10022

At the special meeting, stockholders will be asked to:

1.	consider and vote upon a proposal to approve the purchase and sale agreement, dated September 27, 2012, by and between Capital Trust, Inc. and Huskies Acquisition LLC, which we refer to as the Purchaser, an affiliate of The Blackstone Group L.P., including the sale of our investment management and special servicing business, including our subsidiary, CT Investment Management Co., LLC, which we refer to as CTIMCO, and our related private investment fund co-investments, to the Purchaser for a purchase price of $20,629,004, pursuant to the terms and subject to the conditions contained in the purchase and sale agreement, as more fully described in this proxy statement. A copy of the purchase and sale agreement is attached to this proxy statement as Annex A, which we refer to as the Purchase Agreement. We refer to this proposal as the Investment Management Business Sale Proposal;

2.	consider and vote upon a proposal to approve the issuance and sale of 5,000,000 shares of our class A common stock, par value $0.01 per share, which we refer to as our Common Stock, to the Purchaser for a purchase price of $10,000,000, or $2.00 per share, pursuant to the terms and subject to the conditions contained in the Purchase Agreement, as more fully described in this proxy statement. These 5,000,000 shares will represent approximately [18.2]% of our outstanding Common Stock after such issuance based on the number of shares outstanding as of the date of this proxy statement. We refer to the shares to be issued to the Purchaser as the New CT Shares and this proposal as the Purchaser Investment Proposal;

3.	consider and vote upon a proposal to approve the entry by us into a new management agreement with an affiliate of The Blackstone Group L.P., which we refer to as the New CT Manager, in substantially the form attached to the accompanying proxy statement as Annex B, pursuant to which we will become externally managed by the New CT Manager, as more fully described in this proxy statement. We refer to the new management agreement with the New CT Manager as the New Management Agreement and to this proposal as the Management Agreement Proposal;

4.

consider and vote upon a proposal to approve certain amendments to our charter contemplated by the Purchase Agreement in the form attached to the accompanying proxy statement as Annex C, which provides, among other things, subject to certain exceptions, that none of The Blackstone Group L.P. or its affiliates (as such term is defined in the charter amendments), our directors and any person our directors control shall have any duty to refrain, directly or indirectly, from engaging in business opportunities or competing with us, as more fully described in this proxy statement. We refer to this proposal as the Charter Amendment Proposal; and

5.	consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Investment Management Business Sale Proposal, the Purchaser Investment Proposal, the Management Agreement Proposal and the Charter Amendment Proposal. We refer to this proposal as the Adjournment Proposal.

The transactions contemplated to be consummated by the Purchase Agreement are referred to in this proxy statement as the Transactions.

If all of the Proposals are approved by our stockholders and the Transactions are completed, we will pay a special cash dividend of $2.00 per share to all holders of record of our Common Stock as of the close of business on the record date, which we refer to as the special dividend. The Purchaser will not be entitled to participate in the special dividend.

Following completion of the Transactions, we will remain publicly traded and listed on the New York Stock Exchange, which we refer to as the NYSE, under the external management of the New CT Manager, and our existing stockholders will retain their investment in our Common Stock held by them on such date. We will retain our interest in CT Legacy REIT Mezz Borrower, Inc., which we refer to as CT Legacy REIT, a vehicle formed to finance certain legacy assets that were refinanced in connection with our March 31, 2011 comprehensive debt restructuring, our existing cash balances (as reduced to fund the expenses of the Transactions and the special dividend discussed below), our carried interest in CT Opportunity Partners I, LP, which we refer to as CTOPI, a private investment fund under our management that will be managed by the New CT Manager following consummation of the Transactions, and our interests in three collateralized debt obligations, which we refer to as CDOs, sponsored by us.

The Investment Management Business Sale Proposal, the Purchaser Investment Proposal, the Management Agreement Proposal and the Charter Amendment Proposal, which we refer to collectively as the Proposals and each individually as a Proposal, comprise a group of related and interdependent proposals for stockholder action. Implementation of each such Proposal is contingent upon the implementation of each of the other Proposals. Accordingly, we will not implement any of the foregoing Proposals unless all of the Proposals are approved by our stockholders. Approval of the Adjournment Proposal is not a requirement for implementation of the other Proposals.

You can vote your shares of our Common Stock if our records show that you were a stockholder as of the close of business on [—] [—], 2012, the record date for the special meeting of stockholders, which we refer to as the record date.

Our principal offices are located at 410 Park Avenue, 14th Floor, New York, New York 10022 and our telephone number is (212) 655-0220.

SUMMARY TERM SHEET

The following is a summary that highlights information contained elsewhere in this proxy statement and the annexes hereto. This summary may not contain all of the information that may be important to you. For a more complete description of the Purchase Agreement and the Transactions, we encourage you to read carefully this proxy statement, including the attached annexes, in its entirety. References herein to “we,” “us,” “our,” “Capital Trust” or “the company” refer to Capital Trust, Inc., a Maryland corporation, and its subsidiaries unless the context specifically requires otherwise. References herein to “Blackstone” refer to The Blackstone Group L.P., a Delaware limited partnership, and its subsidiaries, including the Purchaser, unless the context specifically requires otherwise.

The Parties

Huskies Acquisition LLC

c/o The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

(212) 583-5000

Huskies Acquisition LLC is a Delaware limited liability company formed in connection with the Transactions by affiliates of Blackstone.

About Blackstone

Blackstone is one of the world’s leading investment and advisory firms. Our alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-oriented funds and closed-end funds. The Blackstone Group also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Through its different businesses, Blackstone had total fee-earning assets under management of approximately $157.6 billion as of June 30, 2012. Blackstone is traded on the NYSE under the symbol “BX,” and is headquartered in New York City.

Capital Trust, Inc.

410 Park Avenue

14th Floor

New York, New York 10022

(212) 655-0220

Capital Trust is a real estate finance company that specializes in credit sensitive financial products. To date, our investment programs have focused on loans and securities backed by commercial real estate assets. We invest for our own account directly on our balance sheet and for third parties through a series of investment funds and managed separate accounts. From the inception of our finance business in 1997 through June 30, 2012, we have completed over $12.0 billion of commercial real estate investments. We conduct our operations as a real estate investment trust, or REIT, for federal income tax purposes. Capital Trust is traded on the NYSE under the symbol “CT,” and is headquartered in New York City.

The Transactions

Our entry into the Purchase Agreement and our agreement to consummate the Transactions represent the culmination of a review of strategic alternatives undertaken by our board of directors. The Transactions achieve our board’s goal of maximizing stockholder value with a strategic transaction that provides a meaningful and current cash return for our stockholders and allows our stockholders to continue to participate in the recovery of our legacy assets with the benefit of ongoing asset management provided by our senior management team. Following consummation of the Transactions, we will remain publicly traded and will be externally managed by an affiliate of Blackstone, and as a result our stockholders will continue to hold an ongoing investment in Capital Trust and can benefit from any potential opportunities developed in the future.

The Purchase Agreement contemplates two principal transactions:

•

the sale of our investment management and special servicing business, including the sale of CTIMCO and our private investment fund co-investments, to the Purchaser, for a purchase price of $20,629,004, which we refer to as the CT Investment Management Interests Purchase Price, pursuant to the terms and subject to the conditions contained in the Purchase Agreement, which are described in this proxy statement under “Proposal 1—Investment Management Business Sale Proposal” beginning on page 82; and

•

the issuance and sale of 5,000,000 shares of our Common Stock to the Purchaser for a purchase price of $10,000,000, or $2.00 per share, which we refer to as the New CT Shares Purchase Price, pursuant to the terms and subject to the conditions contained in the Purchase Agreement, which are described in this proxy statement under “Proposal 2—Purchaser Investment Proposal” beginning on page 85.

We refer to the sale of our investment management and special servicing business contemplated in Proposal 1 as the Investment Management Business Sale, the Purchaser’s investment in our Common Stock contemplated in Proposal 2 as the Purchaser Investment and these transactions together as the Principal Transactions. We refer to the CT Investment Management Interests Purchase Price and the New CT Shares Purchase Price together as the Purchase Price.

The consummation of the Principal Transactions is subject to the satisfaction of a number of closing conditions as described under “Purchase Agreement—Conditions to Closing” beginning on page 57. These closing conditions include the following, for which we are also seeking the approval of our stockholders at the special meeting:

•

the entry by Capital Trust into the New Management Agreement with the New CT Manager, in substantially the form attached to this proxy statement as Annex B, pursuant to which we will become externally managed by the New CT Manager, which is described in this proxy statement under “Proposal 3—Management Agreement Proposal” beginning on page 87; and

•

adoption of the amendments to our charter contemplated by the Purchase Agreement in substantially the form attached to this proxy statement as Annex C, which provides, among other things, subject to certain exceptions, that none of Blackstone or its affiliates (as such term is defined in the charter amendments), our directors and any person our directors control shall have any duty to refrain, directly or indirectly, from engaging in business opportunities or competing with us, as more fully described in this proxy statement under “Proposal 4—Charter Amendment Proposal” beginning on page 88.

Upon consummation of the Transactions, we will no longer be engaged in the investment management and special servicing businesses, but will retain our interest in CT Legacy REIT, our existing cash balances (as reduced to fund the expenses of the Transactions and the special dividend), our carried interest in CTOPI and our retained interests in three CDOs sponsored by us. We will remain publicly traded and listed on the NYSE under the external management of the New CT Manager, an affiliate of Blackstone, pursuant to the New Management Agreement, and our existing stockholders will retain their investment in our Common Stock held by them on such date subject to the dilution experienced from the issuance of 5,000,000 shares of our Common Stock to the Purchaser. Based on the [22,515,107] shares of Common Stock outstanding as of the record date for the special meeting upon the consummation of the Purchaser Investment, the Purchaser will own [18.2]% of our outstanding Common Stock.

New Management Agreement

Upon completion of the Transactions, we will enter into the New Management Agreement with the New CT Manager, pursuant to which we will become externally managed by the New CT Manager. While Blackstone has not yet determined the persons who will serve as officers and employees of the New CT Manager, it is expected that the New CT Manager will be managed (including with respect to investment decisions to be made on behalf of CT) by senior professionals of Blackstone and certain of our current executive officers.

For pro forma information relating to the fees we would have paid to the New CT Manager pursuant to the New Management Agreement had it been in effect during the six months ended June 30, 2012 and the year ended December 31, 2011, please see “New Management Agreement—Pro Forma New Management Agreement Fees” beginning on page 69.

Board Designation Rights

The Purchase Agreement provides the Purchaser with the right to designate two individuals for election to our board of directors, one of whom will be appointed as chairman of our board of directors. This right will be effective upon the completion of the Transactions and for so long as certain ownership thresholds are maintained by Blackstone and its affiliates. See “Purchase Agreement—Covenants—Board Designation Rights” beginning on page 56. Upon the consummation of the Transactions, it is expected that Samuel Zell, chairman of our board of directors, will resign from our board of directors.

Capital Trust Is Prohibited From Soliciting Others

The Purchase Agreement contains detailed provisions that prohibit us and our subsidiaries, directors, officers, employees and representatives from, among other things, directly or indirectly, soliciting, initiating, or knowingly encouraging or inducing or taking any action which would reasonably be expected to lead to a third party making an acquisition proposal (as defined in the Purchase Agreement). The Purchase Agreement does not, however, prohibit our board of directors from considering and recommending to our stockholders an unsolicited acquisition proposal from a third party if specified conditions are met. If our board of directors changes its recommendation in favor of the Transactions, the Purchaser will be able to terminate the Purchase Agreement, and we would be required to reimburse the Purchaser for its expenses in connection with the contemplated Transactions and the Purchaser’s pursuit thereof, up to a maximum of $1.5 million. For additional information regarding the non-solicitation provisions in the Purchase Agreement, see “Purchase Agreement—Covenants—No Solicitation” beginning on page 52.

Termination of the Purchase Agreement

The Purchase Agreement may be terminated prior to the successful completion of the Transactions:

(i)	upon the mutual written consent of both us and the Purchaser;

(ii)	by either us or the Purchaser, if the closing shall not have occurred on or prior to 5:00 p.m., New York time, on June 27, 2013, which we refer to as the outside date; provided, however, that a breach of the Purchase Agreement by the party seeking to terminate is not the cause of the failure of the closing to occur by such time;

(iii)	by either us or the Purchaser, if any law or governmental authority prohibits the consummation of the Transactions; provided, however, that a breach of the Purchase Agreement by the party seeking to terminate is not the cause;

(iv)	by either us or the Purchaser, if approval by our stockholders of the Proposals is not obtained at the special meeting;

(v)	by the Purchaser, if our board of directors has changed its recommendation that our stockholders approve the Proposals or takes certain other actions that reflect a lack of support for the Transactions, in either case, prior to the special meeting; and

(vi)	by either us or the Purchaser, if the other party shall have breached any representation, warranty, covenant or agreement under the Purchase Agreement, which breach cannot be or has not been cured within thirty (30) days after being given written notice thereof, and which breach would give rise to the failure of a mutual closing condition or a Purchaser/Capital Trust closing condition.

For additional information regarding the termination provisions in the Purchase Agreement, see “Purchase Agreement—Termination” beginning on page 60.

Expense Reimbursement

We have agreed to reimburse Blackstone for all fees and expenses incurred by or on behalf of Blackstone and its affiliates in connection with the Transactions and the pursuit and negotiation thereof, subject to a cap of $1.5 million under certain circumstances and if specified conditions are met in connection with a termination of the Purchase Agreement. Blackstone has agreed to reimburse us for all fees and expenses incurred after July 3, 2012 by or on behalf of us and our affiliates in connection with the Transactions and the pursuit and negotiation thereof, subject to a cap of $1.5 million in the aggregate if we terminate the Purchase Agreement due to a breach by the Purchaser of the Purchase Agreement as described under item (vi) under “—Termination of the Purchase Agreement” above. For additional information regarding the expense reimbursement provisions in the Purchase Agreement, see “Purchase Agreement—Expense Reimbursement” beginning on page 60.

Effects If the Transactions Are Not Completed

If any of the Proposals are not approved by our stockholders, or if the Transactions are not completed for any other reason, our stockholders will not receive the $2.00 per share special dividend and we will continue to operate our businesses as we have in the past. In addition, we may pursue strategic alternatives with others if the Transactions are not completed.

Unaudited Pro Forma Financial Information

Selected unaudited pro forma financial information giving effect to the Investment Management Business Sale, including the entry into the New Management Agreement, and the Purchaser Investment is set forth in “Unaudited Pro Forma Financial Information” beginning on page 24.

Voting Agreement

Concurrently with the execution and delivery of the Purchase Agreement, the Purchaser entered into a voting agreement with W. R. Berkley Corporation, which we refer to as W. R. Berkley, and several of its affiliates, which own in the aggregate 3,843,413 shares, or approximately [17.1]%, of our outstanding Common Stock as of the record date for the special meeting. Pursuant to the terms of the voting agreement, such stockholders agreed to, among other things, vote their respective shares of our Common Stock in favor of the Proposals and against the approval of any acquisition proposal (as defined in the Purchase Agreement). Such stockholders have also agreed not to sell or transfer their respective shares of our Common Stock, subject to certain exceptions, or to solicit any acquisition transaction. The voting agreement will terminate upon, among other things, the closing of the Investment Management Business Sale and the Purchaser Investment, consummation of the Transactions contemplated by the Purchase Agreement and a change in Capital Trust’s board of directors’ recommendations with respect to the approval of the Proposals. For additional information on the voting agreement, please see “Voting Agreement” beginning on page 74.

Letter Agreement with W. R. Berkley

As an inducement to W. R. Berkley to enter into the voting agreement, we entered into a letter agreement with W. R. Berkley pursuant to which we agreed not to engage in certain offerings of our equity securities following the closing of the Transactions without the approval of a majority of our independent directors. The letter agreement will lapse once approval of a majority of our independent directors has been obtained with respect to the first applicable offering. For additional information on the letter agreement with W. R. Berkley, please see “Voting Agreement—Letter Agreement with W. R. Berkley” beginning on page 75.

Interests of Certain Persons in the Proposals

In considering the recommendation of our board of directors, our stockholders should be aware that our largest stockholder, W. R. Berkley, the chairman of our board of directors, and certain of our executive officers have certain interests in the Proposals that are in addition to the interests of our stockholders generally. Our board of directors was aware of these interests and considered them in approving the Purchase Agreement and the Transactions governed thereby and recommending that our stockholders approve the Proposals. As a result of the consummation of the Transactions:

•	our executive officers are expected to receive offers of employment with Blackstone upon consummation of the Transactions;

•	certain incentive awards granted to our executive officers in the form of restricted stock will become 100% vested as a result of the consummation of the Transactions;

•	restricted stock awards held by our executive officers that would otherwise vest in the future, if at all, will become 100% vested as a result of the consummation of the Transactions;

•

annual performance-based bonuses for 2012 will be paid based on the higher of “target” or actual performance as a result of the consummation of the Transactions, if the Transactions are consummated before December 31, 2012;

•	certain performance based incentive compensation awards held by our executive officers will be modified;

•	our directors and executive officers will continue to be indemnified and covered by directors’ and officers’ insurance following consummation of the Transactions;

•	CTIMCO, which will be owned by Blackstone following consummation of the Transactions, will continue to manage certain separate accounts for affiliates of W. R. Berkley; and

•

a subsidiary of CTIMCO, which will be owned by Blackstone following consummation of the Transactions, will continue to manage a private fund in which an affiliate of the chairman of our board of directors is invested.

It is expected that Mr. Steven Plavin, our chief executive officer, Mr. Geoffrey Jervis, our chief financial officer, and Mr. Thomas Ruffing, our chief credit officer, will continue in such roles as our executive officers following consummation of the Transactions.

Please see “Interest of Certain Persons in the Transactions” beginning on page 42 for further information concerning these interests.

Recommendation of Our Board of Directors

Our board of directors has unanimously determined to recommend a vote in favor of approval of each of the Proposals and the Adjournment Proposal (excluding one director who could not attend the meeting at which the Transactions were approved but who subsequently confirmed his approval of the Proposals and the Transactions). Our board of directors believes that the Transactions are fair to, and in the best interests of, Capital Trust. For a discussion of the factors considered by our board of directors in reaching its decision to recommend approval of the Transactions, please see “Background of the Transactions and Recommendation” beginning on page 31.

Opinion of Capital Trust’s Financial Advisor

In connection with the Transactions, Evercore Group L.L.C., which we refer to as Evercore, delivered to a special committee of our board of directors a written opinion, dated September 27, 2012, as to the fairness, from a financial point of view and as of the date of the opinion, of the Purchase Price (as such term is defined in “Opinion of Capital Trust’s Financial Advisor” beginning on page 76) to be received by Capital Trust in connection with the Principal Transactions. The full text of the written opinion, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex F to this proxy statement and is incorporated by reference herein in its entirety. Evercore provided its opinion to the special committee for the information and benefit of the committee in connection with its evaluation of the Principal Transactions. Evercore’s opinion does not address any other aspect of the Transactions and does not constitute a recommendation to any stockholder as to how to vote in connection with the Proposals. For further information regarding Evercore’s financial opinion, please see “Opinion of Capital Trust’s Financial Advisor” beginning on page 76.

Special Dividend

In accordance with the Purchase Agreement, our board of directors has authorized and we have declared a special dividend of $2.00 per share, which dividend will be decreased by the aggregate per share amount of any dividends we declare or pay to our stockholders after September 27, 2012 and prior to the closing of the Transactions, payable to stockholders of record on the record date for the special meeting, [—] [—], 2012. Payment of the special dividend is contingent upon the consummation of the Transactions and accordingly will not be paid unless all the Proposals are approved by the required affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote at the special meeting. We will pay the special dividend as soon as practicable following the closing of the Transactions. The Purchaser, in its capacity as the holder of the New CT Shares to be purchased pursuant to the Purchase Agreement, will not be entitled to participate in the special dividend, as it will not be a stockholder of record on the record date for the special meeting.

Regulatory Matters

The consummation of the Transactions does not require the consent or approval of any government or regulatory agency. However, the sale of CTIMCO, a Securities and Exchange Commission, which we refer to as the SEC, registered investment adviser, to the Purchaser as part of the Investment Management Business Sale requires CTIMCO to file an amendment to its current Form ADV on file with the SEC promptly following the closing of such sale to reflect changes relating to the ownership and persons in control of CTIMCO post-closing.

Certain United States Federal Income Tax Considerations

Our stockholders will not recognize gain or loss for federal income tax purposes as a result of the Transactions (excluding the $2.00 per share special dividend, the consequences of which are addressed under “Certain United States Federal Income Tax Considerations” beginning on page 91).

Amendment of Rights Agreement

Pursuant to the Purchase Agreement, on September 27, 2012, we entered into an amendment to our Tax Benefits Preservation Rights Agreement dated as of March 31, 2011, which we refer to as the Rights Agreement, by and between us and American Stock Transfer & Trust Company, LLC, which, among other things, exempted the Transactions from application of the triggering provisions of the Rights Agreement. For additional information on the amendment to the Rights Agreement, please see “Purchase Agreement—Amendment of the Tax Benefits Preservation Rights Agreement” beginning on page 61.

Registration Rights

As a condition to the consummation of Transactions, we will upon closing of the Transactions enter into a registration rights agreement pursuant to which we will agree, upon demand, subject to certain terms and conditions, to register for resale under the Securities Act of 1933, as amended, which we refer to as the Securities Act, the New CT Shares sold to the Purchaser and assist in the facilitation of certain sales of such shares by Purchaser. For additional information on the registration rights agreements, please see “Purchase Agreement—Registration Rights Agreement” beginning on page 61 and “Proposal 2—Purchaser Investment Proposal” beginning on page 85.

No Appraisal Rights

Under Maryland law, stockholders are not entitled to any dissenters’ appraisal rights in connection with the Transactions. Please see “Risk Factors—Risk Factors Related to the Transactions—Our stockholders will not have the right to appraisal of their investment in our Common Stock in connection with the Transactions” beginning on page 14.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

The following are some questions that you, as a stockholder of Capital Trust, may have regarding the Proposals and the special meeting and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement because the information in this section may not provide all the information that might be important to you with respect to the Transactions and the special meeting. Additional important information is also contained in the annexes to this proxy statement.

Where and when will the special meeting be held?

The date, time and place of the meeting are:

[—] [—], 2012

10:00 a.m. (New York City time)

The law offices of Paul Hastings LLP

75 East 55th Street

New York, New York 10022

Why am I receiving this proxy statement?

Our board of directors is furnishing this proxy statement to you in connection with the solicitation of proxies to be voted at the special meeting of stockholders or at any adjournments of the special meeting because our records show that you were a stockholder as of the record date.

What Proposals will the stockholders vote on at the special meeting?

Proposal 1—Investment Management Business Sale Proposal. At the special meeting, stockholders will be asked to approve the Purchase Agreement, including the sale of our investment management and special servicing business and the sale of CTIMCO and related private investment fund co-investments, to the Purchaser, for a purchase price of $20,629,004, pursuant to the terms and subject to the conditions contained in the Purchase Agreement.

Pursuant to the Purchase Agreement, we will sell to the Purchaser our entire ownership interest in CTIMCO, through which we operate our investment management and special servicing businesses, and certain related private fund co-investments and other interests. As result of this sale, we will no longer be engaged in the investment management and special servicing businesses and upon entry into the New Management Agreement (as discussed below), we will no longer have our own employees and will be externally managed by the New CT Manager.

The Investment Management Business Sale Proposal is described more specifically herein under “Proposal 1—Investment Management Business Sale Proposal” beginning on page 82.

Proposal 2—Purchaser Investment Proposal. At the special meeting, our stockholders will be asked to approve the issuance and sale of 5,000,000 shares of our Common Stock (representing approximately [18.2]% of our outstanding Common Stock after such issuance based on the number of shares outstanding as of the date of this proxy statement) to the Purchaser for a purchase price of $10,000,000, or $2.00 per share, pursuant to the terms and subject to the conditions contained in the Purchase Agreement. These newly issued shares will not be entitled to the $2.00 per share special dividend to be paid upon consummation of the Transactions.

The Purchaser Investment Proposal is described more specifically herein under “Proposal 2—Purchaser Investment Proposal” beginning on page 85.

Proposal 3—Management Agreement Proposal. At the special meeting, our stockholders will be asked to approve the entry by Capital Trust into the New Management Agreement, pursuant to which we will become externally managed by the New CT Manager.

Upon consummation of the Transactions, it is expected that our executive officers and other key employees will become employed by Blackstone, and we will no longer have any employees. The day-to-day management of our business and affairs will be delegated to the New CT Manager pursuant to the terms of the New Management Agreement. It is expected that the New CT Manager will be managed by senior professionals of Blackstone and certain of our current executive officers and that our former employees, who will be employed by the New CT Manager, will carry out functions similar to those carried out for us when they were employed by us, such that we will benefit from a continuity in the management of our business and affairs. There may, however, be certain conflicts between these former employees and/or the New CT Manager and us which did not exist prior to the Transactions (see “Risk Factors” beginning on page 12).

The Management Agreement Proposal is described more specifically herein under “Proposal 3—Management Agreement Proposal” beginning on page 87.

Proposal 4—Charter Amendment Proposal. At the special meeting, our stockholders will be asked to approve certain amendments to our charter contemplated by the Purchase Agreement. The charter amendments provide, among other things, subject to certain exceptions, that none of Blackstone or its affiliates (as such term is defined in the charter amendments), our directors or any person our directors control shall have any duty to refrain, directly or indirectly, from engaging in business opportunities or competing with us.

The Charter Amendment Proposal is described more specifically herein under “Proposal 4—Charter Amendment Proposal” beginning on page 88.

Proposal 5—Adjournment Proposal. At the special meeting our stockholders will be asked to approve the adjournment of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Proposals.

Are the Proposals contingent upon one another?

Yes. All of the Proposals comprise a group of related and interdependent proposals for stockholder action. Implementation of each Proposal is contingent upon the implementation of the other Proposals. Accordingly, we will not implement any of the Proposals unless each of the Proposals is approved by our stockholders. Implementation of the Adjournment Proposal is not contingent upon the implementation of the Proposals.

How does the board of directors recommend that I vote?

Our board of directors recommends that our stockholders vote to approve each of the Proposals and the Adjournment Proposal.

When are the Transactions expected to be completed?

The parties currently expect to close the Transactions in late 2012 or early 2013.

Who can vote?

You can vote your shares of our Common Stock if our records show that you were the owner of the shares as of the close of business on [—] [—], 2012, the record date for determining the stockholders entitled to vote at the special meeting and any adjournments or postponements thereof. As of [—] [—], 2012, there were a total of [22,515,107] shares of our Common Stock outstanding and entitled to vote at the special meeting. You have one vote for each share of our Common Stock that you own.

How is a quorum determined?

We will convene the special meeting if stockholders representing the required quorum of shares of Common Stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote electronically or telephonically or attend the meeting. A majority of the shares of Common Stock entitled to vote at the special meeting, present in person or by proxy, will constitute a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes (which occur when a brokerage firm has not received voting instructions from the beneficial owner on a non-routine matter, as defined by the NYSE), if any, will also be considered present for the purpose of determining whether we have a quorum.

What vote is required to approve each of the Proposals?

We cannot complete the Transactions unless each of the Proposals is approved by the affirmative vote of the holders of a majority of our outstanding shares of Common Stock entitled to vote on each such Proposal at the special meeting. The Adjournment Proposal must be approved by the affirmative vote of a majority of the votes cast, whether in person or by proxy, at the special meeting.

What will happen if I abstain from voting or fail to vote?

Your abstention or failure to submit a proxy or vote in person at the special meeting, will have the same effect as a vote “AGAINST” each of the Proposals. Your abstention or failure to submit a proxy or vote in person at the special meeting, will have no effect on the Adjournment Proposal.

How do I vote?

You may vote by proxy or in person at the special meeting.

Voting by Proxy. If you hold your shares as stockholder of record, you may authorize a proxy to vote your shares by mail, on the Internet or by telephone. If you submit a proxy on the Internet or by telephone, you should not return the proxy card accompanying this proxy statement.

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Voting by Mail. You may authorize a proxy to vote your shares by mail by marking the proxy card accompanying this proxy statement, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to submit a proxy for your shares by mail.

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Vote on the Internet. You may also authorize a proxy to vote your shares on the Internet, by going to the www.proxyvote.com website and follow the instructions. Please have your proxy card in hand when accessing the website, as it contains a 12-digit control number required to authorize your proxy.

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Vote by Telephone. You may also authorize a proxy to vote your shares by telephone, by calling the toll-free number reflected on the proxy card. Please have your proxy card in hand when calling the toll-free number, as it contains a 12-digit control number required to authorize your proxy.

You can authorize a proxy to vote by telephone or via the Internet at any time prior to 11:59 p.m., New York City time, on [—] [—], 2012.

Voting in Person. If you hold shares as a stockholder of record and plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Alternatively, you may provide us with a signed proxy card at the special meeting before voting is closed. If you would like to vote in person, please bring proof of identification with you to the special meeting. Even if you plan to attend the special meeting, we strongly encourage you to submit a proxy for your shares in advance as described above, so your vote will be counted if you are not able to attend. If your shares are held in street name, you must bring to the special meeting a proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the special meeting. To do this, you should contact your broker, bank or other nominee as soon as possible.

If I hold my shares in street name through my broker, will my broker vote these shares for me?

If you hold your shares in street name, you must provide your broker, bank or other nominee with instructions in order to vote those shares. To do so, you should follow the voting instructions provided to you by your bank, broker or other nominee. If your bank, broker or nominee holds your shares in its name and you do not instruct it how to vote, it will not have discretion to vote on any of the Proposals or the Adjournment Proposal at the special meeting.

Can I change my vote after I have submitted my proxy?

Yes. If your shares are held in “street name” you must contact your broker, bank or other nominee to change your vote. If you are a holder of record, you can change your vote at any time before your proxy is voted at the special meeting by:

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delivering a signed written notice revoking your proxy card to the Secretary of Capital Trust at the following address: Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022, Attention: Secretary

•	signing and delivering a new, valid proxy bearing a later date;

•	submitting another proxy by telephone or on the Internet by 11:59 p.m. New York City time on [—] [—], 2012 (your latest telephone or Internet voting instructions will be followed); or

•	attending the special meeting and voting your proxy in person, although your attendance alone will not revoke your proxy.

What should I do if I receive more than one set of voting materials for the special meeting?

You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction form that you receive.

What if I do not specify a choice for a matter when returning a proxy?

If you hold your shares of record, proxies that are signed and returned without voting instructions will be voted “FOR” each of the Proposals and the Adjournment Proposal.

Who pays for this proxy solicitation?

We do. In addition to sending you these proxy materials, some of our employees may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this. We have engaged Mackenzie Partners, Inc., an outside proxy solicitation firm, to solicit votes and the cost to us of engaging such a firm is estimated to be $40,000 plus reasonable out-of-pocket expenses.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed in the section of the proxy statement entitled “Special Note Regarding Forward-Looking Information,” you should carefully consider the following risks before deciding how to vote on the proposals presented at the special meeting. The risk factors related to the Transactions present risks directly related to the Transactions. We have also included risks associated with Capital Trust as a result of the externalization of our management with the New CT Manager following the consummation of the Transactions. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks below also include forward-looking information, and our actual results may differ substantially from those discussed in this forward-looking information. See “Special Note Regarding Forward-Looking Information” beginning on page 21.

Risk Factors Related to the Transactions

The market price of our Common Stock may decline as a result of the Transactions.

We may fail to realize all of the benefits anticipated in the Transactions or our operations may be impacted by unanticipated factors. Any of these factors could adversely affect our business and results of operations and contribute to a decrease in the price of our Common Stock. In addition, the market price of our Common Stock may decline when it begins to trade ex-dividend with respect to the special dividend.

We will become externally managed and advised as result of the Transactions and will no longer have employees to manage our day-to-day activities.

Upon consummation of the Transactions, we will become externally managed and advised by the New CT Manager, an affiliate of Blackstone. We will no longer have employees and all of our officers will be employees of Blackstone or its affiliates. We will have no separate facilities and will be completely reliant on the New CT Manager, which has significant discretion as to the implementation of our investment and operating policies and strategies.

Our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the executive officers and key personnel of the New CT Manager and its affiliates. Blackstone has not yet determined the persons who will serve as the officers and employees of the New CT Manager, but it is expected that the New CT Manager will be managed by senior professionals of Blackstone and certain of our current executive officers. These individuals will evaluate, negotiate, execute and monitor our investments; therefore, our success will depend on their continued service with the New CT Manager and its affiliates. The departure of one or more of the executive officers or key personnel from the New CT Manager and its affiliates could have a material adverse effect on our performance.

In addition, we can offer no assurance that the New CT Manager will remain our investment manager or that we will continue to have access to the New CT Manager’s officers and key personnel. The initial term of the New Management Agreement only extends until the third anniversary of the closing of the Transactions. Thereafter, the New Management Agreement will be renewable for one-year terms; provided, however, that the New CT Manager may terminate the New Management Agreement annually upon 180 days’ prior notice. If the New Management Agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan. Furthermore, we may incur certain costs in connection with a termination of the New Management Agreement. See “—Termination of the New Management Agreement would be costly.” below.

Blackstone will have the ability to influence our affairs and the outcome of matters submitted to a vote of stockholders.

The 5,000,000 shares of our Common Stock acquired by the Purchaser upon consummation of the Transactions will represent approximately [18.2]% of our outstanding Common Stock following such issuance

(based on the number of shares outstanding as of the date of this proxy statement). The Purchaser will also be entitled to designate two individuals for election to our board of directors, one of whom will be appointed as chairman of our board of directors. The voting power associated with this ownership along with its board designation rights will provide Blackstone the ability to influence our affairs and the outcome of matters required to be submitted to stockholders for approval.

In the event we experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, our ability to utilize our net operating losses and net capital losses against future taxable income will be limited, increasing our dividend distribution requirement for which we may not have sufficient cash flow.

We have substantial net operating and net capital loss carry forwards which we use to offset our taxable income and thereby reduce our tax liability and/or our distribution requirements. In the event that we experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code, our ability to use these losses could be effectively eliminated. We would experience an “ownership change” if, over a rolling three-year testing period, the percentage of our Common Stock owned by one or more persons who own, directly or constructively, 5% or more of our Common Stock, which we refer to as Five-Percent Stockholders, has increased by more than 50 percentage points over the lowest percentage of our Common Stock owned by such Five-Percent Stockholders during the three-year testing period. Increased ownership by Five-Percent Stockholders can occur as a result of an issuance of stock, such as pursuant to the Purchaser Investment Proposal, as well as by regular trading activity in our Common Stock. Following the Transactions, and assuming the full cashless exercise of the warrants to purchase our Common Stock that we issued in connection with the March 2009 restructuring of our debt obligations at an assumed fair market value of our Common Stock of $4.00 per share, Five-Percent Stockholders would have experienced a net increase in their percentage ownership of our Common Stock of approximately 26 percentage points over the three-year testing period, leaving less than 25 percentage points of increased ownership by Five-Percent Stockholders until we would experience an ownership change. The issuance of our preferred stock purchase rights pursuant to our Rights Agreement deters but does not prevent such an ownership change. We have also exempted Blackstone and its affiliates from certain provisions of the Rights Agreement. See “Purchase Agreement—Amendment of the Tax Benefits Preservation Rights Agreement” beginning on page 61. In addition, if we decide to take steps to preserve these tax benefits, our ability to raise additional capital through offerings of our Common Stock or other classes of our participating stock could be substantially constrained.

We have agreed to exempt the Purchaser, Blackstone and their respective affiliates from certain statutory anti-takeover protections.

Pursuant to the Purchase Agreement, our board of directors has (i) amended our bylaws to render the application of Maryland Control Share Acquisition Act inapplicable to any acquisition of Common Stock by (a) the Purchaser and its present affiliates and (b) Blackstone and its present and future affiliates and (ii) irrevocably resolved that the Maryland Business Combination Act will not apply to any “business combination” (as defined in the Maryland Business Combination Act) of Capital Trust with (a) the Purchaser or its present affiliates or (b) Blackstone and any of its present or future affiliates; provided, however, that the Purchaser or any of its present affiliates and Blackstone and any of its present or future affiliates, shall not enter into any “business combination” with Capital Trust without the prior approval of at least a majority of the directors who are not affiliates or associates of the Purchaser or Blackstone. The Maryland Control Share Acquisition Act and the Maryland Business Combination Act provide protections that are designed to deter unsolicited takeover attempts and, as a result of these exemptions, those statutory provisions will not be available to deter any transaction involving the Purchaser, Blackstone or their respective affiliates, unless the Purchase Agreement is terminated.

Shares eligible for sale in the near future may cause the market price for our Common Stock to decline.

The Purchaser will own 5,000,000 shares of our Common Stock following the closing of the Transactions for which we have granted registration rights that, beginning on the first anniversary of the closing, will facilitate the resale of such shares in the public market, and any such resale would increase the number of shares of our Common Stock available for public trading. Sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales might occur, could have a material adverse effect on the price of our Common Stock and may also impair our ability to raise additional capital through the sale of our equity securities in the future.

Our stockholders will not have the right to appraisal of their investment in our Common Stock in connection with the Transactions.

There are no appraisal or dissenters’ rights that are available to our stockholders under Maryland law or our charter or bylaws in connection with the Transactions. As a result, our stockholders will not be able to have the fair value of their investment in our Common Stock judicially appraised and paid to them in cash in connection with the Transactions.

The amendments to our charter reflected in the Charter Amendment Proposal contain provisions that reduce or eliminate duties of Blackstone and our directors with respect to corporate opportunities and competitive activities.

The amendments to our charter reflected in the Charter Amendment Proposal effectively eliminate the duties of Blackstone and its affiliates (as such term is defined in the charter amendments), and our directors or any person our directors control to present to us business opportunities or to refrain from competing with us that otherwise may exist in the absence of such amended charter provisions. Under the charter amendments, Blackstone and its affiliates and our directors or any person our directors control will not be obligated to present to us opportunities unless they are expressly offered to such person in his or her capacity as a director or officer of Capital Trust and will be able to engage in competing activities without any restriction imposed as a result of Blackstone’s or its affiliates’ status as a stockholder or Blackstone’s affiliates’ status as officers or directors of Capital Trust.

Risk Factors Related to Capital Trust as a Result of the Externalization of Management

The personnel of the New CT Manager, as our external manager, will not be required to dedicate a specific portion of their time to the management of our business.

Except as expressly required by the New Management Agreement, neither the New CT Manager nor any other Blackstone affiliate will be obligated to dedicate any specific personnel exclusively to us, nor are they or their personnel obligated to dedicate any specific portion of their time to the management of our business. As a result, we cannot provide any assurances regarding the amount of time the New CT Manager or its affiliates will dedicate to the management of our business and the New CT Manager may have conflicts in allocating its time, resources and services among our business and any other investment vehicles and accounts the New CT Manager (or its personnel) may manage. It is expected that each of our officers following consummation of the Transactions will also be an employee of the New CT Manager or another Blackstone affiliate, who has now or may be expected to have significant responsibilities for other investment vehicles currently managed by Blackstone and its affiliates. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. The New CT Manager and its affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities.

The New CT Manager manages our portfolio pursuant to very broad investment guidelines and our board of directors will not approve each investment decision made by the New CT Manager, which may result in our making riskier investments with which you may not agree and which could cause our operating results and the value of our Common Stock to decline.

The New CT Manager will be authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review and approve in advance all of our proposed investments. In addition, in conducting periodic reviews, our directors may rely primarily on information provided to them by the New CT Manager or its affiliates. Subject to maintaining our REIT qualification and our exemption from regulation under the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, the New CT Manager has significant latitude within the broad investment guidelines in determining the types of investments it makes for us, which could result in investment returns that are substantially below expectations or that result in losses, which would cause our operating results and the value of our Common Stock to decline.

The New CT Manager’s fee structure may not create proper incentives or may induce the New CT Manager and its affiliates to make certain investments, including speculative investments, which increase the risk of our investment portfolio.

We will pay the New CT Manager base management fees regardless of the performance of our portfolio. The New CT Manager’s entitlement to a base management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. Because the base management fees are also based in part on our outstanding equity, the New CT Manager may also be incentivized to advance strategies that increase our equity, and there may be circumstances where increasing our equity will not optimize the returns for our stockholders. Consequently, we may be required to pay the New CT Manager base management fees in a particular quarter despite experiencing a net loss or a decline in the value of our portfolio during that quarter. In connection with the Transactions, we also entered into a letter agreement with W. R. Berkley pursuant to which we agreed not to engage in certain offerings of our equity securities following the closing of the Transactions without the approval of a majority of our independent directors. See “Voting Agreement—Letter Agreement with W. R. Berkley” beginning on page 75.

In addition, the New CT Manager has the ability to earn incentive fees each quarter based on our excess earnings, which may create an incentive for the New CT Manager to invest in assets with higher yield potential, which are generally riskier or more speculative, or sell an asset prematurely for a gain, in an effort to increase our short-term net income and thereby increase the incentive fees to which it is entitled. If our interests and those of the New CT Manager are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could materially and adversely affect our ability to make distributions to our stockholders and the market price of our Common Stock.

We may compete with existing and future private and public investment vehicles established and/or managed by Blackstone or its affiliates, which may present various conflicts of interest that restrict our ability to pursue certain investment opportunities or take other actions that are beneficial to our business and result in decisions that are not in the best interests of our stockholders.

Following the consummation of the Transactions, we will be subject to conflicts of interest arising out of our relationship with Blackstone, including the New CT Manager and its affiliates. Blackstone will be entitled to appoint two nominees to serve on our board of directors (one of whom will be appointed as chairman of our board of directors), and Stephen D. Plavin, who will continue as our chief executive officer and a member of our board, Geoffrey G. Jervis, who will continue as our chief financial officer, and Thomas C. Ruffing, who will continue as our chief credit officer, will be executives of Blackstone and/or one or more of its affiliates, and we will be managed by the New CT Manager, a Blackstone affiliate. There is no guarantee that the policies and procedures adopted by us, the terms and conditions of the New Management Agreement or the policies and procedures adopted by the New CT Manager, Blackstone and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest.

Some examples of conflicts of interest that may arise following consummation of the Transactions by virtue of our relationship with the New CT Manager and Blackstone include:

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Broad and Wide-Ranging Activities. The New CT Manager, Blackstone and their affiliates engage in a broad spectrum of activities, including a broad range of activities relating to investments in the real estate industry. In the ordinary course of their business activities, the New CT Manager, Blackstone and their affiliates may engage in activities where the interests of certain divisions of Blackstone and its affiliates, including the New CT Manager, or the interests of their clients may conflict with the interests of our stockholders. Certain of these divisions and entities affiliated with the New CT Manager have or may have an investment strategy similar to Capital Trust’s and therefore may engage in competing activities with Capital Trust. In particular, Blackstone Real Estate Debt Strategies, which we refer to as BREDS, part of Blackstone’s real estate investment business, seeks to invest in a broad range of real estate related debt investments via several different vehicles. The largest vehicle is referred to as BREDS I, which has invested or committed approximately $2.7 billion of capital as of June 30, 2012. BREDS I is comprised of a series of investment funds, managed accounts and other vehicles managed by affiliates of Blackstone, includes Blackstone Real Estate Special Situations Fund II L.P., which, together with its parallel funds, we refer to as BSSF II, which has approximately $1.5 billion in committed capital, and certain related managed accounts and vehicles structured as drawdown funds with overlapping investment strategies totaling approximately $1.3 billion in committed capital, in each case, as of June 30, 2012. BREDS I invests primarily in public and/or private debt and, to a lesser extent, in non-controlling equity and other interests, in each case, in or relating to real estate-related investments primarily in the United States. BREDS I also includes a European focused investment fund, Blackstone Real Estate Special Situations Europe L.P., which has approximately $240 million in committed capital as of June 30, 2012 and follows a similar strategy but is focused on European investments. BREDS also manages certain investment vehicles structured as hedge funds, which generally target relatively liquid investments in real estate related assets or companies, including Blackstone Real Estate Special Situations Fund L.P., which, together with its parallel funds, we refer to as BSSF I, a hedge fund with approximately $310 million in assets under management as of June 30, 2012 that generally invests in public and/or private debt, equity or other interests of real estate assets of real estate-related companies and/or real estate-related holdings, and Blackstone Real Estate CMBS Fund L.P. , a hedge fund with approximately $475 million in capital as of as of June 30, 2012 that generally invests in commercial mortgage-backed securities.

Apart from the BREDS funds, Blackstone also oversees Blackstone Real Estate Partners, a real estate private equity platform, which we refer to as BREP, that is complementary in nature to the BREDS funds above. BREP primarily makes control-oriented real estate investments. Blackstone’s current flagship global real estate fund is Blackstone Real Estate Partners VII L.P., which, together with its parallel funds, we refer to as BREP VII, which has as of the date of this proxy statement approximately $13.3 billion in aggregate capital commitments and which has invested or committed approximately $3.4 billion as of June 30, 2012. The BREP funds seek to make control oriented real estate investments on an opportunistic basis, with a focus on the United States and Canada. Blackstone also manages a European focused fund similar to BREP VII, Blackstone Real Estate Partners Europe III L.P., which has approximately €3.2 billion in capital and which has invested or committed approximately $1.8 billion as of June 30, 2012.

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Blackstone’s Policies and Procedures. Specified policies and procedures implemented by Blackstone and its affiliates, including the New CT Manager, to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the advantages across Blackstone’s and its affiliates’ various businesses that Blackstone expects to draw on for purposes of pursuing attractive investment opportunities. Because Blackstone has many different asset management, advisory and other businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, Blackstone has implemented certain policies and procedures (e.g., information walls) that may reduce the benefits that Blackstone expects to utilize for purposes of identifying and managing its investments. For example, Blackstone may come into possession of material non-public information with respect to companies in which the New CT Manager may be considering making an investment or companies that are

Blackstone’s and its affiliates’ advisory clients. As a consequence, that information, which could be of benefit to the New CT Manager, might become restricted to those other businesses and otherwise be unavailable to the New CT Manager, and could also restrict the New CT Manager’s activities. Additionally, the terms of confidentiality or other agreements with or related to companies in which any investment vehicle of Blackstone has or has considered making an investment or which is otherwise an advisory client of Blackstone and its affiliates may restrict or otherwise limit the ability of Blackstone or its affiliates, including the New CT Manager, to engage in businesses or activities competitive with such companies.

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Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that Blackstone and its affiliates, including the New CT Manager, will provide investment management and other services both to us and to other clients, including funds, client accounts, proprietary accounts and any other private or public investment vehicles that the New CT Manager, Blackstone or their affiliates currently manage (including the BREDS and BREP funds) or may establish, manage and/or acquire from time to time in which we will not have an interest, which we refer to collectively as the Other Accounts. The respective investment guidelines and programs of our business and the Other Accounts may or may not overlap, in whole or in part, and if there is any such overlap investment opportunities will be allocated between us and the Other Accounts in a manner which may result in fewer investment opportunities being allocated to us than would have otherwise been the case in the absence of such Other Accounts. The New CT Manager, Blackstone or their affiliates may give advice to Other Accounts which may differ from advice given to us even though their investment objectives may be the same or similar to ours.

While the New CT Manager will seek to manage potential conflicts of interest in a fair and equitable manner as required pursuant to the New Management Agreement, the portfolio strategies employed by the New CT Manager, Blackstone or their affiliates in managing the Other Accounts could conflict with the strategies employed by the New CT Manager in managing our business and may adversely affect the prices and availability of the securities and instruments in which we invest. Conversely, participation in specific investment opportunities may be appropriate, at times, for both us and the Other Accounts. The New CT Manager will have an investment allocation policy in place which will provide that investment opportunities falling within the shared investment objectives of our business and the Other Accounts will generally be allocated on a basis that the New CT Manager and applicable Blackstone affiliates determine to be fair and reasonable, taking into account a variety of factors. The New CT Manager will be entitled to amend the investment allocation policy at any time without prior notice or our consent. For additional information, see “New Management Agreement—Additional Activities of the New CT Manager; Allocation of Investment Opportunities; Conflicts of Interest” beginning on page 71.

Orders may be combined for all such accounts, and if any order is not filled at the same price, it may be allocated on an average price basis. Similarly, if an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities may be allocated among the different accounts on a basis which the New CT Manager, Blackstone or their affiliates consider appropriate.

From time to time, we and the Other Accounts may make investments at different levels of an issuer’s or borrower’s capital structure or otherwise in different classes of the same issuer’s securities. We may make investments that are senior or junior to, or have rights and interests different from or adverse to, the investments made by Other Accounts. Such investments may conflict with the interests of such Other Accounts in related investments, and the potential for any such conflicts of interests may be heightened in the event of a default or restructuring of any such investments. We, CT Legacy REIT and CTOPI currently hold mortgage and mezzanine loans and other investments in which Blackstone affiliates have interests in the collateral securing or backing such investments. While Blackstone will seek to resolve any such conflicts in a fair and equitable manner in accordance with the investment allocation policy, such transactions shall not be required to be presented to our board of directors for approval, and there can be no assurance that any such conflicts will be resolved in our favor.

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Pursuit of Differing Strategies. At times, the investment professionals employed by the New CT Manager and other investment vehicles affiliated with the New CT Manager and/or Blackstone may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds and/or investment companies for which he or she exercises investment responsibility, or may decide that certain of the accounts, clients, entities, funds and/or investment companies should take differing positions with respect to a particular security. In these cases, the investment professionals may place separate transactions for one or more accounts, clients, entities, funds and/or investment companies which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other accounts, clients, entities, funds and/or investment companies. For example, an investment professional may determine that it would be in the interest of another account to sell a security that we hold long, potentially resulting in a decrease in the market value of the security held by us.

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Variation in Financial and Other Benefits. A conflict of interest arises where the financial or other benefits available to the New CT Manager or its affiliates differ among the accounts, clients, entities, funds and/or investment companies that it manages. If the amount or structure of the base management fee, incentive fee and/or the New CT Manager’s compensation differs among accounts, clients, entities, funds and/or investment companies (such as where certain funds or accounts pay higher base management fees, incentive fees or performance-based management fees), the New CT Manager might be motivated to help certain accounts, clients, entities, funds and/or investment companies over others. Similarly, the desire to maintain assets under management or to enhance the New CT Manager’s performance record or to derive other rewards, financial or otherwise, could influence the New CT Manager in affording preferential treatment to those accounts, clients, entities, funds and/or investment companies that could most significantly benefit the New CT Manager. The New CT Manager may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such accounts, clients, entities, funds and/or investment companies. Additionally, the New CT Manager might be motivated to favor accounts, clients, entities, funds and/or investment companies in which it has an ownership interest or in which Blackstone and/or its affiliates have ownership interests. Conversely, if an investment professional at the New CT Manager does not personally hold an investment in the fund but holds investments in other Blackstone affiliated vehicles, such investment professional’s conflicts of interest with respect to us may be more acute.

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Investment Banking, Advisory and Other Relationships. As part of its regular business, Blackstone provides a broad range of investment banking, advisory, and other services. In the regular course of its investment banking and advisory businesses, Blackstone represents potential purchasers, sellers and other involved parties, including corporations, financial buyers, management, shareholders and institutions, with respect to transactions that could give rise to investments that are suitable for us. Blackstone will be under no obligation to decline any such engagements in order to make an investment opportunity available to us. In connection with its investment banking, advisory and other businesses, Blackstone may come into possession of information that limits its ability to engage in potential transactions. Our activities may be constrained as a result of the inability of Blackstone personnel to use such information. For example, employees of Blackstone not serving as employees of the New CT Manager may be prohibited by law or contract from sharing information with members of the New CT Manager’s investment team. Additionally, there may be circumstances in which one or more of certain individuals associated with Blackstone will be precluded from providing services to the New CT Manager because of certain confidential information available to those individuals or to other parts of Blackstone. In certain sell-side assignments, the seller may permit us to act as a participant in such transaction, which would raise conflicts of interest inherent in such a situation.

Blackstone has long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on our behalf, the New CT Manager may consider those relationships (subject to its obligations under the Management Agreement), which may result in certain transactions that the New CT Manager will not undertake on our behalf in view of such relationships.

Blackstone and its affiliates may represent creditors or debtors in proceedings under Chapter 11 of the Bankruptcy Code or prior to such filings. From time to time, the New CT Manager, Blackstone and their affiliates may serve as advisor to creditor or equity committees. This involvement, for which the New CT Manager, Blackstone and their affiliates may be compensated, may limit or preclude the flexibility that we may otherwise have to participate in restructurings.

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Service Providers. Our service providers (including lenders, brokers, attorneys, and investment banking firms) may be sources of investment opportunities, counterparties therein or advisors with respect thereto. This may influence the New CT Manager in deciding whether to select such a service provider. In addition, in instances where multiple Blackstone businesses may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other Blackstone affiliates rather than us.

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Material, Non-Public Information. The New CT Manager or certain of its affiliates may come into possession of material non-public information with respect to an issuer. Should this occur, the New CT Manager may be restricted from buying or selling securities, derivatives or loans of the issuer on our behalf until such time as the information becomes public or is no longer deemed material. Disclosure of such information to the personnel responsible for management of our business may be on a need-to-know basis only, and we may not be free to act upon any such information. Therefore, we and/or the New CT Manager may not have access to material non-public information in the possession of Blackstone which might be relevant to an investment decision to be made by the New CT Manager on our behalf, and the New CT Manager may initiate a transaction or sell an investment which, if such information had been known to it, may not have been undertaken. Due to these restrictions, the New CT Manager may not be able to initiate a transaction on our behalf that it otherwise might have initiated and may not be able to sell an investment that it otherwise might have sold.

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Possible Future Activities. The New CT Manager and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the New Management Agreement, the New CT Manager and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The New CT Manager, Blackstone and their affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.

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Transactions with Other Accounts. From time to time, we may enter into purchase and sale transactions with Other Accounts. Such transactions will be conducted in accordance with, and subject to, the terms and conditions of the New Management Agreement and our code of business conduct and ethics, which we intend to modify upon the closing of the Transactions. See “Interests of Certain Persons in the Transactions—Policy on Transactions with Related Persons” beginning on page 44.

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Other Affiliate Transactions. The New CT Manager may on our behalf acquire debt issued by a borrower in which a separate equity or another debt investment has been made by Blackstone or its other affiliates. When making such investments, there may be conflicting interests. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by Blackstone or its other affiliates.

Further conflicts could arise once we and Blackstone or its affiliates have made their respective investments. For example, if a company goes into bankruptcy or reorganization, becomes insolvent or otherwise experiences financial distress or is unable to meet its payment obligations or comply with covenants relating to securities held by us or by the Blackstone or its affiliates, Blackstone or its affiliates may have an interest that conflicts with our interests. If additional financing is necessary as a result of financial or other difficulties, it may not be in our best interests to provide such additional financing. If Blackstone or its affiliates were to lose their respective investments as a result of such difficulties, the ability of the New CT Manager to recommend actions in our best interests might be impaired.

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Restrictions Arising under the Securities Laws. The activities of Blackstone and the New CT Manager (including, without limitation, the holding of securities positions or having one of its employees on the board of directors of a company) could result in securities law restrictions on transactions in securities held by us, affect the prices of such securities or the ability of such entities to purchase, retain or dispose of such investments, or otherwise create conflicts of interest, any of which could have an adverse impact on the performance of our business and thus the return to our stockholders.

Termination of the New Management Agreement would be costly.

Termination of the New Management Agreement without cause will be difficult and costly. Our independent directors will review the New CT Manager’s performance annually and, following the initial three-year term, the New Management Agreement may be terminated each year upon the affirmative vote of at least two-thirds of our independent directors, based upon a determination that (i) the New CT Manager’s performance is unsatisfactory and materially detrimental to us or (ii) the base management fee and incentive fee payable to the New CT Manager are not fair (provided that in this instance, the New CT Manager will be afforded the opportunity to renegotiate the management fee and incentive fees prior to termination). We are required to provide the New CT Manager with 180 days prior notice of any such termination. Additionally, upon such a termination, or if we materially breach the New Management Agreement and the New CT Manager terminates the New Management Agreement, the New Management Agreement provides that we will pay the New CT Manager a termination fee equal to three times the sum of the average annual base management fee and the average annual incentive fee earned during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. These provisions increase the cost to us of terminating the New Management Agreement and adversely affect our ability to terminate the New CT Manager without cause.

The New CT Manager maintains a contractual as opposed to a fiduciary relationship with us. The New CT Manager’s liability is limited under the New Management Agreement and we have agreed to indemnify the New CT Manager against certain liabilities.

Pursuant to the New Management Agreement, the New CT Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. The New CT Manager maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the New Management Agreement, the New CT Manager and its affiliates and their respective directors, officers, employees and stockholders will not be liable to us, our directors, our stockholders or any subsidiary of ours, or their directors, officers, employees or stockholders for any acts or omissions performed in accordance with and pursuant to the New Management Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the New Management Agreement. We have agreed to indemnify the New CT Manager and its affiliates and their respective directors, officers, employees and stockholders with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of the New CT Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed or not performed in good faith in accordance with and pursuant to the New Management Agreement. As a result, we could experience poor performance or losses for which the New CT Manager would not be liable.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This proxy statement may contain forward looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, which involve certain risks and uncertainties. Forward-looking statements may describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. These forward looking statements are identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “seeks,” “anticipates,” “should,” “could,” “may,” “designed to,” “foreseeable future,” “believe,” and “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. We assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Our actual results may differ significantly from any results expressed or implied by these forward looking statements. Some, but not all, of the factors that might cause such a difference include, but are not limited to:

•	the effects of the recent dislocation in the financial markets and general economic recession upon our ability to invest and manage our investments;

•	the general political, economic and competitive conditions in the United States and foreign jurisdictions where we invest;

•	the level and volatility of prevailing interest rates and credit spreads, magnified by the current turmoil in the credit markets;

•	adverse changes in the real estate and real estate capital markets;

•	difficulty in obtaining financing or raising capital, especially in the current constrained financial markets;

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the deterioration of performance and thereby credit quality of property securing our investments, borrowers and, in general, the risks associated with the ownership and operation of real estate that may cause cash flow deterioration to us and potentially principal losses on our investments;

•	a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;

•	adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;

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events, contemplated or otherwise, such as acts of God including hurricanes, earthquakes, and other natural disasters, acts of war and/or terrorism (such as the events of September 11, 2001) and others that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investment;

•	the cost of operating our platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company;

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authoritative generally accepted accounting principles, or GAAP, or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the SEC, Internal Revenue Service, the NYSE, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and

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the risk factors set forth above and those set forth in Item 1A of our annual report on Form 10-K for fiscal year ended December 31, 2011 set forth in Annex D and Exhibit 99.1 of our quarterly report on Form 10-Q for our fiscal quarter ended June 30, 2012 set forth in Annex E.

HISTORICAL AND PRO FORMA CAPITALIZATION

The following table sets forth our historical capitalization as of June 30, 2012 and a pro forma capitalization as of June 30, 2012 giving pro forma effect to the Investment Management Business Sale contemplated in Proposal 1 and the Purchaser Investment contemplated in Proposal 2. The information set forth in the table below should be read in conjunction with the unaudited pro forma financial statements and related notes included elsewhere in this proxy statement.

Capital Trust, Inc. and Subsidiaries Pro Forma Capitalization as of June 30, 2012 (in thousands, except per share data)

(unaudited)

		Pro Forma Adjustments
	Actual	Principal Transactions	CDO De- Consolidation	Pro Forma Presentation	Notes
Cash and cash equivalents	$34,604	$23,356	$—	$57,960	(1)(2)(3)
Restricted cash	15,433	—	—	15,433	(4)

Debt:
Secured Notes	8,176	—	—	8,176
Securitized debt obligations	518,140	—	(364,509)	153,631	(5)

Total debt	526,316	—	(364,509)	161,807

Equity:
Class A common stock, $0.01 par value	220	53	—	273	(2)(6)
Restricted class A common stock, $0.01 par value	5	(5)	—	—	(6)
Additional paid-in capital	597,344	8,104	—	605,448	(2)(7)
Accumulated other comprehensive loss	(33,679)	—	33,679	—	(5)
Accumulated deficit	(598,275)	(539)	55,967	(542,847)	(5)

Total Capital Trust, Inc. shareholders’ (deficit) equity	(34,385)	7,613	89,646	62,874
Noncontrolling interests	56,625	—	—	56,625

Total equity	22,240	7,613	89,646	119,499

Total Capitalization	$548,556	$7,613	($274,863)	$281,306

(1)	Assumes a purchase price for the Investment Management Business Sale of $20.3 million (the CT Investment Management Interests Purchase Price, as adjusted for information known as of the date of the proxy statement. See “Purchase Agreement—Adjustment to the CT Investment Management Interests Purchase Price” beginning on page 46), as more fully described in “Proposal 1—Investment Management Business Sale Proposal” beginning on page 82, and related transaction expenses of $6.2 million.
(2)	Assumes the issuance and sale of 5,000,000 shares of our Common Stock, at a sale price of $2.00 per share, as more fully described in “Proposal 2—Purchaser Investment Proposal” beginning on page 85.
(3)	The pro forma balance does not reflect the contemplated special dividend of $2.00 per share, which, if the Transactions are completed, will be payable to stockholders of record of our Common Stock as of the close of business on the record date for the special meeting, which will reduce cash and cash equivalents by approximately $45.2 million, based on the number of shares outstanding as of the record date.

(4)	Restricted cash represents the cash of CT Legacy REIT, which is a majority owned, consolidated subsidiary as of June 30, 2012. See our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 attached hereto as Annex E for additional information concerning CT Legacy REIT.
(5)	The pro forma balance excludes the accounts of CT CDO II and CT CDO IV, which will no longer be consolidated as a result of the Investment Management Business Sale, as more fully described in “Proposal 1—Investment Management Business Sale Proposal” beginning on page 82.
(6)	Assumes the vesting of all 597,000 shares of restricted Common Stock and Common Stock underlying the deferred stock units, offset by 239,000 shares which will be cancelled as a result of tax withholdings on the vesting of restricted stock.
(7)	Assumes offering costs of $1.4 million related to the Purchaser Investment, as more fully described in “Proposal 2—Purchaser Investment Proposal” beginning on page 85.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial statements assume completion of the Investment Management Business Sale contemplated in Proposal 1, the Purchaser Investment contemplated in Proposal 2 and our entry into the New Management Agreement contemplated in Proposal 3, in each case between us and the Purchaser or its affiliates. The pro forma financial statements are based on and should be read in conjunction with the historical consolidated financial statements of Capital Trust incorporated by reference herein and contained in Annexes D and E hereto. The following pro forma consolidated balance sheet as of June 30, 2012 assumes that each of the Investment Management Business Sale and the Purchaser Investment occurred on June 30, 2012. The following pro forma consolidated statements of operations for the year ended December 31, 2011 and the six months ended June 30, 2012 assume that the Investment Management Business Sale, the Purchaser Investment and our entry into of the New Management Agreement occurred on January 1, 2011. The following pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Investment Management Business Sale, the Purchaser Investment and our entry into of the New Management Agreement had been consummated on the dates indicated, nor is it indicative of future operating results or financial position.

Capital Trust, Inc. and Subsidiaries Pro Forma Consolidated Balance Sheet as of June 30, 2012 (in thousands)

(unaudited)

		Pro Forma Adjustments
	Actual	Principal Transactions	CDO De- Consolidation	Pro Forma Presentation	Notes
Assets
Cash and cash equivalents	$34,604	$23,356	$—	$57,960	(1)(2)(3)
Loans receivable, net	1,619	—	—	1,619
Equity investments in unconsolidated subsidiaries	17,978	(14,318)	—	3,660	(4)
Deferred income taxes	2,727	(2,727)	—	—	(5)
Prepaid expenses and other assets	2,207	(1,836)	—	371

Subtotal	59,135	4,475	—	63,610

Assets of Consolidated Entities
CT Legacy REIT
Restricted cash	15,433	—	—	15,433
Investment in CT Legacy Asset, at fair value	90,700	—	—	90,700

Subtotal	106,133	—	—	106,133

Securitization Vehicles
Securities held-to-maturity	166,630	—	(166,630)	—	(6)
Loans receivable, net	241,644	—	(120,653)	120,991	(6)
Accrued interest receivable and other assets	10,695	—	(9,259)	1,436	(6)

Subtotal	418,969	—	(296,542)	122,427

Total assets	$584,237	$4,475	($296,542)	$292,170

Liabilities & Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$12,320	($3,139)	$—	$9,181
Secured notes	8,176	—	—	8,176
Participations sold	1,619	—	—	1,619

Subtotal	22,115	(3,139)	—	18,976

Non-Recourse Liabilities of Consolidated Entities
Securitization Vehicles
Accounts payable, accrued expenses and other liabilities	549	—	(485)	64	(6)
Securitized debt obligations	518,140	—	(364,509)	153,631	(6)
Interest rate hedge liabilities	21,193	—	(21,193)	—	(6)

Subtotal	539,882	—	(386,187)	153,695

Total liabilities	561,997	(3,139)	(386,187)	172,671

		Pro Forma Adjustments
	Actual	Principal Transactions	CDO De- Consolidation	Pro Forma Presentation	Notes

Equity:
Class A common stock, $0.01 par value	220	53	—	273	(2)(7)
Restricted class A common stock, $0.01 par value	5	(5)	—	—	(7)
Additional paid-in capital	597,344	8,104	—	605,448	(2)(8)
Accumulated other comprehensive loss	(33,679)	—	33,679	—	(6)
Accumulated deficit	(598,275)	(539)	55,967	(542,847)	(6)

Total Capital Trust, Inc. shareholders’ (deficit) equity	(34,385)	7,613	89,646	62,874
Noncontrolling interests	56,625	—	—	56,625

Total equity	22,240	7,613	89,646	119,499

Total liabilities and equity	$584,237	$4,474	($296,541)	$292,170

(1)	Assumes a purchase price for the Investment Management Business Sale of $20.3 million (the CT Investment Management Interests Purchase Price, as adjusted for information known as of the date of the proxy statement. See “Purchase Agreement—Adjustment to the CT Investment Management Interests Purchase Price” beginning on page 46), as more fully described in “Proposal 1—Investment Management Business Sale Proposal” beginning on page 82, and related transaction expenses of $6.2 million.
(2)	Assumes the issuance and sale of 5,000,000 shares of our Common Stock, at a sale price of $2.00 per share, as more fully described in “Proposal 2—Purchaser Investment Proposal” beginning on page 85.
(3)	The pro forma balance sheet does not reflect the contemplated special dividend of $2.00 per share, which, if the Transactions are completed, will be payable to stockholders of record of our Common Stock as of the close of business on the record date for the special meeting, which will reduce cash and cash equivalents by approximately $45.2 million, based on the number of shares outstanding as of the record date.
(4)	The pro forma balance sheet reflects the value of our retained interests in CTOPI as of June 30, 2012, assuming the Investment Management Business Sale, as more fully described in “Proposal 1—Investment Management Business Sale Proposal” beginning on page 82.
(5)	All deferred tax assets as of June 30, 2012 relate to the operations of CTIMCO.
(6)	The pro forma balance sheet excludes the accounts of CT CDO II and CT CDO IV, which will no longer be consolidated as a result of the Investment Management Business Sale, as more fully described in “Proposal 1—Investment Management Business Sale Proposal” beginning on page 82.
(7)	Assumes the vesting of all 597,000 shares of restricted Common Stock and Common Stock underlying deferred stock units, offset by 239,000 shares which will be cancelled as a result of tax withholdings on the vesting of restricted stock.
(8)	Assumes offering costs of $1.4 million related to the Purchaser Investment, as more fully described in “Proposal 2—Purchaser Investment Proposal” beginning on page 85.

Capital Trust, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations

Six Months Ended June 30, 2012

(in thousands, except share and per share data)

(unaudited)

		Pro Forma Adjustments
	Actual	Principal Transactions	CDO De- Consolidation	Pro Forma Presentation	Notes
Income from loans and other investments:
Interest and related income	$21,479	$—	($11,753)	$9,726	(1)
Less: Interest and related expenses	28,754	—	(9,570)	19,184	(1)

Income from loans and other investments, net	(7,275)	—	(2,183)	(9,458)

Other revenues:
Management fees from affiliates	3,195	(3,195)	—	—
Servicing fees	3,385	(3,385)	—	—

Total other revenues	6,580	(6,580)	—	—

Other expenses:
General and administrative	9,052	(6,444)	(158)	2,450	(1)(2)

Total other expenses	9,052	(6,444)	(158)	2,450

Total other-than-temporary impairments of securities	—	—	—	—
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	(160)	—	160	—	(1)

Net impairments recognized in earnings	(160)	—	160	—

Recovery of provision for loan losses	8	—	(8)	—	(1)
Fair value adjustment on investment in CT Legacy Assets	7,657	—	—	7,657
Gain on deconsolidation of subsidiary	146,380	—	—	146,380
Income from equity investments	901	(901)	—	—

Income before income taxes	145,039	(1,037)	(1,873)	142,129
Income tax provision	1,066	(765)	—	301

Net income	143,973	(272)	(1,873)	141,828

Less: Net income attributable to noncontrolling interests	(75,137)	—	558	(74,579)	(1)

Net income attributable to Capital Trust, Inc.	$68,836	($272)	($1,315)	$67,249

Per share information:
Net income per share of Common Stock:
Basic	$3.01			$2.38	(3)

Diluted	$2.83			$2.26	(3)

Weighted average shares of Common Stock outstanding:
Basic	22,865,819	5,395,505	—	28,261,324	(3)

Diluted	24,353,388	5,395,505	—	29,748,893	(3)

(1)	The pro forma balance excludes the accounts of CT CDO II, CT CDO IV, and MSC 2007-XLCA, which will no longer be consolidated as a result of the Investment Management Business Sale, as more fully described in “Proposal 1—Investment Management Business Sale Proposal” beginning on page 82.
(2)	Includes a $125,000 management fee expense which would have been paid during the period pursuant to the New Management Agreement with the New CT Manager, as more fully described in “Proposal 3—Management Agreement Proposal” beginning on page 87.
(3)	Pro forma earnings per share and diluted earnings per share include the 5,000,000 shares which will be issued and sold, as more fully described in “Proposal 2—Purchaser Investment Proposal” beginning on page 85, offset by 239,000 shares which will be canceled as a result of tax withholdings on the vesting of restricted Common Stock.

Capital Trust, Inc. and Subsidiaries Pro Forma Consolidated Statement of Operations Year Ended December 31, 2011 (in thousands, except share and per share data) (unaudited)

		Pro Forma Adjustments
	Actual	Principal Transactions	CDO De- Consolidation	Pro Forma Presentation	Notes
Income from loans and other investments:
Interest and related income	$117,162	($1)	($51,397)	$65,764	(1)
Less: Interest and related expenses	96,974	—	(38,980)	57,994	(1)

Income from loans and other investments, net	20,188	(1)	(12,417)	7,770

Other revenues:
Management fees from affiliates	6,618	(6,618)	—	—
Servicing fees	8,497	(8,497)	—	—

Total other revenues	15,115	(15,115)	—	—

Other expenses:
General and administrative	23,867	(13,746)	(566)	9,555	(1	)(2)

Total other expenses	23,867	(13,746)	(566)	9,555

Total other-than-temporary impairments of securities	(49,309)	—	26,858	(22,451)	(1)
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	1,243	—	(5,206)	(3,963)	(1)
Impairment of real estate held-for-sale	(1,055)	—	1,055	—	(1)

Net impairments recognized in earnings	(49,121)	—	22,707	(26,414)

Recovery of provision for loan losses	19,326	—	9,737	29,063	(1)
Valuation allowance on loans held-for-sale	(1,456)	—	—	(1,456)
Gain on extinguishment of debt	271,031	—	—	271,031
Income from equity investments	3,649	(3,649)	—	—

Income before income taxes	254,865	(5,019)	20,593	270,439
Income tax provision	2,546	(1,121)	—	1,425

Net income	252,319	(3,898)	20,593	269,014

Less: Net income attributable to noncontrolling interests	5,823	—	7,671	13,494	(1)

Net income attributable to Capital Trust, Inc.	$258,142	($3,898)	$28,264	$282,508

Per share information:
Net income per share of Common Stock:
Basic	$11.39			$10.30	(3)

Diluted	$10.78			$9.84	(3)

Weighted average shares of Common Stock outstanding:
Basic	22,660,429	4,761,386	—	27,421,815	(3)

Diluted	23,950,425	4,761,386	—	28,711,811	(3)

(1)	The pro forma balance excludes the accounts of CT CDO II, CT CDO IV, and MSC 2007-XLCA, which will no longer be consolidated as a result of the Investment Management Business Sale, as more fully described in “Proposal 1—Investment Management Business Sale Proposal” beginning on page 82.
(2)	Includes a $250,000 management fee expense which would have been paid during the period pursuant to the New Management Agreement with the New CT Manager, as more fully described in “Proposal 3—Management Agreement Proposal” beginning on page 87. Excludes $2.8 million of estimated transaction costs, which will be recognized through net income as a result of the Transactions. Also excludes $1.2 million of non-cash compensation expense associated with the unvested portion of the 537,000 shares of restricted Common Stock outstanding as of June 30, 2012.
(3)	Pro forma earnings per share and diluted earnings per share include the 5,000,000 shares which will be issued and sold, as more fully described in “Proposal 2—Purchaser Investment Proposal” beginning on page 85, offset by 239,000 shares which will be canceled as a result of tax withholdings on the vesting of restricted Common Stock.

BACKGROUND OF THE TRANSACTIONS AND RECOMMENDATION

In 2008 and 2009, the U.S. and other financial markets experienced extreme dislocations and a severe contraction in available liquidity as important segments of the credit markets froze. This disruption impacted commercial real estate markets as property owners and operators experienced distress and declining real estate values. Our business and financial condition were negatively impacted by these developments, which resulted in significant impairments to our portfolio of investments and an inability to refinance our significant maturing debt obligations. In March 2009, in the face of these maturities, we successfully negotiated an interim restructuring of substantially all of our recourse debt obligations, modifying their terms and extending their maturity until 2011.

Subsequently, our board of directors, in consultation with our management, determined that the leverage in our business when assessed with conditions in our portfolio investments was not sustainable for the long term. Under the direction of our board of directors, we proceeded to explore a permanent comprehensive restructuring that would stabilize our business. This exploration culminated in the restructuring that was completed in March 2011, leaving us free of recourse debt at our corporate parent level. The restructuring involved the contribution of substantially all of our legacy assets into a newly formed subsidiary CT Legacy REIT. CT Legacy REIT assumed all of our remaining secured recourse debt, and our former unsecured lenders converted their loans into debt and equity interests in CT Legacy REIT. The transaction required certain payments to our lenders and these payments were financed primarily by a mezzanine loan provided by a third party, which also received an equity interest in CT Legacy REIT. Following this restructuring, we retained a 52% equity interest in the common stock of CT Legacy REIT, subject to claims on the cash flows generated from our interest under agreements with certain of our former lenders and our management, allowing us to participate in the net recovery of our legacy portfolio investments. In addition, we retained 100% ownership of our investment management and special servicing business operated through our subsidiary, CTIMCO.

Following our March 2011 debt restructuring, our management explored the possibility of raising capital in order to maintain and grow our commercial real estate debt business. Our management pursued discussions with potential underwriters and sources of both public and private equity capital. At the conclusion of these efforts, our management and board of directors determined that our ability to raise capital would depend upon a material investment from existing or new sponsors.

During late 2011 and early 2012, our management, after consultation with our board of directors, expanded on its prior efforts and contacted various investment banking firms, private equity firms and strategic investors to explore opportunities for raising capital and other potential strategic alternatives. Management updated our board of directors on these efforts and discussions they had with various parties. To facilitate these discussions, we entered into confidentiality agreements with several parties, including Blackstone, and provided certain of these parties with access to non-public information concerning our business and assets. As discussions with third parties continued in early January 2012, 16 parties had preliminarily indicated an interest in pursuing a strategic transaction with the company. These parties were potentially interested in transactions that would involve a sale of all or part of our business. One party submitted a proposal outlining terms of a potential transaction that was distributed to our board of directors.

A telephonic meeting of our board of directors was convened on February 27, 2012 for our management to update our board of directors on its efforts and the strategic alternatives that were potentially available based on our management’s discussions with interested third parties. During the meeting, our management described the components of value at the company, comprised of financial assets, such as our investment in CT Legacy REIT, and operating assets, such as our investment management and special servicing business. Our management cautioned the board that any effort to monetize our interest in the company’s financial assets likely could only be achieved at prices that represented a substantial discount to our management’s view of fair value. Our management also described how our investment management and special servicing business, while currently profitable, were facing pressure to replace diminishing assets in order to maintain or increase management and attendant fee income. Management underscored that without significant new capital, we would face declining revenues and eventually unprofitable operations. Our management noted that, without a solution that would raise significant capital to resume investment activities or an alternative that would address our cost structure, it would increasingly be more difficult to operate and retain Capital Trust’s talented professionals. Our management suggested four alternative solutions: (i) remain public and recapitalize with a material investment from existing sponsors, (ii) remain public and raise capital with the benefit of a material investment from a new sponsor, (iii) go private with financing provided by existing sponsors, or (iv) effect a sale of the company to a public or private buyer. After considering management’s presentation and information concerning potential strategic alternatives, our board of directors determined it should hold another meeting to explore further the potentially available strategic alternatives and instructed our management to provide a more detailed analysis of strategic alternatives and management’s recommendations.

On March 28, 2012, our board of directors reconvened to review the strategic alternatives available to Capital Trust. Our board of directors reviewed our recent achievements: the completion of our March 2011 comprehensive debt restructuring, the growth in our special servicing business and the continued advancement of our investment management business. Our board of directors recognized that there was value in our operating platform when considering the significant qualifications and experience of our management team and the favorable reputation it had developed in the market for its origination, asset management and special servicing capabilities, and the interest in the business expressed by third parties. Our board discussed various strategic alternatives and the execution and other challenges associated with them, including a sale of Capital Trust to a public or private buyer, a business plan focused on investment management, the sale of our interest in CT Legacy REIT and the sale of our CTIMCO operated investment management and special servicing businesses as part of a management externalization transaction. Representatives of our legal counsel, Paul Hastings LLP, which we refer to as Paul Hastings, advised the board on its duties as it considered strategic alternatives. During the meeting, a consensus developed that we should more directly explore strategic alternatives involving third party capital, including a sale of all or part of our business.

During the meeting, Joshua A. Polan, a director who serves on our board of directors as a designee of W. R. Berkley, a significant stockholder which holds through its affiliates approximately [17.1]% of our outstanding Common Stock and which is an investment management client of CTIMCO, expressed W. R. Berkley’s interest in participating in the strategic alternatives review process and exploring a potential strategic transaction with Capital Trust. Our board addressed the potential conflict of interest that would exist for Mr. Polan in light of W. R. Berkley’s interest and concluded Mr. Polan should recuse himself from participation in board meetings during which strategic alternatives were addressed or considered. Mr. Polan then recused himself from the meeting.

During that same meeting on March 28, 2012, our board of directors concluded that we would benefit from the advice and assistance of a financial advisor and that given a transaction could involve a role for management and the interest expressed by W. R. Berkley, our board of directors should form a special committee of independent and disinterested directors to oversee the strategic alternatives review process and engage a financial advisor. Our board designated Thomas E. Dobrowski, Martin L. Edelman and Henry N. Nassau, independent and disinterested members of our board of directors, to serve on the special committee. After the meeting, W. R. Berkley entered into a confidentiality agreement with us and was provided access to non-public information.

On April 10, 2012, acting by written consent, our board of directors formally appointed Messrs. Dobrowski, Edelman and Nassau to serve as members of the special committee and established the committee’s mandate. Our board delegated to the special committee, among other things, the exclusive power and authority to determine whether a sale of all or a portion of our business or some other transaction relating to a change of control was in the best interests of Capital Trust and its stockholders.

On April 10, 2012, the special committee held a meeting during which Mr. Edelman was appointed chairman of the committee. Representatives of Evercore and Paul Hastings were in attendance at this meeting. During this meeting, Mr. Edelman reviewed the multiple discussions he had had with representatives from Evercore Group L.L.C., which we refer to as Evercore, an investment banking firm under consideration for engagement as the committee’s financial advisor, concerning Evercore’s qualifications and background in strategic transactions in the real estate sector. The special committee then reviewed the previous efforts undertaken by management with potential transaction counterparties, the level of interest indicated and the status of discussions. The representatives of Evercore then shared their views and recommendations for expanding on these efforts in order to gauge the level of interest of additional parties, and proposed a general process and timetable for the special committee to consider. The representatives from Evercore then departed the meeting, and before it was adjourned, the special committee agreed to engage Evercore as its financial adviser upon satisfactory agreement on proposed fees and confirmation of the lack of any conflicting relationship with W. R. Berkley given its participation in the process. The lack of any relationship was subsequently confirmed by Evercore, and Evercore was subsequently engaged.

On April 17, 2012, the special committee held a meeting during which our management provided an update on their ongoing discussions with five interested parties engaged in discussions with management. The special committee agreed with Evercore’s recommendation that it solicit the interest of additional parties. A representative from Evercore then addressed their recommendation for a formal process to determine what parties were interested in submitting proposals and their level of interest and the advantages of setting a uniform deadline for the submission of formal proposals. The committee selected May 18, 2012 as the deadline for the submission of proposals.

On April 20, 2012, at the direction of the special committee, Evercore distributed a “bid process letter” to the four parties that had continued to indicate an interest in pursuing a strategic transaction with Capital Trust, including W. R. Berkley, which letter outlined a process for submitting non-binding proposals for a strategic transaction. The bid process letter contemplated that the proposals could relate to an acquisition of our entire company or of only selected subsets of our assets. The letter advised the recipients that our board of directors expected that parties submitting proposals would ultimately provide their views of value (and the underlying assumptions) of all components of their bids. Consistent with the special committee’s direction, the bid process letter established May 18, 2012 as the deadline for submission of proposals. The bid process letter was not provided to Blackstone, which at this stage was not an active participant in the process.

During April and May 2012, at the direction of the special committee, before and after the bid process letter was distributed, Evercore contacted multiple third parties (including five parties with which our management previously had discussions prior to the formation of the special committee) to explore whether such parties had an interest in pursuing a potential strategic transaction. In its solicitations, Evercore targeted an array of different types of potential transaction counterparties, such as REITs and other real estate owners, diversified financial institutions, commercial mortgage servicers and financial sponsors with an interest in commercial real estate, including Blackstone. Of the parties Evercore contacted on our behalf, including those previously in discussions with our management, 17 executed confidentiality agreements and had access to non-public information.

The special committee held meetings on May 8 and 9, 2012 during which it was updated on Evercore’s efforts to solicit additional parties to explore a strategic transaction with us and the status of discussions with the parties that had already expressed an interest in such a transaction, including W. R. Berkley. During these meetings, which were also attended by our management and representatives of Paul Hastings and Evercore, our management reported that W. R. Berkley intended to submit a proposal prior to the deadline set in the bid process letter and that it intended to file an amendment to its Schedule 13D beneficial ownership statement on file with the SEC in order to reflect its proposal.

The special committee met again on May 14, 2012 and decided that it was advisable for the company to issue a press release announcing that it had initiated a process to review strategic alternatives. During the meeting, Paul Hastings related conversations it had with W. R. Berkley and its counsel regarding W. R. Berkley’s plans to file a Schedule 13D amendment. The special committee decided that, in order to provide more time for the market to consider the company’s announcement and W. R. Berkley’s Schedule 13D disclosure, it would extend until May 23, 2012 the deadline for submission of proposals and instructed the representatives of Evercore in attendance at the meeting to update the parties that had been provided with the bid process letter.

The closing price of our Common Stock on May 14, 2012 was $2.60. On May 15, 2012, we issued a press release publicly announcing the formation of the special committee and the commencement of our review of strategic alternatives.

At a meeting of the special committee held on May 22, 2012, Evercore advised the special committee of the various communications it had with additional parties that had contacted Evercore to explore participating in the process following our public announcement regarding our review of strategic alternatives. The special committee determined with advice of our management and representatives of Evercore and Paul Hastings that Evercore and our management should continue to engage with these parties, but that it was otherwise advisable to proceed as planned and not further extend the previously established May 23, 2012 deadline for the submission of proposals.

On May 22, 2012, following Evercore’s communications with Blackstone, we entered into an amendment to the confidentiality agreement with Blackstone that the parties had entered into on January 18, 2012. Following the execution of the amendment, which extended the outside date for use of the confidential information, Blackstone obtained access to the available non-public information.

We received four preliminary written non-binding indications of interest on or before the May 23, 2012 deadline. Bidder 1, a publicly traded alternative asset manager, submitted a proposal to acquire all of our outstanding Common Stock in exchange for shares of the bidder valued at $79.4 million, or $3.25 per share of our Common Stock on a fully diluted basis. Bidder 2, a privately held real estate firm, proposed to purchase our entire interest in CT Legacy REIT, our entire interest in CTIMCO (including related liabilities) and the related carried and co-investment interests in CTIMCO’s managed private funds and 9.9% of our Common Stock for $75 million in cash, following which we would be externally managed by CTIMCO. Bidder 3, a private equity fund manager, submitted two alternative proposals. The first alternative provided for the acquisition of all of our Common Stock for $1.80 per share in cash and the payment of a $1.45 per share special cash dividend funded from our existing cash, reflecting total cash consideration to stockholders of $3.25 per share of our Common Stock. The second alternative provided for the purchase of our entire interest in CTIMCO (on a cash free and debt free basis) and the related co-investment interests in CTIMCO’s managed private funds for $20 million in cash, following which we would be externally managed by CTIMCO. W. R. Berkley, Bidder 4, proposed to purchase our entire interest in CTIMCO (including the CTOPI carried interest and the assumption of the CTOPI and CT Legacy REIT incentive compensation obligations) and the related co-investment interests in CTIMCO’s managed private funds for $25 to $30 million in cash, subject to a minimum $7.5 million in tangible equity in CTIMCO (comprised almost entirely of cash), following which we would be externally managed by CTIMCO. At this point in the process, Blackstone had not submitted a proposal for a strategic transaction.

On May 24, 2012, W. R. Berkley filed its Schedule 13D amendment, which disclosed the non-binding indication of interest it submitted to us on May 23, 2012.

On May 25, 2012, a meeting of the special committee was held to review with our management and representatives of Evercore and Paul Hastings the proposals submitted by the bidders. Evercore had prepared a detailed summary of the proposals, which its representatives reviewed with the special committee during the meeting. Evercore’s representatives described the financial analysis undertaken to arrive at a present value per share comparison of each proposal and provided their views on the proposals and provided an analysis of the present value of each of the proposals. Our management also provided its view on the proposals and highlighted for the special committee that the entire company acquisition proposals reflected significant discounts for financial assets underlying the company’s interests in CT Legacy REIT and CTOPI incentive compensation that produced less value for stockholders in comparison to the proposals that did not require the sale of those financial assets, which we refer to as the alternative asset acquisition proposals. The special committee, Evercore’s representatives and our management then discussed the potential for achieving a price level in an entire company transaction that, when considering the timing and uncertainties associated with the cash flows from the recoveries in our legacy assets and private funds, would be superior to the alternative asset acquisition proposals. Our management recommended that we continue to engage with all bidders and, as part of that engagement, that we obtain clarification from the asset acquisition proposal bidders as to their post-closing plans for Capital Trust and the value to be produced for stockholders in terms of immediate and long-term returns. The special committee endorsed this recommendation and instructed Evercore and our management to continue to engage with the other parties, including Blackstone, which had recently entered the formal process.

Evercore and our management continued to engage in discussions with the four bidders that had submitted bids on May 23, 2012 as well as with other parties that had signed confidentiality agreements. These discussions centered on the potential for the bidders to provide greater value to stockholders.

On June 5, 2012, the special committee held a meeting to obtain an update from Evercore’s representatives and our management on the discussions with all four bidders. A representative of Paul Hastings was also in attendance at this meeting. Our management noted where it found important information lacking from bidders and reported as to how at this stage they viewed bids in terms of certainty of execution and the value to be achieved for our stockholders. The special committee determined that management and Evercore should continue to obtain clarity on the bidders’ plans, with the goal of selecting a bid that represented the best available alternative in terms of certainty of execution and the value produced for stockholders.

The special committee convened a meeting on June 15, 2012, which was also attended by our management and representatives of Evercore and Paul Hastings. During the meeting, our management reported on the latest discussions with the four bidders and their interest and intentions to continue to participate in the process. The special committee determined to set June 22, 2012 as the date for the submission of final round bids. On June 18, 2012, at the direction of the special committee, Evercore distributed to the four original bidders an updated “bid process letter,” which outlined the process for submitting final non-binding proposals for a strategic transaction by June 22, 2012.

We received updated preliminary written non-binding indications of interest reflecting final round bids from all four initial round bidders on or before June 25, 2012. Bidder 1’s proposal to acquire all of our outstanding Common Stock was revised and increased to reflect total consideration of $83.4 million, or $3.40 per share of our Common Stock on a fully diluted basis, payable 40% in cash and 60% in bidder shares. Bidder 2’s proposal to purchase our entire interest in CT Legacy REIT, our entire interest in CTIMCO (including related liabilities) and the related carried and co-investment interests in CTIMCO’s managed private funds and 9.9% of our Common stock was increased to $77.5 million in cash and Bidder 2 clarified that the external management fees that would be charged to the company would be waived until the earlier of two years or until assets under management exceeded $250 million. Bidder 2 also presented an alternative proposal that provided for the purchase of the designated assets and 9.9% of our Common Stock for $70 million, no waiver of management fees and a $1.00 per share special dividend. Bidder 3’s submission reflected a single proposal pursuant to which it would acquire all of our Common Stock for $2.10 per share in cash and the payment of a $1.30 per share special cash dividend funded from our existing cash, reflecting total cash consideration to stockholders of $3.40 per share. W. R. Berkley, Bidder 4, updated its proposal to purchase our entire interest in CTIMCO (including the CTOPI carried interest and assuming the CTOPI and CT Legacy REIT incentive compensation obligations) and the related co-investment interests in CTIMCO’s managed private funds for $26.75 million in cash, subject to a minimum $7.5 million in tangible equity in CTIMCO (comprised almost entirely of cash), following which we would be externally managed by CTIMCO. W. R. Berkley alternatively offered $21.75 million in a transaction on the same terms except that it would exclude an acquisition of the CTOPI carried interest and associated CTOPI incentive compensation obligation. At this point in the process, Blackstone had not submitted a proposal.

On June 26, 2012, the special committee convened a meeting during which it reviewed with our management and representatives of Evercore and Paul Hastings the final round bids submitted by the four bidders. Representatives of Evercore referred the special committee to an updated summary of the bidders’ proposals, which they reviewed during the meeting. Representatives of Evercore reviewed with the special committee an updated comparison of the per share consideration to be paid in each bidder’s proposal and the present value calculations reflected in the analysis. Our management updated the special committee on its discussions with the bidders and advised the special committee that certain substantive discussions concerning the proposals were ongoing. Evercore and management summarized the ongoing efforts of other parties that had signed confidentiality agreements, including responding to an outreach from Blackstone, in an effort to determine whether such parties were in a position to advance and execute transactions on a timely basis that represented superior alternatives when compared to the proposals submitted by the four bidders.

On June 29, 2012, the special committee held a meeting during which our management and Evercore’s and Paul Hastings’ representatives reviewed the status of discussions with the four bidders. Our management advised that it viewed the component bid proposals as superior to the whole company bid proposals as they provided superior value for our stockholders. During the June 29th meeting, our management and Evercore’s representatives also advised the special committee as to the latest contact with Blackstone and the interest it expressed in pursuing a transaction. They described Blackstone’s preliminary proposal, which had been outlined orally to our management as part of the process. The special committee determined that the preliminary proposal was credible and could potentially achieve superior value for our stockholders compared to the other four bidders’ proposals. The special committee instructed Evercore to request that Blackstone submit a formal written proposal by July 2, 2012.

On July 2, 2012, Blackstone submitted a proposal to Evercore outlining its proposed acquisition of CTIMCO and the related private fund co-investment interests (excluding the carried interest in CTOPI) for $20,000,000, an investment of $10,000,000 for 5,000,000 shares of our Common Stock and contemplating the payment of a $2.00 per share special dividend by Capital Trust to our stockholders as part of the transaction. Blackstone also requested as part of its proposal that we enter into a 21-day exclusivity period to negotiate definitive documentation for the transactions and that we reimburse Blackstone’s expenses subject to an agreed cap if definitive documentation is not executed. The special committee met on July 2, 2012 to consider Blackstone’s proposal. Evercore’s representatives provided an analysis of the proposal and its value and our management advised the special committee as to its view that Blackstone’s proposal was superior to the whole company and alternative asset acquisition proposals previously submitted by the four bidders described above. Further, given Blackstone’s extensive history of completing mergers and other strategic transactions, the special committee, along with Evercore and our management, had a high degree of confidence in Blackstone’s ability to execute transactions to which it committed. Our management recommended that we pursue the proposed transactions outlined in Blackstone’s proposal and enter into an exclusivity agreement with Blackstone but that we not agree to Blackstone’s expense reimbursement request. Paul Hastings’ representative provided advice with respect to the requested exclusivity agreement and the special committee authorized our management to enter into the agreement.

On July 3, 2012, we entered into an exclusivity agreement with Blackstone pursuant to which we agreed until July 24, 2012 to negotiate exclusively with Blackstone to reach mutual agreement on the definitive documentation that would govern transactions described in its proposal. On July 6, 2012, our management, Evercore, Paul Hastings and representatives of Blackstone and representatives of Blackstone’s legal counsel, Simpson Thacher & Bartlett LLP, which we refer to as Simpson Thacher, met to discuss the transaction.

On July 9, 2012, Evercore received a letter from W. R. Berkley notifying it that Berkley had withdrawn its proposal. Berkley filed an amendment to its Schedule 13D on July 10, 2012 to disclose the withdrawal of its proposal.

On July 10, 2012, the special committee held a meeting during which our management provided an update on the progress made with Blackstone’s due diligence and the parties’ efforts to prepare and negotiate definitive documentation. The special committee also received legal and other advice from representatives of Paul Hastings and Evercore as to whether to submit the transactions proposed by Blackstone for approval by our stockholders and ultimately determined that it was in the best interests of Capital Trust for the transactions to be submitted for approval by our stockholders. The committee also reached a consensus that both parties would require the written approval of certain of our private fund investors and separate account clients to the transfer of our ownership of

CTIMCO as contemplated in Blackstone’s proposal. We subsequently reached an understanding with Blackstone during our initial negotiations that the transactions should be submitted for stockholder approval and that obtaining the requisite consent from our private fund investors and separate account clients should be a closing condition and should be accomplished prior to any public announcement of the transactions. Blackstone informed us that it would require a voting support agreement from W. R. Berkley in respect of the contemplated required stockholder approval as well as an amendment to our charter that would clarify that Blackstone would not be required to refrain from engaging in business opportunities or competing with us. In subsequent discussions with representatives of W. R. Berkley, the special committee learned that W. R. Berkley would not support the Blackstone transactions as long as our executive officers were entitled to receive the cash bonuses awarded to them pursuant to the transaction bonus program that we adopted in June 2012. In response, our executive officers agreed to forego the cash bonuses due to them pursuant to the transaction bonus program.

On July 13, 2012, representatives of Paul Hastings delivered an initial draft of the Purchase Agreement and on July 19, 2012, representatives of Simpson Thacher delivered an initial draft of the New Management Agreement. Thereafter, Blackstone and Capital Trust engaged in a series of discussions to negotiate the terms and conditions of the agreements and counsel to Blackstone and Capital Trust exchanged drafts of the Purchase Agreement, the New Management Agreement and the other transaction documents and engaged in multiple discussions of the open issues, which included the expense reimbursement obligations, the closing conditions, the termination provisions and ability of our board of directors to accept a competing transaction. The special committee held meetings on July 27, 2012 and August 14, 2012 during which it obtained updates on the status of the negotiations and provided direction and guidance as to how to resolve open issues under negotiation with Blackstone.

During July and early August 2012, we prepared and distributed on a confidential basis to our private fund investors and separate account clients certain background information concerning the transactions proposed by Blackstone, and we held discussions with our investors and clients during which we discussed the transactions and responded to their questions.

On July 24, 2012, we entered into an amendment to our exclusivity agreement with Blackstone to extend the expiration date until August 31, 2012.

During August 2012, our management prepared the necessary consent documentation and proceeded to obtain certain of our private fund investors’ and separate account clients’ approval of the Transactions. In addition, on August 3, 2012, representatives of Simpson Thacher delivered a draft of the voting agreement to representatives of Paul Hastings, who subsequently delivered the draft to representatives of W. R. Berkley. These processes continued into September 2012 as the parties continued to negotiate definitive documentation, including the Purchase Agreement and the New Management Agreement.

On August 24, 2012, we entered into an amendment to our exclusivity agreement with Blackstone to extend the expiration date until September 21, 2012.

On September 18, 2012, the special committee held a meeting to obtain an update from our management and representatives of Paul Hastings on the negotiations and the status of the approval of the consents to be obtained from our private fund investors and separate account clients. At this meeting, representatives of Evercore updated the special committee on the status of its fairness analysis and our legal counsel provided an overview of the board action required to approve the Transactions. The special committee then directed management to schedule a meeting of the board of directors for September 21, 2012, which was subsequently rescheduled for September 27, 2012 to provide more time to obtain consents from W. R. Berkley and the last of our private fund investors and separate account clients required to consent to the Transactions. On September 21, 2012, we entered into an amendment to our exclusivity agreement with Blackstone to extend the expiration date until October 5, 2012. During this time, we and Blackstone, together with our respective legal advisors, worked to finalize all outstanding issues regarding the Purchase Agreement and related transactions, including the terms of the New Management Agreement. Also during this time, representatives of Simpson Thacher negotiated the terms of the voting agreement with counsel to W. R. Berkley, Willkie Farr & Gallagher LLP, which we refer to as Willkie Farr, and representatives of Paul Hastings negotiated with representatives of Willkie Farr the terms of a separate letter agreement concerning independent director approval of certain equity offerings that had been requested by W. R. Berkley as an additional condition to entering into the voting agreement.

On September 27, 2012, a Blackstone subsidiary, as the sole member of the Purchaser, approved the Purchase Agreement and the related transactions and actions governed thereby and authorized and directed the officers of the Purchaser to execute the Purchase Agreement on behalf of the Purchaser.

On September 27, 2012, our board of directors and special committee held a joint meeting to consider the approval of the Purchase Agreement, the New Management Agreement and transactions and actions contemplated thereby during which our legal counsel and financial advisor participated. Prior to the meeting, all of our directors were provided with final drafts of the Purchase Agreement and New Management Agreement and other materials that summarized the transaction documents. Representatives of Paul Hastings reviewed with our board of directors the terms of the Purchase Agreement and the transactions governed thereby, including, pre-closing negative operating covenants, closing conditions, termination rights, the ability to consider and/or accept competing acquisition proposals, the voting agreement, and provisions regarding the reimbursement of transaction expenses and director indemnification. Paul Hastings’ representatives also reviewed the terms of the New Management Agreement, including fees and the provisions intended to address conflicts of interests that may arise with Blackstone and its affiliates. During the meeting, Evercore’s representatives reviewed with our board of directors its financial analysis of the purchase price to be paid to Capital Trust in connection with the two Principal Transactions and rendered to our board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion, dated September 27, 2012, to the effect that, as of that date, and based on and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in such opinion, the $30,000,000 purchase price for the CT Investment Management Interests and the New CT Shares reflected in Blackstone’s proposal (which purchase price was subsequently increased by Capital Trust and Blackstone to $30,629,004) is fair, from a financial point of view, to Capital Trust. Representatives of Paul Hastings and Evercore also advised the board that the management fees reflected in the New Management Agreement were consistent with publicly available market comparables reviewed by those advisors. Furthermore, they both advised the board of directors of the reduced fee contained in the New Management Agreement to account for Capital Trust’s existing assets and equity that preceded Blackstone’s management. Following discussion, our board of directors, among other things, unanimously (excluding a director who could not attend the meeting but who subsequently confirmed his approval of the Purchase Agreement and the Transactions):

•	resolved that the transactions contemplated by the Purchase Agreement, including the Principal Transactions, are advisable and in the best interests of Capital Trust;

•	approved the Purchase Agreement and the New Management Agreement and the transactions contemplated thereby; and

•	recommended that our stockholders approve the Proposals.

Certain of the factors considered by our board of directors are described in greater detail below under the heading “—Reasons for the Transactions.”

After the joint meeting of the special committee and our board of directors adjourned, the Purchase Agreement was executed later that day and subsequently in the early evening we issued a press release announcing the Purchase Agreement and the two Principal Transactions governed thereby. The closing price of our Common Stock on September 27, 2012 prior to the announcement was $3.13.

Recommendation of Our Board of Directors

Based on the recommendation of the special committee, our board of directors has unanimously (excluding a director who could not attend the meeting but who subsequently confirmed his approval of the Purchase

Agreement and the Transactions) determined that the Transactions contemplated by the Purchase Agreement, including the Principal Transactions, on the terms set forth in the Purchase Agreement are advisable and in the best interests of Capital Trust and recommends that the Proposals be approved by our stockholders.

Reasons for the Transactions

In evaluating the Transactions, our board of directors consulted with the special committee’s legal counsel and financial advisor. These consultations included, among other things, extensive discussions regarding: (a) other alternatives to the Transactions, which were informed by extensive discussions of other interested parties, (b) the duties of our board of directors under applicable law, (c) the terms and conditions of the Purchase Agreement, and (d) the historical trading prices of our Common Stock.

In evaluating the Transactions, our board of directors considered our short-term and long-term interests, as well as the best interests of Capital Trust. In particular, our board of directors considered the following factors in reaching its decisions to approve the Purchase Agreement and to recommend approval of the Transactions to our stockholders:

•

our current financial condition and the challenges to raise new equity capital in light of current market conditions and our financial condition and complicated balance sheet and legacy asset investment structure;

•

that the special committee, from its inception, was authorized to consider a wide range of strategic alternatives, which ensured that the special committee was authorized to pursue any strategic alternative which may maximize stockholder value for our stockholders;

•	the extensiveness of our review of strategic alternative as overseen by the special committee and competitive environment in which terms of the transactions proposed by Blackstone were developed;

•	our inability to take advantage of new investment opportunities for balance sheet investment because of our lack of liquidity;

•

the likelihood that, in the absence of a strategic transaction, the costs incurred in continuing our operations eventually will render us unprofitable and impair our ability to retain our key employees;

•	the Purchase Agreement contemplates an immediate post-closing payment of a special cash dividend of $2.00 per share for our stockholders in the form of the special dividend;

•

the current and historical market prices of shares of our Common Stock, specifically the fact that the $4.00 implied per share value reflected in the Purchase Price (based on the $2.00 per share of Common Stock being paid by Blackstone and the $2.00 per share special dividend to be paid to our stockholders) is 27% higher than the one-month volume-weighted average price, or VWAP, of our Common Stock ($3.15 per share) and is 26% higher than the six-month VWAP of our Common Stock ($3.17 per share), based on the closing price of our Common Stock on September 27, 2012 (the trading day immediately preceding public announcement of the execution of the Purchase Agreement and the Transactions);

•

the $4.00 per share implied per share value reflected in the Purchase Price is 54% higher than the closing price of our Common Stock ($2.60) on May 14. 2012, the last trading day prior to our announcement that we had formed the special committee to consider and explore strategic alternatives available to us;

•

the high probability that the Transactions would be completed based on, among other things, the terms of the Purchase Agreement, Blackstone’s size, significant available financial resources and track record and our discussions with investors and clients whose consent would be required;

•	the terms and conditions of the Purchase Agreement, the New Management Agreement, the voting agreement and the other transaction agreements, which were reviewed by our board of directors with our legal counsel and independent financial advisor, and in particular the fact that such terms were the product of arm’s-length negotiations between the parties, including the requirement that the Purchaser pay our expenses if the Purchase Agreement is terminated under certain circumstances, and the ability of our board of directors to change or withdraw its recommendation in favor of the Proposals if it determines that the failure to change its recommendation would be inconsistent with its duties under applicable law, subject to compliance with certain procedural requirements and payment of up to $1.5 million of Purchaser’s expenses under certain circumstances;

•

the presentation by Evercore to our board of directors and its oral opinion, which was confirmed in writing, to our board of directors to the effect that, as of September 27, 2012, and based upon and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the $30,000,000 purchase price for the CT Investment Management Interests and the New CT Shares reflected in Blackstone’s proposal (which purchase price was subsequently increased by Capital Trust and Blackstone to $30,629,004) is fair, from a financial point of view, to Capital Trust (see “Opinion of Capital Trust’s Financial Advisor” beginning on page 76);

•	the fact that the Transactions are subject to the approval by our stockholders; and

•

the fact that our executive officers had not engaged in employment and compensation discussions with Blackstone, reflecting an agreement not to do so prior to the execution of the definitive documentation governing the Transactions as described under “Interest of Certain Persons in the Transactions” beginning on page 42;

Our board of directors also considered the following potentially negative factors in its deliberations concerning the Purchase Agreement and the Transactions:

•

the fact that certain provisions of the Purchase Agreement may have the effect of discouraging proposals for alternative transactions involving Capital Trust, including superior proposals. The Purchase Agreement restrictions include (i) a restriction on Capital Trust’s ability to solicit proposals for alternative transactions; (ii) the requirement that our board of directors submit the Proposals for approval by our stockholders, even if it withdraws its recommendation for the Proposals; and (iii) the requirement that we pay up to $1.5 million of Purchaser’s expenses in certain circumstances following the termination of the Purchase Agreement;

•

our chief executive officer and a member of the board of directors, Stephen D. Plavin, our chief financial officer, Geoffrey G. Jervis, and our chief credit officer, Thomas R. Ruffing, are expected to receive offers of employment from Blackstone;

•

the other interests of the executive officers and directors of Capital Trust in the Transactions, including the matters described under “Interest of Certain Persons in the Transactions” beginning on page 42 and the impact of the Proposals on Capital Trust’s employees;

•

the Investment Management Business Sale would preclude our stockholders from having the opportunity to participate, to the extent any positive developments were to occur, in any potential future revenues and cash flow generated from such business following consummation of the sale;

•

the significant costs involved in connection with entering into the Purchase Agreement and completing the Transactions and the substantial time and effort of management required to consummate the Transactions and related disruptions to the operation of our business;

•

the restrictions on the conduct of our business prior to the completion of the Transactions, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Transactions;

•

Blackstone will indirectly own approximately [18.2]% of our outstanding Common Stock upon consummation of the Transactions, which will allow it to influence the outcome of matters presented to a vote of our stockholders following the closing;

•

Blackstone will be entitled to designate two directors to our board of directors (one of whom will be appointed chairman of our board of directors), which will allow it to influence the outcome of matters presented to a vote of the board of directors;

•	the risk that conditions to the closing will not be satisfied and may not be completed in a timely manner, if at all; and

•	the other risks described under “Risk Factors—Risk Factors Related to the Transactions” beginning on page 12.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but rather includes the material factors considered by our board of directors. In reaching its decision to approve the Purchase Agreement and the transactions contemplated thereby, our board of directors did not find it practicable to, and did not, quantify, rank or otherwise assign any relative weights to the factors considered. In addition, individual directors may have given different weights to different factors. Accordingly, our board of directors viewed its recommendation as being based on the totality of the information presented to and considered by it. After taking into account the factors set forth above, among others, our board of directors determined that the potential benefits of the Transactions outweighed the potential negative factors.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

In considering the recommendation of our board of directors with respect to the Transactions, our stockholders should be aware that our largest stockholder, W. R. Berkley, and certain of our directors and executive officers have interests in the Transactions that are different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of these interests and considered them in approving the Purchase Agreement and the Transactions governed thereby and recommending that our stockholders approve the Proposals. These interests are summarized below.

Employment of Our Executive Officers by Blackstone after the Sale

Stephen D. Plavin, a director and our chief executive officer; Geoffrey G. Jervis, our chief financial officer; and Thomas C. Ruffing, our chief credit officer, are expected to receive offers of employment from Blackstone. At the joint meeting of our board of directors and special committee held on September 27, 2012 where our board of directors approved the Purchase Agreement and the Transactions, our executive officers informed our board of directors that they had not engaged in employment discussions with Blackstone.

Our executive officers do not have employment agreements with us, and as previously disclosed, are not entitled to any severance payments or benefits upon a termination of employment other than under the terms of certain long-term incentive awards. As employees of Blackstone and/or its affiliates, Messrs. Plavin, Jervis and Ruffing may be or become eligible for benefits in accordance with any severance plans or policies of Blackstone and/or its affiliates. It is expected that Messrs. Plavin, Jervis and Ruffing will remain our executive officers following consummation of the Transactions, serving in their respective current positions.

Vesting of Transaction Bonus Awards

As previously disclosed on June 29, 2012, our compensation committee granted Stephen D. Plavin, Geoffrey G. Jervis and Thomas C. Ruffing transaction bonus awards of restricted stock that by their terms will become 100% vested and non-forfeitable upon the successful completion of the Transactions. These executive officers were also awarded certain cash bonuses payable upon completion of the Transactions which have been waived and will not be paid.

The below table identifies, for each of our executive officers, the number of shares of our Common Stock that will vest upon the successful completion of the Transactions. These shares of restricted stock will be entitled to receive the special dividend.

Executive Officer	Number of Shares that Vest Upon Completion of the Transactions
Stephen D. Plavin, Chief Executive Officer	125,000
Geoffrey G. Jervis, Chief Financial Officer	100,000
Thomas C. Ruffing, Chief Credit Officer	50,000

Payment of 2012 Annual Bonuses

As previously disclosed on June 29, 2012, our compensation committee approved annual bonuses opportunities for Stephen D. Plavin, Geoffrey G. Jervis and Thomas C. Ruffing for fiscal year 2012, which are based on specified performance criteria. If the Transactions are consummated on or before December 31, 2012, the annual performance-based bonus shall be determined, without pro ration, with respect to each performance measure based on the higher of “Target” or actual performance (with actual performance annualized in certain circumstances).

Accelerated Vesting of Restricted Stock Awards

Effective as of the closing of the Transactions, all unvested shares of restricted stock which would have become vested at a later date (if at all) will accelerate and become immediately vested, and such restricted shares shall be deemed 100% vested and non-forfeitable.

The below table identifies, for each of our executive officers, the number of shares of restricted Common Stock for which vesting will accelerate upon the closing of the Transactions. These shares of restricted stock will be entitled to receive the special dividend.

Executive Officer	Number of Shares of Restricted Stock That Vest Upon Completion of the Transactions
Stephen D. Plavin, Chief Executive Officer	70,000
Geoffrey G. Jervis, Chief Financial Officer	50,000
Thomas C. Ruffing, Chief Credit Officer	30,000

Modification of Certain Performance Based Awards Held by Our Executive Officers

As part of a program designed to provide incentive compensation relating to the carried interest distributions we earn from CTOPI, our compensation committee has previously awarded long-term cash-based performance awards that represent derivative interests in such carried interest distributions. Pursuant to these awards, Stephen D. Plavin, Geoffrey G. Jervis and Thomas C. Ruffing are entitled to receive cash payments equal to 13.5%, 9.0% and 4.5%, respectively, of the carried interest distributions, if any, we receive from CTOPI. The awards are subject to vesting provisions which provide that the right to the payments vests one-third on the January 18, 2011 date of award, one-third upon the termination of the investment period of CTOPI on September 13, 2012, and one-third on the date of our receipt of the incentive management fee, provided that the holder is employed on each such vesting date. Our compensation committee has awarded performance awards covering 92.5% of the 45% CTOPI carried interest pool designated for allocation to our employees pursuant to the CTOPI related program.

As part of a program to provide incentive compensation relating to the recoveries generated by our legacy asset recovery vehicle, CT Legacy REIT, our compensation committee has previously awarded long-term cash-based performance awards that represent derivative interests in such legacy asset recoveries. The CT Legacy REIT awards provide for payments to our executive officers and certain other employees of an amount not to exceed 6.75% of the total recovery (subject to certain caps) of the net assets of CT Legacy REIT, referred to as the CT Legacy REIT recovery pool. The legacy asset recovery awards vest 25% on March 31, 2011, 25% on March 31, 2013, 25% on March 31, 2014 and the balance at the time of distribution under the program. We have entered into award agreements covering 83.5% of the 6.75% CT Legacy REIT recovery pool designated for allocation to our employees pursuant to the CT Legacy REIT related program.

The Purchase Agreement requires us to enter into amendments to the award agreements with existing participants pursuant to which the cash received by us in respect of the portions of the pools that remain unallocated or otherwise have been forfeited will be paid pro rata to the participants who have received performance awards and are otherwise entitled to the payments in accordance with the terms of their award agreements. Stephen D. Plavin, a director and our chief executive officer, Geoffrey G. Jervis, our chief financial officer, and Thomas C. Ruffing, our chief credit officer, each participate in both programs and will enter into such amendments to their award agreements.

In accordance with the Purchase Agreement, the Purchaser may instruct us to award certain employees of Blackstone assigned to its real estate division (including existing participants, including Messrs. Plavin, Jervis and Ruffing, who will become employees of Blackstone and/or its affiliates) performance awards covering the

7.5% of the 45% of the CTOPI carried interest pool and the 16.5% of the 6.75% of the CT Legacy REIT recovery pool which remain unallocated pursuant to the incentive compensation programs and the portions of such pools that have been forfeited.

Continued Indemnification and Insurance Coverage of Our Directors and Executive Officers

The Purchase Agreement provides that all rights of the directors and officers of Capital Trust, each Acquired Entity (as defined under “Purchase Agreement—Representations and Warranties” below) and each Fund Entity (as defined under “Purchase Agreement—Representations and Warranties” below) under any indemnification arrangements for acts or omissions occurring at or prior to the closing of the Transactions shall survive the closing of the Transactions and shall not be amended or otherwise modified in any manner that would adversely affect the rights of such officers and directors.

In addition, for a period of six years from the closing of the Transactions, we are obligated to purchase and maintain either (i) a directors’ and officers’ liability insurance policy or an extended reporting period or tail policy, insuring the current or former officers or directors of Capital Trust with respect to any acts or omissions occurring at or prior to the closing and (ii) an investment fund profession and management liability policy or an extended reporting period or tail policy, insuring the current or former directors or officers of Capital Trust with respect to any acts or omissions occurring at or prior to the closing.

Compensation of Members of the Special Committee

Each member of the special committee is entitled to a fee of $75,000 for his service on the special committee.

Interests of W. R. Berkley

The New CT Manager, under Blackstone’s ownership, will continue to manage certain separate accounts for affiliates of W. R. Berkley, currently our largest stockholder, following the completion of the Transactions. The consent of the account holders to the transfer of our ownership of CTIMCO to the Purchaser is a condition to closing on the Principal Transactions and such affiliates of W. R. Berkley have given their consent. The account holders will continue to pay CTIMCO management fees that are generally 0.25% per annum on invested capital following the transfer of CTIMCO to the Purchaser.

Interests of Trusts for the Benefit of Our Chairman

EGI-Private Equity II, L.L.C., an entity which is indirectly owned by trusts established for the benefit of the chairman of our board, Samuel Zell, owns a 3.7% limited partner interest in CTOPI. Mr. Zell is not a trustee of such trusts. The consent of the limited partners to the transfer of our ownership of CTIMCO to the Purchaser is a condition to closing on the Principal Transactions and such limited partners have given their consent. A subsidiary of CTIMCO, under Blackstone’s ownership, will continue to manage CTOPI following the transfer of our ownership of CTIMCO to the Purchaser.

Policy on Transactions with Related Persons

In connection with and concurrent with the closing of the Transactions, we intend to amend our code of business conduct and ethics and the charter of the audit committee of our board of directors. Pursuant to these amendments, our audit committee will be required to review, but not be required to approve, on a periodic basis at regularly scheduled audit committee meetings all material related party transactions with or involving the New CT Manager and/or its affiliates, including Blackstone. This review will include a review of all services provided by affiliates of the New CT Manager to us and our subsidiaries. Consistent with these requirements, our chief financial officer will be required to report all related party transactions, arrangements or relationships with or involving the New CT Manager and/or its affiliates, including Blackstone, at regularly scheduled audit committee meeting and all individuals covered by the code of business conduct and ethics will be required to report to our chief executive officer or chief financial officer on a regular periodic basis all instances involving such potential related party transactions, arrangements or relationships, regardless of the amount involved. Our audit committee will also review, but will not be required to approve, on a quarterly basis, those transactions in which a potential conflict may be presented where Other Blackstone Funds (as defined in “New Management Agreement—Additional Activities of the New CT Manager; Allocation of Investment Opportunities; Conflicts of Interest” beginning on page 71), other than Capital Trust and its subsidiaries, invest in investments in which Capital Trust and/or its subsidiaries also invest (including at a different level of an issuer’s capital structure (e.g., an investment by another Blackstone fund in an equity or mezzanine interest with respect to the same portfolio entity in which Capital Trust or its subsidiaries owns a debt interest or vice versa) or in a different tranche of fundraising with respect to an issuer in which Capital Trust or its subsidiaries has an interest).

In addition, our amended code of business conduct and ethics will require prior approval by a majority of our independent directors of any services provided by affiliates of the New CT Manager to the extent such services are not on arm’s-length terms and competitive market rates in relation to terms that are then customary for agreements regarding the provision of such services to companies that have assets similar in type, quality and value to the assets of Capital Trust and its subsidiaries. Furthermore, the sale of any investment to, or acquisition of any investment from, Blackstone, any Other Blackstone Funds or any of their affiliates (but excluding portfolio companies of such Other Blackstone Funds) must be (a) on terms no less favorable to us than could have been obtained on an arm’s length basis from an unrelated third party and (b) approved in advance by a majority of our independent directors.

PURCHASE AGREEMENT

The following is a summary of selected material provisions of the Purchase Agreement, a copy of which is attached as Annex A to this proxy statement and incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Purchase Agreement and not by this summary or any other information in this proxy statement. This discussion is not complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement. We urge all stockholders to read the Purchase Agreement, as well as this proxy statement, carefully and in their entirety before making any decision regarding the Proposals.

CT Investment Management Interests Purchase

At the closing of the transactions governed by the Purchase Agreement, which we refer to as the closing, the Purchaser will acquire from us:

•

all of the issued and outstanding limited liability company interests of CTIMCO, which we refer to as the CTIMCO Interests, through which we operate our investment management and special servicing business;

•

all of the issued and outstanding limited liability company interests, which we refer to as the CTOPI Co-Invest Interests, of CT OPI Investor, LLC, which we refer to as CTOPI Co-Invest, which is a limited partner in CTOPI; and

•

all of the issued and outstanding limited liability company interests, which we refer to as the CTHG2 Co-Invest Interests, in CT High Grade Partners II Co-Invest, LLC, which we refer to as CTHG2 Co-Invest, which is a non-managing member of CT High Grade Partners II, LLC, which we refer to as CTHG2.

The Purchase Agreement also contemplates that CTIMCO will own all 100 outstanding shares of class A preferred stock, par value $0.001 per share, which we refer to as the CTLR Preferred Stock, of CT Legacy REIT immediately prior to the closing.

The CTIMCO Interests, the CTOPI Co-Invest Interests, the CTHG2-Co-Invest Interests and the CTLR Preferred Stock are collectively referred to in this proxy statement as the CT Investment Management Interests. As consideration for the CT Investment Management Interests, the Purchaser has agreed to pay the company aggregate consideration of $20,629,004, subject to certain adjustments.

New CT Shares Purchase

At the closing of the transactions governed by the Purchase Agreement, the Purchaser will purchase 5,000,000 shares of our Common Stock, which we refer to as the New CT Shares. As consideration for the New CT Shares, the Purchaser has agreed to pay the company aggregate cash consideration of $10,000,000.

Adjustment to the CT Investment Management Interests Purchase Price

The CT Investment Management Interests Purchase Price is subject to a five-step tangible net worth adjustment, as follows. The CT Investment Management Interests Purchase Price will be:

(i)	increased or reduced by the amount, if any, by which our good faith closing date estimate of CTIMCO’s tangible net worth (calculated in accordance with the Purchase Agreement) as of the close of business on the business day immediately prior to the closing date is greater or less than zero dollars;

(ii)	increased by the amount of capital contributions funded by us subsequent to June 30, 2012 and prior to the closing date in respect of capital commitments made by CTOPI Co-Invest to CTOPI and by CTHG2 Co-Invest to CTHG2, which we refer to as the Co-Invest Capital Contributions;

(iii)	decreased by any distributions we receive subsequent to June 30, 2012 and prior to the closing date from CTOPI or CTHG2 in respect of CTOPI Co-Invest’s interest in CTOPI or CTHG2 Co-Invest’s interest in CTHG2, which we refer to as the Co-Invest Distributions;

(iv)	decreased by the amounts payable in respect of all Retention Arrangements (as defined in the Purchase Agreement), and all other accrued or historic employee-related liabilities that are outstanding and unpaid immediately prior to the closing (to the extent not already taken into account in determining the tangible net worth of CTIMCO pursuant to the adjustment set forth in (i) above), which we refer to collectively as the Closing Employee Amounts; and

(v)	increased by an amount equal to one half of amounts paid by us for expenses incurred in connection with certain transaction-related expenses.

Following the closing date, the parties are required to engage in a process to determine the actual closing date tangible net worth of CTIMCO, Co-Invest Capital Contributions, Co-Invest Distributions and expenses incurred in connection with certain transaction related expenses, which we refer to collectively as the Purchase Price Adjustment. If the actual closing date Purchase Price Adjustment exceeds our pre-closing estimated Purchase Price Adjustment, then the Purchaser will pay us the excess; and, if the actual closing date Purchase Price Adjustment is less than the pre-closing estimated Purchase Price Adjustment, we will pay the shortfall to the Purchaser. In both cases, the adjustment will be paid with interest at an annual rate equal to the prime lending rate of Citibank, N.A. on the date such payment was required to be made.

Representations and Warranties

The Purchase Agreement contains a number of customary representations and warranties made by us, subject in some cases to customary qualifications (including by information in disclosure schedules delivered together with the Purchase Agreement) relating to, among other things, the following:

•	entity organization, good standing and other organizational matters;

•	authorization, valid execution and delivery, and enforceability of the Purchase Agreement and related transaction documents;

•	absence of conflicts or violations under organizational documents, contracts and laws;

•

absence of any required governmental approvals (other than with respect to SEC clearance of this proxy statement and other customary federal and state securities laws compliance matters or other disclosed approvals);

•	our capital structure and equity securities;

•	our compliance with public reporting and other obligations under federal securities laws;

•	our financial statements;

•	absence of undisclosed liabilities;

•	absence of certain changes related to us and our business;

•	certain tax matters;

•	absence of legal proceedings or orders;

•	compliance with certain laws and permits applicable to our business;

•	environmental matters relating to our business and assets;

•	employee compensation and benefits matters;

•	material agreements related to us and our business;

•	title to our personal, real estate and leasehold assets;

•	our servicing portfolio and related matters;

•	brokers’ or finders’ fees, and other fees with respect to the Purchase Agreement and related transactions;

•	absence of certain activities that would require us to register under the Investment Company Act of 1940;

•	certain insurance matters;

•	our ownership of interests in CDOs sponsored by us;

•	compliance with risk-adjusted capital guidelines, policies and procedures;

•

actions taken by us to render inapplicable to the transactions governed by the Purchase Agreement our tax benefits preservation agreement, and potentially applicable state anti-takeover statutes or regulation;

•	actions taken by us to increase REIT ownership limitations in our organizational documents;

•	our receipt of the opinion of Evercore as to the fairness to the company, from a financial point of view, of the purchase price for the CT Investment Management Interests and the New CT Shares; and

•	the vote required by the holders of the Common Stock to approve the transactions.

The Purchase Agreement contains a number of customary representations and warranties made by the Purchaser, subject in some cases to customary qualifications (including by information in disclosure schedules delivered together with the Purchase Agreement) relating to, among other things, the following:

•	entity organization, good standing and other organizational matters;

•	authorization, valid execution and delivery, and enforceability of the Purchase Agreement and related transaction documents;

•	absence of conflicts or violations under organizational documents, contracts and laws;

•	absence of any required governmental approvals;

•	absence of legal proceedings or orders;

•	brokers’ or finders’ fees, and other fees with respect to the Purchase Agreement and related transactions;

•	investment intent, including the Purchaser’s status as an “accredited investor” as defined in Regulation D as promulgated under the Securities Act; and

•	the Purchaser’s beneficial ownership of our Common Stock prior to the closing.

In addition, the Purchase Agreement contains a number of customary representations and warranties made by us to the Purchaser applicable to our sale of CTIMCO, CTOPI Co-Invest and CTHG2 Co-Invest, which we refer to collectively as the Acquired Entities, and CT Large Loan 2006, Inc., CTOPI and CTHG2, which we refer to collectively as the Fund Entities, subject in some cases to customary qualifications (including by information in disclosure schedules delivered together with the Purchase Agreement), relating to, among other things, the following:

•	entity organization, good standing, and other organizational matters;

•	capital structure and equity securities of each of the Acquired Entities, the Fund Entities and their respective subsidiaries;

•	authorization, valid execution and delivery, and enforceability of the Purchase Agreement and related transaction documents;

•	absence of conflicts or violations under organizational documents, contracts and laws;

•	absence of undisclosed liabilities;

•	financial statements of each of the Acquired Entities, the Fund Entities and their respective subsidiaries;

•	absence of certain changes related to the Acquired Entities and the Fund Entities and their businesses;

•	tax matters pertaining to the Acquired Entities, the Fund Entities and their respective subsidiaries;

•	absence of legal proceedings or orders;

•	compliance with certain laws and permits applicable to the business of the Acquired Entities, the Fund Entities or their respective subsidiaries;

•	environmental matters relating to the Acquired Entities, the Fund Entities and their businesses;

•	labor and employee matters;

•	employee compensation and benefits matters;

•	intercompany accounts between us and our subsidiaries, on the one hand, and any of the Acquired Entities, the Fund Entities or their respective subsidiaries, on the other hand;

•	brokers’ or finders’ fees, and other fees with respect to the transactions governed by the Purchase Agreement;

•	absence of certain activities that would require the Acquired Entities, the Fund Entities or any of their respective subsidiaries to register under the Investment Company Act;

•	registration under the Investment Advisers Act, as amended, and the rules and regulations promulgated thereunder,

•

accuracy of information supplied in the private placement memorandum used for the offering of interest in CTOPI and in other private placement or offering memoranda of each of the other funds or CDOs sponsored or managed by us;

•	availability to the Purchaser of copies of annual and periodic reports and other communications furnished by the managing member and/or general partner to the members of each Fund Entity;

•	material agreements and servicing agreements related to the Acquired Entities, Fund Entities and their business;

•	absence of any real estate and leasehold assets of the Acquired Entities, Fund Entities and their respective subsidiaries;

•	certain insurance matters;

•	servicing of portfolios and related matters;

•	compliance with the Employment Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder;

•

sufficiency of the assets owned, leased and licensed by the Acquired Entities and their subsidiaries to continue their conduct of business after the closing date as such business is currently conducted;

•	tangible assets with respect to CTIMCO;

•	disclosure regarding each fund managed by Capital Trust or any of its subsidiaries; and

•	intellectual property and information systems matters related to the Acquired Entities, the Fund Entities and their respective subsidiaries.

Certain representations and warranties in the Purchase Agreement provide exceptions for items that are not reasonably likely to have a material adverse effect. For purposes of the Purchase Agreement, “material adverse effect” means, with respect to any person (as such term is defined in the Purchase Agreement), any change, development, effect or condition that, individually or in the aggregate with all other changes, developments, effects and conditions, (i) is, or would be reasonably be expected to be, materially adverse to the business, assets, liabilities, results of operations or condition (financial or otherwise) of such person and its subsidiaries, or (ii) will, or would reasonably be expected to, prevent or materially impair or delay the ability of such person to fulfill its obligations under the Purchase Agreement or any related transaction document. To the extent applicable to any person, any such change, development, effect or condition having the results described in the preceding sentence that results from any of the following shall not be considered when determining whether a material adverse effect has occurred:

(i)	a change in law or GAAP or interpretations thereof or rules and policies of the Public Company Accounting Oversight Board that applies to such person, in each case, occurring after the date of the Purchase Agreement;

(ii)	general economic, business or market conditions, general changes in the financial, credit or securities markets, including general changes in interest rates, exchange rates, stock, bond or debt prices;

(iii)	economic, business or market conditions that directly or indirectly affect the commercial real estate finance industry generally;

(iv)	any natural or man-made disasters or acts of war (whether or not declared), sabotage or terrorism, or armed hostilities, or any escalation or worsening thereof in each case occurring after the date of the Purchase Agreement;

(v)	the entry into, public announcement or performance of the Purchase Agreement and transactions contemplated thereby or any action taken or omitted to be taken by us at the written request of the Purchaser (subject to certain exceptions);

(vi)	any change in the market price or trading volume of the Common Stock or any failure to meet internal or published projections, forecasts, budgets, estimates or expectations of our revenue, earnings or other financial performance or results of operations for any period (provided, that the underlying cause of such change or failure shall not be excluded pursuant to this exception); or

(vii)	any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable law to the extent arising out of or relating to the Purchase Agreement or the transactions contemplated thereby;

provided, however, that the exceptions provided in items (i)—(iv) above will not apply to the extent that such change, development, effect or condition disproportionately affects such person or its subsidiaries relative to the other participants in the industry in which such person and its subsidiaries operate.

Covenants

Conduct of Business

The parties have agreed that, during the period from the date of the Purchase Agreement until the closing date, subject to certain exceptions, our and our subsidiaries’ respective businesses will be conducted in all material respects consistent in nature, scope and magnitude with the past practices and in the ordinary course of the normal, day-to-day operations, including, as applicable, with respect to using commercially reasonable efforts to (i) preserve their business organizations intact and maintain existing relations with key customers, suppliers, distributors, employees, governmental authorities and other persons with whom we or our subsidiaries have business relationships, assets, rights and properties and (ii) preserve the REIT status of each of Capital Trust, CT OPI REIT, Inc. and CT Legacy REIT.

Without limiting the generality of the foregoing, except as expressly provided in the Purchase Agreement, as required by applicable law or, to the extent that the failure to take any such action would, based on the advice of our outside counsel, constitute a breach of the duties of the general partner, managing member, collateral manager or similar governing body of a Fund Entity or CDO sponsored by us, as applicable under applicable law or the organizational documents of such Fund Entity or CDO sponsored by us, as applicable (in which case we are required to notify the Purchaser in writing of our determination to take such action), from the date of the Purchase Agreement until the closing, without the prior written consent of the Purchaser, we may not (and we may not permit our subsidiaries to) take any of the following actions (each as more fully described in, and subject to the exceptions set forth in, the Purchase Agreement) including certain actions permitted to be taken in respect of the Fund Entities:

•	amend or propose to amend our charter or bylaws, or cause or permit any of our subsidiaries to amend or propose to amend their organizational documents;

•	subject to certain exceptions, declare or pay any dividend or distribution on, or redeem or repurchase, or adjust, split, combine or reclassify any of our equity or other securities;

•

increase the number of directors on our board of directors, to greater than eight members or change the current structure of our board of directors or enter into any agreement or arrangement relating thereto;

•

subject to certain exceptions, issue or agree to issue any equity securities, securities convertible into the right to purchase equity or options, warrants or other rights of any kind to acquire any equity interest or other securities issued by us or any of our subsidiaries;

•	enter into any amendment of any term of any of our or our subsidiaries’ outstanding securities or waive or modify any rights thereunder;

•

accelerate the vesting of any options, warrants or other rights of any kind to acquire any shares of capital stock or other equity interests (or to participate in the revenue, earnings or distributions of or from us or any of our subsidiaries) to the extent that such acceleration of vesting does not occur automatically under the terms of any such interests or plans governing such interests as in effect as of the date of the Purchase Agreement;

•

subject to certain exceptions, incur or assume any indebtedness for borrowed money or guarantee any such indebtedness, or enter into any swap or hedging transaction or other derivate agreements, or make any loans, capital contributions or advances to any person, other than in the ordinary course of business and consistent with past practice in excess of $250,000 in the aggregate;

•	sell, encumber or otherwise dispose of any of its assets in excess of $250,000, except in the ordinary course of business and consistent with past practice;

•	make or authorize any capital expenditures in an amount exceeding $100,000 in the aggregate;

•

subject to certain exceptions, acquire (including by merger) the capital stock or the assets of any other entity, in any transaction or series of related transactions for consideration in excess of $250,000 in the aggregate;

•	invest in another entity or entities with a value in excess of $250,000 in the aggregate;

•	subject to certain exceptions, increase or accelerate the timing of payment of compensation or benefits to any business employee;

•	loan or advance any money or other property to any business employee;

•	enter into any transaction, retention, change in control, or “stay” bonus, payment or award, or severance protection or change-in-control agreement with any business employee;

•	hire any business employee for a position having a total annual cash compensation opportunity of $50,000 or more, or terminate a business employee from such a position other than for “cause;”

•

subject to certain exceptions, terminate, establish, adopt, enter into, or amend any prescribed employee benefit plans or any plan, program, arrangement, practice or agreement that would be such an employee plan or CT employee plan (as defined in the Purchase Agreement) if it were in existence on the date of the Purchase Agreement;

•

change any financial accounting methods, principles or practices (or change an annual accounting or period) materially affecting our and our subsidiaries’ consolidated assets, liabilities or results of operations, except insofar as may be required by GAAP or by applicable law;

•

modify, amend, terminate or waive any material right under any material agreement under the any material agreement (except for any modification or amendment to any material agreement that is beneficial to us and/or our subsidiaries) or, except in the ordinary course of business, enter into any contract of a character that would constitute a material agreement under the Purchase Agreement;

•

adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of us or any of our subsidiaries or file, or consent by answer or otherwise to the filing against us or any of our subsidiaries of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, make any assignment for the benefit of creditors or consent to the appointment of any custodian, receiver, trustee or other officer with similar powers;

•	settle or compromise any pending or threatened suit, action, claim or other legal proceedings;

•

make or change any material election, change any material method of tax accounting, file any amended tax return, enter into any closing agreement, settle or compromise any material tax liability, surrender any right to claim a refund of taxes, or enter into any agreement or waiver extending the period for assessment or collection of any taxes;

•	make or change any election relating to the entity classification of any Acquired Entity for U.S. federal income tax purposes;

•	subject to certain exceptions, reduce or agree to reduce any investors’ unfunded commitments in any Fund Entity;

•	initiate or threaten any litigation or the institution of any proceeding against any client or any investor in any of our investment vehicles;

•	wind up terminate or dissolve any of our investment vehicles;

•	extend or otherwise modify any investment period with respect to any of our investment vehicles; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.

No Solicitation

Pursuant to the Purchase Agreement, from the date of the Purchase Agreement until the earlier of the closing date or the termination of the Purchase Agreement, we and our subsidiaries may not, directly or indirectly, (i) solicit, initiate or knowingly encourage, knowingly induce or knowingly take any other action which would reasonably be expected to lead to, the making, submission or announcement of, any proposal or inquiry that constitutes, or is reasonably likely to lead to, an acquisition proposal (as defined below), (ii) enter into, continue or participate in any discussions or any negotiations regarding any proposal that constitutes, or would reasonably be expected to lead to the making, submission or announcement of, any acquisition proposal, (iii) furnish any non-public information regarding us or any of our subsidiaries in connection with or in response to an acquisition proposal, or an inquiry that would reasonably be expected to lead to the making, submission or announcement of an acquisition proposal, (iv) waive, terminate or modify or fail to enforce any provision of any “standstill” or similar obligation of any third party existing on the date of the Purchase Agreement, including waiving or exempting any person from any ownership restrictions under our charter or applicability of any provisions of the NOL rights agreement (or from applicability of any antitakeover statute of Maryland law), or (v) resolve or agree to do any of the foregoing. However, if we receive a written unsolicited, bona fide acquisition proposal after the date of the Purchase Agreement, in circumstances not involving a breach of the Purchase Agreement, from a third party prior to obtaining stockholder approval of the Proposals that our board of directors determines in good faith, after consultation with our outside counsel, constitutes or would reasonably be expected to lead to a superior proposal (as defined below) then we may furnish information to such third party and participate in discussions or negotiations with such third party regarding the terms of such acquisition proposal. We are required to notify the Purchaser as promptly as practicable, and in any event within 24 hours, if we receive any written acquisition proposal, including the material terms and conditions of such acquisition proposal and the identity of the party making such acquisition proposal.

The term acquisition proposal is defined as any offer, proposal or inquiry (other than an offer, proposal or inquiry by the Purchaser or its affiliates) contemplating or otherwise relating to any acquisition transaction, which is defined as any transaction or series of related transactions involving:

(i)	any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (a) a person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires, or if consummated in accordance with its terms would acquire, beneficial or record ownership or control of securities representing 9.9% or more of the outstanding shares of any class of voting or equity securities of Capital Trust (or any parent company resulting from such transaction), or (b) Capital Trust issues securities representing 9.9% or more of the outstanding shares of any class of voting or equity securities of Capital Trust (or any parent company resulting from such transaction);

(ii)	any sale, lease, assignment, license, exchange, transfer, acquisition or disposition of any rights or assets (including equity interests of any subsidiary of Capital Trust) that constitutes or accounts for (a) 15% or more of the consolidated net revenues of Capital Trust and its subsidiaries, consolidated net income of Capital Trust and its subsidiaries or consolidated book value of Capital Trust and its subsidiaries, or (b) 15% or more of the fair market value of the assets of Capital Trust and its subsidiaries;

(iii)	any sale of all or substantially all of the assets or properties constituting, or the sale of control of, the investment management business conducted by Capital Trust and its subsidiaries, including any sale (whether by merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction) of a majority of the equity interests of CTIMCO;

(iv)	any liquidation or dissolution of Capital Trust; or

(v)	any combination of the foregoing.

The term superior proposal is defined as an unsolicited bona fide written acquisition proposal obtained after the date of Purchase Agreement in circumstances not involving a breach of the Purchase Agreement by CT for an acquisition transaction (a) of the type set forth in clause (i) above; provided, that all references to “9.9%” therein shall be references to “50%”; (b) involving a majority of the assets of Capital Trust set forth on the adjusted balance sheet of Capital Trust and its subsidiaries delivered in connection with the Purchase Agreement or (c) involving (x) the acquisition (by whatever means, whether by merger, consolidation, share exchange, share or asset purchase or otherwise, as applicable) of either the CT Investment Management Interests or any sale described in clause (iii) above and (y) the purchase of newly-issued shares of Common Stock representing more than 9.9% of the outstanding Common Stock at the time of such issuance, which, in any such case described in clauses (a), (b) or (c), our board of directors determines in good faith (after consultation with its outside counsel and financial advisor) (A) to be reasonably likely to be consummated if accepted and (B) to be more favorable to our stockholders from a financial point of view than the Transactions, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and the Purchase Agreement, any changes to the terms of the Purchase Agreement offered by the Purchaser in response to such acquisition proposal and the ability of the person making such acquisition proposal to consummate the transactions contemplated by such acquisition proposal (based upon, among other things, expectation of obtaining required approvals or any necessary financing).

Our board of directors may not (i) fail to recommend the Proposals for approval by our stockholders (including through any failure to include the recommendation of the board of directors for approval of the Proposals in this proxy statement); (ii) withhold, withdraw, amend or modify in a manner adverse to the Purchaser, or publicly propose (whether through Capital Trust, its subsidiaries or any of its representatives) to withhold, withdraw, amend or modify in a manner adverse to the Purchaser, the recommendation of our board of directors for approval of the Proposals; (iii) in the event that an acquisition proposal is publicly announced or disclosed, fail to publicly reaffirm the recommendation of our board of directors for approval of the Proposals within ten business days after the Purchaser’s written request to do so; (iv) adopt, approve or recommend, or otherwise declare advisable the adoption of, any acquisition proposal or publicly propose to adopt, approve or recommend, or otherwise declare advisable the adoption of, any acquisition proposal; or (v) resolve to take any such actions. Notwithstanding the foregoing, our board of directors may change its recommendation for approval of the Proposals (i) in response to an unsolicited bona fide written acquisition proposal not involving a breach of the Purchase Agreement if it determines in good faith, after consultation with its outside counsel, that the failure to do so would reasonably be expected to constitute a breach of its duties to Capital Trust or our stockholders under applicable law and our board of directors concludes in good faith, after consultation with its outside counsel and financial advisor, that such acquisition proposal constitutes a superior proposal and (ii) in response to a material development or material change in circumstances occurring or arising after the date of the Purchase Agreement with respect to us and/or our subsidiaries that was neither known to our board of directors nor reasonably foreseeable as of or prior to the date of the Purchase Agreement (and not relating to any acquisition proposal or any development or change relating to the Purchaser or any of its affiliates) if our board of directors concludes in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to constitute a breach of its duties to Capital Trust or our stockholders under applicable law; provided, that, in either case, we have engaged in good faith negotiations with the Purchaser regarding potential changes to the terms of the Purchase Agreement for at least five business days and otherwise complied with the terms and conditions of the Purchase Agreement. Even if our board of directors changes its recommendation for approval of the Proposals, we are still required to call and hold the special meeting for the purpose of approving the Proposals unless the Purchase Agreement is terminated before the special meeting.

Preparation of Proxy Statement; Stockholders Meeting

We have agreed to (i) prepare and file this proxy statement with the SEC; (ii) use reasonable best efforts to respond as promptly as practicable to any SEC comments related to this proxy statement; and (iii) disseminate this proxy statement and any amendments or supplements to this proxy statement to our stockholders as promptly as reasonably practicable after we are notified that the SEC has no further comments to this proxy statement. Pursuant to the Purchase Agreement, we have agreed to mail this proxy statement to our stockholders and to hold the special meeting at which our stockholders will be asked to consider and vote upon the Proposals. We are required to hold the special meeting as promptly as reasonably practicable after SEC confirms that it has no further comments on this proxy statement.

Access

Until the closing date, the Purchaser will have the right to reasonable access, during normal business hours and upon reasonable prior notice, to our and our subsidiaries’ properties, books and records and personnel, including all correspondence with investors in any fund. We may restrict the Purchaser’s right to access any such documents or information to the extent that (i) any applicable law requires us to restrict or otherwise prohibit access to such documents or information or (ii) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege or similar doctrine.

Cooperation

The parties to the Purchase Agreement have each agreed to use their respective reasonable best efforts to take all necessary actions to consummate the transactions governed by the Purchase Agreement as promptly as practicable, including (i) preparing and filing promptly and fully all documentation to effect all necessary registrations, notices and forms and other documents, (ii) obtaining all approvals, consents, waivers and other confirmations of all governmental authorities or third parties necessary or advisable to consummate the transactions contemplated by the Purchase Agreement, (iii) executing and delivering any additional instruments that are necessary for the consummation of the Transactions, and (iv) defending or contesting any action or other proceeding brought by a third party that would otherwise prevent or materially delay the consummation of the transactions contemplated by the Purchase Agreement.

Subject to certain exceptions, we must provide to the Purchaser and its representatives the opportunity to attend and participate in any meetings with the clients or any investors in any fund managed by us or any of our subsidiaries during the period after the date of the Purchase Agreement and prior to the closing. We will also ensure, subject to certain exceptions, that all communications to any client or fund investor relating to the Transactions shall be jointly reviewed and approved by both parties.

Employee Matters and Employee Benefits Plans

Employees identified by Blackstone will continue to be employed by CTIMCO or an affiliate of Blackstone after the closing.

Effective immediately following the closing, and until the earlier of December 31, 2013 or the first anniversary of the closing date, Blackstone has agreed to provide continuing employees with total compensation and benefit opportunities that are substantially comparable, in the aggregate, to those provided to similarly situated employees of Blackstone and its affiliates. Each continuing employee who becomes a participant in any benefit plan program of Blackstone or its affiliates, will be credited with all years of service with any Acquired Entity under such plans and programs for purposes of eligibility, vesting and benefit accrual (other than under a pension benefit accrual) to the extent the employee would have received credit under our corresponding plan or program, except as would result in any duplication of benefits.

Except as restricted by the insurance carriers, any welfare plan maintained by Blackstone or its affiliates in which transferring employees are eligible to participate after the closing date, will (i) waive any preexisting condition limitation or exclusion to the extent waived under the relevant Acquired Entities employee benefit plan and (ii) honor any expense incurred by the transferring employees and their covered dependents under our similar plans for purposes of satisfying any analogous out-of-pocket requirements, deductibles and co-payments.

Insurance Matters

Following the closing, the Purchaser will cause any Acquired Entity or Fund Entity to reasonably cooperate with us, at our expense, in pursuing coverage for any claims made by us or against us or our subsidiaries and, subject to certain conditions, reasonably cooperate to assist us, at our expense, in the defense of any claims made against any parties entitled to indemnification with respect to actions taken prior to the closing. The parties to the Purchase Agreement further agree that all rights of the officers and directors of the Purchaser, CT, each Acquired Entity and each Fund Entity under any indemnification arrangements for acts or omissions occurring at or prior to the closing shall survive the closing date and shall not be amended or otherwise modified in any manner that would adversely affect the rights of such officers and directors.

In addition, for a period of six years from the closing date of the Transactions, we are obligated to purchase and maintain either (i) a directors’ and officers’ liability insurance policy or an extended reporting period or tail policy, insuring the current or former officers or directors of Capital Trust with respect to any acts or omissions occurring at or prior to the closing and (ii) an investment fund profession and management liability policy or an extended reporting period or tail policy, insuring the current or former officers or directors of Capital Trust with respect to any acts or omissions occurring at or prior to the closing.

Board Designation Rights

Effective as of the closing, the Purchaser will be entitled to designate two directors to our board of directors, one of whom, subject to the Maryland General Corporation Law, will be appointed as chairman of our board of directors. In addition, until such time as the Purchaser and its affiliates collectively beneficially own less than 50% of the New CT Shares, we will nominate for election to our board of directors two director nominees designated by the Purchaser at each annual or special meeting of our stockholders at which directors are to be elected, use our best efforts to cause the elections of such Purchaser designees and ensure that the board of directors shall be comprised of no more than eight members, unless otherwise agreed in writing by the Purchaser. In addition, subject to the rules of the NYSE, for so long as the Purchaser is entitled to nominate nominees to the board of directors, the Purchaser and/or its affiliates will be entitled to proportionate representation on each committee of our board of directors, other than our audit or compensation committees. In the event that a vacancy in our board of directors or committee of our board of directors is created at any time by the death, disability, retirement, resignation or removal of a board member designated by the Purchaser, we will use our best efforts to cause such vacancy to be filled as promptly as possible with a replacement board member designated by the Purchaser. Until the later to occur of (i) the Purchaser and its affiliates no longer having the right to designate two directors to our board of directors and (ii) affiliates of the Purchaser ceasing to manage us and our subsidiaries’ business, we cannot, without the prior written consent of the Purchaser, amend our charter to remove or otherwise modify the provisions of the charter that are the subject of the Charter Amendment Proposal or otherwise amend our charter or bylaws in a manner that could reasonably be expected to result in our being unable to fulfill our obligations under the Purchase Agreement or discriminate against the Purchaser or any of its affiliates, whether on the basis of its holdings in Capital Trust or otherwise.

Special Dividend

Concurrently with the setting of the record date for the special meeting, our board of directors will adopt resolutions with respect to the declaration of the special dividend to all holders of record of our Common Stock on the date set as the meeting record date and shall provide the notice of the dividend in accordance with applicable law, our charter or bylaws and the rules of the NYSE, and as soon as practicable following the closing, we will pay the special dividend to all holders of record of our Common Stock on the record date. The Purchaser, in its capacity as the holder of the New CT Shares, will not be entitled to participate in the special dividend.

Tax Matters

We will prepare and file, or cause to be prepared and filed, all tax returns that are required to be filed by or with respect to us, any Acquired Entity, any Fund Entity and their respective subsidiaries on or before the closing date. The Purchaser will prepare and file, or cause to be prepared and filed, all tax returns that the Purchaser is required by applicable law to file by or with respect to each Acquired Entity and each of its subsidiaries after the closing. In addition, the Purchaser will pay us (a) all refunds of taxes actually received by any Acquired Entity or any of its subsidiaries after the closing date and attributable to taxes paid with respect to a taxable period ending on or prior to the closing date and (b) the portion of all refunds of taxes actually received by any Acquired Entity or any of its subsidiaries after the closing date and attributable to taxes paid by such Acquired Entity or any of its subsidiaries with respect to the portion of any straddle period ending on the closing date, in each case, net of any taxes imposed on such refund amount. Furthermore, we and the Purchaser are each responsible for 50% of any transfer tax imposed in connection with the Transactions.

We and the Purchaser have agreed to cooperate fully, as and to the extent reasonably requested by each other, in connection with the filing of tax returns and any audit, inquiry, litigation or other proceeding with respect to taxes. In addition, we and the Purchaser have agreed to certain other covenants relating to tax returns, allocation of taxes, tax sharing agreements, tax indemnification and other tax matters.

Additional Agreements

The Purchase Agreement contains additional agreements between Blackstone and us relating to, among other things:

•	Consultations regarding public announcements and certain confidentiality obligations;

•	Delivery and maintenance of, and access to, books and records of any Acquired Entity, Fund Entity and their respective subsidiaries;

•	Cost and expenses incurred in connection with the Purchase Agreement and the related transaction documents and transactions;

•	Subject to certain exceptions, termination of all affiliate contracts;

•	Minimizing the effect of any state anti-takeover or other similar law;

•	Notification of breaches of representations and warranties or covenants;

•	NYSE listing of the New CT Shares;

•	Maintenance of minimum working capital; and

•	Assignment or termination of the lease of our headquarters at 410 Park Avenue, New York, New York 10022.

Closing

The closing will occur no later than the second business day, which we refer to as the closing date, following the satisfaction or, to the extent permitted, waiver of all conditions to the obligations of the parties to consummate the Transactions, including our stockholders’ approval of the Proposals as described in this proxy statement.

Conditions to Closing

The mutual obligations of the parties to consummate the Transactions are subject to the satisfaction or waiver of the following conditions:

•	Receipt of approval by our stockholders of the Proposals;

•	Receipt of all necessary consents, orders, approvals and waivers of any governmental authority and the NYSE required for the consummation of the Transactions; and

•

No law order or other legal restraint or prohibition by any governmental authority of competent jurisdiction shall be in effect which prohibits, makes illegal or enjoins (whether on a temporary, preliminary or permanent basis) the consummation of the Transactions.

In addition, our obligations to consummate the Transactions are subject to the satisfaction (or waiver by us) of the following conditions:

•

Subject to certain exceptions, the representations and warranties of the Purchaser contained in the Purchase Agreement shall be true and correct in all respects as of the date of the Purchase Agreement and as of the closing date, except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date, interpreted without giving effect to any material adverse effect or materiality qualifications, except where all failures of all such representations and warranties to be true and correct, in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on the Purchaser;

•	The Purchaser shall have in all material respects complied with and performed all of the covenants and agreements required to be performed by it under the Purchase Agreement; and

•	We shall have received copies of certain documents and other items required to be delivered under the Purchase Agreement.

In addition, the obligations of the Purchaser to consummate the Transactions are subject to the satisfaction (or waiver by the Purchaser) of the following conditions:

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Subject to certain exceptions, the representations and warranties made by us contained in the Purchase Agreement shall be true and correct in all respects as of the date of the Purchase Agreement and as of the closing date, except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date, interpreted without giving effect to any material adverse effect or materiality qualifications, except where all failures of all such representations and warranties to be true and correct, in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on us, the Acquired Entities or the Fund Entities;

•	We shall have in all material respects complied with and performed all of the covenants and agreements required to be performed by us under the Purchase Agreement;

•	Since the date of the Purchase Agreement, there shall not have occurred any material adverse effect on any of us, the Acquired Entities or the Fund Entities;

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No Loss of Special Servicer Status (as defined in the Purchase Agreement) shall have occurred since the date of the Purchase Agreement and as of the closing date nor shall any applicable rating agency have announced (publicly or otherwise) its intention to issue, or otherwise implement, any Loss of Special Services Status;

•	Approval of the listing of the New CT Shares on the NYSE;

•	We shall have at least $5,000,000 in cash or cash equivalents as of the closing, subject to certain adjustments and exclusions; and

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The Purchaser shall have received copies of certain documents and other items required to be delivered under the Purchase Agreement, including certain consents of our private fund investors and separate account clients.

Indemnification

Indemnification by Capital Trust

We have agreed that, from and after the closing, we will indemnify each of the Purchaser and its affiliates (including any Acquired Entity, Fund Entity and their respective subsidiaries and affiliates), and the past, current and future respective stockholders, equity owners, members, partners, controlling persons (if any), directors, trustees, managers, officers, employees, agents, successors, assigns and personal representatives of each of them, which we refer to collectively as the purchaser indemnitees, from and against any and all losses that any purchaser indemnitee may suffer due to:

(i)	subject to certain exceptions, any inaccuracy in, or breach of, any representation or warranty made by us contained in the Purchase Agreement or any related transaction document;

(ii)	subject to certain exceptions, any breach of any of our covenants or obligations contained in the Purchase Agreement or any related transaction document;

(iii)	the ownership, management or operation of any Acquired Entity, any Fund Entity or any of their respective subsidiaries and the respective businesses, properties and assets of each of the foregoing or any other CT Investment Management Interests at or prior to the closing;

(iv)	subject to certain adjustments, any liabilities that we should have taken into account and set forth on the estimated closing balance sheet provided by us to the Purchaser immediately prior to the closing date; and

(v)	subject to certain adjustments, any claims by any transferring employees or current or former officers, directors or employees of the Acquired Entities or their respective subsidiaries relating to matters arising on or prior to the closing and any Closing Employee Amounts to the extent not taken into account in connection with the calculation of the CT Investment Management Interests Purchase Price.

We will not be liable to any of the purchaser indemnitees, subject to certain exceptions, unless and until the losses incurred by all the purchaser indemnitees exceed, in the aggregate, $500,000, which we refer to as the deductible, in which case we will be liable for the full amount of the losses in excess of the deductible; provided, that the aggregate amount so required to be paid by us in respect of such losses may not exceed $10,000,000, which we refer to as the cap. The deductible and the cap will not apply to losses arising from (i) a breach of certain excluded representations and warranties (as described below), (ii) any claim pursuant to items (ii)—(v) above or the tax indemnification provisions in the Purchase Agreement, or (iii) fraud, willful or criminal misconduct by us. In no event will we be required to pay any amounts in satisfaction of claims for indemnification in excess of an amount equal to the Purchase Price in the aggregate.

Certain representations and warranties made by us relating to, among other things, no conflicts, corporate status, authority, capitalization and broker’s or finder’s fees, which we refer to collectively as seller’s excluded representations, will remain in full force and effect indefinitely. The representations and warranties made by us relating to, among other things, taxes and employee matters and benefit plans will remain in full force and effect until 30 days following the applicable statute of limitations with respect to the subject matter of such representations and warranties. All other representations and warranties made by us contained in the Purchase Agreement will remain in full force and effect for 18 months following the closing date.

Indemnification by the Purchaser

The Purchaser has agreed that, from and after the closing, it will indemnify each of us and our subsidiaries, and the past, current and future directors, trustees, managers, officers, employees, agents and successors of each of them, which we refer to collectively as the seller indemnitees, from and against any and all losses that any seller indemnitee may suffer due to:

(i)	subject to certain exceptions, any inaccuracy in, or breach of, any representation or warranty of the Purchaser contained in the Purchase Agreement or any related transaction document;

(ii)	subject to certain exceptions, any breach of any of the Purchaser’s covenants or obligations contained in the Purchase Agreement or any related transaction document; and

(iii)	subject to certain adjustments, expenses incurred in connection with certain transaction-related expenses.

The Purchaser will not be liable to any of the seller indemnitees, subject to certain exceptions, unless and until the losses incurred by all seller indemnitees exceed, in the aggregate, the deductible, in which case the Purchaser will be liable for the full amount of the losses in excess of the deductible; provided, that the aggregate amount so required to be paid by the Purchaser in respect of such losses may not exceed the cap. The deductible and the cap will not apply to losses arising from (i) a breach of a certain excluded representations and warranties (as described below), (ii) any claim made against the Purchaser pursuant to item (iii) above, or (iii) fraud, willful or criminal misconduct by the Purchaser. In no event will the Purchaser be required to pay any amounts in satisfaction of claims for indemnification in excess of an amount equal to the Purchase Price in the aggregate.

The representations and warranties of the Purchaser relating to, among other things, no conflicts, power and authority and broker’s and finder’s fees, which we refer to collectively as purchaser excluded representations, will remain in full force and effect indefinitely. The representations and warranties of the Purchaser relating to investment intent will remain in full force and effect until six months following the closing. All other representations and warranties of the Purchaser contained in the Purchase Agreement will remain in full force and effect for 18 months following the closing date.

Adjustment for Insurance

Any indemnification obligation under the Purchase Agreement for any losses will be net of any insurance proceeds actually received by the indemnified party under any insurance policy. We and the Purchaser have agreed that in the event that any indemnified party recovers amounts under any insurance policy, the indemnified party shall reimburse the indemnifying party an amount equal to the lesser of the amount of such insurance recovery (after deducting related costs and expenses) and the amount for which the indemnifying party was obligated to indemnify the indemnified party pursuant to the Purchase Agreement.

Termination

The Purchase Agreement may be terminated prior to the consummation of the closing:

(i)	upon the mutual written consent of both us and the Purchaser;

(ii)	by either us or the Purchaser, if the closing shall not have occurred on or prior to 5:00 p.m., New York time, on June 27, 2013, which we refer to as the outside date; provided, however, that a party shall not be permitted to terminate the Purchase Agreement if the failure to consummate the closing by the outside date is attributable to the breach by such party of any provision of the Purchase Agreement;

(iii)	by either us or Blackstone, if a court of competent jurisdiction or other governmental authority of competent jurisdiction shall have issued a final, nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions; provided, however, that a party shall not be permitted to terminate the Purchase Agreement if the issuance of such final, non-appealable order, decree or ruling is attributable to the breach by such party of any provision of the Purchase Agreement;

(iv)	by either us or the Purchaser, if our stockholders shall have voted on the Proposals at the special meeting and approval by our stockholders of the Proposals was not obtained;

(v)	by the Purchaser, if, before the approval by the stockholders of the Proposals at the special meeting, (i) our board of directors has changed its recommendation that our stockholders approve the Proposals; (ii) we shall have failed to include in this proxy statement our board of directors’ recommendation that our stockholders approve the Proposals; (iii) our board of directors or any committee thereof shall have adopted, approved, endorsed or recommended any acquisition proposal; (iv) a tender or exchange offer relating to our securities shall have been commenced and we shall not have sent to our security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that our board of directors recommends rejection of such tender or exchange offer; or (v) we shall have materially breached our obligations relating to non-solicitation or preparation of this proxy statement under the Purchase Agreement;

(vi)	by the Purchaser, if we shall have breached any representation, warranty, covenant or agreement under the Purchase Agreement, which breach cannot be or has not been cured within 30 days after the Purchaser’s giving of written notice thereof, such that the closing conditions related to our representations and warranties or covenants would not be satisfied; or

(vii)	by us, if the Purchaser shall have breached any representation, warranty, covenant or agreement under the Purchase Agreement, which breach cannot be or has not been cured within 30 days after our giving of written notice thereof, such that the closing conditions related to the Purchaser’s representations and warranties or covenants would not be satisfied.

Expense Reimbursement

We have agreed to reimburse the Purchaser for all fees and expenses incurred by or on behalf of the Purchaser and its affiliates in connection with the Transactions and the pursuit and negotiation thereof, subject to a cap of $1,500,000 in the aggregate if (i) subject to certain exceptions, we or the Purchaser terminates the Purchase Agreement pursuant to the item (ii) in “—Termination” above and within 12 months of such termination, we or any of our subsidiaries enter into a contract with respect to an acquisition proposal or an acquisition proposal is consummated, (ii) we or the Purchaser terminate the Purchase Agreement pursuant to item

(iv) in “—Termination” above and either, prior to the special meeting, an acquisition proposal has been publicly announced or, within 12 months of such termination of the Purchase Agreement, we or any of our subsidiaries enter into a contract with respect to an acquisition proposal or an acquisition proposal is consummated or (iii) subject to certain exceptions, the Purchaser terminates the Purchase Agreement pursuant to items (v) or (vi) in “—Termination” above.

The Purchaser has agreed to reimburse us for all fees and expenses incurred after July 3, 2012 by or on behalf of us and our affiliates in connection with the Transactions and the pursuit and negotiation thereof, subject to a cap of $1,500,000 in the aggregate if we terminate this agreement pursuant to item (vii) in “—Termination” above.

Equitable Remedies

The parties are entitled to an injunction, specific performance or other equitable relief to specifically enforce and to prevent breaches of the Purchase Agreement in addition to any other remedy to which they are entitled at law or in equity.

Governing Law; Jurisdiction

The Purchase Agreement is governed by the laws of the State of Maryland with respect to matters relating to the duties of our board of directors and the laws of the State of New York with respect to all other matters, without giving effect to its conflict of laws principles. Each of the parties has consented to submit to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City and County of New York in the State of New York for any litigation arising out of or relating to the Purchase Agreement.

Amendment of the Tax Benefits Preservation Rights Agreement

We previously entered into the Rights Agreement, which is intended to deter an “ownership change,” as defined for purposes of Section 382 of the Internal Revenue Code, to preserve its net operating and capital losses. Pursuant to the terms of the Purchase Agreement, on September 27, 2012, we entered into an amendment to the Rights Agreement, which, among other things, renders the Rights Agreement inapplicable to the Transactions. The amendment further provides that neither Blackstone nor its affiliates will become an acquiring person (as such term is defined in the Rights Agreement) or otherwise trigger the Rights Agreement unless their percentage of ownership of Common Stock exceeds their percentage of ownership of Common Stock immediately following the closing. Based on the number of shares of Common Stock outstanding as of the date of this proxy statement, Blackstone would beneficially own [18.2]% of the Common Stock under the Rights Agreement upon the Closing. Accordingly Blackstone and its affiliates could not increase their ownership of the Common Stock above [18.2]% without triggering the Rights Agreement, unless our board of directors approved of any such increase in ownership.

Registration Rights Agreement

In connection with the Transactions, we will enter into a registration rights agreement with regard to the New CT Shares. Pursuant to the registration rights agreement, the Purchaser and its permitted direct and indirect transferees will have:

•

beginning one year after the closing, the right to require us to (i) file a shelf registration statement with respect to the New CT Shares, (ii) maintain its effectiveness, (iii) facilitate takedown offerings of the New CT Shares and (iv) assist in the facilitation of sales of such shares by Purchaser;

•	demand registration rights to have the New CT Shares registered for resale on up to four occasions beginning on the first anniversary of the closing date and the right to require us to assist in the facilitation of sales of such shares by Purchaser if we have not effected or are not diligently pursuing a shelf registration statement covering the New CT Shares or are not eligible to file a shelf registration statement or the shelf registration statement covering the New CT Shares shall cease to be effective; and

•

in certain circumstances, the right to “piggy-back” the New CT Shares in registration statements we might file in connection with any future public offering of our Common Stock or offerings of our Common Stock undertaken by us or our other stockholders.

Notwithstanding the foregoing, certain registrations and offerings are subject to cutback provisions, and we are permitted to suspend the use, from time to time, of the prospectus that is part of a registration statement (and therefore suspend sales under the registration statement) for certain specified periods.

Explanatory Note Regarding the Purchase Agreement

The Purchase Agreement and the summary set forth above have been included to provide all stockholders with information regarding the terms of the Purchase Agreement and are not intended to modify or supplement any factual disclosures about us in our public reports filed with the SEC. In particular, the Purchase Agreement and the foregoing summary of its terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to us, Blackstone, our or their subsidiaries and affiliates or any other party. The representations and warranties contained in the Purchase Agreement have been negotiated only for the purpose of the Purchase Agreement and are intended solely for the benefit of the parties thereto. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain supplemental disclosures provided by the parties to one another in connection with the execution of the Purchase Agreement. Furthermore, many of the representations and warranties in the Purchase Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about us, Blackstone, our or their subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Certain of these representations were accurate as of a specific date and do not purport to be accurate as of the date of this proxy statement. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, and these changes may not be fully reflected in our public disclosures.

NEW MANAGEMENT AGREEMENT

The following is a summary of selected material provisions of the New Management Agreement, a copy of which is attached as Annex B to this proxy statement and incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the New Management Agreement and not by this summary or any other information in this proxy statement. This discussion is not complete and is qualified in its entirety by reference to the complete text of the New Management Agreement. We urge all stockholders to read the New Management Agreement, as well as this proxy statement, carefully and in their entirety before making any decision regarding the Proposals.

Engagement of New CT Manager and Management Services

Pursuant to the New Management Agreement, we will engage the New CT Manager to serve as our investment manager and provide for the day-to-day management of our operations. The New Management Agreement will require the New CT Manager to manage our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. The New CT Manager’s role as manager will be under the supervision and direction of our board of directors. Blackstone has not yet determined the persons who will serve as officers and employees of the New CT Manager, but it is expected that the New CT Manager will be managed by senior professionals of Blackstone and certain of our current executive officers. It is further expected that investment decisions on behalf of Capital Trust will be made by an investment committee of the New CT Manager that Blackstone expects to be comprised of senior professionals of Blackstone, including senior professionals of its real estate investment business.

The New CT Manager will be responsible for (i) the selection, the origination or purchase and the sale, of our portfolio investments, (ii) our financing activities and (iii) providing us with investment advisory services. The New CT Manager will be responsible for our day-to-day operations and will perform (or cause to be performed) such services and activities relating to our investments and business and affairs as may be appropriate, which may include, without limitation, the following:

•

serving as our advisor with respect to the establishment and periodic review of our investment guidelines and other parameters for our investments, financing activities and operations, any modifications to which will be approved by a majority of our board of directors (which must include a majority of the independent directors);

•

identifying, investigating, analyzing, and selecting possible investment opportunities and originating, negotiating, acquiring, consummating, monitoring, financing, retaining, selling, negotiating for prepayment, restructuring, refinancing, hypothecating, pledging or otherwise disposing of investments consistent in all material respects with our investment guidelines;

•

with respect to prospective purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives;

•

negotiating and entering into, on our behalf, repurchase agreements, interest rate or currency swap agreements, hedging arrangements, financing arrangements (including one or more credit facilities), foreign exchange transactions, derivative transactions, and other agreements and instruments required or appropriate in connection with our activities;

•

engaging and supervising, on our behalf and at our expense, independent contractors, advisors, consultants, attorneys, accountants, auditors, and other service providers (which may include affiliates of the New CT Manager) that provide various services with respect to us, including, without limitation, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services (including transfer agent and registrar services) as may be required relating to our activities or investments (or potential investments);

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

•

administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by the New CT Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•

communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	advising us in connection with policy decisions to be made by our board of directors;

•	engaging one or more subadvisors with respect to our management, including, where appropriate, affiliates of the New CT Manager;

•

evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with our qualification as a REIT and with our investment guidelines;

•

advising us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code, and the Treasury Regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

•

advising us regarding the maintenance of our exemption from regulation as an investment company under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from regulation as an investment company under the Investment Company Act;

•	furnishing reports to us regarding our activities and services performed for us by the New CT Manager and its affiliates;

•

monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•

investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

•

causing us to retain a qualified independent public accounting firm and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and to conduct periodic compliance reviews with respect thereto;

•	assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•

assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act, or by the NYSE, and facilitating compliance with the Sarbanes-Oxley Act of 2002, the listing rules of the NYSE, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

•

assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for all information required to the extent provided by the provisions of the Internal Revenue Code and Treasury Regulations applicable to REITs;

•

placing, or arranging for the placement of, all orders pursuant to the New CT Manager’s investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

•

handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day activities (other than with the New CT Manager or its affiliates), subject to such reasonable limitations or parameters as may be imposed from time to time by our board of directors;

•

using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

•

advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

•

serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings undertaken by us, including (i) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, and (ii) advising us with respect to obtaining appropriate financing for our investments (which, in accordance with applicable law and the terms and conditions of New Management Agreement and our charter and bylaws may include financing by the New CT Manager or its affiliates);

•	providing us with portfolio management and other related services;

•

arranging marketing materials and other related documentation, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business; and

•

performing such other services from time to time in connection with the management of our business and affairs and our investment activities as our board of directors shall reasonably request and/or the New CT Manager shall deem appropriate under the particular circumstances.

Pursuant to the terms of the New Management Agreement, the New CT Manager may retain, for and on our behalf, such services of persons and firms described elsewhere herein as the New CT Manager deems necessary or advisable in connection with our management and operations, which may include affiliates of the New CT Manager; provided, that any such services may only be provided by affiliates of the New CT Manager to the extent (i) such services are on arm’s-length terms and competitive market rates in relation to terms that are then customary for agreements regarding the provision of such services to companies that have assets similar in type, quality and value to our assets and our subsidiaries’ assets, or (ii) such services are approved by a majority of the independent members of our board of directors. Pursuant to the terms of the New Management Agreement, the New CT Manager will keep our board of directors reasonably informed on a periodic basis as to any services provided by affiliates of the New CT Manager not approved by a majority of the independent directors on our board of directors.

Liability and Indemnification

Pursuant to the New Management Agreement, the New CT Manager will assume no responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations, including as set forth in our investment guidelines. Under the terms of the New Management Agreement, the New CT Manager and its

affiliates, and their respective directors, officers, employees and stockholders, will not be liable to us, any subsidiary of ours, our board of directors, our stockholders or any of our subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the New Management Agreement, except by reason of acts or omission constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the New Management Agreement. We have agreed to indemnify the New CT Manager, its affiliates, and the directors, officers, employees and stockholders of the New CT Manager and its affiliates of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising from any acts or omissions of such party performed in good faith under the New Management Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of such party under the New Management Agreement. In addition, the New CT Manager will not be liable for trade errors that may result from ordinary negligence, including, without limitation, errors in the investment decision making process and/or in the trade process. The New CT Manager has agreed to indemnify us, our subsidiaries and the directors, officers, employees and stockholders of us and our subsidiaries and each person, if any, controlling us, of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising from (i) any acts or omissions of the New CT Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of the New CT Manager under the New Management Agreement or (ii) any claims by the New CT Manager’s employees relating to the terms and conditions of their employment by the New CT Manager. Notwithstanding the foregoing, the New CT Manager, at its sole cost and expense, will maintain “errors and omissions” insurance coverage and other customary insurance coverage upon the execution of the New Management Agreement.

Pursuant to the New Management Agreement, any indemnified party entitled to indemnification thereunder shall first seek recovery from any other indemnity then available with respect to portfolio entities and/or any applicable insurance policies by which such indemnified party is indemnified or covered and shall obtain written consent of us or the New CT Manager (as applicable) prior to entering into any compromise or settlement which would result in an obligation of us or the New CT Manager (as applicable) to indemnify such indemnified party. Any amounts actually recovered under any applicable insurance policies or other indemnity then available will offset any amounts owed by us or the New CT Manager (as applicable) pursuant to indemnification obligations under the New Management Agreement.

Management Team

Pursuant to the terms of the New Management Agreement, the New CT Manager is required to provide us with a management team, including a chief executive officer and president, chief financial officer or similar positions, along with appropriate support personnel, to provide the management services to be provided by the New CT Manager to us. The New CT Manager is not obligated to dedicate any of its executives or other personnel exclusively to us. In addition, such executives and other personnel, including the management team supplied to us by the New CT Manager, are not obligated to dedicate any specific portion of their time to our business. Instead, members of our management team are required to devote such of their time to our management as necessary and appropriate, commensurate with our level of activity.

The New CT Manager is required to refrain from any action that, in its sole judgment made in good faith:

•	is not in compliance with our investment guidelines,

•

would adversely and materially affect our qualification as a REIT under the Internal Revenue Code or our status or our subsidiaries’ status as entities excluded from investment company status under the Investment Company Act, or

•

would materially violate compliance and governance policies and procedures applicable to us, any law, rule or regulation of any governmental body or agency having jurisdiction over us and our subsidiaries or of any exchange on which our securities may be listed or that would otherwise not be permitted by our charter and bylaws.

If the New CT Manager is ordered to take any action by our board of directors, the New CT Manager will promptly notify our board of directors if it is the New CT Manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation, or compliance and governance policies and procedures or our charter or bylaws. Neither the New CT Manager nor any of its affiliates shall be liable to us, our board of directors or our stockholders for any act or omission by the New CT Manager or any of its affiliates, except as provided in the New Management Agreement.

Term and Termination

The initial term of the New Management Agreement expires on the third anniversary of the closing date and will be automatically renewed for a one-year term each anniversary thereafter unless previously terminated as described below. Our independent directors will review the New CT Manager’s performance and the fees that may be payable to the New CT Manager annually and, following the initial term, the New Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fee and incentive fee payable to the New CT Manager are not fair, subject to the New CT Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management and/or incentive fees agreed to by at least two-thirds of our independent directors. We must provide 180 days prior written notice of any such termination. Unless terminated for cause, the New CT Manager will be paid a termination fee equal to three times the sum of (i) the average annual management fee and (ii) the average annual incentive fee earned by the New CT Manager, in each case during the 24-month period immediately preceding the most recently completed calendar quarter prior to the date of termination.

We may also terminate the New Management Agreement at any time, including during the initial term, without the payment of any termination fee, with at least 30 days prior written notice from us for cause, which is defined as:

•

a final judgment by any court or governmental body of competent jurisdiction not stayed or vacated within 30 days that the New CT Manager, its agents or its assignees has committed a felony or a material violation of applicable securities laws that has a material adverse effect on our business or the ability of the New CT Manager to perform its duties under the terms of the New Management Agreement,

•	an order for relief in an involuntary bankruptcy case relating to the New CT Manager or the New CT Manager authorizing or filing a voluntary bankruptcy petition,

•	the dissolution of the New CT Manager, or

•

a determination that the New CT Manager has committed fraud against us, misappropriates or embezzles funds of ours, or has acted, or failed to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the New Management Agreement, provided, however, that if any of such actions or omissions are caused by an employee and/or officer of the New CT Manager or one of its affiliates and the New CT Manager takes all necessary action against such person and cures the damage caused by such actions or omissions within 30 days of such determination, then the New Management Agreement shall not be terminable for cause.

The New CT Manager may assign the agreement in its entirety or delegate certain of its duties under the agreement to any of its affiliates without the approval of our independent directors if such assignment or delegation does not require our approval under the Investment Company Act.

The New CT Manager may terminate the New Management Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. The New CT Manager may decline to renew the New Management Agreement by providing us with 180 days’ written notice, in which case we would not be required to pay a termination fee. In addition, if we breach the New Management Agreement in any material respect or are otherwise unable to perform our obligations thereunder and the breach continues for a period of 30 days after written notice to us, the New CT Manager may terminate the New Management Agreement upon 60 days’ written notice. If the New Management Agreement is terminated by the New CT Manager upon our breach, we would be required to pay the New CT Manager the termination fee described above.

We may not assign our rights or responsibilities under the New Management Agreement without the prior written consent of the New CT Manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the New Management Agreement and by the terms of such assignment in the same manner as we are bound under the New Management Agreement.

Management Fee, Incentive Fees and Expense Reimbursements

Upon execution of the New Management Agreement, we will not maintain an office or directly employ personnel. Instead, we will rely on the facilities and resources of the New CT Manager to manage our day-to-day operations.

Management Fee

Pursuant to the terms of the New Management Agreement, we will pay the New CT Manager a management fee in an amount equal to the greater of: (i) $250,000 per annum ($62,500 per quarter); and (ii) 1.50% per annum (0.375% per quarter) of our “Equity.” The management fee is payable in cash, quarterly in arrears with respect to each calendar quarter following the closing date. For purposes of calculating the management fee, our “Equity” means: (a) the sum of (1) the net proceeds received by us from all issuances of our Common Stock from and after the closing date (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus (2) our retained earnings at the end of the most recently completed calendar quarter in respect of Core Earnings (as defined below) from and after the closing date, plus (3) cash retained on our balance sheet as of the closing date and cash retained upon realization of the CT Legacy Interests (as defined below), (b) less (1) any distributions to our stockholders in excess of retained Core Earnings, (2) any amount that we or any of our subsidiaries has paid to repurchase our Common Stock since the closing date and (3) any Incentive Compensation (as defined below) paid following the closing date.

The management fee of the New CT Manager shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to us. We are obligated to pay the management fee within five business days after the date of delivery to us of such computations.

Incentive Fees

Pursuant to the terms of the New Management Agreement, the New CT Manager will be entitled to “Incentive Compensation” which shall be payable in arrears in cash, in quarterly installments. “Incentive Compensation” means the incentive fee calculated and payable with respect to each calendar quarter following the closing date (or part thereof that the New Management Agreement is in effect) in arrears in an amount, not less than zero, equal to:

(i)	for the first full calendar quarter following the closing date, the product of (a) 20% and (b) the difference between (i) our Core Earnings (as defined below) for such calendar quarter, and (ii) the product of (A) our Equity as of the end of such calendar quarter, and (B) 7%;

(ii)

for each of the second, third and fourth full calendar quarters following the closing date, the difference between (1) the product of (a) 20% and (b) the difference between (i) our Core Earnings for the previous calendar quarter, and (ii) the product of (A) our Equity in the previous calendar quarter, and (B) 7%, and (2) the sum of any Incentive Compensation paid to the New CT Manager with respect to the prior calendar quarter(s) following the closing date, as applicable; and

(iii)	for each calendar quarter thereafter, the difference between (1) the product of (a) 20% and (b) the difference between (i) our Core Earnings for the previous 12-month period, and (ii) the product of (A) our Equity in the previous 12-month period, and (B) 7%, and (2) the sum of any Incentive Compensation paid to the New CT Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no Incentive Compensation shall be payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from the date of the first offering of our Common Stock following the closing date) is greater than zero.

For purposes of calculating the incentive fee, our “Core Earnings” means: the net income (loss) attributable to our stockholders, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the Incentive Compensation, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between the New CT Manager and the independent directors of our board of directors and approved by a majority of such independent directors, and (vi) net income (loss) related to the CT Legacy Interests (as defined below). Pursuant to the terms of the New Management Agreement, the exclusion of depreciation and amortization from the calculation of Core Earnings shall only apply to debt investments related to real estate to the extent that we foreclose upon the property or properties underlying such debt investments.

The New CT Manager will compute each quarterly installment of the incentive fee within 45 days after the end of the calendar quarter with respect to which such installment is payable and promptly deliver such calculation to our board of directors. The amount of the installment shown in the calculation will be due and payable no later than the date which is five business days after the date of delivery of such computations to our board of directors.

For purposes of the terms “Equity” and “Core Earnings,” the CT Legacy Interests means our interests in (i) CT Legacy REIT, net of (a) the Series 1 Unit Secured Notes issued by CT Legacy Series 1 Note Issuer, LLC, a Delaware limited liability company, and the Series 2 Unit Secured Notes issued by CT Legacy Series 2 Note Issuer, LLC, a Delaware limited liability company, issued prior to the date of the New Management Agreement, and (b) payments made by us pursuant to those certain award agreements granted under our 2007 Long-Term Incentive Plan related to distributions made by CT Legacy REIT, (ii) our interest in CT OPI GP, LLC, a Delaware limited liability company and general partner of CTOPI, net of the payments made by us pursuant to those certain award agreements related to carried interest distributions made by CTOPI and (iii) the Capital Trust RE CDO 2004-1 Ltd., a Cayman Islands company, Capital Trust RE CDO 2005-1 Ltd, a Cayman Islands company, and CT CDO IV Ltd., a Cayman Islands exempted company.

Pro Forma New Management Agreement Fees

On a pro forma basis, assuming the New Management Agreement were in effect, we would have paid the following amounts pursuant to the terms of the New Management Agreement for the periods indicated:

•	base and incentive fees of $125,000 for the sixth-month period ended June 30, 2012; and

•	base and incentive fees of $250,000 for the year ended December 31, 2011.

These amounts do not include amounts that would have been paid to the New CT Manager pursuant to the reimbursement provisions of the New Management Agreement. For additional information relating to our pro forma expenses assuming completion of the Investment Management Business Sale and our entry into the New CT Management Agreement, see “Unaudited Pro Forma Financial Information” beginning on page 24.

Reimbursement of Expenses

We will reimburse the New CT Manager or its affiliates for documented costs and expenses of the New CT Manager and its affiliates incurred on our behalf except those specifically required to be borne by the New CT Manager under the New Management Agreement as described below. The New CT Manager shall be responsible for the expenses related to any and all personnel of the New CT Manager and its affiliates who provide services to us pursuant to the New Management Agreement or otherwise (including, without limitation, each of our officers and any of our directors who are also directors, officers or employees of the New CT Manager or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel.

The expenses required to be paid by us include:

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fees, costs and expenses in connection with the issuance and transaction costs incident to the acquisition, negotiation, structuring, trading, settling, disposition and financing of our investments (whether or not consummated), including brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges, forfeited deposits, and other investment costs fees and expenses actually incurred in connection with the pursuit, making, holding, settling, monitoring or disposing of actual or potential investments;

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fees costs, and expenses of legal, tax, accounting, consulting, auditing, finance, administrative, investment banking, capital market and other similar services rendered to us (including, where the context requires, through one or more third parties and/or affiliates of the New CT Manager) or, if provided by the New CT Manager’s personnel, in accordance with the terms and conditions of the New Management Agreement;

•	the compensation and expenses of our directors (excluding those directors who are officers of the New CT Manager) and the cost of liability insurance to indemnify our directors and officers;

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interest and fees and expenses arising out of borrowings made by us, including, but not limited to, costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements, or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

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expenses connected with communications to holders of our securities or securities of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our securities on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders and any other reports or related statements;

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our allocable share of costs associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or affiliates of the New CT Manager that is used solely for us, technology service providers and related software/hardware utilized in connection with our investment and operational activities;

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our allocable share of expenses incurred by managers, officers, personnel and agents of the New CT Manager for travel on our behalf and other out-of-pocket expenses incurred by them in connection with the purchase, financing, refinancing, sale or other disposition of an investment or the establishment and maintenance of any of our securitizations or any of our securities offerings;

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our allocable share of costs and expenses incurred with respect to market information systems and publications, research publications and materials, including, without limitation, news research and quotation equipment and services;

•	the costs and expenses relating to ongoing regulatory compliance matters and regulatory reporting obligations relating to our activities;

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the costs of any litigation involving us or our assets and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance and indemnification or extraordinary expense or liability relating to our affairs;

•	all taxes and license fees;

•	all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that the New CT Manager elects to carry for itself and its personnel;

•	our allocable share of costs and expenses incurred in contracting with third parties, in whole or in part, on our behalf;

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all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

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expenses relating to any office(s) or office facilities, including, but not limited to, disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of the New CT Manager;

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expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by our board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

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any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director, partner, member or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

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all other expenses actually incurred by the New CT Manager (except as otherwise described above) which are reasonably necessary for the performance by the New CT Manager of its duties and functions under the New Management Agreement.

Additional Activities of the New CT Manager; Allocation of Investment Opportunities; Conflicts of Interest

The New Management Agreement expressly provides that it does not (i) prevent the New CT Manager or any of its affiliates, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other person or entity, whether or not the investment objectives or policies of any such other person or entity are similar to those of ours, including, without limitation, the sponsoring, closing and/or managing of any investment funds, vehicles, accounts, products and/or other similar arrangements sponsored, advised, and/or managed by Blackstone or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, co-investment vehicles and other entities formed in connection with Blackstone or its affiliates side-by-side or additional general partner investments with respect thereto), which we refer to as the Other

Blackstone Funds, that employ investment objectives or strategies that overlap, in whole or in part, with our investment guidelines, (ii) in any way bind or restrict the New CT Manager or any of its affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the New CT Manager or any of its affiliates, officers, directors or employees may be acting, or (iii) prevent the New CT Manager or any of its affiliates from receiving fees or other compensation or profits from activities described in clause (i) or (ii) which shall be for the New CT Manager’s (and/or its affiliates’) sole benefit.

The New Management Agreement expressly acknowledges that, while information and recommendations supplied to us shall, in the New CT Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of our investment objectives and policies, they may be different in certain material respects from the information and recommendations supplied by the New CT Manager or any affiliate of the New CT Manager to others (including, for greater certainty, the Other Blackstone Funds and their investors, as described below). In addition, as acknowledged in the New Management Agreement, (i) affiliates of the New CT Manager sponsor, advise and/or manage one or more Other Blackstone Funds and may in the future sponsor, advise and/or manage additional Other Blackstone Funds, and (ii) the New CT Manager will allocate investment opportunities that overlap with our investment guidelines and such Other Blackstone Funds in a manner that the New CT Manager and applicable affiliates determine to be fair and reasonable in accordance with the investment allocation policy and procedures of the New CT Manager and/or its affiliates with respect to the allocation of investment opportunities among us and one or more Other Blackstone Funds (as the same may be amended, updated or revised from time to time without prior notice from the New CT Manager or our consent), which we refer to as the Allocation Policy.

Pursuant to the terms of the New Management Agreement, we acknowledge and/or agree that (i) as part of Blackstone’s or its affiliates’ regular businesses, personnel of the New CT Manager and its affiliates may from time-to-time work on other projects and matters (including with respect to one or more Other Blackstone Funds), and that conflicts may arise with respect to the allocation of personnel between us and one or more Other Blackstone Funds and/or the New CT Manager and such other affiliates, (ii) there may be circumstances where investments that are consistent with our investment guidelines may be shared with or allocated to one or more Other Blackstone Funds (in lieu of us) in accordance with the Allocation Policy, (iii) Other Blackstone Funds may invest, from time-to-time, in investments in which we may also invest (including at a different level of an issuer’s capital structure (e.g., an investment by an Other Blackstone Fund in an equity or mezzanine interest with respect to the same portfolio entity in which we own a debt interest or vice versa) or in a different tranche of fundraising with respect to an issuer in which we have an interest) and while Blackstone and its affiliates will seek to resolve any such conflicts in a fair and equitable manner in accordance with the Allocation Policy, such transactions shall not be required to be presented to our board of directors for approval, and there can be no assurance that any such conflicts will be resolved in our favor, (iv) the New CT Manager and its affiliates may from time-to-time receive fees from portfolio entities or other issuers for the arranging, underwriting, syndication or refinancing of investments or other additional fees, including acquisition fees, loan servicing fees, special servicing fees, administrative fees or advisory or asset management fees, including with respect to Other Blackstone Funds and related portfolio entities, and while such fees may give rise to conflicts of interest we will not receive the benefit of any such fees, and (v) the terms and conditions of the governing agreements of such Other Blackstone Funds (including with respect to the economic, reporting, and other rights afforded to investors in such Other Blackstone Funds) are materially different from the terms and conditions applicable to us and our stockholders, and neither we nor any of our stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other Blackstone Funds as a result of an investment in us or otherwise. In addition, pursuant to the terms of the New Management Agreement, the New CT Manager is required to keep our board of directors reasonably informed on a periodic basis in connection with the foregoing, including with respect to any transactions that present conflicts contemplated by clause (iii) above and is required to provide our board of directors with quarterly updates in respect of such matters.

Pursuant to the terms of the New Management Agreement, the New CT Manager shall not consummate on our behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from, Blackstone, any Other Blackstone Fund or any of their affiliates unless such transaction (A) is on terms no less favorable to us than could have been obtained on an arm’s length basis from an unrelated third party and (B) has been approved in advance by a majority of our independent directors. In addition, pursuant to the terms of the New Management Agreement, it is agreed that the New CT Manager will seek to resolve any conflicts of interest in a fair and equitable manner in accordance with the Allocation Policy and its prevailing policies and procedures with respect to conflicts resolution among Other Blackstone Funds generally, and only those transactions set forth above shall be required to be presented for approval to the independent directors of our board of directors.

Pursuant to the terms of the New Management Agreement, at the reasonable request of our board of directors, the New CT Manager will review the Allocation Policy with our board of directors and respond to reasonable questions regarding the Allocation Policy as it relates to services under the New Management Agreement. The New CT Manager will promptly provide our board of directors with a description of any material amendments, updates and revisions to the Allocation Policy.

Investment Guidelines

The New Management Agreement will require the New CT Manager to manage our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. Our investment guidelines are approved by our board of directors and may be amended, restated, modified, supplemented or waived pursuant to the approval of a majority of our board of directors (which must include a majority of the independent directors on our board of directors) from time to time, without the approval of our stockholders.

Our board of directors has approved the following investment guidelines:

•	No investment shall be made that would cause us to fail to qualify as a REIT under the Internal Revenue Code.

•	No investment shall be made that would cause us or any of our subsidiaries to be regulated as an investment company under the Investment Company Act.

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The New CT Manager shall seek to invest our capital in a broad range of investments in or relating to public and/or private debt, non-controlling equity, loans and/or other interests (including “mezzanine” interests and/or options or derivatives related thereto) relating to real estate assets (including pools thereof), real estate companies and/or real estate-related holdings.

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Prior to the deployment of capital into investments, the New CT Manager may cause our capital to be invested in any short-term investments in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by the New CT Manager to be of high quality.

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Not more than 25% of Equity will be invested in any individual investment without the approval of a majority of the independent directors on our board of directors (it being understood, however, that for purposes of the foregoing concentration limit, in the case of any investment that is comprised (whether through a structured investment vehicle or other arrangement) of securities, instruments or assets of multiple portfolio issuers, such investment for purposes of the foregoing limitation shall be deemed to be multiple investments in such underlying securities, instruments and assets and not such particular vehicle, product or other arrangement in which they are aggregated).

•	Any investment in excess of $150 million shall require the approval of a majority of the independent directors of our board of directors.

VOTING AGREEMENT

Concurrently with the execution and delivery of the Purchase Agreement, on September 27, 2012, W. R. Berkley, Admiral Insurance Company, Berkley Insurance Company, Berkley Regional Insurance Company and Nautilus Insurance Company, which we refer collectively as the W. R. Berkley Stockholders, entered into a voting agreement with the Purchaser. There are 3,843,413 shares, or approximately [17.1]%, of our Common Stock outstanding on the record date that are subject to the voting agreement. Such shares, along with all shares acquired by each of the W. R. Berkley Stockholders as a result of exercise of options or warrants, conversion of convertible securities or otherwise, in each case, after the execution of the voting agreement, are referred to as the covered shares in this proxy statement.

The following is a summary description of the voting agreement.

Agreement to Vote

The W. R. Berkley Stockholders have agreed to vote their covered shares at every meeting of our stockholders (whether or not adjourned or postponed) or in any circumstances upon which a vote, consent or other approval of our stockholders is sought as follows:

•	when a meeting is held, appear at such meeting or otherwise cause the covered shares to be counted as present thereat for the purpose of establishing quorum;

•	vote (or cause to be voted) all covered shares in favor of the Transactions, including each of the Proposals; and

•

vote (or cause to be voted) all covered shares against any acquisition proposal (as defined in the Purchase Agreement) and any other action that could reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Transactions, including the Proposals, or result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of us under the Purchase Agreement.

The W. R. Berkley Stockholders remain free to vote their covered shares in any manner they deem appropriate with respect to any matter not covered by the foregoing. Nothing in the voting agreement shall limit the right of any W. R. Berkley Stockholder to vote any covered shares in connection with the election of directors.

Transfer Restrictions

In addition, the W. R. Berkley Stockholders have agreed to certain restrictions on the transfer of their subject shares. Until the termination of the voting agreement, the W. R. Berkley Stockholders may not: (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to a transfer of any of the covered shares or (ii) knowingly take any action that would make any representation or warranty of any of the W. R. Berkley Stockholders contained in the voting agreement untrue or incorrect in any material respect or have the effect of preventing or disabling any of the W. R. Berkley Stockholders from performing his or its obligations under the voting agreement in any material respect.

The foregoing requirements will not prohibit the W. R. Berkley Stockholders from transferring their covered shares to one or more of their subsidiaries, parent or affiliate corporations; provided, however, that the transfer is conditioned upon the transferee agreeing in writing to be bound by all of the terms of the voting agreement.

Non-Solicitation

Additionally, each of the W. R. Berkley Stockholders has agreed that, until the termination of the voting agreement, it shall not, and shall cause its subsidiaries and its and their respective representatives not to, directly or indirectly through another person: (i) solicit, initiate or knowingly encourage, knowingly induce or knowingly take any other action which would reasonably be expected to lead to, the making, submission or announcement of, any proposal or inquiry that constitutes, or is reasonably likely to lead to, an acquisition proposal; (ii) enter into, continue or participate in any discussions or any negotiations regarding any proposal that constitutes, or would reasonably be expected to lead to the making, submission or announcement of, any acquisition proposal; or (iii) furnish any non-public information regarding us or any of our subsidiaries to any person in connection with or in response to an acquisition proposal or an inquiry that would reasonably be expected to lead to the making, submission or announcement of an acquisition proposal or otherwise knowingly facilitate any acquisition proposal or an inquiry that would reasonably be expected to lead to the making, submission or announcement of an acquisition proposal.

Termination

The voting agreement terminates upon the earliest to occur of (a) the closing of the Transactions, (b) the termination of the Purchase Agreement in accordance with its terms, (c) written notice of termination of this voting agreement by the Purchaser to the W. R. Berkley Stockholders, (d) June 27, 2013, the outside date set forth in the Purchase Agreement, (e) any amendment to the Purchase Agreement or any transaction document, including the New Management Agreement, that could reasonably be expected to be adverse to us in any material respect, including, but not limited to, any amendment that (i) has the effect of decreasing the Purchase Price paid to us relative to the CT Investment Management Interests and New CT Shares acquired by the Purchaser or (ii) has the effect of decreasing the amount of Blackstone’s assumed liabilities under the Purchase Agreement and (f) a change in the recommendation of our board of directors that our stockholders approve the Proposals.

Letter Agreement with W. R. Berkley

As an inducement to the W. R. Berkley Stockholders entering into the Voting Agreement, we entered into a letter agreement, which we refer to as the letter agreement, with W. R. Berkley pursuant to which letter agreement we agreed, subject to the terms thereof, that, effective as of the closing, in addition to any vote required by law and our charter and bylaws, we shall not undertake or agree to undertake, or permit any direct or indirect subsidiary to undertake or agree to undertake, any qualified offering (as defined below) unless such qualified offering shall have been approved by a majority of our independent directors (as defined in the New Management Agreement). The requirement to obtain such independent director approval shall terminate upon the closing of the first qualified offering. For purposes of the letter agreement, qualified offering means any equity financing, including without limitation any registered public offering, pursuant to which we or any of our direct or indirect subsidiaries issues equity securities (including any securities, indebtedness or other instruments convertible into Common Stock or other equity securities of us or any direct or indirect subsidiary and excluding securities issued pursuant to any outstanding warrants, any outstanding or future employee or director equity awards or any securities issued to us or any of our direct or indirect subsidiaries), and (i) that is commenced after the closing and (ii) the expected gross proceeds of which, when taken together with the gross proceeds of all the other such offerings commenced after the closing, exceeds $30,000,000.

OPINION OF CAPITAL TRUST’S FINANCIAL ADVISOR

Opinion of Capital Trust’s Financial Advisor

In the days leading up to the execution of the Purchase Agreement, the CT Investment Management Interests Purchase Price was increased from $20,000,000 to $20,629,004. Since the materials prepared by Evercore and delivered to the Capital Trust board of directors, including Evercore’s opinion, were prepared assuming a purchase price of $20,000,000 for the CT Investment Management Interests (as reflected in Blackstone’s proposal), all references to the CT Investment Management Interests Purchase Price in this Section “Opinion of Capital Trust’s Financial Advisor” reflect a price of $20,000,000 for the CT Investment Management Interests and all references to the “Purchase Price” in this section reflect a price of $20,000,000 for the CT Investment Management Interests plus the $10,000,000 New CT Shares Purchase Price.

On September 27, 2012, Evercore delivered its oral opinion to the special committee, which opinion was subsequently confirmed by delivery of a written opinion dated September 27, 2012, to the effect that, as of such date and based upon and subject to assumptions made, matters considered and limitations on the scope of review undertaken by Evercore as set forth in its opinion, the Purchase Price was fair, from a financial point of view, to Capital Trust.

The full text of the written opinion of Evercore, dated September 27, 2012, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached hereto as Annex F. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was directed to the special committee and addresses only the fairness, from a financial point of view, of the Purchase Price to be paid to Capital Trust. The opinion does not address any other aspect of the Transactions and does not constitute a recommendation to the special committee or to any other persons in respect of the Transactions, including as to how any holder of shares of Common Stock should vote or act in respect of the Transactions. Evercore’s opinion does not address the relative merits of the Transactions as compared to other business or financial strategies that might be available to Capital Trust, nor does it address the underlying business decision of Capital Trust to engage in the Transactions. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex F.

In connection with rendering its opinion, Evercore, among other things:

(i)	reviewed certain publicly available business and financial information, including information relating to Capital Trust that Evercore deemed to be relevant;

(ii)	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to Capital Trust prepared and furnished to Evercore by our management;

(iii)	reviewed certain non-public projected financial data relating to Capital Trust under alternative business assumptions prepared and furnished to Evercore by our management;

(iv)	reviewed certain non-public historical and projected operating data relating to Capital Trust prepared and furnished to Evercore by our management;

(v)	discussed the past and current operations, financial projections and current financial condition of Capital Trust with our management (including their views on the risks and uncertainties of achieving such projections);

(vi)	reviewed the reported prices and the historical trading activity of our Common Stock;

(vii)	compared the financial performance of Capital Trust and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

(viii)	reviewed the Purchase Agreement; and

(ix)	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumed no liability therefor. With respect to the projected financial data relating to Capital Trust referred to above and below, Evercore assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Capital Trust as to the future financial performance of Capital Trust under the alternative business assumptions reflected therein. Evercore expressed no view as to any projected financial data relating to Capital Trust or the assumptions on which they are based.

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Purchase Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Purchase Agreement and that all conditions to the consummation of the Transactions would be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transactions would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on Capital Trust or the consummation of the Transactions or materially reduce the benefits to Capital Trust of the Transactions.

Evercore did not make nor assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of Capital Trust, nor was Evercore furnished with any such appraisals, nor did Evercore evaluate the solvency or fair value of Capital Trust under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to it as of the date of its opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of its opinion. It should be understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to Capital Trust, from a financial point of view, of the Purchase Price. Evercore did not express any view on, and its opinion did not address, the fairness of the Transactions to, or any consideration received in connection therewith, by the holders of any securities, creditors or other constituencies of Capital Trust (including the fairness of the Transactions to the holders of shares of Common Stock or the fairness of the special dividend). Evercore also did not express any view on, and its opinion did not address, the tax attributes of the Transactions or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Capital Trust, or any class of such persons, whether relative to the Purchase Price or otherwise. Evercore assumed that any modification to the structure of the Transactions would not vary in any respect material to its analysis. Evercore’s opinion did not address the relative merits of the Transactions as compared to other business or financial strategies that might be available to Capital Trust, nor did it address the underlying business decision of Capital Trust to engage in the Transactions. Evercore’s opinion did not constitute a recommendation to the board of directors of Capital Trust or to any other persons in respect of the Transactions, including as to how any holder of Common Stock should vote or act in respect of the Transactions. Evercore did not express any view as to the terms of the New Management Agreement. Evercore expressed no opinion as to the price at which shares of Common Stock or equity interests of the Purchaser or its affiliates will trade at any time. Evercore’s opinion noted that it is not an expert in legal, regulatory, accounting or tax matters and assumed the accuracy and completeness of assessments by Capital Trust and its advisors with respect to legal, regulatory, accounting and tax matters.

Set forth below is a summary of the material financial analyses reviewed by Evercore in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before September 21, 2012, and is not necessarily indicative of current market conditions.

The following summary of financial analyses includes information presented in tabular format. These tables must be read together with the text of each summary in order to understand fully the financial analyses. The tables alone do not constitute a complete description of the financial analyses. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Evercore’s financial analyses.

Historical Stock Price Performance

Evercore reviewed certain data with regard to the historical trading price of our Common Stock. In the period from September 21, 2007 through September 21, 2012, our Common Stock traded at a one year average of $2.88, a two year average of $2.75, a three year average of $2.43 and a five year average of $7.36. Our Common Stock had a closing price of $2.60 on May 14, 2012, the last trading day prior to our announcement that our board of directors had formed the special committee to consider and explore strategic alternatives available to Capital Trust, and a closing price of $3.05 on September 26, 2012, the last trading day prior to the date of the announcement of the Transactions. The consideration to be received by Capital Trust in the Transactions without giving effect to the special dividend and the issuance of the New CT Shares implies a per share price of $4.00 per share, which represents a 54% premium to the closing price of our Common Stock on May 14, 2012 and a 24% premium to the closing price of our Common Stock on September 26, 2012.

Discounted Cash Flow Analysis

Evercore performed an indicative discounted cash flow analysis of Capital Trust to derive an implied aggregate price range for the CT Investment Management Interests and an implied per share value range for the New CT Shares, in each case, based on the implied present value of Capital Trust’s projected cash flows as provided by our management. Management provided such projections for fiscal years 2013 through 2017 with respect to assets to be acquired in the Transactions by the Purchaser and fiscal years 2013 through 2016 with respect to assets of Capital Trust that would remain at Capital Trust after the completion of the Transactions. In its analysis of the CT Investment Management Interests Purchase Price and the New CT Shares Purchase Price, Evercore calculated the implied aggregate price range for the CT Investment Management Interests and the implied per share value range for the New CT Shares by discounting back to September 21, 2012 at varying discount rates selected by Evercore based on its judgment and experience and consideration of certain other factors, including those indicated below.

In its analysis of the CT Investment Management Interests Purchase Price, Evercore used varying discount rates from (i) 5% to 15% with respect to the CTIMCO Interests, (ii) 10% to 20% with respect to the CTOPI Co-Invest Interests, which discount rates took into account the relative risk profile of the CTOPI Co-Invest Interests, where the underlying investments of CTOPI include B-notes, preferred equity investments and several subordinate CDO securities and (iii) 5% to 15% with respect to the CTHG2 Co-Invest Interests, which discount rates took into account the relative risk profile of the CTHG2 Co-Invest Interests, where the underlying investments of CTHG2 include first mortgages, investment grade REIT bonds and commercial mortgage backed securities. Key assumptions utilized by Evercore in performing its discounted cash flow analysis, which in each case were based on direction from our management, included the following: (i) with respect to the CTIMCO Interests, that positive cash flows would cease by 2017 and general and administrative expenses would be reduced from $10 million in 2013 to $2 million in 2017, (ii) with respect to the CTOPI Co-Invest Interests, that positive cash flows would cease by 2017 and that cash flows would reflect the return of capital per Capital Trust management’s fee collections (after payment of a 9% preferential return) as distinct from invested cash flows and (iii) with respect to CTHG2 Co-Invest Interests, that positive cash flows would be approximately $1.7 million in 2017. This analysis indicated an implied aggregate range of $18.0 to $21.5 million for the CT Investment Management Interests taken together.

Evercore assumed, at the direction of our management, that following the Transactions, Capital Trust’s assets would be comprised of (i) Capital Trust’s interest in CT Legacy REIT, (ii) a 17.7% fee that Capital Trust is entitled to receive with respect to CTOPI after a 9% preferred return to CTOPI’s limited partners, which we refer to as the CTOPI Promote and (iii) residual interests in three CDOs sponsored by Capital Trust, but only one of which would be reasonably anticipated to have any residual value, which we refer to as the CDO I Recovery. In its analysis of the New CT Shares Purchase Price, Evercore used discount rates ranging (i) from 15% to 25% with respect to CT Legacy REIT, which determination considered, among other factors, the March 2011 restructuring of CT Legacy REIT where lenders provided mezzanine debt financing to Capital Trust at a 15% interest rate and that Capital Trust management has historically used a 20% discount rate to value CT Legacy REIT and (ii) from 20% to 30% with respect to the CTOPI promote and the CDO I Recovery. In performing this analysis, key assumptions utilized by Evercore, based on direction from our management, included that the majority of general and administrative expenses of Capital Trust following the Transaction would pertain to CT Legacy REIT, and Evercore therefore based the general and administrative expenses discount rate range on the relative risk profile of CT Legacy REIT. Our management also provided Evercore with two sets of projected cash flows for the remaining businesses for fiscal years 2013 through 2016, including (i) a downside scenario, reflecting certain additional negative factors identified by management that could impact Capital Trust’s financial results, which we refer to as the Downside Case and (ii) a scenario that did not reflect such negative factors, which we refer to as the Upside Case. This analysis indicated a range of (i) $0.89 to $1.07 per share for the New CT Shares with respect to the Downside Case and $2.55 to $3.01 per share for the New CT Shares with respect to the Upside Case, assuming, in each case, that all outstanding warrants would convert to Common Stock prior to payment of the special dividend and (ii) $0.95 to $1.12 per share for the New CT Shares with respect to the Downside Case and $2.50 to $2.93 for the New CT Shares with respect to the Upside Case, assuming, in each case, that all warrants would convert to Common Stock after payment of the special dividend.

Price to Book Value of Public Mortgage REITs

Evercore compared the share price of our Common Stock to the adjusted book value of Capital Trust, as determined by our management, as of each of September 21, 2012 and May 14, 2012 (the last trading day prior to Capital Trust’s announcement that it board of directors had formed the special committee), and on a pro forma basis giving effect to the Investment Management Business Sale, the special dividend, and the Purchaser Investment, assuming the conversion of outstanding warrants prior to the payment of the special dividend to determine price to book value multiples of 1.02x, 0.81x and 1.23x, respectively. Evercore then compared these multiples to the book value multiples as of the second quarter of 2012 (based on public disclosure) of (i) four legacy commercial mortgage REITs, which Evercore deemed to be similar to Capital Trust in that such REITs’ assets principally originated prior to the financial crisis of 2008 (which is similar to the assets of Capital Trust) and (ii) four new commercial mortgage REITs which hold assets principally originated after the financial crisis of 2008. The results of this analysis were as follows:

Legacy Commercial Mortgage REITs	Price / Q2 2012 Adjusted Book Value
Gramercy Capital Corp.	NM
Newcastle Investment Corp.	2.18x
Northstar Realty Finance	0.92x
iStar Financial, Inc.	1.76x
Mean: 1.25x
Median: 0.92x

New Commercial Mortgage REITs	Price / Q2 2012 Adjusted Book Value
Apollo Commercial Real Estate, Inc.	1.09x
Colony Financial, Inc.	1.09x
Crexus Investment Corp.	0.95x
Starwood Property Trust, Inc.	1.27x
Mean: 1.17x
Median: 1.09x

Premiums Paid Analysis

Evercore reviewed the premiums offered or paid in 192 all-cash acquisitions of public, United States-based targets with equity values between $25 million and $100 million over the past five years and applied the relevant range of premiums to Capital Trust’s share price as of September 21, 2012 and August 21, 2012. Such precedent transactions had premiums ranging from approximately 10% to 54% compared to the stock price one day prior to announcement and 8% to 62% compared to the stock price four weeks prior to announcement. Evercore then applied such range of selected premiums to Capital Trust’s closing share price on September 21, 2012 and August 21, 2012, which indicated an implied per share equity value range for Capital Trust of $3.60 to $5.06 as of September 21, 2012 and $3.28 to $4.90 as of August 21, 2012, as compared to the implied per share consideration of $4.00 per share.

General

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the review of the Transactions by the special committee, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have considered various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Evercore’s view of the value of Capital Trust. No company used in the above analyses as a comparison is directly comparable to Capital Trust, and no precedent transaction used is directly comparable to the Transactions. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the Transactions, public trading or other values of the companies or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Capital Trust.

Evercore prepared these analyses for the purpose of providing an opinion to the special committee as to the fairness, from a financial point of view, of the Purchase Price to Capital Trust. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The Purchase Price to be received by Capital Trust was determined through arm’s-length negotiations between Capital Trust and the Purchaser and was recommended by the special committee and approved by our board of directors. Evercore did not recommend any specific consideration to Capital Trust or the special committee or that any given consideration constituted the only appropriate consideration.

Evercore received a fee of $500,000 for its services upon the rendering of its opinion, which was to be paid for delivery of the fairness opinion regardless of the conclusion reached in the opinion and which will be creditable against the success fee, if due. Evercore will also be entitled to receive a success fee of an additional $100,000 if the Transactions are consummated and may be entitled to an additional discretionary fee in an amount not to exceed $400,000, which is to be determined by Capital Trust in its sole and absolute discretion. Capital Trust also agreed to reimburse Evercore’s expenses and to indemnify it against certain liabilities arising out of Evercore’s engagement. Prior to this engagement, no material relationship existed between Evercore or its affiliates and Capital Trust pursuant to which compensation was received by Evercore or its affiliates as a result of such relationship. During the two year period prior to the date of its opinion, Evercore and its affiliates did not provide any financial advisory or other services to the Purchaser or its affiliates, other than an investment banking engagement in 2012 for an affiliate of the Purchaser pursuant to which Evercore expects to receive customary compensation. Evercore may provide financial or other services to Capital Trust or the Purchaser and their respective affiliates in the future and in connection with those services Evercore may receive compensation.

In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of Capital Trust, the Purchaser and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

The special committee engaged Evercore to act as its financial advisor based on its qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

PROPOSAL 1—INVESTMENT MANAGEMENT BUSINESS SALE PROPOSAL

General

We are asking our stockholders to approve the Investment Management Business Sale, which encompasses the approval of the Purchase Agreement, including the sale of our investment management and special servicing business, including the sale of CTIMCO and related private fund co-investments, to the Purchaser for a purchase price of $20,629,004. For further information concerning the terms and conditions of the Investment Management Business Sale, see the information under “Purchase Agreement” beginning on page 46. Please also refer to the information under “Background of the Transactions and Recommendation” beginning on page 31 for background information on the negotiation of the Transactions and the decision of our board of directors to approve the Transactions.

In connection with the Investment Management Business Sale, we will dispose of all of our active investment management mandates that we manage through CTIMCO and its subsidiaries. The mandates include the following:

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CT Opportunity Partners I, LP, or CTOPI: This private investment fund’s investment period expired on September 13, 2012. The fund concluded its capital raise in July 2008 with $540 million in total equity commitments from 28 institutional and individual investors. We made a $25 million commitment to invest in the fund (of which we funded $17.1 million). CTOPI has invested $469.5 million of capital in 37 transactions, of which $207.9 million of invested capital remains outstanding. CTIMCO earns base management fees of 1.3% per annum of invested capital. We also own the entire carried interest in the fund pursuant to which we earn incentive compensation of 17.7% of profits after a 9% preferred return and a 100% return of capital. This carried interest will be retained by us following consummation of the Transactions.

•

CT High Grade Partners II, LLC, or CT High Grade II: This private investment fund’s investment period expired in May 2011. The fund concluded its capital raise in June 2008 with $667 million of commitments from two institutional investors. Subsequently, we purchased a 0.44% interest in the fund and one of the two partners purchased all of the interests from the other. CT High Grade II has invested $588.1 million of capital in 33 transactions, of which $553.6 million remains invested. CTIMCO earns a base management fee of 0.40% per annum on invested capital.

•

CT High Grade MezzanineSM , or CT High Grade I: The separate accounts’ investment period expired in July 2008, but the account holders have continued to invest in the “high grade” strategy on a non-discretionary basis since the end of the CT High Grade II investment period in May 2011. We invested $492.8 million of capital for this account, of which $250.3 million of invested capital remains outstanding. CTIMCO generally earns management fees of 0.25% per annum on invested capital for all CT High Grade I investments.

•

CT Large Loan 2006, Inc., or CT Large Loan: This private investment fund’s investment period expired in May 2008. The fund concluded its capital raise in May 2006 with total equity commitments of $325 million from eight institutional investors. CTIMCO earns management fees of $805,000 per annum reflecting the cap on fees we voluntarily imposed.

During the fiscal year ended December 31, 2011 and the six months ended June 30, 2012, we earned $6.6 million and $3.2 million, respectively, in gross investment management fees in connection with the foregoing mandates.

CTIMCO is also named as the special servicer pursuant to special servicing provisions contained in pooling and servicing agreements governing CMBS securitizations. We were named as special servicer under 16 and 18 such agreements as of September 30, 2012 and June 30, 2012, respectively. Pursuant to these special servicing assignments, we periodically earn special servicing fees prescribed in the agreements for the workout and restructuring services we provide in respect loans that have defaulted or are at risk of default. During the fiscal year ended December 31, 2011 and the six months ended June 30, 2012, we earned $9.1 million and $3.5 million, respectively, in gross special servicing fees in connection with special servicing assignments.

CTIMCO also serves as collateral manager to four CDOs sponsored by us. During the fiscal year ended December 31, 2011 and the six months ended June 30, 2012, we earned $765,000 and $286,000, respectively, in collateral management fees.

The Purchase Agreement contemplates that CTIMCO will own all 100 outstanding shares of the CTLR Preferred Stock immediately prior to closing. The CTLR Preferred Stock is entitled to $7.5 million per annum of preferential dividends that step down in January 2013 to the greater of 2.5% of assets and $1.0 million per annum.

Following consummation of the Transactions, we will remain publicly traded under the external management of the New CT Manager, an affiliate of Blackstone, pursuant to the New Management Agreement. We will no longer be engaged in the investment management and special servicing businesses and we will no longer have our own employees and instead will rely on the services of the New CT Manager for the day-to-day management of our business and affairs. We will retain our interest in CT Legacy REIT, our existing cash balances (as reduced to fund transaction expenses and the special dividend), our carried interest in CTOPI and our interests in three CDOs sponsored by us.

As part of a program designed to provide incentive compensation relating to the carried interest distributions we earn from CTOPI, our compensation committee has previously awarded long-term cash-based performance awards that represent derivative interests in such carried interest distributions. Pursuant to these awards, Stephen D. Plavin, Geoffrey G. Jervis and Thomas C. Ruffing are entitled to receive cash payments equal to 13.5%, 9.0% and 4.5%, respectively, of the carried interest distributions, if any, we receive from CTOPI. The awards are subject to vesting provisions which provide that the right to the payments vests one-third on the January 18, 2011 date of award, one-third upon the termination of the investment period of CTOPI on September 13, 2012, and one-third on the date of our receipt of the incentive management fee, provided that the holder is employed on each such vesting date. Our compensation committee has awarded performance awards covering 92.5% of the 45% CTOPI carried interest pool designated for allocation to our employees pursuant to the CTOPI related program.

As part of a program to provide incentive compensation relating to the recoveries generated by our legacy asset recovery vehicle, CT Legacy REIT, our compensation committee previously awarded long-term cash-based performance awards that represent derivative interests in such legacy asset recoveries. The CT Legacy REIT awards provide for payments to our executive officers and certain other employees of an amount not to exceed 6.75% of the total recovery (subject to certain caps) of the net assets of CT Legacy REIT, referred to as the CT Legacy REIT recovery pool. The legacy asset recovery awards vest 25% on March 31, 2011, 25% on March 31, 2013, 25% on March 31, 2014 and the balance at the time of distribution under the program. We have entered into award agreements covering 83.5% of the 6.75% CT Legacy REIT recovery pool designated for allocation to our employees pursuant to the CT Legacy REIT related program.

In accordance with the Purchase Agreement, the Purchaser may instruct us to award certain employees of Blackstone assigned to its real estate division (including Messrs. Plavin, Jervis and Ruffing and other existing participants, who will become employees of Blackstone and/or its affiliates) performance awards covering the 7.5% of the 45% of the CTOPI carried interest pool and the 16.5% of the 6.75% of the CT Legacy REIT recovery pool which remain unallocated pursuant to the incentive compensation programs and the portions of such pools are forfeited.

The Purchase Agreement requires us to enter into amendments to the award agreements with existing participants pursuant to which the cash received by us in respect of the portions of the pools that remain unallocated or otherwise have been forfeited will be paid pro rata to the participants who have received performance awards and are otherwise entitled to the payments in accordance with the terms of their award agreements. Stephen D. Plavin, a director and our chief executive officer, Geoffrey G. Jervis, our chief financial officer, and Thomas C. Ruffing, our chief credit officer, each participate in both programs and will enter into such amendments to their award agreements.

Following consummation of the Transactions, our stockholders, including the Purchaser, will continue to hold an ongoing investment in Capital Trust and can benefit from any potential opportunities developed in the future.

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to our stockholders under Maryland law or our charter or bylaws in connection with Investment Management Business Sale.

Regulatory Approvals

The parties’ consummation of the Transactions does not require the consent or approval of any government or regulatory agency. However, the sale of CTIMCO, an SEC registered investment adviser, to the Purchaser as part of the Investment Management Business Sale requires CTIMCO to file an amendment to its current Form ADV on file with the SEC promptly following the closing of such sale to reflect changes relating to the ownership and persons in control of CTIMCO post-closing.

Accounting Treatment

The Investment Management Business Sale will be accounted for as a sale of CTIMCO, which will subsequently no longer be part of the operations of Capital Trust. In addition, as a result of the Investment Management Business Sale, we will cease to be the “primary beneficiary” of certain currently consolidated securitization vehicles, as determined under the guidance of the FASB Accounting Standards Codification Topic 810. Accordingly, we will no longer consolidate such securitization vehicles upon completion of the Investment Management Business Sale. We will, however, retain our residual interests in such vehicles, which will be accounted for consistent with our other investments in similar securities.

Consequences of Failure to Approve the Investment Management Business Sale Proposal

Under the Purchase Agreement, receipt of stockholder approval of the Investment Management Business Sale is a condition to consummation of the Transactions. If such approval is not obtained, we will not be able to consummate any of the Transactions.

Required Vote

The Purchase Agreement requires that this proposal be approved by the affirmative vote of holders of at least a majority of our issued and outstanding shares of Common Stock that are entitled to vote at the special meeting.

Pursuant to the Voting Agreement, we have received commitments from stockholders affiliated with W. R. Berkley to vote their shares representing approximately [17.1]% of our Common Stock outstanding as of the record date in favor of approval for this proposal.

Recommendation of our Board of Directors

Our board of directors has approved the Investment Management Business Sale and unanimously recommend that you vote FOR the approval of the Investment Management Business Sale Proposal.

PROPOSAL 2—PURCHASER INVESTMENT PROPOSAL

General

We are asking our stockholders to approve the Purchaser Investment. The Purchase Agreement contemplates the Purchaser Investment which encompasses the issuance and sale of 5,000,000 shares of our Common Stock to the Purchaser for a purchase price of $10,000,000, or $2.00 per share, pursuant to the terms and subject to the conditions contained in the Purchase Agreement. For further information concerning the terms and conditions of the Purchaser Investment, see the information under “Purchase Agreement” beginning on page 46. Please also refer to the information under “Background of the Transactions and Recommendation” beginning on page 31 for background information on the negotiation of the Transactions and the decision of our board of directors to approve the Transactions.

The Purchaser’s investment in our Common Stock will provide us with approximately $10 million in new equity capital, an additional source of working capital to fund our ongoing operating activities. The alignment of the Purchaser’s interest with that of our stockholders provided by the Purchaser’s equity investment was a factor considered by our board of directors in approving the Transactions.

Upon consummation of the sale of the New CT Shares pursuant to the Purchase Agreement, based on the number of shares outstanding on the record date, the Purchaser will own approximately [18.2]% of our outstanding Common Stock. The voting power associated with this ownership along with the right contained in the Purchase Agreement to designate two directors for election to our board of directors, one of whom will be appointed as chairman of our board of directors, will provide the Purchaser the power to significantly influence our affairs and the outcome of matters required to be submitted to stockholders for approval.

Pursuant to the Purchase Agreement, our board of directors has (i) amended our bylaws to render the application of Maryland Control Share Acquisition Act inapplicable to any acquisition of Common Stock by (a) the Purchaser or any of its present affiliates and (b) Blackstone or any of its present and future affiliates and (ii) irrevocably resolved that the Maryland Business Combination Act will not apply to any “business combination” (as defined in the Maryland Business Combination Act) of Capital Trust with (a) the Purchaser or any of its present affiliates or (b) Blackstone or any of its present or future affiliates; provided, however, that the Purchaser or any of its affiliates or Blackstone and any of its present or future affiliates, shall not enter into any “business combination” with Capital Trust without the prior approval of at least a majority of the directors who are not affiliates or associates of the Purchaser or Blackstone. The Maryland Control Share Acquisition Act and the Maryland Business Combination Act provide protections that are designed to deter unsolicited takeover attempts and, as a result of these exemptions, those statutory provisions will not be available to deter any transaction involving the Purchaser, Blackstone or their respective affiliates. If the Purchase Agreement is terminated, however, these provisions will again be applicable to the Purchaser, Blackstone and their respective affiliates.

As a condition to the consummation of Transactions, we will also enter into a registration rights agreement pursuant to which, among other things, we will agree, upon demand, subject to certain terms and conditions, to register for resale under the Securities Act the shares of Common Stock sold to the Purchaser. The registration rights agreement provides that the Purchaser will, beginning one year after the closing, have the right to require us to prepare and file a shelf registration statement covering the resale of the shares of Common Stock sold to the Purchaser and to the extent such registration has not been effected, the Purchaser will have the right to four demand registration statements. The Purchaser will also be entitled to certain “piggyback” registration rights.

Consequences of Failure to Approve the Purchaser Investment Proposal

Under the Purchase Agreement, receipt of stockholder approval of the sale of 5,000,000 shares of our Common Stock to the Purchaser is a condition to consummation of the Transactions. If such approval is not obtained, we will not be able to consummate any of the Transactions.

Required Vote

The Purchase Agreement requires that this proposal be approved by the affirmative vote of holders of at least a majority of our issued and outstanding shares of Common Stock that are entitled to vote at the special meeting.

Pursuant to the Voting Agreement, we have received commitments from stockholders affiliated with W. R. Berkley to vote their shares representing approximately [17.1]% of our Common Stock outstanding as of the record date in favor of approval for this proposal.

Recommendation of our Board of Directors

Our board of directors has approved the Purchaser Investment and our directors unanimously recommend that you vote FOR the approval of the Purchaser Investment Proposal.

PROPOSAL 3—MANAGEMENT AGREEMENT PROPOSAL

General

We are asking our stockholders to approve the New Management Agreement. The consummation of the Principal Transactions is subject to the satisfaction of, among other things, a closing condition which requires stockholder approval of the entry by us into the New Management Agreement with the New CT Manager pursuant to which we will become externally managed by the New CT Manager. For further information concerning the terms and conditions of the New Management Agreement, see the information under “New Management Agreement” beginning on page 63. For further information concerning the terms and conditions of the Principal Transactions, see the information under “Purchase Agreement” beginning on page 46. Please also refer to the information under “Background of the Transactions and Recommendation” beginning on page 31 for background information on the negotiation of the Principal Transactions and the decision of our board of directors to approve the transactions.

Consequences of Failure to Approve the Management Agreement Proposal

Under the Purchase Agreement, receipt of stockholder approval of the New Management Agreement is a condition to consummation of the Transactions. If such approval is not obtained, we will not be able to consummate any of the Transactions.

Required Vote

The Purchase Agreement requires that this proposal be approved by the affirmative vote of holders of at least a majority of our issued and outstanding shares of Common Stock that are entitled to vote at the special meeting.

Pursuant to the Voting Agreement, we have received commitments from stockholders affiliated with W. R. Berkley to vote their shares representing approximately [17.1]% of our Common Stock outstanding as of the record date in favor of approval for this proposal.

Recommendation of our Board of Directors

Our board of directors has approved the New Management Agreement and our directors unanimously recommend that you vote FOR the approval of the Management Agreement Proposal.

PROPOSAL 4—CHARTER AMENDMENT PROPOSAL

General

We are asking our stockholders to approve the charter amendments contemplated by the Purchase Agreement. The consummation of the Principal Transactions is subject to the satisfaction of, among other things, a closing condition which requires adoption of certain amendments to our charter contemplated by the Purchase Agreement.

Following the consummation of the Principal Transactions, Blackstone and its affiliates will manage our investments as well as the investments of other investment vehicles, including other investment vehicles with investment strategies similar to ours. As a result, we, on the one hand, and Blackstone and its affiliates, on the other hand, may have an interest in the same areas and types of business opportunities.

In order to clarify the duties that Blackstone and its affiliates will owe to us and our stockholders and to specifically allocate business opportunities between us and Blackstone and its affiliates, the Purchase Agreement requires that our board of directors approve and submit for adoption by our stockholders amendments to our charter which provides, among other things, subject to certain exceptions, that none of Blackstone or its affiliates (as such term is defined in the charter amendments), our directors or any person our directors control shall have any duty to refrain, directly or indirectly, from engaging in business opportunities or competing with us.

We also propose to amend our charter to include a severability provision, which will ensure that, if any provision of our charter is deemed to be unenforceable, the remaining provisions of the charter will continue to be enforceable.

For further information concerning the terms and conditions of the Principal Transactions, see the information under “Purchase Agreement” beginning on page 46. Please also refer to the information under “Background of the Transactions and Recommendation” beginning on page 31 for background information on the negotiation of the Principal Transactions and the decision of our board of directors to approve the Transactions.

We are requesting our stockholders to approve the following amendment that would add new Article X and XI to our charter:

ARTICLE X

CORPORATE OPPORTUNITIES

(a) The provisions of this Article X are set forth to regulate and define the conduct of affairs of the Corporation with respect to certain business opportunities as they may involve The Blackstone Group L.P. (“Blackstone”), members of the Board of Directors or their respective Affiliates (as defined below) in recognition and anticipation that (i) certain directors, principals, officers, employees and other representatives of Blackstone and its Affiliates may serve as directors, principals, officers, employees and other representatives of the Corporation, its subsidiaries or any entity that provides investment advisory services to the Corporation or its subsidiaries or as a member of the investment committee of any such entity, (ii) Blackstone and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation or its subsidiaries, directly or indirectly, may engage and other business activities that overlap with or compete with those in which the Corporation or its subsidiaries, directly or indirectly, may engage, and (iii) members of the Board of Directors and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and other business activities that overlap with or compete with those in which the Corporation or its subsidiaries, directly or indirectly, may engage.

(b) To the fullest extent permitted by law, none of (i) Blackstone or any of its Affiliates or (ii) any director of the Corporation or his or her Affiliates (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall have any duty to refrain from directly or indirectly (x) engaging in any business opportunity, including but not limited to business opportunities in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates may, from time to time, be engaged or propose to engage (a “Business Opportunity”) or (y) competing with the Corporation, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders for breach of any duty by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any Business Opportunity presented to an Identified Person, except as provided in Section (c) of this Article X. Subject to Section (c) of this Article X, in the event that any Identified Person acquires knowledge of a Business Opportunity, such Identified Person shall have no duty to communicate or offer such Business Opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders for breach of any duty as a stockholder, director or officer of the Corporation by reason of the fact that such Identified Person pursues or acquires such Business Opportunity. A Business Opportunity shall not be deemed to be a potential Business Opportunity for the Corporation if it is a Business Opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no reasonable expectancy.

(c) The Corporation does not renounce its interest in any Business Opportunity offered to any director or officer of the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director or officer of the Corporation.

(d) For purposes of this Article X, (i) “Affiliate” shall mean (a) in respect of Blackstone, any Person that, directly or indirectly, is controlled by Blackstone, controls Blackstone or is under common control with Blackstone and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of a director, any Person that, directly or indirectly, is controlled by such director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Person” shall mean any individual (and such individual’s heirs, executors or administrators), corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity and (iii) for purposes of the definition of “Affiliate,” “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

ARTICLE XI

SEVERABILITY

If any provision or provisions of this charter shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this charter (including, without limitation, each portion of any paragraph of this charter containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

Consequences of Failure to Approve the Charter Amendment Proposal

Under the Purchase Agreement, receipt of stockholder approval of the proposed charter amendments is a condition to consummation of the Transactions. If such approval is not obtained, we will not be able to consummate any of the Transactions.

Required Vote

The Purchase Agreement and applicable Maryland law requires that this proposal be approved by the affirmative vote of holders of at least a majority of our issued and outstanding shares of Common Stock that are entitled to vote at the special meeting.

Pursuant to the Voting Agreement, we have received commitments from stockholders affiliated with W. R. Berkley to vote their shares representing approximately [17.1]% of our Common Stock outstanding as of the record date in favor of approval for this proposal.

Recommendation of our Board of Directors

Our board of directors has approved the proposed charter amendments and our directors unanimously recommend that you vote FOR the approval of the Charter Amendment Proposal.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Our stockholders will not recognize gain or loss for United States federal income tax purposes as a result of the Transactions (excluding the $2.00 per share special dividend, the consequences of which are addressed immediately below).

As described further below, the special dividend to be paid in connection with the consummation of the Transactions may be taxable to our stockholders. The below discussion is not exhaustive of all possible tax considerations that may be relevant to the receipt of the special dividend by a stockholder. Moreover, the below discussion does not address all aspects of taxation that may be relevant to a stockholder in light of the stockholder’s personal tax circumstances, including, for example, certain types of stockholders subject to special treatment under United States federal income tax laws, including insurance companies, tax-exempt organizations, except to the extent discussed under the caption “Taxation of Exempt Organizations,” partnerships or entities that are treated as partnerships for United States federal income tax purposes, financial institutions, broker-dealers, and foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed under the caption “Taxation of Non-U.S. Stockholders.” Additionally, this discussion assumes that we are validly classified as a REIT for United States federal income tax purposes. All stockholders, including stockholders that are partnerships and the partners in such partnerships, are urged to consult their own tax advisors regarding the specific tax consequences to them of the special dividend, including the federal, state, local, foreign and other tax consequences of the special dividend.

Distributions to Taxable U.S. Stockholders Generally

The following discussion addresses the tax consequences of distributions made by us, including the special dividend, to a holder of our Common Stock that, for United States federal income tax purposes, is (1) a citizen or resident of the United States; (2) a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof; (3) an estate, the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (4) any trust with respect to which a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust, which we refer to as a Taxable U.S. Stockholder.

If the special dividend is made out of current or accumulated earnings and profits, and is not designated as a capital gain dividend, it will be taken into account by a Taxable U.S. Stockholder as ordinary income and will not, in the case of a corporate stockholder, be eligible for the dividends received deduction. With limited exceptions, dividends paid by us are not eligible for taxation at the preferential income tax rates (15% maximum federal rate through 2012) for qualified dividends received by Taxable U.S. Stockholders that are individuals, trusts and estates from taxable C corporations. To the extent that the special dividend exceeds our current and accumulated earnings and profits, the special dividend will be treated by a Taxable U.S. Stockholder first as a tax-free return of capital, reducing such stockholder’s tax basis in such stockholder’s Common Stock, and any portion of the special dividend in excess of the stockholder’s tax basis in the stockholder’s Common Stock will then be treated as gain from the sale of such Common Stock. Dividends declared by us in October, November, or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by stockholders on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.

If any “excess inclusion income” (as defined for United States federal income tax purposes) from a taxable mortgage pool or REMIC residual interest is allocated by us to any Taxable U.S. Stockholder, that income will be taxable in the hands of the Taxable U.S. Stockholder and would not be offset by any net operating losses of the Taxable U.S. Stockholder that would otherwise be available. As required by IRS guidance, we intend to notify Taxable U.S. Stockholders if a portion of the special dividend is attributable to excess inclusion income.

Capital Gain Dividends

Dividends to Taxable U.S. Stockholders that properly are designated by us as capital gain dividends for the taxable year will be treated by such stockholders as long-term capital gain, to the extent that such dividends do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholders have held our Common Stock. Taxable U.S. Stockholders that are corporations may be required, however, to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends, like regular dividends from a REIT, are not eligible for the dividends received deduction for corporations.

Passive Activity Loss and Investment Interest Limitations

Distributions, including deemed distributions of undistributed net long-term capital gain, from us will not be treated as passive activity income, and, therefore, Taxable U.S. Stockholders who are subject to the passive loss limitation rules of the Internal Revenue Code will not be able to apply any passive activity losses against such income. Distributions from us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on deductibility of investment interest. However, capital gain dividends generally will be excluded from investment income.

Taxation of Exempt Organizations

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, which we refer to as exempt organizations, generally are exempt from United States federal income taxation. Exempt organizations are subject to tax, however, on their unrelated business taxable income, or UBTI. UBTI is defined as the gross income derived by an exempt organization from an unrelated trade or business, less the deductions directly connected with that trade or business, subject to certain exceptions. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed to exempt organizations generally should not constitute UBTI. However, if an exempt organization finances its acquisition of Common Stock with debt, a portion of its income from a REIT will constitute UBTI pursuant to the “debt-financed property” rules.

In addition, in certain circumstances, a pension trust that owns more than 10% of the stock of a REIT will be required to treat a percentage of the dividends paid by the REIT as UBTI based upon the percentage of the REIT’s income that would constitute UBTI to the stockholder if received directly by it. This rule applies to a pension trust holding more than 10% (by value) of our Common Stock only if (i) the percentage of the income from us that is UBTI (determined as if we were a pension trust) is at least 5% and (ii) we are treated as a “pension-held REIT.” We do not expect to be classified as a “pension-held REIT” due to our diverse stock ownership.

To the extent that the company (or a part of the company, or a disregarded subsidiary of the company) is a taxable mortgage pool for United States federal income tax purposes, or if we hold residual interests in a REMIC, a portion of the special dividend paid to an exempt organization that is allocable to excess inclusion income, as described above, may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of exempt organizations that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. As required by IRS guidance, we intend to notify holders of our Common Stock if a portion of the special dividend is attributable to excess inclusion income.

Taxation of Non-U.S. Stockholders

General

The following discussion addresses the tax consequences of distributions made by us, including the special dividend, to nonresident alien individuals, foreign corporations, foreign trusts and certain other foreign stockholders, which we refer to as Non-U.S. Stockholders. The rules governing United States federal income taxation of Non-U.S. Stockholders are complex. This discussion does not consider the tax rules applicable to all Non-U.S. Stockholders and, in particular, does not consider the special rules applicable to United States branches of foreign banks or insurance companies or certain intermediaries. Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws with regard to the receipt of the special dividend, including any reporting and withholding requirements.

Ordinary Dividends

Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by a REIT of United States real property interests and are not designated by a REIT as capital gain dividends (or deemed distributions of retained capital gains) will be treated as ordinary dividends to the extent that they are made out of current or accumulated earnings and profits of the REIT.

Non-Dividend Distributions

Unless our Common Stock constitutes a U.S. real property interest for United States federal income tax purposes, which we refer to as a USRPI, the amount of the special dividend paid to a Non-U.S. Stockholder, to the extent not made out of our earnings and profits, will not be subject to United States income tax. If we cannot determine at the time of the special dividend whether or not the amount of the special dividend will exceed current and accumulated earnings and profits, the special dividend will be subject to withholding at the rate applicable to ordinary dividends, as described below.

If our Common Stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the Non-U.S. Stockholder’s proportionate share of our earnings and profits, plus (b) such stockholder’s basis in its Common Stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA, in the same manner as if the Common Stock had been sold. In such situations, the Non-U.S. Stockholder would be required to file a United States federal income tax return and would be subject to the same treatment and same tax rates as a domestic holder with respect to such excess, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals.

Our Common Stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our Common Stock will constitute a USRPI. However, no assurance can be given that our Common Stock will not become a USRPI.

Even if the foregoing 50% test is not met, our Common Stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by Non-U.S. Stockholders at all times during a specified testing period. It is anticipated that we will be a domestically-controlled qualified investment entity, and that a distribution with respect to our Common Stock in excess of our earnings and profits will not be subject to taxation under FIRPTA. No assurance can be given that we will remain a domestically-controlled qualified investment entity.

In the event that we are not a domestically-controlled qualified investment entity, but our Common Stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a distribution to a Non-U.S. Stockholder nonetheless would not be subject to tax under FIRPTA, provided that the Non-U.S. Stockholder held 5% or less of our Common Stock at all times during a specified testing period. It is anticipated that our Common Stock will be regularly traded.

In addition, if a Non-U.S. Stockholder owning more than 5% of our Common Stock disposes of such stock during the 30-day period preceding the ex-dividend date of the special dividend, and such Non-U.S. Stockholder acquires or enters into a contract or option to acquire our Common Stock within 61 days of the first day of such 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such Non-U.S. Stockholder under FIRPTA, then such Non-U.S Stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Gain in respect of a non-dividend distribution that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a Non-U.S. Stockholder in two cases: (1) if the Non-U.S. Stockholder’s investment in our Common Stock is effectively connected with a United States trade or business conducted by such Non-U.S. Stockholder, the Non-U.S. Stockholder will be subject to the same treatment as a Taxable U.S. Stockholder with respect to such gain, or (2) if the Non-U.S. Stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Withholding on Ordinary Dividends and Non-Dividend Distributions

Dividends paid to Non-U.S. Stockholders may be subject to United States withholding tax. If an income tax treaty does not apply and the Non-U.S. Stockholder’s investment in the REIT’s stock is not effectively connected with a trade or business conducted by the Non-U.S. Stockholder in the United States (or if a tax treaty does apply and the investment in the stock is attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder), ordinary dividends (i.e., distributions out of current and accumulated earnings and profits) will be subject to a United States withholding tax at a 30% rate, or, if an income tax treaty applies, at a lower treaty rate. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to “excess inclusion income” allocable to the Non-U.S. Stockholders. Accordingly, we will withhold at a rate of 30% on any portion of the special dividend that is paid to a Non-U.S. Stockholder and is or may be treated as attributable to that Non-U.S. Stockholders’s share of our excess inclusion income.

Because we generally cannot determine at the time that a distribution is made, whether or not it will be in excess of earnings and profits, or whether it will be attributable to excess inclusion income, we intend to withhold on the gross amount of each distribution at the 30% rate, except to the extent the special dividend is subject to the 35% FIRPTA withholding rules described below. To receive a reduced treaty rate, a Non-U.S. Stockholder must furnish us or our paying agent with a duly completed Form W-8BEN certifying such holder’s qualification for the reduced rate. Generally, a Non-U.S. Stockholder will be entitled to a refund from the IRS to the extent the amount withheld by us from a distribution exceeds the amount of United States tax owed by such stockholder.

If an income tax treaty does not apply, ordinary dividends that are effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Stockholder (and, if a tax treaty applies, ordinary dividends that are attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder) are exempt from United States withholding tax. In order to claim such exemption, a Non-U.S. Stockholder must provide us or our paying agent with a duly completed Form W-8ECI certifying such holder’s exemption. However, ordinary dividends exempt from United States withholding tax because they are effectively connected or are attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder generally are subject to United States federal income tax on a net income basis at regular graduated rates. In the case of Non-U.S. Stockholders that are corporations, any effectively connected ordinary dividends or ordinary dividends attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder may, in certain circumstances, be subject to an additional branch profits tax at a 30% rate, or lower rate specified by an applicable income tax treaty.

Capital Gain Dividends

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of USRPIs will be taxed to a Non-U.S. Stockholder who owns more than 5% of our shares under the provisions of FIRPTA. Under FIRPTA, distributions attributable to gain from sales of United States real property are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Stockholders who own more than 5% of our shares would thus be taxed at the regular capital gain rates applicable to Taxable U.S. Stockholders (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder who owns more than 5% of our shares not otherwise entitled to treaty relief or exemption.

FIRPTA Withholding

Under FIRPTA, a REIT is required to withhold 35% of any distribution that is designated as a capital gain dividend or which could be designated as a capital gain dividend and is attributable to gain from the disposition of a USRPI. Moreover, if a REIT designates previously made distributions as capital gain dividends, subsequent distributions (up to the amount of the prior distributions so designated) will be treated as capital gain dividends for purposes of FIRPTA withholding.

If a Non-U.S. Stockholder does not own more than 5% of our shares during the one-year period prior to a distribution attributable to gain from sales or exchanges by us of USRPIs, such distribution will not be considered to be gain effectively connected with a United States business as long as the class of shares continues to be regularly traded on an established securities market in the United States. As such, a Non-U.S. Stockholder who does not own more than 5% of our shares would not be required to file a United States federal income tax return by reason of receiving such a distribution. In this case, the distribution will be treated as an ordinary REIT dividend to that Non-U.S. Stockholder that is not a capital gain distribution as described above. In addition, the branch profits tax will not apply to such distributions. If our common shares cease to be regularly traded on an established securities market in the United States, all Non-U.S. Stockholders of our Common Stock would be subject to taxation under FIRPTA with respect to capital gain distributions attributable to gain from the sale or exchange of United States real property interests.

Information Reporting and Backup Withholding

A REIT is required to report to its stockholders and to the IRS the amount of distributions paid during each tax year, and the amount of tax withheld, if any. These requirements apply to the special dividend and apply even if withholding is not required with respect to payments made to a stockholder. Backup withholding generally may be imposed on certain payments to stockholders (including the special dividend) unless the stockholder (i) furnishes certain information, or (ii) is otherwise exempt from backup withholding.

A stockholder who does not provide a REIT with his or her correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, the REIT may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the REIT.

Stockholders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a distribution to a stockholder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle the Taxable U.S. Stockholder to a refund, provided that the required information is furnished to the IRS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October [—], 2012, there were a total of 22,515,107 shares of our Common Stock issued and outstanding. The following table sets forth as of October [—], 2012, certain information with respect to the beneficial ownership of our Common Stock, by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding Common Stock;

•	each director, director nominee and named executive officer currently employed by us; and

•	all of our directors and executive officers as a group.

Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our Common Stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Greater than 5% Owner
W. R. Berkley Corporation, et al.(2)	3,843,413	17.1%
Barclays Global Investors, NA., et al.(3)	1,275,337	5.7%
Bay Resource Partners, L.P., et al.(4)	1,255,500	5.6%
Mittleman Brothers LLC, et al.(5)	1,344,950	6.0%
Vornado Realty, L.P.(6)	1,212,805	5.4%
Veqtor Finance Company, L.L.C, et al.(7)	1,170,829	5.2%
Officers and Directors
Thomas E. Dobrowski(8)	94,346	*
Martin L. Edelman(9)	127,249	*
Edward S. Hyman(10)	262,679	1.2%
Henry N. Nassau(11)	70,020	*
Geoffrey G. Jervis(12)	219,087	1.0%
Stephen D. Plavin(13)	352,554	1.6%
Joshua A. Polan(14)	—	—
Thomas C. Ruffing(15)	110,156	*
Lynne B. Sagalyn(8)(16)	127,749	*
Samuel Zell(8)(17)	168,915	*
All executive officers and directors as a group (10 persons)	1,532,755	6.8%

*	Represents less than 1%.
(1)	The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.
(2)	Based on both internal information and information contained in a Schedule 13D/A filed with the SEC on August 6, 2007, by (i) W. R. Berkley Corporation, (ii) Admiral Insurance Company, (iii) Berkley Insurance Company, (iv) Berkley Regional Insurance Company and (v) Nautilus Insurance Company, collectively, Berkley. (Berkley’s address is 475 Steamboat Road, Greenwich, CT 06830).
(3)	Based solely on information contained in a Schedule 13G filed with the SEC on February 5, 2009, by (i) Barclays Global Investors, NA. and (ii) Barclays Global Fund Advisors, collectively, Barclays

(Barclays’s address is 400 Howard Street, San Francisco, CA 94105). The Barclays 13G reported beneficial ownership as follows: Barclays Global Investors, NA. reported sole voting power of 654,343 shares and sole dispositive power of 730,090 shares and Barclays Global Fund Advisors reported sole voting power of 545,247 shares and sole dispositive power of 545,247 shares.
(4)	Based solely on information contained in a Schedule 13G filed with the SEC on May 25, 2008, by (i) Bay Resource Partners, L.P., (ii) Bay II Resource Partners, L.P., (iii) Bay Resources Partners Offshore Fund, Ltd., (iv) GMT Capital Corp. and (v) Thomas E. Claugus, collectively, Bay Resources (Bay Resources’ address is 2100 RiverEdge Parkway, Ste. 840, Atlanta, GA 30328). The Bay Resources Schedule 13G reported beneficial ownership as follows: Bay Resource Partners, L.P. reported shared voting power of 297,100 shares and shared dispositive power of 297,100 shares; Bay II Resource Partners, L.P. reported shared voting power of 207,600 shares and shared dispositive power of 207,600 shares; Bay Resource Partners Offshore Fund, Ltd. reported shared voting power of 593,700 shares and shared dispositive power of 593,700 shares; GMT Capital Corp. reported shared voting power of 1,219,800 shares and shared dispositive power of 1,219,800 shares; and Thomas E. Claugus reported sole voting power of 35,700 shares, shared voting power of 1,219,800 shares, sole dispositive power of 35,700 shares and shared dispositive power of 1,219,800 shares.
(5)	Based solely on information contained in a Form 13F filed with the SEC on August 13, 2012 by Mittleman Brothers LLC, or Mittleman. Mittleman’s address is 188 Birch Hill Road Locust Valley, NY 11560.
(6)	Based on both internal information and information contained in a Schedule 13D/A filed with the SEC on October 4, 2004, by Vornado Realty L.P., or Vornado. Vornado’s address is 888 Seventh Avenue, New York, NY 10019.
(7)	Based solely on information contained in a Schedule 13D/A filed with the SEC on November 17, 2009, by (i) Veqtor Finance Company, L.L.C. (“Veqtor”), (ii) Samstock, L.L.C. (“Samstock”), (iii) EGI-Properties Fund (08-10), L.L.C. (“EGI”), (iv) SZ Investments, L.L.C. (“SZI”), (v) Zell General Partnership, Inc. (“ZGPI”), (vi) Sam Investment Trust (“SIT”) and (vii) Chai Trust Company, LLC (“Chai”), collectively, the EGI Entities (EGI Entities’ address is Two North Riverside Plaza, Suite 600, Chicago, IL 60606). The EGI Entities Schedule 13D/A reported beneficial ownership as follows: Veqtor reported sole voting power of 897,429 shares and sole dispositive power of 897,429 shares; Samstock reported sole voting power of 25,000 shares and sole dispositive power of 25,000 shares; EGI reported sole voting power of 248,400 shares and sole dispositive power of 248,400 shares; SZI reported sole voting power of 273,400 shares and sole dispositive power of 273,400 shares; ZGPI reported sole voting power of 1,170,829 shares and sole dispositive power of 1,170,829 shares; SIT reported sole voting power of 1,170,829 shares and sole dispositive power of 1,170,829 shares; and Chai reported sole voting power of 1,170,829 shares and sole dispositive power of 1,170,829 shares. SZI is the managing member of Samstock and is the manager of EGI. ZGPI is the managing member of Veqtor and SZI. SZI is indirectly owned by various trusts established for the benefit of Mr. Zell and his family, the trustee of each of which is Chai. The sole shareholder of ZGPI is SIT, a trust established for the benefit of Samuel Zell and members of his family. Chai serves as the trustee of SIT. Mr. Zell is not an officer or director of Chai and does not have voting or dispositive power over such shares, and therefore Mr. Zell disclaims beneficial ownership thereof except to the extent of his pecuniary interest therein.
(8)	Represents 94,346 shares obtainable upon conversion of vested stock units.
(9)	In the case of Mr. Zell, Mr. Edelman and Dr. Sagalyn, includes 118,915 shares obtainable by each upon conversion of vested stock units.
(10)	Includes 95,404 shares obtainable upon conversion of vested stock units.
(11)	Includes 70,020 shares obtainable upon conversion of vested stock units.
(12)	Includes 150,000 shares for Mr. Jervis that are the subject of restricted stock awards for which he retains voting rights and 25,000 shares obtainable upon conversion of stock units.
(13)	Includes 195,000 shares for Mr. Plavin that are the subject of restricted stock awards for which he retains voting rights and 35,000 shares obtainable upon conversion of stock units.
(14)	Does not include the shares owned by W. R. Berkley Corporation, as to which Mr. Polan disclaims beneficial ownership.

(15)	Includes 80,000 shares for Mr. Ruffing that are the subject of restricted stock awards for which he retains voting rights.
(16)	Includes 500 shares owned by Dr. Sagalyn’s spouse.
(17)	Includes (i) 118,915 shares obtainable upon conversion of vested stock units; (ii) 40,000 shares owned by Mr. Zell; and (iii) 10,000 shares owned by Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell’s spouse. Does not include 897,429 shares held by Veqtor Finance Company, L.L.C.; 25,000 shares held by Samstock, L.L.C.; and 248,400 shares held by EGI-Properties Fund (08-10), L.L.C., as to which such shares Mr. Zell does not hold voting or dispositive power, which power is indirectly held by Chai Trust Company, LLC, of which Mr. Zell is not an officer of director, and as to which such shares Mr. Zell disclaims beneficial ownership of except to the extent of his pecuniary interest therein.

Our officers and directors may pledge shares of our Common Stock they own as security for potential or actual borrowings. Mr. Plavin has pledged all or a portion of his shares of our Common Stock in a margin account.

HOUSEHOLDING OF MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of this proxy statement may have been sent to multiple stockholders in a household. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed in writing to a stockholder’s broker, bank or other nominee holding shares of our Common Stock for such stockholder or to us at Capital Trust, Inc., 410 Park Avenue 14th Floor, New York, NY 10022, Attention: Secretary, or call our Secretary at (212) 655-0220. Stockholders wishing to receive separate copies of our proxy statements in the future, and stockholders sharing an address that wish to receive a single copy of our proxy statements if they are receiving multiple copies of our proxy statements, should contact his or her bank, broker or other nominee record holder, or may contact the corporate secretary at the above address.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of Ernst & Young LLP, our independent registered public accounting firm for 2011 and 2012, will be present at the special meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

OTHER MATTERS

Our management does not know of any other matters to come before the special meeting.

STOCKHOLDER PROPOSALS

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2013 annual meeting of stockholders, you must submit the proposal to our secretary no later than January 9, 2013. In addition, if you desire to bring business (including director nominations) before our 2013 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our secretary no earlier than December 10, 2012 and no later than 5:00 p.m. Eastern Time on January 9, 2013. For additional requirements, stockholders should refer to our bylaws, Article II, Section 12, “Nominations and Proposals by Stockholders,” a current copy of which may be obtained from our secretary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. Our Common Stock is listed and traded on the NYSE. We also maintain an internet site at www.capitaltrust.com that contains information concerning us. The information contained or referred to on our website is not incorporated by reference and is not a part of this proxy statement.

For printed copies of any of our reports, including this proxy statement, please contact Douglas Armer in writing at Capital Trust, Inc., 410 Park Avenue 14th Floor, New York, NY 10022 or call us at (212) 655-0220.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and a copy of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 are attached to this proxy statement as Annex D and Annex E, respectively.

Annex A

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

CAPITAL TRUST, INC.

AND

HUSKIES ACQUISITION LLC

September 27, 2012

A-i

ARTICLE 5	REPRESENTATIONS AND WARRANTIES OF CT WITH RESPECT TO THE NEW CT SHARES PURCHASE	A-43
5.1	Capitalization	A-43
5.2	CT SEC Documents; CT Financial Statements	A-44
5.3	Absence of Undisclosed Liabilities	A-46
5.4	Absence of Certain Changes	A-46
5.5	Taxes	A-46
5.6	Proceedings	A-47
5.7	Compliance with Laws; Permits	A-48
5.8	Environmental and Safety and Health Matters	A-48
5.9	Employee Matters and Benefit Plans	A-48
5.10	Arrangements with Certain Persons	A-49
5.11	Material Contracts; No Default	A-49
5.12	Leases	A-49
5.13	Servicing	A-50
5.14	Finder’s Fee	A-50
5.15	Investment Company	A-50
5.16	Insurance	A-50
5.17	CDOs	A-51
5.18	Compliance with Guidelines, Policies and Procedures	A-51
5.19	Rights Agreement; State Takeover Statutes; Stock Ownership Restrictions in CT Charter	A-51
5.20	Opinion of Financial Advisor	A-52
5.21	Vote Required	A-52
5.22	No Reliance	A-52
5.23	No General Solicitation	A-52

ARTICLE 6	REPRESENTATIONS AND WARRANTIES OF PURCHASER	A-52
6.1	No Conflict; Required Filings	A-52
6.2	Corporate Status	A-53
6.3	Power and Authority	A-53
6.4	Proceedings	A-53
6.5	Finder’s Fee	A-53
6.6	Investment Intent	A-53
6.7	Information	A-53
6.8	Legends; Restrictions on Transfer	A-53
6.9	Common Stock Ownership	A-54
6.10	No Reliance	A-54
6.11	Owner of Purchaser	A-54

ARTICLE 7	COVENANTS	A-54
7.1	Conduct of Business	A-54
7.2	No Solicitation by CT; Other Offers	A-57
7.3	Preparation of the Proxy Statement; Stockholders Meeting	A-59
7.4	Confidentiality	A-60
7.5	Access; Publicity	A-61
7.6	Books and Records	A-61
7.7	Cooperation	A-62
7.8	Expenses	A-63
7.9	Employee Matters and Employee Benefit Plans	A-63
7.10	Insurance Matters	A-64
7.11	Board Designation Rights	A-64
7.12	Special Dividend	A-65

A-ii

7.13	Affiliate Contracts	A-65
7.14	Anti-Takeover Laws	A-66
7.15	Notification of Certain Matters	A-66
7.16	New CT Share Listing	A-66
7.17	Working Capital	A-66
7.18	Lease	A-66

ARTICLE 8	CERTAIN TAX MATTERS	A-67
8.1	Tax Returns	A-67
8.2	Transfer Taxes	A-68
8.3	Allocation of Taxes	A-68
8.4	Cooperation on Tax Matters	A-68
8.5	Tax Proceedings	A-69
8.6	Tax Sharing Agreements	A-69
8.7	Tax Indemnification	A-69
8.8	Election	A-70

ARTICLE 9	CONDITIONS PRECEDENT; CLOSING DELIVERIES	A-70
9.1	Conditions to Obligations of Each Party to Effect the Contemplated Transactions	A-70
9.2	Conditions to Obligations of CT	A-70
9.3	Conditions to Obligations of Purchaser	A-71
9.4	Closing Deliveries by CT. At the Closing	A-72
9.5	Closing Deliveries by Purchaser	A-73

ARTICLE 10	SURVIVAL; INDEMNIFICATION	A-74
10.1	Survival Limitation	A-74
10.2	Indemnification by Seller	A-74
10.3	Indemnification by Purchaser	A-75
10.4	Limitations	A-75
10.5	Defense of Third Party Claims	A-76
10.6	Direct Claims	A-77
10.7	Tax Treatment	A-77
10.8	No Contribution	A-77
10.9	Adjustment for Insurance	A-77

ARTICLE 11	TERMINATION OF AGREEMENT	A-78
11.1	Termination	A-78
11.2	Effect of Termination	A-79
11.3	Expense Reimbursement	A-79

ARTICLE 12	MISCELLANEOUS	A-80
12.1	Notices	A-80
12.2	Severability	A-81
12.3	Entire Agreement; No Third Party Beneficiaries	A-81
12.4	Amendment; Waiver	A-81
12.5	Binding Effect; Assignment	A-81
12.6	Disclosure Schedules	A-81
12.7	Governing Law	A-81
12.8	Jurisdiction; Jury Trial	A-81
12.9	Equitable Remedies	A-82
12.10	Construction	A-82
12.11	Time of the Essence	A-82
12.12	Counterparts	A-82

A-iii

INDEX OF SCHEDULES

Schedule I	CT Investment Management Interests
Schedule II	Disclosure Schedules
Schedule 2.1(e)	Wire Transfer Accounts
Schedule 5.17(a)	CDO Subs
Schedule 9.4(a)(viii)	Forms of FIRPTA Certificates
Schedule 9.4(b)(ii)	Form of Seller Secretary’s Certificate
Schedule 9.4(b)(iii)	Form of Officer’s Certificate of CT
Schedule 9.4(c)(i)	Forms of Skadden, Arps, Slate, Meagher & Flom LLP Opinions
Schedule 9.4(c)(ii)	Form of Venable LLP Opinion
Schedule 9.5(a)(ii)	Purchaser Consents
Schedule 9.5(b)(iii)	Form of Purchaser Secretary’s Certificate
Schedule 9.5(b)(iv)	Form of Officer’s Certificate of Purchaser

INDEX OF EXHIBITS

Exhibit A	Assignment of Lease
Exhibit B	Form of CT Charter Amendment
Exhibit C	Form of New CT Management Agreement
Exhibit D	Form of Old CT/CTIMCO Management Agreement Termination Agreement
Exhibit E	Form of Registration Rights Agreement between CT and Purchaser

A-iv

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made this 27th day of September 2012, by and between Capital Trust, Inc., a Maryland corporation (“CT” or “Seller”), and Huskies Acquisition LLC, a Delaware limited liability company (“Purchaser”). Purchaser and Seller may also be referred to as a “Party” or collectively, as the “Parties.”

RECITALS

WHEREAS, CT currently owns one hundred percent (100%) of the issued and outstanding limited liability company interests (the “CTIMCO Interests”) in CT Investment Management Co., LLC, a Delaware limited liability company (“CTIMCO”);

WHEREAS, CT currently owns one hundred percent (100%) of the issued and outstanding limited liability company interests (the “CTOPI Co-Invest Interests”) in CT OPI Investor, LLC, a Delaware limited liability company, a wholly owned subsidiary of CT, and a limited partner (“CTOPI Co-Invest”) in CT Opportunity Partners I, L.P., a Delaware limited partnership (“CTOPI”);

WHEREAS, CT currently owns one hundred percent (100%) of the issued and outstanding limited liability company interests (the “CTHG2 Co-Invest Interests”) in CT High Grade Partners II Co-Invest, LLC, a Delaware limited liability company, a wholly owned subsidiary of CT, and a non-managing member (“CTHG2 Co-Invest”) of CT High Grade Partners II, LLC, a Delaware limited liability company (“CTHG2”);

WHEREAS, immediately prior to the Closing (as defined herein), CTIMCO will hold one hundred percent (100%) of the issued and outstanding Class A Preferred Stock, par value $0.001 per share (the “CTLR Preferred Stock”), of CT Legacy REIT Mezz Borrower, Inc., a Maryland corporation (“CT Legacy REIT”);

WHEREAS, the CTIMCO Interests, the CTOPI Co-Invest Interests, the CTHG2-Co-Invest Interests and the CTLR Preferred Stock are hereby collectively referred to as the “CT Investment Management Interests”;

WHEREAS, CT desires to sell to Purchaser, and Purchaser desires to purchase from CT, pursuant to this Agreement, the CT Investment Management Interests;

WHEREAS, CT desires to sell to Purchaser, and Purchaser desires to purchase from CT, five million (5,000,000) shares (the “New CT Shares”) of class A common stock, par value $0.01 per share, of CT (the “Common Stock”) pursuant to this Agreement;

WHEREAS, as a condition to the sale of the CT Investment Management Interests and the New CT Shares, it is advisable and in the best interests of CT for the Board of Directors of CT (the “CT Board”) to authorize and for CT to declare a special dividend in an amount per share equal to the Special Dividend Amount, on the Closing, payable to all holders of record of the Common Stock as of the close of business on the Meeting Record Date (as defined below), which shall be determined by the CT Board pursuant to this Agreement (the “Special Dividend”);

WHEREAS, in connection with the sale of the CT Investment Management Interests, CT desires to enter into the New CT Management Agreement (as defined below) governing the management of CT by New CT Manager (as defined below) following the Closing;

WHEREAS, to provide CT with the right to that certain carried interest to which CTOPI GP (as defined below) would otherwise be entitled, the Purchaser and Seller agree that an indirect wholly owned subsidiary of CT shall be admitted as a member of CTOPI GP pursuant to the Amended and Restated CTOPI GP Operating Agreement (as defined below) immediately prior to, and as a condition to, the sale of the CTIMCO Interests;

WHEREAS, Purchaser and Seller agree that, no later than the Closing Date, CTIMCO shall elect on IRS Form 8832 to be disregarded as a separate entity for U.S. federal income tax purposes, such election to be made effective as of a date prior to both (i) the date on which CT is admitted as a member of CTOPI GP and (ii) the Closing Date;

WHEREAS, as a condition to the sale of the CT Investment Management Interests, the sale of the New CT Shares and the entry into the New CT Management Agreement, it is advisable and in the best interests of CT for the CT Board to submit such transactions for approval by the stockholders of CT at the CT Stockholders Meeting;

WHEREAS, in order to induce Purchaser to enter into this Agreement, and as a condition to its doing so, simultaneously with the execution and delivery of this Agreement, Purchaser is entering into a Voting Agreement with certain stockholders of CT (the “Voting Agreement”), pursuant to which such stockholders have agreed to vote or cause to be voted all shares of Common Stock beneficially owned by such stockholders in favor of the transactions contemplated by this Agreement that will be submitted to a vote of CT stockholders in accordance with and subject to the terms set forth in the Voting Agreement; and

WHEREAS, Seller and Purchaser desire to enter into this Agreement and to consummate the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the representations, warranties, promises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS; INTERPRETATION

1.1 Certain Defined Terms.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

“1997 Director Stock Plan” shall have the meaning given such term in Section 5.1(b).

“2007 LTIP” shall have the meaning given such term in Section 5.1(b).

“2011 LTIP” shall have the meaning given such term in Section 5.1(b).

“Accounting Firm” shall have the meaning given such term in Section 2.4(d).

“Acquired Entities” means CTIMCO, CTOPI Co-Invest and CTHG2 Co-Invest.

“Acquired Entities Employee Plans” shall have the meaning given such term in Section 4.9(a).

“Acquired Entity Licensed Intellectual Property” means all Intellectual Property licensed to the Acquired Entities or any of their respective Subsidiaries pursuant to a Contract and used in the conduct of their respective businesses.

“Acquired Entity Owned Intellectual Property” means all of the Intellectual Property owned by the Acquired Entities or any of their respective Subsidiaries.

“Acquisition Proposal” means any offer, proposal or inquiry (other than an offer, proposal or inquiry by Purchaser or its Affiliates) contemplating or otherwise relating to any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions involving:

(i) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (i) a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires, or if consummated in accordance with its terms would acquire, beneficial or record ownership or control of securities representing 9.9% or more of the outstanding shares of any class of voting or equity securities of CT (or any parent company resulting from such transaction), or (ii) CT issues securities representing 9.9% or more of the outstanding shares of any class of voting or equity securities of CT (or any parent company resulting from such transaction);

(ii) any sale, lease, assignment, license, exchange, transfer, acquisition or disposition of any rights or assets (including equity interests of any Subsidiary of CT) that constitute or account for (i) 15% or more of the consolidated net revenues of CT and its Subsidiaries, consolidated net income of CT and its Subsidiaries or consolidated book value of CT and its Subsidiaries, or (ii) 15% or more of the fair market value of the assets of CT and its Subsidiaries;

(iii) any sale of all or substantially all of the assets or properties constituting, or the sale of Control of, the investment management business conducted by CT and its Subsidiaries, including any sale (whether by merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction) of a majority of the equity interests of CTIMCO;

(iv) any liquidation or dissolution of CT; or

(v) any combination of the foregoing.

“Affiliate” of a Person means a Person that Controls, is Controlled by, or is under common Control with, such Person.

“Affiliated Group” means an affiliated group within the meaning of Section 1504 of the Code or any comparable or analogous state, local or foreign consolidated, combined or unitary Tax group under applicable Law.

“Agreement” shall have the meaning specified in the preamble to this Agreement, as the same may be amended from time to time.

“Amended and Restated CTOPI GP Operating Agreement” means the amended and restated CTOPI GP Operating Agreement in a form mutually agreed by Purchaser and Seller and containing the terms specified in Section 1.1(a)(I) of the Disclosure Schedules.

“Assignment of Lease” means the assignment of the Lease of even date herewith from CT to Purchaser or its designee, in the Form attached hereto as Exhibit A.

“Balance Sheets” shall have the meaning given such term in Section 4.19(b).

“Berkley Investors” means each of Admiral Insurance Company, Berkley Insurance Company and Berkley Regional Insurance Company.

“Bill of Sale” means the Bill of Sale, of even date herewith, between CT and CTIMCO, in the Form attached in Section 4.27 of the Disclosure Schedules.

“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City are required or authorized to be closed.

“Business Employee” means any foreign or domestic current or former employee, director, consultant, independent contractor, or other service provider of CT, any Acquired Entity, any Fund Entity, or any of their respective Subsidiaries.

“Cap” shall have the meaning given such term in Section 10.4(a).

“CDO Subs” shall have the meaning given such term in Section 5.17.

“CDO Sub Consents” means the written consent of the CDO Subs authorized by the board of directors of each of the CDO Subs, which shall include those terms set forth in Section 1.1(a)(II) of the Disclosure Schedules or shall otherwise be in a form agreed upon by the Purchaser and the Seller.

“Change in CT Board Recommendation” shall have the meaning given such term in Section 7.2(d).

“Claim” means a claim for indemnity for Damages made by any Seller Indemnitee or Purchaser Indemnitee.

“Client” means any Person to which CT or any of its Subsidiaries provides Investment Management Services; provided, that in the case of a Fund, the definition of Client includes the Fund, but does not include each investor in respect of its investment in such Fund.

“Closing” shall have the meaning given such term in Section 2.2.

“Closing Date” shall have the meaning given such term in Section 2.2.

“Closing Employee Amounts” shall have the meaning given such term in Section 2.3(d).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Co-Invest Capital Contributions” shall have the meaning given such term in Section 2.3(b).

“Co-Invest Distributions” shall have the meaning given such term in Section 2.3(c).

“Common Stock” shall have the meaning given such term in the recitals of this Agreement.

“Confidentiality Agreement” shall have the meaning given such term in Section 7.4.

“Contemplated Transaction” means any transaction contemplated by this Agreement or any Transaction Document and “Contemplated Transactions” means all of the transactions contemplated by this Agreement and the Transaction Documents.

“Continuing Employees” shall have the meaning given such term in Section 7.9(b).

“Contract” means any written, oral or implied contract, mortgage, deed of trust, lease, sublease, offer to lease, agreement to lease, sales order, purchase order, indenture, note, bond, loan, instrument, license, permit, franchise, commitment or other instrument, arrangement or agreement that is or purports to be binding on any Person or all or any part of its property or assets under applicable Law.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of equity interests, as trustee or executor, by contract or credit arrangement or otherwise.

“CT” shall have the meaning given such term in the preamble to this Agreement.

“CT Acquisition Agreement” means any merger, acquisition or other agreement which gives effect to any Acquisition Transaction (other than the Contemplated Transactions).

“CT Balance Sheet” means that consolidated balance sheet of CT and its consolidated Subsidiaries as of June 30, 2012 included in CT’s Quarterly Report on Form 10-Q filed with the SEC on August 1, 2012.

“CT Balance Sheet Date” shall have the meaning given such term in Section 5.4.

“CT Board” shall have the meaning given such term in the recitals to this Agreement.

“CT Board Recommendation” means the recommendation by the CT Board for CT’s stockholders to approve each of (i) the CT Investment Management Interests Purchase, pursuant to the terms and subject to the conditions of this Agreement, (ii) the New CT Shares Purchase, pursuant to the terms and subject to the conditions of this Agreement, (iii) the New CT Management Agreement and (iv) the CT Charter Amendment Proposal.

“CT Bylaws” means the Capital Trust, Inc. Second Amended and Restated Bylaws, adopted as of February 27, 2007 and amended on July 20, 2011, as further amended in accordance with this Agreement.

“CT Charter” means the charter of Capital Trust, Inc., as amended, supplemented and restated through the date hereof.

“CT Charter Amendment Proposal” means the proposal to amend the CT Charter at the CT Stockholders Meeting to include those amendments attached hereto as Exhibit B.

“CT Employee Plans” shall have the meaning given such term in Section 5.9(a).

“CT Expense Reimbursement” shall have the meaning given such term in Section 11.3(c).

“CT Investment Management Interests” shall have the meaning given such term in the recitals to this Agreement.

“CT Investment Management Interests Purchase” shall have the meaning given such term in Section 2.1(a).

“CT Investment Management Interests Purchase Price” shall have the meaning given such term in Section 2.1(b).

“CT Legacy REIT” shall have the meaning given such term in the recitals to this Agreement.

“CT Legacy REIT Incentive Plan” means the rights of the employees of CTIMCO identified on Section 4.2(d) of the Disclosure Schedules to receive payments under the 2007 LTIP pursuant to award agreements related to distributions made by CT Legacy REIT.

“CT Management Business Material Contract” shall have the meaning given such term in Section 4.21(b).

“CT SEC Documents” shall have the meaning given such term in Section 5.2(a).

“CT Stockholder Approval” means approval of each of (i) the CT Investment Management Interests Purchase, pursuant to the terms and subject to the conditions of this Agreement, (ii) the New CT Shares Purchase, pursuant to the terms and subject to the conditions of this Agreement, (iii) the New CT Management Agreement, and (iv) the CT Charter Amendment Proposal, in each case, by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date for the CT Stockholder Meeting and entitled to vote.

“CT Stockholders Meeting” shall have the meaning given such term in Section 7.3(b).

“CTHG1 Consent” means the written consent of each of the Berkley Investors, which shall include those terms set forth in Section 1.1(a)(III) of the Disclosure Schedules or shall otherwise be in a form agreed upon by the Purchaser and the Seller.

“CTHG1 Management Agreements” means, collectively, (a) the Investment Management Agreement, dated as of November 9, 2006, by and between CT High Grade Mezzanine Manager, LLC and Admiral Insurance Company, as amended by Amendment No. 1 thereto, dated as of July 20, 2007, and as further amended by Amendment No. 2 thereto, dated as of January 29, 2010, (b) the Investment Management Agreement, dated as of November 9, 2006, by and between CT High Grade Mezzanine Manager, LLC and Berkley Insurance Company, as amended by Amendment No. 1 thereto, dated as of July 20, 2007, and as further amended by Amendment No. 2 thereto, dated as of January 29, 2010, and (c) the Investment Management Agreement, dated as of November 9, 2006, by and between CT High Grade Mezzanine Manager, LLC and Berkley Regional Insurance Company, as amended by Amendment No. 1 thereto, dated as of July 20, 2007, and as further amended by Amendment No. 2 thereto, dated as of January 29, 2010.

“CTHG1 Management Agreement Amendments” means, collectively, three (3) separate amendments, each of which is applicable to one of each of the three (3) CTHG1 Management Agreements, to be entered into in connection with the Contemplated Transactions, in a form to be mutually agreed by the Purchaser and the Seller.

“CTHG1 Separate Accounts” means the three (3) separate accounts established pursuant to the CTHG1 Management Agreements.

“CTHG2” shall have the meaning given such term in the recitals to this Agreement.

“CTHG2 Co-Invest” shall have the meaning given such term in the recitals to this Agreement.

“CTHG2 Co-Invest Assignment and Assumption Agreement” means the Assignment and Assumption Agreement regarding the Purchaser’s acquisition of the CTHG2 Co-Invest Interests from the Seller, in a form to be mutually agreed by the Purchaser and the Seller.

“CTHG2 Co-Invest Interests” shall have the meaning specified in the recitals to this Agreement and set forth on Schedule I.

“CTHG2 Consent” means the written consent of each of NJDOI and CTHG2 Co-Invest, which shall include those terms set forth in Section 1.1(a)(IV) of the Disclosure Schedules or shall otherwise be in a form agreed upon by the Purchaser and the Seller.

“CTHG2 Management Agreement” means the Management Agreement, dated as of May 30, 2008, by and among CTHG2, CTHG2 MM and CT High Grade Partners II Manager, LLC.

“CTHG2 MM” means CT High Grade Partners II MM, LLC, a Delaware limited liability company, a wholly owned subsidiary of CTIMCO and the managing member of CTHG2.

“CTHG2 Operating Agreement” means the Second Amended and Restated Limited Liability Company Operating Agreement of CT High Grade Partners II, LLC, dated as of April 6, 2012.

“CTHG2 Operating Agreement Amendment” means the amendment to the CTHG2 Operating Agreement to be entered into in connection with the Contemplated Transactions in a form to be mutually agreed by the Purchaser and the Seller.

“CTHG2 Side Letter” means that certain letter agreement, dated as of April 6, 2012, by and among NJDOI, CTHG2 and CTHG2 MM, as the same may be amended from time to time in accordance with the terms thereof.

“CTHG2 Side Letter Amendment” means the amendment to the CTHG2 Side Letter to be entered into in connection with the Contemplated Transactions, in a form to be mutually agreed by the Purchaser and the Seller.

“CTIMCO” shall have the meaning given such term in the recitals to this Agreement.

“CTIMCO Assignment and Assumption Agreement” means the Assignment and Assumption Agreement regarding the Purchaser’s acquisition of the CTIMCO Interests from the Seller, in a form to be mutually agreed by the Purchaser and the Seller.

“CTIMCO Interests” shall have the meaning given such term in the recitals to this Agreement and set forth on Schedule I.

“CTLH” means CT Legacy Holdings, LLC, a Delaware limited liability company.

“CTLL” means CT Large Loan 2006, Inc., a Maryland corporation.

“CTLL Consent” means the written consent of the holders of a majority of the issued and outstanding shares of common stock of CTLL, which shall include those terms set forth in Section 1.1(a)(V) of the Disclosure Schedules or shall otherwise be in a form agreed upon by the Purchaser and the Seller.

“CTLL Management Agreement” means the Amended and Restated Management Agreement, dated as of June 26, 2006, by and between CTLL and CT Large Loan Manager, LLC, as amended by Amendment No. 1, dated as of October 18, 2006.

“CTLL Stockholders Agreement” means the Amended and Restated Stockholders Agreement of CTLL, dated as of June 26, 2006, by and among the holders of all of the issued and outstanding shares of the common stock of CTLL, as amended by Amendment No. 1 thereto, dated as of October 18, 2006, and as further amended by Amendment No. 2 thereto, dated as of April 26, 2007.

“CTLL Stockholders Agreement Amendment” means the amendment to the CTLL Stockholders Agreement to be entered into in connection with the Contemplated Transactions, in a form to be mutually agreed by the Purchaser and the Seller.

“CTLR Preferred Stock” shall have the meaning given such term in the recitals to this Agreement.

“CTOPI” shall have the meaning given such term in the recitals to this Agreement.

“CTOPI Co-Invest” shall have the meaning given such term in the recitals to this Agreement.

“CTOPI Co-Invest Assignment and Assumption Agreement” means the Assignment and Assumption Agreement regarding the Purchaser’s acquisition of the CTOPI Co-Invest Interests from the Seller, in a form to be mutually agreed by the Purchaser and the Seller.

“CTOPI Co-Invest Interests” shall have the meaning given such term in the recitals to this Agreement and as set forth on Schedule I.

“CTOPI Consent” means the written consent of the holders of 90% or more of the limited partner interests in CTOPI held by limited partners who are not Affiliates of the Seller, which shall include those terms set forth in Section 1.1(a)(VI) of the Disclosure Schedules or shall otherwise be in a form agreed upon by the Purchaser and the Seller.

“CTOPI GP” means CT OPI GP, LLC, a Delaware limited liability company, a wholly owned subsidiary of CTIMCO and the general partner of CTOPI.

“CTOPI GP Operating Agreement” means the Limited Liability Company Operating Agreement of CT OPI GP, LLC, dated as of September 28, 2007.

“CTOPI Incentive Plan” means the rights of the employees of CTIMCO identified on Section 4.2(d) of the Disclosure Schedules to receive payments pursuant to award agreements related to carried interest distributions made by CTOPI.

“CTOPI Management Agreement” means the Management Agreement, dated as of December 13, 2007, by and among CTOPI, CTOPI GP and CT OPI Manager, LLC, as amended by Amendment No. 1 thereto, dated as of April 16, 2008, and as further amended by Amendment No. 2 thereto, dated as of May 3, 2010.

“CTOPI Partnership Agreement” means that certain Second Amended and Restated Limited Partnership Agreement of CTOPI, dated as of April 16, 2008, by and among CTOPI GP and all of the limited partners of CTOPI, as amended by Amendment No. 1 thereto, dated as of July 8, 2008, and further amended by Amendment No. 2 thereto, dated as of May 3, 2010, and Amendment No. 3 thereto, dated as of December 13, 2011.

“CTOPI Partnership Agreement Amendment” means the amendment to the CTOPI Partnership Agreement to be entered in connection with the Contemplated Transactions, in a form to be mutually agreed by the Purchaser and the Seller.

“CTOPI PPM” means the Private Placement Memorandum of CTOPI, together with any supplements thereto.

“CTOPI REIT” means CT OPI REIT, Inc., a Maryland corporation.

“Damages” means any losses, damages (including all direct damages of whatever nature but excluding any indirect, exemplary or punitive damages, other than in respect of Third Party Claims, in which cases indirect, exemplary or punitive damages shall be included in addition to all other damages of whatever nature), injuries, liabilities, claims, demands, settlements, judgments, awards, fines, penalties, Taxes, fees (including reasonable attorneys’ fees and disbursements), charges, costs (including costs of investigation and defense) or expenses of any nature.

“Debt” means, with respect to any Person, (A) any indebtedness for borrowed money of such Person (including any interest accruing on such indebtedness), (B) any indebtedness of such Person evidenced by bonds, debentures, specified notes or similar instruments, (C) any indebtedness of such Person under any conditional sales or other title retention agreements relating to property or assets purchased by such Person, (D) any obligation of such Person issued or assumed as the deferred purchase price of property, assets or services (excluding trade accounts payable and accrued obligations incurred in the Ordinary Course of Business), (E) any capital lease obligation or any other similar capital obligation of such Person, (F) any synthetic lease obligation or any other similar lease obligation of such Person, (G) any purchase money obligation of such Person, (H) any obligation of such Person as an account party in respect of any letters of credit or bankers’ acceptances, (I) any obligation of such Person under any derivative agreement or any other similar agreement (including interest-rate, exchange-rate, commodity and equity-linked agreements), (J) any obligation of such Person in respect of any off-balance-sheet agreement or transaction that is in the nature of, or in substitution of, a financing, (K) any indebtedness or other obligation of any other Person of the type specified in any of the foregoing clauses, the payment or collection of which such Person has guaranteed or in respect of which such Person is liable, contingently or otherwise, including liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss, (L) any indebtedness or other obligation of any other Person of the type specified in any of the foregoing clauses that is secured (or, pursuant to an existing right, could be secured at a later date) by an Encumbrance on any property or assets of such Person or (M) any obligation for penalties or collection costs in respect of any of the foregoing.

“Disclosure Schedules” means Schedule II attached hereto, dated as of the date hereof, and forming a part of this Agreement.

“Dispute Notice” shall have the meaning given such term in Section 10.6.

“DOL” shall have the meaning given such term in Section 4.9(a).

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, encumbrance, imposition, adverse claim, preferential arrangement, option, privilege, entitlement, right of first refusal, easement, encroachment, indenture, right of way, deed of trust, lease, security agreement or restriction of any kind.

“Environmental Claim” means any claim, demand, Order, Proceeding, cause of action or notice by any Person or Governmental Authority alleging or assessing liability arising out of, based on or resulting from (A) the presence, release or threatened release into the environment, of any Materials of Environmental Concern at, on, in, under or from any location or (B) circumstances forming the basis of any violation or non-compliance or alleged violation or non-compliance, of any Environmental Law.

“Environmental Law” means any Laws relating to pollution or protection of human health, safety, or the environment, including any Law relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any harmful or deleterious substances.

“Environmental Permit” means any Permit under or pursuant to any applicable Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Person (whether or not incorporated) that is (or at any relevant time was) treated as a single employer with any other Person under Section 414 of the Code or Section 4001 of ERISA.

“Estimated Closing Balance Sheet” shall have the meaning given such term in Section 2.4(a).

“Estimated Closing Tangible Net Worth” shall have the meaning given such term in Section 2.4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Transaction Documents” means the New CT Management Agreement and the Registration Rights Agreement.

“Final Determination” means a determination as defined in Section 1313(a) of the Code (or any comparable provisions of state income Tax law) or any other event (including the execution of Form 870-AD) which finally and conclusively establishes the amount of any liability for Tax.

“Final Fund Documents” means, with respect to each Fund Entity, the final, executed organizational documents related thereto.

“Form 10-K” shall have the meaning given such term in Section 3.2(c).

“Fund” means any investment vehicle, including a general or limited partnership, a limited liability company, a trust, a company or a commingled fund, organized in any jurisdiction, and any alternative investment vehicles, co-investment vehicles and parallel funds formed in connection with any of such entities (i) sponsored or promoted by CT or any of its Subsidiaries, (ii) for which CT or any of its Subsidiaries acts as a general partner, trustee or managing member (or in a similar capacity) or (iii) for which CT or any of its Subsidiaries acts as an investment adviser, investment manager or otherwise provides investment advisory or sub-advisory services, including the Fund Entities and CDO Subs.

“Fund Client” means, with respect to any Fund, each Person that is an investor in such Fund, with respect to its investment in such Fund.

“Fund Entities” means CTLL, CTOPI and CTHG2.

“Fund Entity Audited Balance Sheets” shall have the meaning given such term in Section 4.19(a).

“Fund Entity Audited Financial Statements” shall have the meaning given such term in Section 4.19(a).

“Fund Entity Reports” shall have the meaning given such term in Section 4.18(a).

“Fund Entity Unaudited Balance Sheets” shall have the meaning given such term in Section 4.19(b).

“Fund Entity Unaudited Financial Statements” shall have the meaning given such term in Section 4.19(b).

“Fund Financial Statements” shall have the meaning given such term in Section 4.19(b).

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Authority” means any foreign or United States federal, state or local governmental, regulatory or administrative agency or authority or any court or tribunal or other entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of government.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the rules and regulations promulgated thereunder.

“Incentive Plans” means the CT Legacy REIT Incentive Plan and the CTOPI Incentive Plan.

“Incentive Plans Award Agreement Amendments” means the amendments to the award agreements under the Incentive Plans in a form to be mutually agreed by the Purchaser and the Seller, and to reflect the agreements contained in Section 7.9(c) of the Disclosure Schedules.

“Indemnification Arrangements” shall have the meaning given such term in Section 7.10(c).

“Information Systems” means information technology and computer systems relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information whether or not in electronic format, used in or necessary to the conduct of the business of a Person.

“Intellectual Property” means all (A) U.S. and foreign patents and applications therefor and all divisionals, reissues, renewals, registrations, confirmations, re-examinations, certificates of inventorship, extensions, continuations and continuations-in-part thereof, (B) U.S. and foreign trademarks, trade dress, service marks, service names, trade names, Internet domain names, brand names, logo or business symbols, whether registered or unregistered, and pending applications to register the same, including all extensions and renewals thereof and all goodwill associated therewith, (C) U.S. and foreign copyrights in writings, designs, software, mask works or other works, whether registered or unregistered, and pending applications to register the same, (D) confidential or proprietary know-how, trade secrets, methods, processes, practices, formulas and techniques, and (E) computer software programs and software systems.

“Intervening Event” shall have the meaning given such term in Section 7.2(d)(B).

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investment Advisory Contract” means a Contract (including the Organizational Documents of CT or any of its Subsidiaries, including any Fund Entity, any side letters or any other similar written agreements relating to such Contract) under which CT or any of its Subsidiaries, including CTIMCO and its Subsidiaries, provides investment advisory or sub-advisory services to, or manages any investment or trading account of, any Client whether as the general partner, managing member, adviser, or sub-adviser or otherwise.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investment Management Services” means any services that involve (i) the management of capital or assets of any Client (or any portions thereof), including, with respect to CT and its Subsidiaries, the management of the Fund Entities, CT Legacy REIT, the CDO Subs, and their respective Subsidiaries, (ii) the giving of investment advice or the provision of asset management services with respect to the investment and/or reinvestment of any capital or assets of any client, including, with respect to CT and its Subsidiaries, the management of the Fund Entities, CT Legacy REIT, the CDO Subs, and their respective Subsidiaries, or (iii) otherwise providing any services that result in any Person acting as an “investment adviser” under the Investment Advisers Act.

“IRS” shall have the meaning given such term in Section 4.9(a).

“Knowledge” means (A) with respect to an individual, actual knowledge (whether past or present) of a particular fact or other matter, (B) with respect to CT, the knowledge (whether past or present), after reasonable inquiry, of Stephen D. Plavin, Geoffrey G. Jervis, Thomas C. Ruffing, Douglas Armer and/or Jai Agarwal of a particular fact or other matter, (C) with respect to Purchaser, the knowledge (whether past or present), after reasonable inquiry, of Michael Nash, Randall Rothschild, Tim Johnson, Michael Eglit and/or Paul Quinlan and (D) with respect to any other Person who is not an individual, the knowledge (whether past or present) of any individual who is serving, or who has at any time served, as a director, executive officer, partner, executor or trustee of such Person (or in any similar capacity), of a particular fact or other matter.

“Landlord” means 410 Park Avenue Associates, L.P., as owner of the property subject to the Lease.

“Law” means any law, statute, ordinance, treaty, code, rule or regulation of any Governmental Authority, or any binding agreement with any Government Authority, or any principle of common law.

“Lease” means that certain Agreement of Lease dated as of May 3, 2000, by and between Landlord, as owner, and Capital Trust, Inc., as tenant, as amended by that certain Additional Space, Lease Extension and First Lease Modification Agreement, dated as of May 23, 2007, as further amended by that Second Lease Modification Agreement, dated as of May 26, 2009, as further amended by that certain Surrender and Third Lease Modification Agreement, dated as of August 31, 2009, and as further amended by that certain Fourth Lease Modification Agreement, dated as of September 17, 2009.

“Lease Deposit Amount” shall have the meaning given such term in Section 7.18.

“Lease Settlement” shall have the meaning given such term in Section 7.18.

“Leased Real Property” shall have the meaning given such term in Section 5.12.

“Loss of Special Servicer Status” means the loss by CTIMCO of its approved special servicer status by Standard & Poor’s, Moody’s and/or Fitch Ratings.

“Made Available to Purchaser” shall have the meaning given such term in Section 4.1.

“Material Adverse Effect” means, with respect to any Person, any change, development, effect or condition that, individually or in the aggregate with all other changes, developments, effects and conditions, (A) is, or would reasonably be expected to be, materially adverse to the business, assets, liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, if any, taken as a whole, or (B) will, or would reasonably be expected to, prevent or materially impair or delay the ability of such Person to fulfill its obligations under this Agreement or any Transaction Document; provided, however, that any such change, development, effect or condition having the results described in the foregoing clauses (A) and (B) that results from (i) a change in Law or GAAP or interpretations thereof or rules and policies of the Public Company Accounting Oversight Board that applies to such Person, in each case, occurring after the date of this Agreement, (ii) general economic, business or market conditions, general changes in the financial, credit or securities markets, including general changes in interest rates, exchange rates, stock, bond or debt prices, (iii) economic, business or market conditions that directly or indirectly affect the commercial real estate finance industry generally, (iv) any natural or man-made disasters or acts of war (whether or not declared), sabotage or terrorism, or armed hostilities, or any escalation or worsening thereof in each case occurring after the date of this Agreement, (v) the entry into, announcement or performance of this Agreement and of the Contemplated Transactions or any action taken or omitted to be taken by CT at the written request of Purchaser (provided that this clause (v) shall not be applicable with respect to breaches of CT’s representations and warranties set forth in Sections 1.1(a) (No Conflict; Governmental Authorization), 4.7(d)(ii) (Compliance with Laws; Permits), 4.21(c) (Contracts; No Default) or 5.11(b) (Material Contracts; No Default) or CT’s failure to satisfy the conditions set forth in Section 9.3(a) (Conditions to Obligations of Purchaser) as they relate to the representations and warranties set forth in Sections 3.1(a) (No Conflict; Governmental Authorization), 4.7(d)(ii) (Compliance with Laws; Permits), 4.21(c) (Contracts; No Default) or 5.11(b) (Material Contracts; No Default)), (vi) any change in the market price or trading volume of the Common Stock or any failure to meet internal or published projections, forecasts, budgets, estimates or expectations of CT’s revenue, earnings or other financial performance or results of operations for any period (provided, that the underlying cause of such change or failure shall not be excluded pursuant to this exception (vi)) or (vii) any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law to the extent arising out of or relating to this Agreement or the Contemplated Transactions shall not be considered when determining whether a Material Adverse Effect on such Person or its Subsidiaries has occurred, except with respect to foregoing clauses (i) through (iv) to the extent that such change, development, effect or condition disproportionately affects such Person or its Subsidiaries relative to other participants in the industry in which such Person and its Subsidiaries operate.

“Material Contract” means:

(i) any material contract required to be filed with the SEC by CT in accordance with Item 601(b)(10) of Regulation S-K;

(ii) any Servicing Agreement, Investment Advisory Contract, or Contract with any Client or Fund Client, including any side letters, amendments, supplements or ancillary documents to any such Contracts and any Contract for the placement, distribution or sale of shares, units or other ownership interests of a Fund, including solicitation agreements and investor referral agreements;

(iii) any Organizational Document of a Fund Entity including limited partnership agreements, limited liability company agreements and shareholder or other equityholder agreements, including any agreements with shareholders beneficially owning five percent (5%) or more of the Common Stock;

(iv) any Contract (A) relating to Debt, or any hedging, derivatives or similar Contract with a nominal amount, in any such case, in excess of, ten thousand dollars ($10,000); or (B) that is primarily a Contract of guarantee, support, indemnification, assumption, endorsement or similar obligation of or with respect to Liabilities of any Person other than CT or any of its Subsidiaries or, with respect to the Fund Entities, Subsidiaries of such Fund Entities other than portfolio companies where the potential exposure under such Contract exceeds ten thousand dollars ($10,000);

(v) any Contract entered into relating to the disposition or acquisition of any assets of CT or any of its Subsidiaries, and any joint venture, strategic alliance, distribution, partnership or similar Contract (other than involving a sharing of profits or expenses or payments based on revenues, profits or assets under management of CT or any of its Subsidiaries (including CT Legacy REIT) or any Client);

(vi) any Contract for Intellectual Property granting or restricting the right to use material Intellectual Property used in the provision of Investment Management Services (other than Contracts granting rights to use readily available commercial “off the shelf” software and Contracts the restrictions of which would not reasonably be expected to interfere with the provision of Investment Management Services by CT or any of its Subsidiaries in any material respect);

(vii) any Contract (other than those set forth in clauses (i) through (vi) above or as disclosed in Section 1.1(a)(VII) of the Disclosure Schedules) having a duration in excess of one (1) year and not terminable without penalty or payment upon ninety (90) days or less prior notice to or by CT or any of its Subsidiaries involving annual payments in excess of $10,000 or aggregate remaining payments after the date hereof in excess of $10,000, including any Contract for the provision of administrative services (including any middle or back office service agreements), or any custodial agreement, brokerage agreement or other similar agreement;

(viii) any Contract containing (A) covenants of any of CT, CTIMCO or any of their respective Subsidiaries or Affiliates (before or after the Closing Date) not to compete or engage in any line of business or in any geographical area or covenants that in any way limit the ability of CT, CTIMCO or any of their respective Subsidiaries or Affiliates (before or after the Closing Date) to compete with any Person or (B) an exclusivity provision or a provision regarding the priority with respect to the allocation of investment opportunities;

(ix) any Contract requiring CT, CTIMCO or any of their respective Subsidiaries, including any Fund Entity (A) to co-invest with any other Person; (B) to provide seed capital or similar investment or (C) to invest in any investment product (including, any such Contract requiring additional or “follow-on” capital contributions to any Fund);

(x) any Contract that contains “key person” provisions pertaining to Business Employees; and

(xi) any Contract with any Governmental Authority.

“Materials of Environmental Concern” means any materials, substances or chemicals, pollutants, contaminants, wastes, including toxic substances, hazardous substances, radioactive materials, asbestos, asbestos-containing materials, lead-based paint, radon, mold, fungus, moisture, microbial contamination, pathogenic organisms, petroleum and petroleum products, regulated or that could result in liability under Environmental Laws.

“Meeting Record Date” shall have the meaning given such term in Section 7.3(b).

“MGCL” shall have the meaning given such term in Section 7.11(a).

“Multiemployer Plan” means any “multiemployer plan”, as defined in Section 3(37) or 4001(a) of ERISA or Section 414(f) of the Code that any Person or ERISA Affiliate maintains, sponsors, participates in or contributes to, or has maintained, established, sponsored, participated in, or contributed to within the last six (6) years, or under which such entity has or may incur any liability or obligation.

“New CT Management Agreement” means the Management Agreement, by and between CT and New CT Manager, in the Form attached hereto as Exhibit C.

“New CT Manager” means an Affiliate of Purchaser to be determined prior to Closing.

“New CT Shares” shall have the meaning given such term in the recitals of this Agreement.

“New CT Shares Purchase” shall have the meaning given such term in Section 2.1(c).

“New CT Shares Purchase Price” shall have the meaning given such term in Section 2.1(d).

“NJDOI” means Common Pension Fund E.

“Notice of Claim” shall have the meaning given such term in Section 10.6.

“NYSE” means the New York Stock Exchange.

“Objection Notice” shall have the meaning given such term in Section 2.4(c).

“Old CT/CTIMCO Management Agreement” means the Amended and Restated Investment Management Agreement, dated December 16, 2011, by and between CT and CTIMCO.

“Old CT/CTIMCO Management Agreement Termination Agreement” means the Termination Agreement, by and between CT and CTIMCO, whereby the Old CT/CTIMCO Management Agreement is terminated, in the Form attached hereto as Exhibit D.

“Order” means any order, writ, certificate, judgment, injunction, decree, stipulation, determination, assessment, decision, ruling, declaration, award, subpoena or verdict entered, issued, made or rendered by any Governmental Authority or any arbitrator.

“Ordinary Course of Business” means any action taken by a Person that (A) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person, and (B) except with respect to Subsidiaries of CT, does not require authorization by the board of directors or stockholders of such Person (or by any Person or group of Persons exercising similar authority).

“Organizational Documents” shall have the meaning given such term in Section 4.1.

“Outside Date” shall have the meaning given such term in Section 11.1(b).

“Party” or “Parties” shall have the meaning specified in the preamble to this Agreement.

“Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that any Person or, solely with respect to any Pension Plan that is subject to Title IV of ERISA, any ERISA Affiliate of any such Person maintains, sponsors, participates in or contributes to, or has within the last six (6) years maintained, established, sponsored, participated in, or contributed to, or under which any such Person has or may incur any liability or obligation.

“Permit” means any permit, consent, franchise, waiver, authorization, license, registration or other approval issued, granted, given, or otherwise made available by or under any Governmental Authority or pursuant to any Law.

“Permitted Encumbrance” means (A) any Encumbrance for Taxes and other similar charges of any Governmental Authority not yet due or delinquent or being contested in good faith by appropriate proceedings for which appropriate reserves have been made on the CT Balance Sheet or which may thereafter be paid without penalty, (B) any statutory Encumbrance arising in the Ordinary Course of Business by operation of Law with respect to a liability that is not yet due or delinquent and that is not material to CT, CTIMCO or their respective Subsidiaries, (C) any Encumbrance to secure lease obligations, to the extent set forth in Section 1.1(a)(VIII) of the Disclosure Schedules and (D) any imperfection of title or similar Encumbrance that, individually or in the aggregate with other such Encumbrances, does not result in a Material Adverse Effect with respect to CT, any Acquired Entity, any Fund Entity or any of their Subsidiaries, as the case may be.”

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

“Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), including any Multiemployer Plan, Pension Plan, and Welfare Plan, and each other material employment, executive compensation, bonus, deferred compensation, pension, collective bargaining, stock option, stock appreciation right, stock purchase, equity-based compensation, incentive, voluntary employee benefit association within the meaning of Section 501(c)(9) of the Code, profit-sharing, retirement, medical, dental, life insurance, disability, vacation, sick pay, paid time off, salary continuation, retention, severance pay, fringe benefit, or employee loan plan, arrangement, agreement, program, policy or practice (including any severance, change in control or similar agreement) whether formal or informal, oral or written, and whether or not subject to ERISA, in each case under which (a) any foreign or domestic current or former employee, director, consultant, independent contractor, or other service provider of any Person or ERISA Affiliate, or their beneficiaries has any present or future right to benefits and which are contributed to, sponsored, or maintained by any Person or any ERISA Affiliate, or (b) with respect to which any Person or any ERISA Affiliate has, has had within the previous six (6) years or may incur any liability or obligation on behalf of any foreign or domestic current or former employee, director, consultant, independent contractor, or other service provider of any Person or ERISA Affiliate.

“Post-Closing Adjustment Certificate” shall have the meaning given such term in Section 2.4(b).

“Post-Closing Tax Period” means any taxable period ending after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date.

“Proceeding” means any claim, action, proceeding, investigation, audit, hearing, arbitration, administrative or agency complaint or charge, litigation or suit (whether civil, criminal, administrative, investigative or informal).

“Proxy Statement” shall have the meaning given such term in Section 7.3(a).

“Purchase Price” shall have the meaning given such term in Section 2.1(d).

“Purchase Price Adjustment Certificate” shall have the meaning given such term in Section 2.4(a).

“Purchaser” shall have the meaning given such term in the preamble to this Agreement.

“Purchaser Closing Balance Sheet” shall have the meaning given such term in Section 2.4(b).

“Purchaser Designees” shall have the meaning given such term in Section 7.11(a).

“Purchaser Expense Reimbursement” shall have the meaning given such term in Section 11.3(a).

“Purchaser Indemnitee” means Purchaser, its past, current and future Affiliates and Subsidiaries, including, after the Closing, any Acquired Entity, any Fund Entity and their respective Subsidiaries and Affiliates and the past, current and future respective stockholders, equity owners, members, partners, controlling Persons (if any), directors, trustees, managers, officers, employees, agents, successors, assigns and personal representatives of each of them.

“Purchaser Information” shall have the meaning given such term in Section 7.4(b).

“Purchaser’s Excluded Representations” shall have the meaning specified in Section 10.1.

“Recommendation Change Notice” shall have the meaning given such term in Section 7.2(e).

“Registration Rights Agreement” means the Registration Rights Agreement between CT and Purchaser in the Form attached hereto as Exhibit E.

“REIT” means a real estate investment trust as defined in Sections 856 through 860 of the Code.

“Relying Advisers” shall have the meaning given such term in Section 4.16.

“Representatives” shall have the meaning given such term in Section 7.3(a).

“Restricted Cash” means all cash of a Person which is restricted from use except for a contractually specified purpose; provided, that for the avoidance of doubt, “Restricted Cash” of CT and its Subsidiaries shall include any cash and cash equivalents held by CT Legacy REIT or any of its Subsidiaries.

“Restricted Share” shall mean a share of Common Stock held by or in the name of any Business Employee that is subject to vesting or delivery requirements.

“Retention Arrangement” shall mean any transaction, retention, change in control, or “stay” bonus, payment or award, or any similar arrangement, which is payable by an Acquired Entity, or Fund Entity, or any of their respective Subsidiaries, in each case, in connection with or after the Closing, including, for the avoidance of doubt, the Plans set forth on Section 1.1(a)(IX) of the Disclosure Schedules.

“Review Period” shall have the meaning given such term in Section 2.4(c).

“Rights Agreement” means the Tax Benefits Preservation Rights Agreement, dated as of March 3, 2011, by and between CT and American Stock Transfer & Trust Company, LLC.

“Sarbanes-Oxley Act” mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 7.9(c) Expense Amount” shall have the meaning given such term in Section 2.3(e).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” shall have the meaning given such term in the preamble to this Agreement.

“Seller Indemnitee” means Seller, its Subsidiaries following the Closing, and the past, current and future directors, trustees, managers, officers, employees, agents and successors of each of them.

“Seller’s Excluded Representations” shall have the meaning given such term in Section 10.1.

“Servicing Agreement” means any servicing agreement, pooling and servicing agreement, mortgage selling and servicing contract, indenture or other agreement or instrument, whether written or oral, pursuant to which any Acquired Entity or any of their respective Subsidiaries provides servicing for loans directly or indirectly secured by commercial real estate (by mortgages thereon or otherwise) (such loans, collectively, the “Specially Serviced Loans”), all of which agreements are listed on Section 4.21(a) of the Disclosure Schedules (to the extent identified as such) and have been Made Available to Purchaser.

“Special Dividend” shall have the meaning given such term in the recitals to this Agreement.

“Special Dividend Amount” means (i) $2.00 minus (ii) the aggregate per share amount of any dividends declared or paid by CT after the date hereof and prior to the Closing (other than the Special Dividend).

“Special Dividend Payment Record Date” shall have the meaning given such term in Section 7.12.

“Specially Serviced Loans” shall have the meaning given such term in the definition of Servicing Agreement.

“Straddle Period” shall have the meaning given such term in Section 8.3.

“Subsidiary” means, with respect to any Person, any corporation or other legal entity (A) of which such Person (either alone or through or together with any other Subsidiary or Subsidiaries) is the general partner or managing entity or (B) a majority of the capital stock or other equity interests of which generally entitled to vote for the election of the board of directors or others performing similar functions of such corporation or other legal entity is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary or Subsidiaries or Affiliates). For purposes of this Agreement, each CDO Sub shall be deemed a Subsidiary of CT (and for the avoidance of doubt, Subsidiaries of CT shall include each Acquired Entity, each Fund Entity, and their respective Subsidiaries).

“Superior Proposal” means an unsolicited bona fide written Acquisition Proposal obtained after the date of this Agreement in circumstances not involving a breach of Section 7.2 by CT for an Acquisition Transaction (a) of the type set forth in clause (i) of the definition thereof; provided that all references to “9.9%” therein shall be references to “50%”; (b) involving a majority of the assets of CT set forth on the adjusted balance sheet of CT and its Subsidiaries set forth in Section 1.1(a)(X) of the Disclosure Schedules or (c) involving (x) the acquisition (by whatever means, whether by merger, consolidation, share exchange, share or asset purchase or otherwise, as applicable) of either the CT Investment Management Interests or any sale described in clause (iii) of the definition of “Acquisition Transaction” and (y) the purchase of newly-issued shares of Common Stock representing more than 9.9% of the outstanding Common Stock at the time of such issuance, which, in any such case described in clauses (a), (b) or (c), the CT Board determines in good faith (after consultation with its outside counsel and financial advisor) (A) to be reasonably likely to be consummated if accepted and (B) to be more favorable to CT’s stockholders from a financial point of view than the Contemplated Transactions, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and this Agreement, any changes to the terms of this Agreement offered by Purchaser in response to such Acquisition Proposal and the ability of the Person making such Acquisition Proposal to consummate the transactions contemplated by such Acquisition Proposal (based upon, among other things, expectation of obtaining required approvals or any necessary financing).

“Tangible Assets” shall have the meaning given such term in Section 4.27.

“Tangible Net Worth” means with respect to an Acquired Entity, an amount, determined in accordance with GAAP, equal to the entity’s cash and cash equivalents net of uncleared checks and drafts issued by such Acquired Entity and excluding Restricted Cash, increased by its: (i) accounts receivable, (ii) prepaid expenses (excluding prepaid income taxes) and (iii) other tangible assets (including, without limitation, investments in unconsolidated subsidiaries, but excluding furniture, fixtures and equipment); decreased by its (x) accounts payable and accrued expenses (except for: (a) accrued expenses related to the CT Legacy REIT Incentive Plan, (b) liabilities related to “straight-line” accounting for lease payments, (c) accrued income taxes payable and (d) the Section 7.9(c) Expense Amount), (y) unearned revenues (except for unearned revenues related to the CTOPI Incentive Plan) and (z) borrower expense deposits.

“Tax” or “Taxes” means any and all domestic or foreign, federal, state, local or other taxes, assessments, duties, charges, fees, levies or required deposits of any kind (together with any and all interest, penalties, additional tax and additional amounts imposed with respect thereto) imposed by any Taxing Authority, including taxes with respect to income, franchises, windfall or other profits, gross receipts, transfer, real, personal or intangible property, sales, use, capital stock, employment, unemployment, social security, workers’ compensation or net worth, ad valorem, value added, single business, taxes in the nature of excise or withholding and any liability under Treasury Regulation Section 1.1502-6 or as a transferee or successor, or by contract or agreement.

“Tax Proceeding” shall have the meaning given such term in Section 8.5.

“Tax Return” means any report, return or similar filing (including any schedule attached thereto) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

“Tax Sharing Agreement” means any written or oral agreement, indemnity or other arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits between Seller, any Acquired Entity, any Fund Entity or their respective Subsidiaries and any Person.

“Taxing Authority” means the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration or collection of any Taxes.

“Termination Date” shall have the meaning given such term in Section 7.11(a).

“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than Purchaser or any of its Affiliates or CT and any of its Affiliates, and the Representatives of such Person, in their capacity as such.

“Third Party Claim” means any claim asserted by any Person (other than a Seller Indemnitee or a Purchaser Indemnitee) for Damages that may reasonably be expected to give rise to a Claim.

“Transaction Documents” means this Agreement, the Voting Agreement and the agreements, certificates and instruments executed by a Party or its Affiliate and delivered pursuant to Sections 9.4 and 9.5.

“Transfer Taxes” means all transfer, real property transfer, gains, stock transfer, documentary, sales, use stamp, registration value added, property, recording and other similar taxes and fees including penalties, interest and additions to such Taxes.

“Triggering Event” shall be deemed to have occurred if: (a) the CT Board shall have effected a Change in the CT Board Recommendation; (b) CT shall have failed to include in the Proxy Statement the CT Board Recommendation; (c) the CT Board or any committee thereof shall have adopted, approved, endorsed or recommended any Acquisition Proposal; (d) a tender or exchange offer relating to securities of CT shall have been commenced and CT shall not have sent to its security holders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the CT Board recommends rejection of such tender or exchange offer; or (e) CT shall have materially breached its obligations under Section 7.2 or 7.3.

“Voting Agreement” shall have the meaning given such term in the recitals of this Agreement.

“Warrants” means, collectively, the warrants issued pursuant to (i) that Warrant to purchase Common Stock issued by CT to JPMorgan Chase Funding, Inc., dated March 16, 2009, (ii) that Warrant to purchase Common Stock issued by CT to Morgan Stanley Asset Funding, Inc., dated March 16, 2009, and (iii) that Warrant to purchase Common Stock issued by CT to Citigroup Financial Products, Inc., dated March 16, 2009.

“WARN Act” means the Worker Adjustment and Retraining Notification Act, as amended.

“Welfare Plan” means any “employee welfare benefit plan,” as defined in Section 3(1) of ERISA that any Person maintains, sponsors, participates in or contributes to or under which any such Person has or may incur any liability or obligation.

1.2 Other Interpretive Provisions. When a reference is made in this Agreement to an Article, Section or Schedule, such reference is to an Article or a Section of, or Schedule to, this Agreement, unless otherwise indicated. The words “include,” “includes” or “including” and “such as” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereunder,” “hereby” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms, have correlative meanings when used in their plural or singular forms, respectively. Reference in any Transaction Document to any Contract or document means such Contract or document as amended or modified and in effect from time to time in accordance with the terms thereof and includes all addenda, amendments, exhibits, and schedules (provided that, to the extent this Agreement or any Transaction Document requires the disclosure or provision of any such Contract or document to Purchaser, all such amendments, modifications, added, exhibits and schedules, as applicable, have been so disclosed to Purchaser). The inclusion of any matter in the Disclosure Schedules in connection with any representation, warranty, covenant or agreement that is qualified as to materiality or “Material Adverse Effect” shall not be an admission by the Party delivering such Disclosure Schedule that such matter is material or would reasonably be expected to result in a Material Adverse Effect with respect to such Party.

ARTICLE 2

PURCHASE AND SALE; CLOSING

2.1 Purchase and Sale.

(a) CT Investment Management Interests. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell, assign, transfer and otherwise convey to Purchaser the CT Investment Management Interests free and clear of all Encumbrances (other than restrictions on transfer under applicable state and federal securities Laws), and Purchaser agrees to purchase the CT Investment Management Interests from Seller (the “CT Investment Management Interests Purchase”).

(b) Purchase Price for CT Investment Management Interests. Subject to the terms and conditions of this Agreement, at the Closing, the CT Investment Management Interests Purchase shall be consummated upon the payment by Purchaser of twenty million six hundred twenty-nine thousand and four dollars ($20,629,004) (as adjusted pursuant to Sections 2.3 and 2.4 below, the “CT Investment Management Interests Purchase Price”).

(c) Purchase of New CT Shares. Upon the terms and subject to the conditions of this Agreement, CT agrees to issue and sell to Purchaser the New CT Shares free and clear of all Encumbrances (other than restrictions on transfer under applicable state and federal securities Laws), and Purchaser agrees to purchase the New CT Shares from CT (the “New CT Shares Purchase”).

(d) Purchase Price for New CT Shares. The aggregate purchase price of the New CT Shares shall be ten million dollars ($10,000,000) (the “New CT Shares Purchase Price” and, together with the CT Investment Management Interests Purchase Price, the “Purchase Price”).

(e) Method of Payment of Purchase Price. The Purchase Price shall be payable in cash by wire transfer of immediately available funds to accounts designated in writing by CT on Schedule 2.1(e).

(f) Allocation. As promptly as practical after the date hereof and in any event prior to the Closing Date, the Parties shall allocate the CT Investment Management Interests Purchase Price (i) among the CT Investment Management Interests and (ii) further among the assets of CTIMCO and its Subsidiaries (after giving effect to CT’s contribution of the CTLR Preferred Stock prior to the Closing) in accordance with Section 1060 of the Code (and any similar provision of Law, as appropriate) (the “Closing Date Allocation”). If the Parties cannot agree on the Closing Date Allocation within 30 days following the date hereof, they shall submit any disputed items to the Accounting Firm and shall direct the Accounting Firm to render its determination prior to the Closing Date. The determination of the Accounting Firm, if applicable, shall be final and binding upon the Parties. After the final determination of the CT Investment Management Interests Purchase Price pursuant to Sections 2.3 and 2.4, the Parties shall agree on appropriate modifications to the Closing Date Allocation to take into account any adjustments under Sections 2.3 and 2.4, and such modified Closing Date Allocation shall be the “Final Allocation.” From time to time as applicable, the Parties shall agree on appropriate modifications to the Final Allocation to take into account subsequent adjustments or additional payments which are treated as purchase price for U.S. federal income Tax purposes, and such modified Final Allocation shall become the new “Final Allocation.” Each Party shall cooperate fully with the other Party to prepare all Tax forms, including Internal Revenue Service Form 8594 relating to the Final Allocation. No Party shall take a position inconsistent with the Final Allocation on any Tax Return (including Internal Revenue Service Form 8594), unless otherwise required by a Final Determination by a Taxing Authority.

(g) Assumed Liabilities. Effective as of the Closing, Purchaser shall, or shall cause one or more of its Affiliates, including any Acquired Entity or any of its Subsidiaries to, assume and agree to pay, discharge or perform, as appropriate, the obligations of Seller under the Contracts set forth on Section 4.21(a) of the Disclosure Schedules relating to the CT Investment Management Interests to the extent such obligations accrue after the Closing. Except as set forth in the immediately preceding sentence, Sections 2.1(b), 2.1(d) and 2.1(e) and, subject to the provisions of this Agreement, with respect to liabilities of the Acquired Entities and their Subsidiaries (excluding the Fund Entities and their Subsidiaries), Seller acknowledges and agrees with Purchaser that Seller shall not convey to Purchaser, or cause or permit Purchaser to incur, assume or otherwise become liable for, and Purchaser shall not assume or otherwise be obligated for, in each case, any liability whatsoever (whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, material or immaterial, absolute or contingent, matured or unmatured, determinable or undeterminable, direct or indirect, secured or unsecured, or otherwise).

2.2 Closing. The closing of the purchase and sale transactions contemplated by Sections 2.1(a) and 2.1(c) (the “Closing”) will take place at the offices of Paul Hastings LLP, 75 East 55th Street, New York, NY, 10022, or at such other place as Purchaser and CT mutually agree, including by electronic exchange of documents. The Closing shall take place at 10:00 am on or prior to the second (2nd) Business Day following the date on which each of the conditions precedent in Article 9 have been satisfied or waived (other than those conditions that are to be satisfied at Closing, but subject to their due satisfaction or waiver at the Closing) or such other date as CT and Purchaser may agree in writing. The date upon which Closing actually occurs is referred to herein as the “Closing Date.”

2.3 Purchase Price Adjustments. The CT Investment Management Interests Purchase Price shall be increased or decreased in accordance with this Section 2.3 as follows:

(a) Increased to the extent the Estimated Closing Tangible Net Worth of CTIMCO exceeds zero dollars ($0) or decreased to the extent the Estimated Closing Tangible Net Worth of CTIMCO is less than zero dollars ($0);

(b) Increased by the amount of capital contributions funded subsequent to June 30, 2012 and prior to the Closing Date by CT in respect of capital commitments by CTOPI Co-Invest to CTOPI and by CTHG2 Co-Invest to CTHG2, in each case, solely to the extent consistent with the parameters set forth in Section 2.3(b) of the Disclosure Schedules (the “Co-Invest Capital Contributions”);

(c) Decreased by distributions received by CT subsequent to June 30, 2012 and prior to the Closing Date from CTOPI or CTHG2 in respect of CTOPI Co-Invest’s interest in CTOPI or CTHG2 Co-Invest’s interest in CTHG2 (the “Co-Invest Distributions”);

(d) Decreased by the amounts payable in respect of all Retention Arrangements, and all other accrued or historic employee-related liabilities that are outstanding and unpaid immediately prior to the Closing (to the extent not already taken into account in determining Tangible Net Worth of CTIMCO pursuant to the adjustment set forth in Section 2.3(a)) (collectively, the “Closing Employee Amounts”); and

(e) Increased by an amount equal to one half of amounts paid by CT for expenses incurred in connection with taking the actions specified in clause (1) of Section 7.9(c) of the Disclosure Schedules (such amount, the “Section 7.9(c) Expense Amount”).

2.4 Purchase Price Adjustment Certificate.

(a) No later than the close of business on the second Business Day immediately prior to the Closing Date, Seller shall deliver to Purchaser a certificate (the “Purchase Price Adjustment Certificate”), which shall set forth: (i) Seller’s good faith estimates of (A) the balance sheet of CTIMCO, prepared by CT and determined in accordance with GAAP, as of the close of business on the Business Day immediately prior to the Closing Date (the “Estimated Closing Balance Sheet”) and (B) the aggregate Tangible Net Worth of CTIMCO as of the close of business on the Business Day immediately prior to the Closing Date (the “Estimated Closing Tangible Net Worth”) and (ii) schedules of: (A) Co-Invest Capital Contributions, (B) Co-Invest Distributions and (C) the Section 7.9(c) Expense Amount, together with reasonable supporting detail therefor sufficient for Purchaser to confirm the amounts of Co-Invest Capital Contributions, Co-Invest Distributions and the Section 7.9(c) Expense Amount and, with respect to the Co-Invest Capital Contributions, the nature thereof (including whether they meet the parameters set forth in Section 2.3(b) of the Disclosure Schedules). The Estimated Closing Tangible Net Worth shall be prepared by CT consistent with past practices and the illustrative example set forth in Section 2.4(a) of the Disclosure Schedules and shall be reconciled to the Estimated Closing Balance Sheet on the Purchase Price Adjustment Certificate.

(b) Within sixty (60) calendar days after the Closing Date, Purchaser shall prepare and deliver to Seller a certificate (the “Post-Closing Adjustment Certificate”), which shall set forth: (i) the balance sheet of CTIMCO, prepared by Purchaser and determined in accordance with GAAP, as of the close of business on the Business Day immediately prior to the Closing Date (the “Purchaser Closing Balance Sheet”), (ii) Purchaser’s calculation of the aggregate Tangible Net Worth of CTIMCO as of the close of business on the Business Day immediately prior to the Closing Date, prepared in a manner consistent with the illustrative example set forth in Section 2.4(a) of the Disclosure Schedules and reconciled to the Purchaser Closing Balance Sheet on the Post-Closing Adjustment Certificate, and (iii) Purchaser’s calculation of the Co-Invest Capital Contributions, Co-Invest Distributions and the Section 7.9(c) Expense Amount.

(c) Seller shall notify Purchaser in writing of its acceptance or dispute of any amounts reflected on the Post-Closing Adjustment Certificate, including Purchaser’s calculation of the Tangible Net Worth of CTIMCO or the Co-Invest Capital Contributions, Co-Invest Distributions or Section 7.9(c) Expense Amount within forty-five (45) calendar days after Seller’s receipt of the Post-Closing Adjustment Certificate (such forty-five (45)-day period hereinafter referred to as the “Review Period”). Any such notice of disagreement (the “Objection Notice”) shall specify those items or amounts as to which Seller disagrees and describe the basis of such disagreement (and shall include Seller’s proposed changes to the calculation of the CT Investment Management Interests Purchase Price). Seller shall be deemed to have agreed with all other items and amounts included in the Post-Closing Adjustment Certificate delivered pursuant to Section 2.4(b) and not specifically identified in the Objection Notice.

(d) In the event of a dispute with respect to the Post-Closing Adjustment Certificate, Purchaser and Seller shall negotiate in good faith to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the Parties. If Purchaser and Seller are unable to reach a resolution to such effect within thirty (30) calendar days after Purchaser’s receipt of the Objection Notice, Purchaser and Seller shall submit the amounts in dispute for resolution to the New York, New York office of an independent accounting firm of international reputation as is mutually agreed to and appointed by Seller and Purchaser (such independent accounting firm being herein referred to as the “Accounting Firm”). Seller and Purchaser shall use their commercially reasonable efforts to cause the Accounting Firm to, as soon as practicable but in any event within thirty (30) calendar days after such submission, determine and report to the Parties upon the disputed amounts with respect to the Post-Closing Adjustment Certificate and corresponding calculation of the CT Investment Management Interests Purchase Price, and such report shall be final, binding and conclusive on the Parties hereto and shall constitute an arbitral award upon which a judgment may be entered in any court having jurisdiction thereof. The Accounting Firm shall be authorized to resolve only those items in dispute between the Parties, within the range of the difference between Purchaser’s position with respect thereto and Seller’s position with respect thereto, and such resolution shall be based solely on the written materials submitted by the Parties and the terms and conditions of this Agreement and not on independent review. Purchaser, on the one hand, and Seller, on the other hand, will each bear fifty percent (50%) of the costs and expenses of the Accounting Firm. Purchaser and Seller shall make available to such accounting firm all relevant books and records relating to the calculations submitted and all other information reasonably requested by the Accounting Firm.

(e) No later than five (5) Business Days after the Co-Invest Capital Contributions, Co-Invest Distributions, Section 7.9(c) Expense Amount and Tangible Net Worth of CTIMCO as of the close of business on the Business Day immediately prior to the Closing Date shall be finally determined in accordance with

Sections 2.4(c) and 2.4(d) above, Purchaser or Seller, as applicable, shall make the following payments (which may be offset against one another to arrive at a single adjustment amount payable pursuant to this Section 2.4(e)):

(i) If the Tangible Net Worth of CTIMCO as finally determined in accordance with Sections 2.4(c) and 2.4(d) above is less than the Estimated Closing Tangible Net Worth, Seller shall pay the amount of such shortfall to Purchaser.

(ii) If the Tangible Net Worth of CTIMCO as finally determined in accordance with Sections 2.4(c) and 2.4(d) above is greater than the Estimated Closing Tangible Net Worth, Purchaser shall pay the amount of such excess to the Seller.

(iii) If the Co-Invest Capital Contributions as finally determined in accordance with Sections 2.4(c) and 2.4(d) above are less than the Co-Invest Capital Contributions as set forth in the Purchase Price Adjustment Certificate, Seller shall pay the amount of such shortfall to Purchaser.

(iv) If the Co-Invest Capital Contributions as finally determined in accordance with Sections 2.4(c) and 2.4(d) above are more than the Co-Invest Capital Contributions as set forth in the Purchase Price Adjustment Certificate, Purchaser shall pay the amount of such excess to the Seller.

(v) If the Co-Invest Distributions as finally determined in accordance with Sections 2.4(c) and 2.4(d) above are less than the Co-Invest Distributions as set forth in the Purchase Price Adjustment Certificate, Purchaser shall pay the amount of such difference to Seller.

(vi) If the Co-Invest Distributions as finally determined in accordance with Sections 2.4(c) and 2.4(d) above are more than the Co-Invest Distributions as set forth in the Purchase Price Adjustment Certificate, Seller shall pay the amount of such difference to Purchaser.

(vii) If the Section 7.9(c) Expense Amount as finally determined in accordance with Sections 2.4(c) and 2.4(d) above is more than the Section 7.9(c) Expense Amount as set forth in the Purchase Price Adjustment Certificate, Purchaser shall pay the amount of such difference to Seller.

(viii) If the Section 7.9(c) Expense Amount as finally determined in accordance with Sections 2.4(c) and 2.4(d) above is less than the Section 7.9(c) Expense Amount as set forth in the Purchase Price Adjustment Certificate, Seller shall pay the amount of such difference to Purchaser.

(f) Any payment to be made as a result of an adjustment to the CT Investment Management Interests Purchase Price pursuant to Section 2.4(e) shall be paid by wire transfer of immediately available funds, together with interest thereon for the period commencing on the Closing Date through the date on which such payment is made calculated at the prime rate of Citibank, N.A., in effect on the date such payment was required to be made. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of three hundred sixty-five (365) days and the actual number of days elapsed.

2.5 CT Restricted Shares.

(a) Effective as of the Closing, and without any further action on the part of CT or any holder of any Restricted Share, any vesting requirement or transfer restriction applicable to each Restricted Share granted under the 2011 LTIP or the 2007 LTIP that is outstanding as of the Closing Date (whether vested or unvested) shall be deemed satisfied or lapsed, as applicable, and each such Restricted Share shall be deemed 100% vested and non-forfeitable.

(b) CT shall, prior to the Closing, take or cause to be taken all actions necessary with respect to the 2007 LTIP, the 2011 LTIP, and any other applicable agreements to allow for the treatment of the Restricted Shares described herein.

ARTICLE 3

GENERAL REPRESENTATIONS AND WARRANTIES OF CT

CT hereby represents and warrants to Purchaser that the statements contained in this Article 3 are true and correct as of the date hereof and as of the Closing Date, except (1) as expressly set forth herein, (2) subject to Section 12.6, as set forth in the Disclosure Schedules or (3) as set forth in the CT SEC Documents filed since January 1, 2012 and prior to the date hereof to the extent that the relevance of such disclosure to the applicable representation and warranty is reasonably apparent on its face (other than any forward-looking disclosures set forth in any risk factor section (except for any disclosure therein related to historical facts), any disclosures in any section relating to forward-looking statements and any other statements that are similarly forward-looking in nature included therein to the extent that they are primarily cautionary in nature).

3.1 No Conflict; Governmental Authorization.

(a) The execution, delivery and performance of (1) this Agreement, (2) each of the Transaction Documents to which CT or its Subsidiaries is a party and (3) the consummation by CT and/or its Subsidiaries, as applicable, of the Contemplated Transactions do not and will not:

(i) violate, conflict with or result in the breach of any provision of the CT Charter or the CT Bylaws or any Organizational Documents of any of CT’s Subsidiaries;

(ii) conflict with or violate any Law or Order applicable to CT or any of its Subsidiaries or by which any property or assets of CT or any of its Subsidiaries is bound or subject;

(iii) require any consent or other action of or notice to, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of or result in any purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments or other obligations pursuant to, any of the terms, conditions or provisions of any Contract to which CT or any of its Subsidiaries is a party or by which any of their respective properties or other assets is bound; or

(iv) result in the creation of an Encumbrance on any equity, property or asset of CT or any of its Subsidiaries;

except, with respect to clauses (ii) through (iv), for such triggering payments, Encumbrances, filings, notices, Permits, authorizations, consents, approvals, violations, terminations, amendments, accelerations, cancellations, conflicts, breaches or defaults, which would not, individually or in the aggregate, result in a Material Adverse Effect on CT, the Acquired Entities or any Fund Entity.

(b) No material consent of, or registration, declaration, notice or filing with, any Governmental Authority or third party is required to be obtained or made by CT or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement, any Transaction Document to which it is a party or the consummation of the Contemplated Transactions, except for those set forth on Section 3.1(b) of the Disclosure Schedules.

3.2 Corporate Status.

(a) CT is duly incorporated, validly existing and in good standing under the laws of the State of Maryland, has the power and authority to own, lease and operate its properties and to carry on its business as currently conducted and is duly qualified, licensed or authorized to transact business and is in good standing in each jurisdiction in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, licensed or authorized, except where the failure to be so qualified, licensed or authorized or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect on CT, the Acquired Entities or any Fund Entity.

(b) Each Subsidiary of CT has been duly incorporated or otherwise formed, is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own, lease and operate its properties and to carry on its business as currently conducted and is duly qualified, licensed or authorized to transact business and is in good standing in each jurisdiction in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, licensed or authorized, except where the failure to be so qualified, licensed or authorized or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect on CT, the Acquired Entities or any Fund Entity; all of the issued shares of capital stock or other equity interests (whether membership, partnership or otherwise) of each Subsidiary of CT have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by CT or indirectly through one of its wholly-owned Subsidiaries, free and clear of all Encumbrances (other than Permitted Encumbrances and those disclosed in Section 3.2(b) of the Disclosure Schedules).

(c) Except for the Subsidiaries listed in Exhibit 21.1 to CT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Form 10-K”), CT does not own or Control, directly or indirectly, any corporation, limited partnership, limited liability company, trust, association or other entity that would be required to be listed in an exhibit to an annual report on Form 10-K filed by CT with the SEC pursuant to Item 601(b)(21) of Regulation S-K.

3.3 Authority; Binding Effect. CT has the requisite power to execute and deliver this Agreement and CT and each of its Subsidiaries party to a Transaction Document have the requisite power and authority to execute and deliver each of the Transaction Documents to which it is or will be a party, to perform its obligations hereunder or thereunder and to consummate the Contemplated Transactions. This Agreement has been and each of the Transaction Documents to which CT or any of its Subsidiaries is or will be a party have been (in the case of this Agreement) or will be when entered into (in the case of any other Transaction Document) duly authorized, executed and delivered by CT or its Subsidiary, as applicable, and (assuming the due authorization, execution and delivery by Purchaser) this Agreement constitutes, and each of the Transaction Documents to which CT or any of its Subsidiaries is a party, when executed and delivered, will constitute, the legal, valid and binding obligation of CT and/or its Subsidiaries, as applicable, enforceable against CT and/or its Subsidiaries, as applicable, in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar Laws and principals affecting creditors’ rights generally and by general principles of equity.

3.4 Insurance. Section 3.4 of the Disclosure Schedules identifies all of the policies of insurance and bonds of CT, which insures the businesses of the Acquired Entities, the Fund Entities and each of their respective Subsidiaries. The policies set forth in Section 3.4 of the Disclosure Schedules are of the type and in the amounts customarily carried by Persons conducting businesses or owning assets similar, respectively, to those of the Acquired Entities, the Fund Entities and each of their respective Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds of CT. All premiums due and payable under all such policies and bonds of CT have been paid and the Acquired Entities, the Fund Entities and each of their respective Subsidiaries are otherwise in material compliance with the terms of such policies and bonds. None of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries have separate policies of insurance and bonds.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF CT WITH RESPECT TO THE

CT INVESTMENT MANAGEMENT INTERESTS PURCHASE

CT hereby represents and warrants to Purchaser that the statements contained in this Article 4 are true and correct as of the date hereof and as of the Closing Date, except as expressly set forth herein or, subject to Section 12.6, in the Disclosure Schedules.

4.1 Corporate Status. Each of the Acquired Entities and Fund Entities and each of the Acquired Entities’ and Fund Entities’ respective Subsidiaries is duly incorporated or otherwise formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and each such Person has the power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, and is duly qualified, licensed or authorized to transact business and is in good standing in each jurisdiction, licensed or authorized in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, licensed or authorized, except where the failure to be so qualified, licensed or authorized or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect on any such Person. CT has Made Available to Purchaser true, complete and accurate copies of the certificate of incorporation or formation, limited liability company agreement, limited partnership agreement, by-laws, regulations or other organizational or governing documents (such certificates, documents and agreements, “Organizational Documents”) of each of the Acquired Entities and Fund Entities and each of the Acquired Entities’ and Fund Entities’ respective Subsidiaries, each as in effect on the date hereof. When used in this Agreement, the term “Made Available to Purchaser” with respect to any document shall mean posted to the online data room at “projectnutmeg.box.com” and available as of the date immediately prior to the date of this Agreement.

4.2 Capitalization.

(a) Section 4.2(a) of the Disclosure Schedules sets forth a list of the authorized and outstanding equity interests, name and jurisdiction of organization of each Acquired Entity, Fund Entity and their respective Subsidiaries and beneficial and record owner of the equity interests of each Acquired Entity, Fund Entity and their respective Subsidiaries. All of such equity interests are duly authorized, validly issued, fully paid and nonassessable (except with respect to any capital commitments owed to a Fund Entity and not yet paid, the amounts and details of which, as existing as of the date hereof, are set forth in Section 4.2(a)(I) of the Disclosure Schedules), are free and clear of any and all Encumbrances, except for restrictions on transfer imposed under federal and state securities Laws and restrictions on transfer and ownership in the charter of Subsidiaries of the Fund Entities, and have not been issued in violation of any pre-emptive or similar rights or obligations. Except as set forth in Section 4.2(a) of the Disclosure Schedules, there are no outstanding equity interests (or any securities convertible into or exchangeable for equity interests) of any of the Acquired Entities, Fund Entities or their respective Subsidiaries.

(b) None of the Acquired Entities, Fund Entities or their respective Subsidiaries is a party, or is otherwise subject, to any voting trust or other voting agreement with respect to any equity interests or other securities of any Acquired Entity, any Fund Entity or any of their respective Subsidiaries, or, other than this Agreement, to any Contract relating to the issuance, sale, redemption, transfer, acquisition or other disposition of the stock, equity or other securities of any Acquired Entity, Fund Entity or any of their respective Subsidiaries. Except as disclosed in Section 4.2(b) of the Disclosure Schedules, as of the date of this Agreement, none of the Acquired Entities, Fund Entities or any of their respective Subsidiaries has any Debt.

(c) Except as disclosed in Section 4.2(c) of the Disclosure Schedules, there are no joint ventures or other Persons in which any Acquired Entity, any Fund Entity and their respective Subsidiaries own, of record or beneficially, any direct or indirect equity or other similar interest or any right (contingent or otherwise) to acquire the same.

(d) Section 4.2(d) of the Disclosure Schedules sets forth all outstanding grants and awards issued pursuant to the Incentive Plans, the 1997 Director Stock Plan, the 2007 LTIP, and the 2011 LTIP, and the number of performance units or other equity interests subject to each such grant or award.

(e) None of the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of any Contemplated Transaction will result in any violation of an Order or Law or cause any Person to accelerate the maturity or performance under, amend, call a default under or decrease any right or privilege of any Acquired Entity, any Fund Entity or any of their respective Subsidiaries.

(f) CT is the record and beneficial owner and holder of the securities and other interests to be sold to Purchaser pursuant to Section 2.1(a), free and clear of all Encumbrances (other than restrictions on transfer under applicable state and federal securities Laws), and on the Closing Date, Purchaser will receive good and valid title to the CT Investment Management Interests, free and clear of all Encumbrances (other than restrictions on transfer under applicable state and federal securities Laws).

4.3 Financial Statements.

(a) Each of the Acquired Entities and the Fund Entities and each of their respective Subsidiaries, as applicable, maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide assurance of the following: (i) transactions are executed with management’s authorization; and (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Acquired Entities and the Fund Entities and each of their respective Subsidiaries, as applicable, in accordance with GAAP.

(b) Section 4.3(b) of the Disclosure Schedules sets forth (i) the unaudited financial statements as of and for the years ended December 31, 2011 and December 31, 2010 of CTIMCO which were used in the preparation of the consolidated financial statements as of and for the years ended December 31, 2011 and December 31, 2010 of CT and (ii) the unaudited financial statements as of and for the period ended June 30, 2012 of CTIMCO which were used in the preparation of the consolidated financial statements as of and for the period ended June 30, 2012 of CT.

(c) None of CTOPI Co-Invest and CTHG2 Co-Invest has any obligations or liabilities of any nature (whether known or unknown, absolute, accrued, matured or unmatured, fixed or contingent and whether due or to become due, asserted or unasserted) other than to make future capital contributions to CTOPI and CTHG2, as applicable, to the extent that any such capital contributions are called pursuant to the CTOPI Partnership Agreement and CTHG2 Operating Agreement, respectively, as applicable, and other than liabilities or obligations of its Subsidiaries. None of the Acquired Entities, Fund Entities or any of their respective Subsidiaries has any obligations or liabilities of any nature (whether known or unknown, absolute, accrued, matured or unmatured, fixed or contingent and whether due or to become due, asserted or unasserted) other than (i) those reflected or reserved against (in accordance with the past practice of the applicable Acquired Entity, Fund Entity or Subsidiary (which was in accordance with GAAP) with respect to the methodology used to calculate any such liabilities or obligations) in the financial statements of any Acquired Entity, any Fund Entity or any of their respective Subsidiaries as of June 30, 2012 and set forth in Section 4.3(b) of the Disclosure Schedules or in the Fund Financial Statements, as applicable, or set forth in Section 4.3(c) of the Disclosure Schedules, (ii) those incurred in the Ordinary Course of Business since June 30, 2012 or that, individually or in the aggregate, are not material to any Acquired Entity or Fund Entity, as applicable, and its respective Subsidiaries, taken as a whole, (iii) contractual liabilities and contractual obligations incurred in the Ordinary Course of Business which are not required by GAAP to be reflected in the financial statements of such Acquired Entity or Fund Entity, as applicable, prepared in accordance with GAAP, (iv) those incurred in connection with the execution of this Agreement and the other Transaction Documents, and (v) the obligations of CTOPI GP, CTOPI Co-Invest and CTHG2 Co-Invest to make future capital contributions to CTOPI and CTHG2, as applicable, to the extent that any such capital contributions are called pursuant to the CTOPI Partnership Agreement and CTHG2 Operating Agreement, respectively.

4.4 Absence of Certain Changes.

(a) Since June 30, 2012, (i) there has been no change, development, effect or condition that, individually or in the aggregate with all other changes, developments, effects and conditions, has resulted or would reasonably be expected to result in a Material Adverse Effect on any Acquired Entity or any Fund Entity, and (ii) each Acquired Entity, each Fund Entity and each of their respective Subsidiaries has in all material respects, conducted its business in the Ordinary Course of Business consistent with past practice.

(b) Except as disclosed in Section 4.4(b) of the Disclosure Schedules, since June 30, 2012 through the date of this Agreement, none of the Fund Entities or Acquired Entities has made any capital contributions or made or received any dividends or distributions that would result in an adjustment to the Purchase Price pursuant to Section 2.3.

(c) There is no fact known to CT, any Acquired Entity or any Fund Entity or any of their respective Subsidiaries that now or, to the Knowledge of CT, any Acquired Entity or any Fund Entity, in the future would, individually or in the aggregate, result or would reasonably be expected to result in a Material Adverse Effect on any Acquired Entity or any Fund Entity.

4.5 Taxes.

(a) Each Acquired Entity, each Fund Entity and each of their respective Subsidiaries has (i) duly and timely filed (or there has been filed on its behalf) all material Tax Returns required to be filed by it (taking into account all applicable extensions) with the appropriate Taxing Authority and all such Tax Returns are true, complete and accurate in all material respects and (ii) timely paid all material Taxes required to be paid whether or not shown as due on such Tax Returns. Adequate reserves in accordance with GAAP have been established by or on behalf of each Acquired Entity, Fund Entity and their respective Subsidiaries for all Taxes not yet due and payable in respect of taxable periods ending on the date hereof.

(b) There are no Encumbrances for Taxes upon any property or assets of any Acquired Entity, any Fund Entity or any of their respective Subsidiaries, except for Encumbrances for Taxes not yet due and payable or which are being contested in good faith and for which adequate reserves have been provided in accordance with GAAP in the latest CT Balance Sheet.

(c) There is no notice of audit, examination, deficiency, assessment, refund litigation or proposed adjustment that has been received by, asserted or assessed in writing with respect to any Acquired Entity, any Fund Entity or any of their respective Subsidiaries with respect to any material Taxes. None of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries has received notice of any claim made by a Taxing Authority in a jurisdiction where such Acquired Entity, such Fund Entity or such Subsidiary does not file a Tax Return, that such Acquired Entity, such Fund Entity or such Subsidiary is or may be subject to material taxation by that jurisdiction, where such claim has not been resolved favorably to such Acquired Entity, such Fund Entity or such Subsidiary.

(d) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any income Taxes or income Tax deficiencies against any Acquired Entity, any Fund Entity or any of their respective Subsidiaries.

(e) Each Acquired Entity, each Fund Entity and each of their respective Subsidiaries is in material compliance with all applicable information reporting and Tax withholding requirements under U.S. federal, state and local, and non-U.S. Tax laws and each has timely withheld, collected, deposited, remitted and paid all required amounts with respect to all employee, independent contractor or service provider relationships.

(f) None of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries has engaged in, entered into, participated or sponsored a listed transaction within the meaning of Treasury Regulation Sections 1.6011-4 or 301.6111-2 in any tax year for which the statute of limitations has not expired.

(g) Section 4.5(g) of the Disclosure Schedules lists (i) each pass through partnership or limited liability company or other entity that is treated as a partnership, trust or disregarded entity for U.S. federal income Tax purposes in which any Acquired Entity, any Fund Entity or any of their respective Subsidiaries has an equity interest and (ii) the entity classification of each Acquired Entity, Fund Entity and their respective Subsidiaries for U.S. federal income Tax purposes.

(h) None of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries is a party to or is bound by any Tax Sharing Agreement.

(i) None of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries has been a member of a group filing a U.S. federal consolidated income Tax Return or a combined, consolidated, unitary or other affiliated group for state, local or foreign Tax purposes, and none of any Acquired Entity, any Fund Entity or any of their respective Subsidiaries has any liability for the Taxes of any Person as a transferee or successor. To the Knowledge of CT, no Tax Proceeding is being conducted with respect to any consolidated, combined, unitary or other affiliated group, for U.S. federal, state or local Tax purposes, of which any of any Acquired Entity, any Fund Entity or any of their respective Subsidiaries was a member.

(j) None of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries has agreed, or is required or has requested, to make any adjustment under Section 481(a) of the Code (or any corresponding or similar provision of state, local or foreign Law) by reason of a change in accounting method or otherwise, which adjustment would result in an income inclusion, or disallowance of deductions, under Section 481(a) of the Code (or any corresponding or similar provision of state, local or foreign Law) in any period (or portion thereof) beginning after the Closing Date.

(k) No closing agreement is currently in force pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Law) with respect to any Acquired Entity, any Fund Entity or any of their respective Subsidiaries and there are no Tax rulings or requests for Tax rulings or closing agreements that could affect the liability for Taxes of any Acquired Entity after the Closing.

(l) None of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries will be required to include amounts in income, or exclude items of deduction, after the Closing as a result of (i) any intercompany transaction or excess loss account described in the Treasury Regulations promulgated pursuant to Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Law) arising or occurring on or prior to the Closing, (ii) any installment sale or open transaction disposition made on or prior to the Closing, (iii) the application of the long-term contract method of accounting on or prior to the Closing (iv) any agreement with a Governmental Authority entered into on or prior to the Closing, (v) any election under Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign Law) or (vi) any prepaid amount received on or prior to the Closing Date.

(m) Except as provided on Section 4.5(m) of the Disclosure Schedules, none of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries is a foreign corporation for United States federal income Tax purposes.

(n) CT has Made Available to Purchaser true, complete and accurate copies of all material Tax Returns with respect to any Acquired Entity, any Fund Entity or any of their respective Subsidiaries for the last three (3) years, and examination reports, and statements of deficiencies assessed against or agreed to by, or with respect to any Acquired Entity, any Fund Entity or any of their respective Subsidiaries with respect to such Taxes for the last five (5) taxable years.

(o) No power of attorney that is currently in effect has been granted with respect to any matter relating to Taxes of any Acquired Entity, any Fund Entity or any of their respective Subsidiaries.

(p) Since December 31, 2011, none of any Acquired Entity, any Fund Entity or any of their respective Subsidiaries has (i) made, rescinded or changed any material Tax election or adopted or changed any method of accounting other than as reflected on the originally filed income Tax Returns of such entities for the taxable years of such entities ending on or before December 31, 2011, (ii) entered into any settlement of or compromise of any material Tax liability, (iii) changed any annual accounting period, (iv) entered into a closing agreement, (v) surrendered any right to any material Tax refund or (vi) filed any amended Tax return or refund claim with respect to any material Tax.

(q) Each of CTHG2 and CTOPI at all times has been properly treated as a partnership under the Code for U.S. federal income Tax purposes and for all state and local Tax purposes, and no election has been made to treat any such entity as a corporation or disregarded entity for Tax purposes. None of CTHG2 and CTOPI is or at any time has been or under applicable Law properly should be or should have been treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(r) None of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries has constituted either a “distributing corporation” or a “controlled” corporation in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(s) Since its formation, CTOPI REIT has been organized in conformity with the requirements for qualification and taxation as a REIT, and its actual method of operation through the date hereof has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT. CTOPI REIT has not taken any action or omitted to take any action which would reasonably be expected to result in a successful challenge by the IRS to its status as a REIT, and no challenge to its status as a REIT is pending or has been threatened in writing. No Subsidiary of CTOPI REIT is a corporation for U.S. federal income Tax purposes, other than a corporation that is a “qualified REIT subsidiary,” within the meaning of Section 856(i)(2) of the Code, or a “taxable REIT subsidiary,” within the meaning of Section 856(1) of the Code. Any such Subsidiary that is a “taxable REIT subsidiary” has made a timely and valid election and is listed on Section 4.5(s) of the Disclosure Schedules.

(t) Neither CTOPI REIT nor any of its Subsidiaries holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code.

(u) Since its formation, CTOPI REIT has not incurred any liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code or any rules similar to Section 1374 of the Code which has not yet been paid. No event has occurred, and no condition or circumstance exists, which presents a risk that any material Tax described in the preceding sentence will be imposed on CTOPI REIT. Neither CTOPI REIT nor any of its Subsidiaries (other than a “taxable REIT subsidiary”) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code. Neither CTOPI REIT nor any of its Subsidiaries has engaged in any transaction that would give rise to “redetermined rents, redetermined deductions and excess interest” described in Section 857(b)(7) of the Code.

4.6 Proceedings.

(a) Except as disclosed in Section 4.6(a) of the Disclosure Schedules, there is no Proceeding commenced by or against, or otherwise involving or, to the Knowledge of CT, threatened against, any Acquired Entity, any Fund Entity or any of their respective Subsidiaries or to which any of their properties or assets are subject. There is no Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the execution, delivery or performance of this Agreement or any Transaction Document or the consummation of the Contemplated Transactions. To the Knowledge of CT, no

event has occurred or circumstance exists that (with or without notice or lapse of time, or both) may give rise to or serve as a basis for the commencement of any such Proceeding by or against, or otherwise involving, any Acquired Entity, any Fund Entity or any of the respective Subsidiaries of any Acquired Entity or Fund Entity. To the Knowledge of CT, no Proceeding is threatened (i) with respect to the record or beneficial ownership of, or the right to acquire the capital stock or other equity interest of any Acquired Entity, any Fund Entity or any of the respective Subsidiaries of any Acquired Entity or Fund Entity, (ii) that challenges any Contemplated Transaction, (iii) that would make any Contemplated Transaction illegal, (iv) that would impose any limitation on the ability of Purchaser to exercise its rights of ownership with respect to any CT Investment Management Interests, the New CT Shares or any property or assets to be acquired or otherwise assigned or transferred to Purchaser hereunder or pursuant to any Transaction Document or (v) that would otherwise delay, prohibit or restrict consummation of any Contemplated Transaction or materially impair the contemplated benefits to Purchaser of any Contemplated Transaction.

(b) There is no Order to which any Acquired Entity, any Fund Entity or any of their respective Subsidiaries or any of the assets or properties owned or used by or purported to be owned or used by any such entity, is subject. To the Knowledge of the Seller, no officer, director, agent or employee of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the provision of Investment Management Services.

(c)

(i) The Acquired Entities, the Fund Entities and their respective Subsidiaries are, and at all times have been, in material compliance with all of the terms and requirements of each Order to which it, or any of the assets or properties owned or used by it, is or has been subject; and

(ii) none of CT, the Acquired Entities, the Fund Entities or any of their respective Subsidiaries has received at any time any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged, possible or potential material violation of, or material failure to comply with, any term or requirement of any Order to which any of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries, or any of the assets or properties owned or used by it, is or has been subject.

4.7 Compliance with Laws; Permits.

(a) Except as would not, individually or in the aggregate, result in a Material Adverse Effect on the Acquired Entities, the Fund Entities or their respective Subsidiaries, the Acquired Entities, the Fund Entities and their respective Subsidiaries are, and since January 1, 2009 have been, in compliance with all applicable Laws.

(b) To the Knowledge of CT, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) may give rise to any obligation on the part of any of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

(c) No investigation or review by any Governmental Authority with respect to the Acquired Entities, the Fund Entities or their respective Subsidiaries is pending or, to the Knowledge of CT, threatened, nor to the Knowledge of CT, has any Governmental Authority indicated an intention to conduct any such investigation or review with respect to non-compliance of such Laws that would, individually or in the aggregate, result in a Material Adverse Effect on the Acquired Entities, the Fund Entities or their respective Subsidiaries.

(d) Section 4.7(d) of the Disclosure Schedules contains a complete and accurate list of each Permit that is held by any of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries and identifies the holder thereof. The Acquired Entities, the Fund Entities and their respective Subsidiaries have obtained all material Permits that are necessary to the conduct of their respective businesses as presently being conducted and to the ownership of their respective assets and properties. All such material Permits are in full force and effect and:

(i) each of the Acquired Entities, Fund Entities and their respective Subsidiaries is and since January 1, 2009 has been, in material compliance with all such Permits, and no such Permits are subject to any pending or, to the Knowledge of CT, threatened revocation, withdrawal, suspension, cancellation, termination or modification Proceeding;

(ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time, or both) (A) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any Permit listed or required to be listed in Section 4.7(d) of the Disclosure Schedules or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any material Permit listed or required to be listed in Section 4.7(d) of the Disclosure Schedules;

(iii) none of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries has received, at any time since January 1, 2009, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (A) any actual or alleged material violation of or material failure to comply with any term or requirement of any Permit or (B) any actual or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any material Permit, which in each case has not been satisfied in all material respects; and

(iv) all applications required to have been filed for the renewal of all material Permits have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to such material Permit have been duly made on a timely basis with the appropriate Governmental Authority and no such application or other filing contained a material misrepresentation or omission of a material fact.

4.8 Environmental and Safety and Health Matters.

(a) Each Acquired Entity, Fund Entity and any of their respective Subsidiaries is, and, as applicable, any of their respective operations, businesses, assets and properties are, and at all times has or have been, in compliance in all material respects with all applicable Environmental Laws; and

(b) There is no Environmental Claim pending or, to the Knowledge of CT, threatened against any Acquired Entity, any Fund Entity or any of their respective Subsidiaries, or, as applicable, relating to their respective operations, businesses, assets and properties, nor, to the Knowledge of CT, is there any basis for any such Environmental Claim that could reasonably be expected to be material.

4.9 Employee Matters and Benefit Plans.

(a) Section 4.9(a) of the Disclosure Schedules sets forth a true, complete and accurate list of all material Plans sponsored by or contributed to by the Acquired Entities, the Fund Entities and their respective Subsidiaries, and the ERISA Affiliates of the Acquired Entities and their respective Subsidiaries, or in respect of which any such entity has any liability or has a reasonably foreseeable risk of liability in respect of any Business Employee (collectively, whether or not material, but disregarding all CT Employee Plans, the “Acquired Entities Employee Plans”), and separately identifies those which contain provisions relating to any change of control or potential change in control of any entity. True, complete and accurate copies of each of the following documents have been made available by CT, the Acquired Entities and the Fund Entities (as applicable) to Purchaser:

(i) each Acquired Entities Employee Plan (and, if applicable, related trust agreements) and all amendments thereto, (including a written summary of any Acquired Entities Employee Plan that is not in writing) and, to the extent applicable, (A) any summary plan descriptions and summaries of material modifications which have been distributed to employees, or to participants or beneficiaries in such Acquired Entities Employee Plan, (B) all written Contracts, instruments or agreements relating thereto (including administrative service agreements, insurance contracts or other funding instruments), (C) the most recent actuarial reports, (D) the three (3) most recent annual reports (Form Series 5500), including all schedules and financial statements attached thereto, if any, required under ERISA and the Code, and (E) any reports, filings or other correspondence with the U.S. Department of Labor (“DOL”) or the Internal Revenue Service (“IRS”) within the last six (6) years; and

(ii) the most recent determination letter or opinion letter, if any, issued by the IRS with respect to each Acquired Entities Employee Plan that is a Pension Plan (or comparable letter, such as an opinion or notification letter as to the form of plan or prototype plan adopted by one or more of Seller, the Acquired Entities, the Fund Entities or their Subsidiaries or the ERISA Affiliates of Seller, the Acquired Entities and their respective Subsidiaries upon which such entity is permitted to rely).

(b) Each Acquired Entities Employee Plan and related trust that is intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, is the subject of a favorable determination letter from the Internal Revenue Service (or comparable letter, such as an opinion or notification letter as to the form of plan or prototype plan that has been adopted by the plan sponsor of an Acquired Entities Employee Plan), and, to the Knowledge of CT, no event has occurred since the date of the most recent determination letter, opinion letter or application thereof (whether by action or failure to act) that could reasonably be expected to affect its qualification or that caused or could cause the imposition or any material penalty or Tax liability.

(c) Each Acquired Entities Employee Plan has been established, administered, and operated in compliance in all material respects with its terms and with all applicable Laws (except that in any case in which any Acquired Entities Employee Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, it has been maintained, operated and administered in accordance with such provision), and may by its terms be amended and/or terminated at any time without the consent of any other Person subject to applicable Laws and the terms of each Acquired Entities Employee Plan.

(d) Each of the Acquired Entities, the Fund Entities and their respective Subsidiaries, and the ERISA Affiliates of the Acquired Entities, the Fund Entities, and their respective Subsidiaries has performed all material obligations required to be performed by them under, and are not in any material respect in default under or in violation of, any Acquired Entities Employee Plan. To the knowledge of CT, there is no material default or violation by any Person other than a Business Employee with respect to, any of the Acquired Entities Employee Plans.

(e) None of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries, or the ERISA Affiliates of the Acquired Entities and their respective Subsidiaries, or, to the Knowledge of CT, any Acquired Entities Employee Plan or any party in interest (as defined in Section 3(14) of ERISA) with respect to any such Acquired Entities Employee Plan has engaged in any prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code with respect to a Acquired Entities Employee Plan for which there is no statutory exemption under Section 408 of ERISA or Section 4975 of the Code. There is no action, suit, litigation, lien, disputed claim, governmental proceeding or investigation (other than routing claims for benefits in the ordinary course) pending, reasonably anticipated or, to the Knowledge of CT, threatened with respect to any of such Acquired Entities Employee Plans, the assets of such Acquired Entities Employee Plans, any related trusts, or any fiduciary, trustee, administrator or sponsor of such Acquired Entities Employee Plans, or any ERISA Affiliate, on behalf of any employee, director, or other service provider of the Acquired Entities, the Fund Entities or their respective Subsidiaries (whether current, former or retired) or their beneficiaries, and, to the Knowledge of CT, no facts or circumstances exist that could give rise to any such action, suit, litigation, lien, disputed claim, governmental proceeding or investigation. No administrative investigation, audit, or other administrative proceeding by the DOL, the IRS, or other governmental agencies are in progress, pending, or, to the Knowledge of CT, threatened.

(f) No Acquired Entities Employee Plan provides for, and none of the Acquired Entities, the Fund Entities, or any of their respective Subsidiaries has incurred any liability in respect of, any post-retirement medical, life insurance or disability benefits, except as required under the provisions of Part 6 of Title I of ERISA, Section 4980B of the Code, or any other applicable Law, and, to the Knowledge of CT, no fiduciary of any Acquired Entities Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA.

(g) None of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries or any ERISA Affiliate of Seller, any Acquired Entities or their respective Subsidiaries, or any of their respective predecessors, has at any time during the previous six (6) years maintained, contributed to or been required to contribute to or otherwise had any obligation or liability, directly or indirectly, with respect to (i) any Multiemployer Plan, (ii) any Pension Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, or (iii) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(h) With respect to each Acquired Entities Employee Plan, all required payments, premiums, and contributions for all periods ending prior to the date hereof have been made or accrued on the books and records of the Acquired Entities, the Fund Entities or the applicable Subsidiaries or the ERISA Affiliate of the Acquired Entities and their respective Subsidiaries, and as of the Closing, all required payments, premiums, and contributions for all periods ending prior to or as of the Closing shall have been made or accrued on the books and records of the Acquired Entities, the Fund Entities or the applicable Subsidiaries or the ERISA Affiliate of the Acquired Entities and their respective Subsidiaries.

(i) (A) No payment made pursuant to any Contract or Acquired Entities Employee Plan has resulted or could reasonably be expected to result, individually or in the aggregate, in connection with this Agreement or any change of control of any Company, whether or not pursuant to the execution and delivery of this Agreement or the consummation of the Contemplated Transactions (either alone or upon the occurrence of any additional or subsequent events), in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code, and (B) CT, the Acquired Entities, the Fund Entities, and their respective Subsidiaries have not made any payments, are not obligated to make any payments, and are not party to any Contract or Acquired Entities Employee Plan that could reasonably be expected to obligate it to make any payments that will not be deductible by reason of Sections 280G or 404 of the Code.

(j) Since the CT Balance Sheet Date, none of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries has adopted or entered into any formal plan or commitment (whether or not legally binding) either to create any plan or arrangement that would constitute an Acquired Entities Employee Plan, or to make any contributions, modifications, or changes to any Acquired Entities Employee Plan which would require the consent of Purchaser if such adoption or commitment occurred following the date hereof and prior to the Closing.

(k)

(i) None of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries currently maintains an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code).

(ii) Except as expressly described in Section 4.9(k)(ii) of the Disclosure Schedules, CT Stockholder Approval and the Contemplated Transactions (whether alone or in connection with any subsequent event(s)), would not: (A) entitle any Business Employee to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (B) result in any payment or funding (through a grantor trust or otherwise), an increase in the amount of compensation or benefits, or acceleration of the vesting or timing of payment of any benefits or compensation payable to, or required to be paid or accrued in respect of, any Business Employee under any Acquired Entities Employee Plan, (C) result in the limitation of or restriction of the right of the Acquired

Entities, the Fund Entities, or their respective Subsidiaries or any successors thereof to merger, amend, or terminate any of the Acquired Entities Employee Plans, or (D) increase the obligation of the Acquired Entities, the Fund Entities or their respective Subsidiaries to make contributions or any other payments to fund benefits accrued under the Acquired Entities Employee Plans.

(iii) The Acquired Entities, the Fund Entities and their respective Subsidiaries and the ERISA Affiliates of the Acquired Entities or their respective Subsidiaries have complied in all material respects with (A) the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Acquired Entities Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code and (B) with the applicable provisions of HIPAA and the regulations issued thereunder.

(iv) There are no pending audits or investigations by any governmental agency involving any Acquired Entities Employee Plan, no termination proceedings involving any Acquired Entities Employee Plan, and no threatened or pending claims (except for individual claims for benefits payable in the normal operation of the Acquired Entities Employee Plans), suits or proceedings involving any Acquired Entities Employee Plan or asserting any rights or claims to benefits under any Acquired Entities Employee Plan, nor, to the Knowledge of CT, are there any facts which could reasonably give rise to any material liability in the event of any such audit, investigation, claim, suit or proceeding.

(v) To the extent that any Acquired Entities Employee Plan is or ever has been a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code and associated Treasury Department guidance, such Acquired Entities Employee Plan (A) is identified on Section 4.9(k)(v)(A) of the Disclosure Schedules, (B) was operated in good faith compliance with Section 409A of the Code prior to January 1, 2009, and (C) has been operated in compliance with Section 409A of the Code in all material respects since January 1, 2009.

(vi) Except as disclosed in Section 4.9(k)(vi) of the Disclosure Schedules, no payment which is or may be made by, from or with respect to any Acquired Entities Employee Plan, to any employee, former employee, director or agent of the Acquired Entities, the Fund Entities and their respective Subsidiaries and the ERISA Affiliates of the Acquired Entities or their respective Subsidiaries, either alone or in conjunction with any other payment, event or occurrence will not be fully deductible as a result of Code 162(m) (or any corresponding provision of state, local or foreign Tax law).

(l) There are no collective bargaining agreements, memoranda of understanding, side letters or other written agreements with any union or labor organization applicable to the employees of any of the Acquired Entities, the Fund Entities and their respective Subsidiaries or to which any of the Acquired Entities, the Fund Entities and their respective Subsidiaries is a party, a signatory, or otherwise bound.

(m) There have not been and there are no pending or to the Knowledge of CT, threatened labor disputes, strikes, slow downs, picketings, work stoppages, concerted refusals to work overtime, or similar labor activities representation proceedings, or attempted union organizing campaigns with respect to any employees of the Acquired Entities, the Fund Entities or their respective Subsidiaries and there are no unions, work counsels or other organizations representing, purporting to represent or attempting to represent the employees of the Acquired Entities, the Fund Entities or their respective Subsidiaries or any other collective bargaining representative of such employees. None of the Acquired Entities, the Fund Entities or their respective Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Acquired Entities, the Fund Entities and their respective Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and employment practices, workers’ compensation, terms and conditions of employment, worker safety, wages and hours, civil rights, discrimination, immigration, collective bargaining, and the WARN Act. There have been no claims of harassment, discrimination, retaliatory act or similar actions against any employee, officer or director of the Acquired Entities, the Fund Entities or their respective Subsidiaries at any time during the past four (4) years and, to the Knowledge of CT, no facts exist that could reasonably be expected to give rise to such claims or actions. The Acquired Entities, the Fund Entities and their respective Subsidiaries are not required to have, and do not have, any affirmative action plans or programs. To the Knowledge of CT, no employees of the Acquired Entities, the Fund Entities or their respective Subsidiaries are in any material respect in violation of any term of any employment Contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Acquired Entities, the Fund Entities or their respective Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Acquired Entities, the Fund Entities or their respective Subsidiaries or to the use of trade secrets or proprietary information of others.

(n) Neither the consideration nor implementation of the Contemplated Transactions will increase (i) the obligation of the Acquired Entities, the Fund Entities or their respective Subsidiaries to make contributions or any other payments to fund benefits accrued under the Acquired Entities Employee Plans or (ii) the benefits accrued or payable with respect to any participant under the Acquired Entities Employee Plans.

(o) Section 4.9(o) of the Disclosure Schedules identifies all written employment, consulting or independent contractor agreements to which any of the Acquired Entities, the Fund Entities or their respective Subsidiaries is a party with respect to any employee of the Acquired Entities, the Fund Entities and their respective Subsidiaries that are in effect currently or under which any of the Acquired Entities, the Fund Entities or their respective Subsidiaries have any liability.

(p) CT has provided Purchaser with (i) a true, complete and accurate list, dated as of June 30, 2012, of all employees of the Acquired Entities, the Fund Entities and their respective Subsidiaries, including their names, date of hire, current rate of compensation, employment status (i.e., active, inactive, on authorized leave and reason therefor), department, title, exempt or non-exempt status, and full-time or part-time status; (ii) a copy of all employee handbooks, supervisory handbooks, employment procedures manuals, and written employment policies that are in effect currently; and (iii) a copy of all EEO-1 or similar reports and of all affirmative action plans prepared or submitted to any Governmental Authority by or on behalf of any of the Acquired Entities, the Fund Entities or their respective Subsidiaries since two (2) years prior to the Closing.

(q) Any individual who performs services for any of the Acquired Entities, the Fund Entities or their respective Subsidiaries and who is not treated as an employee for federal income Tax purposes by the Acquired Entities, the Fund Entities or their respective Subsidiaries is not an employee under applicable Law or for any purpose including, for Tax withholding purposes or Acquired Entities Employee Plan purposes. Each employee of any of the Acquired Entities, the Fund Entities and their respective Subsidiaries has been properly classified as “exempt” or “non-exempt” under applicable Law.

4.10 Arrangements with Certain Persons.

(a) Excluding this Agreement and the Transaction Documents, and except as disclosed in Section 4.10(a) of the Disclosure Schedules, none of CT and its Affiliates (other than any Acquired Entity, any Fund Entity or any of their respective Subsidiaries), has any interest in or is a party to any Contract with, or relating to, any Acquired Entity, any Fund Entity or any of their respective Subsidiaries or their respective businesses.

(b) Except as disclosed in Section 4.10(b) of the Disclosure Schedules, as of the date of this Agreement, no Debt is owing by (i) CT or any of its Affiliates (other than any Acquired Entity, any Fund Entity or any of their respective Subsidiaries) to any Acquired Entity, Fund Entity or any of their respective Subsidiaries or (ii) any Acquired Entity, Fund Entity or any of their respective Subsidiaries to CT or any of its Affiliates (other than any Acquired Entity, any Fund Entity or any of their respective Subsidiaries).

4.11 Intercompany Accounts. The financial statements of CT and its Subsidiaries as of and for the period ended June 30, 2012 included in the CT SEC Documents accurately sets forth all intercompany transactions in accordance with GAAP between CT and its Subsidiaries (other than any Acquired Entity, any Fund Entity or any of their respective Subsidiaries), on the one hand, and any of the Acquired Entities, Fund Entities or their respective Subsidiaries, on the other hand.

4.12 Finder’s Fee. None of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries has incurred or will incur any obligation or liability to any Person for any brokerage or finder’s fee or agent’s commission, or the like, in connection with the Contemplated Transactions.

4.13 Books and Records. The books of account, minute books, stock record books, and other records of the Acquired Entities, the Fund Entities and their respective Subsidiaries, the Fund Entities and their respective Subsidiaries, all of which have been Made Available to Purchaser, are complete and correct in all material respects and have been maintained in accordance with sound business practices applicable to companies comparable in size and nature to each of the Acquired Entities, the Fund Entities and their respective Subsidiaries, including the maintenance of an adequate system of internal controls. The minute books of the Acquired Entities, the Fund Entities and their respective Subsidiaries contain accurate and complete records, in all material respects, of all duly-called and held meetings of, and actions taken by, the stockholders, the members, the boards of directors or trustees, and committees of the boards of directors or trustees of the Acquired Entities, the Fund Entities and their respective Subsidiaries, and no duly-called meeting of any such stockholders, members, boards of directors or trustees or committees has been held for which minutes have not been prepared and are not contained in such minute books. As of the date hereof and as of the Closing, all of such books and records of the Acquired Entities, the Fund Entities and their respective Subsidiaries will be in the possession of CTIMCO, physically or electronically (on a server located in CTIMCO’s office and dedicated to CTIMCO’s business) in its New York, New York office.

4.14 Fund Entities. Since each Fund Entity’s respective date of organization, such Fund Entity has not sponsored or participated in the distribution by public or private offering of any interests in such Fund Entity or other entities or Persons other than pursuant to the applicable Final Fund Documents and, with respect to CTOPI, the CTOPI PPM.

4.15 Investment Company.

(a) None of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries is or has ever been, nor immediately following the consummation of Contemplated Transactions will be (assuming that each of these entities remains a separate entity immediately following the consummation of the Contemplated Transactions and is not merged with Purchaser or any of its Affiliates at such time), required to register as an investment company under the Investment Company Act.

(b) None of Acquired Entities or any Person who is an “affiliated person” (as defined in the Investment Company Act) or any other “interested person” of any of the Acquired Entities (as defined in the Investment Company Act), receives or is entitled to receive any compensation directly or indirectly from any of the Funds or Fund Entities or their security holders for other than bona fide investment advisory, administrative or other services.

4.16 Investment Advisor. Except for CTIMCO and its relying advisors identified in Section 4.16 of the Disclosure Schedules (the “Relying Advisers”), none of the Acquired Entities or any of their respective Subsidiaries is or has ever been, or immediately following the consummation of the Contemplated Transactions will be, required to register as an investment adviser under the Investment Advisers Act. CTIMCO and the Relying Advisers are and have been at all times as required by Law, duly registered as an investment adviser with the SEC under the Investment Advisers Act. CTIMCO and the Relying Advisers are not, nor is any of their “associated persons,” subject to a “statutory disqualification” (as such terms are defined in the Investment Company Act) or subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of CTIMCO and the Relying Advisers as an investment adviser under the Investment Advisers Act. There are no proceedings or, to the knowledge of CT, investigations pending by any Governmental Authority that could result in any such censure, limitations, suspension or revocation. Each Form ADV and any amendments thereto filed with the SEC by CTIMCO and the Relying Advisers complied in all material respects at the time of filing with the Investment Advisers Act and was at the time of filing complete and accurate in all material respects. As to each Client, there has been in full force and effect an Investment Advisory Contract in writing at all times that any Acquired Entity or any of its Subsidiaries were performing investment advisory services for such Client as an investment adviser registered with the SEC under the Investment Advisers Act, and each such Investment Advisory Contract was duly approved in accordance with all applicable Laws. Except for the Clients listed on Section 4.16 of the Disclosure Schedules, none of the Acquired Entities or its Subsidiaries currently provides Investment Management Services to any Client.

4.17 Offering Memorandum. The CTOPI PPM and each of the other private placement or other offering memoranda of each of the other Funds sponsored or otherwise managed by CT and its Subsidiaries and the CDO Subs, together with any supplements thereto, when read together with, and as updated by, any such supplements in its entirety, did not, as of the dates thereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.18 Fund Entity Reports.

(a) CT has previously Made Available to Purchaser true, complete and accurate copies of the last annual and periodic reports, and other communications, including but not limited to investor letters, furnished by the managing member and/or general partner to the members of each Fund Entity (collectively, the “Fund Entity Reports”).

(b) Each Fund Entity has made available all reports to its members that are required to be furnished by it under the respective certificate of incorporation or formation, limited liability company agreement, by-laws, regulations or other organizational or governing documents of the Fund Entities. All financial statements contained in the Fund Entity Reports fairly present in all material respects in accordance with GAAP the financial position and results of operations of the respective Fund Entity at the date and for the periods indicated. The accountants who expressed an opinion on such financial statements are, with respect to each Fund Entity, reasonably believed to be independent public accountants.

(c) From the respective dates as of which information is given in any of the Fund Entity Reports and the CTOPI PPM (whichever is most recently distributed) to the date hereof, except as may otherwise be stated in or contemplated by such document, there has not been any material transaction entered into by the Fund Entity (except as otherwise in conformity with the investment objective of such Fund Entity), other than in the Ordinary Course of Business and other than as contemplated by the Contemplated Transactions.

(d) Each of the Fund Entities and their respective Subsidiaries, as applicable, maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization (including, with respect to the Fund Entities and their respective Subsidiaries, the authorization of the managing member thereof and required approval, if any, of any investment advisory or similar oversight committee, whether for interested party transactions or otherwise) and (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of each of the Fund Entities in accordance with GAAP and to maintain accountability for the Fund Entities consolidated assets. To the Knowledge of CT, there are no significant deficiencies or material weaknesses in the design or operation of the internal control structure and procedures over financial reporting of the Fund Entities or any of their respective Subsidiaries.

4.19 Fund Entity Financial Statements.

(a) CT has delivered or otherwise Made Available to Purchaser copies of the audited balance sheets of each Fund Entity as of December 31, for all fiscal years since inception through December 31, 2011, inclusive (the “Fund Entity Audited Balance Sheets”) and the related audited consolidated statements of operations and cash flows of each such Fund Entity for all fiscal years since inception, through December 31, 2011, inclusive, in each case accompanied by the audit report of an independent certified public accounting firm (the “Fund Entity Audited Financial Statements”).

(b) CT delivered or otherwise Made Available to Purchaser copies of the unaudited balance sheets of each Fund Entity as of June 30, 2012 (the “Fund Entity Unaudited Balance Sheets” and together with the Fund Entity Audited Balance Sheets, the “Balance Sheets”) and the related unaudited statements of operations and cash flows of each such Fund Entity for the year then ended (the “Fund Entity Unaudited Financial Statements” and together with the Fund Entity Audited Financial Statements and the Balance Sheets, the “Fund Financial Statements”).

(c) The Fund Financial Statements, including the notes thereto, were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements, to the extent applicable, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated (except as may be indicated in the notes thereto). The Fund Financial Statements fairly present in all material respects the consolidated financial position and results of operations and cash flows of each of the Fund Entities and their consolidated Subsidiaries at the dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in the Fund Entities’ accounting policies except as described in the notes to the Fund Financial Statements.

(d) The Fund Financial Statements were prepared from and are in all material respects in accordance with, the books and records of the Fund Entities and their respective Subsidiaries, as applicable, which books and records have been maintained in all material respects in accordance with sound business practices and all applicable Laws and reflect all financial transactions of the Fund Entities and their respective Subsidiaries that are required to be reflected in accordance with GAAP.

(e) None of the Fund Entities has any obligations or liabilities of any nature (whether known or unknown, absolute, accrued, matured or unmatured, fixed or contingent and whether due or to become due, asserted or unasserted) other than (i) liabilities reserved on the applicable Balance Sheet as of June 30, 2012 set forth in the Fund Entity Unaudited Financial Statements, (ii) liabilities incurred since June 30, 2012 in the Ordinary Course of Business and (iii) contractual liabilities and obligations incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on such applicable Balance Sheet.

4.20 Registration. Assuming the truth of the representations and warranties of each of the investors in the Fund Entities and their Subsidiaries, the offer and sale of securities by any Fund Entity or any of its Subsidiaries was conducted in accordance with exemptions from registration under the Securities Act and applicable state securities Laws.

4.21 Contracts; No Default.

(a) (i) Section 4.21(a) of the Disclosure Schedules contains, as of the date of this Agreement, a true, complete and accurate list of the Servicing Agreements and each of the other Material Contracts to which any Acquired Entity, Fund Entity or any of their respective Subsidiaries is a party or by which their respective properties or assets are bound and (ii) CT has Made Available to Purchaser prior to the date hereof true, complete and accurate copies of each such Material Contract.

(b) Each such Material Contract made available or that should have been Made Available to Purchaser pursuant to Section 4.21(a) (a “CT Management Business Material Contract”) is in full force and effect, is a legal, valid and binding obligation of the applicable Acquired Entity, Fund Entity or Subsidiary and, to the knowledge of CT, each of the other parties thereto, in each case, enforceable against each party thereto in accordance with its terms.

(c) CT and each of its Subsidiaries party to a CT Management Business Material Contract and, to the Knowledge of CT, each of the other parties thereto, have performed in all material respects all obligations required to be performed by them under each such CT Management Business Material Contract, and, to the Knowledge of CT, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) may contravene, conflict with, or result in a violation or breach of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any such CT Management Business Material Contract.

(d) As of the date of this Agreement, none of CT or any of its Subsidiaries has received any notice from any other party of its intent to cancel or terminate any CT Management Business Material Contract or has given to or received from any Person any notice or other communication (whether oral or written) regarding any actual or alleged violation or breach of, or default under, any such Material Contract.

(e) As of the date of this Agreement, no investor in any Fund Entity has been declared in default with respect to its capital commitment under the governing documents of the Fund Entities, and CTIMCO has not received notice from an investor that it intends to default with respect to its capital commitment.

(f) Other than as set forth in Section 4.21(f) of the Disclosure Schedules, no fees or other payments under any CT Management Business Material Contract have been paid to CTIMCO or any of its Subsidiaries in advance that would be allocable to any period from and after the close of business on the Closing Date.

4.22 Leases. Other than through investment vehicles and except as disclosed in Section 4.22 of the Disclosure Schedules, none of the Acquired Entities, the Fund Entities or their respective Subsidiaries owns or leases any real property nor is subject to any occupancy agreements, rights of first refusal, options to purchase or other rights of occupancy.

4.23 Servicing. Each of the Acquired Entities and their respective Subsidiaries has complied with (a) all applicable Laws in all material respects and rating agency servicing standards with respect to all outstanding Specially Serviced Loans as to which it acts as a servicer, whether as special servicer, subservicer or otherwise, and (b) the material terms of the applicable Servicing Agreement and mortgage loan documents relating to such Specially Serviced Loans. As of the date of this Agreement, (i) CTIMCO is an approved special servicer by Standard & Poor’s and Moody’s and has a special servicer rating of “CSS3+” by Fitch Ratings and (ii) CTIMCO has not received any notice of any ratings downgrade from Fitch Ratings.

4.24 ERISA. None of the Fund Entities are parties to, or have any liability or obligation with respect to, any Plan. With respect to each Fund Entity:

(a) such Fund Entity (i) is not (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, (B) a “plan” defined in Section 4975 of the Code, (C) a governmental plan within the meaning of Section 3(32) of ERISA or (D) a collective investment vehicle made up of two (2) or more of such plans and (ii) no portion of the assets of any such Fund Entity constitutes “plan assets” within the meaning of Section 3(42) of ERISA or otherwise; and

(b) none of CT, any Fund Entity or their respective Subsidiaries, nor any party in interest (as defined in Section 3(14) of ERISA) with respect to any Fund Entity has engaged in any non-exempt prohibited transaction.

4.25 Disclosure. No representation or warranty of CT in this Agreement or any Transaction Document and no statement of CT in the Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

4.26 Sufficiency of Assets. The assets owned, leased and licensed by the Acquired Entities and their Subsidiaries, together with the rights to be granted to Purchaser pursuant to the Transactions Documents, will constitute all of the assets required for (i) the continued conduct of the business by any Acquired Entity and its Subsidiaries after the Closing as such business is currently conducted and (ii) the provision of Investment Management Services by CT and its Subsidiaries as provided as of the date hereof.

4.27 Tangible Assets. Section 4.27 of the Disclosure Schedules is a true, accurate and complete copy of the Bill of Sale pursuant to which CT will, at the Closing, transfer to CTIMCO all equipment, materials, tools, supplies, furniture and other tangible assets which are owned, leased or used by CTIMCO, or required for the operation of CTIMCO’s business as currently conducted, and located in the space which is the subject of the Lease (collectively, the “Tangible Assets”). Upon the Closing, CTIMCO will own, lease or have the legal right to use all of the Tangible Assets. At the time of the Closing, CTIMCO will have good and marketable title to, or a valid leasehold interest in, its Tangible Assets, free and clear of all Encumbrances.

4.28 CT Funds.

(a) Section 4.28(a) of the Disclosure Schedules contains a list of each Fund managed by CT or any of its Subsidiaries as of January 1, 2012 and which sets forth (i) the name of such Fund, (ii) the investors of such Fund other than the CDO Subs, (iii) with respect to the Fund Entities, the limited partners, members, or stockholders, as applicable, of each such Fund Entity, (iv) the amount of assets under management or aggregate capital commitments, as applicable, as of January 1, 2012, in respect of each such Fund, (v) the amount of undrawn capital commitments, if any, in respect of each such Fund which is a draw down fund and (vi) the amount of capital commitments or net asset value with respect to each Fund that is not subject to management fees and/or carried interest, if any.

(b) As of the date of this Agreement, no Fund managed by CT or any of its Subsidiaries has any investor which is in default under the terms of the governing documentation thereof or which is the subject of a pending default notice. As of the date of this Agreement, there are no disputes pending or, to the Knowledge of CT, threatened with any investors in any Fund managed by CT or any of its Subsidiaries.

(c) Except as disclosed in Section 4.28(c) of the Disclosure Schedules, no Fund managed by CT or any of its Subsidiaries is the subject of any priority or exclusivity arrangements with respect to the allocation of investment opportunities contained in the governing documentation of any such Fund or otherwise that would materially restrict the ability to allocate investment opportunities among such Fund and the Purchaser’s funds.

(d) CT owns all of the issued and outstanding limited liability company interests in CTIMCO, CTOPI Co-Invest and CTHG2 Co-Invest.

(e) CTLL, the CTHG1 Separate Accounts, CTOPI and CTHG2 are solely managed by Subsidiaries of CTIMCO pursuant to the CTLL Management Agreement, the CTHG1 Management Agreements, the CTOPI Management Agreement and the CTHG2 Management Agreement, respectively.

(f) CTIMCO and each of its Subsidiaries party to a management agreement is not in breach of, or default under (nor has any event occurred which, with notice, lapse of time or both would constitute a breach of, or default under), any management agreement for which CTIMCO or any of its Subsidiaries is acting as a manager, except for any breach or default that would not, individually or in the aggregate, have a Material Adverse Effect on CT; each management agreement is in full force and effect, has not been amended and constitutes the legal, valid and binding agreement of the parties thereto enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(g) Other than in respect of general partner or managing member obligations set forth in the respective Organizational Documents of CTLL, the CTHG1 Separate Accounts, CTOPI and CTHG2 or as set forth in Section 4.28(g) of the Disclosure Schedules, none of the Acquired Entities or any of its Subsidiaries (excluding the Fund Entities and their Subsidiaries) is liable in connection with, on behalf of, or for, any obligation of CTLL, the CTHG1 Separate Accounts, CTOPI, CTHG2 or any of their respective Subsidiaries.

(h) To the extent any Fund managed by CT or any of its Subsidiaries has an administrator, prime broker, custodian or trustee, such Person is a third-party entity independent of CTIMCO or any of its Subsidiaries undertaking asset management services for any such Fund.

(i) Except with respect to awards under the Incentive Plans, no carried interest, management fees or other fee revenue attributable to any Client or to CT Legacy REIT is payable to any Person other than CTIMCO and its Subsidiaries (other than the Fund Entities and their Subsidiaries).

4.29 Intellectual Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Entities, the Fund Entities and their respective Subsidiaries:

(a) The Acquired Entities, the Fund Entities and their respective Subsidiaries own or have a valid right to use all of the Intellectual Property used in or necessary to carry on the business of any Acquired Entity, any Fund Entity and their respective Subsidiaries as currently conducted

(b) Section 4.29(b) of the Disclosure Schedules sets forth all of the following that are owned by the Acquired Entities, the Fund Entities and their respective Subsidiaries or that any Acquired Entity, any Fund Entity and their respective Subsidiaries have a valid right to use: (i) patents and patent applications, registered trademarks and registered service marks and trademark and service mark applications and registered copyrights and copyright applications; (ii) Internet domain names; and (iii) proprietary and third party software applications (other than “off the shelf” software available to businesses and/or consumers generally, each with a value of less than ten thousand dollars ($10,000));

(c) No Acquired Entity Owned Intellectual Property or, to the Knowledge of CT, Acquired Entity Licensed Intellectual Property has been or is now the subject of any opposition or cancellation or other proceeding, and to the Knowledge of CT, no such proceeding is or has been threatened with respect to any of the foregoing;

(d) None of the Acquired Entities or any of their respective Subsidiaries has received any notice or claim challenging the validity, enforceability or ownership by the Acquired Entities or any of their respective Subsidiaries of any of the Acquired Entity Owned Intellectual Property nor, to the Knowledge of CT, is there a reasonable basis for any such claim. None of the Acquired Entities or any of their respective Subsidiaries has taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Acquired Entity Owned Intellectual Property (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like) used in or necessary to carry on the business of any Acquired Entity, any Fund Entity or any of their Subsidiaries as currently conducted. Each of the Acquired Entities has obtained an assignment of all Intellectual Property rights by all employees, independent contractors and/or outside contractors that contributed to the creation, development or improvement of any Acquired Entity Owned Intellectual Property;

(e) The Acquired Entities, the Fund Entities and their respective Subsidiaries have taken reasonable steps in accordance with standard industry practices to protect their respective rights in the Acquired Entity Owned Intellectual Property and at all times have taken commercially reasonable steps to maintain the confidentiality of all information that constitutes a trade secret included therein; and

(f) To the Knowledge of CT, the activities of the Acquired Entities, the Fund Entities and their respective Subsidiaries, all as currently conducted, do not infringe upon, misappropriate, violate, or constitute the unauthorized use of, any Intellectual Property of any third party, and none of the Acquired Entities, the Fund Entities or any of their respective Subsidiaries has, within the last two (2) years, received any written notice or claim asserting or suggesting that any such infringement, misappropriation, violation, or unauthorized use is or may be occurring or has or may have occurred. To the Knowledge of CT, no third party is infringing, misappropriating or otherwise violating any Acquired Entity Owned Intellectual Property.

4.30 Information Systems.

(a) Each of the Acquired Entities, the Fund Entities and their respective Subsidiaries owns or has a valid and subsisting license for all of the Information Systems currently used by them in their business. Such Information Systems of the Acquired Entities are, in all material respects, operational and perform the functions for which they were intended to be used.

(b) Within the past twelve (12) months of the date hereof, none of the Acquired Entities, the Fund Entities or their respective Subsidiaries has experienced any material disruption to, or material interruption in, the conduct of its business and operations attributable to a defect, bug, breakdown or other failure or deficiency on the part of the Information Systems. Each of the Acquired Entities, each of the Fund Entities and their respective Subsidiaries has taken commercially reasonable steps to provide for the backup and recovery of the data and information critical to the conduct of its business and operations.

4.31 No Reliance. CT acknowledges and agrees that, except for the representations and warranties in this Agreement and the other Transaction Documents, none of Purchaser, its Affiliates or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Purchaser, its Affiliates, its real property (whether owned or leased) or its business or other matters.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF CT WITH RESPECT TO THE

NEW CT SHARES PURCHASE

CT hereby represents and warrants to Purchaser that the statements contained in this Article 5 are true and correct as of the date hereof and as of the Closing Date, except (1) as expressly set forth herein, (2) subject to Section 12.6, as set forth in the Disclosure Schedules or (3) as set forth in the CT SEC Documents filed since January 1, 2012 and prior to the date hereof, to the extent that the relevance of such disclosure to the applicable representation and warranty is reasonably apparent on its face (other than any forward-looking disclosures set forth in any risk factor section (except for any disclosure therein related to historical facts), any disclosures in any section relating to forward-looking statements and any other statements that are similarly forward-looking in nature included therein to the extent that they are primarily cautionary in nature).

5.1 Capitalization.

(a) The CT Charter authorizes the issuance of 200,000,000 shares consisting of two (2) classes: (i) 100,000,000 shares of common stock, par value $0.01 per share, of which 100,000,000 shares are designated as Common Stock and (ii) 100,000,000 shares of preferred stock, par value $0.01 per share, of which 50,000 shares are designated as Series A Junior Participating Preferred Stock. As of the date hereof, the issued and outstanding shares of capital stock consist of 22,515,107 shares of Common Stock. All of the issued and outstanding shares of Common Stock (i) have been duly authorized and are validly issued, (ii) are fully paid and non-assessable, and (iii) are free and clear of any and all Encumbrances, except for restrictions on transfer imposed under federal and state securities Laws and the CT Charter. No shares of Common Stock are owned by any Subsidiary of CT.

(b) There is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of Common Stock or other securities of CT or any stock appreciation right, “phantom” stock right, performance unit or other right that is linked to the value of Common Stock, including any right to receive cash in respect of the value of the shares of Common Stock, or (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of Common Stock, or an amount of cash determined with reference to the value of the shares of Common Stock, or other securities of CT or that otherwise has the right to vote on any matters on which the stockholders of CT have the right to vote, except for (a) 3,479,691 shares of Common Stock issuable upon the exercise of the Warrants, (b) 68,544 shares of Common Stock reserved for issuance pursuant to the 1997 Non-Employee Director Stock Plan (the “1997 Director Stock Plan”) to the holders of Stock Units (as defined in the 1997 Director Stock Plan); (c) 498,260 shares of Common Stock issuable pursuant to the Capital Trust, Inc. 2007 Long-Term Incentive Plan (the “2007 LTIP”) to the holders of Deferred Share Units (as defined in the 2007 LTIP); (d) 91,315 shares of Common Stock issuable pursuant to the Capital Trust, Inc. 2011 Long-Term Incentive Plan (the “2011 LTIP”) to the holders of Deferred Share Units (as defined in the 2011 LTIP); (e) 633,685 additional shares of Common Stock reserved for issuance pursuant to the 2011 LTIP; and (f) rights issuable pursuant to the Rights Agreement.

(c) Except as provided or disclosed in the Registration Rights Agreement, (i) CT has not granted any right that remains in effect as of the Closing Date or agreed to grant any right that will be effective at any time on or after the Closing Date, to require registration under the Securities Act, or under any applicable state securities or blue sky Laws, of any of CT’s presently outstanding securities or any of its securities that may be issued subsequently, and (ii) CT is not bound by any Contract with respect to the capital stock of or other voting or equity securities of CT, including any outstanding Contract, arrangement or obligations of any character, in any such case, calling for it to purchase, redeem or otherwise acquire, or, except as provided in Section 2.1(c) and Section 5.1(b), to sell, transfer or otherwise dispose of any shares of capital stock of or other voting or equity interests in CT, or securities or rights convertible into or exchangeable therefor, or any securities representing the right to purchase or redeem or otherwise receive any shares of capital stock of or other voting or equity interests in CT.

(d) The issuance of the New CT Shares has been duly authorized by all necessary corporate action by CT, including action by the CT Board, and, upon the issuance of such shares as provided herein, the New CT Shares will be validly issued, fully paid and nonassessable. Upon issuance, the New CT Shares will be free and clear of all Encumbrances (other than restrictions on transfer under applicable state and federal securities Laws and the CT Charter and any Encumbrance incurred by the Purchaser). There is no preemptive right that has not been waived or terminated with respect to such issuance of the New CT Shares. Section 5.1(d) of the Disclosure Schedules sets forth the capitalization of CT immediately following the Closing.

(e) Except as disclosed in Section 5.1(e) of the Disclosure Schedules, as of the date of this Agreement, none of CT or any of its Subsidiaries (excluding the Acquired Entities, Fund Entities and their respective Subsidiaries) has any Debt.

5.2 CT SEC Documents; CT Financial Statements.

(a) CT has timely filed or otherwise furnished (as applicable) all reports, schedules, forms, statements and other documents (including exhibits, other information incorporated therein, and any amendments thereto) with the SEC required to be filed by CT under the Securities Act or the Exchange Act, as the case may be, from

(and including) January 1, 2009 (such documents, together with all exhibits and schedules thereto and other information incorporated therein, the “CT SEC Documents”).

(b) As of their respective dates, or if amended, as of the date of the last such amendment, the CT SEC Documents (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (to the extent applicable) and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Each of the financial statements (which term as used in this Agreement includes the related notes thereto) contained in the CT SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto and with applicable accounting requirements; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or Form 8-K of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that have not been and are not expected to be individually or in the aggregate material to CT); and (iii) fairly present in all material respects the consolidated financial position of CT and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of CT and its consolidated Subsidiaries for the periods covered thereby.

(d) Ernst & Young LLP, which has expressed its opinion with respect to the financial statements and supporting schedules in the CT SEC Documents, are independent registered public accountants with respect to CT and its Subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board and as required by the Securities Act.

(e) CT and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and 15d-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and is designed to ensure that information required to be disclosed by CT in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to CT’s management as appropriate to allow timely decisions regarding required disclosure. CT and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(f) CT and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The chief executive officer and principal financial officer of CT have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC thereunder, and CT is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations issued thereunder by the SEC currently in effect and requiring compliance as of the date hereof and as of the Closing Date. Since the end of CT’s fiscal year, there has been no change in CT’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, CT’s internal control over financial reporting.

(g) CT has disclosed, based on the most recent evaluation, to Ernst & Young LLP and the audit committee of the CT Board (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the CT’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in CT’s internal control over financial reporting.

(h) Since January 1, 2009, to the Knowledge of CT, (i) neither CT nor any of its Subsidiaries or any director, officer, employee, auditor, accountant or similar representative of CT or any of its Subsidiaries, has received knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of CT or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that CT or any of its Subsidiaries has engaged in improper accounting or auditing practices, and (ii) no attorney representing CT or any of its Subsidiaries, whether or not employed by CT or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by CT or any of its Subsidiaries or their respective officers, directors, employees or agents to the CT Board or any committee thereof or to any director or officer of CT.

(i) Neither CT nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

5.3 Absence of Undisclosed Liabilities. None of CT and its Subsidiaries has any material obligation or liability of any nature (whether known or unknown, absolute, accrued, matured or unmatured, fixed or contingent and whether due or to become due, asserted or unasserted) other than those (i) reflected or reserved against (in accordance with CT’s past practice with respect to the methodology used to calculate any such liabilities or obligations and otherwise in accordance with GAAP) in the CT Balance Sheet, (ii) incurred in the Ordinary Course of Business since the CT Balance Sheet Date or that, individually or in the aggregate, are not material to CT and its consolidated Subsidiaries, taken as a whole, (iii) contractual liabilities and contractual obligations incurred in the Ordinary Course of Business which are not required by GAAP to be reflected in the financial statements of CT prepared in accordance with GAAP or (iv) incurred in connection with the execution of this Agreement and the other Transaction Documents.

5.4 Absence of Certain Changes. Since December 31, 2011 (the “CT Balance Sheet Date”), (a) there has been no change, development, effect or condition that, individually or in the aggregate with all other changes, developments, effects and conditions, has resulted or would reasonably be expected to result in a Material Adverse Effect on CT and (b) CT and its Subsidiaries have, in all material respects, conducted their business in the Ordinary Course of Business consistent with past practice and have not undertaken any act that, if taken as of or after the date hereof, would have required the consent of Purchaser pursuant to Section 7.1.

5.5 Taxes.

(a) CT and its Subsidiaries have filed all material Tax Returns and have paid all material Taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. CT has made adequate charges, accruals and reserves in the applicable financial statements contained in the CT SEC Documents in respect of all Taxes for all periods as to which the Tax liability of CT, any of its Subsidiaries has not been finally determined. There is no notice of audit, examination, deficiency, assessment, refund litigation or proposed adjustment that has been received by, asserted or assessed in writing with respect to CT or any of its Subsidiaries with respect to any material Taxes.

(b) Since January 1, 2003, CT has been organized in conformity with the requirements for qualification and taxation as a REIT, and CT’s actual and proposed method of operation has enabled it and will continue to enable it to meet the requirements for qualification and taxation as a REIT.

(c) The entities listed on Section 5.5(c) of the Disclosure Schedules are wholly-owned Subsidiaries of CT that are “taxable mortgage pools” within the meaning of Section 7701(i) of the Code. Neither CT nor any of its other Subsidiaries is or has ever been a taxable mortgage pool.

(d) As of January 1, 2012, CT had no accumulated earnings or profits attributable to any period for which it did not qualify as a REIT.

(e) Since its formation, CT Legacy REIT has been organized in conformity with the requirements for qualification and taxation as a REIT, and its actual method of operation through the date hereof has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT.

(f) Neither CT nor CT Legacy REIT has taken any action or omitted to take any action which would reasonably be expected to result in a successful challenge by the IRS to its status as a REIT, and no challenge to its status as a REIT is pending or has been threatened in writing. No Subsidiary of CT or CT Legacy REIT is a corporation for U.S. federal income Tax purposes, other than a corporation that is a “qualified REIT subsidiary,” within the meaning of Section 856(i)(2) of the Code, or as a “taxable REIT subsidiary,” within the meaning of Section 856(1) of the Code, other than a Subsidiary listed on Section 5.5(f) of the Disclosure Schedules. Any such Subsidiary that is a “taxable REIT subsidiary” has made a timely and valid election and is listed on Section 5.5(f) of the Disclosure Schedules.

(g) None of CT, CT Legacy REIT or any of their Subsidiaries holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code.

(h) Since its formation, neither CT nor CT Legacy REIT has incurred any liability for taxes under Sections 857(b), 860(c) or 4981 of the Code or any rules similar to Section 1374 of the Code which has not yet been paid. No event has occurred, and no condition or circumstance exists, which presents a risk that any material Tax described in the preceding sentence will be imposed on either CT or CT Legacy REIT. None of CT, CT Legacy REIT or any of their Subsidiaries (other than a “taxable REIT subsidiary”) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code. None of CT, CT Legacy REIT or any of their Subsidiaries has engaged in any transaction that would give rise to “redetermined rents, redetermined deductions and excess interest” described in Section 857(b)(7) of the Code.

5.6 Proceedings.

(a) Except as disclosed in the CT SEC Documents filed since January 1, 2012 and prior to the date hereof to the extent that the relevance of such disclosure to the applicable representation and warranty below in this Section 5.6(a) is reasonably apparent on its face (other than any forward-looking disclosures set forth in any risk factor section (except for any disclosure therein related to historical facts), any disclosures in any section relating to forward-looking statements and any other statements that are similarly forward-looking in nature included therein to the extent that they are primarily cautionary in nature) or as would not, individually or in the aggregate, result in a Material Adverse Effect on CT:

(i) there is no Proceeding pending or, to the Knowledge of CT, threatened against, CT, any of its Subsidiaries or any of its officers or directors; and

(ii) there is no Order to which CT or any of its Subsidiaries, or any of the assets or properties owned or used by CT or any of its Subsidiaries, is subject.

(b) There is no pending, or to the Knowledge of CT, threatened Proceeding that challenges, or that, if decided adversely to CT or any of its Subsidiaries, would reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, the execution, delivery or performance of this Agreement or any Transaction Document or the consummation of the Contemplated Transactions.

5.7 Compliance with Laws; Permits.

(a) Except as would not, individually or in the aggregate, result in a Material Adverse Effect on CT, CT and each of its Subsidiaries are, and have been since January 1, 2009, in compliance, with all applicable Laws. No investigation or review by any Governmental Authority with respect to CT or any of its Subsidiaries is pending or, to the Knowledge of CT, threatened, nor to the Knowledge of CT, has any Governmental Authority indicated an intention to conduct any such investigation or review with respect to non-compliance of such Laws that would, individually or in the aggregate, result in a Material Adverse Effect on CT.

(b) Except as would not, individually or in the aggregate, result in a Material Adverse Effect on CT, CT and its Subsidiaries hold all Permits that are necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties, and all such Permits are in full force and effect. Each of CT and its Subsidiaries is in material compliance with all such Permits, and no such Permits are subject to any pending or, to the Knowledge of CT, threatened revocation, withdrawal, suspension, cancellation, termination or modification Proceeding.

(c) None of CT or any of its Subsidiaries or any of their respective directors, officers, agents, employees or other Persons (in their capacities as such) that act for or on behalf of CT or any of its Subsidiaries has (i) made any bribe, rebate, payoff, influence payment, kickback or other payment that would be unlawful under any applicable Law or (ii) without limiting the foregoing, offered, paid, promised to pay or offered, given, promised to give or authorized the giving of anything of value to any Person acting in an official capacity for any Governmental Authority for the purpose of influencing any act or decision of such government official, securing any improper advantage or inducing such government official to assist CT or any of its Subsidiaries in obtaining or retaining business for or with, or in directing business to, any Person.

5.8 Environmental and Safety and Health Matters.

(a) (i) Each of CT and its Subsidiaries is in compliance in all material respects with all, and has not violated in any material respects any, applicable Environmental Laws; (ii) each of CT and its Subsidiaries possesses and is in material compliance with all applicable Environmental Permits required under Environmental Laws to operate as each currently operates, no such Environmental Permits are subject to any pending or, to the Knowledge of CT, threatened revocation, withdrawal, suspension, cancellation, termination or modification Proceeding; (iii) neither CT nor any of its Subsidiaries have generated, treated, stored, used, emitted, released, discharged, transported or disposed of any Materials of Environmental Concern except in material compliance with applicable Environmental Laws and in a manner that could not reasonably be expected to result in a material liability to any of CT or its Subsidiaries; (iv) neither CT nor any of its Subsidiaries have received any written notification alleging that it is liable for, or request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar foreign, state or local law concerning, any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been fully resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; and (v) there is no Environmental Claim pending, or to the Knowledge of CT, threatened against CT or any of its Subsidiaries, nor, to the Knowledge of CT, is there any basis for any such Environmental Claim that could reasonably be expected to be material.

5.9 Employee Matters and Benefit Plans.

(a) With the exception of the Acquired Entities Employee Plans (as defined and addressed in Section 4.9(a) above), Section 5.9(a) of the Disclosure Schedules lists all material Plans, written or otherwise, as amended, modified or supplemented, sponsored by or contributed to by, CT or any of its Subsidiaries or any other Person (whether or not incorporated) which is an ERISA Affiliate of CT or any of its Subsidiaries, or in respect of which any such entity has any liability or has a reasonably foreseeable risk of any liability in respect of any Business Employee (collectively, whether or not material, but without regard to Acquired Entity Employee Plans, the “CT Employee Plans”), and separately identifies those which contain provisions relating to any change of control or potential change in control of any entity. CT has Made Available to Purchaser copies of (i) each such CT Employee Plan (including a written summary of any CT Employee Plan that is not in writing), all amendments thereto and all related trust agreements, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to liability insurance covering the fiduciaries for each CT Employee Plan, summary plan descriptions, summaries of material modifications, registration statements (including all attachments), prospectuses and communications distributed to employees, plan participants or their beneficiaries; (ii) with respect to any such CT Employee Plan and related trust which is intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, the most recent favorable determination or opinion letter from the IRS as to its qualified status under the Code; (iii) the three (3) most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each CT Employee Plan required to make such a filing; (iv) any reports which have been filed with the DOL or the IRS within the last six (6) years with respect to each CT Employee Plan required to make such filing; and (v) all correspondence between the IRS and/or the DOL and CT, its Subsidiaries and/or ERISA Affiliates.

(b) All CT Employee Plans have been established, administered, operated, and maintained substantially in accordance with their terms (except that in any case in which any CT Employee Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, it has been maintained, operated and administered in accordance with such provision) and have been operated in compliance in all respects with all applicable Laws, and may by their terms be amended and/or terminated at any time without the consent of any other Person subject to applicable Laws and the terms of each CT Employee Plan. There are no pending audits or investigations by any governmental agency involving any CT Employee Plan, and no pending or, to the Knowledge of CT, threatened claims (except for individual claims for benefits payable in the normal operation of the CT Employee Plans), suits or proceedings involving any CT Employee Plan or asserting any rights or claims to benefits under any CT Employee Plan, nor, to the Knowledge of CT, are there any facts which could reasonably give rise to any material liability in the event of any such audit, investigation, claim, suit or proceeding.

5.10 Arrangements with Certain Persons. There is no transaction, arrangement or other relationship among CT, any of its Subsidiaries and/or any unconsolidated or other off-balance sheet entity that is required to be disclosed by CT in its filings with the SEC and is not so disclosed.

5.11 Material Contracts; No Default.

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CT, each Material Contract to which the Company or any of its Subsidiaries is a party or by which their properties or assets is bound is valid and in full force and effect, and is enforceable by CT or its Subsidiaries and to the Knowledge of CT, each other party thereto, in accordance with its terms.

(b) To the Knowledge of CT, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (i) result in a violation or breach of any provision of any Material Contract to which the Company or any of its Subsidiaries is a party or by which their properties or assets is bound; (ii) give any Person the right to declare a default or exercise any remedy under any such Material Contract; (iii) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any such Material Contract; (iv) give any Person the right to accelerate the maturity or performance of any such Material Contract; or (v) give any Person the right to cancel, terminate or modify any such Material Contract, in each case of clauses (i) through (v) above, except as would not, individually or in the aggregate, result in a Material Adverse Effect on CT.

5.12 Leases. Neither CT nor any of its Subsidiaries owns any real property or any interest in any real property, other than through investment vehicles. Other than the Lease, CT has no leasehold interests. To the

Knowledge of CT, CT has a good and valid leasehold interest in the parcel of real property subject to the Lease to the extent necessary for the conduct of the business of CT (the “Leased Real Property”), which leasehold interest is free and clear of all Encumbrances (other than Permitted Encumbrances). (a) CT has the right to use and occupancy of the Leased Real Property for the full term of the Lease, (b) the Lease for the Leased Real Property is in good standing, legal, binding, valid and effective and enforceable agreement of CT and of the other party thereto in accordance with its terms, and neither CT nor any of its Subsidiaries has received written notice of any default (or any condition or event, which, after notice or a lapse of time or both, would constitute a default thereunder) and (c) CT has not assigned its interest under the Lease, except as contemplated by the Assignment of Lease being entered into pursuant to the Contemplated Transactions. To the Knowledge of CT, there are no pending or threatened condemnation proceedings with respect to the Leased Real Property that would materially and adversely affect the use, occupancy or value thereof.

5.13 Servicing. Except as would not, individually or in the aggregate, result in a Material Adverse Effect on CT, each of CT and its Subsidiaries has complied with (a) all applicable Laws and rating agency servicing standards with respect to all outstanding Specially Serviced Loans as to which it acts as a servicer, whether as a master servicer, special servicer, subservicer or otherwise and (b) the material terms of the applicable Servicing Agreement.

5.14 Finder’s Fee. Except for fees payable to Evercore Partners (whose fees are the sole responsibility of CT), no Person is entitled to any broker’s, finder’s financial advisor’s or other similar fee or commission in connection with this Agreement or the Contemplated Transactions based upon arrangements made by or on behalf of CT or any of its Subsidiaries.

5.15 Investment Company.

(a) CT is not and, after giving effect to the Contemplated Transactions, will not be required to register as an “investment company” as such term is defined in the Investment Company Act

(b) None of CT or its Subsidiaries has at any time (i) sponsored any collective investment vehicles required to be registered as an investment company under the Investment Company Act, (ii) provided Investment Management Services to or through any investment company registered, or required to be registered, under the Investment Company Act, or any issuer or other Person that would be an investment company (within the meaning of the Investment Company Act) but for one or more of the exclusions provided in Section 3(c) of the Investment Company Act other than Sections 3(c)(1), 3(c)(7) or 3(c)(5)(C) (assuming in the case of reliance on the exclusion provided by Section 3(c)(7), the truth and accuracy of the investment representations made by investors) and, in the case of any non-United States issuer that might be relying on the exclusion afforded by Section 3(c)(1) or Section 3(c)(7) for offers and sales made to U.S. persons, Section 7(d), or (iii) provided Investment Management Services to or through any issuer or other Person that is required to be registered under the applicable Laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled (other than the United States or the states thereof), which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities.

5.16 Insurance. Each of CT and its Subsidiaries are insured in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses, including, but not limited to, policies covering real and personal property owned or leased by CT and its Subsidiaries against theft, damage, destruction, acts of vandalism, general liability and directors’ and officers’ liability. Neither CT, nor its Subsidiaries have received notice that it will not be able to or has reason to believe that it will not be able to (i) renew their existing insurance coverage as and when such policies expire, or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not, individually or in the aggregate, have a Material Adverse Effect on CT.

5.17 CDOs.

(a) CT indirectly owns all of the interests listed in Schedule 5.17(a) attached hereto (the “CDO Subs”).

(b) Neither CT nor any of its Subsidiaries has been asked to replace or substitute collateral in any of its collateralized debt obligations or to indemnify any party under any collateralized debt obligations except for with respect to the indemnification of certain parties such as underwriters, trustees and hedge counterparties in connection with collateralized debt obligation issuances.

(c) Neither CTIMCO nor any of its Subsidiaries (excluding the Fund Entities and their Subsidiaries) are subject to any obligations to repurchase, redeem or otherwise acquire any Debt issued or held by the CDO Subs or their Subsidiaries.

5.18 Compliance with Guidelines, Policies and Procedures. CT and its Subsidiaries are as of the date hereof, have been during the period from January 1, 2012 until the date hereof, and will be as of the Closing Date, in compliance with their respective investment, underwriting and risk-adjusted capital guidelines, policies and procedures, except where any noncompliance would not, individually or in the aggregate, result in a Material Adverse Effect on CT, any Acquired Entity or any Fund Entity.

5.19 Rights Agreement; State Takeover Statutes; Stock Ownership Restrictions in CT Charter.

(a) CT has taken all necessary actions to render the Rights Agreement inapplicable to the Contemplated Transactions (including to the extent Purchaser assigns any rights hereunder to any Affiliate of Purchaser pursuant to Section 12.5).

(b) The CT Board has amended the CT Bylaws to provide that Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition of shares of Common Stock by (i) Purchaser or any of its present Affiliates or (ii) The Blackstone Group L.P. or any of its present or future Affiliates and such bylaw provision further provides that, unless this Agreement is terminated pursuant to Article 11, it will not be altered or repealed without the consent of Purchaser or The Blackstone Group L.P., as applicable.

(c) The CT Board has irrevocably resolved that, pursuant to Section 3-603(c) of the MGCL, Section 3-602 of the MGCL shall not apply to any “business combination” (as defined in Section 3-601 of the MGCL) between CT and (i) Purchaser or any of its present Affiliates or (ii) The Blackstone Group L.P. and any of its present or future Affiliates; provided, however, that Purchaser or any of its present Affiliates or The Blackstone Group L.P. and any of its present or future Affiliates shall not enter into any “business combination” with CT without the prior approval of at least a majority of the directors who are not Affiliates or associates of Purchaser or The Blackstone Group L.P.; provided further, that the foregoing exemption shall terminate and be void ab initio if this Agreement is terminated in accordance with Article 11.

(d) No action is required pursuant to Section 7.2.7 of the CT Charter or otherwise, to exempt Purchaser and any Affiliate of Purchaser holding Common Stock from the Aggregate Stock Ownership Limit (as defined in the CT Charter).

(e) CT and the CT Board has otherwise taken all action required to be taken by it so that the execution and delivery of this Agreement and the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions, including the issuance of the New CT Shares to Purchaser (and/or any assignee pursuant to Section 12.5), will be exempt from the requirements of any “fair price”, “moratorium”, “control share acquisition”, “affiliate transaction”, “business combination” or other anti-takeover statute of the State of Maryland.

5.20 Opinion of Financial Advisor. CT has received the opinion of Evercore Group LLC, dated September 27, 2012, to the effect that, as of such date, the Purchase Price to be received by CT is fair, from a financial point of view, to CT.

5.21 Vote Required. The CT Stockholder Approval is the only vote of the holders of any class or series of CT’s capital stock necessary to approve the Contemplated Transactions.

5.22 No Reliance. Each of CT and its Subsidiaries acknowledges and agrees that, except for the representations and warranties in this Agreement and the other Transaction Documents, none of Purchaser, its Affiliates or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Purchaser, its Affiliates, its real property (whether owned or leased) or its business or other matters. Without limiting the generality of the foregoing, none of Purchaser, its Affiliates or any other Person has made a representation or warranty to CT or any of its Subsidiaries with respect to (a) any projections, estimates or budgets for the businesses of Purchaser or any of its Affiliates or (b) any material, documents or information relating to Purchaser or any of its Affiliates made available to CT, any of its Subsidiaries, or their counsel, accountants or advisors, except as expressly covered by this Agreement or any Transaction Document.

5.23 No General Solicitation. Neither Seller nor any person acting on its behalf has offered to sell the New CT Shares by any form of general solicitation or general advertising.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to CT that the statements contained in this Article 6 are true and correct as of the date hereof and as of the Closing Date:

6.1 No Conflict; Required Filings.

(a) Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 6.1(b), the execution, delivery and performance of this Agreement and any Transaction Document by Purchaser does not and will not (with or without notice or lapse of time, or both) (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or formation, limited liability company agreement, by-laws, regulations or other organizational or governing documents of Purchaser, (ii) contravene, conflict with or violate any Law or Order applicable to Purchaser in any material respect, (iii) conflict in any material respect with or violate or breach in any material respect any provision of, or give any third party the right to declare a default or exercise a remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Contract of Purchaser, (iv) result in the creation of any Encumbrance (other than restrictions on transfer under applicable state and federal securities Laws) on any of the properties or assets of Purchaser pursuant to any Contract to which Purchaser is a party or by which any of Purchaser’s properties or assets are or purported to be bound or affected, (v) entitle any Person to any right or privilege to which such Person was not entitled immediately before this Agreement or any Transaction Document was executed, or (vi) create any obligation on the part of Purchaser that it was not obligated to perform immediately before this Agreement or any Transaction Document was executed, except in the case of clauses (ii) through (vi) above, for such contraventions, conflicts, violations, breaches, defaults, exercises, accelerations, cancellations, terminations, modification and creations which would not result in a Material Adverse Effect on Purchaser.

(b) No consent of, or registration, declaration, notice or filing with, any Governmental Authority or third party is required to be obtained or made by Purchaser in connection with the execution, delivery and performance of this Agreement, any Transaction Document or the Contemplated Transactions which have not been obtained prior to the Closing, other than (i) those set forth in Section 6.1(b) of the Disclosure Schedules and (ii) those that, if not made or obtained would not, individually or in the aggregate, materially hinder or materially delay the Closing or would not reasonably be expected to result in a Material Adverse Effect on Purchaser.

6.2 Corporate Status. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and Purchaser (a) has all requisite power and authority to carry on its business as it is now being conducted, and (b) is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, licensed or authorized, except where the failure to have such power and authority or to be so qualified, licensed or authorized would not result in a Material Adverse Effect on Purchaser.

6.3 Power and Authority. Purchaser has all necessary power and authority to enter into this Agreement and the Transaction Documents to which it is a party, to carry out its obligations hereunder and to consummate the Contemplated Transactions. This Agreement and the Transaction Documents to which it is a party have been (in the case of this Agreement) or will be when executed and delivered (in the case of the other Transaction Documents) duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Seller or its Subsidiaries, as applicable) this Agreement and the Transaction Documents to which Purchaser is a party constitute or will constitute, as applicable, a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms.

6.4 Proceedings. As of the date hereof, there are no Proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its properties that would result in a Material Adverse Effect on Purchaser, or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the execution, delivery and performance of this Agreement or any other Transaction Document or the consummation of the Contemplated Transactions by Purchaser.

6.5 Finder’s Fee. Purchaser has not incurred any obligation or liability to any party for any brokerage or finder’s fee or agent’s commission or the like, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser for which CT or any of its Subsidiaries following the Closing would be liable.

6.6 Investment Intent. Purchaser has knowledge and experience in financial and business matters such that it (i) is capable of evaluating the risks and merits associated with the acquisition of the New CT Shares, (ii) is an “accredited investor” as defined in Regulation D as promulgated under the Securities Act and (iii) is acquiring the New CT Shares for its own account for investment, with no present intention of making a public distribution thereof. Purchaser will not sell or otherwise dispose of the New CT Shares in violation of the Securities Act or any state securities Laws.

6.7 Information. Purchaser and its Representatives have been furnished with or have otherwise had access to materials relating to the business, finances and operations of the CT and Acquired Entities and materials relating to the offer and sale of the New CT Shares, including the CT SEC Documents. Purchaser has been afforded the opportunity to ask questions of CT. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its Representatives shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the CT SEC Documents and CT’s representations and warranties contained herein.

6.8 Legends; Restrictions on Transfer. Purchaser understands any certificate representing the New CT Shares will bear restrictive legends as required by the CT Charter and in the following form (and a stop-transfer order may be placed against transfer of any certificate for such New CT Shares):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY

NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, OR IF PURSUANT TO RULE 144, A WRITTEN STATEMENT, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.”

Purchaser further understands that any New CT Shares held in book-entry format will be similarly restricted and that a stop-transfer order may be placed against the transfer of any New CT Shares held in book-entry format.

6.9 Common Stock Ownership. Except as contemplated in the Transaction Documents, including this Agreement and the Voting Agreement, and in connection with the Contemplated Transactions, as of the date hereof, the Purchaser does not, and at all times from the date hereof until the Closing, the Purchaser will not, Beneficially Own (as such term is defined in the Rights Agreement) any shares of Common Stock.

6.10 No Reliance. Purchaser acknowledges and agrees that, except for the representations and warranties in this Agreement and the other Transaction Documents, none of CT, the Acquired Entities, the Fund Entities, their respective Subsidiaries, or any other Person acting on behalf of any of the foregoing has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Seller, the Acquired Entities, the Fund Entities, their respective Subsidiaries, their real property (whether owned or leased) or their business or other matters.

6.11 Owner of Purchaser. The Blackstone Group L.P. controls a majority of the authorized and outstanding equity interests in Purchaser.

ARTICLE 7

COVENANTS

7.1 Conduct of Business.

(a) Except as required by applicable Law or expressly required by this Agreement, or as described in Section 7.1(a) of the Disclosure Schedules, during the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement is terminated pursuant to Article 11), unless Purchaser otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), CT shall, and shall cause each of its Subsidiaries to, carry on its business in all material respects in the Ordinary Course of Business. Without limiting the foregoing, CT shall, and shall cause its Subsidiaries to, use its and their commercially reasonable efforts to (i) preserve its and each of its Subsidiaries’ business organizations intact and maintain existing relations with key customers, suppliers, distributors, employees, Governmental Authorities and other Persons with whom CT or its Subsidiaries have business relationships, assets, rights and properties and (ii) preserve the status of each of CT, CTOPI REIT and CT Legacy REIT as a REIT. Without limiting the generality of the foregoing, and except (w) as required by applicable Law, (x) as expressly required or contemplated by this Agreement, (y) as described in Section 7.1(a) of the Disclosure Schedules or (z) solely in respect of the Fund Entities and the CDO Subs and the Subsidiaries of the Fund Entities and the CDO Subs, to the extent that the failure to take any such action described in this Section 7.1(a) below would, based on the advice of CT’s outside counsel, constitute a breach of the duties of the general partner, managing member, collateral manager or similar governing body of such Fund Entity or CDO Sub, as applicable (or in the case of a Subsidiary of a Fund Entity or CDO Sub, the Fund Entity or CDO Sub controlling such Subsidiary) under applicable Law or the Organizational Documents of such Fund Entity or CDO Sub, as applicable (in which case CT shall give prompt written notice to Purchaser of any such determination prior to undertaking any such action), during the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement is terminated pursuant to Article 11), CT shall not, and shall not permit any of its Subsidiaries to, unless Purchaser otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned):

(i) amend or propose to amend the CT Charter or CT Bylaws, or cause or permit any of its Subsidiaries to amend or propose to amend its Organizational Documents, including any operating agreements or partnership agreements;

(ii) (A) declare, set aside or pay any dividends on, or make any distributions (whether in cash, securities or other property) in respect of its capital stock, or securities convertible into or exchangeable or exercisable for, any of its capital stock or other equity interests (other than, with respect to any Subsidiaries of CT, as required pursuant to the Organizational Documents of such Subsidiary), except as required to maintain REIT status; (B) adjust, split, combine or reclassify any of its capital stock or equity interests; or (C) purchase, redeem or otherwise acquire any of its equity interests or other securities;

(iii) increase the number of directors on the CT Board to greater than eight (8) members or change the current structure of the CT Board or enter into any agreement or arrangement relating thereto;

(iv) (A) authorize for issuance, issue, deliver, sell, pledge, dispose of, grant, encumber or transfer or agree or commit to issue, deliver, sell, pledge, dispose of, grant, encumber or transfer any shares of any class of capital stock of or other equity interest in CT or any of its Subsidiaries or securities convertible into or exchangeable for, or any options, warrants, or other rights of any kind to acquire, any shares of any class or series of such capital stock, or any other equity interest or any other securities of the CT or any of its Subsidiaries (including any right to participate in the revenue, earnings or distributions of or from CT or any of its Subsidiaries), other than (x) in accordance with the Rights Agreement and (y) the issuance of CT Common Stock (and associated rights issued in accordance with the Rights Agreement) issuable pursuant to the Warrants, (B) enter into any amendment of any term of any of its outstanding securities or waive or modify any rights thereunder or (C) accelerate the vesting of any options, warrants or other rights of any kind to acquire any shares of capital stock or other equity interests (or to participate in the revenue, earnings or distributions of or from CT or any of its Subsidiaries) to the extent that such acceleration of vesting does not occur automatically under the terms of any such interests or plans governing such interests as in effect as of the date hereof;

(v) (A) incur, assume, guarantee, issue, modify, renew, syndicate, refinance or become obligated with respect to any Debt, (B) enter into any swap or hedging transaction or other derivative agreements or (C) make any loans, capital contributions or advances to any Person (other than CT and any of its wholly-owned Subsidiaries) other than in an amount not to exceed two hundred fifty thousand dollars ($250,000) in the aggregate and otherwise in the Ordinary Course of Business;

(vi) sell, license, or lease, in a single transaction or series of related transactions, or otherwise subject to any Encumbrance (other than Permitted Encumbrances), any of its properties or assets (including any shares or other equity interests of any of its Subsidiaries), other than any such sales, licenses, leases or Encumbrances of properties or assets in the Ordinary Course of Business and in an amount not to exceed two hundred fifty thousand dollars ($250,000) in the aggregate;

(vii) make or authorize any capital expenditures except in an amount not to exceed one hundred thousand dollars ($100,000) in the aggregate;

(viii) make any acquisition (including by merger) of the capital stock or the assets of any other Person, in any transaction or series of related transactions for consideration in excess of two hundred fifty thousand dollars ($250,000) in the aggregate;

(ix) make any investment in another Person or Persons with a value in excess of two hundred fifty thousand dollars ($250,000) in the aggregate;

(x) (A) increase or accelerate the timing of payment of compensation or benefits to any Business Employee, other than increases in salary or hourly wage rates for non-management employees in the Ordinary Course of Business consistent with past practice, as required by the terms of any CT Employee Plans set forth on Section 5.9(a) of the Disclosure Schedules or applicable Law, or pursuant to this Agreement, (B) loan or advance any money or other property to any Business Employee, (C) enter into any transaction, retention, change in control, or “stay” bonus, payment or award, or severance protection or change-in-control agreement with any Business Employee, (D) hire any Business Employee for a position having a total annual cash compensation opportunity of fifty thousand dollars ($50,000) or more, or terminate a Business Employee from such a position other than for “cause”, or (E) terminate, establish, adopt, enter into, or amend any Acquired Entities Employee Plan or CT Employee Plan or any plan, program, arrangement, practice or agreement that would be an Acquired Entities Employee Plan or CT Employee Plan if it were in existence on the date hereof, except an amendment to any such plan, program, arrangement, practice or agreement to the extent that such amendment is required by the applicable terms of the Acquired Entities Employee Plan or CT Employee Plan or by Law;

(xi) make any changes in financial accounting methods, principles or practices (or change an annual accounting or period) materially affecting the consolidated assets, liabilities or results of operations of CT and its Subsidiaries, except insofar as may be required (A) by GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or (B) by Law, including statutory or regulatory accounting rules;

(xii) modify, amend, terminate or waive any material right under any Material Contract (except for any modification or amendment to any Material Contract that is beneficial to CT and/or its Subsidiaries) or, except in the Ordinary Course of Business, enter into any Contract which if entered into prior to the date hereof would have been a Material Contract if entered into as of the date hereof;

(xiii) (A) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of CT or any of its Subsidiaries or (B) file, or consent by answer or otherwise to the filing against CT or any of its Subsidiaries of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, make any assignment for the benefit of creditors or consent to the appointment of any custodian, receiver, trustee or other officer with similar powers;

(xiv) settle or compromise any pending or threatened suit, action, claim or other Proceeding;

(xv) make or change any material election, change any material method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle or compromise any material Tax liability, surrender any right to claim a refund of Taxes, or enter into any agreement or waiver extending the period for assessment or collection of any Taxes, provided, however, that notwithstanding anything in this Section 7.1(a)(xv), each of CT, CTOPI REIT and CT Legacy REIT shall continue to file Tax Returns in accordance with past practice and shall be permitted to make elections or take other actions that are required in order to preserve their status as a REIT;

(xvi) make or change any election relating to the entity classification of any Acquired Entity for U.S. federal income Tax purposes;

(xvii) reduce or agree to reduce any investors’ unfunded commitments in any Fund Entity other than to the extent required by the existing Organizational Documents;

(xviii) initiate or threaten any litigation or the institution of any Proceeding against any Client or any investor in any Fund;

(xix) wind up, terminate or dissolve any Fund;

(xx) extend or otherwise modify any investment period with respect to any Fund; or

(xxi) authorize any of, or commit or agree to take any of, the foregoing actions.

(b) Subject to the terms and conditions of this Agreement and the rights of Purchaser hereunder, Purchaser agrees that, from the date hereof until the Closing Date (or such earlier date on which this Agreement is terminated pursuant to Article 11), without the prior written consent of CT, except as required by applicable Law, Purchaser shall not knowingly, and shall use commercially reasonable efforts to cause each of its Affiliates not to, take or omit to take any action that would reasonably be expected to prevent or delay the consummation of the Contemplated Transactions.

(c) Nothing contained in this Agreement is intended to give Purchaser, directly or indirectly, the right to control or direct CT’s or its Subsidiaries’ operations.

7.2 No Solicitation by CT; Other Offers.

(a) Subject to Section 7.2(b), from the date of this Agreement until the Closing Date or, if earlier, the date on which this Agreement is terminated pursuant to Article 11, CT shall not, and shall cause its Subsidiaries and its and their respective Representatives not to, directly or indirectly through another Person: (i) solicit, initiate or knowingly encourage, knowingly induce or knowingly take any other action which would reasonably be expected to lead to, the making, submission or announcement of, any proposal or inquiry that constitutes, or is reasonably likely to lead to, an Acquisition Proposal; (ii) enter into, continue or participate in any discussions or any negotiations regarding any proposal that constitutes, or would reasonably be expected to lead to the making, submission or announcement of, any Acquisition Proposal; (iii) furnish any non-public information regarding CT or any of its Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or an inquiry that would reasonably be expected to lead to the making, submission or announcement of an Acquisition Proposal or otherwise knowingly facilitate any Acquisition Proposal or an inquiry that would reasonably be expected to lead to the making, submission or announcement of an Acquisition Proposal; (iv) waive, terminate or modify or fail to enforce any provision of any “standstill” or similar obligation of any Third Party existing on the date hereof, including waiving or exempting any Person from any ownership restrictions under the CT Charter or applicability of any provisions of the Rights Agreement (or from applicability of any antitakeover statute of Maryland law); or (v) resolve or agree to do any of the foregoing. CT shall, and shall cause its Subsidiaries and its and their respective Representatives to, immediately cease and cause to be terminated all discussions or negotiations with any Person conducted prior to the date of this Agreement with respect to any Acquisition Proposal. CT shall promptly deny access to any data room (whether virtual or actual) containing any confidential information previously furnished to any Third Party relating to the consideration of any Acquisition Proposal by any such Third Party and request the prompt return or destruction of all confidential information previously furnished.

(b) Notwithstanding anything in this Section 7.2 to the contrary, at any time prior to obtaining the CT Stockholder Approval, in response to an unsolicited written Acquisition Proposal made after the date of this Agreement by a Third Party in circumstances not involving a breach of this Agreement (including this Section 7.2) that the CT Board determines in good faith (after consultation with outside legal counsel and its financial advisor) constitutes, or would reasonably be expected to result in, a Superior Proposal, CT may, upon a good faith determination by the CT Board (after receiving the advice of its outside legal counsel) that failure to take such action would reasonably be expected to constitute a breach of the CT Board’s duties to CT or CT’s stockholders under applicable Law: (i) furnish information (including by providing access to a data room, whether virtual or actual) with respect to the Acquired Entities to the Person making such Acquisition Proposal (and such Person’s Representatives); provided, however, that all such information shall have been previously provided to Purchaser or is provided to Purchaser at substantially the same time that it is provided by CT to such Person and (ii) participate in discussions or negotiations with the Person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal; and provided, further, that, prior to taking any of the actions described in clauses (i) or (ii) above, CT and such Person enter into a confidentiality agreement in customary form that is no less restrictive on such Third Party and its Representatives as the Confidentiality Agreement is on Purchaser and its Affiliates and Representatives.

(c) CT shall: (i) promptly (and in any event within twenty-four (24) hours) after receipt, notify Purchaser in writing of any Acquisition Proposal, inquiry or request relating to an Acquisition Proposal or request for non-public information relating to an Acquisition Proposal and, in any such notice to Purchaser, indicate the identity of the Person making such Acquisition Proposal, inquiry or request and the material terms and conditions of any proposal or offer or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person that describe the material terms and conditions of such proposal, inquiry or request); (ii) promptly (and in any event within twenty-four (24) hours) after the meeting of the CT Board to consider such Acquisition Proposal, notify Purchaser as to whether CT intends to participate or engage in discussions or negotiations with, or furnish nonpublic information to, such Person; (iii) keep Purchaser informed of all material developments affecting the status and terms of any such proposals, inquiries and requests, and (iv) promptly (and in any event within twenty-four (24) hours) provide Purchaser with copies of any additional written materials that describe the material terms and conditions of such proposal, inquiry or request.

(d) The CT Board shall not: (i) fail to make the CT Board Recommendation to CT’s stockholders (including through any failure to include the CT Board Recommendation in the Proxy Statement); (ii) withhold, withdraw, amend or modify in a manner adverse to Purchaser, or publicly propose (whether through CT, its Subsidiaries or any of its Representatives) to withhold, withdraw, amend or modify in a manner adverse to Purchaser, the CT Board Recommendation; (iii) in the event that an Acquisition Proposal is publicly announced or disclosed, fail to publicly reaffirm the CT Board Recommendation within ten (10) Business Days after Purchaser’s written request to do so; (iv) adopt, approve or recommend, or otherwise declare advisable the adoption of, any Acquisition Proposal or publicly propose to adopt, approve or recommend, or otherwise declare advisable the adoption of, any Acquisition Proposal; or (v) resolve to take any such actions (each such foregoing action or failure to act in clauses (i) through (v) of this Section 7.2(d) being referred to as a “Change in CT Board Recommendation”). Notwithstanding the foregoing, the CT Board may, at any time prior obtaining CT Stockholder Approval, take any of the actions set forth in Sections 7.2(d)(A) or 7.2(d)(B) below; provided, however, that prior to taking any such action CT complies with Section 7.2(e) of this Agreement:

(A) effect a Change in CT Board Recommendation in response to an unsolicited bona fide written Acquisition Proposal made after the date of this Agreement in circumstances not involving a breach of this Agreement (including any violation of this Section 7.2) that is not withdrawn if the CT Board concludes in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to constitute a breach of its duties to CT or CT’s stockholders under applicable Law and the CT Board concludes in good faith, after consultation with outside legal counsel and CT’s financial advisor, that such Acquisition Proposal constitutes a Superior Proposal; and

(B) effect a Change in CT Board Recommendation in response to a material development or material change in circumstances occurring or arising after the date of this Agreement with respect to CT and/or its Subsidiaries that was neither known to the CT Board nor reasonably foreseeable as of or prior to the date hereof (and not relating to any Acquisition Proposal or any development or change relating to Purchaser or any of its Affiliates) (any such material development or material change in circumstances, an “Intervening Event”) if the CT Board concludes in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to constitute a breach of its duties to CT or CT’s stockholders under applicable Law.

(e) Notwithstanding anything to the contrary set forth in Section 7.2(d), CT shall not be entitled to make a Change in CT Board Recommendation pursuant to Section 7.2(d)(A) or Section 7.2(d)(B), unless: (A) CT shall have first provided prior written notice to Purchaser that it is prepared to make a Change in CT Board Recommendation (a “Recommendation Change Notice”), which notice shall, if the basis for the proposed action by the CT Board is related to an Intervening Event, contain a description of the events, facts and circumstances giving rise to such proposed action or, if the basis for the proposed action by the CT Board is a Superior Proposal, contains the identity of the Third Party and a description of all of the material terms and conditions of such Superior Proposal, including a copy of CT Acquisition Agreement in the form to be entered into (it being understood and agreed that the delivery of such notice shall not, in and of itself, be deemed to be a Change in CT Board Recommendation) and CT has otherwise provided or made available to Purchaser all information concerning CT and/or its Subsidiaries delivered or made available to the Third Party; (B) CT shall have offered to negotiate with (and, if accepted, negotiated in good faith with), and shall have caused its respective financial and legal advisors to offer to negotiate with (and, if accepted, negotiated in good faith with), Purchaser in making adjustments to the terms and conditions of this Agreement during a five (5) Business Day period following receipt by Purchaser of the Recommendation Change Notice as would enable CT to proceed with the Contemplated Transactions; and (C) the CT Board shall have determined in good faith (after consultation with outside legal counsel and, in the case of a Superior Proposal, CT’s financial advisor and considering the results of any negotiations and the revised proposals made by Purchaser in connection therewith), after the end of such five (5) Business Day period after the date of receipt of the Recommendation Change Notice, that the Intervening Event continues to require the CT Board to effect a Change in CT Board Recommendation or that the Acquisition Proposal previously constituting a Superior Proposal continues to constitute a Superior Proposal, as applicable. Any material changes with respect to the Intervening Event, or material changes to the material terms of such Superior Proposal (whether financial or otherwise), as the case may be, occurring prior to CT’s effecting a Change in CT Board Recommendation in accordance with the terms hereof shall require CT to provide to Purchaser a new Recommendation Change Notice and a new five (5) Business Day period in which to negotiate.

(f) Nothing contained in this Section 7.2 or elsewhere in this Agreement shall prohibit CT from: (i) taking and disclosing to CT’s stockholders a position with respect to a tender or exchange offer by a Third Party contemplated by Rule 14e-2(a) or making a statement required under Rule 14d-9 under the Exchange Act or (ii) making any disclosure to CT’s stockholders if, in the good faith judgment of the CT Board, after consultation with outside legal counsel, the failure to so disclose would reasonably be expected to constitute a breach of its duties to CT or CT’s stockholders under applicable Law; provided, however, that this Section 7.2(f) shall not affect the obligations of CT and the CT Board and the rights of Purchaser under Sections 7.2(d), 7.2(e) or Article 11 of this Agreement, to the extent applicable to such disclosure (it being understood that any “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not be deemed to be a Change in CT Board Recommendation).

7.3 Preparation of the Proxy Statement; Stockholders Meeting.

(a) As soon as reasonably practicable after the execution of this Agreement, CT shall prepare and file with the SEC a proxy statement relating to the CT Stockholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”). CT shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement and shall cause the Proxy Statement to be mailed to its stockholders as promptly as reasonably practicable after the resolution of any such comments. CT shall notify Purchaser promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply Purchaser with copies of all correspondence between CT or any of its directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”), on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. Purchaser shall cooperate with CT in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to CT in writing upon request any and all information relating to it as may be required to be set forth in the Proxy Statement under applicable Law. Purchaser shall ensure that such information supplied by it in writing specifically for inclusion (or incorporation by reference) in the Proxy Statement will not, on the date it is first mailed to stockholders of CT and at the time of the CT Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement, or filing any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, CT shall provide Purchaser with a reasonable opportunity to review and comment on such document or response and shall, to the extent consistent with its disclosure obligations, include in such documents or responses such comments reasonably proposed by Purchaser, and, to the extent practicable, CT will provide Purchaser with the opportunity to participate in any substantive telephone calls between CT or any of its Representatives and the SEC concerning the Proxy Statement. CT shall ensure that the Proxy Statement (i) will not, on the date it is first mailed to stockholders of CT and at the time of the CT Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Purchaser and CT each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. CT assumes no responsibility with respect to information supplied in writing by or on behalf of Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement.

(b) CT shall take all actions in accordance with applicable Law, the CT Charter or the CT Bylaws and the rules of NYSE to set a record date (the “Meeting Record Date”) for stockholders entitled to vote at, duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment or postponement thereof, the “CT Stockholders Meeting”) for the purpose of obtaining the CT Stockholder Approval, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement. Subject to Section 7.2, the CT Board shall include the CT Board Recommendation in the Proxy Statement and CT shall solicit or cause to be solicited from its stockholders proxies in favor of approval of each of the matters subject to the CT Stockholder Approval. CT shall keep Purchaser informed on a reasonably current basis of any information relating to the CT Stockholders Meeting, including any vote of the stockholders. Notwithstanding anything to the contrary contained in this Agreement, CT may (after consultation with Purchaser and based upon the advice of any third party proxy solicitor, where applicable) postpone or adjourn the CT Stockholders Meeting, (i) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement required by applicable Law (based upon the advice of outside counsel) or otherwise agreed between Purchaser and Seller is provided to the stockholders of CT within a reasonable amount of time in advance of the CT Stockholders Meeting or (ii) if as of the time for which the CT Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the CT Stockholders Meeting. Unless this Agreement shall have been terminated in accordance with Section 11.1, CT shall hold the CT Stockholders Meeting regardless of whether the CT Board has made a Change in CT Board Recommendation.

7.4 Confidentiality.

(a) Purchaser and Seller each acknowledges that the information being provided or made available to it by the other Party and their respective Subsidiaries or Affiliates (or their respective agents or representatives) is subject to the terms of a confidentiality agreement dated January 18, 2012, between CT and Blackstone Real Estate Advisors L.P., as amended by Amendment No. 1 thereto, dated May 22, 2012 (the “Confidentiality Agreement”), and the terms of which (other than Section 10 thereof) are incorporated herein by reference and shall continue to be in force even though the Parties understand that by its terms the Confidentiality Agreement no longer is in force.

(b) CT shall, and shall cause its Subsidiaries, in each case, after the Closing to, to the extent any of them has any nonpublic information relating to Purchaser and/or its Affiliates, including the Acquired Entities and Fund Entities (any such information, “Purchaser Information”), (i) treat the Purchaser Information strictly confidentially, except as and to the extent otherwise required by Law (provided, that, in the event that CT is required to so disclose any such information, it shall promptly notify Purchaser thereof and cooperate, at Purchaser’s expense, in taking such measures as reasonably requested by Purchaser to limit such disclosure) and (ii) not use the Purchaser Information for any purpose except as and to the extent expressly permitted by Purchaser.

7.5 Access; Publicity.

(a) At all times from the date of this Agreement until the Closing Date or, if earlier, the date on which this Agreement is terminated pursuant to Article 11, CT shall, and shall cause its Subsidiaries to, afford Purchaser, its Affiliates and its and their Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of CT and its Subsidiaries, including all correspondence with investors in any Fund; provided, however, that CT may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law requires CT to restrict or otherwise prohibit access to such documents or information or (ii) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information (in which case CT shall use reasonable best efforts to make substitute arrangements) and provided, further, that no information or knowledge obtained by Purchaser, its Affiliates or its or their Representatives in any investigation conducted pursuant to the access contemplated by this Section 7.5(a) shall affect or be deemed to modify any representation or warranty of CT set forth in this Agreement or any Transaction Document or otherwise impair the rights and remedies available to Purchaser hereunder or in any Transaction Document. Any investigation conducted pursuant to the access contemplated by this Section 7.5(a) shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of CT and its Subsidiaries.

(b) Neither CT nor Purchaser shall issue any public release or make any public announcement or disclosure concerning this Agreement or the Contemplated Transactions without the prior written consent of the other (which consent shall not be unreasonably withheld, delayed or conditioned), except as such release, announcement or disclosure may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or Governmental Authority to which the relevant Party is subject or submits, wherever situated, in which case the Party required to make the release or announcement shall use its reasonable best efforts to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing Party).

7.6 Books and Records.

(a) As of the Closing Date, CT will deliver to Purchaser all books, records, Contracts, information and any other documents relating to the business of any Acquired Entity, any Fund Entity and their respective Subsidiaries that are not already in the possession or control of any Acquired Entity, any Fund Entity or any of their respective Subsidiaries.

(b) Subject to the requirements of Section 7.6(a), CT and Purchaser agree that each of them will preserve and keep the records held by it relating to the business of CT, any Acquired Entity, any Fund Entity and their respective Subsidiaries as of the Closing for the longer of (i) a period of five (5) years from the Closing Date and (ii) such period as is required under any Final Fund Documents or related side letters; provided, however, that prior to disposing of any such records in accordance with such policies, the applicable Party shall provide written notice to the other Party of its intent to dispose of such records and shall provide such other Party the opportunity to take ownership and possession of such records (at such other Party’s sole expense) within thirty (30) days after such notice is delivered. If such other Party does not confirm its intention in writing to take ownership and possession of such records within such thirty (30)-day period, the Party who possesses the records may proceed with the disposition of such records. Seller and Purchaser shall make such records available to the other as may be reasonably required by such Party in connection with, among other things, any insurance claims by or Proceedings or governmental investigations involving Seller or Purchaser or any of their respective Affiliates or in order to enable Seller or Purchaser to comply with their respective obligations under this Agreement or any Transaction Document.

7.7 Cooperation.

(a) Subject to the terms and conditions of this Agreement, each Party hereto shall cooperate with the other Party and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as soon as practicable and to consummate and make effective as promptly as practicable, the Contemplated Transactions, including (i) preparing and filing promptly and fully all documentation to effect all necessary registrations, notices and forms and other documents, (ii) obtaining all approvals, consents, waivers and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions; provided, that, notwithstanding anything herein to the contrary, none of CT, its Subsidiaries or Purchaser (or Purchaser’s Affiliates) will be required to (nor, without the prior written consent of Purchaser, will CT, its Subsidiaries or their respective Representatives on behalf of them) (A) pay or agree to pay any consent, approval or waiver “fee”, discount, rebate or any money or other consideration beyond administrative costs, including a de minimis review charge, to any Person (excluding costs and expenses incurred in connection with obtaining the CT Stockholder Approval, including printing and mailing fees for the Proxy Statement), (B) initiate any Proceeding against any Person or (C) accept any material conditions or obligations, including to existing conditions and obligations (except, in each case, for such changes to existing conditions and obligations as mutually agreed between Seller and Purchaser) in order to obtain any consent, approval or waiver of any third person, including any investor in any Fund managed by CT or any of its Subsidiaries; and provided, further, that in seeking any consents or approvals from any Fund investors, CT shall be subject to the provisions of Section 7.7(b), (iii) executing and delivering any additional instruments necessary to consummate the Transactions and (iv) subject to Section 7.7(c), defending or contesting any action or other proceeding brought by a third party that would otherwise prevent or materially delay the consummation of the Contemplated Transactions.

(b) CT shall, and shall cause its Subsidiaries to, provide Purchaser and its Representatives with the opportunity to attend and participate in any meetings with the Clients or any investors in any Fund managed by CT or any of its Subsidiaries during the period after the date hereof and prior to the Closing (and shall provide notice of any such meeting to Purchaser at least 24 hours in advance), unless specifically objected to by the relevant Client or investor. CT shall, and shall cause its Subsidiaries to and use reasonable best efforts to cause its Representatives to, ensure that all communications to any Client or Fund investor relating to the Contemplated Transactions (other than those that would not reasonably be expected to be material to CT, the Fund Entities, the CDO Subs or Purchaser and its Affiliates) shall be jointly reviewed and approved by each of Purchaser and Seller (and CT shall, and shall cause its Subsidiaries to, incorporate any modifications to any such communications reasonably proposed by Purchaser). During the period from the date hereof and prior to the Closing, neither CT nor any of its Subsidiaries shall deliver, send or otherwise distribute any communication or other information or documentation to any Client or investor in any Fund managed by CT or any of its Subsidiaries, including the Fund Entities, without the prior consent of Purchaser; provided, that with respect to any communication or other information or documentation required to be sent or otherwise distributed to any such investor pursuant to the terms of the Organizational Documents of the applicable Fund, CT may make any such distribution, but solely to the extent that (i) Purchaser has been provided with a written copy of such communication, information or other documentation at least one (1) Business Day prior to the date of delivery or distribution and (ii) CT includes any modifications to any such communication, information or other documentation reasonably proposed by Purchaser. To the extent permitted by applicable Law and the terms and conditions of any applicable Contract with such investors, CT shall, and shall cause its Subsidiaries to, provide Purchaser with copies of any correspondence received from any Fund investor after the date hereof and prior to the Closing.

(c) CT shall give Purchaser notice of and shall reasonably consult with and consider in good faith any recommendations made by Purchaser in connection with CT’s defense of any allegation, claim or other Proceeding commenced or made on or after the date hereof by any holder of securities of CT (on their own behalf or on behalf of CT) relating to this Agreement, the Transaction Documents or any Contemplated Transactions.

(d) CT, on the one hand, and Purchaser, on the other hand, agree to cooperate fully after the Closing with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party or Parties to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of the Transaction Documents.

7.8 Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the other Transaction Documents and the Contemplated Transactions shall be paid by the Party incurring such expenses, and no such cost or expense will be paid or payable by any Acquired Entity, any Fund Entity or any of their respective Subsidiaries.

7.9 Employee Matters and Employee Benefit Plans.

(a) No CT Employee Plan assets or liabilities will be transferred to Purchaser or its Affiliates; rather, all such CT Employee Plan assets and liabilities shall be retained by CT and its Subsidiaries and ERISA Affiliates, other than any Acquired Entity and any Fund Entity.

(b) Effective immediately following the Closing, and until the earlier of December 31, 2013 or the first anniversary of the Closing, all Business Employees who continue employment with Purchaser and its affiliates (including an Acquired Entity or Fund Entity), (the “Continuing Employees”) shall receive, subject to such Continuing Employees’ continued employment, total compensation and benefit opportunities that are substantially comparable, in the aggregate, to those provided to similarly situated employees of Purchaser and its affiliates. For all purposes (other than pension benefit accrual), and except as would result in a duplication of benefits, each Continuing Employee shall be credited with all years of service with any Acquired Entity (or their Affiliates and predecessors) to the extent such service would be credited under a corresponding Acquired Entities Employee Plan or CT Employee Plan providing similar benefits. In addition, except as restricted by the insurance carriers for any Plan, no pre-existing condition limitation or exclusion that would not have been applicable under the Acquired Entities Employee Plans shall apply to participation and coverage for the Continuing Employees, and any amounts previously expended by Continuing Employees and their covered dependents for the current plan year for purposes of satisfying out-of-pocket requirements, deductibles and co-payments under the Acquired Entities Employee Plans that are group health plans shall be credited for purposes of satisfying out-of-pocket requirements, deductibles and co-payments, under any Purchaser Plan that is a group health plan

(c) CT shall take or cause to be taken each of those matters set forth in Section 7.9(c) of the Disclosure Schedules.

(d) No provision of this Agreement shall create any third party beneficiary or confer any rights or remedies in any employee or former employee (including any beneficiary or dependent thereof) of CT, any Acquired Entity, any Fund Entity or their respective Subsidiaries, including in respect of continued employment (or resumed employment) with any Acquired Entity, any Fund Entity, Purchaser or any of its Affiliates; no provision of this Agreement shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Plan or any plan of any Acquired Entity, any Fund Entity, or Purchaser, and nothing herein, whether express or implied, shall be deemed to establish any Plan, or constitute an amendment or other modification under any Plan or any plan of Purchaser, or shall limit the right of any Acquired Entity, any Fund Entity, or Purchaser or its Affiliates to amend, terminate or otherwise modify any of their Acquired Entities Employee Plans following the Closing. If (i) a party other than the Parties hereto makes a claim or takes other action to enforce any provision in this Agreement as an amendment to any such Plan or plan and (ii) such provision is deemed to be an amendment to such Plan or plan even though not explicitly designated as such in this Agreement, then, solely with respect to such Plan or plan, such provision shall lapse retroactively and shall have no amendatory effect with respect thereto.

7.10 Insurance Matters.

(a) Following the Closing, Purchaser shall cause any Acquired Entity, any Fund Entity (to the extent controlled by Purchaser or its Affiliates) or any of their respective Subsidiaries (as applicable), (i) to reasonably cooperate with CT, at the request and at the expense of CT, to assist CT in pursuing coverage for any claims made by or against CT or its respective Subsidiaries (other than any Acquired Entity, any Fund Entity and their respective Subsidiaries) with respect to actions taken prior to the Closing and (ii) subject to the provisions of Article 10, to reasonably cooperate with CT, at the request and at the expense of CT, to assist CT in the defense of any claims made against any Seller Indemnitee by a third party with respect to actions taken prior to the Closing.

(b) CT acknowledges and agrees that with respects to acts, omissions, events or circumstances relating to any Acquired Entity, Fund Entity or any of the respective Subsidiaries that occurred or existed prior to the Closing that are covered by insurance policies under which any Acquired Entity, Fund Entity or any of the respective Subsidiaries is an insured on, prior to or after the Closing, any such Acquired Entity, Fund Entity or Subsidiary may make claims under such policies subject to the terms and conditions of the policies or, in the alternative, if the Acquired Entity, Fund Entity or any respective Subsidiary cannot directly make such claims under the terms of the insurance policies, CT agrees to make the claim on their behalf. Without limiting the rights of the Purchaser Indemnitees to indemnification pursuant to Article 10, but subject to the provisions of Article 10, CT agrees to reasonably cooperate with Purchaser and its Affiliates, including, after the Closing, the Acquired Entities, Fund Entities and their respective Subsidiaries, at the request and at the expense of Purchaser, to assist Purchaser and/or its Affiliates, including, after the Closing, the Acquired Entities, Fund Entities and their respective Subsidiaries in the defense of any claims made against any Acquired Entity, Fund Entity or their respective Subsidiaries by a third party with respect to actions taken by any Acquired Entity, Fund Entity or their respective Subsidiaries prior to the Closing.

(c) From and after the Closing, each of Purchaser, CT, each Acquired Entity and each Fund Entity agrees that all rights of its officers and directors to exculpation, advances of expenses and indemnification under any indemnification arrangements contained in such entity’s trust agreement, certificate of incorporation or organization, limited liability company operating agreement or by-laws (“Indemnification Arrangements”) for acts or omissions occurring at or prior to the Closing shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms and that such rights shall not be amended or otherwise modified in any manner that would adversely affect the rights of the officers and directors, in each case with respect to matters occurring on or prior to the Closing. CT, each Acquired Entity and each Fund Entity covenants and agrees that it shall not amend or modify after the Closing any Indemnification Arrangements in a manner that would deprive CT’s officers and directors of (or adversely modify) their rights to exculpation, advances of expenses and indemnification under any Indemnification Arrangements with respect to matters prior to the time of any such amendment. From and after the Closing, CT shall purchase and maintain (i) for a period of six (6) years, a directors’ and officers’ liability insurance policy or, in the alternative, obtain a six (6)-year extended reporting period or tail policy, insuring the current or former officers or directors of CT with respect to any acts or omissions occurring at or prior to the Closing; and (ii) for a period of six (6) years, an investment fund professional and management liability policy or, in the alternative, obtain a six (6)-year extended reporting period or tail policy, insuring the current or former officers or directors of CT with respect to any acts or omissions occurring at or prior to the Closing. The provisions of this Section 7.10(c) are intended to be for the benefit of, and shall be enforceable by, each of the directors and officers of CT, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

7.11 Board Designation Rights.

(a) Effective as of the Closing, CT shall, in accordance with and subject to the Maryland General Corporation Law (“MGCL”), acting through the CT Board, appoint to the CT Board two (2) directors designated by Purchaser, one of whom shall, subject to the MGCL, be appointed as Chairman of the CT Board. From and after the Closing Date until such time as Purchaser and its Affiliates collectively shall have disposed of more than fifty percent (50%) of the New CT Shares purchased by Purchaser hereunder (appropriately adjusted for any stock splits, reverse stock splits or similar events) (the “Termination Date”), CT shall, in accordance with and subject to the MGCL and the rules of the NYSE, acting through the CT Board, (i) nominate for election to the CT Board two (2) director nominees designated by Purchaser (the “Purchaser Designees”) at each annual or special meeting of CT stockholders at which directors are to be elected and use its best efforts to cause the election of such Purchaser Designees by CT’s stockholders and (ii) ensure that the CT Bylaws provide that the CT Board shall be comprised of no more than eight (8) members unless otherwise agreed to in writing by Purchaser.

(b) For so long as Purchaser and/or its Affiliates are entitled to designate Purchaser Designees pursuant to this Section 7.11, Purchaser shall, subject to the rules of the NYSE, be entitled to proportionate representation (for such purposes, calculated rounding the number of committee members to be comprised of Purchaser Designee(s) up to the nearest whole number) on each committee of the CT Board, other than CT’s audit and compensation committees. Subject to the foregoing and acting through the CT Board, CT agrees to cause the Purchaser Designee(s) required to provide such proportionate representation to be appointed to and maintained as such committee member(s).

(c) In the event that a vacancy in the CT Board or committee of the CT Board is created at any time by the death, disability, retirement, resignation or removal of a Purchaser Designee, Purchaser shall have the right to designate any Person as a replacement Purchaser Designee to fill such vacancy and, subject to the MGCL and the rules of the NYSE, CT agrees to use its best efforts to cause such vacancy to be filled as promptly as possible with a replacement Purchaser Designee. Subject to the MGCL and the rules of the NYSE, CT shall not take any action to cause the removal of a Purchaser Designee.

(d) Until the later to occur of (i) such time as Purchaser and/or its Affiliates, as applicable, do not have the right to designate Purchaser Designees to the CT Board pursuant to this Section 7.11, and (ii) Affiliates of Purchaser cease to manage the business of CT and its Subsidiaries, through the New CT Management Agreement or otherwise, CT shall not, without the prior written consent of Purchaser, (x) amend the CT Charter to remove or otherwise modify the provisions of the CT Charter that are the subject of the CT Charter Amendment Proposal or (y) otherwise amend the CT Charter or CT Bylaws or enter into any Contract or otherwise take any action that could reasonably be expected to (A) result in CT being unable to fulfill its obligations under this Agreement or (B) discriminate against Purchaser or any of its Affiliates, whether on the basis of its holdings in CT or otherwise.

(e) For the avoidance of doubt, Purchaser shall be entitled to assign any of its rights pursuant to this Section 7.11 to any of its Affiliates without the consent of CT.

7.12 Special Dividend. Concurrently with the setting of the Meeting Record Date for the CT Stockholders Meeting, the CT Board shall adopt the resolutions with respect to the declaration of the Special Dividend to all holders of record of the Common Stock on the date set as the Meeting Record Date (the “Special Dividend Payment Record Date”) and shall provide the notice of the dividend in accordance with applicable Law, the CT Charter or the CT Bylaws and the rules of NYSE, and as soon as practicable following the Closing, CT shall pay the Special Dividend to all holders of record of the Common Stock on the Special Dividend Payment Record Date. For the avoidance of doubt, Purchaser, in its capacity as the holder of the New CT Shares, shall not be entitled to participate in the Special Dividend.

7.13 Affiliate Contracts. CT shall cause each Contract between CT or any its Subsidiaries (other than any Acquired Entity, Fund Entity or any of their respective Subsidiaries), on the one hand, and any Acquired Entity, Fund Entity or any of their respective Subsidiaries, on the other hand, other than this Agreement, the Transaction Documents and other than those agreements and arrangements set forth in Section 7.13 of the Disclosure Schedules, to be terminated prior to the Closing.

7.14 Anti-Takeover Laws. In the event that any state anti-takeover or other similar Law is or becomes applicable to this Agreement, the Transaction Documents or any of the Contemplated Transactions, CT and Purchaser shall use their respective reasonable best efforts to ensure that the Contemplated Transactions may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Law on this Agreement, the Transaction Documents and the Contemplated Transactions.

7.15 Notification of Certain Matters. At all times from the date of this Agreement until the Closing Date or, if earlier, the date on which this Agreement is terminated pursuant to Article 11, (a) CT shall give prompt written notice to Purchaser of the occurrence or non-occurrence of any event known to CT the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in Article 3, Article 4 or Article 5 to be untrue, or the failure of CT to comply with or satisfy any covenant or agreement under this Agreement and (b) Purchaser shall give prompt written notice to CT of the occurrence or non-occurrence of any event known to Purchaser the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in Article 6 to be untrue, or the failure of Purchaser to comply with or satisfy any covenant or agreement under this Agreement; provided, that, in each case, the giving of such notice shall not (and no investigation conducted by any Party with respect to, or any knowledge acquired by any Party, whether before or after the date hereof, in respect of, the accuracy or inaccuracy of or compliance with any representation, warranty, covenant, obligation or other agreement in this Agreement or in any other Transaction Document) affect the rights or remedies of any party hereunder (including any right to indemnification).

7.16 New CT Share Listing. CT shall use reasonable best efforts to cause the New CT Shares issuable hereunder to be authorized for listing on the NYSE, upon official notice of issuance, as of the Closing.

7.17 Working Capital. CT shall use commercially reasonable efforts to have cash and cash equivalents (determined in accordance with GAAP) net of uncleared checks and drafts issued by CT and/or its Subsidiaries and excluding Restricted Cash of CT and/or its Subsidiaries as of the close of business on the Business Day immediately prior to the Closing Date of at least five million dollars ($5,000,000).

7.18 Lease. Purchaser and Seller each agree to use commercially reasonable efforts to cause the Landlord to either (i) consent to the Assignment of Lease or (ii) agree to terminate the Lease, in each case, upon the Closing (clause (i) or (ii) of the foregoing, as applicable, the “Lease Settlement”). If the Landlord consents to the Assignment of Lease at Closing, then at Closing (A) the Lease shall be assigned to or at the direction of Purchaser and (B) Purchaser shall post a replacement deposit with the Landlord and the security deposit posted by Seller shall be returned to Seller, after taking into account amounts deducted by Landlord, if any, for matters which arose or accrued prior to the Closing (the “Lease Deposit Amount”) or the Lease Deposit Amount shall, to the extent that the security deposit is assignable pursuant to Law and is assigned to the Purchaser at Closing, be paid by the Purchaser to the Seller at Closing, and, after the Closing, Seller shall have no further right to the security deposit posted under the Lease. To the extent the Lease Settlement has not occurred by the Closing, (a) the Lease shall not be assigned to Purchaser and Seller shall remain liable on the Lease, (b) the Lease Deposit Amount shall be paid by the Purchaser to the Seller at Closing and thereafter Seller shall have no further right to the security deposit posted under the Lease and shall promptly remit all amounts received in respect thereof to Purchaser, (c) Purchaser shall promptly reimburse Seller for all amounts payable by the Seller under the Lease that first arise or accrue from and after the Closing, (d) Purchaser shall have the right, in its discretion, to market the Lease for assignment or sublet and (e) Seller shall not, without the prior written consent of Purchaser, which may be granted or withheld in its sole discretion, amend or modify the terms of the Lease, grant or waive any rights, consents or approvals thereunder or default in the performance of its obligations thereunder in any material respect. Seller shall reasonably cooperate with Purchaser’s efforts to assign the Lease or sublet the premises, including (1) provide Purchaser, its representatives and potential assignees or subtenants with access to the premises and any information with respect to the premises or the Lease in Seller’s possession or control, (2) if requested by Purchaser, facilitate and participate in any submissions to or conversations with Landlord in connection therewith and (3) execute and deliver any documents reasonably requested by Purchaser and/or the Landlord to implement such assignment or sublet. If the Lease is assigned to a third party following the Closing, then upon the effectiveness of such assignment, to the extent Seller has no further obligations or liabilities under the Lease after such assignment, Purchaser shall have no further obligations or liabilities to Seller with respect to the Lease for the period from and after such assignment. If the Lease is assigned to Purchaser following the Closing, Purchaser shall become primarily liable on the Lease. If the Premises are sublet at any time following the Closing and while the Seller remains liable on the Lease, then any rents paid by such subtenant shall be credited against the amount payable by Purchaser to Seller pursuant to clause (b) above. Except as expressly provided in this Section 7.18 to the contrary, upon the assignment or termination of the Lease following the Closing, Purchaser shall have no further obligations or liabilities to Seller with respect to the Lease. The terms of this Section 7.18 shall survive the Closing. For so long as Seller is the lessee under the Lease and the Lease has not been assigned to Purchaser or its designee, the Seller shall not take any action without the prior written consent of Purchaser that would reasonably be expected to result in a claim by the landlord or any other person against the security deposit for the Lease.

ARTICLE 8

CERTAIN TAX MATTERS

8.1 Tax Returns.

(a) Seller shall prepare and file or cause to be prepared and filed when due all Tax Returns that are required to be filed by or with respect to each of CT, any Acquired Entity, any Fund Entity and their respective Subsidiaries on or before the Closing, and CT shall remit or cause to be remitted all Taxes shown due on such Tax Returns.

(b) Purchaser shall prepare and file or cause to be prepared and filed when due all Tax Returns that Purchaser is required by applicable Law to file by or with respect to each Acquired Entity and each of its Subsidiaries after the Closing, and Purchaser shall remit or cause to be remitted any Taxes shown due on such Tax Returns. Prior to Purchaser filing, or causing to be filed any such Tax Return of any Acquired Entity or its Subsidiaries for (A) a Pre-Closing Tax Period or (B) a Straddle Period, to the extent CT could have any liability for Taxes with respect to such Tax Return in accordance with this Agreement, Purchaser shall provide to CT, at least thirty (30) days prior to the filing deadline for such Tax Return (taking into account any applicable extensions), a draft of such Tax Return. Within twenty (20) days of delivery to CT of any such draft Tax Return, CT shall inform Purchaser of any objections CT has to such draft Tax Return, and if CT has no such objections, then Purchaser shall cause to be timely filed such Tax Return completed on the basis of the draft provided to CT. If within twenty (20) days of delivery to CT of any such draft Tax Return, CT informs Purchaser of CT’s objection(s) to such draft Tax Return, then CT and Purchaser shall negotiate in good faith to resolve such objection(s). If CT and Purchaser are able to resolve such objection(s) prior to the filing deadline for such Tax Return (taking into account any applicable extensions), then Purchaser shall cause to be timely filed such Tax Return on the basis agreed upon by CT and Purchaser. If despite such good faith efforts, CT and Purchaser are unable to resolve such objection(s) within such period of time, then the matter shall be submitted to an independent accounting firm reasonably acceptable to each of CT and Purchaser for review and resolution by such accounting firm, which review and resolution shall (i) occur no later than five (5) days prior to the filing deadline of such Tax Return (taking into account any applicable extensions), and (ii) be limited to such objection(s); and, thereafter, Purchaser shall cause to be timely filed such Tax Return on the basis of the draft provided to CT, as modified to reflect such accounting firm’s resolution of CT’s objection(s) thereto. The fees and expenses of the independent accounting firm shall be paid one-half by CT and one-half by Purchaser. CT shall pay to Purchaser CT’s portion of the Taxes due with respect to any Tax Return referred to in this Section 8.1(b), which equals the entire amount of Taxes due with respect to any Pre-Closing Tax Period and the portion of any Straddle Period ending on the Closing Date determined pursuant to the last two (2) sentences of Section 8.3, no later than three (3) days prior to the due date of such Tax Return.

(c) Purchaser shall pay to CT (a) all refunds of Taxes actually received by any Acquired Entity or any of its Subsidiaries after the Closing Date and attributable to Taxes paid by such Acquired Entity or any of its Subsidiaries with respect to a Pre-Closing Tax Period and (b) the portion of all refunds of Taxes actually received by any Acquired Entity or any of its Subsidiaries after the Closing Date and attributable to Taxes paid by such Acquired Entity or any of its Subsidiaries with respect to the portion of any Straddle Period ending on the Closing Date (such portion to be allocated consistent with the principles set forth in Section 8.3), in each case, net of any Taxes imposed on such refund amount.

8.2 Transfer Taxes. All applicable Transfer Taxes incurred in connection with the Contemplated Transactions and all out-of-pocket expenses incurred in connection with the filing of all necessary Tax Returns and other documentation with respect to all such Transfer Taxes shall be borne fifty percent (50%) by each of CT and Purchaser. To the extent allowed by applicable Law, Purchaser shall duly and timely prepare, execute and file all necessary Tax Returns, questionnaires, applications or other documents with respect to any Transfer Taxes in connection with the Contemplated Transactions. If required by applicable Law, CT will join in the execution of any such Tax Return. Purchaser shall provide CT with a copy of such Tax Returns no later than ten (10) Business Days prior to the date of filing. CT and Purchaser shall jointly participate in the defense and settlement of any audit of, dispute with taxing authorities regarding, and any judicial or administrative proceeding relating to the liability for Transfer Taxes incurred in connection with this Agreement; provided, however, that neither CT nor Purchaser shall settle any such audit, examination or proceeding without the prior written consent of the other party, which consent shall not be unreasonably withheld. Each of CT and Purchaser shall bear its own costs in participating in any such audit, examination or proceeding.

8.3 Allocation of Taxes. To the extent applicable for purposes of this Agreement and within the control of Purchaser and/or CT, Purchaser and CT shall cause any Acquired Entity, Fund Entity and any of their respective Subsidiaries that is treated as a partnership for U.S. federal income Tax purposes to elect the closing of the books method to allocate items of income, gain, loss, deduction and credit through the Closing Date. For any taxable period of any Acquired Entity or any of its Subsidiaries that includes, but does not end on, the Closing Date (any such taxable period, a “Straddle Period”), the allocation of Taxes as between the portion of such Straddle Period ending on and including the Closing Date and the portion of such Straddle Period beginning after the Closing Date shall be made as follows: (i) in the case of Taxes based upon income, gross receipts (such as sales Taxes) or specific transactions involving Taxes other than Taxes based upon income or gross receipts, the amount of Taxes attributable to any Straddle Period shall be determined by closing the books of such Acquired Entity as of the close of business on the Closing Date and by treating the portion of such Straddle Period ending on and including the Closing Date and the portion beginning after the Closing Date as, respectively, separate taxable years (provided, that any exemptions, allowances or deductions that are calculated on an annual basis (including but not limited to depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period ending after the Closing Date in proportion to the number of days in each such period); and (ii) in the case of Taxes that are determined on a basis other than income, gross receipts or specific transactions, the amount of Taxes shall be allocable to the portion of the Straddle Period ending on and including the Closing Date and the portion of the Straddle Period beginning after the Closing Date based on a pro ration of days in such Straddle Period. For purposes of this Article 8, any transaction that takes place after the Closing, including transactions taking place after the Closing but on the Closing Date, shall be considered made after the Closing Date.

8.4 Cooperation on Tax Matters. Purchaser and CT shall cooperate fully, as and to the extent reasonably requested by each other, in connection with the filing of Tax Returns and any audit, inquiry, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such audit, inquiry, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

8.5 Tax Proceedings. Notwithstanding anything to the contrary contained herein, Purchaser shall have the right to control any audit or examination by any Taxing Authority, initiate any claim for refund, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes (a “Tax Proceeding”) of, or relating to, the income, assets or operations of any of any Acquired Entity, any Fund Entity and their respective Subsidiaries; provided, however, that CT shall have the right, at its expense, to participate in any Tax Proceeding with respect to a Pre-Closing Tax Period or a Straddle Period, and the Purchaser may not settle or compromise any Tax Proceeding with respect to a Pre-Closing Tax Period or a Straddle Period that could result in an indemnity payment from CT without CT’s consent, which consent shall not be unreasonably withheld or delayed.

8.6 Tax Sharing Agreements. Prior to the Closing, CT shall cancel or cause to be cancelled any Tax Sharing Agreements to which any Acquired Entity, any Fund Entity or any of their respective Subsidiaries is a party.

8.7 Tax Indemnification.

(a) From and after the Closing, the Seller shall pay and shall indemnify, defend and hold harmless each Purchaser Indemnitee from and against any and all Damages asserted against, resulting to, imposed upon or suffered by any Purchaser Indemnitee, arising out of or related to:

(i) all Taxes imposed on or payable with respect to the Acquired Entities or their respective Subsidiaries or their businesses relating or attributable to any Pre-Closing Tax Period and, with respect to any Straddle Period, the portion of such Straddle Period deemed to end on and include the Closing Date (in the manner determined pursuant to Section 8.3);

(ii) Taxes of a person other than any of the Acquired Entities or their respective Subsidiaries for which the Acquired Entities or their respective Subsidiaries may be liable (A) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or non-U.S. Tax Law) as a result of being a member of any group which files or has filed a Tax Return on a consolidated, combined, or unitary basis for a Pre-Closing Tax Period or (B) as a transferee or successor, by contract, or otherwise;

(iii) any breach of or inaccuracy in any representation or warranty contained in Section 4.5 or 5.5 hereof;

(iv) any payments required to be made after the Closing Date under any Tax Sharing Agreement or similar contracts (whether or not written) to which the Acquired Entities or any of their Subsidiaries was obligated, or was a party, on or prior to the Closing Date; and

(v) any breach by the Seller or the failure by the Seller to perform any of the covenants made by it or agreements entered into contained in this Article 8.

(b) From and after the Closing, Purchaser shall pay and shall indemnify, defend and hold harmless each Seller Indemnitee from and against any and all Damages asserted against, resulting to, imposed upon or suffered by any Seller Indemnitee, arising out of or related to:

(i) all Taxes imposed on or payable by the Acquired Entities or their respective Subsidiaries relating or attributable to any Post-Closing Tax Period and the portion of any Straddle Period deemed to begin after the Closing Date (in the manner determined pursuant to Section 8.3);

(ii) the Taxes set forth in Section 8.7(b)(ii) of the Disclosure Schedules; and

(iii) any breach by Purchaser or the failure by Purchaser to perform any of the covenants made by it or agreements entered into contained in this Article 8.

(c) In calculating amounts payable to a Purchaser Indemnitee or a Seller Indemnitee under this Section 8.7, the amount of any Damages shall be determined without duplication of any other Damages for which an indemnification claim has been made under any other covenant, agreement, representation or warranty, including Article 10 hereof. Any Purchaser Indemnitee or Seller Indemnitee having a claim under these indemnification provisions shall make a good faith effort to recover all losses, damages, costs and expenses from insurers of such Purchaser Indemnitee or Seller Indemnitee under applicable insurance policies so as to reduce the amount of any Damages hereunder, provided that such recovery is not reasonably anticipated to result in an increase in the insurance premiums to be paid by such Purchaser Indemnitee or Seller Indemnitee. The foregoing shall not require the maintenance of any insurance. The amount of any Damages shall be reduced to the extent that the Purchaser Indemnitee or Seller Indemnitee receives any insurance proceeds or other payment with respect to any Damages from an unaffiliated party (it being understood that the Acquired Entities and their respective Subsidiaries shall not be considered, for this purpose, Affiliates of the Seller or its Affiliates).

8.8 Election. Prior to or on the Closing Date, Seller will cause a valid election on IRS Form 8832 to be made with respect to CTIMCO under Treas. Reg. Section 301.7701-3(c), to treat CTIMCO as an entity that is disregarded from its owner, CT, for U.S. federal income Tax purposes as of a date prior to both (i) the date on which CT is admitted as member of CTOPI GP and (ii) the Closing Date, and shall provide a copy of such Form 8832 to Purchaser along with proof of filing no later than the Closing Date. CT shall provide such draft Form 8832 to Purchaser at least five (5) Business Days prior to the intended date of filing for review and approval.

ARTICLE 9

CONDITIONS PRECEDENT; CLOSING DELIVERIES

9.1 Conditions to Obligations of Each Party to Effect the Contemplated Transactions. The obligations of each Party hereto to consummate the Closing are subject to satisfaction (or waiver by each Party if permissible under applicable Law) of the following conditions as of the time of Closing:

(a) Stockholder Approval. The CT Stockholder Approval shall have been obtained.

(b) Consents. All necessary consents, Orders, approvals and waivers of any Governmental Authority and NYSE required for the consummation of the Contemplated Transactions, if any, shall have been obtained.

(c) No Injunctions or Restraints. No Law, Order, or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction, shall be in effect, which prohibits, renders illegal or enjoins (whether on a temporary, preliminary or permanent basis) the consummation of the Contemplated Transactions.

9.2 Conditions to Obligations of CT. The obligations of CT to consummate the Closing are subject to satisfaction (or waiver by CT in whole or in part, if permissible under applicable Law) of the following conditions as of the time of Closing:

(a) Representations and Warranties. (i) The representations and warranties of Purchaser contained in Sections 6.2 (Corporate Status) and 6.3 (Power and Authority) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date) and (ii) the other representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date), interpreted without giving effect to any Material Adverse Effect or materiality qualifications, except where all failures of all such representations and warranties to be true and correct, in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Purchaser.

(b) Performance of Obligations of Purchaser. Purchaser shall have performed or complied with, in all material respects, all of the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) Closing Deliveries. Seller shall have received all of the Closing deliveries to be provided to Seller pursuant to Section 9.5.

9.3 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the Closing are subject to satisfaction (or waiver by Purchaser in whole or in part, if permissible under applicable Law) of the following conditions as of the time of Closing:

(a) Representations and Warranties. (i) The representations and warranties of CT contained in Sections 3.2 (Corporate Status), 3.3 (Authority; Binding Effect), 4.1 (Corporate Status), 4.12 (Finder’s Fee), 4.15 (Investment Company), 4.4 and 5.4 (Absence of Certain Changes), 5.14 (Finder’s Fee), 5.15 (Investment Company), 5.19 (Rights Agreement; State Takeover Statutes; Stock Ownership Restrictions in CT Charter) and 5.21 (Vote Required) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date), (ii) the representations and warranties contained in Sections 4.2 and 5.1 (Capitalization) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such dates, except for any inaccuracy that results in de minimis liability, expense or cost to Purchaser and its Affiliates, including, following the Closing, the Acquired Entities, Fund Entities and their respective Subsidiaries and (iii) the other representations and warranties of CT contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date), interpreted without giving effect to any Material Adverse Effect or materiality qualifications, except where all failures of all such representations and warranties to be true and correct, in the aggregate, has not had, and would not reasonably be expected to have a Material Adverse Effect on (x) CT, (y) the Acquired Entities or (z) the Fund Entities.

(b) Performance of Obligations of CT. CT shall have performed or complied with, in all material respects, all of the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) Material Adverse Effect. Since the date of this Agreement, there shall have not occurred any change, development, effect or condition that, individually or in the aggregate with all other changes, developments, effects and conditions occurring since the date of this Agreement, has had, or would reasonably be expected to have, a Material Adverse Effect on any of (x) CT, (y) the Acquired Entities or (z) the Fund Entities.

(d) No Loss of Special Servicer Status. Since the date of this Agreement, there shall not have occurred, and as of the Closing, there shall not be in effect any, and no applicable rating agency shall have announced (whether publicly or otherwise) its intention to issue or otherwise implement, any Loss of Special Servicer Status.

(e) Listing of New CT Shares. The New CT Shares deliverable to Purchaser as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

(f) Working Capital. There shall be at least five million dollars ($5,000,000) of cash and cash equivalents (determined in accordance with GAAP) net of uncleared checks and drafts issued by CT and/or its Subsidiaries and excluding Restricted Cash of CT and/or its Subsidiaries as of the close of business on the Business Day immediately prior to the Closing Date.

(g) Closing Deliveries. Purchaser shall have received all of the Closing deliveries to be provided to Purchaser pursuant to Section 9.4.

9.4 Closing Deliveries by CT. At the Closing:

(a) CT Investment Management Interests Purchase. In respect to the CT Investment Management Interests Purchase, CT shall deliver to Purchaser, the delivery of which shall be a condition to the obligation of Purchaser to consummate the Closing:

(i) the Old CT/CTIMCO Management Agreement Termination Agreement, duly executed by CT;

(ii) the New CT Management Agreement, duly executed by CT;

(iii) the Bill of Sale, duly executed by CT and CTIMCO;

(iv) the Amended and Restated CTOPI GP Operating Agreement, duly executed by CTIMCO and CT;

(v) the CTOPI Co-Invest Assignment and Assumption Agreement, duly executed by CT, as assignor;

(vi) the CTIMCO Assignment and Assumption Agreement, duly executed by CT, as assignor;

(vii) the CTHG2 Co-Invest Assignment and Assumption Agreement, duly executed by Purchaser, as assignor;

(viii) FIRPTA certificates in substantially the Form attached hereto as Schedule 9.4(a)(viii), duly executed by an executive officer of CT;

(ix) the CTLL Stockholders Agreement Amendment, duly adopted by the holders of a majority of the issued and outstanding shares of common stock of CTLL;

(x) the CTHG1 Management Agreement Amendments, duly executed by CT High Grade Mezzanine Manager, LLC and the Berkley Investors;

(xi) the CTOPI Partnership Agreement Amendment, duly adopted by CTOPI GP and limited partners holding a majority of the partner interests in CTOPI;

(xii) the CTHG2 Operating Agreement Amendment, duly executed by CTHG2 MM, CTHG2 Co-Invest and NJDOI;

(xiii) the CTLL Consents, duly executed by holders of a majority of the issued and outstanding shares of common stock of CTLL;

(xiv) the CTHG1 Consents, duly executed by each of the Berkley Investors;

(xv) the CTOPI Consents, duly executed by the holders of 90% or more of the limited partner interests in CTOPI held by limited partners who are not Affiliates of the Seller;

(xvi) the CTHG2 Consents, duly executed by each of NJDOI and CTHG2 Co-Invest;

(xvii) the CDO Sub Consents, duly executed by the board of directors of each of the CDO Subs;

(xviii) the CTHG2 Side Letter Amendment, duly executed by CTHG2, CTHG2 MM, CT, and NJDOI;

(xix) an Incentive Plan Award Agreement Amendment, duly executed by CT and each recipient of an award under either of the Incentive Plans; and

(xx) a copy of IRS Form 8832, as approved by Purchaser pursuant to Section 8.8 of this Agreement, and evidence of filing of such Form 8832.

(b) New CT Shares Purchase. In respect to the New CT Shares Purchase, CT shall deliver to Purchaser, the delivery of which shall be a condition to the obligation of Purchaser to consummate the Closing:

(i) (A) a direct registration statement or other document evidencing the book-entry issuance of the New CT Shares to Purchaser or (B) if the New CT Shares are to be issued in certificated form, share certificates(s) representing the New CT Shares in the name of the Purchaser;

(ii) a certificate in substantially the Form attached hereto as Schedule 9.4(b)(ii), duly executed by any Secretary or any Assistant Secretary of CT, dated as of the Closing Date;

(iii) a certificate in substantially the form attached hereto as Schedule 9.4(b)(iii), duly executed by an executive officer of CT, dated as of the Closing Date; and

(iv) the Registration Rights Agreement, duly executed by CT.

(c) Opinions. CT shall deliver to Purchaser opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP as to the REIT status of CT, CTOPI REIT and CT Legacy REIT and (ii) Venable LLP, each dated as of the Closing Date, in substantially the forms attached hereto as Schedules 9.4(c)(i) and 9.4(c)(ii), respectively. In addition, CT shall deliver to Purchaser the opinion of Paul Hastings LLP, dated as of the Closing Date, in a form agreed upon by the Purchaser and the Seller.

9.5 Closing Deliveries by Purchaser. At the Closing:

(a) CT Investment Management Interests Purchase. In respect to the CT Investment Management Interests Purchase, Purchaser shall deliver to CT, the delivery of which shall be a condition to the obligation of CT to consummate the Closing:

(i) the CT Investment Management Interests Purchase Price in accordance with Section 2.1(b) (reflecting the adjustments made pursuant to Section 2.3 on the basis of the Purchase Price Adjustment Certificate delivered pursuant to Section 2.4(a));

(ii) evidence of the consents or approvals of the Persons whose consents or approvals are required for Purchaser to consummate the Contemplated Transactions, which consents are set forth on Schedule 9.5(a)(ii);

(iii) the Lease Deposit Amount, to the extent due pursuant to Section 7.18;

(iv) the Old CT/CTIMCO Management Agreement Termination Agreement, duly executed by CTIMCO;

(v) the New CT Management Agreement, duly executed by New CT Manager;

(vi) the CTIMCO Assignment and Assumption Agreement, duly executed by Purchaser, as assignee;

(vii) the CTOPI Co-Invest Assignment and Assumption Agreement, duly executed by Purchaser, as assignee;

(viii) the CTHG2 Co-Invest Assignment and Assumption Agreement, duly executed by Purchaser, as assignee; and

(ix) the CTHG2 Side Letter Amendment, duly executed by Purchaser.

(b) New CT Shares Purchase. In respect to the New CT Shares Purchase, Purchaser shall deliver to CT, the delivery of which shall be a condition to the obligation of CT to consummate the Closing:

(i) the New CT Shares Purchase Price in accordance with Section 2.1(d);

(ii) the Registration Rights Agreement, duly executed by Purchaser;

(iii) a certificate in substantially the form attached hereto as Schedule 9.5(b)(iii), duly executed by the Secretary, Assistant Secretary or manager of Purchaser, dated as of the Closing Date; and

(iv) a certificate in substantially the form attached hereto as Schedule 9.5(b)(iv), duly executed by an executive officer of Purchaser, dated as of the Closing Date.

ARTICLE 10

SURVIVAL; INDEMNIFICATION

10.1 Survival Limitation. All of the representations and warranties contained in this Agreement shall survive the Closing until the date that is eighteen (18) months following the Closing; provided, however, that (x) all the representations and warranties contained in Sections 5.5 and 4.5 (Taxes) and 5.9 and 4.9 (Employee Matters and Benefits Plans) shall survive the Closing until the date that is thirty (30) days after the expiration of the applicable statute of limitations period (taking into account any waiver, extension or tolling thereof), (y) the representations and warranties contained in Sections 3.1(a) and 3.1(a)(ii), (No Conflict; Governmental Authorization), Sections 3.2 and 4.1 (Corporate Status), 3.3 (Authority; Binding Effect), 4.2 and 5.1 (Capitalization) and 4.12 and 5.14 (Finder’s Fee) (collectively, the “Seller’s Excluded Representations”) shall survive indefinitely and (z) the representations and warranties contained in Sections 6.1(a)(i) and 6.1(a)(ii) (No Conflict; Required Filings), 6.3 (Power and Authority) and 6.5 (Finder’s Fee) shall survive indefinitely and the representations and warranties contained in Section 6.6 (Investment Intent) shall survive the Closing until the date that is six (6) months following the Closing (collectively, the “Purchaser’s Excluded Representations”); and provided, further, that if, at any time prior to such expiration of the representations and warranties, any indemnified Party delivers to any indemnifying Party a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by any indemnifying Party and asserting a Claim for recovery under Section 10.2 or 10.3 based on such alleged inaccuracy or breach, then the representation or warranty underlying the Claim asserted in such notice shall continue to survive (solely with respect to the alleged inaccuracy or breach and to no other fact, event, occurrence, circumstance or condition) until such time as such Claim is fully and finally resolved. The covenants, agreements and obligations of the Parties contained in this Agreement shall survive the Closing.

10.2 Indemnification by Seller. CT shall, from and after the Closing, indemnify, defend and hold harmless each Purchaser Indemnitee from and against, and shall compensate, reimburse and pay for, any Damages that are or may be directly or indirectly suffered or incurred by any Purchaser Indemnitee or to which any Purchaser Indemnitee may otherwise become subject (regardless of whether or not such Damages relate to any Third Party Claim) and arise out of, are caused by, or result from:

(a) any inaccuracy in, or breach of, any representation or warranty of Seller set forth in this Agreement or any Transaction Document (other than the Excluded Transaction Documents), including Article 3, Article 4 and Article 5, in each case relating to any representation or warranty set forth in this Agreement, interpreted without giving effect to any Material Adverse Effect or materiality qualifications (other than the representations and warranties set forth in Section 4.4(a)(i));

(b) any breach of any covenant or obligation of CT set forth in this Agreement or any Transaction Document (other than any material breach of any covenant or obligation of CT that is caused by New CT Manager acting in such capacity under the New CT Management Agreement (it being understood and agreed that New CT Manager’s actions under the New CT Management Agreement are subject to the supervision and control of the CT Board));

(c) the ownership, management or operation of any Acquired Entity, including, for the avoidance of doubt, the CTHG2 Co-Invest Interests and the CTOPI Co-Invest Interests, any Fund Entity or any of their respective Subsidiaries and the respective businesses, properties and assets of each of the foregoing or any other

CT Investment Management Interests at or prior to the Closing (whether or not disclosed in any Disclosure Schedules);

(d) any liabilities that CT should have taken into account and set forth on the Estimated Closing Balance Sheet, provided such liabilities were not taken into account in adjusting the CT Investment Interests Purchase Price pursuant to Section 2.4; and

(e) any claims by any Continuing Employees or current or former officers, directors or employees of the Acquired Entities or their respective Subsidiaries relating to matters arising (i) on or prior to the Closing (whether or not disclosed in the Disclosure Schedules) (other than to the extent (and solely to the extent) the Damages are indemnifiable by Purchaser pursuant to Section 10.3(c)), or (ii) in respect of or related to any Taxes or additional Taxes arising out of or related to the Incentive Plans, or claims by any Continuing Employees or current or former officers, directors or employees of the Acquired Entities or their respective Subsidiaries related to or arising out of such Taxes or additional Taxes, and any Closing Employee Amounts to the extent not taken into account in connection with the calculation of the CT Investment Management Interests Purchase Price pursuant to Section 2.3.

10.3 Indemnification by Purchaser. Purchaser shall, from and after the Closing, indemnify, defend and hold harmless each Seller Indemnitee from and against, and shall compensate, reimburse and pay for, any Damages that are or may be directly or indirectly suffered or incurred by any Seller Indemnitee or to which any Seller Indemnitee may otherwise become subject (regardless of whether or not such Damages relate to any Third Party Claim) and arise out of, are caused by, or result from:

(a) any inaccuracy in, or breach of, any representation or warranty of Purchaser set forth in this Agreement or any Transaction Document (other than the Excluded Transaction Documents), including Article 6;

(b) any breach of any covenant or obligation of Purchaser in this Agreement or any Transaction Document (other than the Excluded Transaction Documents); and

(c) any actions taken pursuant to clause (1) of Section 7.9(c) of the Disclosure Schedules to the extent not otherwise taken into account in determining the CT Investment Management Interests Purchase Price pursuant to Section 2.3(e); provided that Purchaser shall only be obligated to indemnify, defend and hold the Seller Indemnitees harmless from and against 50% of any such Damages.

10.4 Limitations.

(a) CT shall have no liability (for indemnification or otherwise) under this Agreement to any of the Purchaser Indemnitees unless the aggregate amount of all Damages incurred by the Purchaser Indemnitees exceeds five hundred thousand dollars ($500,000) and CT shall be liable only to the extent such Damages exceed the initial five hundred thousand dollars ($500,000); provided, however, that the foregoing limitation shall not apply to indemnification obligations arising out of or resulting from (i) a breach of any of the Seller’s Excluded Representations or (ii) any Claim made against CT pursuant to Section 8.7, 10.2(b), 10.2(d), or 10.2(e). CT shall not be liable under this Agreement to the Purchaser Indemnitees for any Damages which are otherwise indemnifiable hereunder in an amount that exceeds ten million dollars ($10,000,000) (the “Cap”); provided, however, that the foregoing limitation shall not apply to indemnification obligations arising out of or resulting from (i) a breach of any of Seller’s Excluded Representations, and (ii) any Claim made against CT pursuant to Section 8.7, 10.2(b), 10.2(c), 10.2(d) or 10.2(e). The foregoing limitations in this Section 10.4(a) shall not apply to any claim arising from the fraud, willful or criminal misconduct of any indemnifying Party. For the avoidance of doubt, the limitations in this Section 10.4(a) shall not apply to claims arising out of, caused by, or resulting from agreements entered into at the Closing between or among the Parties that relate to ongoing business relationships among the Parties, including the Excluded Transaction Documents. Notwithstanding anything to the contrary contained herein, except as set forth in the immediately preceding sentence, the maximum liability of

CT to Purchaser Indemnitees for any and all Damages that are otherwise indemnifiable hereunder shall be equal to an amount not to exceed one hundred percent (100%) of the Purchase Price.

(b) Purchaser shall have no liability (for indemnification or otherwise) under this Agreement to any of the Seller Indemnitees unless the aggregate amount of all Damages incurred by the Seller Indemnitees exceeds five hundred thousand dollars ($500,000) and Purchaser shall be liable only to the extent such Damages exceed the initial five hundred thousand dollars ($500,000); provided, however, that the foregoing limitation shall not apply to indemnification obligations arising out of or resulting from (i) a breach of any of the Purchaser’s Excluded Representations or (ii) any Claim made against Purchaser pursuant to Section 10.3(b) or Section 10.3(c). Purchaser shall not be liable under this Agreement to the Seller Indemnitees for any Damages which are otherwise indemnifiable hereunder in an amount that exceeds the Cap; provided, however, that the foregoing limitation shall not apply to indemnification obligations arising out of or resulting from (i) a breach of any of Purchaser’s Excluded Representations and (ii) any Claim made against Purchaser pursuant to Section 10.3(b) or Section 10.3(c). Purchaser shall not be liable to the Seller Indemnitees for any Damages which are otherwise indemnifiable hereunder in an amount that exceeds one hundred percent (100%) of the Purchase Price. The foregoing limitations in this Section 10.4(b) shall not apply to any claim arising from the fraud, willful or criminal misconduct of any indemnifying Party. For the avoidance of doubt, the limitations in this Section 10.4(b) shall not apply to claims arising out of, caused by, or resulting from agreements entered into at the Closing between or among the Parties that relate to ongoing business relationships among the Parties, including the Excluded Transaction Documents.

(c) Except for actions grounded in fraud, willful or criminal misconduct, from and after the Closing, the indemnities provided in Section 8.7 and this Article 10 shall, together with the remedies provided in Sections 2.1(f) and 2.4 with respect to the matters set forth therein, constitute the sole and exclusive remedy of any indemnified Party for Damages arising out of, resulting from or incurred in connection with any Claims related to this Agreement or arising out of the transactions contemplated hereby (excluding, for the avoidance of doubt, any Claims related to, arising out of or resulting from the Excluded Transaction Documents); provided, however, that this exclusive remedy for Damages does not preclude any Party from bringing an action for specific performance or other equitable remedy to require any Party to perform its obligations under this Agreement.

10.5 Defense of Third Party Claims.

(a) Promptly following receipt by an indemnified Party of notice of a Third Party Claim with respect to which such indemnified Party may be entitled to indemnification pursuant hereto, such indemnified Party shall provide written notice thereof to the Party obligated to indemnify under this Agreement; provided, however, that the failure to so notify the indemnifying Party shall not relieve the indemnifying Party from liability hereunder with respect to such Third Party Claim, except to the extent that the indemnifying Party is materially prejudiced thereby, and in any event, only to the extent of such prejudice. The indemnifying Party shall have the right, upon written notice delivered to the indemnified Party within twenty (20) days thereafter, to assume the defense of such Third Party Claim. In the event, however, that the indemnifying Party declines or fails to assume the defense of the Third Party Claim within such twenty (20)-day period, then the indemnified Party shall assume the defense of such Third Party Claim. With respect to any Third Party Claim, the indemnified Party or the indemnifying Party, whichever is not assuming the defense thereof, shall have the right to participate in such defense and to retain its own counsel at such Party’s own expense; provided, however, that if the indemnifying Party assumes the defense of such Third Party Claim, the indemnified Party shall be entitled to participate in such defense and to retain its own counsel at the indemnifying Party’s expense if (i) requested by the indemnifying Party to employ such counsel, (ii) in the opinion of counsel to the indemnified Party (which counsel shall be reasonably satisfactory to the indemnifying Party) the indemnified Party has potential defenses or counter-claims available to it that are inconsistent with or in addition to those available to the indemnifying Party or (iii) the indemnified Party determines in good faith that there is a reasonable probability that a Third Party Claim may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Article 10. In such circumstances, the indemnifying Party shall reimburse the indemnified Party for all reasonable fees and expenses of a single counsel (plus all reasonable fees and expenses of a single local counsel in each applicable jurisdiction) associated with such defense. The indemnifying Party or the indemnified Party (as the case may be) shall at all times use commercially reasonable efforts to keep the other Party reasonably apprised of the status of the defense of any matter the defense of which it is maintaining. If the indemnifying Party shall assume the defense and control of a Third Party Claim, the Indemnifying Party shall select counsel, contractors and/or consultants, as necessary, of recognized standing and competence after consultation with the indemnified Party and shall use commercially reasonable efforts in the defense or settlement of such Third Party Claim. Each of the indemnifying Parties and the indemnified Parties shall reasonably cooperate with each other with respect to the defense of any such matter. In the event of a conflict between this Section 10.5 and Section 8.5, the provisions of Section 8.5 shall control.

(b) No indemnified Party may settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the indemnifying Party (which may not be unreasonably withheld or delayed), unless such settlement, compromise or consent includes an unconditional release of each indemnifying Party from all liability arising out of or resulting from such Third Party Claim. No indemnifying Party may settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the indemnified Party (which may not be unreasonably withheld or delayed) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified Party from all liability arising out of, or related to, such Third Party Claim (and does not impose any equitable or similar remedies on the indemnified Party) and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified Party.

10.6 Direct Claims. In the event an indemnified Party asserts a Claim with respect to any matter not involving a Third Party Claim, such indemnified Party shall promptly provide written notice of such Claim to the appropriate indemnifying Party (a “Notice of Claim”) specifying in reasonable detail the basis for such Claim; provided, however, that the failure to so notify the indemnifying Party shall not relieve the indemnifying Party from liability hereunder with respect to such Claim, except to the extent that the indemnifying Party is materially prejudiced thereby. The indemnifying Party may, within twenty (20) days following its receipt of a Notice of Claim, object to a claim specified in such notice by delivering a written notice (a “Dispute Notice”) specifying in reasonable detail the basis for such objection. If the indemnifying Party has timely delivered a Dispute Notice, then the indemnifying Party and the indemnified Party shall, during a period of thirty (30) days from the indemnified Party’s receipt of such Dispute Notice, negotiate in good faith to resolve such dispute and, if not resolved through negotiations, such dispute shall be resolved according to the provisions set forth in Section 12.8. If the indemnifying Party fails to timely deliver a Dispute Notice to the indemnified Party, then the amount specified by the indemnified Party in such Notice of Claim shall be conclusively deemed a liability of the indemnifying Party under this Article 10.

10.7 Tax Treatment. The Parties shall report any payment made pursuant to Article 8 or this Article 10 as an adjustment to the Purchase Price unless otherwise required by applicable Law.

10.8 No Contribution. In no event shall CT or any Seller Indemnitee have any right to contribution from, or any other right against, any Acquired Entity, any Fund Entity, any of their respective Subsidiaries, or any of their shareholders, officers, directors, employees, agents, members or managers, as the case may be, with respect to any Claim, Third Party Claim or other payment owing by Seller or any of its Subsidiaries.

10.9 Adjustment for Insurance. Any indemnification amount payable pursuant to this Article 10 shall be net of any amounts actually recovered (after deducting related costs and expenses) by the indemnified Party for the Damages for which such indemnification payment is made, under any insurance policy (it being understood and agreed that a Party may seek indemnification under this Article 10 while concurrently using commercially reasonable efforts to recover under any insurance policy). In the event that any indemnified Party recovers amounts under any insurance policy as it relates to a particular Claim for which an indemnification payment has already been made pursuant to this Article 10, the indemnified Party shall reimburse the indemnifying Party an amount equal to the lesser of the amount of such insurance recovery (after deducting related costs and expenses) and the amount for which the indemnifying Party was obligated to indemnify the indemnified Party pursuant to this Article 10. Each indemnified Party shall use commercially reasonable efforts to recover maximum amounts available under any applicable insurance policy.

ARTICLE 11

TERMINATION OF AGREEMENT

11.1 Termination. This Agreement may be terminated prior to the Closing Date, whether before or after the CT Stockholder Approval:

(a) by mutual written consent of Purchaser and CT;

(b) by either Purchaser or CT, upon written notice to the other party, if the Closing shall not have occurred on or prior to 5:00 p.m., New York time, on June 27, 2013 (the “Outside Date”); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 11.1(b) if the failure to consummate the Closing by the Outside Date is attributable to the breach by such party of any provision of this Agreement;

(c) by either Purchaser or CT, upon written notice to the other party, if a court of competent jurisdiction or other Governmental Authority of competent jurisdiction shall have issued a final and nonappealable Order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions; provided, however, that the right to terminate this Agreement under this Section 11.1(c) shall not be available to a party if the issuance of such final, non-appealable Order, decree or ruling is attributable to the breach by such party of any provision of this Agreement;

(d) by either Purchaser or CT, upon written notice to the other party, if: (i) the CT Stockholders Meeting (including any adjournments or postponements thereof) shall have been held and CT’s stockholders shall have taken a vote on the matters subject to the CT Stockholder Approval and (ii) the CT Stockholder Approval was not obtained;

(e) by Purchaser, upon written notice to CT (at any time prior to the CT Stockholder Approval) if a Triggering Event shall have occurred;

(f) by Purchaser, upon written notice to CT, if: (i) any of CT’s representations and warranties shall have been inaccurate, such that the condition set forth in Section 9.3(a) would not be satisfied; or (ii) any of CT’s covenants or agreements contained in this Agreement shall have been breached, such that the condition set forth in Section 9.3(b) would not be satisfied, and in the case of both clauses (i) and (ii), such breach is not curable within thirty (30) days following notice of such breach, or, if curable, is not cured within thirty (30) days following notice of such breach; or

(g) by CT, upon written notice to Purchaser, if: (i) any of Purchaser’s representations and warranties shall have been inaccurate, such that the condition set forth in Section 9.2(a) would not be satisfied or (ii) any of Purchaser’s covenants or agreements contained in this Agreement shall have been breached, such that the condition set forth in Section 9.2(b) would not be satisfied, and in the case of both clauses (i) and (ii), such breach is not curable within thirty (30) days following notice of such breach, or, if curable, is not cured within thirty (30) days following notice of such breach.

11.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall be of no further force or effect; provided, however, that (i) Section 7.8, this Section 11.2, Section 11.3 and Article 12 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) nothing herein shall relieve any party for liability for any willful or intentional breach of this Agreement prior to such termination.

11.3 Expense Reimbursement.

(a) In the event that (i) CT or Purchaser shall terminate this Agreement pursuant to Section 11.1(b) (other than due to CT’s inability to satisfy the closing conditions specified in Sections 9.4(a)(xiii) through 9.4(a)(xviii) despite its good faith efforts to comply with such conditions) and within twelve (12) months of such termination of this Agreement CT or any of its Subsidiaries enters into a Contract with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, (ii) CT or Purchaser shall terminate this Agreement pursuant to Section 11.1(d) and either (x) prior to the CT Stockholders Meeting an Acquisition Proposal has been publicly announced or (y) within twelve (12) months of such termination of this Agreement, CT or any of its Subsidiaries enters into a Contract with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, or (iii) Purchaser shall terminate this Agreement pursuant to Section 11.1(e) or Section 11.1(f) (provided that, with respect to a termination pursuant to Section 11.1(f) due to an inaccuracy (or inaccuracies) of CT’s representations and warranties, any such inaccuracy (or inaccuracies) must be the result of knowing and intentional action on the part of CT or due to the gross negligence of CT), then, in any such case, CT shall be obligated to reimburse Purchaser for all fees and expenses incurred by or on behalf of Purchaser and its Affiliates in connection with the Contemplated Transactions and the pursuit and negotiation thereof, including any fees and expenses of their Representatives in connection therewith, subject to a cap of one million and five hundred thousand dollars ($1,500,000) in the aggregate (the “Purchaser Expense Reimbursement”).

(b) The Purchaser Expense Reimbursement shall be paid by CT by wire transfer to an account or accounts designated by Purchaser within three (3) Business Days of receipt by CT of a written notice from Purchaser setting forth the amount of such fees and expenses. If CT fails promptly to pay the Purchaser Expense Reimbursement when due, CT shall pay Purchaser its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with any Proceeding instituted to obtain such Purchaser Expense Reimbursement, together with interest on the amount of the Purchaser Expense Reimbursement from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A., in effect on the date such payment was required to be made.

(c) In the event that CT shall terminate this Agreement pursuant to Section 11.1(g) (provided that, with respect to a termination pursuant to Section 11.1(g) due to an inaccuracy (or inaccuracies) of Purchaser’s representations and warranties, any such inaccuracy (or inaccuracies) must be the result of knowing and intentional action on the part of Purchaser), then, in any such case, Purchaser shall be obligated to reimburse CT for all fees and expenses incurred after July 3, 2012 by or on behalf of CT and its Affiliates in connection with the Contemplated Transactions and the pursuit and negotiation thereof, including any fees and expenses of their Representatives in connection therewith, subject to a cap of one million and five hundred thousand dollars ($1,500,000) in the aggregate (the “CT Expense Reimbursement”).

(d) The CT Expense Reimbursement shall be paid by Purchaser by wire transfer to an account or accounts designated by CT within three (3) Business Days of receipt by Purchaser of a written notice from CT setting forth the amount of such fees and expenses. If Purchaser fails promptly to pay the CT Expense Reimbursement when due, Purchaser shall pay CT its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with any Proceeding instituted to obtain such CT Expense Reimbursement, together with interest on the amount of the CT Expense Reimbursement from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A., in effect on the date such payment was required to be made.

ARTICLE 12

MISCELLANEOUS

12.1 Notices. All notices, demands or requests required or permitted to be given pursuant to this Agreement must be in writing, to the following addresses:

(a)	if to Purchaser, to:

c/o The Blackstone Group L.P.
345 Park Avenue
New York, New York 10154
		Attention:	Chief Legal Officer and
Randall Rothschild
		Facsimile:	646-253-8983
646-253-8405
		Email:	John.Finley@blackstone.com
Rothschild@blackstone.com

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017-3954
		Attention:	Brian Stadler
Patrick Naughton
		Facsimile:	212-455-2502
		Email:	bstadler@stblaw.com
pnaughton@stblaw.com

(b)	if to Seller:

Capital Trust, Inc.
410 Park Avenue, 14th Floor New York, NY 10022 Attention: Stephen D. Plavin
		Facsimile:	212-655-0044
Email: splavin@capitaltrust.com

with copies to:

Paul Hastings LLP
75 East 55th Street New York, NY 10022 Attention: Michael L. Zuppone, Esq.
		Facsimile:	212-230-7752
Email: michaelzuppone@paulhastings.com

All notices, demands and requests to be sent to a party pursuant to this Agreement shall be deemed to have been properly given or served if: (i) sent by email; (ii) personally delivered; (iii) deposited for next day delivery by FedEx, or other similar nationally recognized overnight courier services, addressed to such party; (iv) transmitted by facsimile (and telephonically confirmed) or (v) deposited in the United States mail, addressed to such party, prepaid and registered or certified with return receipt requested. All notices, demands and requests so given shall be deemed received: (A) when received, if sent by email; (B) when personally delivered; (C) on the date of facsimile delivery and telephonic confirmation; (D) twenty-four (24) hours after being deposited for next day delivery with an overnight courier; or (E) seventy-two (72) hours after being deposited in the United States mail.

12.2 Severability. The provisions of this Agreement or any other Transaction Document shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof or thereof. If any provision of this Agreement or such Transaction Document, or the application thereof to any Person or circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement or such Transaction Document and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

12.3 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Transaction Documents, including all exhibits and schedules attached hereto constitute the entire agreement of the Parties and supersede any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement and the other Transaction Documents do not, and are not intended to, confer upon any other Person any right, benefit or remedy hereunder (other than as provided expressly in Section 7.10(c) and Article 10).

12.4 Amendment; Waiver. This Agreement may be amended only in a writing signed by all Parties. Any waiver of rights hereunder must be set forth in writing and signed by the Party against whom the waiver is to be effective. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement or any Transaction Document shall not in any way affect, limit or waive a Party’s rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement or such Transaction Document.

12.5 Binding Effect; Assignment. This Agreement and the Transaction Documents shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective legal representatives and successors. Notwithstanding the foregoing, this Agreement and the Transaction Documents shall not be assigned by any Party by operation of Law or otherwise without the prior written consent of each of the other Parties and any such purported assignment shall be void ab initio, except that Purchaser shall have the right to assign this Agreement, in whole or in part, and any rights and/or obligations hereunder to any of its Affiliates or Subsidiaries without the prior written consent of CT.

12.6 Disclosure Schedules. The Disclosure Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. The disclosures in any section or subsection of the Disclosure Schedules, as the case may be, shall qualify only (a) the corresponding section or subsection, as the case may be, of this Agreement, (b) other sections or subsections of this Agreement to the extent specifically cross-referenced in such section or subsection of the Disclosure Schedules and (c) other sections or subsections of this Agreement to the extent it is otherwise reasonably apparent, on the face of such disclosure, that such disclosure also applies to another section or subsection of the Disclosure Schedules or another Section or subsection of this Agreement.

12.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, (a) the laws of the State of Maryland with respect to matters, issues and questions relating to the duties of the CT Board and (b) the laws of the State of New York with respect to all other matters, issues and questions, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

12.8 Jurisdiction; Jury Trial.

Except as and to the extent provided in Sections 2.1(f) and 2.4 with respect to disputes relating to adjustments to and the allocation of the Purchase Price, each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City and County of New York in the State of New York for any litigation arising out of or relating to this Agreement, any Transaction Document or any Contemplated Transaction (and agrees not to commence any litigation relating hereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 12.1, shall be effective service of process for any litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or any Transaction Documents in the courts of the State of New York or the courts of the United States of America located in the City and County of New York in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY CONTEMPLATED TRANSACTION.

12.9 Equitable Remedies. The Parties agree that the breach of the provisions of any Transaction Document (excluding the Excluded Transaction Documents) would not be adequately compensated by money damages. It is accordingly agreed that prior to termination of this Agreement pursuant to Section 11.1, a Party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach and to specific performance of any such provision of such Transaction Document, and in either case no bond or security shall be required in connection therewith.

12.10 Construction. The headings of the Articles and Sections in this Agreement are provided for convenience only, are not part of the agreement of the Parties and shall not affect its construction or interpretation of this Agreement. The language used in this Agreement or any Transaction Document is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. The Transaction Documents were negotiated by the Parties with the benefit of legal representation. To the fullest extent permitted by applicable Law, if an ambiguity or question or intent or interpretation arises, the Transaction Documents shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring and or disfavoring a Party by virtue of the authorship of any of the provisions of any Transaction Document.

12.11 Time of the Essence. Time is of the essence regarding all dates and time periods set forth or referred to in any Transaction Document.

12.12 Counterparts. This Agreement and the Transaction Documents may be executed in one or more counterparts (including by facsimile or electronic PDF submission), each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

HUSKIES ACQUISITION LLC

By:	/s/ Laurence A. Tosi
	Name:	Laurence A. Tosi
	Title:	Chief Financial Officer

[Signatures Continued on Following Page]

[Signature Page to Purchase and Sale Agreement]

CAPITAL TRUST, INC.

By:	/s/ Stephen D. Plavin
Name: Stephen D. Plavin
Title: Chief Executive Officer and President

[Signature Page to Purchase and Sale Agreement]

Annex B

MANAGEMENT AGREEMENT

by and between

Capital Trust, Inc.

and

[—]

MANAGEMENT AGREEMENT, dated as of [—], 2012, by and between Capital Trust, Inc., a Maryland corporation, and [—], a [—] (the “Manager”).

W I T N E S S E T H:

WHEREAS, the Company was formed as a corporation which has elected to be treated as a real estate investment trust for U.S. federal income tax purposes pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Company was previously internally managed by CT Investment Management Co., LLC (“CTIMCO”), a wholly-owned subsidiary of the Company;

WHEREAS, pursuant to the Purchase and Sale Agreement, dated as of September 27, 2012 (as the same may be amended from time to time, the “Omnibus Purchase Agreement”), by and between the Company and Huskies Acquisition LLC, a Delaware limited liability company, has agreed to acquire CTIMCO’s investment management business and certain related interests on the terms and conditions set forth therein; and

WHEREAS, in connection therewith, the Company desires to retain the Manager to serve as investment manager of the Company and provide various investment management and other services with respect to the Company in the manner and on the terms set forth herein, and the Manager desires to accept such appointment and render such services to the Company in consideration of a management fee and incentive fee as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions.

(a) The following terms shall have the meanings set forth in this Section 1(a):

“Affiliate” means with respect to a Person (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (ii) any executive officer, employee or general partner of such Person, (iii) any member of the board of directors or board of managers (or bodies performing similar functions) of such Person, and (iv) any legal entity for which such Person acts as an executive officer or general partner; provided, that, for greater certainty, it is acknowledged and agreed that portfolio entities of any Other Blackstone Funds shall not be deemed Affiliates of the Manager.

“Agreement” means this Management Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Allocation Policy” means the investment allocation policy and procedures of the Manager and/or its Affiliates with respect to the allocation of investment opportunities among the Company and one or more Other Blackstone Funds (as the same may be amended, updated or revised from time to time).

“Automatic Renewal Term” has the meaning set forth in Section 10(a) hereof.

“Blackstone” means, collectively, The Blackstone Group L.P., a Delaware limited partnership, and any Affiliate thereof.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Cause Event” means (i) a final judgment by any court or governmental body of competent jurisdiction not stayed or vacated within thirty (30) days that the Manager, its agents or its assignees has committed a felony or a material violation of applicable securities laws that has a material adverse effect on the business of the Company or the ability of the Manager to perform its duties under the terms of this Agreement, (ii) an order for relief in an involuntary bankruptcy case relating to the Manager or the Manager authorizing or filing a voluntary bankruptcy petition, (iii) the dissolution of the Manager, or (iv) a determination that the Manager has committed fraud against the Company, misappropriates or embezzles funds of the Company, or has acted, or failed to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement; provided, however, that if any of the actions or omissions described in this clause (iv) are caused by an employee and/or officer of the Manager or one of its Affiliates and the Manager takes all necessary action against such person and cures the damage caused by such actions or omissions within thirty (30) days of such determination, then such event shall not constitute a Cause Event.

“Claim” has the meaning set forth in Section 8(c) hereof.

“Closing Date” means the Closing Date under the Omnibus Purchase Agreement.

“Code” has the meaning set forth in the Recitals.

“Common Stock” means the common stock, par value $0.01, of the Company.

“Company” means Capital Trust, Inc., a Maryland corporation, and, where the context requires, its Subsidiaries and Affiliates.

“Company Indemnified Party” has meaning set forth in Section 8(b) hereof.

“Conduct Policies” has the meaning set forth in Section 2(n) hereof.

“Confidential Information” has the meaning set forth in Section 5 hereof.

“Core Earnings” means the net income (loss) attributable to the stockholders of the Company, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the Incentive Compensation, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between the Manager and the Independent Directors and approved by a majority of the Independent Directors, and (vi) net income (loss) related to the CT Legacy Interests.

For the avoidance of doubt, the exclusion of depreciation and amortization from the calculation of Core Earnings shall only apply to debt investments related to real estate to the extent that the Company forecloses upon the property or properties underlying such debt investments.

“CT Legacy CDOs” means Capital Trust RE CDO 2004-1 Ltd., a Cayman Islands company, Capital Trust RE CDO 2005-1 Ltd, a Cayman Islands company, and CT CDO IV Ltd., a Cayman Islands exempted company.

“CT Legacy REIT” means CT Legacy REIT Mezz Borrower, Inc., a Maryland corporation.

“CT Legacy REIT Award Agreements” means those certain award agreements granted under the Company’s 2007 Long-Term Incentive Plan related to distributions made by CT Legacy REIT.

“CT Legacy Interests” means the Company’s interests in (i) CT Legacy REIT, net of the Unit Secured Notes and payments made by the Company pursuant to the CT Legacy REIT Award Agreements, (ii) the CTOPI Interest, net of the payments made by the Company pursuant to the CTOPI Award Agreements and (iii) the CT Legacy CDOs.

“CTIMCO” has the meaning set forth in the Recitals.

“CTOPI” means CT Opportunity Partners I, L.P., a Delaware limited partnership.

“CTOPI Award Agreements” means those certain award agreements related to carried interest distributions made by CTOPI.

“CTOPI Interest” means the Company’s interest in CT OPI GP, LLC, a Delaware limited liability company and general partner of CTOPI.

“Effective Termination Date” has the meaning set forth in Section 10(b) hereof.

“Equity” means (a) the sum of (1) the net proceeds received by the Company from all issuances of the Company’s Common Stock from and after the Closing Date (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus (2) the Company’s retained earnings at the end of the most recently completed calendar quarter in respect of Core Earnings from and after the Closing Date, plus (3) cash retained on the Company’s balance sheet as of the Closing Date and cash retained upon realization of the CT Legacy Interests, (b) less (1) any distributions to the Company’s stockholders in excess of retained Core Earnings, (2) any amount that the Company or any of its Subsidiaries has paid to repurchase the Company’s Common Stock since the Closing Date and (3) any Incentive Compensation paid following the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in effect in the United States on the date such principles are applied.

“Governing Agreements” means, with regard to any entity, the articles of incorporation or certificate of incorporation and bylaws in the case of a corporation, the certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the certificate of formation and limited liability company agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents in each case as amended.

“Incentive Compensation” means the incentive fee calculated and payable with respect to each calendar quarter following the Closing Date (or part thereof that this Agreement is in effect) in arrears in an amount, not less than zero, equal to:

(i) for the first full calendar quarter following the Closing Date, the product of (a) 20% and (b) the difference between (i) Core Earnings of the Company for such calendar quarter, and (ii) the product of (A) the Company’s Equity as of the end of such calendar quarter, and (B) 7%;

(ii) for each of the second, third and fourth full calendar quarters following the Closing Date, the difference between (1) the product of (a) 20% and (b) the difference between (i) Core Earnings of the Company for the previous calendar quarter, and (ii) the product of (A) the Company’s Equity in the previous calendar quarter, and (B) 7%, and (2) the sum of any Incentive Compensation paid to the Manager with respect to the prior calendar quarter(s) following the Closing Date, as applicable; and

(iii) for each calendar quarter thereafter, the difference between (1) the product of (a) 20% and (b) the difference between (i) Core Earnings of the Company for the previous 12-month period, and (ii) the product of (A) the Company’s Equity in the previous 12-month period, and (B) 7%, and (2) the sum of any Incentive Compensation paid to the Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no Incentive Compensation shall be payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from the date of the first offering of Common Stock following the Closing Date) is greater than zero.

Incentive Compensation shall be pro rated for partial periods, to the extent necessary, based on the number of days elapsed or remaining in such period, as the case may be (including any calendar quarter during which the Closing Date occurs and any calendar quarter during which any Effective Termination Date occurs).

“Indemnified Party” has the meaning set forth in Section 8(b) hereof.

“Independent Director” means a member of the Board who is “independent” in accordance with the Company’s Governing Agreements and the rules of the NYSE or such other securities exchange on which the shares of Common Stock are listed.

“Initial Term” has the meaning set forth in Section 10(a) hereof.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“Investment Guidelines” means the investment guidelines of the Company approved by the Board, as may be amended, restated, modified, supplemented or waived pursuant to the approval of a majority of the Board (which must include a majority of the Independent Directors) from time to time. As of the date hereof, such investment guidelines are listed on Exhibit A.

“Losses” has the meaning set forth in Section 8(a) hereof.

“Management Fee” means the management fee, without duplication, payable quarterly in arrears with respect to each calendar quarter following the Closing Date, in an amount equal to the greater of:

(i) $250,000 per annum ($62,500 per quarter); and

(ii) 1.50% per annum (0.375% per quarter) of the Company’s Equity.

The Management Fee shall be pro rated for partial periods, to the extent necessary, as described more fully elsewhere herein.

“Manager” has the meaning set forth in the Recitals.

“Manager Expenses” has the meaning set forth in Section 7(a) hereof.

“Manager Indemnified Party” has the meaning set forth in Section 8(a) hereof.

“Manager Permitted Disclosure Parties” has the meaning set forth in Section 5(a) hereof.

“Notice of Proposal to Negotiate” has the meaning set forth in Section 10(c) hereof.

“NYSE” means The New York Stock Exchange.

“Omnibus Purchase Agreement” has the meaning set forth in the Recitals.

“Other Blackstone Funds” means, collectively, any other investment funds, vehicles, accounts, products and/or other similar arrangements sponsored, advised and/or managed by Blackstone, whether currently in existence or subsequently established, in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, co-investment vehicles and other entities formed in connection with Blackstone’s side-by-side or additional general partner investments with respect thereto.

“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

“Regulation FD” means Regulation FD as promulgated by the SEC.

“REIT” means a “real estate investment trust” as defined under the Code.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means a corporation, limited liability company, partnership, joint venture or other entity or organization of which: (a) the Company or any other subsidiary of the Company is a general partner or managing member, or (b) voting power to elect a majority of the board of directors, trustees or other Persons performing similar functions with respect to such entity or organization is held by the Company or by any one or more of the Company’s subsidiaries.

“Termination Fee” means a termination fee equal to three (3) times the sum of (i) the average annual Management Fee, and (ii) average annual Incentive Compensation, in each case earned by the Manager during the 24-month period immediately preceding the most recently completed calendar quarter prior to the Effective Termination Date.

“Termination Notice” has the meaning set forth in Section 10(b) hereof.

“Termination Without Cause” has the meaning set forth in Section 10(b) hereof.

“Treasury Regulations” means the Procedures and Administration Regulation promulgated by the U.S. Department of Treasury under the Code, as amended.

“Unit Secured Notes” means, collectively, the Series 1 Unit Secured Notes issued by CT Legacy Series 1 Note Issuer, LLC, a Delaware limited liability company, and the Series 2 Unit Secured Notes issued by CT Legacy Series 2 Note Issuer, LLC, a Delaware limited liability company, issued prior to the date hereof.

(b) As used herein, accounting terms relating to the Company and its Subsidiaries, if any, not defined in Section 1(a) and accounting terms partly defined in Section 1(a), to the extent not defined, shall have the respective meanings given to them under GAAP. As used herein, “calendar quarters” shall mean the period from January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31 of the applicable year.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words include, includes and including shall be deemed to be followed by the phrase “without limitation.”

Section 2. Appointment and Duties of the Manager.

(a) The Company hereby appoints the Manager, as agent, to manage the investments and day-to-day business and affairs of the Company and its Subsidiaries, subject at all times to the further terms and conditions set forth in this Agreement and to the supervision of the Board. Except as otherwise provided in this Agreement, the Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein, provided that the Company reimburses the Manager for costs and expenses in accordance with Section 7 hereof. The appointment of the Manager shall be exclusive to the Manager, except to the extent that the Manager elects, in its sole and absolute discretion, subject to the terms of this Agreement, to cause the duties of the Manager as set forth herein to be provided by third parties and/or its Affiliates.

(b) The Manager, in its capacity as manager of the investments and the operations of the Company, at all times will be subject to the supervision and direction of the Board and will have only such functions and authority as the Board may delegate to it, including, without limitation, managing the Company’s investment activities and other business affairs in conformity with the Investment Guidelines and other policies that are approved and monitored by the Board. The Company and the Manager hereby acknowledge the recommendation by the Manager and the approval by the Board of the Investment Guidelines.

(c) Subject to the oversight of the Board and the terms and conditions of this Agreement (including the Investment Guidelines), the Manager will have plenary authority with respect to the management of the business and affairs of the Company and will be responsible for the day-to-day management of the Company. The Manager will perform (or cause to be performed through one or more of its Affiliates or Subsidiaries) such services and activities relating to the investments and business and affairs of the Company as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:

(i) serving as an advisor to the Company with respect to the establishment and periodic review of the Investment Guidelines and other parameters for the Company’s investments, financing activities and operations, any modifications to which will be approved by a majority of the Board (which must include a majority of the Independent Directors);

(ii) identifying, investigating, analyzing, and selecting possible investment opportunities and originating, negotiating, acquiring, consummating, monitoring, financing, retaining, selling, negotiating for prepayment, restructuring, refinancing, hypothecating, pledging or otherwise disposing of investments consistent in all material respects with the Investment Guidelines;

(iii) with respect to prospective purchases, sales, exchanges or other dispositions of investments, conducting negotiations on the Company’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives;

(iv) negotiating and entering into, on the Company’s behalf, repurchase agreements, interest rate or currency swap agreements, hedging arrangements, financing arrangements (including one or more credit facilities), foreign exchange transactions, derivative transactions, and other agreements and instruments required or appropriate in connection with the Company’s activities;

(v) engaging and supervising, on the Company’s behalf and at the Company’s expense, independent contractors, advisors, consultants, attorneys, accountants, auditors, and other service providers (which may include Affiliates of the Manager) that provide various services with respect to the Company, including, without limitation, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services (including transfer agent and registrar services) as may be required relating to the Company’s activities or investments (or potential investments);

(vi) coordinating and managing operations of any joint venture or co-investment interests held by the Company and conducting all matters with the joint venture or co-investment partners;

(vii) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

(viii) administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to the Company’s management as may be agreed upon by the Manager and the Board, including, without limitation, the collection of revenues and the payment of the Company’s debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(ix) communicating on the Company’s behalf with the holders of any of the Company’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(x) advising the Company in connection with policy decisions to be made by the Board;

(xi) engaging one or more subadvisors with respect to the management of the Company, including, where appropriate, Affiliates of the Manager;

(xii) evaluating and recommending to the Board hedging strategies and engaging in hedging activities on the Company’s behalf, consistent with the Company’s qualification as a REIT and with the Investment Guidelines;

(xiii) advising the Company regarding the maintenance of the Company’s qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause the Company to qualify for taxation as a REIT;

(xiv) advising the Company regarding the maintenance of the Company’s exemption from regulation as an investment company under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause the Company to maintain such exemption from regulation as an investment company under the Investment Company Act;

(xv) furnishing reports to the Company regarding the Company’s activities and services performed for the Company by the Manager and its Affiliates;

(xvi) monitoring the operating performance of the Company’s investments and providing periodic reports with respect thereto to the Board, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xvii) investing and reinvesting any moneys and securities of the Company (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to the Company’s stockholders and partners) and advising the Company as to the Company’s capital structure and capital raising;

(xviii) causing the Company to retain a qualified independent public accounting firm and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and to conduct periodic compliance reviews with respect thereto;

(xix) assisting the Company in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xx) assisting the Company in complying with all regulatory requirements applicable to the Company in respect of the Company’s business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act, or by the NYSE, and facilitating compliance with the Sarbanes-Oxley Act of 2002, the listing rules of the NYSE, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

(xxi) assisting the Company in taking all necessary action to enable the Company to make required tax filings and reports, including soliciting stockholders for all information required to the extent provided by the provisions of the Code and Treasury Regulations applicable to REITs;

(xxii) placing, or arranging for the placement of, all orders pursuant to the Manager’s investment determinations for the Company either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

(xxiii) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day activities (other than with the Manager or its Affiliates), subject to such reasonable limitations or parameters as may be imposed from time to time by the Board;

(xxiv) using commercially reasonable efforts to cause expenses incurred by the Company or on the Company’s behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board from time to time;

(xxv) advising the Company with respect to and structuring long-term financing vehicles for the Company’s portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

(xxvi) serving as the Company’s advisor with respect to decisions regarding any of the Company’s financings, hedging activities or borrowings undertaken by the Company, including (1) assisting the Company in developing criteria for debt and equity financing that is specifically tailored to the Company’s investment objectives, and (2) advising the Company with respect to obtaining appropriate financing for the Company’s investments (which, in accordance with applicable law and the terms and conditions of this Agreement and the Company’s Governing Agreements may include financing by the Manager or its Affiliates);

(xxvii) providing the Company with portfolio management and other related services;

(xxviii) arranging marketing materials and other related documentation, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote the Company’s business; and

(xxix) performing such other services from time to time in connection with the management of the business and affairs of the Company and its investment activities as the Board shall reasonably request and/or the Manager shall deem appropriate under the particular circumstances.

(d) For the period and on the terms and conditions set forth in this Agreement, the Company and each of its Subsidiaries hereby constitutes, appoints and authorizes the Manager, and any officer of the Manager acting on its behalf from time to time, as the Company’s true and lawful agent and attorney-in-fact, in its name, place and stead, to negotiate, execute, deliver and enter into any certificates, instruments, agreements, authorizations and other documentation in the name and on behalf of the Company as the Manager, in its sole discretion, deems necessary or appropriate in connection with the performance of its services hereunder. This power of attorney is deemed to be coupled with an interest. In performing such services, as an agent of the Company, the Manager shall have the right to exercise all powers and authority which are reasonably necessary and customary to perform its obligations under this Agreement, including, the following powers, subject in each case to the terms and conditions of this Agreement, including, without limitation, the Investment Guidelines:

(i) to purchase, exchange or otherwise acquire and to sell, exchange or otherwise dispose of, any investment at public or private sale;

(ii) to borrow and, for the purpose of securing the repayment thereof, to pledge, mortgage or otherwise encumber investments and enter into agreements in connection therewith, including, without limitation, repurchase agreements, master repurchase agreements, International Swap Dealer Association swap, caps and other agreements and annexes thereto and other futures and forward agreements;

(iii) to purchase, take and hold investments subject to mortgages or other liens;

(iv) to extend the time of payment of any liens or encumbrances which may at any time be encumbrances upon any investment, irrespective of by whom the same were made;

(v) to foreclose, to reduce the rate of interest on, and to consent to the modification and extension of the maturity or other terms of any investments, or to accept a deed in lieu of foreclosure;

(vi) to join in a voluntary partition of any investment;

(vii) to cause to be demolished any structures on any real estate investment;

(viii) to cause renovations and capital improvements to be made to any real estate investment;

(ix) to abandon any real estate investment deemed to be worthless;

(x) to enter into joint ventures or otherwise participate in investment vehicles investing in investments;

(xi) to cause any real estate investment to be leased, operated, developed, constructed or exploited;

(xii) to obtain and maintain insurance in such amounts and against such risks as are prudent in accordance with customary and sound business practices in the appropriate geographic area;

(xiii) to cause any property to be maintained in good state of repair and upkeep; and to pay the taxes, upkeep, repairs, carrying charges, maintenance and premiums for insurance;

(xiv) to use the personnel and resources of its Affiliates in performing the services specified in this Agreement;

(xv) to designate and engage all professionals, consultants and other service providers subject to and in accordance with, as applicable, Section 2(e), to perform services (directly or indirectly) on behalf of the Company and its Subsidiaries, including, without limitation, accountants, legal counsel and engineers; and

(xvi) to take any and all other actions as are necessary or appropriate in connection with the Company’s investments.

The Manager shall be authorized to represent to third parties that it has the power to perform the actions which it is authorized to perform under this Agreement.

(e) The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of the persons and firms referred to in Section 7(b) hereof as the Manager deems necessary or advisable in connection with the management and operations of the Company, which may include Affiliates of the Manager; provided, that any such services may only be provided by Affiliates to the extent (i) such services are on arm’s length terms and competitive market rates in relation to terms that are then customary for agreements regarding the provision of such services to companies that have assets similar in type, quality and value to the assets of the Company and its Subsidiaries, or (ii) such services are approved by a majority of the Independent Directors. In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Manager at the Company’s sole cost and expense. The Manager shall keep the Board reasonably informed on a periodic basis as to any services provided by Affiliates of the Manager not approved by a majority of the Independent Directors.

(f) The Manager shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the Company’s and its Subsidiaries’ status as entities excluded from investment company status under the Investment Company Act, or (iii) would materially violate the Conduct Policies, any law, rule or regulation of any governmental body or agency having jurisdiction over the Company and its Subsidiaries or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the applicable Governing Agreements. If the Manager is ordered to take any action by the Board, the Manager shall seek to promptly notify the Board if it is the Manager’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or Governing Agreements. Notwithstanding the foregoing, neither the Manager nor any of its Affiliates shall be liable to the Company, the Board, or the Company’s stockholders for any act or omission by the Manager or any of its Affiliates, except as provided in Section 8 of this Agreement.

(g) The Company (including the Board) agrees to take all actions reasonably required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including, without limitation, all steps reasonably necessary to allow the Manager to make any filing required to be made under the Securities Act, Exchange Act, the NYSE’s Listed Company Manual, Code or other applicable law, rule or regulation on behalf of the Company in a timely manner. The Company further agrees to use commercially reasonable efforts to make available to the Manager all resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the Company.

(h) As frequently as the Manager may deem reasonably necessary or advisable, or at the direction of the Board, the Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared,

(i) reports and other information on the Company’s operations and (ii) other information relating to any proposed or consummated investment as may be reasonably requested by the Company.

(i) The Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, all periodic reports and financial statements with respect to the Company reasonably required by the Board in order for the Company to comply with its Governing Agreements, or any other materials required to be filed with any governmental body or agency, including but not limited to the SEC, and shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, all materials and data necessary to complete such reports and other materials, including, without limitation, an annual audit of the Company’s books of account by a nationally recognized independent accounting firm.

(j) The Manager shall prepare, or, at the sole cost and expense to the Company, cause to be prepared, regular reports for the Board to enable the Board to review the Company’s acquisitions, portfolio composition and characteristics, credit quality, performance, asset performance and compliance with the Investment Guidelines, and policies approved by the Board.

(k) Officers, employees and agents of the Manager and its Affiliates may serve as directors, officers, employees, agents, nominees or signatories for the Company or any of its Subsidiaries, to the extent permitted by their Governing Agreements, by any resolutions duly adopted by the Board. When executing documents or otherwise acting in such capacities for the Company or any of its Subsidiaries, such Persons shall indicate in what capacity they are executing on behalf of the Company or any of its Subsidiaries. Without limiting the foregoing, while this Agreement is in effect, the Manager will provide the Company with a management team, including a Chief Executive Officer and President, Chief Financial Officer or similar positions, along with appropriate support personnel, to provide the management services to be provided by the Manager to the Company hereunder, who shall devote such of their time to the management of the Company as necessary and appropriate, commensurate with the level of activity of the Company from time to time.

(l) At all times during the term of this Agreement, the Manager, at its sole cost and expense, shall maintain “errors and omissions” insurance coverage and other insurance coverage that is customarily carried by asset and investment managers performing functions similar to those of the Manager under this Agreement with respect to assets similar to the assets of the Company and the Subsidiaries.

(m) The Manager, at its sole cost and expense, shall provide or otherwise cause to be provided, such internal audit, compliance and control services as may be required for the Company to comply with applicable law (including the Securities Act and Exchange Act), regulation (including SEC regulations) and the rules and requirements of the NYSE and as otherwise reasonably requested by the Company or its Board from time to time.

(n) The Manager agrees to be bound by the Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines and Policy on Insider Trading and other compliance and governance policies and procedures required under the Exchange Act, the Securities Act, or by the NYSE or other securities exchange, if any (collectively, the “Conduct Policies”), and to take, or cause to be taken, all actions reasonably required to cause its officers, directors, members, managers and employees, and any principals, officers or employees of its Affiliates (including Blackstone) who are involved in the business and affairs of the Company, to be bound by the Conduct Policies to the extent applicable to such Persons.

Section 3. Additional Activities of the Manager; Allocation of Investment Opportunities; Non-Solicitation; Restrictions.

(a) Nothing in this Agreement shall (i) prevent the Manager or any of its Affiliates, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company, including, without limitation, the sponsoring, closing and/or managing of any Other Blackstone Funds that employ investment objectives or strategies that overlap, in whole or in part, with the Investment Guidelines of the Company, (ii) in any way bind or restrict the Manager or any of its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or any of its Affiliates, officers, directors or employees may be acting, or (iii) prevent the Manager or any of its Affiliates from receiving fees or other compensation or profits from such activities described in this Section 3(a) which shall be for the Manager’s (and/or its Affiliates’) sole benefit. While information and recommendations supplied to the Company shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, they may be different in certain material respects from the information and recommendations supplied by the Manager or any Affiliate of the Manager to others (including, for greater certainty, the Other Blackstone Funds and their investors, as described more fully in Section 3(b)). The Manager and the Company acknowledge and agree that, notwithstanding anything to the contrary contained herein, (i) Affiliates of the Manager sponsor, advise and/or manage one or more Other Blackstone Funds and may in the future sponsor, advise and/or manage additional Other Blackstone Funds, and (ii) the Manager will allocate investment opportunities that overlap with the Investment Guidelines of the Company and such Other Blackstone Funds in accordance with the Allocation Policy.

(b) In connection with the services of the Manager hereunder, the Company and the Board acknowledge and/or agree that (i) as part of Blackstone’s regular businesses, personnel of the Manager and its Affiliates may from time-to-time work on other projects and matters (including with respect to one or more Other Blackstone Funds), and that conflicts may arise with respect to the allocation of personnel between the Company and one or more Other Blackstone Funds and/or the Manager and such other Affiliates, (ii) there may be circumstances where investments that are consistent with the Company’s Investment Guidelines may be shared with or allocated to one or more Other Blackstone Funds (in lieu of the Company) in accordance with the Allocation Policy, (iii) Other Blackstone Funds may invest, from time-to-time, in investments in which the Company may also invest (including at a different level of an issuer’s capital structure (e.g., an investment by an Other Blackstone Fund in an equity or mezzanine interest with respect to the same portfolio entity in which the Company owns a debt interest or vice versa) or in a different tranche of fundraising with respect to an issuer in which the Company has an interest) and while Blackstone will seek to resolve any such conflicts in a fair and equitable manner in accordance with the Allocation Policy, such transactions shall not be required to be presented to the Board for approval, and there can be no assurance that any such conflicts will be resolved in favor of the Company, (iv) the Manager and its Affiliates may from time-to-time receive fees from portfolio entities or other issuers for the arranging, underwriting, syndication or refinancing of investments or other additional fees, including acquisition fees, loan servicing fees, special servicing fees and administrative fees and fees or advisory or asset management fees, including with respect to Other Blackstone Funds and related portfolio entities, and while such fees may give rise to conflicts of interest the Company will not receive the benefit of any such fees, and (v) the terms and conditions of the governing agreements of such Other Blackstone Funds (including with respect to the economic, reporting, and other rights afforded to investors in such Other Blackstone Funds) are materially different from the terms and conditions applicable to the Company and its stockholders, and neither the Company nor any such stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other Blackstone Funds as a result of an investment in the Company or otherwise. The Manager shall keep the Board reasonably informed on a periodic basis in connection with the foregoing, including with respect to any transactions that present conflicts contemplated by clause (iii) of this Section 3(b) and shall provide the Board quarterly updates in respect of such matters.

(c) Subject to Section 3(b), the Board will periodically review the Investment Guidelines and the Company’s investment portfolio when and as determined in its discretion, but will not review each proposed investment; provided, that the Manager shall not consummate on behalf of the Company any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from, Blackstone, any Other Blackstone Fund or any of their Affiliates unless such transaction (A) is on terms no less favorable to the

Company than could have been obtained on an arm’s length basis from an unrelated third party and (B) has been approved in advance by a majority of the Independent Directors. In connection with the foregoing, it is understood and/or agreed for greater certainty that while conflicts of interests may arise from time-to-time in connection with the investment activities of the Company, Blackstone and the Other Blackstone Funds (including as more fully described in Section 3(b) above) and that the Manager will seek to resolve any such conflicts of interest in a fair and equitable manner in accordance with the Allocation Policy and its prevailing policies and procedures with respect to conflicts resolution among Other Blackstone Funds generally, only those transactions set forth above shall be required to be presented for approval to the Independent Directors; provided, that the foregoing shall not limit the ability of the Manager, in its discretion, to present additional matters involving the Company to the Independent Directors from time-to-time for review, advice and/or approval to the extent the Manager reasonably determines that doing so is appropriate under the circumstances (including, without limitation, as a result of a determination that such matters give rise to material conflicts of interest that are appropriate to be reviewed and/or approved by the Independent Directors).

(d) In the event of a Termination Without Cause of this Agreement by the Company pursuant to Section 10(b) hereof, for two (2) years after such termination of this Agreement, the Company shall not, without the consent of the Manager, employ or otherwise retain any employee of the Manager or any of its Affiliates or any person who has been employed by the Manager or any of its Affiliates at any time within the two (2) year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Company. The Company acknowledges and agrees that, in addition to any damages, the Manager may be entitled to equitable relief for any violation of this Section 3(d) by the Company, including, without limitation, injunctive relief.

(e) At the reasonable request of the Board, the Manager shall review the Allocation Policy with the Board and respond to reasonable questions regarding the Allocation Policy as it relates to services under the Agreement. The Manager shall promptly provide the Board with a description of any material amendments, updates and revisions to the Allocation Policy.

Section 4. Bank Accounts. At the direction of the Board, the Manager may establish and maintain, as agent on behalf of the Company, one or more bank accounts in the name of the Company or any Subsidiary, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board and, upon request, to the auditors of the Company or any Subsidiary.

Section 5. Records; Confidentiality.

The Manager shall maintain appropriate books of account, records and files relating to services performed hereunder, and such books of account, records and files shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours upon advance written notice. The Manager shall have full responsibility for the maintenance, care and safekeeping of all such books of account, records and files (it being understood that services may be provided with respect to the Company by service providers (e.g., administrators, prime brokers and custodians) and so long as such service providers are monitored by the Manager with due care, the Manager shall be in compliance with the foregoing). The Manager shall keep confidential any and all non-public information, written or oral, obtained by it in connection with the services rendered hereunder (“Confidential Information”) and shall not use Confidential Information except in furtherance of its duties under this Agreement or disclose Confidential Information, in whole or in part, to any Person other than (i) to officers, directors, employees, agents, representatives, advisors of the Manager or its Affiliates who need to know such Confidential Information for the purpose of rendering services hereunder, (ii) to appraisers, lenders or other financing sources, co-originators, custodians, administrators, brokers, commercial counterparties or any similar entity and others in the ordinary course of the Company’s business ((i) and (ii) collectively, “Manager Permitted Disclosure Parties”), (iii) in connection with any governmental or regulatory filings of the Company (including, if required by law, any filings made by Blackstone as a result of its status as a public company) or disclosure or presentations to Company investors (subject to compliance with Regulation FD), (iv) to governmental officials having jurisdiction over the Company, (v) as requested by law or legal process to which the Manager or any Person to whom disclosure is permitted hereunder is a party, (vi) to existing or prospective investors in Other Blackstone Funds and their advisors to the extent such persons reasonably request such information, subject to an undertaking of confidentiality, non-disclosure and nonuse, or (vii) otherwise with the consent of the Company. The Manager agrees to inform each of its Manager Permitted Disclosure Parties of the non-public nature of the Confidential Information. Nothing herein shall prevent the Manager from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any law or regulation to, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (iv) to its legal counsel or independent auditors; provided, however that with respect to clauses (i) and (ii), it is agreed that, so long as not legally prohibited, the Manager will provide the Company with written notice within a reasonable period of time of such order, request or demand so that the Company may seek, at its sole expense, an appropriate protective order and/or waive the Manager’s compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Manager is required to disclose Confidential Information, the Manager may disclose only that portion of such information that is legally required without liability hereunder; provided, that the Manager agrees to exercise its reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding anything herein to the contrary, each of the following shall be deemed to be excluded from provisions hereof: any Confidential Information that (A) is available to the public from a source other than the Manager, (B) is released by the Company to the public (except to the extent exempt under Regulation FD) or to persons who are not under similar obligation of confidentiality to the Company, or (C) is obtained by the Manager from a third-party which, to the best of the Manager’s knowledge, does not constitute a breach by such third-party of an obligation of confidence with respect to the Confidential Information disclosed. The provisions of this Agreement shall survive the expiration or earlier termination of this Agreement for a period of one year.

Section 6. Compensation.

(a) For the services rendered under this Agreement, the Company shall pay the Management Fee and the Incentive Compensation to the Manager. The Manager will not receive any compensation for the period prior to the Closing Date.

(b) The parties acknowledge that the Management Fee is intended in part to compensate the Manager and its Affiliates for the costs and expenses they will incur hereunder and pursuant to any subadvisory agreement, as well as certain expenses not otherwise reimbursable under Section 7 below, in order for the Manager to provide the Company the investment advisory services and certain general management services rendered under this Agreement. The fee paid by the Manager under a subadvisory agreement (if any) shall not constitute an expense reimbursable by the Company under this Agreement or otherwise.

(c) The Management Fee shall be payable in arrears in cash, in quarterly installments commencing with the quarter in which this Agreement is executed. If applicable, the initial and final installments of the Management Fee shall be pro-rated based on the number of days during the initial and final quarter, respectively, that this Agreement is in effect. The Manager shall calculate each quarterly installment of the Management Fee, and deliver such calculation to the Company, within thirty (30) days following the last day of each calendar quarter. The Company shall pay the Manager each installment of the Management Fee within five (5) Business Days after the date of delivery to the Company of such computations.

(d) The Incentive Compensation shall be payable in arrears in cash, in quarterly installments commencing with the quarter in which this Agreement is executed. The Manager shall compute each quarterly installment of the Incentive Compensation within forty-five (45) days after the end of the calendar quarter with respect to which such installment is payable. A copy of the computations made by the Manager to calculate such installment shall thereafter promptly be delivered to the Board and, upon such delivery, payment of such installment of the Incentive Compensation shown therein shall be due and payable no later than the date which is five (5) Business Days after the date of delivery to the Board of such computations.

Section 7. Expenses of the Company.

(a) Subject to Section 7(b), the Manager shall be responsible for the expenses related to any and all personnel of the Manager and its Affiliates who provide services to the Company pursuant to this Agreement or otherwise (including, without limitation, each of the officers of the Company and any directors of the Company who are also directors, officers or employees of the Manager or any of its Affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel (“Manager Expenses”).

(b) The Company shall pay all of its costs and expenses and shall reimburse the Manager or its Affiliates for documented costs and expenses of the Manager and its Affiliates incurred on behalf of the Company, other than Manager Expenses. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company or any Subsidiary shall be paid by the Company and shall not be paid by the Manager or Affiliates of the Manager:

(i) fees, costs and expenses in connection with the issuance and transaction costs incident to the acquisition, negotiation, structuring, trading, settling, disposition and financing of the investments of the Company and its Subsidiaries (whether or not consummated), including brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges, forfeited deposits, and other investment costs fees and expenses actually incurred in connection with the pursuit, making, holding, settling, monitoring or disposing of actual or potential investments;

(ii) fees costs, and expenses of legal, tax, accounting, consulting, auditing, finance, administrative, investment banking, capital market and other similar services rendered to the Company (including, where the context requires, through one or more third parties and/or Affiliates of the Manager) or, if provided by the Manager’s personnel, in accordance with Section 2(e) hereof;

(iii) the compensation and expenses of the Company’s directors (excluding those directors who are officers of the Manager) and the cost of liability insurance to indemnify the Company’s directors and officers;

(iv) interest and fees and expenses arising out of borrowings made by the Company, including, but not limited to, costs associated with the establishment and maintenance of any of the Company’s credit facilities, other financing arrangements, or other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company’s securities offerings;

(v) expenses connected with communications to holders of the Company’s securities or securities of the Subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company’s securities on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to the Company’s stockholders and proxy materials with respect to any meeting of the Company’s stockholders and any other reports or related statements;

(vi) the Company’s allocable share of costs associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or Affiliates of the Manager that is used solely for the Company, technology service providers and related software/hardware utilized in connection with the Company’s investment and operational activities;

(vii) the Company’s allocable share of expenses incurred by managers, officers, personnel and agents of the Manager for travel on the Company’s behalf and other out-of-pocket expenses incurred by them in connection with the purchase, financing, refinancing, sale or other disposition of an investment or the establishment and maintenance of any of the Company’s securitizations or any of the Company’s securities offerings;

(viii) the Company’s allocable share of costs and expenses incurred with respect to market information systems and publications, research publications and materials, including, without limitation, news research and quotation equipment and services;

(ix) the costs and expenses relating to ongoing regulatory compliance matters and regulatory reporting obligations relating to the Company’s activities;

(x) the costs of any litigation involving the Company or its assets and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Company;

(xi) all taxes and license fees;

(xii) all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Manager elects to carry for itself and its personnel;

(xiii) the Company’s allocable share of costs and expenses incurred in contracting with third parties, in whole or in part, on the Company’s behalf;

(xiv) all other costs and expenses relating to the Company’s business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

(xv) expenses relating to any office(s) or office facilities, including, but not limited to, disaster backup recovery sites and facilities, maintained for the Company or the investments of the Company and its Subsidiaries separate from the office or offices of the Manager;

(xvi) expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the Company’s securities or of the Subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

(xvii) any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any Subsidiary, or against any trustee, director, partner, member or officer of the Company or of any Subsidiary in his capacity as such for which the Company or any Subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

(xviii) all other expenses actually incurred by the Manager (except as otherwise specifically excluded herein) which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement.

(c) The Manager may, at its option, elect not to seek reimbursement for certain expenses during a given quarterly period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

(d) The Manager shall prepare a written expense statement in reasonable detail documenting the costs and expenses of the Company incurred during each fiscal quarter to be reimbursed by the Company, and shall use commercially reasonable efforts to deliver the same to the Company within forty-five (45) days following the end of the applicable fiscal quarter (subject to reasonable delays resulting from delays in the receipt of information). The amounts payable for such cost and expense reimbursement shall be paid by the Company within ten (10) days following delivery of the expense statement by the Manager; provided, that such payments may be offset by the Manager against amounts due to the Company from the Manager. Cost and expense reimbursement to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company.

(e) The provisions of this Section 7 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

Section 8. Limits of the Manager’s Responsibility; Indemnification

(a) The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board in following or declining to follow any advice or recommendations of the Manager, including as set forth in the Investment Guidelines. To the fullest extent permitted by law, the Manager and its Affiliates, and the directors, officers, employees and stockholders of the Manager and its Affiliates, will not be liable to the Company, any Subsidiary, the Board, the Company’s stockholders or any Subsidiary’s stockholders or partners for any acts or omissions by the Manager or its officers, employees or Affiliates performed in accordance with and pursuant to this Agreement, except by reason of acts or omission constituting bad faith, willful misconduct, gross negligence or reckless disregard of their respective duties under this Agreement. The Company shall, to the full extent lawful, reimburse, indemnify and hold harmless the Manager, its Affiliates, and the directors, officers, employees and stockholders of the Manager and its Affiliates (each, a “Manager Indemnified Party”), of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) (collectively “Losses”) in respect of or arising from any acts or omissions of such Manager Indemnified Party performed in good faith under this Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of such Manager Indemnified Party under this Agreement. In addition, the Manager will not be liable for trade errors that may result from ordinary negligence, including, without limitation, errors in the investment decision making process and/or in the trade process.

(b) The Manager shall, to the full extent lawful, reimburse, indemnify and hold harmless the Company, its Subsidiaries and the directors, officers, employees and stockholders of the Company and its Subsidiaries and each Person, if any, controlling the Company (each, a “Company Indemnified Party”; a Manager Indemnified Party and a Company Indemnified Party are each sometimes hereinafter referred to as an “Indemnified Party”) of and from any and all Losses in respect of or arising from (i) any acts or omissions of the Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of the Manager under this Agreement or (ii) any claims by the Manager’s employees relating to the terms and conditions of their employment by the Manager.

(c) In case any such claim, suit, action or proceeding (a “Claim”) is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, the Indemnified Party shall give prompt written notice thereof to the indemnifying party, which notice shall include all documents and information in the possession of or under the control of such Indemnified Party reasonably necessary for the evaluation and/or defense of such Claim and shall specifically state that indemnification for such Claim is being sought under this Section; provided, however, that the failure of the Indemnified Party to so notify the indemnifying party shall not limit or affect such Indemnified Party’s rights other than pursuant to this Section unless the failure to provide such notice results in material prejudice to the indemnifying party. Subject to any applicable insurance policy’s terms and conditions, upon receipt of such notice of Claim (together with such documents and information from such Indemnified Party), the indemnifying party shall, at its sole cost and expense, in good faith defend any such Claim with counsel reasonably satisfactory to such Indemnified Party, which counsel may, without limiting the rights of such Indemnified Party pursuant to the next succeeding sentence of this Section, also represent the indemnifying party in such investigation, action or proceeding. In the alternative, such Indemnified Party may elect to conduct the defense of the Claim, if (i) such Indemnified Party reasonably determines that the conduct of its defense by the indemnifying party could be materially prejudicial to its interests, (ii) the indemnifying party refuses to assume such defense (or fails to give written notice to the Indemnified Party within ten (10) days of receipt of a notice of Claim that the indemnifying party assumes such defense), or (iii) the indemnifying party shall have failed, in such Indemnified Party’s reasonable judgment, to defend the Claim in good faith. The indemnifying party may settle any Claim against such Indemnified Party, provided (i) such settlement is without any Losses whatsoever to such Indemnified Party, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Party and (iii) the indemnifying party obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim. The applicable Indemnified Party shall reasonably cooperate with the indemnifying party, at the indemnifying party’s sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If such Indemnified Party is entitled pursuant to this Section 8 to elect to defend such Claim by counsel of its own choosing and so elects, then the indemnifying party shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. Except as provided in the immediately preceding sentence, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Section.

(d) Any Indemnified Party entitled to indemnification hereunder shall first seek recovery from any other indemnity then available with respect to portfolio entities and/or any applicable insurance policies by which such Indemnified Party is indemnified or covered prior to seeking recovery hereunder and shall obtain the written consent of the Company or Manager (as applicable) prior to entering into any compromise or settlement which would result in an obligation of the Company or Manager (as applicable) to indemnify such Indemnified Party. If such Indemnified Party shall actually recover any amounts under any applicable insurance policies or other indemnity then available, it shall offset the net proceeds so received against any amounts owed by the Company or Manager (as applicable) by reason of the indemnity provided hereunder or, if all such amounts shall have been paid by the Company or Manager (as applicable) in full prior to the actual receipt of such net insurance proceeds, it shall pay over such proceeds (up to the amount of indemnification paid by the Company or Manager (as applicable) to such Indemnified Party) to the Company or Manager (as applicable). If the amounts in respect of which indemnification is sought arise out of the conduct of the business and affairs of the Company or Manager and also of any other Person or entity for which the Indemnified Party hereunder was then acting in a similar capacity, the amount of the indemnification to be provided by the Company or Manager (as applicable) may be limited to the Company’s or Manager’s (as applicable) allocable share thereof if so determined by the Company or Manager (as applicable) in good faith. Notwithstanding anything to the contrary in this Section 8 and for greater certainty it is understood and/or agreed that, to the extent that an Indemnified Party is also entitled to be indemnified by one or more portfolio entities, it is intended that (i) such portfolio entities shall be the indemnitors of first resort, (ii) the Company’s or Manager’s (as applicable) obligation, if any, to indemnify any Indemnified Party shall be reduced by any amount that such Indemnified Party shall collect as indemnification from such entity and from any then available insurance policies, which the Indemnified Party shall have an obligation to seek payment from prior to seeking payment from the Company or Manager in respect of such Claims, and (iii) if the Company or Manager pays or causes to be paid any amounts that should have been paid by such portfolio entity or under such insurance policies, then (x) the Company or Manager (as applicable) shall be fully subrogated to all rights of the relevant Indemnified Party with respect to such payment, and (y) each relevant Indemnified Party shall assign to the Company or Manager (as applicable) all of the Indemnified Party’s rights to indemnification from or with respect to such entity’s indemnification.

(e) The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement.

Section 9. No Joint Venture. The Company and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

Section 10. Term; Renewal; Termination Without Cause.

(a) This Agreement shall become effective on the Closing Date and shall continue in operation, unless terminated in accordance with the terms hereof, until the third anniversary of the Closing Date (the “Initial Term”). After the Initial Term, this Agreement shall be deemed renewed automatically each year for an additional one-year period (an “Automatic Renewal Term”) unless the Company or the Manager elects not to renew this Agreement in accordance with Section 10(b) or Section 10(d), respectively.

(b) Notwithstanding any other provision of this Agreement to the contrary, upon the expiration of the Initial Term or any Automatic Renewal Term and upon one hundred eighty (180) days’ prior written notice to the Manager (the “Termination Notice”), the Company may, without cause, in connection with the expiration of the Initial Term or the then current Automatic Renewal Term, decline to renew this Agreement (any such nonrenewal, a “Termination Without Cause”) upon the affirmative vote of at least two-thirds (2/3) of the Independent Directors that (1) there has been unsatisfactory performance by the Manager that is materially detrimental to the Company and its Subsidiaries taken as a whole or (2) the Management Fee and Incentive Compensation payable to the Manager are not fair, subject to Section 10(c) below. In the event of a Termination Without Cause, the Company shall pay the Manager the Termination Fee before or on the last day of the Initial Term or such Automatic Renewal Term, as the case may be (the “Effective Termination Date”). The Company may terminate this Agreement for cause pursuant to Section 12 hereof even after a Termination Notice and, in such case, no Termination Fee shall be payable.

(c) Notwithstanding the provisions of subsection (b) above, if the reason for nonrenewal specified in the Company’s Termination Notice is that two-thirds (2/3) of the Independent Directors have determined that the Management Fee or the Incentive Compensation payable to the Manager is unfair, the Company shall not have the foregoing nonrenewal right in the event the Manager agrees that it will continue to perform its duties hereunder during the Automatic Renewal Term that would commence upon the expiration of the Initial Term or then current Automatic Renewal Term at a fee that at least two thirds of the Independent Directors determine to be fair; provided, however, the Manager shall have the right to renegotiate the Management Fee and/or the Incentive Compensation, by delivering to the Company, not less than 120 days prior to the pending Effective Termination Date, written notice (a “Notice of Proposal to Negotiate”) of its intention to renegotiate the Management Fee and/or the Incentive Compensation. Thereupon, the Company and the Manager shall endeavor to negotiate the Management Fee and/or the Incentive Compensation in good faith. Provided that the Company and the Manager agree to a revised Management Fee, Incentive Compensation or other compensation structure within sixty (60) days following the Company’s receipt of the Notice of Proposal to Negotiate, the Termination Notice from the Company shall be deemed of no force and effect, and this Agreement shall continue in full force and effect on the terms stated herein, except that the Management Fee, the Incentive Compensation or other compensation structure shall be the revised Management Fee, Incentive Compensation or other compensation structure as then agreed upon by the Company and the Manager. The Company and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised Management Fee, Incentive Compensation, or other compensation structure promptly upon reaching an agreement regarding same. In the event that the Company and the Manager are unable to agree to a revised Management Fee, Incentive Compensation, or other compensation structure during such sixty (60) day period, this Agreement shall terminate on the Effective Termination Date and the Company shall be obligated to pay the Manager the Termination Fee upon the Effective Termination Date.

(d) No later than one hundred eighty (180) days prior to the expiration of the Initial Term or the then current Automatic Renewal Term, the Manager may deliver written notice to the Company informing it of the Manager’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the anniversary date of this Agreement next following the delivery of such notice. The Company is not required to pay to the Manager the Termination Fee if the Manager terminates this Agreement pursuant to this Section 10(d).

(e) Except as set forth in this Section 10, a nonrenewal of this Agreement pursuant to this Section 10 shall be without any further liability or obligation of either party to the other, except as provided in Section 3(b), Section 5, Section 7, Section 8 and Section 14 of this Agreement.

(f) The Manager shall cooperate, at the Company’s expense, with the Company in executing an orderly transition of the management of the Company’s consolidated assets to a new manager.

Section 11. Assignments.

(a) Assignments by the Manager. This Agreement shall terminate automatically without payment of the Termination Fee in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the consent of a majority of the Independent Directors. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Company for all acts or omissions of the assignee under any such assignment. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as the Manager. Notwithstanding the foregoing, the Manager may, without the approval of the Company’s Independent Directors, (i) assign this Agreement to one or more Affiliates of the Manager and (ii) delegate to one or more of its Affiliates, including subadvisors where applicable, the performance of any of its responsibilities hereunder so long as it remains liable for any such Affiliate’s performance, in each case so long as assignment or delegation does not require the Company’s approval under the Investment Company Act (but if such approval is required, the Company shall not unreasonably withhold, condition or delay its consent). Nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement.

(b) Assignments by the Company. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to another REIT or other organization which is a successor (by merger, consolidation, purchase of assets, or other transaction) to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.

Section 12. Termination for Cause.

(a) The Company may terminate this Agreement effective upon thirty (30) days’ prior written notice of termination from the Company to the Manager, without payment of any Termination Fee, upon the occurrence of a Cause Event.

(b) The Manager may terminate this Agreement effective upon sixty (60) days’ prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period. The Company is required to pay to the Manager the Termination Fee if the termination of this Agreement is made pursuant to this Section 12(b).

(c) The Manager may terminate this Agreement if the Company becomes required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case the Company shall not be required to pay the Termination Fee.

Section 13. Action Upon Termination. From and after the effective date of termination of this Agreement pursuant to Sections 10, 11, or 12 of this Agreement, the Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 12(b) hereof or not renewed pursuant to Section 10(b) hereof (subject to Section 10(c) hereof), the Termination Fee. Upon any such termination, the Manager shall forthwith:

(a) after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

(b) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board with respect to the Company and any Subsidiaries; and

(c) deliver to the Board all property and documents of the Company and any Subsidiaries then in the custody of the Manager, provided that the Manager shall be permitted to retain copies of such documents for its records, and if so retained, the Manager shall continue to be bound by the confidentiality obligations and other obligations set forth in Section 5 hereof with respect to the retained documents.

Section 14. Release of Money or Other Property Upon Written Request.

The Manager agrees that any money or other property of the Company (which such term, for the purposes of this Section, shall be deemed to include any and all of its Subsidiaries, if any) held by the Manager shall be held by the Manager as custodian for the Company, and the Manager’s records shall be appropriately and clearly marked to reflect the ownership of such money or other property by the Company. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company any money or other property then held by the Manager for the account of the Company under this Agreement, the Manager shall release such money or other property to the Company within a reasonable period of time, but in no event later than thirty (30) days following such request. Upon delivery of such money or other property to the Company, the Manager shall not be liable to the Company, the Board, or the Company’s stockholders or partners for any acts or omissions by the Company in connection with the money or other property released to the Company in accordance with this Section. The Company shall indemnify the Manager, its directors, officers, stockholders, employees and agents against any and all Losses which arise in connection with the Manager’s proper release of such money or other property to the Company in accordance with the terms of this Section 14. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 8 of this Agreement.

Section 15. Representations and Warranties.

(a) The Company hereby represents and warrants to the Manager as follows:

(i) The Company is duly organized, validly existing and in good standing under the laws of the State of Maryland, has the corporate power and authority and the legal right to own and operate its assets, to lease any property it may operate as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole.

(ii) The Company has the corporate power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person that has not already been obtained, including stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(iii) The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the Governing Agreements of, or any securities issued by the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b) The Manager hereby represents and warrants to the Company as follows:

(i) The Manager is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the limited liability company power and authority and the legal right to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager.

(ii) The Manager has the limited liability company power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person, including members and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligation required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Manager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

(iii) The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the Governing Agreements of, or any securities issued by the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

Section 16. Miscellaneous.

(a) Notices. Any notices that may or are required to be given hereunder by any party to another shall be deemed to have been duly given if (i) personally delivered or delivered by facsimile, when received, (ii) sent by U.S. Express Mail or recognized overnight courier, on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by electronic mail, when received or (iv) posted on a password protected website maintained by the Manager and for which the Company has received access instructions by electronic mail, when posted:

The Company:	Capital Trust, Inc.
410 Park Avenue, 14th Floor
New York, New York 10022
Attention: Chief Financial Officer
Fax: (212) 655-0044
Email: splavin@capitaltrust.com

with a copy to:	Paul Hastings LLP
75 East 55th Street
New York, NY 10022
Attention: Michael L. Zuppone, Esq.
Fax: (212) 230-7752
Email: michaelzuppone@paulhastings.com

The Manager:	[—]
c/o The Blackstone Group L.P.
345 Park Avenue
New York, New York 10154
Attention: Michael Nash; Randall Rothschild
Email: nash@blackstone.com; Rothschild@blackstone.com

with a required copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Patrick Naughton, Esq.; Brian Stadler, Esq.;
Email: pnaughton@stblaw.com; bstadler@stblaw.com

(b) Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein.

(c) Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements (including, without limitation, any prior agreements between the Company and CTIMCO), understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(d) Amendments. This Agreement, nor any terms hereof, may not be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

(e) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND

INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(g) Survival of Representations and Warranties. All representations and warranties made hereunder, and in any document, certificate or statement delivered pursuant hereto or in connection herewith, shall survive the execution and delivery of this Agreement.

(h) No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(i) Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement, and all matters incident thereto.

(j) Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

(k) Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(l) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has executed this Management Agreement as of the date first written above.

Capital Trust, Inc.

By:	/s/
Name:
Title:

[—]

By:	/s/
Name:
Title:

Exhibit A

Investment Guidelines

1. No investment shall be made that would cause the Company to fail to qualify as a REIT under the Code.

2. No investment shall be made that would cause the Company or any of its Subsidiaries to be regulated as an investment company under the Investment Company Act.

3. The Manager shall seek to invest the capital of the Company in a broad range of investments in or relating to public and/or private debt, non-controlling equity, loans and/or other interests (including “mezzanine” interests and/or options or derivatives related thereto) relating to real estate assets (including pools thereof), real estate companies and/or real estate-related holdings.

4. Prior to the deployment of capital into investments, the Manager may cause the capital of the Company to be invested in any short-term investments in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by the Manager to be of high quality.

5. Not more than 25% of Equity will be invested in any individual investment without the approval of a majority of the Independent Directors (it being understood, however, that for purposes of the foregoing concentration limit, in the case of any investment that is comprised (whether through a structured investment vehicle or other arrangement) of securities, instruments or assets of multiple portfolio issuers, such investment for purposes of the foregoing limitation shall be deemed to be multiple investments in such underlying securities, instruments and assets and not such particular vehicle, product or other arrangement in which they are aggregated).

6. Any investment in excess of $150 million shall require the approval of a majority of the Independent Directors.

These Investment Guidelines may be amended, restated, modified, supplemented or waived by the Board (which must include a majority of the Independent Directors) without the approval of the Company’s stockholders.

Annex C

CAPITAL TRUST, INC.

ARTICLES OF AMENDMENT

Capital Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The charter of the Corporation is hereby amended by inserting the following Article X and Article XI:

ARTICLE X

CORPORATE OPPORTUNITIES

(a) The provisions of this Article X are set forth to regulate and define the conduct of affairs of the Corporation with respect to certain business opportunities as they may involve The Blackstone Group L.P. (“Blackstone”), members of the Board of Directors or their respective Affiliates (as defined below) in recognition and anticipation that (i) certain directors, principals, officers, employees and other representatives of Blackstone and its Affiliates may serve as directors, principals, officers, employees and other representatives of the Corporation, its subsidiaries or any entity that provides investment advisory services to the Corporation or its subsidiaries or as a member of the investment committee of any such entity, (ii) Blackstone and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation or its subsidiaries, directly or indirectly, may engage and other business activities that overlap with or compete with those in which the Corporation or its subsidiaries, directly or indirectly, may engage, and (iii) members of the Board of Directors and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and other business activities that overlap with or compete with those in which the Corporation or its subsidiaries, directly or indirectly, may engage.

(b) To the fullest extent permitted by law, none of (i) Blackstone or any of its Affiliates or (ii) any director of the Corporation or his or her Affiliates (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall have any duty to refrain from directly or indirectly (x) engaging in any business opportunity, including but not limited to business opportunities in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates may, from time to time, be engaged or propose to engage (a “Business Opportunity”) or (y) competing with the Corporation, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders for breach of any duty by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any Business Opportunity presented to an Identified Person, except as provided in Section (c) of this Article X. Subject to Section (c) of this Article X, in the event that any Identified Person acquires knowledge of a Business Opportunity, such Identified Person shall have no duty to communicate or offer such Business Opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders for breach of any duty as a stockholder, director or officer of the Corporation by reason of the fact that such Identified Person pursues or acquires such Business Opportunity. A Business Opportunity shall not be deemed to be a potential Business Opportunity for the Corporation if it is a Business Opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no reasonable expectancy.

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(c) The Corporation does not renounce its interest in any Business Opportunity offered to any director or officer of the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director or officer of the Corporation.

(d) For purposes of this Article X, (i) “Affiliate” shall mean (a) in respect of Blackstone, any Person that, directly or indirectly, is controlled by Blackstone, controls Blackstone or is under common control with Blackstone and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of a director, any Person that, directly or indirectly, is controlled by such director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Person” shall mean any individual (and such individual’s heirs, executors or administrators), corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity and (iii) for purposes of the definition of “Affiliate,” “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

ARTICLE XI

SEVERABILITY

If any provision or provisions of this charter shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this charter (including, without limitation, each portion of any paragraph of this charter containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

SECOND: The foregoing amendment to the charter of the Corporation does not increase the authorized stock of the Corporation.

THIRD: These Articles of Amendment of the Corporation have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The undersigned Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary, on this [—] day of [—], 2012.

ATTEST:	CAPITAL TRUST INC.

By:	By:
Geoffrey G. Jervis	Stephen D. Plavin
Secretary	Chief Executive Officer

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Annex D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2011

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition period from                to

Commission File Number 1-14788

Capital Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	94-6181186
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
class A common stock, $0.01 par value (“class A common stock”) Preferred Stock Purchase Rights	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐ (not required)

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes  ☐    No  ☒

MARKET VALUE

The aggregate market value of the outstanding class A common stock held by non-affiliates of the registrant was approximately $85,956,988 as of June 30, 2011 (the last business day of the registrant’s most recently completed second fiscal quarter) based on the closing sale price on the New York Stock Exchange on that date.

OUTSTANDING STOCK

As of February 7, 2012 there were 22,211,108 outstanding shares of class A common stock. The class A common stock is listed on the New York Stock Exchange (trading symbol “CT”).

DOCUMENTS INCORPORATED BY REFERENCE

Part III incorporates information by reference from the registrant’s definitive proxy statement to be filed with the Commission within 120 days after the close of the registrant’s fiscal year.

CAPITAL TRUST , INC.

PART I

Item 1.	Business

References herein to “we,” “us” or “our” refer to Capital Trust, Inc., a Maryland corporation, and its subsidiaries unless the context specifically requires otherwise.

Overview

We are a fully integrated, self-managed, real estate finance and investment management company that specializes in credit sensitive financial products. To date, our investment programs have focused on loans and securities backed by commercial real estate assets. We invest for our own account directly on our balance sheet and for third parties through a series of investment management vehicles. Our business model is designed to produce a mix of net interest margin from our balance sheet investments, and fee income and co-investment income from our investment management vehicles. In managing our operations, we focus on originating investments, managing our portfolios and capitalizing our businesses. From the inception of our finance business in 1997 through December 31, 2011, we have completed approximately $12.0 billion of commercial real estate debt investments. We conduct our operations as a real estate investment trust, or REIT, for federal income tax purposes. We are traded on the New York Stock Exchange, or NYSE, under the symbol “CT”, and are headquartered in New York City.

Developments during Fiscal Year 2011

Current Market Conditions

Despite improvement relative to 2008/2009, the U.S economy and many economies around the world continue to be in a state of economic volatility, driven most recently by events in Europe. Global capital markets, while also improving, continue to be impaired relative to pre-recession levels. The recession and capital markets turmoil have severely impacted the commercial real estate sector resulting in decreased property level cash flows. In addition, many properties financed prior to the credit crisis remain overleveraged and create a headwind for the normalization of the commercial real estate property and capital markets. These factors decrease property values relative to pre-recession levels, and have and will continue to impact the performance of our existing portfolio of assets. Conversely, these factors create investment opportunities for well capitalized and experienced commercial real estate investors, such as the private equity vehicles that we sponsor and manage.

March 2011 Restructuring

On March 31, 2011, we completed a comprehensive restructuring of our balance sheet. The restructuring involved contributing substantially all of our legacy assets into a newly formed subsidiary, CT Legacy REIT Mezz Borrower, Inc., or CT Legacy REIT. CT Legacy REIT assumed all of our remaining secured, recourse debt, and our former unsecured lenders converted their loans into debt and equity interests in CT Legacy REIT. The transaction was capitalized primarily by a loan provided by a third party, who also took an equity interest in CT Legacy REIT. As a result of the transaction, we eliminated all of our recourse debt, while retaining an upside interest in the net recovery of our legacy portfolio. Furthermore, the restructuring was accomplished while preserving our 100% ownership of our investment management business, and without the issuance of shares of Capital Trust stock. See below for additional discussion of our March 2011 restructuring.

Investment Management Platform

During 2011, we continued to focus on our investment management platform, CT Investment Management Co., LLC, or CTIMCO. On a standalone basis, CTIMCO earned management and special servicing fees of

$16.5 million during the year, and had assets under management of $4.5 billion as of December 31, 2011. Significant developments during 2011 included:

•	We invested $80.7 million for the CT Opportunities Partners I, LP, or CTOPI, account. In December, our CTOPI investors voted to extend its investment period until September 2012.

•

CT High Grade Partners II, LLC, or CT High Grade II, completed its investment period this year after investing a final $66.9 million dollars. Total invested capital in CT High Grade II was $588.1 million at the end of its investment period.

•

Our CT High Grade MezzanineSM, or CT High Grade I, platform was re-opened with our one separate account investor to resume investment activity on a discretionary basis, and invested an additional $71.8 million during the year.

•	Gross special servicing fees of $9.1 million were recorded during the year, and we are named special servicer on $2.5 billion of loans as of December 31, 2011.

•	CTIMCO’s special servicer rating was upgraded by Fitch Ratings to ‘CSS3+’ from ‘CSS3.’

See below for additional discussion of our investment management platform as well as our active investment management mandates.

CT Legacy REIT

Subsequent to our March 31, 2011 restructuring, the CT Legacy REIT portfolio received repayments of 54% of the initial net book value of the CT Legacy REIT portfolio, totaling $269.6 million of repayments. These repayments included full loan satisfactions of $266.4 million and partial repayments of $3.2 million. Proceeds from these repayments have primarily been used to repay debt, including (i) a $20.0 million repayment of the CT Legacy REIT mezzanine loan, and (ii) repayments of $246.3 million of legacy repurchase obligations, including the full repayment and termination of the Morgan Stanley and Citigroup facilities and a release of the remaining collateral thereunder, as well as a $115.1 million repayment of the JPMorgan facility. In the aggregate, 69% of CT Legacy REIT’s debt obligations have been repaid since our March 2011 restructuring, with a debt balance of $123.7 million as of December 31, 2011, down from an initial balance of $387.8 million of March 31, 2011.

Subsequent to year-end, in February 2012, we refinanced the JPMorgan repurchase facility and the mezzanine loan with a single, new $124.0 million repurchase facility with JPMorgan. The new facility matures in December 2014, carries a rate of LIBOR+5.50%, and has paydown hurdles and associated potential rate increases over the term of the facility. See Note 22, Subsequent Events, to our consolidated financial statements for additional discussion.

Capital Trust, Inc.

During 2011, Capital Trust, Inc. completed a number of corporate actions including, (i) the filing of a new $500.0 million shelf registration statement with the SEC, (ii) the adoption of a net operating loss, or NOL, preservation plan to protect our tax-basis NOLs which are carried-forward from prior years and can be used to offset future taxable income, and (iii) the approval of a 2011 long-term incentive plan.

Our consolidated financial statements continue to include the assets and liabilities of consolidated securitization vehicles, as well as our restructuring vehicle, CT Legacy REIT. On a consolidated basis, our assets and liabilities declined during 2011 by $2.8 billion and $3.0 billion, respectively, as these consolidated securitization vehicles’ collateral assets continue to repay. Equity increased during the year from a deficit of $411.2 million to a deficit of $110.4 million. This increase was driven primarily by gains realized on the extinguishment of debt in conjunction with our March 2011 restructuring, as well as the termination of certain loan participation agreements and the deconsolidation of certain securitization vehicles which previously had a negative impact on equity.

Beginning in the first quarter of 2011, we began reporting adjusted operating results as part of our quarterly discussion and analysis. These adjusted results exclude the impact of consolidated securitization vehicles, as well as certain other items. See below in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for our adjusted financial statements.

March 2011 Restructuring

On March 31, 2011, we restructured, amended, or extinguished all of our outstanding recourse debt obligations. Our March 2011 restructuring involved: (i) the contribution of certain of our legacy assets to a newly formed subsidiary, CT Legacy REIT Mezz Borrower, Inc., or CT Legacy REIT, (ii) the assumption of our legacy repurchase obligations by CT Legacy REIT, and (iii) the extinguishment of the remainder of our recourse obligations, our senior credit facility and junior subordinated notes. The restructuring was financed with a new $83.0 million mezzanine loan obtained by CT Legacy REIT from an affiliate of Five Mile Capital Partners LLC, or Five Mile, and the issuance of equity interests in the common stock of CT Legacy REIT to the former lenders under our senior credit facility and our former junior subordinated noteholders, as well as to an affiliate of Five Mile.

Capital Trust, Inc.

Following the completion of our March 2011 restructuring, we no longer have any recourse debt obligations, and retain unencumbered ownership of 100% of (i) our investment management platform, CTIMCO, (ii) our co-investment in CTOPI, (iii) our residual ownership interests in three of the CDOs that we issued, CT CDOs I, II, and IV, and (iv) our tax-basis net operating losses. Furthermore, we have a 52% equity interest in the common stock of CT Legacy REIT. Our economic interest in CT Legacy REIT is, however, subject to (i) the secured notes, which are non-recourse obligations that are collateralized by certain of our retained equity interests in the common stock of CT Legacy REIT, (ii) incentive awards that provide for the participation in our retained equity interests in CT Legacy REIT, and (iii) the subordinate class B common stock of CT Legacy REIT owned by our former junior subordinate noteholders. See below for further discussion of the secured notes, management incentive awards plan, and class B common stock.

In addition to our interest in the common stock of CT Legacy REIT, we also own 100% of its outstanding class A preferred stock. The class A preferred stock initially entitles us to cumulative preferred dividends of $7.5 million per annum, which dividends will be reduced in January 2013 to the greater of (i) 2.5% of CT Legacy REIT’s assets, and (ii) $1.0 million per annum.

CT Legacy REIT

In connection with the restructuring, we transferred substantially all of our directly held interest earning assets to CT Legacy REIT. The transferred assets included: (i) all of the loans and securities which serve as collateral for the legacy repurchase obligations, except for certain subordinate interests in CT CDOs I and II, (ii) our subordinate interests in CT CDO III, and (iii) 100% of our previously unencumbered loans and securities, which we collectively refer to as our Legacy Assets.

CT Legacy REIT, which is expected to be taxed as a REIT in 2011, is beneficially owned 52% by us, 24% by an affiliate of Five Mile, and 24% by the former lenders under our senior credit facility. In addition, the former holders of our junior subordinated notes received class B common stock, a subordinate class of common stock of CT Legacy REIT, which is described below. Capital Trust, Inc. will manage CT Legacy REIT and the Legacy Assets as a liquidating portfolio.

Mezzanine Loan

CT Legacy REIT entered into an $83.0 million mezzanine loan (which was subsequently reduced to $65.3 million, including deferred interest, as of December 31, 2011) that carries a 15.0% per annum interest rate, of which 7.0% per annum may be deferred, and that matures on March 31, 2016. The mezzanine loan is not recourse to Capital Trust, Inc. except for certain limited non-recourse, “bad boy” carve outs. Proceeds from the mezzanine loan were used to (i) extinguish the senior credit facility, (ii) extinguish the junior subordinated notes, (iii) provide for cash paydowns of the repurchase obligations, (iv) pay transaction expenses, and (v) establish liquidity reserves at CT Legacy REIT.

The mezzanine loan is collateralized by 100% of the equity interests in a subsidiary of CT Legacy REIT, which in-turn owns all of our Legacy Assets, subject in part to the repurchase obligations. Five Mile has consent rights with respect to material actions on the Legacy Assets such as material modifications, sales, and/or the pursuit of certain remedies with regard to the Legacy Assets. The mezzanine loan also contains covenants that (i) prohibit CT Legacy REIT from paying common stock cash dividends until the mezzanine loan has been repaid, (ii) prohibit us from selling or otherwise transferring our equity interests in CT Legacy REIT, and (iii) require the continued employment of certain key employees.

In addition, as discussed above, an affiliate of Five Mile acquired a 24% equity interest in the common stock of CT Legacy REIT in conjunction with the making of the mezzanine loan.

Repurchase Obligations

Our $339.6 million of legacy repurchase obligations (which were subsequently reduced to $58.5 million as of December 31, 2011) with JPMorgan, Morgan Stanley and Citigroup were assumed by wholly-owned subsidiaries of CT Legacy REIT, and the recourse to Capital Trust, Inc. was eliminated. In addition, the facilities were amended with the following terms:

•	Each of the repurchase lenders received cash paydowns equal to 10% of their then outstanding balances, in the aggregate $33.9 million.

•

Except for certain key man provisions, all restrictive covenants governing the operations of Capital Trust, Inc. were eliminated, including covenants restricting employee compensation, dividend payments, and new balance sheet investments.

•	Net interest margin sweep and periodic amortization provisions were eliminated.

•	All forms of margin call or similar requirements under the facilities were eliminated.

•

Maturity dates were extended to December 15, 2014 in the case of JPMorgan, January 31, 2013 in the case of Morgan Stanley, and March 31, 2013 in the case of Citigroup, subject in all three cases to periodic required repayment thresholds.

•

Interest rates were increased to LIBOR + 2.50% per annum in the cases of JPMorgan and Morgan Stanley, and LIBOR + 1.50% per annum in the case of Citigroup, subject in all three cases to periodic rate increases over the term of each respective facility.

Senior Credit Facility

Our $98.1 million senior credit facility was fully satisfied and all collateral for the senior credit facility was released in exchange for (i) a cash payment of $22.9 million, (ii) a 24% equity interest in the common stock of CT Legacy REIT, and (iii) $2.8 million of secured notes, as further discussed below.

Junior Subordinated Notes

Our $143.8 million of junior subordinated notes were fully satisfied in exchange for (i) a cash payment of $4.6 million, (ii) 100% of the subordinate class B common stock of CT Legacy REIT, as further described below, and (iii) $5.0 million of secured notes, as further discussed below. The subordinate class B common stock is a subordinate class that entitles its holders to receive approximately 25% of the dividends that would otherwise be payable to us on certain of our equity interest in the common stock of CT Legacy REIT, after aggregate cash distributions of $50.0 million have been paid to all other classes of common stock.

In April 2011, we purchased 118,651 shares of class B common stock of CT Legacy REIT for an average price of $1.20 per share.

Secured Notes

In conjunction with our March 2011 restructuring and the corresponding satisfaction of our senior credit facility and junior subordinated notes, wholly-owned subsidiaries issued secured notes to these former creditors, which secured notes are non-recourse to us. The secured notes had an aggregate initial face balance of $7.8 million and are secured by 93.5% of our equity interests in the class A-1 and class A-2 common stock of CT Legacy REIT, which represents 48.3% of the total outstanding class A-1 and class A-2 common stock of CT Legacy REIT. The secured notes mature on March 31, 2016 and bear interest at a rate of 8.2% per annum, which interest may be deferred until maturity. All dividends we receive from our equity interests in the common stock of CT Legacy REIT which serve as collateral under the secured notes must be used to pay, or prepay, interest and principal due thereunder, and only after the notes’ full satisfaction will we receive any cash flow from the common equity interests in CT Legacy REIT that serve as collateral for the notes. Any prepayment, or partial prepayment, of the remaining secured notes will incur a prepayment premium resulting in a total payment of principal and interest under the secured notes of $11.1 million.

In April 2011, we purchased $405,000 of the secured notes at par.

Management Incentive Awards Plan

Upon completion of our March 2011 restructuring, we granted senior level employees incentive awards issued under our long term incentive plan that participate in amounts earned from our retained equity interest in CT Legacy REIT. The awards provide payments to certain senior level employees equal to as much as 6.75% of the total recovery (subject to certain caps) of our Legacy Assets, net of CT Legacy REIT’s obligations, when and if distributed to us as dividends.

Operating Segments

Segment revenue and profit information is presented in Note 21 to our consolidated financial statements.

Platform

Our platform consists of 29 full time professionals with extensive real estate credit, capital markets and structured finance expertise and our senior management team has, on average, over 20 years of industry experience. Founded in 1997, our business has been built on long-standing relationships with borrowers, brokers and our origination partners. This extensive network produces a pipeline of investment opportunities from which we select only those transactions that we believe exhibit a compelling risk/return profile. Once a transaction that meets our parameters is identified, we apply a disciplined process founded on four elements:

•	intense credit underwriting;

•	creative financial structuring;

•	efficient capitalization; and

•	aggressive asset management.

The first element, and the foundation of our platform, is our credit underwriting. For each prospective investment, an in-house underwriting team is assigned to perform an intense ground-up analysis of all aspects of credit risk. Our underwriting process is embodied in our proprietary credit policies and procedures that detail the due diligence steps from initial client contact through closing. We have developed the capability to apply this methodology to a high volume of investment opportunities, including CMBS transactions with a large number of underlying loans, through the combination of personnel, procedures and technology. On all levels, we incorporate input received from our finance, capital markets, credit and legal teams, as well as from various third parties, including our credit providers.

The first element, and the foundation of our platform, is our credit underwriting. For each prospective investment, an in-house underwriting team is assigned to perform an intense ground-up analysis of all aspects of credit risk. Our underwriting process is embodied in our proprietary credit policies and procedures that detail the due diligence steps from initial client contact through closing. We have developed the capability to apply this methodology to a high volume of investment opportunities, including CMBS transactions with a large number of underlying loans, through the combination of personnel, procedures and technology. We incorporate input received from our finance, capital markets, credit and legal teams, as well as from various third parties.

Creative structuring is the second critical element of our platform. In our direct originations programs, we strive to design a customized structure for each investment that provides us with the necessary credit, yield and protective structural features while meeting the varying, and often complex, needs of our clients. We believe our ability to structure creative solutions gives us a competitive advantage. In the structured products arena, our broad capital markets expertise enables us to better analyze the risks and opportunities embedded in complex vehicles such as CMBS and CDOs.

The final element of our platform is aggressive asset management. We pride ourselves on our active style of managing our portfolios. From the closing of an investment through its final repayment, our dedicated asset management team is in constant contact with our borrowers and servicers, monitoring performance of our collateral and enforcing our rights as necessary. We are rated/approved as a special servicer by all three rating agencies, allowing us to directly manage workouts on loans that have been securitized.

Business Model

As depicted below, our business model is designed to produce a unique mix of net interest income from our balance sheet investments and fee income from our investment management and special servicing operations.

Public Company Manager

Capital Trust, Inc. is internally managed and earns net interest income on its balance sheet portfolio. Following our March 2011 restructuring, a significant portion of the balance sheet portfolio has been transferred to CT Legacy REIT, which is also managed by us. In addition to our interest in the common stock of CT Legacy REIT, we also own 100% of its outstanding class A preferred stock. The class A preferred stock initially entitles us to cumulative preferred dividends of $7.5 million per annum, which dividends will be reduced in January 2013 to the greater of (i) 2.5% of CT Legacy REIT’s assets, and (ii) $1.0 million per annum.

CDO Collateral Manager

CTIMCO currently serves as collateral manager to four CDOs, all of which are included in our consolidated financial statements. We earn fees from these CDOs generally based on a percentage (ranging from 0.05% to 0.10% per annum) of the CDO collateral assets, which fees eliminate in consolidation and therefore are not included in our consolidated operating results.

Special Servicer

We are named special servicer on loans in our balance sheet portfolio, loans held by CDOs that we manage, as well as for third-parties. We earn fees for ongoing workout services we provide and, in certain cases, upon the final resolution of the loan. As of December 31, 2011, we are named special servicer on $2.5 billion of loans.

Private Equity Manager

Our active investment management mandates are described below:

•

CT Opportunity Partners I, LP, or CTOPI, is currently investing capital. The fund held its final closing in July 2008 with $540 million in total equity commitments from 28 institutional and individual investors. Currently, $325 million of committed equity remains undrawn. We have a $25 million commitment to invest in the fund ($10 million currently funded, $15 million unfunded) and entities controlled by the chairman of our board of directors have committed to invest $20 million. In May 2010, the fund’s investment period was extended to December 13, 2011. In December 2011, the fund’s investment period was further extended to September 13, 2012. The fund targets opportunistic investments in commercial real estate, specifically high yield debt, equity and hybrid instruments, as well as non-performing and sub-performing loans and securities. We earn base management fees of 1.3% per annum of invested capital, as well as net incentive management fees of 17.7% of profits after a 9% preferred return and a 100% return of capital. As of December 31, 2011, CTOPI has invested $469.5 million in 37 transactions, of which $207.9 million remains outstanding.

•

CT High Grade Partners II, LLC, or CT High Grade II, is no longer investing capital (its investment period expired in May 2011). The fund closed in June 2008 with $667 million of commitments from two institutional investors. The fund targeted senior debt opportunities in the commercial real estate sector and did not employ leverage. We earn a base management fee of 0.40% per annum on invested capital. As of December 31, 2011, CT High Grade II has invested $588.1 million in 33 transactions, of which $553.6 million remains outstanding.

•

CT High Grade Mezzanine SM , or CT High Grade I, is no longer formally investing capital (its investment period officially expired in July 2008); however, we have continued investing the “high grade” strategy through CT High Grade I on a non-discretionary basis since the end of the CT High Grade II investment period in May 2011. The fund closed in November 2006, with a single, related party institutional investor committing $250 million, which was subsequently increased to $350 million in July 2007. As a result of the re-opening of the platform in May 2011 and the reinvesting of certain realized assets, as of December 31, 2011, we have invested $492.8 million for this account. This separate account has a single investor, W. R. Berkley Corporation, or WRBC, which is our largest shareholder and designates an appointee to our board of directors. CT High Grade I targets lower LTV subordinate debt investments without leverage and invested $420.9 million in 12 transactions during its initial investment period, as well as $71.9 million in two transactions since the platform was re-opened in May 2011. We earn management fees of 0.25% per annum on invested capital for all CT High Grade I investments. As of December 31, 2011, $250.3 million of these investments remain outstanding.

•

CT Large Loan 2006, Inc., or CT Large Loan, is no longer investing capital (its investment period expired in May 2008). The fund closed in May 2006 with total equity commitments of $325 million from eight institutional investors. In light of the performance of this fund, we do not charge the full management fee of 0.75% per annum of fund assets (capped at 1.5% on invested equity), and instead voluntarily capped our fee at $805,000 per annum.

Investment Strategies

Since 1997, our investment programs have focused on various strategies designed to take advantage of opportunities that have developed in the commercial real estate finance sector.

Depending on our assessment of relative value, our real estate investments may take a variety of forms including, but not limited to:

•

Mortgage Loans—These are secured property loans evidenced by a first mortgage which is senior to any mezzanine financing and the owner’s equity. These loans may finance stabilized properties, may serve as bridge loans providing required interim financing to property owners or may provide construction and development financing. Our mortgage loans vary in duration and typically require a balloon payment of principal at maturity. These investments may include pari passu participations in mortgage loans. We may also originate and fund first mortgage loans in which we intend to sell the senior tranche, thereby creating what we refer to as a subordinate mortgage interest.

•

Subordinate Mortgage Interests—Sometimes known as B Notes, these are loans evidenced by a junior participation in a first mortgage, with the senior participation known as an A Note. Although sometimes evidenced by its own promissory note, subordinate mortgage interests have the same borrower and benefit from the same underlying obligation and collateral as the A Note lender. The subordinate mortgage interest is subordinated to the A Note by virtue of a contractual arrangement between the A Note lender and the subordinate mortgage interest lender and in most instances is contractually limited in rights and remedies in the case of default. In some cases, there may be multiple senior and/or junior interests in a single mortgage loan. When achievable, generally in instances where our investment is the most subordinate interest in the mortgage and the senior participation is securitized, we obtain special servicer designation. This enables us to control any loan extension or modification process, as well as earn special servicing fees.

•

Mezzanine Loans—These include both property and corporate mezzanine loans. Property mezzanine loans are secured property loans that are subordinate to a first mortgage loan, but senior to the owner’s equity. A mezzanine property loan is evidenced by its own promissory note and is typically made to the owner of the property-owning entity, which is typically the first mortgage borrower. It is not secured by a mortgage on the property, but by a pledge of the borrower’s ownership interest in the property-owning entity. Subject to negotiated contractual restrictions, the mezzanine lender generally has the right, following foreclosure, to become the owner of the property, subject to the lien of the first mortgage. Corporate mezzanine loans, on the other hand, are investments in or loans to real estate related operating companies, including REITs. Such investments may take the form of secured debt, preferred stock and other hybrid instruments such as convertible debt. Corporate mezzanine loans may finance, among other things, operations, mergers and acquisitions, management buy-outs, recapitalizations, start-ups and stock buy-backs generally involving real estate and real estate related entities.

•

CMBS—These are securities collateralized by pools of individual first mortgage loans. Cash flows from the underlying mortgages are aggregated and allocated to the different classes of securities in accordance with their seniority, typically ranging from the AAA-rated through the unrated, first loss tranche. Administration and servicing of the pool is performed by a trustee and servicers, who act on behalf of all security holders in accordance with contractual agreements. When achievable, we obtain designation as the special servicer for the CMBS trusts in which we have appropriate ownership interests, enabling us to control the resolution of matters which require special servicer approval. We also include select investments in CDOs in this category.

Business Plan

Our near term business plan is to continue to invest for our investment management vehicles and launch new follow-on vehicles as the investment periods of our exiting mandates expire. We also continue to grow our third-party special servicing business, and leverage our existing asset base to obtain special servicing assignments. In addition, we will continue to manage our balance sheet investments, a substantial portion of which are held by CT Legacy REIT, and our existing investment management vehicles through the current volatile market. Finally, with the elimination of our legacy recourse debt and its restrictive covenants, we may look to resume our balance sheet investment activities and raise new capital.

Competition

We are engaged in a competitive business. In our investment activities, we compete for opportunities with numerous public and private investment vehicles, including financial institutions, specialty finance companies, mortgage banks, pension funds, opportunity funds, hedge funds, REITs and other institutional investors, as well as individuals. Many competitors are significantly larger than us, have well established operating histories and may have greater access to capital, more resources and other advantages over us. These competitors may be willing to accept lower returns on their investments or to compromise underwriting standards and, as a result, our origination volume and profit margins could be adversely affected. In our investment management business, we compete with other investment management companies in attracting third-party capital for our vehicles and many of our competitors are well-established, possessing substantially greater financial, marketing and other resources.

Government Regulation

Our activities in the United States, including the financing of our operations, are subject to a variety of federal and state regulations. We expect CTIMCO to register under the Investment Advisors Act of 1940, and thereby will be subject to the extensive regulation prescribed by the statute and the regulations thereunder. In addition, a majority of states have ceilings on interest rates chargeable to certain customers in financing transactions. Furthermore, our international activities are also subject to local regulations.

Employees

As of December 31, 2011, we had 29 full-time employees. Our staff is employed under a co-employment agreement with a third-party human resources firm, Ambrose Employer Group, LLC. None of our employees are covered by a collective bargaining agreement and management considers the relationship with our employees to be good. In addition to our staff in New York, we contract for the services of 15 additional dedicated professionals employed by a commercial real estate underwriting services firm in Chennai, India.

Website Access to Reports

We maintain a website at http://www.capitaltrust.com. We are providing the address to our website solely for the information of investors. We do not intend to incorporate the contents of the website into this report. Through our website, we make available, free of charge, our annual proxy statement, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish them to, the Securities and Exchange Commission, or the SEC. The SEC maintains a website that contains these reports at http://www.sec.gov.

Item 1A.	Risk Factors

FORWARD LOOKING INFORMATION

Our Annual Report on Form l0-K for the year ended December 31, 2011, our 2011 Annual Report, any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K of the Company, or any other oral or written statements made in press releases or otherwise by or on behalf of Capital Trust, Inc., may contain forward looking statements within the meaning of the Section 21E of the Securities and Exchange Act of 1934, as amended, which involve certain risks and uncertainties. Forward looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. These forward-looking statements are identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “seeks,” “anticipates,” “should,” “could,” “may,” “designed to,” “foreseeable future,” “believe,” “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. We assume no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Our actual results may differ significantly from any results expressed or implied by these forward looking statements. Some, but not all, of the factors that might cause such a difference include, but are not limited to:

•	the effects of the recent turmoil in the financial markets and general economic recession upon our ability to invest and manage our investments;

•	the general political, economic and competitive conditions in the United States and foreign jurisdictions where we invest;

•	the level and volatility of prevailing interest rates and credit spreads, magnified by the current turmoil in the credit markets;

•	adverse changes in the real estate and real estate capital markets;

•	difficulty in obtaining financing or raising capital, especially in the current constrained financial markets;

•

the deterioration of performance and thereby credit quality of property securing our investments, borrowers and, in general, the risks associated with the ownership and operation of real estate that may cause cash flow deterioration to us and potentially principal losses on our investments;

•	a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;

•	adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;

•

events, contemplated or otherwise, such as acts of God including hurricanes, earthquakes, and other natural disasters, acts of war and/or terrorism (such as the events of September 11, 2001) and others that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investment;

•	the cost of operating our platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company;

•

authoritative generally accepted accounting principles, or GAAP, or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the Securities and Exchange Commission, or SEC, Internal Revenue Service, or IRS, the New York Stock Exchange, or NYSE, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and

•	the risk factors set forth below, including those related to the restructuring of our debt obligations and the implementation of our tax benefits preservation plan.

Risks Related to Our Investment Activities

Our current business is subject to a high degree of risk. Our assets and liabilities are subject to increasing risk due to the impact of market turmoil in commercial real estate. Our efforts to stabilize our business with the restructuring of our debt obligations may not be successful as our balance sheet portfolio is subject to the risk of further deterioration and ongoing turmoil in the financial markets.

Our portfolio is comprised of debt and related interests, directly or indirectly secured by commercial real estate. A significant portion of these investments are in subordinate positions, increasing the risk profile of our investments as underlying property performance deteriorates. Furthermore, we have leveraged our portfolio at the corporate level, effectively further increasing our exposure to loss on our investments. The recent financial market turmoil and economic recession has resulted in a material deterioration in the value of commercial real estate and dramatically reduced the amount of capital to finance the commercial real estate industry (both at the property and corporate level). Given the composition of our portfolio, the leverage in our capital structure and the continuing negative impact of the commercial real estate market turmoil, the risks associated with our business have dramatically increased. Even with our March 2009 and March 2011 debt restructurings, we may not be able to satisfy our obligations to our lenders. The impact of the economic recession on the commercial real estate sector in general, and our portfolio in particular, cannot be predicted and we expect to experience significant defaults by borrowers and other impairments to our investments. These events may trigger defaults under our restructured debt obligations that may result in the exercise of remedies that may cause severe (and potentially complete) losses in the book value of our investments. Therefore, an investment in our class A common stock is subject to a high degree of risk.

We need to recapitalize our business in order to commence balance sheet investment activity and this may involve a high cost of capital and significant dilution to our shareholders.

In order to commence balance sheet investment activity, we will need to obtain substantial additional capital for which we can provide no assurances. The capital markets have not completely recovered from the financial crisis and even if we can access the capital markets, any new capital we raise may be at a high cost and/or involve significant dilution to our shareholders.

The U.S. and other financial markets have been in turmoil, and the U.S. and other economies in which we invest are in the midst of a weak recovery from the recent severe recession that can be expected to negatively impact our operations.

The U.S. and other financial markets have been experiencing extreme dislocations and a severe contraction in available liquidity globally as important segments of the credit markets are frozen as lenders are unwilling or unable to originate new credit. Global financial markets have been disrupted by, among other things, volatility in security prices, credit rating downgrades, sovereign debt default concerns, currency devaluation, and the failure and near failure of a number of large financial institutions and declining valuations, and this disruption has been acute in real estate related markets. This disruption has led to a decline in business and consumer confidence and increased unemployment and has precipitated a severe economic recession around the globe where recoveries have been weak and may not be sustained. As a consequence, owners and operators of commercial real estate that secure or back our investments have experienced distress and commercial real estate values have declined substantially. We are unable to predict the likely duration or severity of the current disruption in financial markets and adverse economic conditions which could materially and adversely affect our business, financial condition and results of operations, including leading to significant impairment to our assets and our ability to generate income.

Our existing loans and investments expose us to a high degree of risk associated with investing in real estate assets.

Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of our real estate related investments. The performance and value of our loans and investments once originated or acquired by us depends upon many factors beyond our control. The ultimate performance and value of our investments is subject to the varying degrees of risk generally incident to the ownership and operation of the properties which collateralize or support our investments. The ultimate performance and value of our loans and investments depends upon, in large part, the commercial property owner’s ability to operate the property so that it produces sufficient cash flows necessary either to pay the interest and principal due to us on our loans and investments or pay us as an equity advisor.

Revenues and cash flows may be adversely affected by:

•	changes in national economic conditions;

•	changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics;

•	the extent of the impact of the current turmoil in the financial markets, including the lack of available debt financing for commercial real estate;

•	tenant bankruptcies;

•	competition from other properties offering the same or similar services;

•	changes in interest rates and in the state of the debt and equity capital markets;

•	the ongoing need for capital improvements, particularly in older building structures;

•	changes in real estate tax rates and other operating expenses;

•

adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters, and acts of war or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses;

•	adverse changes in zoning laws;

•	the impact of present or future environmental legislation and compliance with environmental laws;

•	the impact of lawsuits which could cause us to incur significant legal expenses and divert management’s time and attention from our day-to-day operations; and

•	other factors that are beyond our control and the control of the commercial property owners.

In the event that any of the properties underlying or collateralizing our loans or investments experiences any of the foregoing events or occurrences, the value of, and return on, such investments, our profitability and the market price of our class A common stock would be negatively impacted. In addition, our restructured debt obligations contain covenants which limit the amount of protective investments we may make to preserve value in collateral securing our investments.

A prolonged economic slowdown, a lengthy or severe recession characterized by a weak recovery, a continuing credit crisis, or declining real estate values could harm our operations or may adversely affect our liquidity.

We believe the risks associated with our business are more severe during periods of economic slowdown or recession like those we are currently experiencing, particularly if these periods are accompanied by declining real estate values. The recent dislocation of the global credit markets and anticipated collateral consequences to commercial activity of businesses unable to finance their operations as required has led to a weakening of general economic conditions and precipitated declines in real estate values and otherwise exacerbated troubled borrowers’ ability to repay loans in our portfolio or backing our CMBS. We have made loans to hotels, an industry whose performance has been severely impacted by the recent recession. Declining real estate values would likely reduce the level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties, which in turn could lead to fewer opportunities for our investment. Borrowers may also be less able to pay principal and interest on our loans as the real estate economy continues to weaken. Continued weakened economic conditions could negatively affect occupancy levels and rental rates in the markets in which the collateral supporting our investments are located, which, in turn, may have a material adverse impact on our cash flows and operating results of our borrowers. Further, declining real estate values like those occurring in the commercial real estate sector significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our basis in the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to operate our investment management business, which would significantly harm our revenues, results of operations, financial condition, liquidity, business prospects and our share price.

We are exposed to the risks involved with making subordinated investments.

Our subordinated investments involve the risks attendant to investments consisting of subordinated loans and similar positions. Subordinate positions incur losses before the senior positions in a capital structure and, as a result, foreclosures on the underlying collateral can reduce or eliminate the proceeds available to satisfy our subordinate investment. Also, in certain cases where we experience appraisal reductions, we may lose our controlling class status or special servicer designation rights. In many cases, management of our investments and our remedies with respect thereto, including the ability to foreclose on or direct decisions with respect to the collateral securing such investments, is subject to the rights of senior lenders and the rights set forth in inter-creditor or servicing agreements. Our interests and those of the senior lenders and other interested parties may not be aligned, which can lead to disputes and litigation.

We are subject to counterparty risk associated with our debt obligations and interest rate swaps.

Our counterparties for these critical financial relationships include both domestic and international financial institutions. Many of them have been severely impacted by the credit market turmoil and have been experiencing financial pressures. In some cases, our counterparties have filed bankruptcy, leading to financial losses for us.

We may guarantee many of our debt and contingent obligations.

We may guarantee the performance of many of our obligations, including, but not limited to, our repurchase agreements, derivative agreements, obligations to co-invest in our investment management vehicles and unsecured indebtedness. The non-performance of such obligations may cause losses to us in excess of the capital we initially may have invested or committed under such obligations and there is no assurance that we will have sufficient capital to cover any such losses.

Our success depends on the availability of attractive investments and our ability to identify, structure, consummate, leverage, manage and realize returns on attractive investments.

Our operating results are dependent upon the availability of, as well as our ability to identify, structure, consummate, leverage, manage and realize returns on, credit sensitive investment opportunities for our managed vehicles and our balance sheet assuming we are able to resume balance sheet investment activity. In general, the availability of desirable investment opportunities and, consequently, our balance sheet returns and our investment management vehicles’ returns, will be affected by the level and volatility of interest rates, conditions in the financial markets, general economic conditions, the demand for credit sensitive investment opportunities and the supply of capital for such investment opportunities. We cannot make any assurances that we will be successful in identifying and consummating investments which satisfy our rate of return objectives or that such investments, once consummated, will perform as anticipated. In addition, if we are not successful in investing for our investment management vehicles, the potential revenues we earn from management fees and co-investment returns will be reduced. We may expend significant time and resources in identifying and pursuing targeted investments, some of which may not be consummated.

The real estate investment business is highly competitive. Our success depends on our ability to compete with other providers of capital for real estate investments.

Our business is highly competitive. Competition may cause us to accept economic or structural features in our investments that we would not have otherwise accepted and it may cause us to search for investments in markets outside of our traditional product expertise. We compete for attractive investments with traditional lending sources, such as insurance companies and banks, as well as other REITs, specialty finance companies and private equity vehicles with similar investment objectives, which may make it more difficult for us to consummate our target investments. Many of our competitors have greater financial resources and lower costs of capital than we do, which provides them with greater operating flexibility and a competitive advantage relative to us.

Our loans and investments may be subject to fluctuations in interest rates which may not be adequately protected, or protected at all, by our hedging strategies.

Our current balance sheet investments include loans with both floating interest rates and fixed interest rates. Floating rate investments earn interest at rates that adjust from time to time (typically monthly) based upon an index (typically one month LIBOR). These floating rate loans are insulated from changes in value specifically due to changes in interest rates; however, the coupons they earn fluctuate based upon interest rates (again, typically one month LIBOR) and, in a declining and/or low interest rate environment, these loans will earn lower rates of interest and this will impact our operating performance. Fixed interest rate investments, however, do not have adjusting interest rates and, as prevailing interest rates change, the relative value of the fixed cash flows from these investments will cause potentially significant changes in value. We may employ various hedging strategies to limit the effects of changes in interest rates (and in some cases credit spreads), including engaging in interest rate swaps, caps, floors and other interest rate derivative products. We believe that no strategy can completely insulate us or our investment management vehicles from the risks associated with interest rate changes and there is a risk that they may provide no protection at all and potentially compound the impact of changes in interest rates. Hedging transactions involve certain additional risks such as counterparty risk, the legal enforceability of hedging contracts, the early repayment of hedged transactions and the risk that unanticipated and significant changes in interest rates may cause a significant loss of basis in the contract and a change in current period expense. We cannot make assurances that we will be able to enter into hedging transactions or that such hedging transactions will adequately protect us or our investment management vehicles against the foregoing risks.

Accounting for derivatives under GAAP is extremely complicated. Any failure by us to account for our derivatives properly in accordance with GAAP on our consolidated financial statements could adversely affect our earnings. In particular, cash flow hedges which are not perfectly correlated (and appropriately designated and/or documented as such) with a variable rate financing will impact our reported income as gains and losses on the ineffective portion of such hedges.

Our use of leverage may create a mismatch with the duration and index of the investments that we are financing.

We attempt to structure our leverage to minimize the difference between the term of our investments and the leverage we use to finance each investment. In March 2009 and March 2011, we restructured our recourse debt obligations; however, there can be no assurances that our restructuring will enable the successful collection of our assets. The risks of a duration mismatch are further magnified by the trends we are experiencing in our portfolio which results from extending loans made to our borrowers in order to maximize the likelihood and magnitude of our recovery on our assets. This trend effectively extends the duration of our assets, while our liabilities have set maturity dates.

Our loans and investments are illiquid, which will constrain our ability to vary our portfolio of investments.

Our real estate investments and structured financial product investments are relatively illiquid and some are highly illiquid. Such illiquidity may limit our ability to vary our portfolio or our investment management vehicles’ portfolios of investments in response to changes in economic and other conditions. Illiquidity may result from the absence of an established market for investments as well as the legal or contractual restrictions on their resale. In addition, illiquidity may result from the decline in value of a property securing these investments. We cannot make assurances that the fair market value of any of the real property serving as security will not decrease in the future, leaving our or our investment management vehicles’ investments under-collateralized or not collateralized at all, which could impair the liquidity and value, as well as our return on such investments.

We may not have control over certain of our loans and investments.

Our ability to manage our portfolio of loans and investments may be limited by the form in which they are made. In certain situations, we or our investment management vehicles may:

•	acquire investments subject to rights of senior classes and servicers under inter-creditor or servicing agreements;

•	acquire only a minority and/or a non-controlling participation in an underlying investment;

•	co-invest with third parties through partnerships, joint ventures or other entities, thereby acquiring non-controlling interests; or

•	rely on independent third party management or strategic partners with respect to the management of an asset.

Therefore, we may not be able to exercise control over the loan or investment. Such financial assets may involve risks not present in investments where senior creditors, servicers or third party controlling investors are not involved. Our rights to control the process following a borrower default may be subject to the rights of senior creditors or servicers whose interests may not be aligned with ours. A third party partner or co-venturer may have financial difficulties resulting in a negative impact on such asset, may have economic or business interests or goals which are inconsistent with ours and those of our investment management vehicles, or may be in a position to take action contrary to our or our investment management vehicles’ investment objectives. In addition, we and our investment management vehicles may, in certain circumstances, be liable for the actions of our third party partners or co-venturers.

Developments with our CDO financings have negatively impacted our cash flow.

The terms of CDOs generally provide that the principal amount of investments must exceed the principal balance of the related bonds by a certain amount and that interest income must exceed interest expense by a certain ratio. Certain of our CT CDOs provide that, if defaults, losses, or rating agency downgrades cause a decline in collateral value or cash flow levels, the cash flow otherwise payable to our retained subordinated classes may be redirected to repay classes of CDOs senior to ours until the tests are returned to compliance. We have breached these tests and cash flow has been redirected for three of our four CT CDOs and there can be no assurances that this will not occur with the remaining CT CDO. Once breached there is no certainty about when or if the cash flow redirection will remedy the tests’ failure or that cash flow will be restored to our subordinated classes. Other than collateral management fees, we currently receive cash payments from only one of our four CDOs, CT CDO III, which has caused a material deterioration in our cash flow available for operations, debt service, debt repayments, and unfunded commitments to our investment management vehicles.

We may be required to repurchase loans that we have sold or to indemnify holders of our CDOs.

If any of the loans we originate or acquire, and sell or securitize, through our CT CDOs do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase those loans or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to carry on our books, and our ability to borrow against such assets is limited. Any significant repurchases or indemnification payments could adversely affect our financial condition and operating results.

The commercial mortgage and mezzanine loans we originate or acquire and the commercial mortgage loans underlying the commercial mortgage backed securities in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.

Our commercial mortgage and mezzanine loans are secured by commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things, tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, and changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances. In addition, we are exposed to the risk of judicial proceedings with our borrowers, including bankruptcy or other litigation, as a strategy to avoid foreclosure or enforcement of other rights by us as a lender.

Our investments in subordinated commercial mortgage backed securities and similar investments are subject to losses.

In general, losses on an asset securing a mortgage loan included in a securitization will be borne first by the equity holder of the property and then by the most junior security holder, referred to as the “first loss” position. In the event of default and the exhaustion of any equity support and any classes of securities junior to those in which we invest (and in some cases we may be invested in the junior-most classes of securitizations), we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage backed securities, the securities in which we invest may incur significant losses. Subordinate interests generally are not actively traded and are relatively illiquid investments and recent volatility in CMBS trading markets has caused the value of these investments to decline.

The prices of lower credit quality CMBS are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns and underlying borrower developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality CMBS because the ability of borrowers to make principal and interest payments on the mortgages underlying the mortgage backed securities may be impaired, as has occurred throughout the recent economic recession and weak recovery. In such event, existing credit support in the securitization structure may be insufficient to protect us against the loss of our principal on these securities.

We may have difficulty or be unable to sell some of our loans and commercial mortgage backed securities.

A prolonged period of frozen capital markets, decline in commercial real estate values and an out of favor real estate sector may prevent us from selling our loans and CMBS. Given the terms of our March 2011 debt restructuring, we may be forced to sell assets in order to meet required debt reduction levels. If the market for real estate loans and CMBS is disrupted or dislocated, this may be difficult or impossible, causing further losses or events of default.

The impact of the events of September 11, 2001 and the effect thereon on terrorism insurance expose us to certain risks.

The terrorist attacks on September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, the anticipation of any such attacks, and the consequences of any military or other response by the U.S. and its allies may have a further adverse impact on the U.S. financial markets and the economy generally. We cannot predict the severity of the effect that such future events would have on the U.S. financial markets, the economy or our business.

In addition, the events of September 11, 2001 created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. This led to the creation of The Terrorism Risk Insurance Act of 2002, to provide a federal backstop against insurance claims related to acts of terrorism. This law was extended in December 2007 and then again under a new law, the Terrorism Risk Insurance Program Reauthorization Act, or TRIPRA, which expires in 2014. There is no assurance that TRIPRA will be extended beyond 2014. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties that we invest in are unable to obtain affordable insurance coverage, the value of those investments could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

The economic impact of any future terrorist attacks could also adversely affect the credit quality of some of our loans and investments. Some of our loans and investments will be more susceptible to such adverse effects than others. We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our results of operations.

There are increased risks involved with construction lending activities.

We originate loans for the construction of commercial and residential use properties. Construction lending generally is considered to involve a higher degree of risk than other types of lending due to a variety of factors, including generally larger loan balances, the dependency on successful completion of a project, the dependency upon the successful operation of the project (such as achieving satisfactory occupancy and rental rates) for repayment, the difficulties in estimating construction costs and loan terms which often do not require full amortization of the loan over its term and, instead, provide for a balloon payment at stated maturity.

Some of our investments and investment opportunities may be in synthetic form.

Synthetic investments are contracts between parties whereby payments are exchanged based upon the performance of an underlying obligation. In addition to the risks associated with the performance of the obligation, these synthetic interests carry the risk of the counterparty not performing its contractual obligations. Market standards, GAAP accounting methodology, regulatory oversight and compliance requirements, tax and other regulations related to these investments are evolving, and we cannot be certain that their evolution will not adversely impact the value or sustainability of these investments. Furthermore, our ability to invest in synthetic investments, other than through taxable REIT subsidiaries, may be severely limited by the REIT qualification requirements because synthetic investment contracts generally are not qualifying assets and do not produce qualifying income for purposes of the REIT asset and income tests.

Risks Related to Our Investment Management Business and Management of CDOs

Our current financial condition may adversely impact our investment management business.

In large part, our ability to raise capital and garner other investment management and advisory business is dependent upon our reputation as a balance sheet manager and credit underwriter, as well as the ability to demonstrate that we have the resources to manage and co-invest in our internal funds. Our recent losses and our March 2009 and March 2011 debt restructurings may have a negative impact on our reputation. In addition, further credit deterioration in our balance sheet portfolio and our overall financial condition could jeopardize our status as an approved special servicer by the three major rating agencies, which would impair our ability to generate future special servicing revenues.

We may not maintain our special servicer approval or rating.

Our status as an approved special servicer by the three major rating agencies, as well as our special servicer rating by these agencies is subject to periodic review and may be impacted by our overall financial condition, the operations of our investment management business, as well as other factors which may be beyond our control. Any reduction in our special servicer rating, or a loss of our status as an approved special servicer, would impair our ability to generate future special servicing revenues.

We are subject to risks and uncertainties associated with operating our investment management business, and we may not achieve the investment returns that we expect.

We will encounter risks and difficulties as we operate our investment management business. In order to achieve our goals as an investment manager, we must:

•	manage our investment management vehicles successfully by investing their capital in suitable investments that meet their respective investment criteria;

•	actively manage the assets in our portfolios in order to realize targeted performance;

•	create incentives for our management and professional staff to develop and operate the investment management business; and

•	structure, sponsor and capitalize future investment management vehicles that provide investors with attractive investment opportunities.

If we do not successfully operate our investment management business to achieve the investment returns that we or the market anticipates, our operations may be adversely impacted.

We may expand our investment management business to involve other investment classes where we do not have prior investment experience. We may find it difficult to attract third party investors without a performance track record involving such investments. Even if we attract third party capital, there can be no assurance that we will be successful in deploying the capital to achieve targeted returns on the investments.

We face substantial competition from established participants in the private equity market as we offer investment management vehicles to third party investors.

We face significant competition from large financial and other institutions that have proven track records in marketing and managing vehicles and otherwise have a competitive advantage over us because they have access to pre-existing third party investor networks into which they can channel competing investment opportunities. If our competitors offer investment products that are competitive with products offered by us, we will find it more difficult to attract investors and to capitalize our investment management vehicles.

Our investment management vehicles are subject to the risk of defaults by third party investors on their capital commitments.

The capital commitments made by third party investors to our investment management vehicles represent unsecured promises by those investors to contribute cash to the investment management vehicles from time-to-time as investments are made by the investment management vehicles. Accordingly, we are subject to general credit risks that the investors may default on their capital commitments. If defaults occur, we may not be able to close loans and investments we have identified and negotiated or make protective advances to support existing investments which could materially and adversely affect the investment management vehicles’ investment program or make us liable for breach of contract, in either case to the detriment of our franchise in the private equity market.

CTIMCO’s role as collateral manager for our CT CDOs and investment manager for our funds may expose us to liabilities to investors.

We are subject to potential liabilities to investors as a result of CTIMCO’s role as collateral manager for our CT CDOs and our investment management business generally. In serving in such roles, we could be subject to claims by CDO investors and investors in our funds that we did not act in accordance with our duties under our CT CDO and investment fund documentation or that we were negligent in taking or refraining from taking actions with respect to the underlying collateral in our CT CDOs or in making investments. In particular, the discretion that we exercise in managing the collateral for our CT CDOs and the investments in our investment management business could result in a liability due to the current negative conditions in the commercial real estate market and the inherent uncertainties surrounding the course of action that will result in the best long term results with respect to such collateral and investments. This risk could be increased due to the affiliated nature of our roles. If we were found liable for our actions as collateral manager or investment manager and we were required to pay significant damages to our CT CDO and investment advisory investors, our financial condition could be materially adversely effected.

Our investment management agreements contain “clawback” provisions which may require repayment of incentive management fees previously received by us.

As part of our investment management business we earn incentive fees based on the performance of certain of our investment management vehicles. The investment management agreements which govern our relationships with these vehicles contain “clawback” provisions which may require the repayment of incentive fees previously received by us. If certain predetermined performance thresholds are not met upon the ultimate dissolution of such entities, we could be required to refund either a portion, or all of incentive fees previously received.

We are exposed to litigation risks in our role as an investment manager and special servicer.

CTIMCO’s role as an investment manager for third-parties, including investors in our private equity platforms and our CT CDOs, as well as CTIMCO’s role as a special servicer expose us to litigation risks. In these roles, we make investment, asset management, loan work-out, and other decisions which could result in adverse financial impacts to third-parties. These parties may pursue legal action against us as a result of these decisions, the outcomes of which cannot be certain.

Risks Related to Our Company

We are dependent upon our senior management team to develop and operate our business.

Our ability to develop and operate our business depends to a substantial extent upon the experience, relationships and expertise of our senior management and key employees. We cannot assure you that these individuals will remain in our employ. Our chief executive officer, Stephen D. Plavin, our chief financial officer, Geoffrey G. Jervis, and our chief credit officer, Thomas C. Ruffing, are currently not employed pursuant to employment agreements. There can be no assurance that Messrs. Plavin, Jervis, and Ruffing will enter into new employment agreements pursuant to which they agree to long-term employment with us. In addition, the departure of Mr. Plavin from his employment with us constitutes an event of default under the repurchase facility of our restructuring subsidiary, CT Legacy REIT, unless we hire a suitable replacement acceptable to the lender.

There may be conflicts between the interests of our investment management vehicles and us.

We are subject to a number of potential conflicts between our interests and the interests of our investment management vehicles. We are subject to potential conflicts of interest in the allocation of investment opportunities between our balance sheet, once our balance sheet investment activity resumes, and our investment management vehicles. In addition, we may make investments that are senior or junior to, participations in, or have rights and interests different from or adverse to, the investments made by our investment management vehicles. Our interests in such investments may conflict with the interests of our investment management vehicles in related investments at the time of origination or in the event of a default or restructuring of the investment. Finally, our officers and employees may have conflicts in allocating their time and services among us and our investment management vehicles.

We must manage our portfolio in a manner that allows us to rely on an exclusion from registration under the Investment Company Act of 1940 in order to avoid the consequences of regulation under that Act.

We rely on an exclusion from registration as an investment company afforded by Section 3(a)(1)(C) of the Investment Company Act of 1940, as amended, or the Investment Company Act. To qualify for this exclusion, we are not engaged in the business of investing, reinvesting, owning, holding, or trading securities and we do not own “investment securities” with a value that exceeds 40% of the value of our total assets (exclusive of government securities and cash items) on a consolidated basis. We may not be able to maintain such a mix of assets in the future, and attempts to maintain such an asset mix may impair our ability to pursue otherwise attractive investments. In addition, these rules are subject to change and such changes may have an adverse impact on us. We may need to avail ourselves of alternative exclusions and exemptions which may require a change in the organizational structure of our business.

Furthermore, as it relates to our investment in our restructuring subsidiary, CT Legacy REIT, we rely on an exclusion from registration as an investment company afforded by Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended. Given the material size of CT Legacy REIT relative to our 3(a)(1)(C) exclusion, were CT Legacy REIT to be required to register as an investment company, we may not qualify for our 3(a)(1)(C) exclusion. Under this exclusion, CT Legacy REIT is required to maintain, on the basis of positions taken by the SEC staff in interpretive and no-action letters, a minimum of 55% of the value of the total assets of our portfolio in “mortgages and other liens on and interests in real estate,” which we refer to as Qualifying Interests, and a minimum of 80% in Qualifying Interests and real estate related assets. Because registration as an investment company would significantly affect CT Legacy REIT’s ability to engage in certain transactions or to organize itself in the manner it is currently organized, we intend to maintain its qualification for this exclusion from registration. In the past, based on SEC staff positions, when required due to the mix of assets in our balance sheet portfolio, we have purchased agency residential mortgage backed securities that represent the entire beneficial interests in the underlying pools of whole residential mortgage loans, which we treat as Qualifying Interests. Investments in such pools of whole residential mortgage loans may not represent an optimum use of our investable capital when compared to the available investments we target pursuant to our investment strategy.

These investments present additional risks to us, and these risks are compounded by our inexperience with such investments. We continue to analyze our investments and may acquire other pools of whole loan residential mortgage backed securities when and if required for compliance purposes.

We treat certain of our investments in CMBS, B Notes and mezzanine loans as Qualifying Interests for purposes of determining our eligibility for the exclusion provided by Section 3(c)(5)(C) to the extent such treatment is consistent with guidance provided by the SEC or its staff. In the absence of such guidance that otherwise supports the treatment of these investments as Qualifying Interests, we will treat them, for purposes of determining our eligibility for the exclusion provided by Section 3(c)(5)(C), as real estate related assets or miscellaneous assets, as appropriate.

We understand the SEC staff has recently reconsidered its interpretive policy under Section 3(c)(5)(C) and whether to advance rulemaking to define the basis for the exclusion. We cannot predict the outcome of this reconsideration or potential rulemaking initiative and its impact on our ability to rely on the exclusion.

If CT Legacy REIT’s portfolio does not comply with the requirements of the exclusion we rely upon, it could be forced to alter its portfolio by selling or otherwise disposing of a substantial portion of the assets that are not Qualifying Interests or, with the consent of its shareholders, by acquiring a significant position in assets that are Qualifying Interests. Altering CT Legacy REIT’s portfolio in this manner may have an adverse effect on its investments if it is forced to dispose of or acquire assets in an unfavorable market, and may adversely affect our stock price.

If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company, and that we would be subject to limitations on corporate leverage that would have an adverse impact on our investment returns.

Our investment management subsidiary, CTIMCO, is required to register under the Investment Advisors Act of 1940, and is subject to regulation under that Act.

Following the registration of CTIMCO under the Investment Advisers Act of 1940, or the Investment Advisors Act, we will be subject to the extensive regulation prescribed by that statute and the regulations thereunder. The SEC will oversee CTIMCO’s activities as a registered investment adviser under this regulatory regime. A failure to comply with the obligations imposed by the Investment Advisers Act, including record-keeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities, could result in fines, censure, suspensions of personnel or investing activities or other sanctions, including revocation of our registration as an investment adviser. The regulations under the Investment Advisers Act are designed primarily to protect investors in our funds and other clients. They are not designed to protect holders of our publicly traded common stock. Even if a sanction imposed against CTIMCO or its personnel involves a small monetary amount, the adverse publicity related to such sanction could harm our reputation and our relationship with our fund investors and impede our ability to raise additional capital or new funds. In addition, compliance with the Investment Advisors Act may require us to incur additional costs, and these costs may be material.

Changes in accounting pronouncements have materially changed the presentation and content of our financial statements.

Beginning January 1, 2010, we adopted new accounting guidance which required us to consolidate certain securitization trust entities in which we have subordinate investments. This consolidation resulted in a significant increase to our GAAP-basis assets and liabilities, which may be misleading to readers of our financial statements. In addition, we are required to record losses under GAAP on consolidated assets which may be in excess of our economic interest in the respective consolidated entities.

We may not have sufficient cash flow to satisfy our tax liability arising from the use of CDO financing.

Due to the redirection provisions of our CDOs, which reallocate principal and interest otherwise distributable to us to repay senior note holders, assets financed through our CDOs may generate current taxable income without a corresponding cash distribution to us. In order to raise the cash necessary to meet our tax and/or distribution requirements, we may be required to borrow funds, sell a portion of our assets at disadvantageous prices or find other alternatives. In any case, there can be no assurances that we will be able to generate sufficient cash from these endeavors to meet our tax and/or distribution requirements.

In the event we experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code, of 1986, as amended, our ability to utilize our net operating losses and net capital losses against future taxable income will be limited, increasing our dividend distribution requirement for which we may not have sufficient cash flow.

We have substantial net operating and net capital loss carry forwards which we use to offset our tax and/or distribution requirements. In the event that we experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, our ability to use these losses will be effectively eliminated. An “ownership change” is determined based upon the changes in ownership that occur in our class A common stock for a trailing three year period. Such ownership change provisions may be triggered by regular trading activity in our common stock, and are generally beyond our control. The issuance of our preferred stock purchase rights pursuant to our tax preservation shareholder rights plan deters but does not prevent such an ownership change. In addition, such efforts to preserve these tax benefits may significantly constrain our ability to raise additional capital through offerings of class A common stock.

Risks Relating to Our Class A Common Stock

Sales or other dilution of our equity may adversely affect the market price of our class A common stock.

In connection with the 2009 restructuring our debt obligations, we issued warrants to purchase 3,479,691 shares of our class A common stock, which represents approximately 15.3% of our outstanding class A common stock as of February 7, 2012. These warrants become exercisable on March 16, 2012. The market price of our class A common stock could decline as a result of sales of a large number of shares of class A common stock acquired upon exercise of the warrants in the market. If the warrants are exercised, the issuance of additional shares of class A common stock would dilute the ownership interest of our existing shareholders.

Because a limited number of shareholders, including members of our management team, own a substantial number of our shares, they may make decisions or take actions that may be detrimental to your interests.

Our executive officers and directors, along with vehicles for the benefit of their families, collectively own and control 1,123,845 shares of our class A common stock representing approximately 5.3% of our outstanding common stock as of February 7, 2012. W. R. Berkley Corporation, or WRBC, which employs one of our directors, owns 3,843,413 shares of our class A common stock, which represents approximately 16.9% of our outstanding common stock as of February 7, 2012. By virtue of their voting power, these shareholders have the power to significantly influence our affairs and are able to influence the outcome of matters required to be submitted to shareholders for approval, including the election of our directors, amendments to our charter, mergers, sales of assets and other acquisitions or sales. The influence exerted by these shareholders over our affairs might not be consistent with the interests of some or all of our other shareholders. In addition, the concentration of ownership in our officers or directors or shareholders associated with them may have the effect of delaying or preventing a change in control of our company, including transactions in which you might otherwise receive a premium for your class A common stock, and might negatively affect the market price of our class A common stock.

Some provisions of our charter and bylaws, tax benefits preservation rights plan and Maryland law may deter takeover attempts, which may limit the opportunity of our shareholders to sell their shares at a favorable price.

Some of the provisions of our charter and bylaws and Maryland law discussed below could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our shareholders by providing them with the opportunity to sell their shares at a premium to the then current market price.

Issuance of Preferred Stock Without Shareholder Approval. Our charter authorizes our board of directors to authorize the issuance of up to 100,000,000 shares of preferred stock and up to 100,000,000 shares of class A common stock. Our charter also authorizes our board of directors, without shareholder approval, to classify or reclassify any unissued shares of our class A common stock and preferred stock into other classes or series of stock and to amend our charter to increase or decrease the aggregate number of shares of stock of any class or series that may be issued. Our board of directors, therefore, can exercise its power to reclassify our stock to increase the number of shares of preferred stock we may issue without shareholder approval. Preferred stock may be issued in one or more series, the terms of which may be determined without further action by shareholders. These terms may include preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption. The issuance of any preferred stock, however, could materially adversely affect the rights of holders of our class A common stock and, therefore, could reduce the value of the class A common stock. In addition, specific rights granted to future holders of our preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The power of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change in control, thereby preserving the current shareholders’ control.

Advance Notice Bylaw. Our bylaws contain advance notice procedures for the introduction of business and the nomination of directors. These provisions could discourage proxy contests and make it more difficult for you and other shareholders to elect shareholder-nominated directors and to propose and approve shareholder proposals opposed by management.

Maryland Takeover Statutes. We are subject to the Maryland Business Combination Act which could delay or prevent an unsolicited takeover of us. The statute substantially restricts the ability of third parties who acquire, or seek to acquire, control of us to complete mergers and other business combinations without the approval of our board of directors even if such transaction would be beneficial to shareholders. “Business combinations” between such a third party acquirer or its affiliate and us are prohibited for five years after the most recent date on which the acquirer or its affiliate becomes an “interested shareholder.” An “interested shareholder” is defined as any person who beneficially owns 10 percent or more of our shareholder voting power or an affiliate or associate of ours who, at any time within the two-year period prior to the date interested shareholder status is determined, was the beneficial owner of 10 percent or more of our shareholder voting power. If our board of directors approved in advance the transaction that would otherwise give rise to the acquirer or its affiliate attaining such status, the acquirer or its affiliate would not become an interested shareholder and, as a result, it could enter into a business combination with us. Our board of directors could choose not to negotiate with an acquirer if the board determined in its business judgment that considering such an acquisition was not in our strategic interests. Even after the lapse of the five-year prohibition period, any business combination with an interested shareholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by shareholders; and

•	two-thirds of the votes entitled to be cast by shareholders other than the interested shareholder and affiliates and associates thereof.

The super-majority vote requirements do not apply if the transaction complies with a minimum price requirement prescribed by the statute.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that an interested shareholder becomes an interested shareholder. Our board of directors has exempted any business combination involving a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell, our chairman of the board, and his family and approved in advance, the issuance of shares to WRBC. As a result, these parties may enter into business combinations with us without compliance with the super-majority vote requirements and the other provisions of the statute.

We are also subject to the Maryland Control Share Acquisition Act. With certain exceptions, the Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or by our directors who are our employees, and may be redeemed by us. “Control shares” are voting shares which, if aggregated with all other shares owned or voted by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the specified ranges of voting power. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the “control shares” in question. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer may then vote a majority of the shares entitled to vote, then all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are not a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws. Our bylaws contain a provision exempting certain holders identified in our bylaws from this statute, including WRBC, and a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family.

We are also subject to the Maryland Unsolicited Takeovers Act which permits our board of directors, among other things and notwithstanding any provision in our charter or bylaws, to elect on our behalf to stagger the terms of directors and to increase the shareholder vote required to remove a director. Such an election would significantly restrict the ability of third parties to wage a proxy fight for control of our board of directors as a means of advancing a takeover offer. If an acquirer was discouraged from offering to acquire us, or prevented from successfully completing a hostile acquisition, you could lose the opportunity to sell your shares at a favorable price.

Shareholder rights plans such as the plan we recently adopted for the purpose of preserving our tax benefits, are commonly understood to have anti-takeover effects. Under our tax benefit preservation rights agreement, if any person or group acquires 4.9% or more of our outstanding class A common stock without the approval of our board of directors under specific circumstances, our existing shareholders have the right to purchase shares of our class A common stock at a substantial discount to the public market price. The agreement is intended to act as a deterrent to any person or entity seeking to acquire 4.9% or more of our outstanding common stock without the prior approval of our board of directors.

The price of our class A common stock may be impacted by many factors.

As with any public company, a number of factors may impact the trading price of our class A common stock, many of which are beyond our control. These factors include, in addition to other risk factors mentioned in this section:

•	the level of institutional interest in us;

•	the perception of REITs generally and REITs with portfolios similar to ours, in particular, by market professionals;

•	the attractiveness of securities of REITs in comparison to other companies;

•	the market’s perception of our ability to successfully manage our portfolio; and

•	the general economic environment and the commercial real estate property and capital markets.

Your ability to sell a substantial number of shares of our class A common stock may be restricted by the low trading volume historically experienced by our class A common stock.

Although our class A common stock is listed on the New York Stock Exchange, the daily trading volume of our shares of class A common stock has historically been lower than the trading volume for certain other companies. As a result, the ability of a holder to sell a substantial number of shares of our class A common stock in a timely manner without causing a substantial decline in the market value of the shares, especially by means of a large block trade, may be restricted by the limited trading volume of the shares of our class A common stock.

Our shares of class A common stock may be delisted from the NYSE if the price per share trades below $1.00 for an extended period of time, which could negatively affect our business, our financial condition, our results of operations and our ability to service our debt obligations.

Our class A common stock at times has traded below $1.00. In the event the average closing price of our class A common stock for a 30-day period is below $1.00, our stock could be delisted from the NYSE. The threat of delisting and/or a delisting of our class A common stock could have adverse effects by, among other things:

•	reducing the trading liquidity and market price of our class A common stock;

•	reducing the number of investors willing to hold or acquire our class A common stock, thereby further restricting our ability to obtain equity financing; and

•	reducing our ability to retain, attract and motivate directors, officers and employees.

Risks Related to our REIT Status and Certain Other Tax Items

Our charter does not permit any individual to own more than 9.9% of our class A common stock, and attempts to acquire our class A common stock in excess of the 9.9% limit would be void without the prior approval of our board of directors.

For the purpose of preserving our qualification as a REIT for federal income tax purposes, our charter prohibits direct or constructive ownership by any individual of more than a certain percentage, currently 9.9%, of the lesser of the total number or value of the outstanding shares of our class A common stock as a means of preventing ownership of more than 50% of our class A common stock by five or fewer individuals. The charter’s constructive ownership rules are complex and may cause the outstanding class A common stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual. As a result, the acquisition of less than 9.9% of our outstanding class A common stock by an individual or entity could cause an individual to own constructively in excess of 9.9% of our outstanding class A common stock, and thus be subject to the charter’s ownership limit. There can be no assurance that our board of directors, as permitted in the charter, will increase, or will not decrease, this ownership limit in the future. Any attempt to own or transfer shares of our class A common stock in excess of the ownership limit without the consent of our board of directors will be void, and will result in the shares being transferred by operation of the charter to a charitable trust, and the person who acquired such excess shares will not be entitled to any distributions thereon or to vote such excess shares.

The 9.9% ownership limit may have the effect of precluding a change in control of us by a third party without the consent of our board of directors, even if such change in control would be in the interest of our shareholders or would result in a premium to the price of our class A common stock (and even if such change in control would not reasonably jeopardize our REIT status). The ownership limit exemptions and the reset limits granted to date would limit our board of directors’ ability to reset limits in the future and at the same time maintain compliance with the REIT qualification requirement prohibiting ownership of more than 50% of our class A common stock by five or fewer individuals.

There are no assurances that we will be able to pay dividends in the future.

We expect in the future when we generate taxable income to pay quarterly dividends and to make distributions to our shareholders in amounts so that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. This, along with our compliance with other requirements, should enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. There are no assurances that we will be able to pay dividends in the future, and we may use our substantial net operating losses carried forward to offset future taxable income, and therefore reduce our dividend requirements. In addition, some of our distributions may include a return of capital, which would reduce the amount of capital available to operate our business.

We will be dependent on external sources of capital to finance our growth.

As with other REITs, but unlike corporations generally, our ability to finance our growth must largely be funded by external sources of capital because we generally will have to distribute to our shareholders 90% of our taxable income in order to qualify as a REIT, including taxable income where we do not receive corresponding cash. Our access to external capital will depend upon a number of factors, including general market conditions, the market’s perception of our growth potential, our current and potential future earnings, cash distributions and the market price of our class A common stock.

If we do not maintain our qualification as a REIT, we will be subject to tax as a regular corporation and face a substantial tax liability. Our taxable REIT subsidiaries are subject to income tax.

We expect to continue to operate so as to qualify as a REIT under the Internal Revenue Code. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the tax code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•

we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to shareholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

•

unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to shareholders would be reduced for each of the years during which we did not qualify as a REIT; and

•	we generally would not be eligible to requalify as a REIT for four full taxable years.

Fee income from our investment management business is expected to be realized by one of our taxable REIT subsidiaries, and, accordingly, will be subject to income tax.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities and limit our expansion opportunities.

In order to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, our sources of income, the nature of our investments in commercial real estate and related assets, the amounts we distribute to our shareholders and the ownership of our stock. We may also be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may force us to liquidate or restructure otherwise attractive investments.

In order to qualify as a REIT, we must also ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investments in securities cannot include more than 10% of the outstanding voting securities of any one issuer or 10% of the total value of the outstanding securities of any one issuer unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Internal Revenue Code. The total value of all of our investments in taxable REIT subsidiaries cannot exceed 25% of the value of our total assets. In addition, no more than 5% of the value of our assets can consist of the securities of any one issuer other than a taxable REIT subsidiary. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences.

Since we have not originated new balance sheet investments since 2009 and transferred a substantial portion of our investments to CT Legacy REIT, our ability to satisfy the asset and income REIT qualification requirements will be more difficult and unless we are able to raise the capital to originate new balance sheet investments, our status as a REIT will ultimately be jeopardized.

Complying with REIT requirements may force us to borrow to make distributions to shareholders.

From time to time, our taxable income may be greater than our cash flow available for distribution to shareholders. If we do not have other funds available in these situations, we may be unable to distribute substantially all of our taxable income as required by the REIT provisions of the Internal Revenue Code. Thus, we could be required to borrow funds, sell a portion of our assets at disadvantageous prices or find another alternative. These options could increase our costs or reduce our equity. Our interests in CT Legacy REIT and our CT CODs may cause us to recognize taxable income without any corresponding cash income and we may be required to distribute additional dividends in cash and/or class A common stock.

Certain of our legacy assets are subject to separate REIT qualifications and restrictions as a result of our March 2011 debt restructuring.

In conjunction with our March 2011 debt restructuring, we transferred certain of our legacy assets to CT Legacy REIT, a special purpose entity which will be taxed as a REIT for purposes of federal income taxes. As a REIT, CT Legacy REIT is generally subject to the same risks described above with respect to distribution requirements, limitations on the types and quantities of permissible assets and income, and penalties for non-compliance with REIT regulations. As a result of restrictions under our mezzanine loan at CT Legacy REIT, cash distributions cannot be made to the shareholders of CT Legacy REIT until such debt has been fully repaid. Should a dividend be required to comply with REIT regulations, CT Legacy REIT may declare a “consent dividend” which will pass a pro-rata share of its taxable income to us without a corresponding cash payment.

In addition, CT Legacy REIT is generally precluded from making new investments, and a portion of the legacy assets which are held by CT Legacy REIT may not qualify as REIT real estate assets. Accordingly, there is a risk that as the portfolio liquidates in the ordinary course, the asset mix at CT Legacy REIT, or income thereon, may violate REIT regulations and force CT Legacy REIT to either sell assets, potentially at disadvantageous prices, and/or terminate REIT status, which could result in material taxes and penalties, and which would constitute a default under the mezzanine loan.

Item 1B.	Unresolved Staff Comments

None.

Item 2.	Properties

Our principal executive and administrative offices are located in approximately 12,000 square feet of office space leased at 410 Park Avenue, New York, New York 10022. Our telephone number is (212) 655-0220 and our website address is http://www.capitaltrust.com. Our lease for office space expires in October 2018.

Item 3.	Legal Proceedings

On June 2, 2011, Philips International Investments, LLC, as plaintiff, commenced a lawsuit against us, several of our affiliates, as well as other unaffiliated entities and individuals, in the Supreme Court of the State of New York, County of New York, arising out of the acquisition of certain real properties in the Lehigh Valley, Pennsylvania area by a private equity fund managed by our investment management subsidiary. The properties were purchased from Liberty Property Trust, a publicly traded REIT, after the plaintiff failed to close on the acquisition of the properties, an acquisition effort that was undertaken by plaintiff before our investment management subsidiary pursued the purchase of the properties. Plaintiff alleges causes of action against, and seeks damages from, us for (i) breaches of fiduciary duty and fraud of co-defendants not affiliated with us on the theory that we were either a partner of the co-defendants or their agent, (ii) aiding and abetting the alleged fraud and (iii) tortuous interference with contract. Plaintiff seeks damages from us in the amount of $100 million. We are vigorously defending against these claims and believe that they are wholly without merit. Our motion to dismiss the action is currently pending before the court.

Item 4.	Mine Safety Disclosure

Not applicable.

PART II

Item 5.	Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Our class A common stock is listed for trading on the NYSE under the symbol “CT.” The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices for our class A common stock as reported on the NYSE composite transaction tape and the per share cash dividends declared on our class A common stock.

	High	Low	Dividend
2011
Fourth quarter	$2.75	$1.73	$0.00
Third quarter	4.03	2.11	0.00
Second quarter	5.48	2.30	0.00
First quarter	2.95	1.44	0.00

2010
Fourth quarter	$1.80	$1.15	$0.00
Third quarter	1.90	1.52	0.00
Second quarter	2.81	1.52	0.00
First quarter	1.89	1.27	0.00

2009
Fourth quarter	$3.00	$1.10	$0.00
Third quarter	3.47	1.15	0.00
Second quarter	2.88	1.09	0.00
First quarter	4.25	0.87	0.00

The last reported sale price of the class A common stock on February 7, 2012 as reported on the NYSE composite transaction tape was $2.72. As of February 7, 2012, there were 504 holders of record of the class A common stock. By including persons holding shares in broker accounts under street names, however, we estimate our shareholder base to be approximately 7,560 holders.

We generally intend to distribute each year substantially all of our taxable income (which does not necessarily equal net income as calculated in accordance with GAAP) to our shareholders so as to comply with the REIT provisions of the Internal Revenue Code of 1986, as amended.

In addition, our dividend policy remains subject to revision at the discretion of our board of directors. All distributions will be made at the discretion of our board of directors and will depend upon our taxable income, our financial condition, our maintenance of REIT status and other factors as our board of directors deems relevant. In accordance with Internal Revenue Service guidance, we are required to report the amount of excess inclusion income earned by us. In 2011, we calculated excess inclusion income to be de minimis.

Issuer Purchases of Equity Securities

We did not purchase any shares of our class A common stock during the three months ended December 31, 2011.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2011, relating to our equity compensation plans pursuant to which shares of our common stock or other equity securities may be granted from time to time.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	—	$—	944,469
Equity compensation plans not approved by security holders (2)	—	—	—

Total	—	$—	944,469

(1)	The number of securities remaining for future issuance consists of 944,469 shares issuable under our 2011long-term incentive stock plan which was approved by our shareholders. Awards under the plan may include restricted stock, unrestricted stock, stock options, stock units, stock appreciation rights, performance shares, performance units, deferred share units or other equity-based awards, as the board of directors may determine.
(2)	All of our equity compensation plans have been approved by security holders.

Item 6.	Selected Financial Data

The following table sets forth selected consolidated financial data, which was derived from our historical consolidated financial statements included in our Annual Reports on Form 10-K, for the years ended December 31, 2007 through 2011.

You should read the following information together with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in “Item 8. Financial Statements and Supplementary Data.”

	Years ended December 31
	2011	2010	2009	2008	2007
	(in thousands, except for per share data)
STATEMENT OF OPERATIONS DATA:
REVENUES:
Interest and related income	117,162	158,733	121,818	196,215	254,505
Management fees and other revenues	15,115	15,006	13,575	13,308	10,330

Total revenues	132,277	173,739	135,393	209,523	264,835

OPERATING EXPENSES:
Interest expense	96,974	123,963	79,794	129,665	162,377
General and administrative expenses	23,867	18,799	22,173	25,136	31,766
Impairments	49,121	72,366	114,106	2,917	—
(Recovery of) provision for loan losses	(19,326)	146,478	482,352	63,577	—
Valuation allowance on loans held-for-sale	1,456	2,119	—	48,259	—

Total operating expenses	152,092	363,725	698,425	269,554	194,143

(Loss) gain on sale of investments	—	—	(10,363)	374	15,077
Gain on extinguishment of debt	271,031	3,134	—	6,000	—
Income (loss) from equity investments	3,649	3,608	(3,736)	(1,988)	(2,109)

Income (loss) before income taxes	254,865	(183,244)	(577,131)	(55,645)	83,660
Income tax provision (benefit)	2,546	2,100	(694)	1,893	(706)

NET INCOME (LOSS) ALLOCABLE TO COMMON STOCK	$252,319	$(185,344)	$(576,437)	$(57,538)	$84,366

Less: Net (income) loss attributable to noncontrolling interest	5,823	—	—	—	—

Net income (loss) attributable to Capital Trust, Inc.	$258,142	$(185,344)	$(576,437)	$(57,538)	$84,366

PER SHARE INFORMATION:
Net income (loss) per share of common stock:
Basic	$11.39	$(8.28)	$(25.76)	$(2.73)	$4.80
Diluted	$10.78	$(8.28)	$(25.76)	$(2.73)	$4.77

Dividends declared per share of common stock	$—	$—	$—	$2.20	$5.10

Weighted average shares of common stock outstanding:
Basic	22,660	22,371	22,379	21,099	17,570

Diluted	23,950	22,371	22,379	21,099	17,690

	Years ended December 31
	2011	2010	2009	2008	2007
	(in thousands)
BALANCE SHEET DATA:
Total assets	$1,366,316	$4,120,690	$1,936,635	$2,837,529	$3,211,482
Total liabilities	1,495,255	4,531,877	2,105,802	2,436,085	2,803,245
Noncontrolling interest	(18,515)	—	—	—	—
(Deficit) equity	(110,424)	(411,187)	(169,167)	401,444	408,237

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operation

References herein to “we,” “us” or “our” refer to Capital Trust, Inc. and its subsidiaries unless the context specifically requires otherwise.

Introduction

We are a fully integrated, self-managed, real estate finance and investment management company that specializes in credit sensitive financial products. To date, our investment programs have focused on loans and securities backed by commercial real estate assets. We invest for our own account directly on our balance sheet and for third parties through a series of investment management vehicles. Our business model is designed to produce a mix of net interest margin from our balance sheet investments, and fee income and co-investment income from our investment management vehicles. In managing our operations, we focus on originating investments, managing our portfolios and capitalizing our businesses. From the inception of our finance business in 1997 through December 31, 2011, we have completed approximately $12.0 billion of commercial real estate debt investments. We conduct our operations as a real estate investment trust, or REIT, for federal income tax purposes. We are traded on the New York Stock Exchange, or NYSE, under the symbol “CT”, and are headquartered in New York City.

March 2011 Restructuring

On March 31, 2011, we restructured, amended, or extinguished all of our outstanding recourse debt obligations, which we refer to as our March 2011 restructuring. Our March 2011 restructuring involved: (i) the contribution of certain of our legacy assets to a newly formed subsidiary, CT Legacy REIT Mezz Borrower, Inc., or CT Legacy REIT, (ii) the assumption of our legacy repurchase obligations by CT Legacy REIT, and (iii) the extinguishment of the remainder of our recourse obligations, our senior credit facility and junior subordinated notes. The restructuring was financed with a new $83.0 million mezzanine loan obtained by CT Legacy REIT from an affiliate of Five Mile Capital Partners LLC, or Five Mile, and the issuance of equity interests in the common stock of CT Legacy REIT to the former lenders under our senior credit facility and our former junior subordinated noteholders, as well as to an affiliate of Five Mile.

Capital Trust, Inc.

Following the completion of our March 2011 restructuring, we no longer have any recourse debt obligations, and retain unencumbered ownership of 100% of (i) our investment management platform, CT Investment Management Co., LLC, (ii) our co-investment in CT Opportunity Partners I, LP, (iii) our residual ownership interests in three of the CDOs that we issued, CT CDOs I, II, and IV, and (iv) our tax-basis net operating losses. Furthermore, we have a 52% equity interest in the common stock of CT Legacy REIT. Our economic interest in CT Legacy REIT is, however, subject to (i) the secured notes, which are collateralized by certain of our retained equity interests in the common stock of CT Legacy REIT, (ii) incentive awards that provide for the participation in amounts earned from our retained equity interests in the common stock of CT Legacy REIT, and (iii) the subordinate common stock of CT Legacy REIT owned by our former junior subordinate noteholders, all of which are further described in Note 1 to our consolidated financial statements. In addition to our interest in the common stock of CT Legacy REIT, we also own 100% of its outstanding class A preferred stock. See Note 1 to our consolidated financial statements for additional discussion of our March 2011 restructuring.

CT Legacy REIT

In connection with the restructuring, we transferred substantially all of our directly held interest earning assets to CT Legacy REIT. The transferred assets included: (i) all of the loans and securities which serve as collateral for the legacy repurchase obligations, except for certain subordinate interests in CT CDOs I and II, (ii) our subordinate interests in CT CDO III, and (iii) 100% of our previously unencumbered loans and securities, which we collectively refer to as our Legacy Assets.

CT Legacy REIT, which is expected to be taxed as a REIT in 2011, is beneficially owned 52% by us, 24% by an affiliate of Five Mile, and 24% by the former lenders under our senior credit facility. In addition, the former holders of our junior subordinated notes received class B common stock, a subordinate class of common stock of CT Legacy REIT, which is described in Note 1 to our consolidated financial statements. Capital Trust, Inc. will manage CT Legacy REIT and the Legacy Assets as a liquidating portfolio.

Subsequent to our March 31, 2011 restructuring, the CT Legacy REIT portfolio received repayments of $269.6 million, including full loan satisfactions of $266.4 million and partial repayments of $3.2 million, which repayments represent approximately 54% of the initial net book value of the CT Legacy REIT portfolio. Proceeds from these repayments have primarily been used to repay debt, including (i) a $20.0 million repayment of the CT Legacy REIT mezzanine loan, and (ii) repayments of $246.3 million of legacy repurchase obligations, including the full repayment and termination of the Morgan Stanley and Citigroup facilities and a release of the remaining collateral thereunder, as well as a $115.1 million repayment of the JPMorgan facility. In the aggregate, 69% of CT Legacy REIT’s debt obligations have been repaid since our March 2011 restructuring.

Subsequent to year-end, in February 2012, we refinanced the JPMorgan repurchase facility and the mezzanine loan with a single, new $124.0 million repurchase facility with JPMorgan. The new facility matures in December 2014, carries a rate of LIBOR+5.50%, and has paydown hurdles and associated potential rate increases over the term of the facility. See Note 22, Subsequent Events, to our consolidated financial statements for additional discussion.

Principles of Consolidation and Balance Sheet Presentation

The accompanying financial statements include, on a consolidated basis, our accounts, the accounts of our wholly-owned subsidiaries, and variable interest entities, or VIEs, in which we are the primary beneficiary, prepared in accordance with GAAP. All significant intercompany balances and transactions have been eliminated in consolidation.

Our consolidated balance sheets separately present: (i) our direct assets and liabilities, (ii) the direct assets and liabilities of CT Legacy REIT, and (iii) the assets and liabilities of consolidated securitization vehicles, some of which are subsidiaries of CT Legacy REIT. Assets of all consolidated VIEs can generally only be used to satisfy the obligations of those VIEs, and the liabilities of consolidated VIEs are non-recourse to us. Similarly, the following discussion separately describes (i) our direct assets and liabilities, (ii) the direct assets and liabilities of CT Legacy REIT, and (iii) the assets and liabilities of consolidated securitization vehicles, some of which are subsidiaries of CT Legacy REIT.

Current Market Conditions

Despite improvement relative to 2008/2009, the U.S economy and many economies around the world continue to be in a state of economic volatility, driven most recently by events in Europe. Global capital markets, while also improving, continue to be impaired relative to pre-recession levels. The recession and capital markets turmoil have severely impacted the commercial real estate sector resulting in decreased property level cash flows. In addition, many properties financed prior to the credit crisis remain overleveraged and create a headwind for the normalization of the commercial real estate property and capital markets. These factors decrease property values relative to pre-recession levels, and have and will continue to impact the performance of our existing portfolio of assets. Conversely, these factors create investing opportunities for well capitalized and experienced commercial real estate investors, such as the private equity vehicles that we sponsor and manage.

Discussion of Operations

We include below in our discussion of operations: (i) an overview of the operations of our parent company, Capital Trust, Inc., including its wholly-owned investment management subsidiary, (ii) a discussion of the consolidated balance sheet and operating results of Capital Trust, Inc. prepared in accordance with GAAP, (iii) a discussion of the adjusted balance sheet and operating results of Capital Trust, Inc., and (iv) a discussion of CT Legacy REIT on an adjusted, deconsolidated basis.

We believe that our adjusted balance sheet and operating results provide meaningful information to consider, in addition to our consolidated balance sheet and statement of operations prepared in accordance with GAAP. These adjusted measures help us to evaluate our financial position and performance without the effects of certain transactions and GAAP adjustments that are not necessarily indicative of our current investment portfolio, operations, capitalization, or equity.

See section III below for a presentation and discussion of our adjusted balance sheet and operating results.

I. Capital Trust, Inc.

Subsequent to our March 2011 restructuring, our business has focused on managing the operations of our investment management and special servicing platform, and the recovery from the legacy investments within CT Legacy REIT’s portfolio. Our investment management business is operated through our wholly-owned taxable subsidiary, CT Investment Management Co., LLC, or CTIMCO, and includes: (i) management of our public company parent, Capital Trust, Inc.; (ii) collateral management of the four CT CDOs which we have sponsored; (iii) special servicing of investments within both our public company and private equity portfolios, as well as for third parties; and (iv) sponsorship and management of our private equity management mandates, which are described below.

Investment Management Overview

We act as an investment manager for ourselves and third parties and as special servicer for certain of our loan investments, as well as for third-parties. The table below details investment management and special servicing fee revenue generated by CTIMCO for the years ended December, 2011, 2010 and 2009:

Investment Management Revenues
(in thousands)	December 31, 2011	December 31, 2010	December 31, 2009
Fees generated as:
Public company manager (1)	$1,863	$—	$1,769
Private equity manager	6,618	8,541	11,743
CDO collateral manager	765	937	240
Special servicer	9,124	7,252	1,679

Total fees	$18,370	$16,730	$15,431

Eliminations (2)	(3,255)	(1,785)	(2,009)

Total fees, net	$15,115	$14,945	$13,422

(1)	Beginning in the fourth quarter of 2009, public company management fees related to the management of Capital Trust, Inc. were offset by special servicing and CDO collateral management fees generated by our balance sheet portfolio. Gross public company management fees were $3.5 million, $3.5 million, and $4.8 million for the years ended December 31, 2011, 2010, and 2009, respectively. These fees were offset by special servicing and CDO collateral management fees in excess of $3.5 million for 2011 and 2010, and of $3.0 million in 2009.
(2)	Fees received by CTIMCO from Capital Trust, Inc., or other consolidated subsidiaries, have been eliminated in consolidation.

We have developed our investment management business in order to create operating leverage within our platform, generating fee revenue from investing third party capital and, in certain instances, earning co-investment income. Our active investment management mandates are described below:

•

CT Opportunity Partners I, LP, or CTOPI, is currently investing capital. The fund held its final closing in July 2008 with $540 million in total equity commitments from 28 institutional and individual investors. Currently, $325 million of committed equity remains undrawn. We have a $25 million commitment to invest in the fund ($10 million currently funded, $15 million unfunded) and entities controlled by the chairman of our board of directors have committed to invest $20 million. In May 2010, the fund’s investment period was extended to December 13, 2011. In December 2011, the fund’s investment period was further extended to September 13, 2012. The fund targets opportunistic investments in commercial real estate, specifically high yield debt, equity and hybrid instruments, as well as non-performing and sub-performing loans and securities. We earn base management fees of 1.3% per annum of invested capital, as well as net incentive management fees of 17.7% of profits after a 9% preferred return and a 100% return of capital. As of December 31, 2011, CTOPI has invested $469.5 million in 37 transactions, of which $207.9 million remains outstanding.

•

CT High Grade Partners II, LLC, or CT High Grade II, is no longer investing capital (its investment period expired in May 2011). The fund closed in June 2008 with $667 million of commitments from two institutional investors. The fund targeted senior debt opportunities in the commercial real estate sector and did not employ leverage. We earn a base management fee of 0.40% per annum on invested capital. As of December 31, 2011, CT High Grade II has invested $588.1 million in 33 transactions, of which $553.6 million remains outstanding.

•

CT High Grade Mezzanine SM , or CT High Grade I, is no longer formally investing capital (its investment period officially expired in July 2008), however, we have continued investing the “high grade” strategy through CT High Grade I on a non-discretionary basis since the end of the CT High Grade II investment period in May 2011. The fund closed in November 2006, with a single, related party institutional investor committing $250 million, which was subsequently increased to $350 million in July 2007. As a result of the re-opening of the platform in May 2011 and the reinvesting of certain realized assets, as of December 31, 2011, we have invested $492.8 million for this account. This separate account has a single investor, W. R. Berkley Corporation, or WRBC, which is our largest shareholder and designates an appointee to our board of directors. CT High Grade I targets lower LTV subordinate debt investments without leverage and invested $420.9 million in 12 transactions during its initial investment period, as well as $71.9 million in two transactions since the platform was re-opened in May 2011. We earn management fees of 0.25% per annum on invested capital for all CT High Grade I investments. As of December 31, 2011, $250.3 million of these investments remain outstanding.

•

CT Large Loan 2006, Inc., or CT Large Loan, is no longer investing capital (its investment period expired in May 2008). The fund closed in May 2006 with total equity commitments of $325 million from eight institutional investors. In light of the performance of this fund, we do not charge the full management fee of 0.75% per annum of fund assets (capped at 1.5% on invested equity), and instead voluntarily capped our fee at $805,000 per annum.

The table below provides additional information regarding the three private equity funds and one separate account we managed as of December 31, 2011.

Investment Management Mandates, as of December 31, 2011
(in millions)	Type	Total Investments (1)	Total Capital Commitments		Co- Investment %		Base Management Fee	Incentive Management Fee
Investing:
CTOPI	Fund	$208	$540		4.63	%(2)	1.28% (Assets)	(3)
CT High Grade I	Sep. Acc.	250	422	(4)	—		0.25% (Assets)	N/A

Liquidating:
CT High Grade II	Fund	554	667		—		0.40% (Assets)	N/A
CT Large Loan	Fund	172	325		—	(5)	0.75% (Assets)(6)	N/A

(1)	Represents total investments, on a cash basis, as of period-end.
(2)	We have committed to invest $25.0 million in CTOPI.
(3)	CTIMCO earns net incentive management fees of 17.7% of profits after a 9% preferred return on capital and a 100% return of capital, subject to a catch-up. We have allocated 45% of the CTOPI incentive management fees to our employees as long-term performance awards.
(4)	CT High Grade I closed with capital commitments of $350 million. Subsequent to the expiration of the CT High Grade I investment period, we continued to invest on behalf of WRBC under the CT High Grade I platform on a non-discretionary basis, bringing WRBC’s total allocated capital to $422 million as of December 31, 2011.
(5)	We have co-invested on a pari passu, asset by asset basis with CT Large Loan.
(6)	Capped at 1.5% of equity. In light of the performance of this fund, we do not charge the full management fee, and instead voluntarily capped our fee at $805,000 per annum.

Originations

We have historically allocated investment opportunities between our balance sheet and investment management vehicles based upon our assessment of risk and return profiles, the availability and cost of capital, and applicable regulatory restrictions associated with each opportunity. Currently, we are originating investments only for our investment management business, which are summarized in the table below for the years ended December 31, 2011 and 2010.

Originations (1)
($ in millions)	Year ended December 31, 2011	Year ended December 31, 2010
	# /$	# /$

Investment management	11 /$219	20 /$306

(1)	Includes total commitments, both funded and unfunded, net of any related purchase discounts.

Asset Management

We actively manage the CT Legacy REIT portfolio and the assets held by our investment management vehicles with our in-house team of asset managers. While these investments are primarily in the form of debt, we are aggressive in exercising the rights afforded to us as a lender. These rights may include collateral level budget approvals, lease approvals, loan covenant enforcement, escrow/reserve management/collection, collateral release approvals and other rights that we may negotiate. In light of the recent deterioration in property level performance, property valuation, and the real estate capital markets, a significant number of our loans are either non-performing and/or on our watch list. This requires intensive efforts on the part of our asset management team to maximize the recovery of those investments.

We actively manage our various securities portfolios using a combination of quantitative tools and loan/property level analysis to monitor the performance of the securities and their collateral against original expectations. Securities are analyzed to monitor underlying loan delinquencies, transfers to special servicing, and changes to the servicer’s watch list. Realized losses on underlying loans are tracked and compared to original loss expectations. On a periodic basis, individual loans of concern are also re-underwritten.

Investment in CT Legacy REIT

Following the completion of our March 2011 restructuring, we retained a 52% equity interest in the class A common stock of CT Legacy REIT, comprised of 4,393,750 shares of class A-1 common stock and 775,000 shares of class A-2 common stock. Also, in April 2011, we purchased 118,651 shares of class B common stock of CT Legacy REIT for an average price of $1.20 per share. The outstanding common stock of CT Legacy REIT is comprised of 4.4 million shares of class A-1 common stock, 5.6 million shares of class A-2 common stock, and 1.5 million shares of class B common stock. We also own 100% of the outstanding class A preferred stock of CT Legacy REIT, which initially entitles us to cumulative preferred dividends of $7.5 million per annum. These dividends will be reduced in January 2013 to the greater of (i) 2.5% of CT Legacy REIT’s assets, and (ii) $1.0 million per annum. As a result of our consolidation of CT Legacy REIT, these class A preferred shares are not represented on our financial statements.

The following table details the allocation of CT Legacy REIT’s adjusted equity by class of common stock, and Capital Trust Inc.’s aggregate investment in the common stock of CT Legacy REIT on an adjusted basis as of December 31, 2011. The adjusted equity balance is used to evaluate our investment in CT Legacy REIT because it excludes from GAAP equity the securitization vehicles consolidated at CT Legacy REIT, and other items which are not indicative of our economic interests in the recovery of our legacy portfolio. See section III below for a presentation and discussion of CT Legacy REIT’s adjusted balance sheet and operating results.

Capital Trust, Inc.’s Investment in CT Legacy REIT as of December 31, 2011
(in thousands)
CT Legacy REIT total adjusted assets (1)	$259,932
CT Legacy REIT total adjusted liabilities (1)	(123,785)

Total CT Legacy REIT adjusted equity (1)	$136,147
CT Legacy REIT equity:
Allocable to Class B preferred stock	$125
Allocable to Class A-1 common stock	50,316
Allocable to Class A-2 common stock	76,257
Allocable to Class B common stock	9,449

$136,147
Capital Trust, Inc. ownership by class:
Class A-1 common stock	100%
Class A-2 common stock	14%
Class B common stock (2)	8%
Capital Trust, Inc. adjusted equity allocation:
Class A-1 common stock	50,316
Class A-2 common stock	10,542
Class B common stock (2)	765

Total Capital Trust investment in CT Legacy REIT	$61,623

(1)	See section III below for a presentation and discussion of CT Legacy REIT’s adjusted balance sheet.
(2)	The class B common stock is a subordinate class that entitles its holders to receive approximately 25% of the dividends that would otherwise be payable to the class A-1 common stock, after aggregate cash distributions of $50.0 million have been paid to all other classes of common stock.

As discussed above, our $61.6 million interest in the common stock of CT Legacy REIT is subject to (i) the secured notes, which are collateralized by certain of our equity interests in the common stock of CT Legacy REIT, and (ii) incentive awards that provide for the participation in amounts earned from our retained equity interests in the common stock of CT Legacy REIT.

The following table details our interest in CT Legacy REIT’s adjusted equity, net of the secured notes and management incentive awards as of December 31, 2011:

Capital Trust, Inc.’s Net Investment in CT Legacy REIT as of December 31, 2011
(in thousands)
Gross investment in CT Legacy REIT (1)	$61,623
Secured notes, including prepayment premium (2)	(11,059)
Management incentive awards plan, fully vested (3)	(8,976)

Investment in CT Legacy REIT, net	$41,588

(1)	Gross investment in CT Legacy REIT is calculated on an adjusted basis as detailed in the preceding table. See section III below for a presentation and discussion of CT Legacy REIT’s adjusted balance sheet.

(2)	Includes the full potential prepayment premium on secured notes, as described below. We carry this liability at its accreted basis of $7.8 million on our balance sheet as of December 31, 2011. The remaining interest and prepayment premium will be recognized, as applicable, over the term of the secured notes as a component of interest expense.
(3)	Assumes full payment of the management incentive awards plan, as described below, based on the hypothetical GAAP liquidation value of CT Legacy REIT as of December 31, 2011. We periodically accrue a payable for the management incentive awards plan based on the vesting schedule for the awards and continued employment of the award recipients. As of December 31, 2011, our balance sheet includes $3.1 million in accounts payable and accrued expenses for the management incentive awards plan.

Secured Notes

In conjunction with our March 2011 restructuring and the corresponding satisfaction of our senior credit facility and junior subordinated notes, wholly-owned subsidiaries issued secured notes to these former creditors, which secured notes are non-recourse to us. The secured notes had an aggregate initial face balance of $7.8 million and are secured by 93.5% of our equity interests in the class A-1 and class A-2 common stock of CT Legacy REIT, which represents 48.3% of the total outstanding class A-1 and class A-2 common stock of CT Legacy REIT. The secured notes mature on March 31, 2016 and bear interest at a rate of 8.2% per annum, which interest may be deferred until maturity. All dividends we receive from our equity interests in the common stock of CT Legacy REIT which serve as collateral under the secured notes must be used to pay, or prepay, interest and principal due thereunder, and only after the notes’ full satisfaction will we receive any cash flow from the common equity interests in CT Legacy REIT that serve as collateral for the notes. Any prepayment, or partial prepayment, of the secured notes will incur a prepayment premium resulting in a total payment of principal and interest under the secured notes of $11.1 million.

In April 2011, we purchased $405,000 of the secured notes at par.

Management Incentive Awards Plan

Upon completion of our March 2011 restructuring, we granted senior level employees incentive awards issued under our long term incentive plan that participate in amounts earned from our retained equity interest in CT Legacy REIT. The awards provide payments to certain senior level employees equal to as much as 6.75% of the total recovery (subject to certain caps) of our Legacy Assets, net of CT Legacy REIT’s obligations, when and if distributed to us as dividends.

Class A Preferred Stock

In addition to our interest in the common stock of CT Legacy REIT, we also own 100% of its outstanding class A preferred stock, which initially entitles us to cumulative preferred dividends of $7.5 million per annum. These dividends will be reduced in January 2013 to the greater of (i) 2.5% of CT Legacy REIT’s assets, and (ii) $1.0 million per annum. As a result of our consolidation of CT Legacy REIT, these shares of class A preferred stock are not represented on our balance sheet.

Taxes

We account for our operations using accounting principles generally accepted in the United States, or GAAP. Below, we reconcile the differences between our GAAP-basis reporting and the equivalent amounts prepared on an income tax basis.

Our consolidated financial results include three separate taxable entities, Capital Trust, Inc. (a real estate investment trust, or REIT), CTIMCO (a wholly-owned taxable REIT subsidiary, or TRS, of Capital Trust, Inc.), and CT Legacy REIT. These entities are presented on a consolidated basis under GAAP, however they are separate taxpayers.

The table below shows GAAP net income (loss), estimated taxable income (loss), and our GAAP income tax provision for the year ended December 31, 2011 disaggregated for each of these separate taxpaying entities:

Disaggregated Income (Loss) Information by Taxpayer, for the Year Ended December 31, 2011
(in thousands)	GAAP Net Income (Loss)	Estimated Taxable Income	Income Tax Provisison
Capital Trust	$258,629	$26,216	$675
CTIMCO	(2,986)	4,745	1,121
CT Legacy REIT	(3,324)	(7,426)	750

Consolidated GAAP net income and tax provision	$252,319		$2,546

During 2011, in our GAAP-basis consolidated financial statements, we recorded an income tax provision of $2.5 million, which was primarily comprised of a $3.2 million current year tax provision, offset by a $610,000 non-cash deferred income tax provision at CTIMCO due primarily to timing differences of compensation expenses as well as the use of NOL carryforwards.

Capital Trust, Inc.

Capital Trust, Inc. has made a tax election to be treated as a REIT. The primary benefit from this election is that we are able to deduct dividends paid to our shareholders from the calculation of taxable income, effectively eliminating corporate taxes on the operations of the REIT. In order to qualify as a REIT, our activities must focus on real estate investments and we must meet certain asset, income, ownership and distribution requirements. These qualifications have become more difficult to meet in light of the transfer of our legacy portfolio to CT Legacy REIT in conjunction with our March 2011 restructuring, and the lack of new, replacement investment activity. If we fail to maintain our qualification as a REIT in any year, we may be subject to material penalties as well as federal, state, and local income taxes on our taxable income at regular corporate rates. As of December 31, 2011 and 2010, we were in compliance with all REIT requirements.

In addition, we are subject to taxation on the income generated by investments in our CT CDOs. Due to the redirection provisions of our CT CDOs, which reallocate principal proceeds and interest otherwise distributable to us to repay senior note holders, assets financed through our CT CDOs may generate current taxable income without a corresponding cash distribution to us.

As of December 31, 2011, we have approximately $163.1 million of NOLs, and $120.8 million of NCLs available to be carried forward and utilized in future periods. If we are unable to utilize our NOLs, they will expire in 2029. If we are unable to utilize our NCLs, $2.0 million will expire in 2013, $87.4 million will expire in 2014, and $31.4 million will expire in 2015. The availability of these NOLs and NCLs is subject to certain change of control provisions promulgated by the Internal Revenue Service with respect to the ownership of Capital Trust, Inc.

The table below reconciles the differences between GAAP net income and estimated taxable income for Capital Trust, Inc.:

Capital Trust GAAP to Tax Reconciliation
(in thousands)	Year Ended December 31, 2011
GAAP net income	$258,629
LESS: GAAP net income of entities not consolidated for tax (1)	(197,289)

Subtotal	61,340

GAAP to tax differences:
Losses, allowances and provisions on investments (2)	(51,460)
Gain recognition related to March 31, 2011 restructuring	18,114
Non-cash interest expense not deductible for tax	5,271
Equity investments (3)	(1,582)
GAAP income tax provision	675
Other	(6,142)

Subtotal	(35,124)
Capital Trust estimated taxable income (4)	$26,216

(1)	Represents the GAAP net income of securitization vehicles which are consolidated into Capital Trust under GAAP, but which are separate taxpayers.
(2)	Comprised of 2011 tax losses that were recognized for GAAP in prior periods. This is offset by GAAP losses that may be recognized in future tax periods.
(3)	GAAP to tax differences relating to our co-investments in CTOPI, primarily the elimination of unrealized gains and losses recorded under GAAP.
(4)	We expect to utilize our net operating losses and net capital losses carried forward from prior periods to offset taxable income for 2011.

For tax year 2011, we expect to utilize net operating losses, or NOLs, and net capital losses, or NCLs, carried forward from prior periods to offset taxable income. The utilization of NOLs will also require us to pay alternative minimum taxes of approximately $400,000.

CTIMCO

CTIMCO is a wholly-owned subsidiary that operates our investment management business (including the management of Capital Trust, Inc.) and holds some of our assets. As a TRS, CTIMCO is subject to corporate taxation. The table below reconciles GAAP net loss to estimated taxable income for CTIMCO:

CTIMCO GAAP to Tax Reconciliation
(in thousands)	Year Ended December 31, 2011
GAAP net loss	$(2,986)
GAAP to tax differences:
General and administrative (1)	4,940
GAAP income tax provision	1,121
Other	1,670

Subtotal	7,731

CTIMCO estimated taxable income	$4,745

(1)	Primarily differences associated with stock-based and other compensation to our employees.

For tax year 2011, we paid approximately $1.7 million of estimated taxes at CTIMCO.

CT Legacy REIT

The table below reconciles the differences between GAAP net loss and estimated taxable loss for CT Legacy REIT:

Legacy REIT GAAP to Tax Reconciliation
(in thousands)	Year Ended December 31, 2011
GAAP net loss	$(3,324)
LESS: GAAP net income of entities not consolidated for tax (1)	(13,174)

Subtotal	(16,498)
GAAP to tax differences:
Losses, allowances and provisions on investments (2)	3,225
Non-cash interest expense not deductible for tax	1,857
GAAP income tax provision	750
Other	3,240

Subtotal	9,072

CT Legacy REIT estimated taxable loss	$(7,426)

(1)	Represents the GAAP net income of securitization vehicles which are consolidated into CT Legacy REIT under GAAP, but which are separate taxpayers.
(2)	Comprised of 2011 GAAP losses that may be recognized in future tax periods.

Certain of CT Legacy REIT’s assets have been transferred to taxable REIT subsidiaries, or TRSs. For tax year 2011, CT Legacy REIT recorded a $750,000 current tax provision related to the operations of one of its TRS entities which had net taxable income for the year, which is not included in the table above. No income taxes were due or paid directly by CT Legacy REIT.

As of December 31, 2011, CT Legacy REIT has approximately $7.4 million of NOLs available to be carried forward and utilized in future periods. If CT Legacy REIT is unable to utilize its NOLs, they will expire in 2031.

II. Discussion of Consolidated Operations of Capital Trust, Inc.

Balance Sheet Investments

Our consolidated balance sheet investments include various types of commercial mortgage backed securities and collateralized debt obligations, or Securities, and commercial real estate loans and related instruments, or Loans, all of which are assets of either CT Legacy REIT or consolidated securitization vehicles. We collectively refer to these as Interest Earning Assets. The table below shows our Interest Earning Assets as of December 31, 2011 and 2010.

Consolidated Interest Earning Assets
(in millions)	December 31, 2011		December 31, 2010
	Book Value	Yield (1)	Book Value	Yield (1)
Securities held-to-maturity	$—	—	$3	10.54%
Loans receivable, net (2)	—	—	519	4.09
Loans held-for-sale, net	—	—	6	—

Subtotal / Weighted Average	$—	—	$528	4.08%
Consolidated VIE Assets
CT Legacy REIT
Securities held-to-maturity	$3	3.31%	$—	—
Loans receivable, net (2)	207	5.21	—	—
Loans held-for-sale, net	31	6.26	—	—

Subtotal / Weighted Average	$241	5.32%	$—	—
Securitization Vehicles
Securities held-to-maturity	$359	7.41%	$504	6.97%
Loans receivable, net	613	5.72	2,891	2.27

Subtotal / Weighted Average	$972	6.34%	$3,395	2.97%

Total / Weighted Average	$1,213	6.14%	$3,923	3.12%

(1)	Yield on floating rate assets assumes LIBOR of 0.24% and 0.30% at December 31, 2011 and 2010, respectively.
(2)	Excludes loan participations sold with a net book value of $19.3 million and $86.8 million as of December 31, 2011 and 2010, respectively. These participations are net of $97.5 million and $172.5 million of provisions for loan losses as of December 31, 2011 and 2010, respectively.

In addition to our investments in Interest Earning Assets, we also hold equity investments in unconsolidated subsidiaries, which represent our co-investments in private equity funds that we manage. As of December 31, 2011, our $10.4 million investment balance relates to one such fund, CT Opportunity Partners I, LP, or CTOPI.

Asset Management

The table below details the overall credit profile of CT Legacy REIT’s Interest Earning Assets, excluding those held by consolidated securitization vehicles, which includes: (i) Loans against which we have recorded a provision for loan losses, or reserves, (ii) Securities which have been other-than-temporarily impaired, and (iii) Loans and Securities that are categorized as Watch List Assets, which are currently performing but pose a higher risk of non-performance and/or loss. We actively monitor and manage Watch List Assets to mitigate these risks in our portfolio.

Portfolio Performance - CT Legacy REIT (1)
(in millions, except for number of investments)	December 31, 2011	December 31, 2010 (2)
Interest earning assets, CT Legacy REIT ($ / #)	$241 / 24	$528 / 38
Impaired Loans (3)
Performing loans ($ / #)	$42 / 3	$59 / 7
Non-performing loans ($ / #)	$22 / 3	$21 / 3

Total ($ / #)	$64 / 6	$80 / 10
Percentage of interest earning assets	26.6%	15.2%
Impaired Securities (3) ($ / #)	$1 / 5	$2 / 6
Percentage of interest earning assets	0.6%	0.4%
Watch List Assets (4)
Watch list loans ($ / #)	$83 / 7	$158 / 9
Watch list securities ($ / #)	$1 / 1	$1 / 1

Total ($ / #)	$84 / 8	$159 / 10
Percentage of interest earning assets	34.9%	30.1%

(1)	Portfolio statistics exclude loan participations sold, but includes loans held-for-sale.
(2)	CT Legacy REIT was formed during 2011. Balances as of December 31, 2010 represent the portfolio when it was held directly by Capital Trust, Inc., before transfer to CT Legacy REIT.
(3)	Amounts represent net book value after provisions for loan losses, valuation allowances on loans-held-for-sale and other-than-temporary impairments of securities.
(4)	Watch List Assets exclude Loans against which we have recorded a provision for loan losses or valuation allowance, and Securities which have been other-than-temporarily impaired.

The table below details the overall credit profile of Interest Earning Assets held in consolidated securitization vehicles, which includes: (i) Loans where we have foreclosed upon the underlying collateral and own an equity interest in real estate, (ii) Loans against which we have recorded a provision for loan losses, or reserves, (iii) Securities which have been other-than-temporarily impaired, and (iv) Loans and Securities that are categorized as Watch List Assets, which are currently performing but pose a higher risk of non-performance and/or loss. We actively monitor and manage Watch List Assets to mitigate these risks in our portfolio.

Portfolio Performance - Consolidated Securitization Vehicles
(in millions, except for number of investments)	December 31, 2011	December 31, 2010
Interest earning assets of consolidated securitization vehicles ($ / #)	$972 / 123	$3,395 / 151
Real estate owned ($ / #)	$10 / 2	$8 / 1
Percentage of interest earning assets	1.1%	0.2%
Impaired Loans (1)
Performing loans ($ / #)	$17 / 4	$168 / 7
Non-performing loans ($ / #)	$26 / 7	$69 / 7

Total ($ / #)	$43 / 11	$237 / 14
Percentage of interest earning assets	4.4%	7.0%
Impaired Securities (1) ($ / #)	$16 / 14	$14 / 11
Percentage of interest earning assets	1.6%	0.4%
Watch List Assets (2)
Watch list loans ($ / #)	$78 / 6	$514 / 12
Watch list securities ($ / #)	$16 / 5	$65 / 9

Total ($ / #)	$94 / 11	$579 / 21
Percentage of interest earning assets	9.7%	17.1%

(1)	Amounts represent net book value after provisions for loan losses, valuation allowances on loans-held-for-sale and other-than-temporary impairments of securities.
(2)	Watch List Assets exclude Loans against which we have recorded a provision for loan losses or valuation allowances, and Securities which have been other-than-temporarily impaired.

As of December 31, 2011, there were significant differences between the estimated fair value and the book value of some of the Securities in our consolidated securitization vehicles portfolio. We believe these differences to be related to the high degree of structural complexity combined with poor reporting available on these securities and a general negative bias against structured financial products and not reflective of a change in cash flow expectations from these securities. Accordingly, we have not recorded any additional other-than-temporary impairments against such Securities. See note 11 to our consolidated financial statements for additional discussion of securities with unrealized losses.

The ratings activity of our consolidated Securities portfolio over the years ended December 31, 2011 and 2010 is detailed below:

Rating Activity (1)
	Year ended December 31, 2011	Year ended December 31, 2010
Securities Upgraded	5	2
Securities Downgraded	22	28

(1)	Represents activity from any of Fitch Ratings, Standard & Poor’s or Moody’s Investors Service.

Capitalization

We capitalize our business with a combination of debt and equity which has included common equity, preferred equity, unsecured debt, and secured debt.

On March 31, 2011, we restructured, amended, or extinguished all of our outstanding recourse debt obligations, which involved: (i) the assumption of our legacy repurchase obligations by CT Legacy REIT, and (ii) the extinguishment of the remainder of our recourse obligations, our senior credit facility and junior subordinated notes. The restructuring was financed with a new $83.0 million mezzanine loan obtained by CT Legacy REIT. See Note 1 to our consolidated financial statements for further discussion of our March 2011 restructuring.

Commencing in April 2011, our consolidated debt obligations, which we collectively refer to as Interest Bearing Liabilities, include (i) our secured notes, which are non-recourse to us and secured only by certain of our equity interests in the common stock of CT Legacy REIT, (ii) CT Legacy REIT’s repurchase obligations and mezzanine loan, which are non-recourse to us, and (iii) non-recourse securitized debt obligations of consolidated securitization vehicles. Our equity capital is currently comprised entirely of common stock.

The table below describes our consolidated Interest Bearing Liabilities including those of CT Legacy REIT and our consolidated securitization vehicles, as of December 31, 2011 and 2010:

Consolidated Interest Bearing Liabilities (1)
(Principal balance, in millions)	December 31, 2011	December 31, 2010
Recourse debt obligations
Secured credit facilities
Repurchase obligations	$—	$373
Senior credit facility	—	98

Subtotal	—	471
Unsecured credit facilities
Junior subordinated notes	—	144

Total recourse debt obligations	$—	$615

Weighted average effective cost of debt (2) (3)	N/A	3.25%

Non-Recourse debt obligations
Capital Trust, Inc.
Secured notes	$8	$—
Weighted average effective cost of Capital Trust, Inc. debt	8.19%	N/A

CT Legacy REIT
Repurchase obligations	$58	$—
Mezzanine loan	65	—

Total CT Legacy REIT debt obligations	$123	$—

Weighted average effective cost of CT Legacy REIT debt (2) (4)	11.14%	N/A

Consolidated Securitization Vehicles
CT collateralized debt obligations	$742	$982
Other consolidated securitization vehicles	469	2,639

Total securitization vehicles debt obligations	$1,211	$3,621

Weighted average effective cost of securitization vehicles debt (2) (5)	2.68%	1.34%

Total interest bearing liabilities	$1,334	$4,236

Shareholders’ deficit	$(110)	$(411)

(1)	Excludes loan participations sold.
(2)	Floating rate debt obligations assume LIBOR of 0.30% and 0.26% at December 31, 2011 and 2010, respectively.
(3)	Including the impact of interest rate hedges with an aggregate notional balance of $64.1 million as of December 31, 2010, the effective all-in cost of our recourse debt obligations would be 3.77% per annum.
(4)	Including the impact of interest rate hedges with an aggregate notional balance of $60.8 million as of December 31, 2011, the effective all-in cost of CT Legacy REIT’s debt obligations would be 13.46% per annum.
(5)	Including the impact of interest rate hedges with an aggregate notional balance of $296.6 million as of December 31, 2011 and $339.7 million as of December 31, 2010, the effective all-in cost of our consolidated securitization vehicles’ debt obligations would be 3.98% and 1.78% per annum, respectively.

Secured Notes

In conjunction with our March 2011 restructuring and the corresponding satisfaction of our senior credit facility and junior subordinated notes, wholly-owned subsidiaries issued secured notes to these former creditors, which secured notes are non-recourse to us. The secured notes had an aggregate initial face balance of $7.8 million and are secured by 93.5% of our equity interests in the class A-1 and A-2 common stock of CT Legacy REIT, which represents 48.3% of the total outstanding class A-1 and A-2 common stock of CT Legacy REIT. The secured notes mature on March 31, 2016 and bear interest at a rate of 8.2% per annum, which interest may be deferred until maturity. All dividends we receive from our equity interests in the common stock of CT Legacy REIT which serve as collateral under the secured notes must be used to pay, or prepay, interest and principal due thereunder, and only after the notes’ full satisfaction will we receive any cash flow from the common equity interests in CT Legacy REIT that serve as collateral for the notes. Any prepayment, or partial prepayment, of the secured notes will incur a prepayment premium resulting in a total payment of principal and interest under the secured notes of $11.1 million.

During the second quarter of 2011, we purchased $405,000 of the secured notes at par.

Repurchase Obligations

As of December 31, 2011, CT Legacy REIT was party to one repurchase obligation with JPMorgan, which is non-recourse to Capital Trust, Inc., has an aggregate outstanding balance of $58.5 million, and an all-in cost of LIBOR plus 2.50% per annum (2.80% at December 31, 2011).

Subsequent to the March 31, 2011 restructuring, $246.3 million of the legacy repurchase obligations were repaid, including the full repayment and termination of the Morgan Stanley and Citigroup facilities and a release of the remaining collateral thereunder, as well as a $115.1 million repayment of the JPMorgan facility.

See Note 10 to our consolidated financial statements for additional discussion of the terms of CT Legacy REIT’s repurchase obligations.

Subsequent to year-end, in February 2012, we refinanced the JPMorgan repurchase facility and the mezzanine loan with a single, new $124.0 million repurchase facility with JPMorgan. The new facility matures in December 2014, carries a rate of LIBOR+5.50%, and has paydown hurdles and associated potential rate increases over the term of the facility. See Note 22, Subsequent Events, to our consolidated financial statements for additional discussion.

Mezzanine Loan

In order to finance our March 2011 restructuring, CT Legacy REIT entered into an $83.0 million mezzanine loan with Five Mile that carries a 15.0% per annum interest rate, of which 7.0% per annum may be deferred, and that matures on March 31, 2016. The mezzanine loan is non-recourse to Capital Trust, Inc. except for certain limited non-recourse, “bad boy” carve outs.

During the second quarter of 2011, $20.0 million of the mezzanine loan was repaid using proceeds from the satisfaction of former Morgan Stanley and Citigroup repurchase facility collateral assets.

See Note 10 to our consolidated financial statements for additional discussion of the terms of CT Legacy REIT’s mezzanine loan.

Subsequent to year-end, in February 2012, we refinanced the JPMorgan repurchase facility and the mezzanine loan with a single, new $124.0 million repurchase facility with JPMorgan. See Note 22, Subsequent Events, to our consolidated financial statements for additional discussion.

Securitized Debt Obligations

Non-recourse debt obligations of consolidated securitization vehicles include our four CT CDOs, as well as securities issued by other consolidated securitization vehicles which are not sponsored by us.

These consolidated non-recourse securitized debt obligations are described below:

Non-Recourse Securitized Debt Obligations
(in millions)	December 31, 2011		December 31, 2010
	Book Value	All-in Cost (1)	Book Value	All-in Cost (1)
CT CDOs
CT CDO I	$121	1.19%	$200	0.96%
CT CDO II	200	1.22	262	1.06
CT CDO III	200	5.17	240	5.16
CT CDO IV	222	1.21	281	1.04

Total CT CDOs	$743	2.28%	$983	2.03%

Other securitization vehicles
GMACC 1997-C1	$84	7.09%	$97	7.12%
GECMC 00-1 H	25	5.50	N/A	N/A
GSMS 2006-FL8A	51	1.43	126	0.81
JPMCC 2005-FL1A	—	—	96	0.82
MSC 2007-XLFA	—	—	751	0.49
MSC 2007-XLCA	310	2.44	522	1.52
CSFB 2006-HC1	—	—	1,046	0.77

Total other securitization vehicles	$470	3.33%	$2,638	1.08%

Total non-recourse debt obligations	$1,213	2.68%	$3,621	1.34%

(1)	Includes amortization of premiums and issuance costs of CT CDOs. Floating rate debt obligations assume LIBOR of 0.30% and 0.26% at December 31, 2011 and 2010, respectively.

Shareholders’ Equity

We did not issue any new shares of class A common stock during the year ended December 31, 2011. Changes in the number of outstanding shares during the year ended December 31, 2011 resulted from employee restricted common stock grants, forfeitures and vesting, as well as stock unit grants to our board of directors.

The following table calculates our book value per share as of December 31, 2011 and 2010:

Shareholders’ Equity
	December 31, 2011	December 31, 2010
Book value (in millions)	$(110)	$(411)
Shares:
Class A common stock	21,966,684	21,916,716
Restricted common stock	244,424	32,785
Stock units	562,335	485,399
Warrants & Options (1)	—	—

Total	22,773,443	22,434,900

Book value per share	$(4.85)	$(18.33)

(1)	Excludes shares issuable upon the exercise of outstanding warrants and options. These shares are not dilutive as of both December 31, 2011 and 2010 because an increase in shares would decrease our book deficit per share.

As of December 31, 2011, there were 22,211,108 shares of our class A common stock and restricted common stock outstanding. There were also outstanding warrants to purchase 3,479,691 shares of our class A common stock at an exercise price of $1.79 per share. The warrants will become exercisable on March 16, 2012 and expire on March 16, 2019, and may be exercised in a cashless manner.

In addition, the equity section of our consolidated balance sheet includes amounts attributable to noncontrolling interests. Noncontrolling interests represent the equity interests in CT Legacy REIT not owned by us, and is currently a deficit on a consolidated basis due to losses recognized on loans in securitization vehicles in excess of CT Legacy REIT’s investment in such entities. As these excess losses are reversed and CT Legacy REIT generates earnings, these noncontrolling interests will be adjusted to reflect the value of CT Legacy REIT’s net assets not owned by us.

Other Balance Sheet Items

Participations sold represent interests in certain loans that we originated and subsequently sold to one of our investment management vehicles or to third parties. We present these participations sold as both assets and non-recourse liabilities because these arrangements do not qualify as sales under GAAP. Generally, participations sold are recorded as assets and liabilities in equal amounts on our consolidated balance sheets, and an equivalent amount of interest income and interest expense is recorded on our consolidated statements of operations. However, impaired loan assets must be reduced through the provision for loans losses while the associated non-recourse liability cannot be reduced until the participation has been contractually extinguished. This can result in an imbalance between the loan participations sold asset and liability. We have no economic exposure to these liabilities.

As of December 31, 2011, we had two such participations sold with a total gross book value of $116.7 million, one of which was transferred to CT Legacy REIT in conjunction with our March 2011 restructuring. We have recorded a $97.5 million provision for loan losses against one of these participation sold assets, resulting in a net book value of $19.3 million as of December 31, 2011. As described above, we have not adjusted the related liability of the impaired loan participation sold, resulting in a negative $97.5 million impact to equity.

Interest Rate Exposure

We endeavor to manage a book of assets and liabilities that are generally matched with respect to interest rates, typically financing floating rate assets with floating rate liabilities and fixed rate assets with fixed rate liabilities.

In some cases, we finance fixed rate assets with floating rate liabilities and, in those cases, we may use interest rate derivatives, such as swaps, to effectively convert the floating rate debt to fixed rate debt. In such instances, the equity we have invested in fixed rate assets is not typically swapped, leaving a portion of our equity capital exposed to changes in value of the fixed rate assets due to interest rate fluctuations. The balance of our assets earn interest at floating rates and are financed with floating rate liabilities, leaving a portion of our equity capital exposed to cash flow variability from fluctuations in rates. Generally, these assets and liabilities earn interest at rates indexed to one-month LIBOR.

Our counterparties in these transactions are large financial institutions and we are dependent upon the financial health of these counterparties and a functioning interest rate derivative market in order to effectively execute our hedging strategy.

The table below details our interest rate exposure as of December 31, 2011 and 2010:

Interest Rate Exposure
(in millions)	December 31, 2011	December 31, 2010
Value exposure to interest rates (1)
Fixed rate assets	$844	$898
Fixed rate debt	(394)	(493)
Interest rate swaps	(357)	(404)

Net fixed rate exposure	$93	$1

Weighted average coupon (fixed rate assets)	7.29%	7.18%
Cash flow exposure to interest rates (1)
Floating rate assets	$863	$3,616
Floating rate debt less cash	(901)	(3,717)
Interest rate swaps	357	404

Net floating rate exposure	$319	$303

Weighted average coupon (floating rate assets) (2)	3.59%	2.13%
Net income impact from 100 bps change in LIBOR	$3.2	$3.0

(1)	All values are in terms of face or notional amounts, and include loans classified as held-for-sale.
(2)	Weighted average coupon assumes LIBOR of 0.30% and 0.26% at December 31, 2011 and 2010, respectively.

Results of Operations

Comparison of Results of Operations: Year Ended December 31, 2011 vs. December 31, 2010
(in thousands, except per share data)	2011	2010	$ Change	% Change
Income from loans and other investments:
Interest and related income	$117,162	$158,794	$(41,632)	(26.2)%
Less: Interest and related expenses	96,974	123,963	(26,989)	(21.8)%

Income from loans and other investments, net	20,188	34,831	(14,643)	(42.0)%
Other revenues:
Management fees from affiliates	6,618	7,808	(1,190)	(15.2)%
Incentive management fees from affiliates	—	733	(733)	(100.0)%
Servicing fees	8,497	6,404	2,093	32.7%

Total other revenues	15,115	14,945	170	1.1%
Other expenses:
General and administrative	23,867	18,799	5,068	27.0%

Total other expenses	23,867	18,799	5,068	27.0%
Total other-than-temporary impairments of securities	(49,309)	(77,960)	28,651	(36.8)%
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	1,243	9,594	(8,351)	(87.0)%
Impairment of real estate held-for-sale	(1,055)	(4,000)	2,945	(73.6)%

Net impairments recognized in earnings	(49,121)	(72,366)	23,245	(32.1)%
Recovery of (provision for) loan losses	19,326	(146,478)	165,804	N/A
Valuation allowance on loans held-for-sale	(1,456)	(2,119)	663	(31.3)%
Gain on extinguishment of debt	271,031	3,134	267,897	N/A
Income from equity investments	3,649	3,608	41	1.1%

Income (loss) before income taxes	254,865	(183,244)	438,109	N/A
Income tax provision	2,546	2,100	446	21.2%

Net income (loss)	$252,319	$(185,344)	$437,663	N/A

Add: Net loss attributable to noncontrolling interests	5,823	—	—	100.0%

Net income (loss) attributable to Capital Trust, Inc.	$258,142	$(185,344)	$437,663	N/A

Net income (loss) per share—diluted	$10.78	$(8.28)	$19.06	N/A
Dividend per share	$0.00	$0.00	$0.00	N/A
Average LIBOR	0.30%	0.27%	0.03%	9.7%

Income from loans and other investments, net

A decline in consolidated Interest Earning Assets of $2.7 billion, or 70%, from December 31, 2010 to December 31, 2011 and an increase in non-performing loans contributed to a $41.6 million, or 26%, decrease in interest income during the year ended December 31, 2011 compared to the year ended December 31, 2010. Interest expense decreased by $27.0 million due to decreases in leverage of $3.0 billion, or 67%, offset by non-cash interest expense of $11.9 million recorded at CT Legacy REIT in 2011 due to the discontinuation of hedge accounting and the amortization of costs associated with the mezzanine loan. On a net basis, net interest income decreased by $14.6 million, or 42%.

Management fees from affiliates

Base management fees from our investment management business decreased $1.2 million, or 15%, during 2011 compared to 2010. The decrease was attributed primarily to a decrease of $1.3 million in fees from CTOPI due to an amendment to the fund’s management agreement which reduced management fees and extended the fund’s investment period. This decrease was primarily offset by increased fees at CT High Grade II due to additional investment activity.

Incentive management fees from affiliates

We recorded $733,000 of incentive management fees during 2010 in conjunction with the liquidation of CT Mezzanine Partners III, Inc. We recorded no such fees during 2011.

Servicing fees

Servicing fees increased $2.1 million during 2011 compared to 2010. The increase in fees was primarily due to modification activity on loans for which we are named special servicer.

General and administrative expenses

General and administrative expenses include personnel costs, operating expenses, professional fees and expenses associated with consolidated securitization vehicles. Excluding expenses from consolidated securitization vehicles, general and administrative expenses increased by $5.7 million year over year, from 2010 to 2011. The increase was primarily due to restructuring awards and the non-cash management incentive plan. Net of these items, general and administrative expenses decreased by $124,000 relative to 2010.

Net impairments recognized in earnings

During 2011, we recorded a gross other-than-temporary impairment of $49.3 million on nine of our securities that had an adverse change in cash flow expectations. Of this amount, $1.2 million (the amount considered fair value adjustments in excess of credit impairment) was included in other comprehensive income, resulting in a net $48.1 million impairment (the amount considered credit impairment) included in earnings. In addition, we recorded a $1.0 million impairment on Real Estate Held-for-Sale to reflect the property at estimated fair value, less cost to sell.

During 2010, we recorded a gross other-than-temporary impairment of $78.0 million on 14 of our securities that had an adverse change in cash flow expectations. Of this amount, $9.6 million was included in other comprehensive income, resulting in a net $68.4 million impairment included in earnings. In addition, we recorded a $4.0 million impairment on Real Estate Held-for-Sale to reflect the property at estimated fair value, less cost to sell.

Recovery of (provision for) loan losses

During 2011, we recorded a $49.3 million recovery of provisions for loan losses on seven loans that had been previously impaired, offset by $30.0 million of provisions for loan losses against four loans. During 2010, we recorded a $163.2 million provision for loan losses against 12 loans, offset by a $16.7 million recovery on four loans that had previously been impaired.

Valuation allowance on loans held-for-sale

During 2011, we recorded a $1.5 million valuation allowance related to one loan that was classified as held-for-sale to reflect this asset at estimated fair value. During 2010, we recorded a $2.1 million valuation allowance on two loans that we classified as held-for-sale to reflect these assets at estimated fair value.

Gain on extinguishment of debt

During 2011, we recorded a $271.0 million gain on the extinguishment of debt due to (i) the extinguishment of the senior credit facility and junior subordinated notes of $174.8 million as part of March 2011 restructuring, (ii) termination of loan participations sold of $75.0 million, and (iii) realized losses in consolidated securitization vehicles of $21.2 million. During 2010, we recorded a $3.1 million gain on the extinguishment of debt due to the restructuring of one of our loan participations sold, and realized losses in consolidated securitization vehicles.

Income from equity investments

The income from equity investments during 2011 of $3.6 million was from our co-investment in CTOPI. CTOPI’s income was largely the result of fair value adjustments on its investment portfolio, and the recognition of income on investments purchased at a discount. The income from equity investments during 2010 of $3.6 million was similarly from our co-investment in CTOPI.

Income tax provision

During 2011, we recorded an income tax provision of $2.5 million as a result of a $3.2 million current income tax provision, offset by a $611,000 non-cash income tax benefit due to an increase in the deferred tax asset of our taxable REIT subsidiary, CTIMCO.

During 2010, we recorded an income tax provision of $2.1 million, comprised of $735,000 in current year taxes paid and $1.4 million in non-cash tax expense due primarily to our utilization of net operating losses to partially offset taxable income. These taxes were exclusively the result of taxable income generated by CTIMCO.

Dividends

We did not pay any dividends on our class A common stock in 2011 or 2010.

Comparison of Results of Operations: Year Ended December 31, 2010 vs. December 31, 2009
(in thousands, except per share data)	2010	2009	$ Change	% Change
Income from loans and other investments:
Interest and related income	$158,794	$121,971	$36,823	30.2%
Less: Interest and related expenses	123,963	79,794	44,169	55.4%

Income from loans and other investments, net	34,831	42,177	(7,346)	(17.4)%
Other revenues:
Management fees from affiliates	7,808	11,743	(3,935)	(33.5)%
Incentive management fees from affiliates	733	—	733	N/A
Servicing fees	6,404	1,679	4,725	281.4%

Total other revenues	14,945	13,422	1,523	11.3%
Other expenses:
General and administrative	18,799	22,173	(3,374)	(15.2)%

Total other expenses	18,799	22,173	(3,374)	(15.2)%
Total other-than-temporary impairments of securities	(77,960)	(123,894)	45,934	(37.1)%
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	9,594	14,256	(4,662)	(32.7)%
Impairment of goodwill	—	(2,235)	2,235	N/A
Impairment of real estate held-for-sale	(4,000)	(2,233)	(1,767)	79.1%

Net impairments recognized in earnings	(72,366)	(114,106)	41,740	(36.6)%
Provision for loan losses	(146,478)	(482,352)	335,874	(69.6)%
Valuation allowance on loans held-for-sale	(2,119)	—	(2,119)	N/A
Gain on extinguishment of debt	3,134	—	3,134	N/A
Loss on sale of investments	—	(10,363)	10,363	N/A
Income (loss) from equity investments	3,608	(3,736)	7,344	N/A

Loss before income taxes	(183,244)	(577,131)	390,753	(68.2)%
Income tax provision (benefit)	2,100	(694)	2,794	(402.6)%

Net loss	$(185,344)	$(576,437)	$387,959	N/A

Net loss per share—diluted	$(8.28)	$(25.76)	$17.48	(67.8)%
Dividend per share	$0.00	$0.00	$0.00	N/A
Average LIBOR	0.27%	0.33%	(0.06)%	(17.2)%

Income from loans and other investments, net

As discussed in Note 2 to our consolidated financial statements, recent accounting guidance requires us to consolidate additional VIEs, primarily CMBS and CDO trusts, beginning January 1, 2010. As a result, our interest earning assets increased $2.1 billion from December 31, 2009 to December 31, 2010. This increase resulted in a material increase in interest income during 2010 compared to 2009. Similarly, an increase in interest bearing liabilities of $2.4 billion resulted in a material increase in interest expense during 2010 compared to 2009. In addition, an increase in non-performing loans contributed to an offsetting decrease in net interest income during 2010 compared to 2009.

Management fees from affiliates

Base management fees from our investment management business decreased $3.9 million, or 34%, during 2010 compared to 2009. The decrease was attributed primarily to a decrease of $4.5 million in fees from CTOPI due to an amendment to the fund’s management agreement, which reduced management fees and extended the fund’s investment period. This decrease was offset by increased fees at CT High Grade II due to additional investment activity.

Incentive management fees from affiliates

We recorded $733,000 of incentive management fees during 2010 in conjunction with the liquidation of Fund III. We recorded no such fees during 2009.

Servicing fees

Servicing fees increased $4.7 million during 2010 compared to 2009. The increase in fees was primarily due to modification activity on loans for which we are named special servicer.

General and administrative expenses

General and administrative expenses include personnel costs, operating expenses, professional fees, and for 2010, $1.3 million of expenses associated with newly consolidated VIEs, as described in Note 2 to our consolidated financial statements. Excluding expenses from newly consolidated VIEs, general and administrative expenses decreased 21% between 2010 and 2009 due to lower personnel costs and lower professional fees and other operating costs. Personnel costs decreased $1.8 million relative to the year ended December 31, 2009 and $3.0 million of costs associated with our March 2009 debt restructuring were included in general and administrative expenses for the year ended December 31, 2009. This overall decrease was partially offset by $166,000 of previously awarded incentive compensation paid during 2010 to employees and former employees as a result of incentive management fees received from Fund III.

Net impairments recognized in earnings

During 2010, we recorded a gross other-than-temporary impairment of $78.0 million on 14 of our Securities that had an adverse change in cash flow expectations. Of this amount, $9.6 million (the amount considered fair value adjustments in excess of credit impairment) was included in other comprehensive income, resulting in a net $68.4 million impairment (the amount considered credit impairment) included in earnings. In addition, we recorded a $4.0 million impairment on Real Estate Held-for-Sale to reflect the property at fair value, less cost to sell.

During 2009, we recorded a gross other-than-temporary impairment of $123.9 million on 13 of our securities that had an adverse change in cash flow expectations. Of this amount, $109.6 million was included in earnings and the remainder, $14.3 million, was included in other comprehensive income. We also recorded an other-than-temporary impairment of $2.2 million on our Real Estate Held-for-Sale to reflect the property at fair value and a $2.2 million impairment of goodwill related to our June 2007 acquisition of a healthcare loan origination platform.

Provision for loan losses

During 2010, we recorded a $146.5 million provision for loan losses. This provision included $163.2 million of provisions against 12 loans, offset by a $16.7 million recovery on four loans that had previously been impaired. During 2009, we recorded a $482.4 million provision for loan losses against 20 loans. This included $172.5 million of provisions recorded on loan participations sold which did not qualify for sale accounting under GAAP and remain on our consolidated balance sheet as both assets and equivalent liabilities. Although provisions were recorded against these assets in 2009, the liabilities will not be eliminated until the loans are contractually extinguished.

Valuation allowance on loans held-for-sale

During 2010 we recorded $2.1 million of valuation allowances on two loans that we classified as held-for-sale to reflect these assets at fair value. We did not record a valuation allowance on loans held-for-sale in 2009.

Gain on extinguishment of debt

During 2010, we recorded a $3.1 million gain on the extinguishment of debt due to one of our participations sold being restructured and due to realized losses from collateral assets held by consolidated securitization vehicles. We recorded no such gains in 2009.

Loss on sale of investments

We recorded no losses on sale of investments for the year ended December 31, 2010. During the year ended December 31, 2009, we recorded a $10.4 million loss on the sale of two loans that were classified as held-for-sale.

Income (loss) from equity investments

The income from equity investments during 2010 was primarily $3.7 million from our co-investment in CTOPI. CTOPI’s income for the year was largely the result of fair value adjustments on its investment portfolio. The loss from equity investments during 2009 resulted primarily from our share of losses from CTOPI, also largely derived from fair value adjustments on the underlying investments.

Income tax provision (benefit)

During 2010, we recorded an income tax provision of $2.1 million, comprised of $735,000 in current year taxes paid and $1.4 million in non-cash tax expense due primarily to our utilization of net operating losses to partially offset taxable income. These taxes were exclusively the result of taxable income generated by our taxable REIT subsidiary, CTIMCO. During 2009, we recorded an income tax benefit of $694,000 which was primarily due to a $408,000 tax refund. The remaining balance was primarily a result of changes to our deferred tax asset relating to (i) GAAP-to-tax differences for stock-based compensation to our employees, (ii) changes in intangible assets, and (iii) utilization of net operating losses.

Dividends

We did not pay any dividends on our class A common stock in 2010 or 2009.

Liquidity and Capital Resources

Liquidity

As of December 31, 2011, our primary sources of liquidity include: (i) $34.8 million of cash on deposit at Capital Trust, Inc. and CTIMCO; (ii) the class A preferred dividends we receive from CT Legacy REIT; (iii) management fees we earn from private equity funds and CDOs we manage; and (iv) fees earned from special servicing assignments. Uses of liquidity include operating expenses; various capital commitments to our managed funds; taxes; and any dividends necessary to maintain our REIT status. We generally have no obligations to provide financial support to CT Legacy REIT or our consolidated securitization vehicles, and all debt obligations of such entities, though consolidated onto our financial statements, are non-recourse to us. We believe our current sources of capital will be adequate to meet our near-term cash requirements.

We currently do not have access to liquidity from our portfolio of Interest Earning Assets. CT Legacy REIT owns a substantial portion of our Interest Earning Assets, the proceeds of which cannot be distributed to CT Legacy REIT’s common shareholders, including us, until the related repurchase obligation and mezzanine loan have been repaid. In addition, the first $11.1 million of distributions to us from CT Legacy REIT must be used to repay our secured notes before any cash flow is available to us. Accordingly, other than the preferred dividends discussed above, we will not receive distributions from CT Legacy REIT in the near term. We will, however, receive our proportionate share of the proceeds generated from the CT Legacy REIT portfolio, subject to repayment of our secured notes, once CT Legacy REIT’s leverage has been repaid.

In addition, as described in Note 11 to our consolidated financial statements, covenant breaches in our CT CDOs have resulted in a redirection of cash flow to amortize senior noteholders, which amounts would otherwise have been available to us. The additional principal amortization to senior CT CDO notes are a function of cash received under each respective collateral pool, and are only required to the extent there is cash flow in excess of the interest expense otherwise due under each respective vehicle. Accordingly, these redirection provisions cannot result in a cash outflow from us to our CT CDOs, only a diminution of liquidity available to us.

Cash Flows

Our consolidated statements of cash flows include the cash inflows and outflows of the consolidated VIEs described in Note 2 to our consolidated financial statements. While this does not impact our net cash flow, it does increase certain gross cash flow disclosures.

We experienced a net increase in cash of $10.4 million for the year ended December 31, 2011, compared to a net decrease of $3.5 million for the year ended December 31, 2010.

Cash provided by operating activities during the year ended December 31, 2011 was $28.9 million, compared to cash provided by operating activities of $36.4 million during 2010. The decrease was primarily due to a decrease in our cash net interest margin and expenses related to our March 2011 restructuring.

During the year ended December 31, 2011, cash provided by investing activities was $2.1 billion, compared to $328.9 million provided by investing activities during 2010. The increase was primarily due to additional asset principal repayments inside of consolidated securitization vehicles in 2011.

During the year ended December 31, 2011, cash used in financing activities was $2.1 billion, compared to $368.8 million during the same period in 2010. This increase was primarily due to (i) additional repayments of securitized debt obligations of $1.5 billion during 2011, (ii) additional repayments of our repurchase obligations of $236.2 million, (iii) a combined $27.6 million of repayments to extinguish our senior credit facility and junior subordinated notes at a discount, and (iv) the payment of $11.1 million of finance costs associated with our March 2011 restructuring. This was offset by net borrowings of $63.0 million under the mezzanine loan at CT Legacy REIT.

Capitalization

Our authorized capital stock consists of 100,000,000 shares of class A common stock, of which 22,211,108 shares were issued and outstanding as of December 31, 2011, and 100,000,000 shares of preferred stock, none of which were outstanding as of December 31, 2011.

Pursuant to the terms of our prior debt restructuring completed on March 16, 2009, we issued to JPMorgan, Morgan Stanley and Citigroup warrants to purchase 3,479,691 shares of our class A common stock at an exercise price of $1.79 per share, the closing bid price on the New York Stock Exchange on March 13, 2009. The warrants will become exercisable on March 16, 2012 and expire on March 16, 2019, and may be exercised in a cashless manner.

Secured Notes

As of December 31, 2011, we had non-recourse notes outstanding with a face balance of $7.8 million which are secured by 93.5% of our equity interests in the class A-1 and class A-2 common stock of CT Legacy REIT. The terms of these agreements are described in Note 7 to our consolidated financial statements.

CT Legacy REIT

As of December 31, 2011, CT Legacy REIT was an obligor under a $58.5 million outstanding repurchase obligation, as well as a $65.3 million mezzanine loan. These facilities are all non-recourse to us, and are further described in Note 10 to our consolidated financial statements.

Consolidated Securitization Vehicles

As of December 31, 2011, our consolidated securitization vehicles had non-recourse securitized debt obligations with a total face value of $1.2 billion. The terms of these obligations are described in Note 11 to our consolidated financial statements.

Contractual Obligations

The following table sets forth information about certain of our contractual obligations as of December 31, 2011:

Contractual Obligations (1)
(in millions)	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Parent Level
Secured notes (2)	$11	$—	$—	$11	$—
Equity investments (3)	15	15	—	—	—
Operating lease obligations	7	1	2	2	2

Subtotal	33	16	2	13	2

CT Legacy REIT
Repurchase obligations	58	—	58	—	—
Mezzanine loan	65	—	—	65	—

Subtotal	123	—	58	65	—

Consolidated Securitization Vehicles
CT CDOs	742	—	—	—	742
Other securitization vehicles	469	—	—	—	469

Subtotal	1,211	—	—	—	1,211

Total contractual obligations	$1,367	$16	$60	$78	$1,213

(1)	We are also subject to interest rate swaps for which we cannot estimate future payments due. Excludes events which have occurred subsequent to year-end. See Note 22, Subsequent Events, to our consolidated financial statements for additional discussion.
(2)	The secured notes mature on March 31, 2016. As of December 31, 2011, $7.8 million of principal is outstanding, however we will ultimately pay $11.1 million at maturity.
(3)	CTOPI’s investment period expires in September 2012, at which point our obligation to fund capital calls will be limited. It is possible that our unfunded capital commitment will not be entirely called, and the timing and amount of such required contributions is not estimable. Our entire unfunded commitment is assumed to be funded by September 2012 for purposes of the above table.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

III. Non-GAAP Disclosures: Adjusted Balance Sheet and Operating Results

We believe that our adjusted balance sheet and operating results provide meaningful information to consider, in addition to our consolidated balance sheet and statement of operations prepared in accordance with GAAP. These adjusted measures help us to evaluate our financial position and performance without the effects of certain transactions and GAAP adjustments that are not necessarily indicative of our current investment portfolio, operations, capitalization, or shareholders’ equity.

We believe that the accounting for loan participations sold as well as the consolidation of VIEs, in particular the consolidation of non-recourse securitization vehicles, while in accordance with GAAP, has resulted in a presentation of gross assets and liabilities, provisions/impairments, and operations being recorded in excess of our economic interests in such entities. Accordingly, our adjusted balance sheet and operating results (i) eliminate loan participations sold, and (ii) deconsolidate securitization vehicles which are presented gross in accordance with GAAP, and show instead our cash investment in these non-recourse entities, adjusted for losses expected or incurred, and the cash income earned thereon. Due to the non-recourse nature of these entities, our investment amount as well as our income cannot be less than zero on a cash basis. In addition, we eliminate the interest expense recognized due to interest rate swaps no longer designated as cash flow hedges, which is a non-cash reclassification from other comprehensive income into earnings that does not impact book value. We also separately show our financial position and operations from those of CT Legacy REIT.

Adjusted Balance Sheet

Our adjusted balance sheet is not an alternative or substitute for our consolidated balance sheet prepared in accordance with GAAP as a measure of our financial position. Rather, we believe that our adjusted balance sheet is an additional measure that is a valuable tool for analyzing our business. Our adjusted balance sheet should not be viewed as an alternative measure of shareholders’ equity, and we may not prepare our adjusted balance sheet in the same manner as other companies that use a similarly titled measure.

The following table details the transition from our consolidated balance sheet prepared in accordance with GAAP to the adjusted balance sheets of Capital Trust, Inc. and CT Legacy REIT, as of December 31, 2011:

Adjusted Balance Sheet as of December 31, 2011
(in thousands, except per share data)			Adjusted Balance Sheet
	Consolidated GAAP Capital Trust, Inc.	Adjustments (1)(2)(3)	CT Legacy REIT	Capital Trust, Inc.
Assets
Cash and cash equivalents	$34,818	$—	$—	$34,818
Loans receivable, net	19,282	(19,282)	—	—
Equity investments in unconsolidated subsidiaries	10,399	—	—	10,399
Investment in CT Legacy REIT	—	61,623	—	61,623
Deferred income taxes	1,268	—	—	1,268
Prepaid expenses and other assets	4,533	947	—	5,480

Subtotal	70,300	43,288	—	113,588
Assets of Consolidated VIEs
CT Legacy REIT, Excluding Securitization Vehicles
Restricted cash	12,985	—	12,985	—
Securities held-to-maturity	2,602	4,837	7,439	—
Loans receivable, net	206,514	—	206,514	—
Loans held-for-sale, net	30,875	—	30,875	—
Accrued interest receivable and other assets	2,119	—	2,119	—

Subtotal	255,095	4,837	259,932	—
Assets of consolidated securitization vehicles	1,040,921	(1,040,921)	—	—

Total/adjusted assets	$1,366,316	$(992,796)	$259,932	$113,588

Liabilities & Shareholders’ Equity
Accounts payable and accrued expenses	$8,075	$—	$—	$8,075
Secured notes	7,847	—	—	7,847
Participations sold	19,282	(19,282)	—	—

Subtotal	35,204	(19,282)	—	15,922
Non-Recourse Liabilities of Consolidated VIEs
CT Legacy REIT, Excluding Securitization Vehicles
Accounts payable and accrued expenses	743	650	1,393	—
Repurchase obligations	58,464	—	58,464	—
Mezzanine loan, net of unamortized discount	55,111	—	55,111	—
Participations sold	97,465	(97,465)	—	—
Interest rate hedge liabilities	8,817	—	8,817	—

Subtotal	220,600	(96,815)	123,785	—
Liabilities of consolidated securitization vehicles	1,239,451	(1,239,451)	—	—

Total/adjusted liabilities	1,495,255	(1,355,548)	123,785	15,922

Total/adjusted equity	(110,424)	344,237	136,147	97,666
Noncontrolling interests	(18,515)	18,515	—	—

Total/adjusted liabilities and shareholders’ equity	$1,366,316	$(992,796)	$259,932	$113,588

Capital Trust, Inc. book value/adjusted book value per share:
Basic	$(4.85)			$4.29
Diluted	$(4.85)			$3.94

(1)	All securitization vehicles have been deconsolidated and reported at our cash investment amount, adjusted for current losses relative to our equity investment in each vehicle. Due to the non-recourse nature of these entities, our investment cannot be less than zero on a cash basis. See note 11 to our consolidated financial statements for discussion of consolidated securitization vehicles.
(2)	Loan participations which have been sold to third-parties, and did not qualify for sale accounting, have been eliminated. See Note 8 to our consolidated financial statements for discussion of loan participations sold.
(3)	Non-cash interest expense recognized due to interest rate swaps no longer designated as cash flow hedges has been eliminated. See Note 10 to our consolidated financial statements for discussion of interest rate swaps not designated as hedging instruments.

Adjusted Operating Results

Our adjusted earnings is not an alternative or substitute for net income as a measure of our performance. Rather, we believe that adjusted earnings is an additional measure that is a valuable tool for analyzing our performance. Adjusted earnings should not be viewed as an alternative measure of either our operating liquidity, or funds available for our cash needs. In addition, we may not calculate adjusted earnings in the same manner as other companies that use a similarly titled measure.

The following table details the transition from our consolidated statement of operations prepared in accordance with GAAP to the adjusted operating results of Capital Trust, Inc. and CT Legacy REIT for the year ended December 31, 2011:

Adjusted Income Statement for the Year Ended December 31, 2011
(in thousands, except per share data)	Consolidated GAAP Capital Trust, Inc.	Adjustments (1)(2)(3)	Adjusted Income Statement
			CT Legacy REIT	Capital Trust, Inc.
Income from loans and other investments:
Interest and related income	$117,162	$(89,929)	$18,479	$8,754
Less: Interest and related expenses	96,974	(73,154)	19,554	4,266

Income from loans and other investments, net	20,188	(16,775)	(1,075)	4,488
Other revenues:
Management fees from affiliates	6,618	—	—	6,618
Servicing fees	8,497	1,392	—	9,889

Total other revenues	15,115	1,392	—	16,507
Other expenses:
General and administrative	23,867	(758)	2,585	20,524

Total other expenses	23,867	(758)	2,585	20,524
Total other-than-temporary impairments on securities	(49,309)	24,698	(24,598)	(13)
Portion of other-than-temporary impairments on securities recognized in other comprehensive income	1,243	(2,883)	—	(1,640)
Impairments on real estate held-for-sale	(1,055)	1,055	—	—

Net impairments recognized in earnings	(49,121)	22,870	(24,598)	(1,653)
Recovery of provision for loan losses	19,326	(1,011)	10,401	7,914
Valuation allowance on loans held-for-sale	(1,456)	—	(1,456)	—
Gain on extinguishment of debt	271,031	(96,185)	—	174,846
Income from equity investments	3,649	—	—	3,649
Loss from CT Legacy REIT	—	—	—	(10,646)
Intercompany dividends	—	—	(5,646)	5,646

Income (loss)/adjusted income (loss) before income taxes	254,865	(88,951)	(24,959)	180,227
Income tax provision	2,546	—	750	1,796

Net income (loss)/adjusted net income (loss) before noncontrolling interests	252,319	(88,951)	(25,709)	178,431

Add: Net loss attributable to noncontrolling interests	5,823	(5,823)	—	—

Net income (loss)/adjusted net income (loss)	$258,142	$(94,774)	$(25,709)	$178,431

Earnings/adjusted earnings per share:
Basic	$11.39			$7.87
Diluted	$10.78			$7.45

(1)	All securitization vehicles have been deconsolidated; adjusted balances include only cash income received from such vehicles. Due to the non-recourse nature of these entities, our net income from such entities cannot be less than zero on a cash basis. See note 11 to our consolidated financial statements for discussion of consolidated securitization vehicles.
(2)	Loan participations which have been sold to third-parties, which did not qualify for sale accounting, have been eliminated. See Note 8 to our consolidated financial statements for discussion of loan participations sold.

(3)	Non-cash interest expense recognized due to interest rate swaps no longer designated as cash flow hedges has been eliminated. See Note 10 to our consolidated financial statements for discussion of interest rate swaps not designated as hedging instruments.

The following table details the transition from our consolidated statement of operations prepared in accordance with GAAP to the adjusted operating results of Capital Trust, Inc. and CT Legacy REIT, for the three months ended December 31, 2011:

Adjusted Income Statement for the Three Months Ended December 31, 2011
(in thousands, except per share data)	Consolidated GAAP Capital Trust, Inc.	Adjustments (1)(2)(3)	Adjusted Income Statement
			CT Legacy REIT	Capital Trust, Inc.
Income from loans and other investments:
Interest and related income	$21,975	$(16,916)	$5,059	$—
Less: Interest and related expenses	16,593	(12,662)	3,770	161

Income from loans and other investments, net	5,382	(4,254)	1,289	(161)
Other revenues:
Management fees from affiliates	1,691	—	—	1,691
Servicing fees	6,289	760	—	7,049

Total other revenues	7,980	760	—	8,740
Other expenses:
General and administrative	3,999	(112)	452	3,435

Total other expenses	3,999	(112)	452	3,435
Total other-than-temporary impairments on securities	(13,689)	12,567	(1,122)	—
Portion of other-than-temporary impairments on securities recognized in other comprehensive income	4,341	(4,341)	—	—

Net impairments recognized in earnings	(9,348)	8,226	(1,122)	—
(Provision for) recovery of loan losses	(15,075)	20,428	5,353	—
Valuation allowance on loans held-for-sale	(1,232)	—	(1,232)	—
Income from equity investments	1,544	—	—	1,544
Income from CT Legacy REIT	—	—	—	524
Intercompany dividends	—	—	(1,875)	1,875

(Loss) income/adjusted income before income taxes	(14,748)	25,272	1,961	9,087
Income tax provision	1,332	—	750	582

Net (loss) income/adjusted net income before noncontrolling interests	(16,080)	25,272	1,211	8,505

Add: Net loss attributable to noncontrolling interests	7,758	(7,758)	—	—

Net (loss) income/adjusted net income	$(8,322)	$17,514	$1,211	$8,505

Earnings/adjusted earnings per share:
Basic	$(0.37)			$0.37
Diluted	$(0.37)			$0.36

(1)	All securitization vehicles have been deconsolidated; adjusted balances include only cash income received from such vehicles. Due to the non-recourse nature of these entities, our net income from such entities cannot be less than zero on a cash basis. See note 11 to our consolidated financial statements for discussion of consolidated securitization vehicles.
(2)	Loan participations which have been sold to third-parties, which did not qualify for sale accounting, have been eliminated. See Note 8 to our consolidated financial statements for discussion of loan participations sold.

(3)	Non-cash interest expense recognized due to interest rate swaps no longer designated as cash flow hedges has been eliminated. See Note 10 to our consolidated financial statements for discussion of interest rate swaps not designated as hedging instruments.

Quarterly Performance

The following table describes the activity in Capital Trust, Inc.’s balance sheet accounts, on an adjusted basis, during the fourth quarter of 2011:

Comparison of adjusted balance sheet of Capital Trust, Inc: As of December 31, 2011 vs. September 30, 2011
(in thousands)
	December 31, 2011	September 30, 2011	Change	% Change
Assets:
Cash and cash equivalents	$34,818	$28,219	$6,599	23.4%
Equity investments in unconsolidated subsidiarie	10,399	10,611	(212)	(2.0)%
Investment in CT Legacy REIT	61,623	61,098	525	0.9%
Deferred income taxes	1,268	1,750	(482)	(27.5)%
Prepaid expenses and other assets	5,480	2,734	2,746	100.4%

Total adjusted assets	$113,588	$104,412	$9,176	8.8%

Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$8,075	$7,717	$358	4.6%
Secured notes	7,847	7,686	161	2.1%

Total adjusted liabilities	15,922	15,403	519	3.4%
Total Adjusted Shareholders’ Equity	97,666	89,009	8,657	9.7%

Total adjusted liabilities and shareholders’	$113,588	$104,412	$9,176	8.8%

Cash and cash equivalents

Cash and cash equivalents increased by $6.6 million during the fourth quarter of 2011. This was primarily due to (i) $6.1 million of special servicing fees, (ii) $1.9 million of preferred dividend distributions received from CT Legacy REIT, (iii) net distributions of $1.8 million from CTOPI, and (iv) $1.3 million of investment management and CDO collateral management fees received from affiliates. This was offset by (i) payments of $2.8 million of general and administrative expenses, and (ii) $1.7 million of estimated tax payments at CTIMCO.

Equity investments in unconsolidated subsidiaries

The decrease of $212,000 was due to $1.8 million of net distributions received from CTOPI, offset by $1.6 million of income recognized from our co-investment in CTOPI.

Investment in CT Legacy REIT

The increase of $525,000 was due to the recognition of our share of CT Legacy REIT’s adjusted net income for the fourth quarter of 2011.

Deferred income taxes

The decrease in deferred income taxes was primarily due to the expected utilization of net operating loss carryforwards and the timing difference between GAAP and tax in connection with the recognition of certain general and administrative expenses at our taxable REIT subsidiary, CTIMCO.

Prepaid expenses and other assets

The increase in prepaid expenses and other assets was primarily due to the accrual of management fees and special servicing fees that were earned in 2011 but were not collected until January 2012, as well as an estimated income tax refund at Capital Trust, Inc.

Accounts payable and accrued expense

The $358,000 increase in accounts payable and accrued expenses was primarily due to an increase in accrued general and administrative expenses.

Secured notes

The secured note balance increased due to $161,000 of deferred interest accrued during the fourth quarter of 2011.

Total adjusted shareholders’ equity

Adjusted shareholders’ equity increased primarily due to $8.5 million of adjusted net income for the fourth quarter of 2011.

The following table compares Capital Trust, Inc.’s operating results, on an adjusted basis, during the third and fourth quarters of 2011:

Comparison of adjusted operating results of Capital Trust, Inc: Three Months Ended December 31, 2011 vs. September 30, 2011
(in thousands)
	Q4 2011	Q3 2011	Change	% Change
Income from loans and other investments:
Interest and related income	$—	$—	$—	N/A
Less: Interest and related expenses	161	98	63	64.3%

Income from loans and other investments, net	(161)	(98)	(63)	64.3%
Other revenues:
Management fees	1,691	1,753	(62)	(3.5)%
Servicing fees	7,049	1,658	5,391	325.2%

Total other revenues	8,740	3,411	5,329	156.2%
Other expenses:
General and administrative	3,435	4,313	(878)	(20.4)%

Total other expenses	3,435	4,313	(878)	(20.4)%
Income from equity investments	1,544	307	1,237	402.9%
Income (loss) from CT Legacy REIT	524	(4,480)	5,004	N/A
Intercompany dividends	1,875	1,875	—	—%

Adjusted net income (loss) before income taxes	9,087	(3,298)	12,385	N/A
Income tax provision (benefit)	582	(236)	818	N/A

Adjusted net income (loss)	$8,505	$(3,062)	$11,567	N/A

Income from loans and other investments, net

Increase in interest expense during the fourth quarter of 2011 was primarily due to non-cash adjustments related to previously settled interest rate swaps.

Management fees from affiliates

Base management fees from our investment management business decreased slightly by $62,000 during the fourth quarter of 2011.

Servicing fees

Servicing fees increased $5.4 million during the fourth quarter of 2011 compared to the third quarter of 2011. The change was primarily due to higher levels of loan modifications and liquidations that were completed in the fourth quarter.

General and administrative expenses

General and administrative expenses include personnel costs, operating expenses and professional fees. Other than the non-cash expense related to the management incentive awards plan, these expenses were generally consistent from period-to-period.

Income from equity investments

The income from equity investments during the fourth quarter of 2011 of $1.5 million was derived from our co-investment in CTOPI. CTOPI’s income for the quarter was largely the result of (i) realization of income on loans purchased at discounts that were satisfied at par during the quarter, and (ii) fair value adjustments on its investment portfolio. The income from equity investments during the third quarter of 2011 was also primarily from our co-investment in CTOPI.

Income (loss) from CT Legacy REIT

During the fourth quarter of 2011, we recognized $524,000 of adjusted income from CT Legacy REIT. The income was driven by net recoveries of provisions for loan losses recorded at CT Legacy REIT during the fourth quarter of 2011. During the third quarter of 2011, we recognized $4.5 million of adjusted loss from CT Legacy REIT. The loss was driven by other-than-temporary impairments of securities recorded at CT Legacy REIT during the third quarter of 2011.

Income tax provision

We recorded a $582,000 income tax provision during the fourth quarter of 2011, which was primarily due to net payments of estimated taxes during the fourth quarter, as well as changes in the deferred tax asset related to our taxable REIT subsidiary, CTIMCO.

IV. CT Legacy REIT, as Adjusted and Deconsolidated

Interest Earning Assets

CT Legacy REIT’s investment portfolio includes various types of commercial mortgage backed securities and collateralized debt obligations, or Securities, and commercial real estate loans and related instruments, or Loans. We collectively refer to these as Interest Earning Assets. The table below shows CT Legacy REIT’s Interest Earning Assets as of December 31, 2011 and 2010 on an adjusted basis. See section III above for a presentation and discussion of CT Legacy REIT’s adjusted balance sheet and operating results.

CT Legacy REIT Interest Earning Assets
(in millions)	December 31, 2011		December 31, 2010
	Book Value	Yield (1)	Book Value	Yield (1)
Securities held-to-maturity (2)	$7	3.31%	$—	—
Loans receivable, net	207	5.21	—	—
Loans held-for-sale, net	31	6.26	—	—

Subtotal / Weighted Average	$245	5.28%	$—	—

(1)	Yield on floating rate assets assumes LIBOR of 0.30% as of December 31, 2011.
(2)	Weighted average yield excludes $39.7 million of retained interests in CT CDO III which represent a subordinate investment that is paid an amount of interest based on the total cash flows of the CDO collateral assets each period.

The table below details the overall credit profile of CT Legacy REIT’s Interest Earning Assets, which includes: (i) Loans against which we have recorded a provision for loan losses, or reserves, (ii) Securities which have been other-than-temporarily impaired, and (iii) Loans and Securities that are categorized as Watch List Assets, which are currently performing but pose a higher risk of non-performance and/or loss. We actively monitor and manage Watch List Assets to mitigate these risks in our portfolio. All amounts are calculated on an adjusted basis. See section III above for further details of CT Legacy REIT’s adjusted balance sheet and operating results.

Portfolio Performance - CT Legacy REIT (1)
(in millions, except for number of investments)	December 31, 2011	December 31, 2010
Interest earning assets, CT Legacy REIT ($ / #)	$245 / 29	$	— / —
Impaired Loans (2)
Performing loans ($ / #)	$42 / 4	$	— / —
Non-performing loans ($ / #)	$22 / 3	$	— / —

Total ($ / #)	$64 / 7	$	— / —
Percentage of interest earning assets	26.1%		—%
Impaired Securities (2) ($ / #)	$6 / 10	$	— / —
Percentage of interest earning assets	2.5%		—%
Watch List Assets (3)
Watch list loans ($ / #)	$83 / 7	$	— / —
Watch list securities ($ / #)	$1 / 1	$	— / —

Total ($ / #)	$84 / 8	$	— / —
Percentage of interest earning assets	34.3%		—%

(1)	Portfolio statistics includes loans held-for-sale. All amounts are calculated on an adjusted basis. See section III above for a presentation and discussion of CT Legacy REIT’s adjusted balance sheet and operating results.

(2)	Amounts represent net book value after provisions for loan losses, valuation allowances on loans-held-for-sale and other-than-temporary impairments of securities.
(3)	Watch List Assets exclude Loans against which we have recorded a provision for loan losses or valuation allowance, and Securities which have been other-than-temporarily impaired.

Interest Bearing Liabilities

As of December 31, 2011, CT Legacy REIT’s debt obligations, which we collectively refer to as Interest Bearing Liabilities, include its repurchase obligations and mezzanine loan, both of which are non-recourse to us. The table below describes CT Legacy REIT’s Interest Bearing Liabilities as of December 31, 2011 and 2010 on an adjusted basis. See section III above for further details of CT Legacy REIT’s adjusted balance sheet and operating results.

Interest Bearing Liabilities
(Principal balance, in millions)	December 31, 2011	December 31, 2010
Repurchase obligations	$58	$—
Mezzanine loan	65	—

Total CT Legacy REIT debt obligations	$123	$—

Weighted average effective cost of CT Legacy REIT debt (1) (2)	11.14%	N/A

(1)	Floating rate debt obligations assume LIBOR of 0.30% at December 31, 2011.
(2)	Including the impact of interest rate hedges with an aggregate notional balance of $60.8 million as of December 31, 2011, the effective all-in cost of CT Legacy REIT’s debt obligations would be 13.46% per annum.

Repurchase Obligations

As of December 31, 2011, CT Legacy REIT was party to one repurchase obligation with JPMorgan, which is non-recourse to Capital Trust, Inc., that has an aggregate outstanding balance of $54.5 million and an all-in cost of LIBOR plus 2.50% per annum (2.80% at December 31, 2011).

Subsequent to the March 31, 2011 restructuring, $246.3 million of the legacy repurchase obligations were repaid, including the full repayment and termination of the Morgan Stanley and Citigroup facilities and a release of the remaining collateral thereunder, as well as a $115.1 million repayment of the JPMorgan facility.

See Note 10 to our consolidated financial statements for additional discussion of the terms of CT Legacy REIT’s repurchase obligations.

Mezzanine Loan

In order to finance our March 2011 restructuring, CT Legacy REIT entered into an $83.0 million mezzanine loan with Five Mile (which was subsequently reduced to $65.3 million as of December 31, 2011) that carries a 15.0% per annum interest rate, of which 7.0% per annum may be deferred, and that matures on March 31, 2016. The mezzanine loan is non-recourse to Capital Trust, Inc. except for certain limited non-recourse, “bad boy” carve outs.

During the second quarter of 2011, $20.0 million of the mezzanine loan was repaid using proceeds from the satisfaction of former Morgan Stanley and Citigroup repurchase facility collateral assets.

See Note 10 to our consolidated financial statements for additional discussion of the terms of CT Legacy REIT’s mezzanine loan.

Subsequent to year-end, in February 2012, we refinanced the JPMorgan repurchase facility and the mezzanine loan with a single, new $124.0 million repurchase facility with JPMorgan. The new facility matures in December 2014, carries a rate of LIBOR+5.50%, and has paydown hurdles and associated potential rate increases over the term of the facility. See Note 22, Subsequent Events, to our consolidated financial statements for additional discussion.

Quarterly Performance

The following table describes the activity in CT Legacy REIT’s balance sheet accounts, on an adjusted basis, during the fourth quarter of 2011:

Comparison of adjusted balance sheet of CT Legacy REIT: As of December 31, 2011 vs. September 30, 2011
(in thousands)	Q4 2011	Q3 2011	Change	% Change
Assets:
Restricted cash	$12,985	$13,715	$(730)	(5.3)%
Securities held-to-maturity	7,439	7,911	(472)	(6.0)%
Loans receivable, net	206,514	207,028	(514)	(0.2)%
Loans held-for-sale, net	30,875	32,107	(1,232)	(3.8)%
Accrued interest receivable and other assets	2,119	4,638	(2,519)	(54.3)%

Total adjusted assets	$259,932	$265,399	$(5,467)	(2.1)%

Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$1,393	$1,308	$85	6.50%
Repurchase obligations	58,464	66,637	(8,173)	(12.3)%
Mezzanine loan, net of unamortized discount	55,111	53,367	1,744	3.3%
Interest rate hedges liabilities	8,817	9,326	(509)	(5)%

Total adjusted liabilities	123,785	130,638	(6,853)	(5.2)%
Total Adjusted Shareholders’ Equity	136,147	134,761	1,386	1.0%

Total adjusted liabilities and shareholders’ equity	$259,932	$265,399	$(5,467)	(2.1)%

Restricted cash

Restricted cash decreased by $730,000 during the fourth quarter of 2011. This was primarily due to (i) $1.9 million of preferred stock distributions to Capital Trust, Inc., (ii) $1.3 million of current interest paid on the mezzanine loan, (iii) $750,000 of estimated income tax payments related to one of CT Legacy REIT’s taxable REIT subsidiaries, and (iv) $200,000 of general and administrative expenses. This was offset by (i) $3.0 million of net interest on investments, and (ii) $493,000 of distributions from CT CDO III.

Securities held-to-maturity

During the fourth quarter of 2011, securities held-to-maturity decreased by $472,000. This was primarily due to $1.1 million of other-than-temporary impairments, offset by an increase due to changes in recovery expectations on CT CDO III.

Loans receivable, net

During the fourth quarter of 2011, loans receivable decreased by $514,000. This decrease was primarily due to loan repayments of $8.1 million, offset by an $8.0 million reversal of provisions for loan losses previously recorded against one loan.

Loans held-for-sale, net

During the fourth quarter of 2011, loans held-for-sale decreased by $1.2 million as a result of a valuation allowance recorded to reflect this loan at its approximate fair value.

Accrued interest receivable and other assets

During the fourth of 2011, prepaid expenses and other assets decreased by $2.5 million. This decrease was primarily due to an impairment of one of CT Legacy REIT’s investments.

Repurchase obligations

Repurchase obligations decreased by $8.2 million during the fourth quarter of 2011 as the facility was repaid from the proceeds of principal repayments of collateral assets.

Mezzanine loan, net of unamortized discount

The mezzanine loan increased by $1.7 million due to (i) $1.1 million of deferred interest accrued during the quarter, and (ii) $603,000 of discount amortization.

Interest rate hedge liabilities

The increase in the fair value of interest rate hedges reflects changes in the yield curve over the life of the respective hedges.

Total adjusted shareholders’ equity

Adjusted shareholders’ equity increased primarily due to the $1.2 million adjusted net income for the period. See the following adjusted income statement for details of adjusted net income.

The following table compares CT Legacy REIT’s operating results, on an adjusted basis, during the third and fourth quarters of 2011:

Comparison of adjusted operating results of CT Legacy REIT: Three Months Ended December 31, 2011 vs. September 30, 2011
(in thousands)	Q4 2011	Q3 2011	Change	% Change
Income from loans and other investments:
Interest and related income	$5,059	$5,879	$(820)	(13.9)%
Less: Interest and related expenses	3,770	5,523	(1,753)	(31.7)%

Income from loans and other investments, net	1,289	356	933	262.1%
Other expenses:
General and administrative	452	305	147	48.2%

Total other expenses	452	305	147	48.2%
Total other-than-temporary impairments of securities	(1,122)	(23,476)	22,354	(95.2)%
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	—	—	—	N/A

Net impairments recognized in earnings	(1,122)	(23,476)	22,354	(95.2)%
Recovery of provisions for loan losses	5,353	14,482	(9,129)	(63.0)%
Valuation allowance on loans held-for-sale	(1,232)	—	(1,232)	100.0%
Intercompany dividends	(1,875)	(1,875)	—	N/A

Adjusted net income (loss) before income taxes	1,961	(10,818)	12,779	(118.1)%
Income tax provision	750	—	750	N/A

Adjusted net income (loss)	$1,211	$(10,818)	$12,029	(111.2)%

Income from loans and other investments, net

Interest income and interest expense both declined during the fourth quarter of 2011 as a result of $8.1 million of collections from the Legacy Asset portfolio, and the related repayments of CT Legacy REIT’s repurchase obligations. In addition, non-cash interest expense decreased during the fourth quarter due to positive mark-to-market adjustment on CT Legacy REIT’s interest rate swaps.

General and administrative expenses

General and administrative expenses are primarily comprised of professional fees, which increased during the fourth quarter.

Net impairments recognized in earnings

During the fourth quarter of 2011, CT Legacy REIT recognized $1.1 million of other-than-temporary impairments of securities, primarily related to its investment in CT CDO III.

Recovery of provision for loan losses

During both the third and fourth quarters of 2011, CT Legacy REIT recorded recoveries of previous provisions for loan losses as a result of improvements in collateral asset operations.

Valuation allowance on loans held-for-sale

During the fourth quarter of 2011, CT Legacy REIT recorded a $1.2 million valuation allowance against one loan which was classified as held-for-sale. No such allowance was recorded during the third quarter of 2011.

Income tax provision

During the fourth quarter of 2011, CT Legacy REIT recorded a $750,000 tax provision related to one of its taxable REIT subsidiaries.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Our accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements. Actual results could differ from these estimates. During 2011, management reviewed and evaluated its critical accounting policies and believes them to be appropriate. Our significant accounting policies are described in Note 2 to our consolidated financial statements. The following is a summary of our accounting policies that we believe are the most affected by management judgments, estimates and assumptions:

Principles of Consolidation

The accompanying financial statements include, on a consolidated basis, our accounts, the accounts of our wholly-owned subsidiaries, and variable interest entities, or VIEs, in which we are the primary beneficiary. All significant intercompany balances and transactions have been eliminated in consolidation.

VIEs are defined as entities in which equity investors (i) do not have the characteristics of a controlling financial interest, and/or (ii) do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The entity that consolidates a VIE is known as its primary beneficiary, and is generally the entity with (i) the power to direct the activities that most significantly impact the VIE’s economic performance, and (ii) the right to receive benefits from the VIE or the obligation to absorb losses of the VIE that could be significant to the VIE.

Our consolidated VIEs include: (i) the CT Legacy REIT, and (ii) ten securitization vehicles, including our four CT CDOs which were sponsored and issued by us, as well as six other, similar, vehicles. See Note 10 and Note 11 for additional information on our investments in VIEs.

Balance Sheet Presentation

Our consolidated balance sheets separately present: (i) our direct assets and liabilities, (ii) the direct assets and liabilities of CT Legacy REIT, and (iii) the assets and liabilities of consolidated securitization vehicles, some of which are subsidiaries of CT Legacy REIT. Assets of all consolidated VIEs can generally only be used to satisfy the obligations of those VIEs, and the liabilities of consolidated VIEs are non-recourse to us.

We have aggregated all the assets and liabilities of the consolidated securitization vehicles due to our determination that these entities are substantively similar and therefore a further disaggregated presentation would not be more meaningful. Similarly, the notes to our consolidated financial statements separately describe (i) our direct assets and liabilities, (ii) the direct assets and liabilities of CT Legacy REIT, and (iii) the assets and liabilities of consolidated securitization vehicles, some of which are subsidiaries of CT Legacy REIT.

Equity Investments in Unconsolidated Subsidiaries

Our co-investment interests in the private equity funds we manage are accounted for using the equity method. These entities’ assets and liabilities are not consolidated into our financial statements due to our determination that (i) these entities are not VIEs, and (ii) the investors have sufficient rights to preclude consolidation by us. As such, we report our allocable percentage of the earnings or losses of these entities on a single line item in our consolidated statements of operations as income from equity investments.

One such fund, CT Opportunity Partners I, LP, or CTOPI, maintains its financial records at fair value in accordance with GAAP. We have applied such accounting relative to our investment in CTOPI, and include any adjustments to fair value recorded at the fund level in determining the income we record on our equity investment in CTOPI.

Revenue Recognition

Interest income from our loans receivable is recognized over the life of the investment using the effective interest method and is recorded on the accrual basis. Fees, premiums, discounts and direct costs associated with these investments are deferred until the loan is advanced and are then recognized over the term of the loan as an adjustment to yield. For loans where we have unfunded commitments, we amortize these fees and other items on a straight line basis. Fees on commitments that expire unused are recognized at expiration. Income accrual is generally suspended for loans at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, recovery of income and principal becomes doubtful. Income is then recorded on the basis of cash received until accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed.

Interest income from our securities is recognized using a level yield with any purchase premium or discount accreted through income over the life of the security. This yield is calculated using cash flows expected to be collected which are based on a number of assumptions on the underlying loans. Examples include, among other things, the rate and timing of principal payments, including prepayments, repurchases, defaults and liquidations, the pass-through or coupon rate, and interest rates. Additional factors that may affect reported interest income on our securities include interest payment shortfalls due to delinquencies on the underlying mortgage loans and the timing and magnitude of expected credit losses on the mortgage loans underlying the securities. These are impacted by, among other things, the general condition of the real estate market, including competition for tenants and their related credit quality, and changes in market rental rates. These uncertainties and contingencies are difficult to predict and are subject to future events that may alter the assumptions.

Fees from special servicing and asset management services are recorded on an accrual basis as services are rendered under the applicable agreements, and when receipt of fees is reasonably certain. We do not recognize incentive income from our investment management business until contingencies have been eliminated. Depending on the structure of our investment management vehicles, certain incentive fees may be in the form of carried interest or promote distributions.

Securities

We classify our securities as held-to-maturity, available-for-sale, or trading on the date of acquisition of the investment. Held-to-maturity investments are stated at cost, adjusted for the amortization of any premiums or discounts, which are amortized through our consolidated statements of operations using the level yield method described above. Other than in the instance of an other-than-temporary impairment, as discussed below, these held-to-maturity investments are carried on our consolidated financial statements at their amortized cost basis.

We may also invest in securities which may be classified as available-for-sale. Available-for-sale securities are carried at estimated fair value with the net unrealized gains or losses reported as a component of accumulated other comprehensive income (loss) in shareholders’ equity. Changes in the valuations do not affect our reported income or cash flows, but do impact shareholders’ equity and, accordingly, book value per share. On August 4, 2005, we changed the accounting classification of certain of our securities from available-for-sale to held-to-maturity. We have not designated any securities as available-for-sale since that time.

Further, as required under GAAP, when, based on current information and events, there has been an adverse change in the cash flows expected to be collected from those previously estimated for one of our securities, an other-than-temporary impairment is deemed to have occurred. A change in expected cash flows is considered adverse if the present value of the revised cash flows (taking into consideration both the timing and amount of cash flows expected to be collected) discounted using the security’s current yield is less than the present value of the previously estimated remaining cash flows, adjusted for cash receipts during the intervening period.

Should an other-than-temporary impairment be deemed to have occurred, the security is written down to fair value. The total other-than-temporary impairment is bifurcated into (i) the amount related to expected credit losses, and (ii) the amount related to fair value adjustments in excess of expected credit losses, or the Valuation Adjustment. The portion of the other-than-temporary impairment related to expected credit losses is calculated by comparing the amortized cost basis of the security to the present value of cash flows expected to be collected, discounted at the security’s current yield, and is recognized through earnings in the consolidated statement of operations. The remaining other-than-temporary impairment related to the Valuation Adjustment is recognized as a component of accumulated other comprehensive income (loss) in shareholders’ equity. A portion of other-than-temporary impairments recognized through earnings is accreted back to the amortized cost basis of the security through interest income, while amounts recognized through other comprehensive income (loss) are amortized over the life of the security with no impact on earnings.

Loans Receivable, Provision for Loan Losses, Loans Held-for-Sale and Related Allowance

We purchase and originate commercial real estate debt and related instruments, or Loans, generally to be held as long-term investments at amortized cost. Management is required to periodically evaluate each of these Loans for possible impairment. Impairment is indicated when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the Loan. If a Loan is determined to be impaired, we write down the Loan through a charge to the provision for loan losses. Impairment on these loans is measured by comparing the estimated fair value of the underlying collateral to the book value of the respective loan. These valuations require significant judgments, which include assumptions regarding capitalization rates, leasing, creditworthiness of major tenants, occupancy rates, availability of financing, exit plan, loan sponsorship, actions of other lenders and other factors deemed necessary by management. Actual losses, if any, could ultimately differ from these estimates.

In conjunction with our quarterly loan portfolio review, management assesses the performance of each loan, and assigns a risk rating based on several factors including risk of loss, loan-to-value ratio, or LTV, collateral performance, structure, exit plan, and sponsorship.

Loans are rated one through eight, which are defined as follows:

1 -	Low Risk: A loan that is expected to perform through maturity, with relatively lower LTV, higher in-place debt yield, and stable projected cash flow.

2 -	Average Risk: A loan that is expected to perform through maturity, with medium LTV, average in-place debt yield, and stable projected cash flow.

3 -	Acceptable Risk: A loan that is expected to perform through maturity, with relatively higher LTV, acceptable in-place debt yield, and some uncertainty (due to lease rollover or other factors) in projected cash flow.

4 -	Higher Risk: A loan that is expected to perform through maturity, but has exhibited a material deterioration in cash flow and/or other credit factors. If negative trends continue, default could occur.

5 -	Low Probability of Default/Loss: A loan with one or more identified weakness that we expect to have a 15% probability of default or principal loss.

6 -	Medium Probability of Default/Loss: A loan with one or more identified weakness that we expect to have a 33% probability of default or principal loss.

7 -	High Probability of Default/Loss: A loan with one or more identified weakness that we expect to have a 67% or higher probability of default or principal loss.

8 -	In Default: A loan which is in contractual default and/or which has a very high likelihood of principal loss.

In addition, for certain pools of smaller loans which have similar credit characteristics, primarily loans with an outstanding principal balance of $10.0 million or less in our consolidated securitization vehicles, we have recorded a general provision for loan losses in lieu of the asset-specific provisions we record on all other loans. This general provision is based on macroeconomic data with respect to historic loan losses, vintage, property type, and other factors deemed relevant for such loan pools. These loans do not undergo the same level of asset management as our larger investments.

In certain cases, we may classify loans as held-for-sale based upon the specific facts and circumstances of particular Loans, including known or expected transactions. Loans held-for-sale are carried at the lower of our amortized cost basis and fair value. A reduction in the fair value of loans held-for-sale is recorded as a charge to our consolidated statement of operations as a valuation allowance on loans held-for-sale.

Real Estate Held-for-Sale

Loan investments where we have foreclosed upon the underlying collateral and own an equity interest in real estate are categorized as real estate owned. We generally do not intend to hold such foreclosed assets for long-term operations and therefore classify such assets as real estate held-for-sale on our consolidated balance sheets. Real estate held-for-sale are carried at the lower of our basis in the real estate and fair value, with reductions in fair value recorded as an impairment of real estate-held-for-sale on our consolidated statements of operations.

Interest Rate Derivative Financial Instruments

In the normal course of business, we use interest rate derivative financial instruments to manage, or hedge, cash flow variability caused by interest rate fluctuations. Specifically, we currently use interest rate swaps to effectively convert floating rate liabilities that are financing fixed rate assets to fixed rate liabilities. The differential to be paid or received on these agreements is recognized on the accrual basis as an adjustment to the interest expense related to the attendant liability. The interest rate swap agreements are generally accounted for on a held-to-maturity basis, and, in cases where they are terminated early, any gain or loss is generally amortized over the remaining life of the hedged item. These swap agreements must be effective in reducing the variability of cash flows of the hedged items in order to qualify for the aforementioned hedge accounting treatment. Changes in value of effective cash flow hedges are reflected on our consolidated financial statements through accumulated other comprehensive income (loss) and do not affect our net income (loss). To the extent a derivative does not qualify for hedge accounting, and is deemed a non-hedge derivative, the changes in its value are included in net income (loss).

To determine the fair value of interest rate derivative financial instruments, we use a third-party derivative specialist to assist us in periodically valuing our interests.

Income Taxes

Our financial results generally do not reflect provisions for current or deferred income taxes on our REIT taxable income. Management believes that we operate in a manner that will continue to allow us to be taxed as a REIT and, as a result, we generally do not expect to pay substantial corporate level taxes other than those payable by our taxable REIT subsidiaries. Many of these requirements, however, are highly technical and complex. If we were to fail to meet these requirements, we may be subject to federal, state and local income tax on current and past income, and penalties.

Accounting for Stock-Based Compensation

Stock-based compensation expense is recognized in net income using a fair value measurement method, which we determine with the assistance of a third-party appraisal firm. Compensation expense for the time vesting of stock-based compensation grants is recognized on the accelerated attribution method and compensation expense for performance vesting of stock-based compensation grants is recognized on a straight line basis.

The fair value of the performance vesting restricted common stock is measured on the grant date using a Monte Carlo simulation to estimate the probability of the market vesting conditions being satisfied. The Monte Carlo simulation is run approximately 100,000 times. For each simulation, the payoff is calculated at the settlement date, and is then discounted to the grant date at a risk-free interest rate. The average of the values over all simulations is the expected value of the restricted common stock on the grant date. The valuation is performed in a risk-neutral framework, so no assumption is made with respect to an equity risk premium. Significant assumptions used in the valuation include an expected term and stock price volatility, an estimated risk-free interest rate and an estimated dividend growth rate.

Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive equity awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by us.

Fair Value of Financial Instruments

The “Fair Value Measurements and Disclosures” Topic of the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or the Codification, defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements under GAAP. Specifically, this guidance defines fair value based on exit price, or the price that would be received upon the sale of an asset or the transfer of a liability in an orderly transaction between market participants at the measurement date. Our assets and liabilities which are measured at fair value are discussed in Note 17 to our consolidated financial statements.

Recent Accounting Pronouncements

New accounting guidance which was effective as of January 1, 2010 changed the criteria for consolidation of VIEs and removed a preexisting consolidation exception for qualified special purpose entities, which includes certain securitization vehicles. The amended guidance requires a qualitative, rather than quantitative assessment of when a VIE should be consolidated. Specifically, an entity would generally be required to consolidate a VIE if it has (i) the power to direct the activities that most significantly impact the entity’s economic performance, and (ii) the right to receive benefits from the VIE or the obligation to absorb losses of the VIE that could be significant to the VIE.

As a result of the amended guidance, we have consolidated an additional seven VIEs beginning January 1, 2010, all of which are securitization vehicles not sponsored by us. We have consolidated these entities generally due to our ownership interests in subordinate classes of securities issued by the VIEs, which investments carry certain control provisions. Although our investments are generally passive in nature, by owning more than 50% of the controlling class of each vehicle we do control special servicer naming rights, which we believe gives us the power to direct the most significant economic activities of these entities.

Upon consolidation of these seven securitization vehicles, we recorded a one-time adjustment to shareholders’ equity of ($41.8) million on January 1, 2010. This reduction in equity is due to the difference between the aggregate pre-consolidation book value of our investment in these vehicles (which were accounted for as securities) and the aggregate net assets, or equity, of those vehicles upon consolidation. This difference was primarily caused by asset impairments recorded at the entity-level which are in excess of our investment amount. Due to the fact that the liabilities of these vehicles are entirely non-recourse to us, this excess charge to equity, as well as similar charges on securitization vehicles previously consolidated, will eventually be reversed when our interests in the entities are repaid or sold, or the entities are otherwise deconsolidated in the future.

In January 2010, the FASB issued Accounting Standards Update 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements,” or ASU 2010-06. ASU 2010-06 amends existing disclosure guidance related to fair value measurements. Specifically, ASU 2010-06 requires (i) details of significant asset or liability transfers in and out of Level 1 and Level 2 measurements within the fair value hierarchy, and (ii) inclusion of gross purchases, sales, issuances, and settlements within the rollforward of assets and liabilities valued using Level 3 inputs within the fair value hierarchy. In addition, ASU 2010-06 clarifies and increases existing disclosure requirements related to (i) the disaggregation of fair value disclosures, and (ii) the inputs used in arriving at fair values for assets and liabilities valued using Level 2 and Level 3 inputs within the fair value hierarchy. ASU 2010-06 is effective for the first interim or annual period beginning after December 15, 2009, except for the gross presentation of the Level 3 rollforward, which is required for annual reporting periods beginning after December 15, 2010 and for interim periods within those years. The adoption of ASU 2010-06 did not have a material impact on our consolidated financial statements. Additional disclosures, as applicable, are included in Note 17.

In July 2010, the FASB issued Accounting Standards Update 2010-20, “Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses,” or ASU 2010-20. ASU 2010-20 primarily requires additional disaggregated disclosures of (i) credit risks associated with financing receivables, and (ii) impaired financing receivables and the related allowance for credit losses. ASU 2010-20 is generally effective for the first interim or annual period ending after December 15, 2010; however certain disclosures are not required until the first interim or annual period beginning after December 15, 2010. The adoption of ASU 2010-20 did not have a material impact on our consolidated financial statements. Additional disclosures have been included, as applicable, in the notes to our consolidated financial statements.

In April 2011, the FASB issued Accounting Standards Update 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring,” or ASU 2011-02. ASU 2011-02 primarily clarifies when creditors should classify loan modifications as troubled debt restructurings and provides examples and factors to be considered. Loan modifications which are considered troubled debt restructurings could result in additional disclosure requirements and could impact the related provision for loan losses. ASU 2011-02 is effective for the first interim or annual period beginning after June 15, 2011, with retrospective application to the beginning of the year. The adoption of ASU 2011-02 will impact how we account for loan modifications, and may result in an increase in the loan modifications we classify as troubled debt restructurings, and therefore our provision for loan losses.

In April 2011, the FASB issued Accounting Standards Update 2011-03, “Transfers and Servicing (Topic 860): Reconsideration of Effective Control for Repurchase Agreements,” or ASU 2011-03. ASU 2011-03 primarily removes certain criteria from the consideration of effective control over assets subject to repurchase agreements. The removal of these criteria will generally result in asset transfers pursuant to repurchase agreements being accounted for as secured borrowings, with both the transferred assets and repurchase liability recorded on the transferor’s balance sheet. ASU 2011-03 is effective for the first interim or annual period beginning after

December 15, 2011, and is to be applied prospectively to transactions which occur subsequent to the effective date. The adoption of ASU 2011-03 is not expected to have a material impact on our financial statements.

In May 2011, the FASB issued Accounting Standards Update 2011-04, “Fair Value Measurement (Topic 860): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs,” or ASU 2011-04. ASU 2011-04 amends existing guidance on fair value measurements related to (i) instruments held in a portfolio, (ii) instruments classified within shareholders’ equity, (iii) application of the “highest and best use” concept to nonfinancial assets, (iv) application of blockage factors and other premiums and discounts in the valuation process, and (v) other matters. In addition, ASU 2011-04 expanded the required disclosures around fair value measurements including (i) reporting the level in the fair value hierarchy used to value assets and liabilities which are not measured at fair value, but where fair value is disclosed, and (ii) qualitative disclosures about the sensitivity of Level 3 fair value measurements to changes in unobservable inputs used. ASU 2011-04 is effective for the first interim or annual period beginning after December 15, 2011. The adoption of ASU 2011-04 is not expected to have a material impact on our financial statements, however may significantly expand our disclosures related to fair value measurements.

In June 2011, the FASB issued Accounting Standards Update 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income,” or ASU 2011-05. ASU 2011-05 does not change the items that must be reported in other comprehensive income, however it eliminates the option to present other comprehensive income on the statement of shareholders’ equity and instead requires either (i) a continuous statement of comprehensive income which would replace the current statement of operations, or (ii) an additional statement of other comprehensive income, which would immediately follow the statement of operations, and would report the components of other comprehensive income. In December 2011, the FASB issued Accounting Standards Update 2011-12, “Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassification Items Out of Accumulated Comprehensive Income in Accounting Standards Update 2011-05,” or ASU 2011-12. ASU 2011-12 maintained the presentation requirements for comprehensive income under ASU 2011-05, however deferred the requirement to present certain reclassification adjustments into and out of accumulated other comprehensive income on a gross basis. ASU 2011-05 and ASU 20011-12 are both effective for the first interim or annual period beginning after December 15, 2011, and should be applied retrospectively to all periods reported after the effective date. Our early adoption, as permitted, of ASU 2011-05 and ASU 2011-12 as of December 31, 2011 did not have a material impact on our financial statements, other than the change in presentation of comprehensive income as a separate financial statement.

Item 7A.	Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

The principal objective of our asset and liability management activities is to maximize net interest income while minimizing levels of interest rate risk. Interest income and interest expense are subject to the risk of interest rate fluctuations. In certain instances, to mitigate the impact of fluctuations in interest rates, we use interest rate swaps to effectively convert floating rate liabilities to fixed rate liabilities for proper matching with fixed rate assets. Each derivative used as a hedge is matched with a liability with which it is expected to have a high correlation. The swap agreements are generally held-to-maturity and we do not use interest rate derivative financial instruments for trading purposes. The differential to be paid or received on these agreements is recognized as an adjustment to interest expense and is recognized on the accrual basis.

As of December 31, 2011, a 100 basis point change in LIBOR would impact our net income (loss) by approximately $3.2 million.

Credit Risk

Our loans and investments, including our fund investments, are also subject to credit risk. The ultimate performance and value of our loans and investments depends upon the owners’ ability to operate the properties that serve as our collateral so that they produce cash flows adequate to pay interest and principal due to us. To monitor this risk, our asset management team continuously reviews our investment portfolio and in certain instances is in constant contact with our borrowers, monitoring performance of the collateral and enforcing our rights as necessary.

The following table provides information about our financial instruments that are sensitive to changes in interest rates as of December 31, 2011, including instruments held directly by Capital Trust, Inc., as part of the CT Legacy REIT portfolio, and in consolidated securitization vehicles. For financial assets and debt obligations, the table presents face balance and weighted average interest rates. For interest rate swaps, the table presents notional amounts and weighted average fixed pay and floating receive interest rates. These notional amounts are used to calculate the contractual cash flows to be exchanged under each contract.

Financial Assets and Liabilities Sensitive to Changes in Interest Rates as of December 31, 2011
(in thousands)

Capital Trust, Inc. Debt Obligations:

Secured Notes
Fixed rate debt	$7,847
Interest rate (1)	8.19%
Floating rate debt	$—
Interest rate (1)	—

CT Legacy REIT Assets:

	Securities	Loans Receivable	Total
Fixed rate assets	$27,667	$55,957	$83,624
Interest rate (1)	8.71%	8.75%	8.73%
Floating rate assets	$1,584	$315,051	$316,635
Interest rate (1)	2.03%	3.98%	3.97%

CT Legacy REIT Debt Obligations:

	Repurchase Obligations	Mezzanine Loan	Total
Fixed rate debt	$—	$65,275	$65,275
Interest rate (1)	—	15.00%	15.00%
Floating rate debt	$58,464	$—	$58,464
Interest rate (1)	2.80%	—	2.80%

CT Legacy REIT Derivative Financial Instruments:

Notional amounts	$60,806
Fixed pay rate (1)	5.17%
Floating receive rate (1)	0.30%

Assets of Consolidated Securitization Vehicles:

	Securities	Loans Receivable	Total
Fixed rate assets	$467,856	$292,489	$760,345
Interest rate (1)	6.38%	8.34%	7.13%
Floating rate assets	$23,084	$523,228	$546,312
Interest rate (1)	1.93%	3.31%	3.25%

Non-Recourse Debt Obligations of Consolidated Securitization Vehicles:

	CT CDOs	Other Vehicles	Total
Fixed rate debt	$212,441	$108,519	$320,960
Interest rate (1)	5.36%	6.73%	5.82%
Floating rate debt	$529,397	$360,635	$890,032
Interest rate (1)	0.89%	2.30%	1.46%

Derivative Financial Instruments of Consolidated Securitization Vehicles:

Notional amounts	$296,556
Fixed pay rate (1)	5.00%
Floating receive rate (1)	0.30%

(1)	Represents weighted average rates where applicable. Floating rates are based on LIBOR of 0.30%, which is the rate as of December 31, 2011.

Item 8.	Financial Statements and Supplementary Data

The financial statements required by this item and the reports of the independent accountants thereon required by Item 15(a)(2) appear on pages F-2 to F-73. See accompanying Index to the Consolidated Financial Statements on page F-1. The supplementary financial data required by Item 302 of Regulation S-K appears in Note 21 to our consolidated financial statements.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

An evaluation of the effectiveness of the design and operation of our “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as of the end of the period covered by this annual report on Form 10-K was made under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer. Based upon this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures (a) are effective to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by Securities and Exchange Commission rules and forms and (b) include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control over Financial Reporting

Management’s Report on Internal Control over Financial Reporting, which appears on page F-2, is incorporated herein by reference.

Attestation Report of Registered Public Accounting Firm

The effectiveness of our internal control over financial reporting as of December 31, 2011 has been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report which appears on page F-4, and is incorporated herein by reference.

Changes in Internal Controls

There have been no significant changes in our “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that occurred during the quarter ended December 31, 2011 that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

Item 9B.	Other Information

On February 10, 2012, wholly-owned direct and indirect subsidiaries of CT Legacy REIT Mezz Borrower, Inc., which is itself controlled and majority owned by us, amended their two substantially similar existing Master Repurchase Agreements, one with JPMorgan Chase Bank, National Association, and the other with JPMorgan Chase Funding, Inc., each originally dated as of March 31, 2011. The amendments increase the maximum aggregate purchase price of the two collective facilities to approximately $124 million with an outside maturity date for both facilities of mid-December 2014, subject to periodic paydown hurdles. Subject to the terms and conditions thereof, the amendments provide for the purchase, sale and repurchase of, inter alia, commercial mortgage loans, commercial real estate mezzanine loans, B-notes, mortgage participations and commercial mortgage-backed securities. Each facility bears interest at an initial rate of 550 basis points over LIBOR, with two potential increases of 50 basis points each during the term if certain paydown hurdles are not met. The foregoing description is qualified in its entirety by reference to the amendments, which will be attached as an exhibit to this report.

Proceeds obtained from the increased repurchase obligation financing was used to effect a full pay off of the $65.7 million amount outstanding on the mezzanine loan obtained by CT Legacy REIT Mezz Borrower, Inc. from an affiliate of Five Mile Capital Partners LLC.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

The information required by Items 401, 405, 406 and 407(c)(3), (d)(4) and (d)(5) of Regulation S-K is incorporated herein by reference to our definitive proxy statement to be filed not later than April 29, 2012 with the Securities and Exchange Commission pursuant to Regulation 14A under the Exchange Act.

Item 11.	Executive Compensation

The information required by Item 402 and paragraph (e)(4) and (e)(5) of Item 407 of Regulation S-K is incorporated herein by reference to our definitive proxy statement to be filed not later than April 29, 2012 with the Securities and Exchange Commission pursuant to Regulation 14A under the Exchange Act.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by Items 201(d) and 403 of Regulation S-K is incorporated herein by reference to our definitive proxy statement to be filed not later than April 29, 2012 with the Securities and Exchange Commission pursuant to Regulation 14A under the Exchange Act.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

The information required by Items 404 and 407(a) of Regulation S-K is incorporated herein by reference to our definitive proxy statement to be filed not later than April 29, 2012 with the Securities and Exchange Commission pursuant to Regulation 14A under the Exchange Act.

Item 14.	Principal Accounting Fees and Services

The information required by Item 9(e) of Schedule 14A is incorporated herein by reference to our definitive proxy statement to be filed not later than April 29, 2012 with the Securities and Exchange Commission pursuant to Regulation 14A under the Exchange Act.

PART IV

Item 15.	Exhibits, Financial Statement Schedules

(a) (1)	Financial Statements

See the accompanying Index to Financial Statement Schedule on page F-1.

(a) (2)	Consolidated Financial Statement Schedules

See the accompanying Index to Financial Statement Schedule on page F-1.

(a) (3)	Exhibits

EXHIBIT INDEX

Exhibit Number	Description

3.1.a	Charter of the Capital Trust, Inc. (filed as Exhibit 3.1.a to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on April 2, 2003 and incorporated herein by reference).

3.1.b	Certificate of Notice (filed as Exhibit 3.1 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on February 27, 2007 and incorporated herein by reference).

3.1 c	Articles Supplementary for Series A Junior Participating Preferred Stock (filed as Exhibit 3.1 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on March 3, 2011 and incorporated herein by reference).

3.2	Second Amended and Restated By-Laws of Capital Trust, Inc. (filed as Exhibit 3.2 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-4788) filed on February 27, 2007 and incorporated herein by reference).

3.3	First Amendment to Second Amended and Restated Bylaws of Capital Trust, Inc . (filed as Exhibit 3.1 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on July 26, 2011 and incorporated herein by reference) .

4.1	Rights Agreement, dated March 3, 2011, between the Capital Trust, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (filed as Exhibit 4.1 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on March 3, 2011 and incorporated herein by reference).

+10.1	Capital Trust, Inc. Amended and Restated 1997 Non-Employee Director Stock Plan (filed as Exhibit 10.2 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on January 29, 1999 and incorporated herein by reference).

+10.2	Capital Trust, Inc. 2007 Long-Term Incentive Plan (the “2007 Plan”) (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 1-14788) filed on June 12, 2007 and incorporated herein by reference).

+10.3	2007 Amendment to the 2007 Plan (filed as Exhibit 10.20 to Capital Trust, Inc.’s Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference).

+10.4	Deferral Election Agreement for Selected Plan Awards, dated as of December 24, 2007, by and between Capital Trust, Inc. and Geoffrey G. Jervis (filed as Exhibit 10.29 to Capital Trust, Inc.’s Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference).

+10.5	Deferral Election Agreement for Selected Plan Awards, dated as of December 24, 2007, by and between Capital Trust, Inc. and Stephan D. Plavin (filed as Exhibit 10.32 to Capital Trust, Inc.’s Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference).

+10.6	Deferral Election Agreement for Selected Plan Awards, dated as of December 24, 2007, by and between Capital Trust, Inc. and Thomas C. Ruffing (filed as Exhibit 10.33 to Capital Trust, Inc.’s Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference).

+10.7	Capital Trust, Inc. 2011 Long Term Incentive Plan (filed as Exhibit 10.1 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788), which was filed with the Commission on June 28, 2011 and incorporated by reference herein).

Exhibit Number	Description

+10.8	Summary of Non-Employee Director Compensation (filed as Exhibit 10.51 to Capital Trust, Inc.’s Annual Report on Form 10-K (File No. 1-14788) filed on February 28, 2007 and incorporated herein by reference).

10.9	Agreement of Lease dated as of May 3, 2000, between 410 Park Avenue Associates, L.P., owner, and Capital Trust, Inc., tenant (filed as Exhibit 10.11 to Capital Trust, Inc.’s Annual Report on Form 10-K (File No. 1-14788) filed on April 2, 2001 and incorporated herein by reference).

10.10	Additional Space, Lease Extension and First Lease Modification Agreement, dated as of May 23, 2007, by and between 410 Park Avenue Associates, L.P. and Capital Trust, Inc. (filed as Exhibit 10.74 to Capital Trust, Inc.’s Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference).

10.11	Registration Rights Agreement, dated as of July 28, 1998, among Capital Trust, Vornado Realty L.P., EOP Limited Partnership, Mellon Bank N.A., as trustee for General Motors Hourly-Rate Employees Pension Trust, and Mellon Bank N.A., as trustee for General Motors Salaried Employees Pension Trust (filed as Exhibit 10.2 to Capital Trust’s Current Report on Form 8-K (File No. 1-8063) filed on August 6, 1998 and incorporated herein by reference).

10.12	Registration Rights Agreement, dated as of February 7, 2003, by and between Capital Trust, Inc. and Stichting Pensioenfonds ABP (filed as Exhibit 10.24 to Capital Trust, Inc.’s Annual Report on Form 10-K (File No. 1-14788) filed on March 28, 2003 and incorporated herein by reference).

10.13	Registration Rights Agreement, dated as of June 18, 2003, by and among Capital Trust, Inc. and the parties named therein (filed as Exhibit 10.2 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 12, 2004 and incorporated herein by reference).

10.14	Securities Purchase Agreement, dated as of May 11, 2004, by and among Capital Trust, Inc. W. R. Berkley Corporation and certain shareholders of Capital Trust, Inc. (filed as Exhibit 10.1 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on October 10, 2010 and incorporated herein by reference).

10.15	Registration Rights Agreement dated as of May 11, 2004, by and among Capital Trust, Inc. and W. R. Berkley Corporation (filed as Exhibit 10.2 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on May 11, 2004 and incorporated herein by reference).

10.16	Investment Management Agreement, dated as of November 9, 2006, by and between Berkley Insurance Company and CT High Grade Mezzanine Manager, LLC (filed as Exhibit 10.48 to Capital Trust, Inc.’s Annual Report on Form 10-K (File No. 1-14788) filed on February 28, 2007 and incorporated herein by reference).

10.17	Investment Management Agreement, dated as of November 9, 2006, by and between Berkley Regional Insurance Company and CT High Grade Mezzanine Manager, LLC (filed as Exhibit 10.49 to Capital Trust, Inc.’s Annual Report on Form 10-K (File No. 1-14788) filed on February 28, 2007 and incorporated herein by reference).

10.18	Investment Management Agreement, dated as of November 9, 2006, by and between Admiral Insurance Company and CT High Grade Mezzanine Manager, LLC (filed as Exhibit 10.50 to Capital Trust, Inc.’s Annual Report on Form 10-K (File No. 1-14788) filed on February 28, 2007 and incorporated herein by reference).

10.19	Warrant to Purchase Shares of Class A Common Stock of Capital Trust, Inc. issued by Capital Trust, Inc. to JPMorgan Chase Funding, Inc., dated March 16, 2009.

10.20	Warrant to Purchase Shares of Class A Common Stock of Capital Trust, Inc. issued by Capital Trust, Inc. to Morgan Stanley Asset Funding, Inc., dated March 16, 2009.

Exhibit Number	Description

10.21	Warrant to Purchase Shares of Class A Common Stock of Capital Trust, Inc. issued by Capital Trust, Inc. to Citigroup Financial Products, Inc., dated March 16, 2009.

*10.22	Contribution Agreement, dated as of March 31, 2011, by and among Capital Trust, Inc., CT Legacy Holdings, LLC and CT Legacy REIT Mezz Borrower, Inc. (filed as Exhibit 10.1 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

*10.23	Mezzanine Loan Agreement, dated as of March 31, 2011, between CT Legacy REIT Mezz Borrower, Inc. and Five Mile Capital II CT Mezz SPE LLC (filed as Exhibit 10.2 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.24	Pledge and Security Agreement, dated as of March 31, 2011, by CT Legacy REIT Mezz Borrower, Inc. in favor of Five Mile Capital II CT Mezz SPE LLC (filed as Exhibit 10.3 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.25	Guaranty, dated as of March 31, 2011, by Capital Trust, Inc. for the benefit of Five Mile Capital II CT Mezz SPE LLC (filed as Exhibit 10.4 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

*10.26	Contribution Agreement, dated as of March 31, 2011, by and among Five Mile Capital II CT Mezz SPE LLC, Five Mile Capital II CT Equity SPE LLC and CT Legacy REIT Mezz Borrower, Inc. (filed as Exhibit 10.5 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

*10.27	Contribution Agreement, dated as of March 31, 2011, by and among CT Legacy Holdings, LLC, Five Mile Capital II CT Equity SPE LLC and CT Legacy REIT Holdings, LLC (filed as Exhibit 10.6 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.28.a	Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of BNP Paribas, dated as of March 31, 2011 (filed as Exhibit 10.7.a to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.28.b	Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of Deutsche Bank Trust Company Americas, dated as of March 31, 2011 (filed as Exhibit 10.7.b to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.28.c	Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of JPMorgan Chase Bank, N.A., dated as of March 31, 2011 (filed as Exhibit 10.7.c to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.28.d	Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of Morgan Stanley & Co. Incorporated, dated as of March 31, 2011 (filed as Exhibit 10.7.d to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.28.e	Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of Wells Fargo Bank, N.A., dated as of March 31, 2011 (filed as Exhibit 10.7.e to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

Exhibit Number	Description

10.28.f	Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of WestLB CapTrust Holding LLC, dated as of March 31, 2011 (filed as Exhibit 10.7.f to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.29.a	Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Embassy & Co., dated as of March 31, 2011 (filed as Exhibit 10.8.a to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.29.b	Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Hare & Co., dated as of March 31, 2011 (filed as Exhibit 10.8.b to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.29.c	Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of JSN Restructure Vehicle 1 Ltd., dated as of March 31, 2011 (filed as Exhibit 10.8.c to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.29.d	Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of JSN Restructure Vehicle 1 Ltd., dated as of March 31, 2011 (filed as Exhibit 10.8.d to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.29.e	Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Hare & Co., dated as of March 31, 2011 (filed as Exhibit 10.8.e to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.29.f	Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Talon Total Return Partners LP, dated as of March 31, 2011 (filed as Exhibit 10.8.f to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.29.g	Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Talon Total Return QP Partners LP, dated as of March 31, 2011 (filed as Exhibit 10.8.g to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.29.h	Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of HFR RVA Opal Master Trust, dated as of March 31, 2011 (filed as Exhibit 10.8.h to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.29.i	Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of GPC 69, LLC, dated as of March 31, 2011(filed as Exhibit 10.8.i to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.29.j	Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Stifel Nicolaus as custodian for Paul F. Strebel IRA, dated as of March 31, 2011(filed as Exhibit 10.8.j to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

*10.30	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011, between CT Legacy MS SPV, LLC, CT XLC Holding, LLC, Bellevue C2 Holdings, LLC and CNL Hotel JV, LLC and Morgan Stanley Asset Funding Inc. . (filed as Exhibit 10.11 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

Exhibit Number	Description

*10.31	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011, between CT Legacy Citi SPV, LLC and Citigroup Financial Products Inc. and Citigroup Global Markets Inc. .. (filed as Exhibit 10.12 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

*10.32	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011, between CT Legacy JPM SPV, LLC and JPMorgan Chase Bank, N.A. (filed as Exhibit 10.9 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

•*10.33	Joinder No. 1 and Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated as of September 30, 2011, by and among CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC, CT Legacy Asset, LLC and JPMorgan Chase Bank, N.A,

•*10.34	Amendment No. 2 to Amended and Restated Master Repurchase Agreement, dated as of December 29, 2011, by and among CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC, CT Legacy Asset, LLC and JPMorgan Chase Bank, N.A.

•*10.35	Joinder No. 2 and Amendment No. 3 to Amended and Restated Master Repurchase Agreement, dated as of February 10, 2012, by and among CT Legacy Asset, LLC, CT XLC Holding, LLC, Bellevue C2 Holdings, LLC, CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC and JPMorgan Chase Bank, National Association

*10.36	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011, between CT Legacy JPM SPV, LLC and JPMorgan Chase Funding Inc. (filed as Exhibit 10.10 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

•*10.37	Joinder No. 1 and Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated as of December 29, 2011, by and among CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC, CT Legacy Asset, LLC and JPMorgan Chase Funding Inc.

•10.38	Amendment No. 2 to Amended and Restated Master Repurchase Agreement, dated as of February 10, 2012, by and among CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC, CT Legacy Asset, LLC and JPMorgan Chase Funding, Inc.

*10.39	Exchange Agreement, dated as of March 31, 2011, by and among Capital Trust, Inc., CT Legacy Holdings, LLC, CT Legacy Series 1 Note Issuer, LLC, CT Legacy REIT Holdings, LLC, WestLB AG, New York Branch, as administrative agent, and each of WestLB AG, New York Branch, BNP Paribas, Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, N.A. (filed as Exhibit 10.13 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

*10.40	Contribution and Exchange Agreement, dated as of March 31, 2011, by and among Capital Trust, Inc., CT Legacy Holdings, LLC, CT Legacy Series 2 Note Issuer, LLC, CT Legacy REIT Mezz Borrower, Inc., JSN Restructure Vehicle 1, Ltd. and each of Taberna Preferred Funding VIII, Ltd. and Taberna Preferred Funding IX, Ltd. (filed as Exhibit 10.14 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

10.41	Supplemental Indenture, dated as of March 31, 2011, between Capital Trust, Inc. and The Bank of New York Mellon Trust Company, National Association, as Trustee (filed as Exhibit 10.15 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

Exhibit Number	Description

*10.42	Redemption Agreement, dated as of March 31, 2011, by and among Capital Trust, Inc., CT Legacy Holdings, LLC, CT Legacy REIT Mezz Borrower, Inc., CT Legacy Series 2 Note Issuer, LLC and Taberna Preferred Funding V, Ltd. (filed as Exhibit 10.16 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

*10.43	Redemption Agreement, dated as of March 31, 2011, by and among Capital Trust, Inc., CT Legacy Holdings, LLC, CT Legacy REIT Mezz Borrower, Inc., CT Legacy Series 2 Note Issuer, LLC and Taberna Preferred Funding VI, Ltd. (filed as Exhibit 10.17 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

*10.44	Exchange Agreement, dated as of March 31, 2011, by and between CT Legacy Holdings, LLC and CT Legacy Series 1 Note Issuer, LLC (filed as Exhibit 10.18 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

*10.45	Exchange Agreement, dated as of March 31, 2011, by and between CT Legacy Holdings, LLC and CT Legacy Series 2 Note Issuer, LLC (filed as Exhibit 10.19 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

*10.46	Exchange Agreement, dated as of March 31, 2011, by and among Capital Trust, Inc., CT Legacy Holdings, LLC, CT Legacy Series 2 Note Issuer, LLC, CT Legacy REIT Mezz Borrower, Inc., and each of Kodiak CDO II, Ltd., Talon Total Return QP Partners LP, Talon Total Return Partners LP, GPC 69, LLC, HFR RVA Opal Master Trust and Paul Strebel (filed as Exhibit 10.20 to Capital Trust, Inc.’s Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated by reference herein).

11.1	Statements regarding Computation of Earnings per Share (Data required by Statement of Financial Accounting Standard No. 128, Earnings per Share, is provided in Note 12 to the consolidated financial statements contained in this report).

14.1	Capital Trust, Inc. Code of Business Conduct and Ethics (filed as Exhibit 14.1 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on February 10, 2012 and incorporated herein by reference).

•21.1	Subsidiaries of Capital Trust, Inc.

•23.1	Consent of Ernst & Young LLP

•31.1	Certification of Chief Executive Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

•31.2	Certification of Chief Financial Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

•32.1	Certification of Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

•32.2	Certification of Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

++101.INS	XBRL Instance Document

++101.SCH	XBRL Taxonomy Extension Schema Document

Exhibit Number	Description

++101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

++101.LAB	XBRL Taxonomy Extension Label Linkbase Document

++101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

++101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

+	Represents a management contract or compensatory plan or arrangement.

•	Filed herewith.
*	Portions of this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.
++	Attached as Exhibit 101 to this Annual Report on Form 10-K are the following materials, formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Balance Sheets as of December 31, 2011 and 2010; (ii) the Consolidated Statements of Operations for the years ended December 31, 2011, 2010, and 2009; (iii) the Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2011, 2010, and 2009; (iv) the Consolidated Statements of Changes in Equity (Deficit) for the years ended December 31, 2011, 2010, and 2009; (v) the Consolidated Statements of Cash Flows for the years ended December 31, 2011, 2010, and 2009; and (v) Notes to Consolidated Financial Statements tagged as blocks of text.
Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not “filed” or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act, is deemed not “filed” for purposes of Section 18 of the Exchange Act, and otherwise is not subject to liability under these sections.

SIGNATURES

Pursuant to the requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 14, 2012	/s/ Stephen D. Plavin
Date	Stephen D. Plavin
Chief Executive Officer (Principal executive officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

February 14, 2012	/s/ Samuel Zell
Date	Samuel Zell
Chairman of the Board of Directors

February 14, 2012	/s/ Stephen D. Plavin
Date	Stephen D. Plavin
Chief Executive Officer and Director (Principal executive officer)

February 14, 2012	/s/ Geoffrey G. Jervis
Date	Geoffrey G. Jervis
Chief Financial Officer (Principal financial officer and Principal accounting officer)

February 14, 2012	/s/ Thomas E. Dobrowski
Date	Thomas E. Dobrowski, Director

February 14, 2012	/s/ Martin L. Edelman
Date	Martin L. Edelman, Director

February 14, 2012	/s/ Edward S. Hyman
Date	Edward S. Hyman, Director

February 14, 2012	/s/ Henry N. Nassau
Date	Henry N. Nassau, Director

February 14, 2012	/s/ Joshua A. Polan
Date	Joshua A. Polan, Director

February 14, 2012	/s/ Lynne B. Sagalyn
Date	Lynne B. Sagalyn, Director

Schedules other than those listed are omitted as they are not applicable or the required or equivalent information has been included in the consolidated financial statements or notes thereto.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER

FINANCIAL REPORTING

Management is responsible for establishing and maintaining adequate internal control over financial reporting, and for performing an assessment of the effectiveness of internal control over financial reporting as of December 31, 2011. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s system of internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

Management performed an assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011 based upon criteria in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on our assessment, management determined that the Company’s internal control over financial reporting was effective as of December 31, 2011 based on the criteria in Internal Control-Integrated Framework issued by COSO.

The effectiveness of the Company’s internal control over financial reporting as of December 31, 2011 has been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report which appears herein.

Dated: February 14, 2012

/s/ Stephen D. Plavin	/s/ Geoffrey G. Jervis
Stephen D. Plavin	Geoffrey G. Jervis
Chief Executive Officer	Chief Financial Officer

MANAGEMENT’S RESPONSIBILITY FOR FINANCIAL

STATEMENTS

Capital Trust, Inc.’s management is responsible for the integrity and objectivity of all financial information included in this Annual Report. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements include amounts that are based on the best estimates and judgments of management. All financial information in this Annual Report is consistent with that in the consolidated financial statements.

Ernst & Young LLP, an independent registered public accounting firm, has audited these consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and has expressed herein their unqualified opinion on those financial statements.

The Audit Committee of the Board of Directors, which oversees Capital Trust, Inc.’s financial reporting process on behalf of the Board of Directors, is composed entirely of independent directors (as defined by the New York Stock Exchange). The Audit Committee meets periodically with management, the independent accountants, and the internal auditors to review matters relating to the Company’s financial statements and financial reporting process, annual financial statement audit, engagement of independent accountants, internal audit function, system of internal controls, and legal compliance and ethics programs as established by Capital Trust, Inc.’s management and the Board of Directors. The internal auditors and the independent accountants periodically meet alone with the Audit Committee and have access to the Audit Committee at any time.

Dated: February 14, 2012

/s/ Stephen D. Plavin	/s/ Geoffrey G. Jervis
Stephen D. Plavin	Geoffrey G. Jervis
Chief Executive Officer	Chief Financial Officer

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Capital Trust, Inc.

We have audited Capital Trust, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Capital Trust, Inc. and Subsidiaries’ management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Capital Trust, Inc. and Subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Capital Trust, Inc. and Subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income (loss), changes in equity (deficit), and cash flows for each of the three years in the period ended December 31, 2011 of Capital Trust, Inc. and Subsidiaries and our report dated February 14, 2012 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

New York, NY

February 14, 2012

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Capital Trust, Inc.

We have audited the accompanying consolidated balance sheets of Capital Trust, Inc. and Subsidiaries (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income (loss), changes in equity (deficit), and cash flows for each of the three years in the period ended December 31, 2011. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2011 and 2010, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, the Company changed its criteria for consolidation with the adoption of FASB Accounting Standards Codification Topic 810, Consolidation, effective January 1, 2010.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 14, 2012 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

New York, New York

February 14, 2012

Capital Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2011 and 2010

(in thousands, except per share data)

	December 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$34,818	$24,449
Securities held-to-maturity	—	3,455
Loans receivable, net	19,282	606,318
Loans held-for-sale, net	—	5,750
Equity investments in unconsolidated subsidiaries	10,399	8,932
Accrued interest receivable	—	2,392
Deferred income taxes	1,268	658
Prepaid expenses and other assets	4,533	9,952

Subtotal	70,300	661,906

Assets of Consolidated Variable Interest Entities (“VIEs”)

CT Legacy REIT, Excluding Securitization Vehicles
Restricted cash	12,985	—
Securities held-to-maturity	2,602	—
Loans receivable, net	206,514	—
Loans held-for-sale, net	30,875	—
Accrued interest receivable and other assets	2,119	—

Subtotal	255,095	—

Securitization Vehicles
Securities held-to-maturity	358,972	504,323
Loans receivable, net	612,598	2,891,379
Real estate held-for-sale	10,342	8,055
Accrued interest receivable and other assets	59,009	55,027

Subtotal	1,040,921	3,458,784

Total assets	$1,366,316	$4,120,690

See accompanying notes to consolidated financial statements.

Capital Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2011 and 2010

(in thousands, except per share data)

	December 31, 2011	December 31, 2010
Liabilities & Equity (Deficit)
Liabilities:
Accounts payable and accrued expenses	$8,075	$6,726
Repurchase obligations	—	372,582
Senior credit facility	—	98,124
Junior subordinated notes	—	132,190
Secured notes	7,847	—
Participations sold	19,282	259,304
Interest rate hedge liabilities	—	8,451

Subtotal	35,204	877,377

Non-Recourse Liabilities of Consolidated VIEs
CT Legacy REIT, Excluding Securitization Vehicles
Accounts payable and accrued expenses	743	—
Repurchase obligations	58,464	—
Mezzanine loan, net of unamortized discount	55,111	—
Participations sold	97,465	—
Interest rate hedge liabilities	8,817	—

Subtotal	220,600	—

Securitization Vehicles
Accounts payable and accrued expenses	3,102	3,809
Securitized debt obligations	1,211,407	3,621,229
Interest rate hedge liabilities	24,942	29,462

Subtotal	1,239,451	3,654,500

Total liabilities	1,495,255	4,531,877

Commitments and contingencies	—	—
Equity (deficit):
Class A common stock, $0.01 par value, 100,000 shares authorized, 21,967 and 21,917 shares issued and outstanding as of December 31, 2011 and 2010, respectively (“class A common stock”)	220	219
Restricted class A common stock, $0.01 par value, 244 and 33 shares issued and outstanding as of December 31, 2011 and 2010, respectively (“restricted class A common stock” and together with class A common stock, “common stock”)	2	—
Additional paid-in capital	597,049	559,411
Accumulated other comprehensive loss	(40,584)	(50,462)
Accumulated deficit	(667,111)	(920,355)

Total Capital Trust, Inc. shareholders’ deficit	(110,424)	(411,187)
Noncontrolling interests	(18,515)	—

Total deficit	(128,939)	(411,187)

Total liabilities and equity (deficit)	$1,366,316	$4,120,690

See accompanying notes to consolidated financial statements.

Capital Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31, 2011, 2010, and 2009

(in thousands, except share and per share data)

	2011	2010	2009
Income from loans and other investments:
Interest and related income	$117,162	$158,794	$121,971
Less: Interest and related expenses	96,974	123,963	79,794

Income from loans and other investments, net	20,188	34,831	42,177
Other revenues:
Management fees from affiliates	6,618	7,808	11,743
Incentive management fees from affiliates	—	733	—
Servicing fees	8,497	6,404	1,679

Total other revenues	15,115	14,945	13,422
Other expenses:
General and administrative	23,867	18,799	22,173

Total other expenses	23,867	18,799	22,173
Total other-than-temporary impairments of securities	(49,309)	(77,960)	(123,894)
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	1,243	9,594	14,256
Impairment of goodwill	—	—	(2,235)
Impairment of real estate held-for-sale	(1,055)	(4,000)	(2,233)

Net impairments recognized in earnings	(49,121)	(72,366)	(114,106)
Recovery of (provision for) loan losses	19,326	(146,478)	(482,352)
Valuation allowance on loans held-for-sale	(1,456)	(2,119)	—
Gain on extinguishment of debt	271,031	3,134	—
Loss on sale of investments	—	—	(10,363)
Income (loss) from equity investments	3,649	3,608	(3,736)

Income (loss) before income taxes	254,865	(183,244)	(577,131)
Income tax provision (benefit)	2,546	2,100	(694)

Net income (loss)	$252,319	$(185,344)	$(576,437)

Add: Net loss attributable to noncontrolling interests	5,823	—	—

Net income (loss) attributable to Capital Trust, Inc.	$258,142	$(185,344)	$(576,437)

Per share information:
Net income (loss) per share of common stock:
Basic	$11.39	$(8.28)	$(25.76)

Diluted	$10.78	$(8.28)	$(25.76)

Weighted average shares of common stock outstanding:
Basic	22,660,429	22,371,264	22,378,868

Diluted	23,950,425	22,371,264	22,378,868

See accompanying notes to consolidated financial statements.

Capital Trust, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

For the Years Ended December 31, 2011, 2010, and 2009

(in thousands)

	2011	2010	2009
Net income (loss)	$252,319	$(185,344)	$(576,437)
Other comprehensive income (loss):
Unrealized gain (loss) on derivative financial instruments	5,453	(6,964)	17,024
Loss on interest rate swaps no longer designated as cash flow hedges	5,038	—	—
Amortization of unrealized gains and losses on securities	(908)	(1,489)	(1,031)
Amortization of deferred gains and losses on settlement of swaps	(109)	(98)	(95)
Other-than-temporary impairments of securities related to fair value adjustments in excess of expected credit losses, net of amortization	(326)	(6,576)	(11,781)

Other comprehensive income (loss)	9,148	(15,127)	4,117

Comprehensive income (loss)	$261,467	$(200,471)	$(572,320)

Add: Comprehensive loss attributable to noncontrolling interests	6,015	—	—

Comprehensive income (loss) attributable to Capital Trust, Inc.	$267,482	$(200,471)	$(572,320)

See accompanying notes to consolidated financial statements.

Capital Trust, Inc. and Subsidiaries

Consolidated Statements of Changes in Equity (Deficit)

For the Years Ended December 31, 2011, 2010 and 2009

(in thousands)

	Class A Common Stock	Restricted Class A Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Capital Trust, Inc. Shareholders’ Deficit	Noncontrolling Interests	Total
Balance at December 31, 2008	$217	$3	$557,435	$(41,009)	$(115,202)	$401,444	$—	$401,444
Net income (loss)	—	—	—	—	(576,437)	(576,437)	—	(576,437)
Other comprehensive income (loss)	—	—	—	4,117	—	4,117	—	4,117
Cumulative effect of change in accounting principle	—	—	—	(2,243)	2,243	—	—	—
Issuance of warrants in conjunction with debt restructuring	—	—	940	—	—	940	—	940
Restricted class A common stock earned, net of shares deferred	1	(2)	245	—	—	244	—	244
Deferred directors’ compensation	—	—	525	—	—	525	—	525

Balance at December 31, 2009	$218	$1	$559,145	$(39,135)	$(689,396)	$(169,167)	$—	$(169,167)

Net income (loss)	—	—	—	—	(185,344)	(185,344)	—	(185,344)
Other comprehensive income (loss)	—	—	—	(15,127)	—	(15,127)	—	(15,127)
Cumulative effect of change in accounting principle	—	—	—	3,800	(45,615)	(41,815)	—	(41,815)
Restricted class A common stock earned, net of shares deferred	1	(1)	69	—	—	69	—	69
Deferred directors’ compensation	—	—	197	—	—	197	—	197

Balance at December 31, 2010	$219	$—	$559,411	$(50,462)	$(920,355)	$(411,187)	$—	$(411,187)

Net income (loss)	—	—	—	—	258,142	258,142	(5,823)	252,319
Other comprehensive income (loss)	—	—	—	9,340	—	9,340	(192)	9,148
Allocation to noncontrolling interests	—	—	37,156	—	—	37,156	(12,623)	24,533
Purchase of noncontrolling interests	—	—	(142)	—	—	(142)	—	(142)
Contributions from noncontrolling interests	—	—	—	—	—	—	125	125
Distributions to noncontrolling interests	—	—	—	—	—	—	(2)	(2)
Consolidation of additional securitization vehicles	—	—	—	538	(4,898)	(4,360)	—	(4,360)
Restricted class A common stock earned, net of shares deferred	1	2	418	—	—	421	—	421
Deferred directors’ compensation	—	—	206	—	—	206	—	206

Balance at December 31, 2011	$220	$2	$597,049	$(40,584)	$(667,111)	$(110,424)	$(18,515)	$(128,939)

See accompanying notes to consolidated financial statements.

Capital Trust, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2011, 2010 and 2009

(in thousands)

	2011	2010	2009
Cash flows from operating activities:
Net income (loss)	$252,319	$(185,344)	$(576,437)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net impairments recognized in earnings	49,121	72,366	114,106
(Recovery of) provision for loan losses	(19,326)	146,478	482,352
Valuation allowance on loans held-for-sale	1,456	2,119	—
Gain on extinguishment of debt	(271,031)	(3,134)	—
Loss on sale of investments	—	—	10,363
(Income) loss from equity investments	(3,649)	(3,608)	3,736
Distributions of income from unconsolidated subsidiaries	1,898	60	—
Employee stock-based compensation	505	138	293
Incentive awards plan expense	3,054	—	—
Deferred directors’ compensation	206	197	525
Amortization of premiums/discounts on loans and securities and deferred interest on loans	(1,872)	(4,842)	(6,172)
Amortization of deferred gains and losses on settlement of swaps	(109)	(98)	(95)
Amortization of deferred financing costs and premiums/discounts on debt obligations	11,984	7,414	7,121
Deferred interest on senior credit facility	—	3,935	2,938
Loss on interest rate swaps not designated as cash flow hedges	6,336	—	—
Changes in assets and liabilities, net:
Accrued interest receivable	2,475	782	1,587
Deferred income taxes	(611)	1,374	(326)
Prepaid expenses and other assets	(1,813)	(74)	1,264
Accounts payable and accrued expenses	(2,059)	(1,326)	(1,502)

Net cash provided by operating activities	28,071	36,437	39,753

Cash flows from investing activities:
Principal collections and proceeds from securities	94,407	55,864	17,533
Add-on fundings under existing loan commitments	—	(1,642)	(7,698)
Distributions from equity investments	4,345	—	—
Principal collections of loans receivable	2,001,604	252,379	96,453
Proceeds from disposition of loans	5,750	25,298	12,000
Proceeds from operation/disposition of real estate held-for-sale	—	—	7,665
Contributions to unconsolidated subsidiaries	(3,413)	(5,232)	(3,704)
Return of capital distributions from unconsolidated subsidiaries	3,697	2,200	—
Increase in restricted cash	(12,985)	—	—

Net cash provided by investing activities	2,094,218	328,867	122,249

Cash flows from financing activities:
Decrease in restricted cash	—	—	18,666
Repayments under repurchase obligations	(314,215)	(78,025)	(135,523)
Repayments under senior credit facility	(22,932)	(5,000)	(3,750)
Repayment of junior subordinated notes	(4,640)	—
Borrowing under mezzanine loan	83,000	—	—
Repayments under mezzanine loan	(20,000)	—	—
Repayment of securitized debt obligations	(1,821,498)	(285,784)	(58,816)
Payment of financing costs	(11,126)	—	(7)
Contributions from noncontrolling interests	125	—	—
Purchase of and distributions to noncontrolling interests	(144)	—	—
Purchase of secured notes	(405)	—	—
Vesting of restricted Class A common stock	(85)	—	—

Net cash used in financing activities	(2,111,920)	(368,809)	(179,430)

Net increase (decrease) in cash and cash equivalents	$10,369	$(3,505)	$(17,428)
Cash and cash equivalents at beginning of period	24,449	27,954	45,382

Cash and cash equivalents at end of period	$34,818	$24,449	$27,954

See accompanying notes to consolidated financial statements.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Organization

References herein to “we,” “us” or “our” refer to Capital Trust, Inc. and its subsidiaries unless the context specifically requires otherwise.

We are a fully integrated, self-managed, real estate finance and investment management company that specializes in credit sensitive financial products. To date, our investment programs have focused on loans and securities backed by commercial real estate assets. We invest for our own account directly on our balance sheet and for third parties through a series of investment management vehicles. Our business model is designed to produce a mix of net interest margin from our balance sheet investments, and fee income and co-investment income from our investment management vehicles. In managing our operations, we focus on originating investments, managing our portfolios and capitalizing our businesses. From the inception of our finance business in 1997 through December 31, 2011, we have completed approximately $12.0 billion of commercial real estate debt investments. We conduct our operations as a real estate investment trust, or REIT, for federal income tax purposes. We are traded on the New York Stock Exchange, or NYSE, under the symbol “CT”, and are headquartered in New York City.

March 2011 Restructuring

On March 31, 2011, we restructured, amended, or extinguished all of our outstanding recourse debt obligations, which we refer to as our March 2011 restructuring. Our March 2011 restructuring involved: (i) the contribution of certain of our legacy assets to a newly formed subsidiary, CT Legacy REIT Mezz Borrower, Inc., or CT Legacy REIT, (ii) the assumption of our legacy repurchase obligations by CT Legacy REIT, and (iii) the extinguishment of the remainder of our recourse obligations, our senior credit facility and junior subordinated notes. The restructuring was financed with a new $83.0 million mezzanine loan obtained by CT Legacy REIT from an affiliate of Five Mile Capital Partners LLC, or Five Mile, and the issuance of equity interests in the common stock of CT Legacy REIT to the former lenders under our senior credit facility and our former junior subordinated noteholders, as well as to an affiliate of Five Mile.

Capital Trust, Inc.

Following the completion of our March 2011 restructuring, we no longer have any recourse debt obligations, and retain unencumbered ownership of 100% of (i) our investment management platform, CT Investment Management Co., LLC, (ii) our co-investment in CT Opportunity Partners I, LP, (iii) our residual ownership interests in three of the CDOs that we issued, CT CDOs I, II, and IV, and (iv) our tax-basis net operating losses. Furthermore, we have a 52% equity interest in the common stock of CT Legacy REIT. Our economic interest in CT Legacy REIT is, however, subject to (i) the secured notes, which are non-recourse obligations that are collateralized by certain of our retained equity interests in the common stock of CT Legacy REIT, (ii) incentive awards that provide for the participation in our retained equity interests in CT Legacy REIT, and (iii) the subordinate class B common stock of CT Legacy REIT owned by our former junior subordinate noteholders. See below for further discussion of the secured notes, management incentive awards plan, and class B common stock.

In addition to our interest in the common stock of CT Legacy REIT, we also own 100% of its outstanding class A preferred stock. The class A preferred stock initially entitles us to cumulative preferred dividends of $7.5 million per annum, which dividends will be reduced in January 2013 to the greater of (i) 2.5% of CT Legacy REIT’s assets, and (ii) $1.0 million per annum.

CT Legacy REIT

In connection with the restructuring, we transferred substantially all of our directly held interest earning assets to CT Legacy REIT. The transferred assets included: (i) all of the loans and securities which serve as collateral for

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

the legacy repurchase obligations, except for certain subordinate interests in CT CDOs I and II, (ii) our subordinate interests in CT CDO III, and (iii) 100% of our previously unencumbered loans and securities, which we collectively refer to as our Legacy Assets.

CT Legacy REIT, which is expected to be taxed as a REIT in 2011, is beneficially owned 52% by us, 24% by an affiliate of Five Mile, and 24% by the former lenders under our senior credit facility. In addition, the former holders of our junior subordinated notes received class B common stock, a subordinate class of common stock of CT Legacy REIT, which is described below. Capital Trust, Inc. will manage CT Legacy REIT and the Legacy Assets as a liquidating portfolio.

Subsequent to the March 31, 2011 restructuring, the CT Legacy REIT portfolio received repayments of $269.6 million, including full loan satisfactions of $266.4 million and partial repayments of $3.2 million, which repayments represented approximately 54% of the initial net book value of the CT Legacy REIT portfolio.

Mezzanine Loan

CT Legacy REIT entered into an $83.0 million mezzanine loan (which was subsequently reduced to $65.3 million, including deferred interest, as of December 31, 2011) that carries a 15.0% per annum interest rate, of which 7.0% per annum may be deferred, and that matures on March 31, 2016. The mezzanine loan is not recourse to Capital Trust, Inc. except for certain limited non-recourse, “bad boy” carve outs. Proceeds from the mezzanine loan were used to (i) extinguish the senior credit facility, (ii) extinguish the junior subordinated notes, (iii) provide for cash paydowns of the repurchase obligations, (iv) pay transaction expenses, and (v) establish liquidity reserves at CT Legacy REIT.

The mezzanine loan is collateralized by 100% of the equity interests in a subsidiary of CT Legacy REIT, which in-turn owns all of our Legacy Assets, subject in part to the repurchase obligations. Five Mile has consent rights with respect to material actions on the Legacy Assets such as material modifications, sales, and/or the pursuit of certain remedies with regard to the Legacy Assets. The mezzanine loan also contains covenants that (i) prohibit CT Legacy REIT from paying common stock cash dividends until the mezzanine loan has been repaid, (ii) prohibit us from selling or otherwise transferring our equity interests in CT Legacy REIT, and (iii) require the continued employment of certain key employees.

During the second quarter of 2011, $20.0 million of the mezzanine loan was repaid using proceeds from the satisfaction of former repurchase facility collateral assets. As further described below, during the second quarter of 2011, the Morgan Stanley and Citigroup repurchase obligations were terminated and the remaining collateral thereunder was released.

In addition, as discussed above, an affiliate of Five Mile acquired a 24% equity interest in the common stock of CT Legacy REIT in conjunction with the making of the mezzanine loan.

Repurchase Obligations

Our $339.6 million of legacy repurchase obligations (which were subsequently reduced to $58.5 million as of December 31, 2011) with JPMorgan, Morgan Stanley and Citigroup were assumed by wholly-owned subsidiaries of CT Legacy REIT, and the recourse to Capital Trust, Inc. was eliminated. In addition, the facilities were amended with the following terms:

•	Each of the repurchase lenders received cash paydowns equal to 10% of their then outstanding balances, in the aggregate $33.9 million.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

•

Except for certain key man provisions, all restrictive covenants governing the operations of Capital Trust, Inc. were eliminated, including covenants restricting employee compensation, dividend payments, and new balance sheet investments.

•	Net interest margin sweep and periodic amortization provisions were eliminated.

•	All forms of margin call or similar requirements under the facilities were eliminated.

•

Maturity dates were extended to December 15, 2014 in the case of JPMorgan, January 31, 2013 in the case of Morgan Stanley, and March 31, 2013 in the case of Citigroup, subject in all three cases to periodic required repayment thresholds.

•

Interest rates were increased to LIBOR + 2.50% per annum in the cases of JPMorgan and Morgan Stanley, and LIBOR + 1.50% per annum in the case of Citigroup, subject in all three cases to periodic rate increases over the term of each respective facility.

Subsequent to the March 31, 2011 restructuring, $246.3 million of the legacy repurchase obligations were repaid, including the full repayment and termination of the Morgan Stanley and Citigroup facilities and a release of the remaining collateral thereunder, as well as a $115.1 million repayment of the JPMorgan facility.

Senior Credit Facility

Our $98.1 million senior credit facility was fully satisfied and all collateral for the senior credit facility was released in exchange for (i) a cash payment of $22.9 million, (ii) a 24% equity interest in the common stock of CT Legacy REIT, and (iii) $2.8 million of secured notes, as further discussed below.

Junior Subordinated Notes

Our $143.8 million of junior subordinated notes were fully satisfied in exchange for (i) a cash payment of $4.6 million, (ii) 100% of the subordinate class B common stock of CT Legacy REIT, as further described below, and (iii) $5.0 million of secured notes, as further discussed below. The subordinate class B common stock is a subordinate class that entitles its holders to receive approximately 25% of the dividends that would otherwise be payable to us on certain of our equity interest in the common stock of CT Legacy REIT, after aggregate cash distributions of $50.0 million have been paid to all other classes of common stock.

In April 2011, we purchased 118,651 shares of class B common stock of CT Legacy REIT for an average price of $1.20 per share.

Secured Notes

In conjunction with our March 2011 restructuring and the corresponding satisfaction of our senior credit facility and junior subordinated notes, wholly-owned subsidiaries issued secured notes to these former creditors, which secured notes are non-recourse to us. The secured notes had an aggregate initial face balance of $7.8 million and are secured by 93.5% of our equity interests in the class A-1 and class A-2 common stock of CT Legacy REIT, which represents 48.3% of the total outstanding class A-1 and class A-2 common stock of CT Legacy REIT. The secured notes mature on March 31, 2016 and bear interest at a rate of 8.2% per annum, which interest may be deferred until maturity. All dividends we receive from our equity interests in the common stock of CT Legacy REIT which serve as collateral under the secured notes must be used to pay, or prepay, interest and principal due thereunder, and only after the notes’ full satisfaction will we receive any cash flow from the common equity interests in CT Legacy REIT that serve as collateral for the notes. Any prepayment, or partial prepayment, of the remaining secured notes will incur a prepayment premium resulting in a total payment of principal and interest under the secured notes of $11.1 million.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

In April 2011, we purchased $405,000 of the secured notes at par.

Management Incentive Awards Plan

Upon completion of our March 2011 restructuring, we granted senior level employees incentive awards issued under our long term incentive plan that participate in amounts earned from our retained equity interest in CT Legacy REIT. The awards provide payments to certain senior level employees equal to as much as 6.75% of the total recovery (subject to certain caps) of our Legacy Assets, net of CT Legacy REIT’s obligations, when and if distributed to us as dividends.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying financial statements include, on a consolidated basis, our accounts, the accounts of our wholly-owned subsidiaries, and variable interest entities, or VIEs, in which we are the primary beneficiary. All significant intercompany balances and transactions have been eliminated in consolidation.

VIEs are defined as entities in which equity investors (i) do not have the characteristics of a controlling financial interest, and/or (ii) do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The entity that consolidates a VIE is known as its primary beneficiary, and is generally the entity with (i) the power to direct the activities that most significantly impact the VIE’s economic performance, and (ii) the right to receive benefits from the VIE or the obligation to absorb losses of the VIE that could be significant to the VIE.

Our consolidated VIEs include: (i) the CT Legacy REIT, and (ii) ten securitization vehicles, including our four CT CDOs which were sponsored and issued by us, as well as five other, similar, vehicles. See Note 10 and Note 11 for additional information on our investments in VIEs.

Balance Sheet Presentation

Our consolidated balance sheets separately present: (i) our direct assets and liabilities, (ii) the direct assets and liabilities of CT Legacy REIT, and (iii) the assets and liabilities of consolidated securitization vehicles, some of which are subsidiaries of CT Legacy REIT. Assets of all consolidated VIEs can generally only be used to satisfy the obligations of those VIEs, and the liabilities of consolidated VIEs are non-recourse to us.

We have aggregated all the assets and liabilities of the consolidated securitization vehicles due to our determination that these entities are substantively similar and therefore a further disaggregated presentation would not be more meaningful. Similarly, the notes to our consolidated financial statements separately describe (i) our direct assets and liabilities, (ii) the direct assets and liabilities of CT Legacy REIT, and (iii) the assets and liabilities of consolidated securitization vehicles, some of which are subsidiaries of CT Legacy REIT.

Equity Investments in Unconsolidated Subsidiaries

Our co-investment interests in the private equity funds we manage are accounted for using the equity method. These entities’ assets and liabilities are not consolidated into our financial statements due to our determination that (i) these entities are not VIEs, and (ii) the investors have sufficient rights to preclude consolidation by us. As such, we report our allocable percentage of the earnings or losses of these entities on a single line item in our consolidated statements of operations as income from equity investments.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

One such fund, CT Opportunity Partners I, LP, or CTOPI, maintains its financial records at fair value in accordance with GAAP. We have applied such accounting relative to our investment in CTOPI, and include any adjustments to fair value recorded at the fund level in determining the income we record on our equity investment in CTOPI.

Revenue Recognition

Interest income from our loans receivable is recognized over the life of the investment using the effective interest method and is recorded on the accrual basis. Fees, premiums, discounts and direct costs associated with these investments are deferred until the loan is advanced and are then recognized over the term of the loan as an adjustment to yield. For loans where we have unfunded commitments, we amortize these fees and other items on a straight line basis. Fees on commitments that expire unused are recognized at expiration. Income accrual is generally suspended for loans at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, recovery of income and principal becomes doubtful. Income is then recorded on the basis of cash received until accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed.

Interest income from our securities is recognized using a level yield with any purchase premium or discount accreted through income over the life of the security. This yield is calculated using cash flows expected to be collected which are based on a number of assumptions on the underlying loans. Examples include, among other things, the rate and timing of principal payments, including prepayments, repurchases, defaults and liquidations, the pass-through or coupon rate, and interest rates. Additional factors that may affect reported interest income on our securities include interest payment shortfalls due to delinquencies on the underlying mortgage loans and the timing and magnitude of expected credit losses on the mortgage loans underlying the securities. These are impacted by, among other things, the general condition of the real estate market, including competition for tenants and their related credit quality, and changes in market rental rates. These uncertainties and contingencies are difficult to predict and are subject to future events that may alter the assumptions.

Fees from special servicing and asset management services are recorded on an accrual basis as services are rendered under the applicable agreements, and when receipt of fees is reasonably certain. We do not recognize incentive income from our investment management business until contingencies have been eliminated. Depending on the structure of our investment management vehicles, certain incentive fees may be in the form of carried interest or promote distributions.

Cash and Cash Equivalents

We classify highly liquid investments with original maturities of three months or less from the date of purchase as cash equivalents. We place our cash and cash equivalents with high credit quality institutions to minimize credit risk exposure. As of, and for the periods ended, December 31, 2011 and 2010, we had bank balances in excess of federally insured amounts. We have not experienced any losses on our demand deposits, commercial paper or money market investments.

Restricted Cash

We classify the cash balances held by CT Legacy REIT as restricted because of limitations imposed on the payment of dividends by CT Legacy REIT to its common equity holders, including us. As further described in Notes 1 and 10, common stock dividends cannot be paid by CT Legacy REIT until the mezzanine loan and repurchase obligations have been satisfied. Accordingly, while these cash balances are available for use by CT Legacy REIT for operations, debt service, or other purposes, they are currently unavailable to us.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Securities

We classify our securities as held-to-maturity, available-for-sale, or trading on the date of acquisition of the investment. Held-to-maturity investments are stated at cost, adjusted for the amortization of any premiums or discounts, which are amortized through our consolidated statements of operations using the level yield method described above. Other than in the instance of an other-than-temporary impairment, as discussed below, these held-to-maturity investments are carried on our consolidated financial statements at their amortized cost basis.

We may also invest in securities which may be classified as available-for-sale. Available-for-sale securities are carried at estimated fair value with the net unrealized gains or losses reported as a component of accumulated other comprehensive income (loss) in shareholders’ equity. Changes in the valuations do not affect our reported income or cash flows, but do impact shareholders’ equity and, accordingly, book value per share. On August 4, 2005, we changed the accounting classification of certain of our securities from available-for-sale to held-to-maturity. We have not designated any securities as available-for-sale since that time.

Further, as required under GAAP, when, based on current information and events, there has been an adverse change in the cash flows expected to be collected from those previously estimated for one of our securities, an other-than-temporary impairment is deemed to have occurred. A change in expected cash flows is considered adverse if the present value of the revised cash flows (taking into consideration both the timing and amount of cash flows expected to be collected) discounted using the security’s current yield is less than the present value of the previously estimated remaining cash flows, adjusted for cash receipts during the intervening period.

Should an other-than-temporary impairment be deemed to have occurred, the security is written down to fair value. The total other-than-temporary impairment is bifurcated into (i) the amount related to expected credit losses, and (ii) the amount related to fair value adjustments in excess of expected credit losses, or the Valuation Adjustment. The portion of the other-than-temporary impairment related to expected credit losses is calculated by comparing the amortized cost basis of the security to the present value of cash flows expected to be collected, discounted at the security’s current yield, and is recognized through earnings in the consolidated statement of operations. The remaining other-than-temporary impairment related to the Valuation Adjustment is recognized as a component of accumulated other comprehensive income (loss) in shareholders’ equity. A portion of other-than-temporary impairments recognized through earnings is accreted back to the amortized cost basis of the security through interest income, while amounts recognized through other comprehensive income (loss) are amortized over the life of the security with no impact on earnings.

Loans Receivable, Provision for Loan Losses, Loans Held-for-Sale and Related Allowance

We purchase and originate commercial real estate debt and related instruments, or Loans, generally to be held as long-term investments at amortized cost. Management is required to periodically evaluate each of these Loans for possible impairment. Impairment is indicated when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the Loan. If a Loan is determined to be impaired, we write down the Loan through a charge to the provision for loan losses. Impairment on these loans is measured by comparing the estimated fair value of the underlying collateral to the book value of the respective loan. These valuations require significant judgments, which include assumptions regarding capitalization rates, leasing, creditworthiness of major tenants, occupancy rates, availability of financing, exit plan, loan sponsorship, actions of other lenders and other factors deemed necessary by management. Actual losses, if any, could ultimately differ from these estimates.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

In conjunction with our quarterly loan portfolio review, management assesses the performance of each loan, and assigns a risk rating based on several factors including risk of loss, loan-to-value ratio, or LTV, collateral performance, structure, exit plan, and sponsorship. Loans are rated one through eight, which are defined as follows:

1-	Low Risk: A loan that is expected to perform through maturity, with relatively lower LTV, higher in-place debt yield, and stable projected cash flow.

2-	Average Risk: A loan that is expected to perform through maturity, with medium LTV, average in-place debt yield, and stable projected cash flow.

3-	Acceptable Risk: A loan that is expected to perform through maturity, with relatively higher LTV, acceptable in-place debt yield, and some uncertainty (due to lease rollover or other factors) in projected cash flow.

4-	Higher Risk: A loan that is expected to perform through maturity, but has exhibited a material deterioration in cash flow and/or other credit factors. If negative trends continue, default could occur.

5-	Low Probability of Default/Loss: A loan with one or more identified weakness that we expect to have a 15% probability of default or principal loss.

6-	Medium Probability of Default/Loss: A loan with one or more identified weakness that we expect to have a 33% probability of default or principal loss.

7-	High Probability of Default/Loss: A loan with one or more identified weakness that we expect to have a 67% or higher probability of default or principal loss.

8-	In Default: A loan which is in contractual default and/or which has a very high likelihood of principal loss.

In addition, for certain pools of smaller loans which have similar credit characteristics, primarily loans with an outstanding principal balance of $10.0 million or less in our consolidated securitization vehicles, we have recorded a general provision for loan losses in lieu of the asset-specific provisions we record on all other loans. This general provision is based on macroeconomic data with respect to historic loan losses, vintage, property type, and other factors deemed relevant for such loan pools. These loans do not undergo the same level of asset management as our larger investments.

In certain cases, we may classify loans as held-for-sale based upon the specific facts and circumstances of particular Loans, including known or expected transactions. Loans held-for-sale are carried at the lower of our amortized cost basis and fair value. A reduction in the fair value of loans held-for-sale is recorded as a charge to our consolidated statement of operations as a valuation allowance on loans held-for-sale.

Real Estate Held-for-Sale

Loan investments where we have foreclosed upon the underlying collateral and own an equity interest in real estate are categorized as real estate owned. We generally do not intend to hold such foreclosed assets for long-term operations and therefore classify such assets as real estate held-for-sale on our consolidated balance sheets. Real estate held-for-sale are carried at the lower of our basis in the real estate and fair value, less cost to sell, with reductions in fair value recorded as an impairment of real estate-held-for-sale on our consolidated statements of operations.

Deferred Financing Costs

The deferred financing costs which are included in prepaid expenses and other assets on our consolidated balance sheets include issuance costs related to our debt obligations, and are amortized using the effective interest method, or a method that approximates the effective interest method, over the life of the related obligations.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Repurchase Obligations

In certain circumstances, we have financed the purchase of investments from a counterparty through a repurchase agreement with that same counterparty. We currently record these investments in the same manner as other investments financed with repurchase agreements, with the investment recorded as an asset and the related borrowing under any repurchase agreement recorded as a liability on our consolidated balance sheets. Interest income earned on the investments and interest expense incurred on the repurchase obligations are reported separately on our consolidated statements of operations.

Interest Rate Derivative Financial Instruments

In the normal course of business, we use interest rate derivative financial instruments to manage, or hedge, cash flow variability caused by interest rate fluctuations. Specifically, we currently use interest rate swaps to effectively convert floating rate liabilities that are financing fixed rate assets to fixed rate liabilities. The differential to be paid or received on these agreements is recognized on the accrual basis as an adjustment to the interest expense related to the attendant liability. The interest rate swap agreements are generally accounted for on a held-to-maturity basis, and, in cases where they are terminated early, any gain or loss is generally amortized over the remaining life of the hedged item. These swap agreements must be effective in reducing the variability of cash flows of the hedged items in order to qualify for the aforementioned hedge accounting treatment. Changes in value of effective cash flow hedges are reflected on our consolidated financial statements through accumulated other comprehensive income (loss) and do not affect our net income (loss). To the extent a derivative does not qualify for hedge accounting, and is deemed a non-hedge derivative, the changes in its value are included in net income (loss).

To determine the fair value of interest rate derivative financial instruments, we use a third-party derivative specialist to assist us in periodically valuing our interests.

Income Taxes

Our financial results generally do not reflect provisions for current or deferred income taxes on our REIT taxable income. Management believes that we operate in a manner that will continue to allow us to be taxed as a REIT and, as a result, we generally do not expect to pay substantial corporate level taxes other than those payable by our taxable REIT subsidiaries. Many of these requirements, however, are highly technical and complex. If we were to fail to meet these requirements, we may be subject to federal, state and local income tax on current and past income, and penalties. See Note 15 for additional discussion.

Accounting for Stock-Based Compensation

Stock-based compensation expense is recognized in net income using a fair value measurement method, which we determine with the assistance of a third-party appraisal firm. Compensation expense for the time vesting of stock-based compensation grants is recognized on the accelerated attribution method and compensation expense for performance vesting of stock-based compensation grants is recognized on a straight line basis.

The fair value of the performance vesting restricted common stock is measured on the grant date using a Monte Carlo simulation to estimate the probability of the market vesting conditions being satisfied. The Monte Carlo simulation is run approximately 100,000 times. For each simulation, the payoff is calculated at the settlement date, and is then discounted to the grant date at a risk-free interest rate. The average of the values over all simulations is the expected value of the restricted common stock on the grant date. The valuation is performed in a risk-neutral framework, so no assumption is made with respect to an equity risk premium. Significant

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

assumptions used in the valuation include an expected term and stock price volatility, an estimated risk-free interest rate and an estimated dividend growth rate.

Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive equity awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by us.

Comprehensive Income (Loss)

Total comprehensive income (loss) was $261.5 million, ($200.5) million, and ($572.3) million for the years ended December 31, 2011, 2010, and 2009, respectively. The primary components of comprehensive loss other than net income (loss) are the unrealized gains and losses on derivative financial instruments and the component of other-than-temporary impairments of securities related to the Valuation Adjustment.

There was a one-time $3.8 million adjustment to accumulated other comprehensive loss upon our adoption of new accounting guidance effective January 1, 2010. See below discussion under “Recent Accounting Pronouncements” in this Note 2 for additional information. See Note 12 for additional discussion of accumulated other comprehensive loss.

Earnings per Share of Common Stock

Basic earnings per share, or EPS, is computed based on the net earnings allocable to common stock and stock units, divided by the weighted average number of shares of common stock and stock units outstanding during the period. Diluted EPS is determined using the treasury stock method, and is based on the net earnings allocable to common stock and stock units, divided by the weighted average number of shares of common stock, stock units and potentially dilutive common stock options and warrants. See Note 12 for additional discussion of earnings per share.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may ultimately differ from those estimates.

Reclassifications

Certain reclassifications have been made in the presentation of the prior period consolidated financial statements to conform to the December 31, 2011 presentation.

Segment Reporting

We operate in two reportable segments. We have an internal information system that produces performance and asset data for the two segments along service lines.

The Balance Sheet Investment segment includes our consolidated portfolio of interest earning assets and the financing thereof. The Investment Management segment includes the investment management activities of our wholly-owned investment management subsidiary, CT Investment Management Co., LLC, or CTIMCO, and its

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

subsidiaries, as well as our co-investments in investment management vehicles. CTIMCO is a taxable REIT subsidiary and serves as the investment manager of Capital Trust, Inc., all of our investment management vehicles and CT CDOs, and serves as senior servicer and special servicer for certain of our investments and for third parties.

Goodwill

Goodwill represents the excess of acquisition costs over the fair value of the net assets of businesses acquired. Goodwill is reviewed, at least annually, to determine if there is an impairment at a reporting unit level, or more frequently if an indication of impairment exists. During the second quarter of 2009, we completely impaired goodwill, and therefore do not have any recorded goodwill as of December 31, 2011.

Fair Value of Financial Instruments

The “Fair Value Measurements and Disclosures” Topic of the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or the Codification, defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements under GAAP. Specifically, this guidance defines fair value based on exit price, or the price that would be received upon the sale of an asset or the transfer of a liability in an orderly transaction between market participants at the measurement date. Our assets and liabilities which are measured at fair value are discussed in Note 17.

Recent Accounting Pronouncements

New accounting guidance which was effective as of January 1, 2010 changed the criteria for consolidation of VIEs and removed a preexisting consolidation exception for qualified special purpose entities, which includes certain securitization vehicles. The amended guidance requires a qualitative, rather than quantitative assessment of when a VIE should be consolidated. Specifically, an entity would generally be required to consolidate a VIE if it has (i) the power to direct the activities that most significantly impact the entity’s economic performance, and (ii) the right to receive benefits from the VIE or the obligation to absorb losses of the VIE that could be significant to the VIE.

As a result of the amended guidance, we have consolidated an additional seven VIEs beginning January 1, 2010, all of which are securitization vehicles not sponsored by us. We have consolidated these entities generally due to our ownership interests in subordinate classes of securities issued by the VIEs, which investments carry certain control provisions. Although our investments are generally passive in nature, by owning more than 50% of the controlling class of each vehicle we do control special servicer naming rights, which we believe gives us the power to direct the most significant economic activities of these entities.

Upon consolidation of these seven securitization vehicles, we recorded a one-time adjustment to shareholders’ equity of ($41.8) million on January 1, 2010. This reduction in equity is due to the difference between the aggregate pre-consolidation book value of our investment in these vehicles (which were accounted for as securities) and the aggregate net assets, or equity, of those vehicles upon consolidation. This difference was primarily caused by asset impairments recorded at the entity-level which are in excess of our investment amount. Due to the fact that the liabilities of these vehicles are entirely non-recourse to us, this excess charge to equity, as well as similar charges on securitization vehicles previously consolidated, will eventually be reversed when our interests in the entities are repaid or sold, or the entities are otherwise deconsolidated in the future.

In January 2010, the FASB issued Accounting Standards Update 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements,” or ASU 2010-06. ASU

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2010-06 amends existing disclosure guidance related to fair value measurements. Specifically, ASU 2010-06 requires (i) details of significant asset or liability transfers in and out of Level 1 and Level 2 measurements within the fair value hierarchy, and (ii) inclusion of gross purchases, sales, issuances, and settlements within the rollforward of assets and liabilities valued using Level 3 inputs within the fair value hierarchy. In addition, ASU 2010-06 clarifies and increases existing disclosure requirements related to (i) the disaggregation of fair value disclosures, and (ii) the inputs used in arriving at fair values for assets and liabilities valued using Level 2 and Level 3 inputs within the fair value hierarchy. ASU 2010-06 is effective for the first interim or annual period beginning after December 15, 2009, except for the gross presentation of the Level 3 rollforward, which is required for annual reporting periods beginning after December 15, 2010 and for interim periods within those years. The adoption of ASU 2010-06 did not have a material impact on our consolidated financial statements. Additional disclosures, as applicable, are included in Note 17.

In July 2010, the FASB issued Accounting Standards Update 2010-20, “Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses,” or ASU 2010-20. ASU 2010-20 primarily requires additional disaggregated disclosures of (i) credit risks associated with financing receivables, and (ii) impaired financing receivables and the related allowance for credit losses. ASU 2010-20 is generally effective for the first interim or annual period ending after December 15, 2010; however certain disclosures are not required until the first interim or annual period beginning after December 15, 2010. The adoption of ASU 2010-20 did not have a material impact on our consolidated financial statements. Additional disclosures have been included, as applicable, in the notes to our consolidated financial statements.

In April 2011, the FASB issued Accounting Standards Update 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring,” or ASU 2011-02. ASU 2011-02 primarily clarifies when creditors should classify loan modifications as troubled debt restructurings and provides examples and factors to be considered. Loan modifications which are considered troubled debt restructurings could result in additional disclosure requirements and could impact the related provision for loan losses. ASU 2011-02 is effective for the first interim or annual period beginning after June 15, 2011, with retrospective application to the beginning of the year. The adoption of ASU 2011-02 will impact how we account for loan modifications, and may result in an increase in the loan modifications we classify as troubled debt restructurings, and therefore our provision for loan losses.

In April 2011, the FASB issued Accounting Standards Update 2011-03, “Transfers and Servicing (Topic 860): Reconsideration of Effective Control for Repurchase Agreements,” or ASU 2011-03. ASU 2011-03 primarily removes certain criteria from the consideration of effective control over assets subject to repurchase agreements. The removal of these criteria will generally result in asset transfers pursuant to repurchase agreements being accounted for as secured borrowings, with both the transferred assets and repurchase liability recorded on the transferor’s balance sheet. ASU 2011-03 is effective for the first interim or annual period beginning after December 15, 2011, and is to be applied prospectively to transactions which occur subsequent to the effective date. The adoption of ASU 2011-03 is not expected to have a material impact on our financial statements.

In May 2011, the FASB issued Accounting Standards Update 2011-04, “Fair Value Measurement (Topic 860): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs,” or ASU 2011-04. ASU 2011-04 amends existing guidance on fair value measurements related to (i) instruments held in a portfolio, (ii) instruments classified within shareholders’ equity, (iii) application of the “highest and best use” concept to nonfinancial assets, (iv) application of blockage factors and other premiums and discounts in the valuation process, and (v) other matters. In addition, ASU 2011-04 expanded the required disclosures around fair value measurements including (i) reporting the level in the fair value hierarchy used to value assets and liabilities which are not measured at fair value, but where fair value is disclosed, and (ii) qualitative disclosures about the sensitivity of Level 3 fair value measurements to changes in unobservable

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

inputs used. ASU 2011-04 is effective for the first interim or annual period beginning after December 15, 2011. The adoption of ASU 2011-04 is not expected to have a material impact on our financial statements, however may significantly expand our disclosures related to fair value measurements.

In June 2011, the FASB issued Accounting Standards Update 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income,” or ASU 2011-05. ASU 2011-05 does not change the items that must be reported in other comprehensive income, however it eliminates the option to present other comprehensive income on the statement of shareholders’ equity and instead requires either (i) a continuous statement of comprehensive income which would replace the current statement of operations, or (ii) an additional statement of other comprehensive income, which would immediately follow the statement of operations, and would report the components of other comprehensive income. In December 2011, the FASB issued Accounting Standards Update 2011-12, “Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassification Items Out of Accumulated Comprehensive Income in Accounting Standards Update 2011-05,” or ASU 2011-12. ASU 2011-12 maintained the presentation requirements for comprehensive income under ASU 2011-05, however deferred the requirement to present certain reclassification adjustments into and out of accumulated other comprehensive income on a gross basis. ASU 2011-05 and ASU 20011-12 are both effective for the first interim or annual period beginning after December 15, 2011, and should be applied retrospectively to all periods reported after the effective date. Our early adoption, as permitted, of ASU 2011-05 and ASU 2011-12 as of December 31, 2011 did not have a material impact on our financial statements, other than the change in presentation of comprehensive income as a separate financial statement.

Note 3. Securities Held-to-Maturity

As described in Note 1, in conjunction with our March 2011 restructuring of our recourse debt obligations, a significant portion of our assets, including all of our securities, were transferred to a majority-owned subsidiary, CT Legacy REIT. In addition, as described in Note 2, our consolidated balance sheets separately state our direct assets and liabilities and certain assets and liabilities of consolidated VIEs. See Note 10 for disclosures regarding securities that have been transferred to CT Legacy REIT, and see Note 11 for comparable disclosures regarding securities that are held in consolidated securitization vehicles, as separately stated on our consolidated balance sheets.

Prior to their transfer to CT Legacy REIT, our securities portfolio consisted of commercial mortgage-backed securities, or CMBS, collateralized debt obligations, or CDOs, and other securities. Activity relating to our securities portfolio for the years ended December 31, 2011 was as follows (in thousands):

	CMBS	CDOs & Other	Total Book Value (1)
December 31, 2010	$2,246	$1,209	$3,455
Principal paydowns	(45)	—	(45)
Discount/premium amortization & other (2)	168	12	180
Other-than-temporary impairments:
Recognized in earnings	(1,653)	—	(1,653)
Recognized in accumulated other comprehensive income	1,640	—	1,640
Transfer to CT Legacy REIT	(2,356)	(1,221)	(3,577)

December 31, 2011	$—	$—	$—

(1)	Includes securities with a total face value of $36.0 million as of December 31, 2010. All securities have been transferred to CT Legacy REIT on March 31, 2011, as discussed in Note 1.

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Notes to Consolidated Financial Statements (continued)

(2)	Includes mark-to-market adjustments on securities previously classified as available-for-sale, amortization of other-than-temporary impairments, and losses, if any.

The following table details overall statistics for our securities portfolio as of December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Number of securities	—	7
Number of issues	—	5
Rating (1) (2)	N/A	CCC
Fixed / Floating (in millions) (3)	$—/$—	$2 /$1
Coupon (1) (4)	N/A	7.44%
Yield (1) (4)	N/A	10.54%
Life (years) (1) (5)	N/A	1.9

(1)	Represents a weighted average as of December 31, 2010.
(2)	Weighted average ratings are based on the lowest rating published by Fitch Ratings, Standard & Poor’s or Moody’s Investors Service for each security and exclude unrated equity investments in CDOs with a net book value of $1.2 million as of December 31, 2010.
(3)	Represents the aggregate net book value of our portfolio allocated between fixed rate and floating rate securities.
(4)	Coupon is based on the securities’ contractual interest rates, while yield is based on expected cash flows for each security, and considers discounts/premiums and asset non-performance. Calculations for floating rate securities are based on LIBOR of 0.26% as of December 31, 2010.
(5)	Weighted average life is based on the timing and amount of future expected principal payments through the expected repayment date of each respective investment.

The table below details the ratings and vintage distribution of our securities as of December 31, 2011 and 2010 (in thousands):

	Rating as of December 31, 2011			Rating as of December 31, 2010
Vintage	B	CCC and Below	Total	B	CCC and Below	Total
2003	$—	$—	$—	$—	$1,210	$1,210
2002	—	—	—	—	—	—
2000	—	—	—	—	955	955
1997	—	—	—	218	—	218
1996	—	—	—	—	1,072	1,072

Total	$—	$—	$—	$218	$3,237	$3,455

Other-than-temporary impairments

Quarterly, we reevaluate our securities portfolio to determine if there has been an other-than-temporary impairment based upon expected future cash flows from each securities investment. As a result of this evaluation, under the accounting guidance discussed in Note 2, during the first quarter of 2011, we recorded a gross other-than-temporary impairment of $13,000 prior to the transfer of these securities to CT Legacy REIT. In addition, we determined that $1.6 million of impairments previously recorded in other comprehensive income should be recognized as credit losses due to a decrease in cash flow expectations for two of our securities.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

To determine the component of the gross other-than-temporary impairment related to expected credit losses, we compare the amortized cost basis of each other-than-temporarily impaired security to the present value of its revised expected cash flows, discounted using its pre-impairment yield. Significant judgment of management is required in this analysis that includes, but is not limited to, (i) assumptions regarding the collectability of principal and interest on the underlying loans, net of related expenses, and (ii) current subordination levels at both the individual loans which serve as collateral under our securities and at the securities themselves.

The following table summarizes activity related to the other-than-temporary impairments of our securities during the year ended December 31, 2011 (in thousands):

	Gross Other-Than-Temporary Impairments	Credit Related Other-Than-Temporary Impairments	Non-Credit Related Other-Than-Temporary Impairments
December 31, 2010	$30,567	$27,776	$2,791
Additions due to change in expected cash flows	13	1,653	(1,640)
Amortization of other-than-temporary impairments	(110)	(67)	(43)
Transfer to CT Legacy REIT (1)	(30,470)	(29,362)	(1,108)

December 31, 2011	$—	$—	$—

(1)	All securities have been transferred to CT Legacy REIT on March 31, 2011, as discussed in Note 1.

Unrealized losses and fair value of securities

As discussed above, we do not directly own any securities as of December 31, 2011. Historically, certain of our securities have been carried at values in excess of their fair values. This difference can be caused by, among other things, changes in credit spreads and interest rates.

The following table shows the gross unrealized losses and fair value of our securities for which the fair value is lower than our book value as of December 31, 2010 and that were not deemed to be other-than-temporarily impaired (in millions):

	Less Than 12 Months		Greater Than 12 Months		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Book Value (1)
Floating Rate	$—	$—	$0.2	$(1.1)	$0.2	$(1.1)	$1.3
Fixed Rate	—	—	—	—	—	—	—

Total	$—	$—	$0.2	$(1.1)	$0.2	$(1.1)	$1.3

(1)	Excludes, as of December 31, 2010, $2.2 million of securities which were carried at or below fair value and securities against which an other-than-temporary impairment equal to the entire book value was recognized in earnings.

As of December 31, 2010, one of our securities with a book value of $1.3 million was carried at a balance in excess of its fair value. Fair value for this security was $158,000 as of December 31, 2010. In total, as of

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2010, we had seven investments in securities with an aggregate book value of $3.5 million that have an estimated fair value of $5.5 million, including three investments in CMBS with an estimated fair value of $5.3 million and four investments in CDOs and other securities with an estimated fair value of $158,000. These valuations do not include the value of interest rate swaps entered into in conjunction with the purchase/financing of these investments, if any.

We determine fair values using third party dealer assessments of value, and our own internal financial model-based estimations of fair value. See Note 17 for further discussion of fair value.

Note 4. Loans Receivable, net

As described in Note 1, in conjunction with our March 2011 restructuring of our recourse debt obligations, a significant portion of our assets, including all of our loans, were transferred to a majority-owned subsidiary, CT Legacy REIT. Our only remaining loans have been sold to third-parties and recorded as participations sold assets and liabilities, as further described in Note 8. In addition, as described in Note 2, our consolidated balance sheets separately state our direct assets and liabilities and certain assets and liabilities of consolidated VIEs. See Note 10 for disclosures regarding loans receivable that have been transferred to CT Legacy REIT, and see Note 11 for comparable disclosures regarding loans receivable that are held in consolidated securitization vehicles, as separately stated on our consolidated balance sheets.

Activity relating to our loans receivable for the year ended December 31, 2011 was as follows (in thousands):

	Gross Book Value	Provision for Loan Losses	Net Book Value (1)
December 31, 2010	$978,098	$(371,780)	$606,318
Satisfactions (2)	(71,070)	—	(71,070)
Principal paydowns	(20,815)	—	(20,815)
Discount/premium amortization & other	(7,653)	—	(7,653)
Recovery of provision for loan losses	—	7,914	7,914
Realized loan losses	(119,584)	119,584	—
Transfer to CT Legacy REIT	(739,694)	244,282	(495,412)

December 31, 2011	$19,282	$—	$19,282

(1)	Includes loans with a total principal balance of $19.3 million and $979.1 million as of December 31, 2011 and 2010, respectively.
(2)	Includes final maturities, full repayments, and sales.

The following table details overall statistics for our loans receivable portfolio as of December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Number of investments (1)	1	29
Fixed / Floating (in millions) (2)	$—/$19	$55 /$551
Coupon (3) (4)	5.30%	4.02%
Yield (3) (4)	5.30%	3.81%
Maturity (years) (3) (5)	1.9	1.7

(1)	Our only remaining loan has been sold to a third party and recorded as a loan participation sold asset and liability, as further described in Note 8.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(2)	Represents the aggregate net book value of our portfolio allocated between fixed rate and floating rate loans.
(3)	Represents a weighted average as of December 31, 2010.
(4)	Calculations for floating rate loans are based on LIBOR of 0.30% and 0.26% as of December 31, 2011 and 2010, respectively.
(5)	Represents the final maturity of each investment assuming all extension options are executed.

The tables below detail the types of loans in our portfolio, as well as the property type and geographic distribution of the properties securing our loans as of December 31, 2011 and 2010 (in thousands):

	December 31, 2011		December 31, 2010
Asset Type	Book Value	Percentage	Book Value	Percentage
Subordinate interests in mortgages	$19,282	100%	$113,591	18%
Senior mortgages	—	—	240,150	39
Mezzanine loans	—	—	229,346	38
Other	—	—	23,231	5

Total	$19,282	100%	$606,318	100%

Property Type	Book Value	Percentage	Book Value	Percentage
Hotel	19,282	100%	$147,014	24%
Office	—	—	307,390	51
Healthcare	—	—	53,705	9
Multifamily	—	—	18,093	3
Retail	—	—	11,460	2
Other	—	—	68,656	11

Total	$19,282	100%	$606,318	100%

Geographic Location	Book Value	Percentage	Book Value	Percentage
Southeast	$9,259	48%	$170,400	28%
Southwest	8,335	43	94,491	15
Midwest	1,688	9	6,967	1
Northeast	—	—	175,297	29
West	—	—	54,688	9
Northwest	—	—	29,926	5
International	—	—	39,470	7
Diversified	—	—	35,079	6

Total	$19,282	100%	$606,318	100%

Loan risk ratings

Quarterly, management evaluates our loan portfolio for impairment as described in Note 2. In conjunction with our quarterly loan portfolio review, management assesses the performance of each loan, and assigns a risk rating based on several factors including risk of loss, LTV, collateral performance, structure, exit plan, and sponsorship. Loans are rated one (less risk) through eight (greater risk), which ratings are defined in Note 2.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The following table allocates the net book value and principal balance of our loans receivable based on our internal risk ratings as of December 31, 2011 and 2010 (in thousands):

	Loans Receivable as of December 31, 2011			Loans Receivable as of December 31, 2010
Risk Rating	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	1	$19,282	$19,282	10	$375,169	$374,885
4 - 5	—	—	—	8	141,667	126,540
6 - 8	—	—	—	11	462,221	104,893

Total	1	$19,282	$19,282	29	$979,057	$606,318

In making this risk assessment, one of the primary factors we consider is how senior or junior each loan is relative to other debt obligations of the borrower. The following tables further allocate our loans receivable by both loan type and our internal risk ratings as of December 31, 2011 and 2010 (in thousands):

	Senior Mortgage Loans
	as of December 31, 2011			as of December 31, 2010
Risk Rating	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	—	$—	$—	2	$129,200	$128,852
4 - 5	—	—	—	4	57,554	57,513
6 - 8	—	—	—	3	66,347	53,785

Total	—	$—	$—	9	$253,101	$240,150

	Subordinate Interests in Mortgages
	as of December 31, 2011			as of December 31, 2010
Risk Rating	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	1	$19,282	$19,282	1	$48,000	$48,000
4 - 5	—	—	—	1	28,965	14,483
6 - 8	—	—	—	5	110,585	51,108

Total	1	$19,282	$19,282	7	$187,550	$113,591

	Mezzanine & Other Loans
	as of December 31, 2011			as of December 31, 2010
Risk Rating	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	—	$—	$—	7	$197,969	$198,033
4 - 5	—	—	—	3	55,148	54,544
6 - 8	—	—	—	3	285,289	—

Total	—	$—	$—	13	$538,406	$252,577

Loan impairments

We have no impaired loans as of December 31, 2011. However, certain of our loans receivable which were transferred to CT Legacy REIT had previously been impaired, and are discussed in Note 10.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The following table details our average balance of impaired loans by loan type, and the income recorded on such loans subsequent to their impairment during the year ended December 31, 2011 (in thousands):

Income on Impaired Loans for the Year Ended December 31, 2011
Asset Type	Average Net Book Value	Income Recorded (1)
Senior Mortgage Loans	$17,269	$255
Subordinate Interests in Mortgages	19,940	225
Mezzanine & Other Loans	—	1,915

Total	$37,209	$2,395

(1)	Represents income earned on our impaired loans prior to their transition to CT Legacy REIT. Substantially all of the income recorded on impaired loans during the period was received in cash. See also Note 10 for disclosure of income recorded on impaired loans subsequent to their transfer to CT Legacy REIT, substantially all of which was also received in cash.

Nonaccrual loans

In accordance with our revenue recognition policies discussed in Note 2, we do not accrue interest on loans which are 90 days past due or, in the opinion of management, are otherwise uncollectable. Accordingly, we do not have any material interest receivable accrued on nonperforming loans as of December 31, 2011.

Note 5. Loans Held-for-Sale, Net

Activity relating to our loans held-for-sale for the year ended December 31, 2011 was as follows (in thousands):

	Gross Book Value	Valuation Allowance	Net Book Value
December 31, 2010	$16,130	$(10,380)	$5,750
Satisfactions	(16,130)	10,380	(5,750)

December 31, 2011	$—	$—	$—

During the second quarter of 2010, we reclassified a $16.1 million mezzanine loan to loans held-for-sale, against which we have previously recorded a provision for loan losses of $10.6 million. During 2010, we increased the book value of this loan by $263,000 resulting in a net book value of $5.8 million as of December 31, 2010. The loan was subsequently sold in January 2011 for its net book value of $5.8 million.

Note 6. Equity Investments in Unconsolidated Subsidiaries

Our equity investments in unconsolidated subsidiaries consist of our co-investments in investment management vehicles that we sponsor and manage. As of December 31, 2011, we had a co-investment in one such vehicle, CT Opportunity Partners I, LP, or CTOPI, in which we have a commitment to invest up to $25.0 million, or 4.6% of CTOPI’s total capital commitments. We have funded $15.8 million of our commitment as of December 31, 2011 and received $5.8 million as a return of capital, resulting in a $10.0 million funded and a $15.0 million unfunded commitment balance.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Activity relating to our equity investments in unconsolidated subsidiaries for the year ended December 31, 2011 was as follows (in thousands):

	CTOPI	Other	Total
December 31, 2010	$8,931	$1	$8,932
Contributions	3,413	—	3,413
Income from equity investments	3,650	(1)	3,649
Distributions	(5,595)	—	(5,595)
December 31, 2011	$10,399	$—	$10,399

In accordance with the CTOPI management agreement, CTIMCO may earn incentive compensation when certain returns are achieved for the partners of CTOPI, which will be accrued if and when earned, and when appropriate contingencies have been eliminated.

As of December 31, 2011, our maximum exposure to loss from CTOPI was $8.0 million.

Note 7. Debt Obligations

As described in Note 1, on March 31, 2011, we restructured, amended, or extinguished all of our outstanding recourse debt obligations, which restructuring included the assumption of certain debt obligations by a subsidiary, CT Legacy REIT. In addition, as described in Note 2, our consolidated balance sheets separately state our direct assets and liabilities and certain assets and liabilities of consolidated VIEs. See Note 10 for disclosures regarding debt obligations of CT Legacy REIT, and see Note 11 for comparable disclosures regarding debt obligations of consolidated securitization vehicles, all of which are non-recourse to us, as separately stated on our consolidated balance sheets.

As of December 31, 2011 and 2010, we had $7.8 million and $602.9 million of total debt obligations outstanding, respectively. The balances of each category of debt, their respective coupons and all-in effective costs, including the amortization of fees and expenses, were as follows (in thousands):

	December 31, 2011		December 31, 2010	December 31, 2011
Debt Obligations	Principal Balance	Book Value	Book Value	Coupon	All-In Cost	Maturity Date
Secured notes	$7,847	$7,847	$—	8.19%	8.19%	March 31, 2016
Repurchase obligations
JPMorgan	—	—	224,915	N/A	N/A	N/A
Morgan Stanley	—	—	105,044	N/A	N/A	N/A
Citigroup	—	—	42,623	N/A	N/A	N/A

Total repurchase obligations	—	—	372,582	N/A	N/A	N/A
Senior credit facility	—	—	98,124	N/A	N/A	N/A
Junior subordinated notes	—	—	132,190	N/A	N/A	N/A

Total/Weighted Average	$7,847	$7,847	$602,896	8.19%	8.19%	March 31, 2016

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Secured Notes

In conjunction with our March 2011 restructuring and the corresponding satisfaction of our senior credit facility and junior subordinated notes, wholly-owned subsidiaries issued secured notes to these former creditors, which secured notes are non-recourse to us. The secured notes had an aggregate initial face balance of $7.8 million and are secured by 93.5% of our equity interests in the class A-1 and class A-2 common stock of CT Legacy REIT, which represents 48.3% of the total outstanding class A-1 and class A-2 common stock of CT Legacy REIT. The secured notes mature on March 31, 2016 and bear interest at a rate of 8.2% per annum, which interest may be deferred until maturity. All dividends we receive from our equity interests in the common stock of CT Legacy REIT which serve as collateral under the secured notes must be used to pay, or prepay, interest and principal due thereunder, and only after the notes’ full satisfaction will we receive any cash flow from the common equity interests in CT Legacy REIT that serve as collateral for the notes. Any prepayment, or partial prepayment, of the secured notes will incur a prepayment premium resulting in a total payment of principal and interest under the secured notes of $11.1 million.

In April 2011, we purchased $405,000 of the secured notes at par.

Repurchase Obligations

On March 31, 2011, our legacy repurchase obligations with JPMorgan, Morgan Stanley and Citigroup were assumed by wholly-owned subsidiaries of CT Legacy REIT, and the recourse to Capital Trust, Inc. was eliminated. See Note 10 for further discussion of these amended facilities at CT Legacy REIT.

Senior Credit Facility

On March 31, 2011, our senior credit facility was fully satisfied and all collateral for the senior credit facility was released in exchange for (i) a cash payment of $22.9 million, (ii) a 24% equity interest in the common stock of CT Legacy REIT, and (iii) $2.8 million of secured notes, as discussed above.

Junior Subordinated Notes

On March 31, 2011, our junior subordinated notes were fully satisfied in exchange for (i) a cash payment of $4.6 million, (ii) 100% of the subordinate class B common stock of CT Legacy REIT, and (iii) $5.0 million of secured notes, as discussed above.

Note 8. Participations Sold

Participations sold represent interests in certain loans that we originated and subsequently sold to one of our investment management vehicles or to third-parties. We present these participations sold as both assets and non-recourse liabilities because these arrangements do not qualify as sales under GAAP. Generally, participations sold are recorded as assets and liabilities in equal amounts on our consolidated balance sheets, and an equivalent amount of interest income and interest expense is recorded on our consolidated statements of operations. However, impaired loan assets must be reduced through the provision for loans losses while the associated non-recourse liability cannot be reduced until the participation has been contractually extinguished. This can result in an imbalance between the loan participations sold asset and liability. We have no economic exposure to these liabilities.

During the year ended December 31, 2011, (i) a $75.0 million loan participation sold, which had previously been 100% impaired, was terminated as a result of a restructuring which termination resulted in recognition of a

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

$75.0 million gain on extinguishment of debt, (ii) a $97.5 million loan participation sold, which had similarly been 100% impaired, was transferred to CT Legacy REIT, and (iii) a $51.8 million loan participation sold was fully repaid.

The following table describes our participations sold assets and liabilities as of December 31, 2011 and 2010 (in thousands):

	December 31, 2011	December 31, 2010
Participations sold assets
Gross carrying value	$19,282	$259,304
Less: Provision for loan losses	—	(172,465)

Net book value of assets	19,282	86,839

Participations sold liabilities
Net book value of liabilities	19,282	259,304

Net impact to shareholders’ equity	$—	$(172,465)

Note 9. Derivative Financial Instruments

As described in Note 1, in conjunction with our March 2011 restructuring of our recourse debt obligations a significant portion of our assets were transferred to a majority-owned subsidiary, CT Legacy REIT. This transfer included all of our interest rate hedging instruments. In addition, as described in Note 2, our consolidated balance sheets separately state our direct assets and liabilities and certain assets and liabilities of consolidated VIEs. See Note 10 for disclosures regarding interest rate hedging instruments of CT Legacy REIT, and see Note 11 for comparable disclosures regarding interest rate hedging instruments of consolidated securitization vehicles, all of which are non-recourse to us, as separately stated on our consolidated balance sheets.

As of December 31, 2010, all of our derivative financial instruments were designated as cash flow hedges and recorded at their fair value as interest rate hedge liabilities of $8.5 million on our consolidated balance sheet. During the year ended December 31, 2011, we did not enter into any new derivative financial instrument contracts.

The table below shows amounts recorded to other comprehensive income and amounts recorded to interest expense from other comprehensive income for the year ended December 31, 2011 and 2010 (in thousands).

	Amount of gain (loss) recognized in OCI for the year ended (1)		Amount of loss reclassified from OCI to income for the year ended (2)
Hedge	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Interest rate swaps	$933	$(4,267)	$(552)	$(2,994)

(1)	Represents the amount of unrealized gains and losses recorded to other comprehensive income during the period, net of the amount reclassified to interest expense.
(2)	Represents net amounts paid to swap counterparties during the period, which are included in interest expense, offset by an immaterial amount of non-cash swap amortization.

Note 10. CT Legacy REIT, Excluding Securitization Vehicles

As described in Note 1, on March 31, 2011, we restructured, amended, or extinguished all of our outstanding recourse debt obligations, and contributed certain of our legacy assets and debt obligations to a newly formed subsidiary, CT Legacy REIT Mezz Borrower, Inc., or CT Legacy REIT.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

CT Legacy REIT is a consolidated VIE that is owned 52% by us, 24% by an affiliate of Five Mile, and 24% by the former lenders under our senior credit facility. In addition, the former holders of our junior subordinated notes received class B common stock of CT Legacy REIT, a subordinate class of common stock which entitles its holders to receive approximately 25% of the dividends that would otherwise be payable to us on our equity interest in the common stock of CT Legacy REIT, after aggregate cash distributions of $50.0 million have been paid to all other classes of common stock.

As of December 31, 2011, our consolidated balance sheet includes an aggregate $255.1 million of assets and $220.6 million of liabilities related to CT Legacy REIT. In addition, CT Legacy REIT consolidates three securitization vehicles which are presented on our consolidated balance sheets with other securitization vehicles owned by us directly, which are discussed in Note 11.

The liabilities of CT Legacy REIT are all non-recourse to us, and we are not obligated to provide, nor have we provided, any financial support to CT Legacy REIT.

As described in Note 2, our consolidated balance sheets separately present: (i) our direct assets and liabilities, (ii) the direct assets and liabilities of CT Legacy REIT, and (iii) the assets and liabilities of consolidated securitization vehicles, some of which are subsidiaries of CT Legacy REIT. The following disclosures relate specifically to the direct assets and liabilities of CT Legacy REIT, as separately stated on our consolidated balance sheets.

A. Securities Held-to-Maturity – CT Legacy REIT

CT Legacy REIT’s securities portfolio consists of CMBS, CDOs, and other securities. Activity relating to these securities for the year ended December 31, 2011 was as follows (in thousands):

	CMBS	CDOs & Other	Total Book Value (1)
December 31, 2010	$—	$—	$—
Transfer from Capital Trust, Inc.	2,356	1,221	3,577
Principal paydowns	(142)	—	(142)
Consolidation of additional securitization vehicle (2)	(1,121)	—	(1,121)
Discount/premium amortization & other (3)	253	35	288

December 31, 2011	$1,346	$1,256	$2,602

(1)	Includes securities with a total face value of $29.3 million as of December 31, 2011.
(2)	Beginning in the third quarter of 2011, CT Legacy REIT consolidated an additional securitization vehicle, which was previously accounted for as part of its securities portfolio with a net book value of $1.1 million. See Note 11 for additional discussion.
(3)	Includes mark-to-market adjustments on securities previously classified as available-for-sale, amortization of other-than-temporary impairments, and losses, if any.

As of December 31, 2011, all of CT Legacy REIT’s securities were classified as held-to-maturity.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The following table allocates the book value of CT Legacy REIT’s securities as of December 31, 2011 between their amortized cost basis, amounts related to mark-to-market adjustments on securities previously classified as available-for-sale, and the portion of other-than-temporary impairments not related to expected credit losses (in thousands):

	CMBS	CDOs & Other	Total Securities
Amortized cost basis	$2,321	$1,256	$3,577
Mark-to-market adjustments on securities previously classified as available-for-sale	(523)	—	(523)
Other-than-temporary impairments recognized in accumulated other comprehensive income	(452)	—	(452)

Total book value as of December 31, 2011	$1,346	$1,256	$2,602

The following table details overall statistics for CT Legacy REIT’s securities portfolio as of December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Number of securities	6		—
Number of issues	5		—
Rating (1) (2)	CCC+		N/A
Fixed / Floating (in millions) (3)	$2 / $1	$	—/$—
Coupon (1) (4)	5.43%		N/A
Yield (1) (4)	3.31%		N/A
Life (years) (1) (5)	4.9		N/A

(1)	Represents a weighted average as of December 31, 2011.
(2)	Weighted average ratings are based on the lowest rating published by Fitch Ratings, Standard & Poor’s or Moody’s Investors Service for each security.
(3)	Represents the aggregate net book value of the portfolio allocated between fixed rate and floating rate securities.
(4)	Coupon is based on the securities’ contractual interest rates, while yield is based on expected cash flows for each security, and considers discounts/premiums and asset non-performance. Calculations for floating rate securities are based on LIBOR of 0.30% as of December 31, 2011.
(5)	Weighted average life is based on the timing and amount of future expected principal payments through the expected repayment date of each respective investment.

The table below details the ratings and vintage distribution of CT Legacy REIT’s securities as of December 31, 2011 (in thousands):

	Rating as of December 31, 2011
Vintage	B	CCC and Below	Total
2003	$—	$1,256	$1,256
1997	179	—	179
1996	—	1,167	1,167

Total	$179	$2,423	$2,602

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Other-than-temporary impairments

Certain of the securities which were transferred to CT Legacy REIT have previously been other-than-temporarily impaired both during the year ended December 31, 2011, and in prior periods. The following table summarizes activity related to the other-than-temporary impairments of these securities as of December 31, 2011 (in thousands):

	Gross Other-Than-Temporary Impairments	Credit Related Other-Than-Temporary Impairments	Non-Credit Related Other-Than-Temporary Impairments
December 31, 2010	$—	$—	$—
Transfer from Capital Trust, Inc.	30,470	29,362	1,108
Amortization of other-than-temporary impairments	(271)	(153)	(118)
Consolidation of additional securitization vehicle (1)	(3,357)	(2,819)	(538)
Reductions due to realized losses	(285)	(285)	—

December 31, 2011	$26,557	$26,105	$452

(1)	Beginning in the third quarter of 2011, CT Legacy REIT consolidated an additional securitization vehicle, which was previously accounted for as part of its securities portfolio with an other-than-temporary impairment of $3.4 million. See Note 11 for additional discussion.

Unrealized losses and fair value of securities

Certain of CT Legacy REIT’s securities are carried at values in excess of their fair values. This difference can be caused by, among other things, changes in credit spreads and interest rates. The following table shows the gross unrealized losses and fair value of securities for which the fair value is lower than their book value as of December 31, 2011, and that are not deemed to be other-than-temporarily impaired (in millions):

	Less Than 12 Months		Greater Than 12 Months		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Book Value (1)
Floating Rate	$—	$—	$0.2	$(1.1)	$0.2	$(1.1)	$1.3
Fixed Rate	1.2	—	—	—	1.2	—	1.2

Total	$1.2	$—	$0.2	$(1.1)	$1.4	$(1.1)	$2.5

(1)	Excludes, as of December 31, 2011, $179,000 of securities which were carried at or below fair value and securities against which an other-than-temporary impairment equal to the entire book value was recognized in earnings.

As of December 31, 2011, two of CT Legacy REIT’s securities with an aggregate book value of $2.5 million were carried at a value in excess of their fair value. Fair value for these securities was $1.4 million as of December 31, 2011. In total, as of December 31, 2011, CT Legacy REIT had six investments in securities with an aggregate book value of $2.6 million that have an estimated fair value of $1.6 million, including two investments in CMBS with an estimated fair value of $1.4 million and four investments in CDOs and other securities with an estimated fair value of $158,000.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

We determine fair values using third party dealer assessments of value, and our own internal financial model-based estimations of fair value. See Note 17 for further discussion of fair value. We regularly examine CT Legacy REIT’s securities portfolio and have determined that, despite the differences between book value and fair value discussed above, our expectations of future cash flows have changed adversely for six of Legacy REIT’s securities, against which we have recognized other-than-temporary-impairments.

Our estimation of cash flows expected to be generated by our securities portfolio is based upon an internal review of the underlying loans securing our investments both on an absolute basis and compared to our initial underwriting for each investment. Our efforts are supplemented by third-party research reports, third-party market assessments and our dialogue with market participants. As of December 31, 2011, we do not intend to sell Legacy REIT’s securities, nor do we believe it is more likely than not that we will be required to sell Legacy REIT’s securities before recovery of their amortized cost bases, which may be at maturity. This, combined with our assessment of cash flows, is the basis for our conclusion that these investments are not impaired, other than as described above, despite the differences between estimated fair value and book value. We attribute the difference between book value and estimated fair value to the current market dislocation and a general negative bias against structured financial products such as CMBS and CDOs.

Investments in variable interest entities

CT Legacy REIT’s securities portfolio includes investments in both CMBS and CDOs, which securitization structures are generally considered VIEs. We have not consolidated these VIEs due to our determination that, based on the structural provisions of each entity and the nature of our investments, we do not have the power to direct the activities that most significantly impact these entities’ economic performance.

These securities were acquired through investment, and do not represent a securitization or other transfer of our assets. We are not named as special servicer on these investments, nor do we have the right to name special servicer.

CT Legacy REIT is not obligated to provide, nor has it provided, any financial support to these entities. As of December 31, 2011, CT Legacy REIT’s investment in these entities is $29.3 million, the principal amount of its securities portfolio. We have recorded other-than-temporary impairments of $26.6 million against this portfolio, resulting in a net exposure to loss of $2.6 million as of December 31, 2011.

B. Loans Receivable, Net – CT Legacy REIT

Activity relating to CT Legacy REIT’s loans receivable for the year ended December 31, 2011 was as follows (in thousands):

	Gross Book Value	Provision for Loan Losses	Net Book Value (1)
December 31, 2010	$—	$—	$—
Transfer from Capital Trust, Inc. on March 31, 2011	739,694	(244,282)	495,412
Satisfactions (2)	(270,407)	—	(270,407)
Principal paydowns	(268)	—	(268)
Discount/premium amortization & other	1,060	—	1,060
Recovery of provision for loan losses	—	13,048	13,048
Realized loan losses	(1,434)	1,434	—
Reclassification to loans held-for-sale	(32,331)	—	(32,331)

December 31, 2011	$436,314	$(229,800)	$206,514

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(1)	Includes loans with a total principal balance of $436.0 million as of December 31, 2011.
(2)	Includes final maturities, full repayments, and sales.

The following table details overall statistics for CT Legacy REIT’s loans receivable portfolio as of December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Number of investments	17		—
Fixed / Floating (in millions) (1)	$56 / $151	$	— / $—
Coupon (2) (3)	4.59%		N/A
Yield (2) (3)	5.21%		N/A
Maturity (years) (2) (4)	1.4		N/A

(1)	Represents the aggregate net book value of the portfolio allocated between fixed rate and floating rate loans.
(2)	Represents a weighted average as of December 31, 2011.
(3)	Calculations for floating rate loans are based on LIBOR of 0.30% as of December 31, 2011.
(4)	Represents the final maturity of each investment assuming all extension options are executed.

The tables below detail the types of loans in CT Legacy REIT’s portfolio, as well as the property type and geographic distribution of the properties securing these loans, as of December 31, 2011 and 2010 (in thousands):

	December 31, 2011		December 31, 2010
Asset Type	Book Value	Percentage	Book Value	Percentage
Senior mortgages	$77,986	37%	$—	—%
Subordinate interests in mortgages	58,078	28	—	—
Mezzanine loans	47,271	23	—	—
Other	23,179	12	—	—

Total	$206,514	100%	$—	—%

Property Type	Book Value	Percentage	Book Value	Percentage
Office	$84,519	41%	$—	—%
Hotel	75,240	36	—	—
Multifamily	14,212	7	—	—
Other	32,543	16	—	—

Total	$206,514	100%	$—	—%

Geographic Location	Book Value	Percentage	Book Value	Percentage
Northeast	$64,040	31%	$—	—%
Southwest	40,353	19	—	—
West	38,179	18	—	—
Southeast	20,076	10	—	—
Northwest	9,364	5	—	—
International	34,502	17	—	—

Total	$206,514	100%	$—	—%

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Loan risk ratings

Quarterly, management evaluates CT Legacy REIT’s loan portfolio for impairment as described in Note 2. In conjunction with our quarterly loan portfolio review, management assesses the performance of each loan, and assigns a risk rating based on several factors including risk of loss, LTV, collateral performance, structure, exit plan, and sponsorship. Loans are rated one (less risk) through eight (greater risk), which ratings are defined in Note 2.

The following table allocates the net book value and principal balance of CT Legacy REIT’s loans receivable based on our internal risk ratings as of December 31, 2011 and 2010 (in thousands):

	Loans Receivable as of December 31, 2011			Loans Receivable as of December 31, 2010
Risk Rating	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	5	$91,940	$92,333	—	$—	$—
4 - 5	5	64,151	64,127	—	—	—
6 - 8	7	279,882	50,054	—	—	—

Total	17	$435,973	$206,514	—	$—	$—

In making this risk assessment, one of the primary factors we consider is how senior or junior each loan is relative to other debt obligations of the borrower. The following tables further allocate CT Legacy REIT’s loans receivable by both loan type and our internal risk ratings as of December 31, 2011 and 2010 (in thousands):

	Senior Mortgage Loans
	as of December 31, 2011			as of December 31, 2010
Risk Rating	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	1	$27,503	$27,503	—	$—	$—
4 - 5	2	21,000	20,976	—	—	—
6 - 8	2	42,569	29,507	—	—	—

Total	5	$91,072	$77,986	—	$—	$—

	Subordinate Interests in Mortgages
	as of December 31, 2011			as of December 31, 2010
Risk Rating	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	1	$13,000	$13,000	—	$—	$—
4 - 5	1	24,531	24,531	—	—	—
6 - 8	4	85,024	20,547	—	—	—

Total	6	$122,555	$58,078	—	$—	$—

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

	Mezzanine & Other Loans
	as of December 31, 2011			as of December 31, 2010
Risk Rating	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	3	$51,437	$51,830	—	$—	$—
4 - 5	2	18,620	18,620	—	—	—
6 - 8	1	152,289	—	—	—	—

Total	6	$222,346	$70,450	—	$—	$—

Loan impairments

The following table describes CT Legacy REIT’s impaired loans as of December 31, 2011, including impaired loans that are current in their interest payments and those that are delinquent on contractual payments (in thousands):

	December 31, 2011
Impaired Loans	No. of Loans	Gross Book Value	Provision for Loan Loss	Net Book Value
Performing loans	2	$192,652	$(183,289)	$9,363
Non-performing loans	3	68,120	(46,511)	21,609

Total impaired loans	5	$260,772	$(229,800)	$30,972

The following table details the allocation of CT Legacy REIT’s provision for loan losses as of December 31, 2011 (in thousands):

	December 31, 2011
Impaired Loans	Principal Balance	Provision for Loan Loss	Loss Severity
Mezzanine & other loans	$152,289	$152,289	100%
Subordinate interests in mortgages	83,812	64,449	77
Senior mortgages	24,700	13,062	53

Total/Weighted Average	$260,801	$229,800	88%

Generally, we have recorded provisions for loan loss against all loans which are in maturity default, or otherwise have past-due principal payments. As of December 31, 2011, CT Legacy REIT had four loans with an aggregate net book value of $51.6 million which were in maturity default but had no provision recorded. We expect to collect all principal and interest due under these loans upon their resolution.

The following table details CT Legacy REIT’s average balance of impaired loans by loan type, and the income recorded on such loans subsequent to their impairment during the year ended December 31, 2011 (in thousands):

Income on Impaired Loans for the Year Ended December 31, 2011
Asset Type	Average Net Book Value	Income Recorded (1)
Senior Mortgage Loans	$10,150	$388
Subordinate Interests in Mortgages	22,340	208
Mezzanine & Other Loans	—	4,891

Total	$32,490	$5,487

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(1)	Substantially all of the income recorded on impaired loans during the period was received in cash. See also Note 4 for disclosure of income recorded on impaired loans prior to their transfer to CT Legacy REIT, substantially all of which was also received in cash.

Nonaccrual loans

In accordance with our revenue recognition policies discussed in Note 2, we do not accrue interest on loans which are 90 days past due or, in the opinion of management, are otherwise uncollectable. Accordingly, we do not have any material interest receivable accrued on CT Legacy REIT’s nonperforming loans as of December 31, 2011.

The following table details CT Legacy REIT’s loans receivable which are on nonaccrual status as of December 31, 2011 (in thousands):

Non-Accrual Loans Receivable as of December 31, 2011
Asset Type	Principal Balance	Net Book Value
Senior Mortgage Loans	$24,700	$11,638
Subordinate Interests in Mortgages	85,024	20,547
Mezzanine & Other Loans	152,289	—

Total	$262,013	$32,185

Loan modifications

During the year ended December 31, 2011, two modifications of CT Legacy REIT loans were considered troubled debt restructurings, as defined under GAAP. A troubled debt restructuring is generally any modification of a loan to a borrower that is experiencing financial difficulties, where a lender agrees to terms that are more favorable to the borrower than is otherwise available in the current market. These loan modifications included: (i) a nine-month extension of a $19.0 million senior mortgage loan which is in maturity default, and (ii) a two-year forbearance of a $24.3 million subordinate mortgage interest, including a 2.0% spread increase which will accrue on a deferred basis. Both of these loans have been individually assessed for impairment, and have not been impaired due to our determination that the underlying collateral value is sufficient to cover our investment in the loans.

C. Loans Held-for-Sale, Net – CT Legacy REIT

Activity relating to CT Legacy REIT’s loans held-for-sale for the year ended December 31, 2011 was as follows (in thousands):

	Gross Book Value	Valuation Allowance	Net Book Value
December 31, 2010	$—	$—	$—
Reclassification from loans receivable	32,331	—	32,331
Valuation allowance on loans held-for-sale	—	(1,456)	(1,456)

December 31, 2011	$32,331	$(1,456)	$30,875

During the second quarter of 2011, CT Legacy REIT reclassified a $32.5 million senior mortgage loan to loans held-for-sale, against which it had recorded a $224,000 valuation allowance to reflect this loan at its approximate fair value. During the fourth quarter of 2011, CT Legacy REIT recorded an additional $1.2 million valuation allowance to reflect this loan at its approximate fair value as of December 31, 2011.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

D. Debt Obligations – CT Legacy REIT

As of December 31, 2011, CT Legacy REIT had $113.6 million of total debt obligations outstanding. The balances of each category of debt, their respective coupons and all-in effective costs (including the amortization of fees and expenses) were as follows (in thousands):

	December 31, 2011		December 31, 2010	December 31, 2011
Debt Obligations	Principal Balance	Book Value	Book Value	Coupon (1)	All-In Cost (1)		Maturity Date (2)
Repurchase obligation (JPMorgan)	$58,464	$58,464	$—	2.80%	2.80%		December 15, 2014
Mezzanine loan (3)	65,275	55,111	—	15.00%	18.61%		March 31, 2016

Total/Weighted Average	$123,739	$113,575	$—	9.24%	11.14	%(4)	August 20, 2015

(1)	Assumes LIBOR of 0.30% at December 31, 2011 for floating rate debt obligations.
(2)	Maturity dates represent the contractual maturity of each facility.
(3)	The mezzanine loan carries a 15.0% per annum interest rate, of which 7.0% per annum may be deferred. The all-in cost of the mezzanine loan includes the amortization of deferred fees and expenses.
(4)	Including the impact of interest rate hedges with an aggregate notional balance of $60.8 million as of December 31, 2011, the effective all-in cost of CT Legacy REIT’s debt obligations would be 13.46% per annum.

Repurchase Obligations

In conjunction with our March 2011 restructuring, on March 31, 2011 our legacy repurchase obligations with JPMorgan, Morgan Stanley and Citigroup were assumed by wholly-owned subsidiaries of CT Legacy REIT, and the recourse to Capital Trust, Inc. was eliminated. The balances then outstanding under the three repurchase obligations with JP Morgan, Morgan Stanley and Citigroup were $173.5 million, $93.2 million, and $38.1 million, respectively.

During the second quarter of 2011, the Morgan Stanley and Citigroup repurchase obligations were fully repaid and extinguished, and the remaining collateral thereunder was released.

The JPMorgan facility matures on December 15, 2014 and bears interest at a rate of LIBOR + 2.50% per annum (2.80% as of December 31, 2011), which rate will increase to LIBOR + 3.00% per annum for the period from March 31, 2013 through March 30, 2014, and then to LIBOR + 3.50% per annum for the period from March 31, 2014 through maturity. In addition, periodic repayment targets must be met under the facility, which require the outstanding balance be reduced to: $110.0 million by December 15, 2011, $65.0 million by December 15, 2012, and $30.0 million by December 15, 2013. As of December 31, 2011, the JPMorgan facility had an outstanding balance of $58.5 million.

Subsequent to year-end, in February 2012, we refinanced the JPMorgan repurchase facility and the mezzanine loan with a single, new $124.0 million repurchase facility with JPMorgan. The new facility matures in December 2014, carries a rate of LIBOR+5.50%, and has paydown hurdles and associated potential rate increases over the term of the facility. See Note 22, Subsequent Events, to our consolidated financial statements for additional discussion.

The following table details the aggregate outstanding principal balance, book value and fair value of CT Legacy REIT’s assets, primarily loans receivable, which were pledged as collateral under the JPMorgan repurchase

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

facility as of December 31, 2011, as well as the amount at risk (in thousands). The amount at risk is generally equal to the book value of our collateral less the outstanding principal balance of the repurchase facility.

		Loans and Securities Collateral Balances, as of December 31, 2011
Repurchase Lender	Facility Balance	Principal Balance	Book Value	Fair Value (1)	Amount at Risk (2)
JP Morgan	$58,464	$309,995	$177,208	$155,567	$122,600

(1)	Fair values represent the amount at which assets could be sold in an orderly transaction between a willing buyer and willing seller. The immediate liquidation value of these assets would likely be substantially lower.
(2)	Amount at risk is calculated on an asset-by-asset basis for each facility and considers the greater of (a) the book value of an asset and (b) the fair value of an asset, in determining the total risk.

Mezzanine Loan

On March 31, 2011, CT Legacy REIT entered into an $83.0 million mezzanine loan with Five Mile that carries a 15.0% per annum interest rate, of which 7.0% per annum may be deferred, and that matures on March 31, 2016. The mezzanine loan is not recourse to Capital Trust, Inc. except for certain limited non-recourse, “bad boy” carve outs.

The mezzanine loan is collateralized by 100% of the equity interests in a subsidiary of CT Legacy REIT, which in-turn owns all of CT Legacy REIT’s assets, subject in-part to the repurchase obligations described above. Five Mile has consent rights with respect to material actions concerning CT Legacy REIT’s assets such as material modifications, sales, and/or the pursuit of certain remedies with regard to such assets. The mezzanine loan also contains covenants that (i) prohibit CT Legacy REIT from paying common stock cash dividends until the mezzanine loan has been repaid, (ii) prohibit us from selling or otherwise transferring our equity interests in CT Legacy REIT, and (iii) require the continued employment of certain key employees.

In addition, an affiliate of Five Mile acquired a 24% equity interest in the common stock of CT Legacy REIT in conjunction with the making of the mezzanine loan.

As of December 31, 2011, the mezzanine loan had an outstanding principal balance of $65.3 million (including deferred interest) and a book balance of $55.1 million. The difference between book balance and principal outstanding is due to deferred costs associated with the mezzanine loan, primarily the equity interest in CT Legacy REIT discussed above. Including the amortization of these costs, the mezzanine loan has an all-in cost of 18.61%.

Subsequent to year-end, in February 2012, we refinanced the JPMorgan repurchase facility and the mezzanine loan with a single, new $124.0 million repurchase facility with JPMorgan. See Note 22, Subsequent Events, to our consolidated financial statements for additional discussion.

E. Participations Sold – CT Legacy REIT

Participations sold represent interests in certain loans that we originated and subsequently sold to one of our investment management vehicles or to third parties. We present these participations sold as both assets and non-recourse liabilities because these arrangements do not qualify as sales under GAAP. Generally, participations sold are recorded as assets and liabilities in equal amounts on our consolidated balance sheets, and an equivalent amount of interest income and interest expense is recorded on our consolidated statements of operations. However, impaired loan assets must be reduced through the provision for loans losses while the

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

associated non-recourse liability cannot be reduced until the participation has been contractually extinguished. This can result in an imbalance between the loan participations sold asset and liability. We have no economic exposure to these liabilities.

In connection with our March 2011 restructuring, a $152.3 million loan, in which we have previously sold a $97.5 million participation, was transferred to CT Legacy REIT.

The following table describes CT Legacy REIT’s participations sold assets and liabilities as of December 31, 2011 and 2010 (in thousands):

	December 31, 2011	December 31, 2010
Participations sold assets
Gross carrying value	$97,465	$—
Less: Provision for loan losses	(97,465)	—

Net book value of assets	—	—

Participations sold liabilities
Net book value of liabilities	97,465	—

Net impact to shareholders’ equity	$(97,465)	$—

F. Derivative Financial Instruments – CT Legacy REIT

To manage interest rate risk, we have historically employed interest rate swaps, or other arrangements, to convert a portion of our floating rate debt to fixed rate debt in order to index-match our assets and liabilities. The interest rate swaps that we have employed were designated as cash flow hedges and designed to hedge fixed rate assets against floating rate liabilities. Under cash flow hedges, we pay our hedge counterparties a fixed rate amount and our counterparties pay us a floating rate amount, which we settle monthly, and record as a component of interest expense. Our counterparties in these transactions are financial institutions and we are dependent upon the financial health of these counterparties and a functioning interest rate derivative market in order to effectively execute our hedging strategy.

The following table summarizes the notional amounts and fair values of CT Legacy REIT’s interest rate swaps as of December 31, 2011 and 2010 (in thousands). The notional amount provides an indication of the extent of our involvement in the instruments at that time, but does not represent exposure to credit or interest rate risk.

Counterparty	December 31, 2011 Notional Amount	Interest Rate (1)	Maturity	December 31, 2011 Fair Value	December 31, 2010 Fair Value
JPMorgan Chase	$17,574	5.14%	2014	$(1,887)	$—
JPMorgan Chase	16,565	4.83%	2014	(1,889)	—
JPMorgan Chase	16,441	5.52%	2018	(3,321)	—
JPMorgan Chase	7,062	5.11%	2016	(1,189)	—
JPMorgan Chase	3,164	5.45%	2015	(531)	—

Total/Weighted Average	$60,806	5.17%	2015	$(8,817)	$—

(1)	Represents the gross fixed interest rate we pay to our counterparties under these derivative instruments. We receive an amount of interest indexed to one-month LIBOR on all of our interest rate swaps.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

During the second quarter of 2011, as a result of significant repayments of CT Legacy REIT’s floating rate debt obligations, these interest rate swaps ceased to be highly effective hedging instruments. We therefore discontinued the designation of these hedges as cash flow hedges. As a result, beginning in the second quarter of 2011, any change in the fair values of these interest rate swaps is recorded as a non-cash component of interest expense on our consolidated statement of operations. We recognized $1.3 million of such non-cash interest expense during the year ended December 31, 2011.

In addition, as a result of the termination of the effective hedge designation, we reclassified $3.2 million from accumulated other comprehensive income as non-cash interest expense on our consolidated financial statements. In future periods we will recognize additional non-cash interest expense as the remaining balance of accumulated other comprehensive income is amortized over the life of each related facility. Net payments under such interest rate swaps during the year ended December 31, 2011 totaled $2.3 million, and were recorded as a component of interest expense.

Over the next twelve months, we expect approximately $2.2 million to be reclassified from other comprehensive income to interest expense. This amount represents the amortization of losses previously recorded in other comprehensive income on interest rate swaps which are no longer designated as cash flow hedges.

As of December 31, 2011, CT Legacy REIT has not posted any assets as collateral under derivative agreements.

Note 11. Consolidated Securitization Vehicles

As of December 31, 2011, our consolidated balance sheet includes an aggregate $1.0 billion of assets and $1.2 billion of liabilities related to nine consolidated securitization vehicles. Our consolidated securitization vehicles include two categories of entities: (i) collateralized debt obligations sponsored and issued by us, which we refer to as CT CDOs and (ii) other consolidated securitization vehicles which were not issued or sponsored by us. We have historically consolidated the CT CDOs; however we began consolidating the additional securitization vehicles as of January 1, 2010, as discussed in Note 2.

CT CDOs

We currently consolidate four collateralized debt obligation, or CDO, entities, which are VIEs that were sponsored by us. These CT CDOs invest in commercial real estate debt instruments, some of which we originated/acquired and transferred to the CDO entities, and are financed by the debt and equity they issue. We are named as collateral manager of all four CT CDOs and are named special servicer on a number of CDO collateral assets. As a result of consolidation, our subordinate debt and equity ownership interests in these CT CDOs have been eliminated, and our balance sheet reflects both the assets held and debt issued by these CDOs to third-parties. Similarly, our operating results and cash flows include the gross amounts related to the assets and liabilities of the CT CDO entities, as opposed to our net economic interests in these entities. Fees earned by us for the management of these CDOs are eliminated in consolidation.

Our interest in the assets held by these CT CDOs, which are consolidated on our balance sheet, is restricted by the structural provisions of these entities, and our recovery of these assets will be limited by the CDOs’ distribution provisions, which are subject to change due to covenant breaches or asset impairments, as further described below in this Note 11. The liabilities of the CT CDOs, which are also consolidated on our balance sheet, are non-recourse to us, and can generally only be satisfied from each CDOs’ respective asset pool.

We are not obligated to provide, nor have we provided, any financial support to these CT CDOs.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Other Consolidated Securitization Vehicles

As discussed above, we currently consolidate five additional securitization vehicles, all of which are substantially similar to the CT CDOs. These securitization vehicles invest in commercial real estate debt instruments, which investments were not originated or transferred to the entities by us. In addition to our investment in the subordinate classes of the securities issued by these vehicles, we are named special servicer on a number of their assets. As a result of consolidation, our ownership interests in these consolidation vehicles have been eliminated, and our balance sheet reflects both the assets held and debt issued by these vehicles to third-parties. Similarly, our operating results and cash flows include the gross amounts related to the assets and liabilities of the securitization vehicles, as opposed to our net economic interests in these entities. Special servicing fees paid to us on assets owned by these vehicles are eliminated in consolidation.

Our interest in the assets held by these securitization vehicles, which are consolidated on our balance sheet, is restricted by the structural provisions of these entities, and a recovery of our investment in the vehicles will be limited by each entity’s distribution provisions. The liabilities of the securitization vehicles, which are also consolidated on our balance sheet, are non-recourse to us, and can generally only be satisfied from each vehicle’s respective asset pool.

During the third quarter of 2011, realized losses on a loan held by the consolidated MSC 2007-XLFA securitization vehicle resulted in a complete loss to our subordinate investment in MSC 2007-XLFA. Accordingly, we were no longer considered the primary beneficiary of MSC 2007-XLFA and ceased consolidating it under GAAP. Also during the third quarter of 2011, we consolidated a new securitization vehicle, GECMC 2000-1. A realized loss on a loan held by GECMC 2000-1 resulted in a complete loss to the investments in the vehicle subordinate to us and made our investment in GECMC 2000-1 the most subordinate in the remaining securitization structure. Accordingly, we then became the primary beneficiary of GECMC 2000-1 and began consolidating it under GAAP. We have previously accounted for GECMC 2000-1 as a security in our CT Legacy REIT portfolio.

We are not obligated to provide, nor have we provided, any financial support to these consolidated securitization vehicles. In addition, three of these five investments have been made through our CT CDOs, which limits our exposure to loss as discussed above. Accordingly, as of December 31, 2011, our maximum exposure to loss as a result of our investment in these vehicles is limited to $75.5 million, the face amount of our investment in the two securitization vehicles not held by our CT CDOs. As a result of consolidation, we have recognized losses on collateral assets in excess of our investment in these entities, resulting in a zero net exposure to loss as of December 31, 2011.

As described in Note 2, our consolidated balance sheets separately present: (i) our direct assets and liabilities, (ii) the direct assets and liabilities of CT Legacy REIT, and (iii) the assets and liabilities of consolidated securitization vehicles, some of which are subsidiaries of CT Legacy REIT. The following disclosures relate specifically to the assets and liabilities of consolidated securitization vehicles, as separately stated on our consolidated balance sheets.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

A. Securities Held-to-Maturity – Consolidated Securitization Vehicles

Our consolidated securitization vehicles’ securities portfolio consists of CMBS, CDOs, and other securities. Activity relating to these securities for the year ended December 31, 2011 was as follows (in thousands):

	CMBS	CDOs & Other	Total Book Value (1)
December 31, 2010	$456,312	$48,011	$504,323
Principal paydowns	(49,016)	(45,205)	(94,221)
Consolidation of securitization vehicle (2)	(1,000)	—	(1,000)
Discount/premium amortization & other (3)	37	(871)	(834)
Other-than-temporary impairments:
Recognized in earnings	(46,413)	—	(46,413)
Recognized in accumulated other comprehensive income	(2,883)	—	(2,883)

December 31, 2011	$357,037	$1,935	$358,972

(1)	Includes securities with a total face value of $490.9 million and $594.4 million as of December 31, 2011 and 2010, respectively.
(2)	Beginning in the third quarter of 2011, CT CDO I consolidated an additional securitization vehicle, which was previously accounted for as part of its securities portfolio with a net book value of $1.0 million. See the introduction to this Note 11 for additional discussion.
(3)	Includes mark-to-market adjustments on securities previously classified as available-for-sale, amortization of other-than-temporary impairments, and losses, if any.

As of both December 31, 2011 and 2010, all of our consolidated securitization vehicles’ securities were classified as held-to-maturity.

The following table allocates the book value of our consolidated securitization vehicles’ securities as of December 31, 2011 between their amortized cost basis, amounts related to mark-to-market adjustments on securities previously classified as available-for-sale, and the portion of other-than-temporary impairments not related to expected credit losses (in thousands):

	CMBS	CDOs & Other	Total Securities
Amortized cost basis	$369,471	$1,935	$371,406
Mark-to-market adjustments on securities previously classified as available-for-sale	3,703	—	3,703
Other-than-temporary impairments recognized in accumulated other comprehensive income	(16,137)	—	(16,137)

Total book value as of Decembe 31, 2011	$357,037	$1,935	$358,972

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The following table details overall statistics for our consolidated securitization vehicles’ securities portfolio as of December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Number of securities	52	56
Number of issues	36	40
Rating (1) (2)	BB+	BB+
Fixed / Floating (in millions) (3)	$358 / $1	$503 / $1
Coupon (1) (4)	6.49%	6.66%
Yield (1) (4)	7.41%	6.97%
Life (years) (1) (5)	2.5	3.4

(1)	Represents a weighted average as of December 31, 2011 and 2010, respectively.
(2)	Weighted average ratings are based on the lowest rating published by Fitch Ratings, Standard & Poor’s or Moody’s Investors Service for each security.
(3)	Represents the aggregate net book value of the portfolio allocated between fixed rate and floating rate securities.
(4)	Coupon is based on the securities’ contractual interest rates, while yield is based on expected cash flows for each security, and considers discounts/premiums and asset non-performance. Calculations for floating rate securities are based on LIBOR of 0.30% and 0.26% as of December 31, 2011 and 2010, respectively.
(5)	Weighted average life is based on the timing and amount of future expected principal payments through the expected repayment date of each respective investment.

The table below details the ratings and vintage distribution of our consolidated securitization vehicles’ securities as of December 31, 2011 (in thousands):

	Rating as of December 31, 2011
Vintage	AAA	AA	A	BBB	BB	B	CCC and Below	Total
2006	$—	$—	$—	$—	$—	$—	$14,884	$14,884
2005	—	—	—	—	—	—	7,060	7,060
2004	—	24,780	1,935	—	—	—	—	26,715
2003	9,908	—	—	3,011	1,966	—	—	14,885
2002	—	—	—	—	6,712	—	2,283	8,995
2001	—	—	—	—	—	5,426	1,730	7,156
2000	2,891	—	—	—	19,935	—	3,985	26,811
1999	—	—	11,233	1,414	17,380	—	—	30,027
1998	45,956	46,315	37,580	43,607	11,901	—	5,000	190,359
1997	4,434	—	16,159	—	5,223	2,762	3,502	32,080

Total	$63,189	$71,095	$66,907	$48,032	$63,117	$8,188	$38,444	$358,972

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The table below details the ratings and vintage distribution of our consolidated securitization vehicles’ securities as of December 31, 2010 (in thousands):

	Rating as of December 31, 2010
Vintage	AAA	AA	A	BBB	BB	B	CCC and Below	Total
2006	$—	$—	$—	$—	$—	$—	$15,248	$15,248
2005	—	—	—	—	—	—	22,033	22,033
2004	—	24,815	8,414	—	—	—	2,400	35,629
2003	9,906	—	—	3,020	1,959	—	—	14,885
2002	—	—	—	6,663	—	2,652	—	9,315
2001	—	—	—	4,814	4,129	—	3,537	12,480
2000	2,923	—	—	—	—	—	26,017	28,940
1999	—	—	11,337	1,423	17,366	—	—	30,126
1998	98,017	45,593	38,045	43,524	43,534	—	4,125	272,838
1997	—	—	26,124	—	5,182	3,360	3,546	38,212
1996	24,617	—	—	—	—	—	—	24,617

Total	$135,463	$70,408	$83,920	$59,444	$72,170	$6,012	$76,906	$504,323

Other-than-temporary impairments

Quarterly, we reevaluate our consolidated securitization vehicles’ securities portfolio to determine if there has been an other-than-temporary impairment based upon expected future cash flows from each securities investment. As a result of this evaluation, under the accounting guidance discussed in Note 2, during the year ended December 31, 2011, we recorded a gross other-than-temporary impairment of $49.3 million. This gross other-than-temporary impairment includes $46.4 million related to expected credit losses which has been recorded through earnings, and $2.9 million of fair value adjustments in excess of expected credit losses, or Valuation Adjustments, which have been recorded as a component of accumulated other comprehensive income (loss) on our consolidated balance sheet with no impact on earnings.

To determine the component of the gross other-than-temporary impairment related to expected credit losses, we compare the amortized cost basis of each other-than-temporarily impaired security to the present value of its revised expected cash flows, discounted using its pre-impairment yield. Significant judgment of management is required in this analysis that includes, but is not limited to, (i) assumptions regarding the collectability of principal and interest on the underlying loans, net of related expenses, and (ii) current subordination levels at both the individual loans which serve as collateral under our securities and at the securities themselves.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The following table summarizes activity related to the other-than-temporary impairments of our consolidated securitization vehicles’ securities during the year ended December 31, 2011 (in thousands):

	Gross Other-Than-Temporary Impairments	Credit Related Other-Than-Temporary Impairments	Non-Credit Related Other-Than-Temporary Impairments
December 31, 2010	$88,586	$74,576	$14,010
Additions due to change in expected cash flows	49,296	46,412	2,884
Amortization of other-than-temporary impairments	646	1,403	(757)
Reductions due to realized losses	(8,168)	(8,168)	—

December 31, 2011	$130,360	$114,223	$16,137

Unrealized losses and fair value of securities

Certain of our consolidated securitization vehicles’ securities are carried at values in excess of their fair values. This difference can be caused by, among other things, changes in credit spreads and interest rates. The following table shows the gross unrealized losses and fair value of securities for which the fair value is lower than their book value as of December 31, 2011 and that are not deemed to be other-than-temporarily impaired (in millions):

	Less Than 12 Months		Greater Than 12 Months		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Book Value (1)
Floating Rate	$—	$—	$—	$—	$—	$—	$—
Fixed Rate	154.1	(4.7)	130.1	(11.1)	284.2	(15.8)	300.0

Total	$154.1	$(4.7)	$130.1	$(11.1)	$284.2	$(15.8)	$300.0

(1)	Excludes, as of December 31, 2011, $59.0 million of securities which were carried at or below fair value and securities against which an other-than-temporary impairment equal to the entire book value was recognized in earnings.

As of December 31, 2011, 35 of our consolidated securitization vehicles’ securities with an aggregate book value of $300.0 million were carried at values in excess of their fair values. Fair value for these securities was $284.2 million as of December 31, 2011. In total, as of December 31, 2011, our consolidated securitization vehicles had 52 investments in securities with an aggregate book value of $359.0 million that have an estimated fair value of $350.2 million, including 51 investments in CMBS with an estimated fair value of $348.3 million and one investment in CDOs and other securities with an estimated fair value of $1.9 million.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The following table shows the gross unrealized losses and fair value of our consolidated securitization vehicles’ securities for which the fair value is lower than our book value as of December 31, 2010 and that are not deemed to be other-than-temporarily impaired (in millions):

	Less Than 12 Months		Greater Than 12 Months		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Book Value (1)
Floating Rate	$—	$—	$—	$—	$—	$—	$—
Fixed Rate	29.3	(1.2)	221.2	(37.4)	250.5	(38.6)	289.1

Total	$29.3	$(1.2)	$221.2	$(37.4)	$250.5	$(38.6)	$289.1

(1)	Excludes, as of December 31, 2010, $215.2 million of securities which were carried at or below fair value and securities against which an other-than-temporary impairment equal to the entire book value was recognized in earnings.

As of December 31, 2010, 33 of our consolidated securitization vehicles’ securities with an aggregate book value of $289.1 million were carried at values in excess of their fair values. Fair value for these securities was $250.5 million as of December 31, 2010. In total, as of December 31, 2010, our consolidated securitization vehicles had 56 investments in securities with an aggregate book value of $504.3 million that have an estimated fair value of $475.3 million, including 54 investments in CMBS with an estimated fair value of $426.6 million and two investments in CDOs and other securities with an estimated fair value of $48.7 million. These valuations do not include the value of interest rate swaps entered into in conjunction with the purchase/financing of these investments, if any.

We determine fair values using third party dealer assessments of value, and our own internal financial model-based estimations of fair value. See Note 17 for further discussion of fair value. We regularly examine our consolidated securitization vehicles’ securities portfolio and have determined that, despite these differences between book value and fair value, our expectations of future cash flows have only changed adversely for 14 of our consolidated securitization vehicles’ securities, against which we have recognized other-than-temporary-impairments. See Note 10A for additional discussion of fair value estimations.

Investments in variable interest entities

Our consolidated securitization vehicles’ securities portfolio includes investments in both CMBS and CDOs, which securitization structures are generally considered VIEs. We have not consolidated these VIEs due to our determination that, based on the structural provisions of each entity and the nature of our investments, we do not have the power to direct the activities that most significantly impact these entities’ economic performance.

These securities were acquired through investment, and do not represent a securitization or other transfer of our assets. We are not named as special servicer on these investments.

We are not obligated to provide, nor have we provided, any financial support to these entities. As these securities are financed by our non-recourse CT CDOs, our exposure to loss is therefore limited to our interests in these consolidated entities. The notional amount of the subordinate debt and equity interests we retained in our CT CDOs is $233.7 million. After giving effect to certain transfers of these interests, provisions for loan losses and other-than-temporary impairments recorded as of December 31, 2011, our remaining net exposure to loss from these entities is $4.0 million.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

B. Loans Receivable, Net – Consolidated Securitization Vehicles

Activity relating to our consolidated securitization vehicles’ loans receivable for the year ended December 31, 2011 was as follows (in thousands):

	Gross Book Value	Provision for Loan Losses	Net Book Value (1)
December 31, 2010	$3,145,968	$(254,589)	$2,891,379
Satisfactions (2)	(1,561,455)	—	(1,561,455)
Principal paydowns	(145,784)	—	(145,784)
Deconsolidation of securitization vehicle (3)	(595,920)	—	(595,920)
Consolidation of securitization vehicle (4)	24,437	(2,000)	22,437
Discount/premium amortization & other	929	—	929
Recovery of provision for loan losses	—	1,012	1,012
Realized loan losses	(53,603)	53,603	—

December 31, 2011	$814,572	$(201,974)	$612,598

(1)	Includes loans with a total principal balance of $815.7 million and $3.2 billion as of December 31, 2011 and 2010, respectively.
(2)	Includes final maturities and full repayments.
(3)	We no longer consolidate the MSC 2007-XLFA securitization vehicle beginning in the third quarter of 2011. See the introduction of Note 11 above for further discussion.
(4)	We consolidated an additional securitization vehicle, GECMC 2000-1, beginning in the third quarter of 2011. See the introduction of Note 11 above for further discussion.

The following table details overall statistics for our consolidated securitization vehicles’ loans receivable portfolio as of December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Number of investments	71	94
Fixed / Floating (in millions) (1)	$280 /$333	$213 /$2,678
Coupon (2) (3)	5.11%	2.27%
Yield (2) (3)	5.72%	2.27%
Maturity (years) (2) (4)	3.6	1.3

(1)	Represents the aggregate net book value of the portfolio allocated between fixed rate and floating rate loans.
(2)	Represents a weighted average as of December 31, 2011 and 2010, respectively.
(3)	Calculations for floating rate loans are based on LIBOR of 0.30% and 0.26% as of December 31, 2011 and 2010, respectively.
(4)	For loans in CT CDOs, assumes all extension options are executed. For loans in other consolidated securitization vehicles, maturity is based on information provided by the trustees of each respective entity.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The tables below detail the types of loans in our consolidated securitization vehicles’ loan portfolio, as well as the property type and geographic distribution of the properties securing these loans, as of December 31, 2011 and 2010 (in thousands):

	December 31, 2011		December 31, 2010
Asset Type	Book Value	Percentage	Book Value	Percentage
Senior mortgages	$241,323	39%	$2,225,983	76%
Subordinate interests in mortgages	225,773	36	333,622	11
Mezzanine loans	152,934	25	316,283	11
Other	—	—	22,850	2

Total	$620,030	100%	$2,898,738	100%

Property Type	Book Value	Percentage	Book Value	Percentage
Office	$317,940	51%	$825,292	28%
Hotel	174,419	28	611,435	21
Retail	72,701	12	178,146	7
Healthcare	18,837	3	1,156,880	40
Other	36,133	6	126,985	4

Total	$620,030	100%	$2,898,738	100%

Geographic Location	Book Value	Percentage	Book Value	Percentage
Northeast	$199,361	32%	$417,351	14%
West	152,774	25	163,932	6
Southeast	124,456	20	318,655	11
Southwest	57,046	9	172,088	6
Midwest	24,957	4	18,302	1
Diversified	61,436	10	1,808,410	62

Total	$620,030	100%	$2,898,738	100%

Unallocated loan loss provision (1)	(7,432)		(7,359)

Net book value	$612,598		$2,891,379

(1)	We have recorded a general provision for loan losses against certain pools of smaller loans in our consolidated securitization vehicles. This general provision is not specifically allocable to any loan asset type, collateral property type, or geographic location, but rather to an overall pool of loans. See Note 2 for additional details.

Loan risk ratings

Quarterly, management evaluates our consolidated securitization vehicles’ loan portfolio for impairment as described in Note 2. In conjunction with our quarterly loan portfolio review, management assesses the performance of each loan, and assigns a risk rating based on several factors including risk of loss, LTV, collateral performance, structure, exit plan, and sponsorship. Loans are rated one (less risk) through eight (greater risk), which ratings are defined in Note 2.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The following table allocates the net book value and principal balance of our consolidated securitization vehicles’ loans receivable based on our internal risk ratings as of December 31, 2011 and 2010 (in thousands):

	Loans Receivable as of December 31, 2011			Loans Receivable as of December 31, 2010
Risk Rating (1)	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3x	22	$416,032	$415,661	26	$2,031,176	$2,030,344
4 - 5	3	44,057	43,945	11	408,400	408,052
6 - 8	17	271,988	76,784	19	589,090	341,252
N/A	29	83,639	83,640	38	119,090	119,090

Total	71	$815,716	$620,030	94	$3,147,756	$2,898,738

Unallocated loan loss provision:			(7,432)			(7,359)

Net book value			$612,598			$2,891,379

(1)	We have recorded a general provision for loan losses against certain pools of smaller loans in our consolidated securitization vehicles. These loans have not been individually risk-rated, but have been assessed for loss based on macroeconomic factors. See Note 2 for additional details.

In making this risk assessment, one of the primary factors we consider is how senior or junior each loan is relative to other debt obligations of the borrower. The following tables further allocate our consolidated securitization vehicles’ loans receivable by both loan type and our internal risk ratings as of December 31, 2011 and 2010 (in thousands):

	Senior Mortgage Loans
	as of December 31, 2011			as of December 31, 2010
Risk Rating (1)	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	10	$117,452	$117,452	12	$1,639,820	$1,639,815
4 - 5	1	12,551	12,551	6	335,043	335,043
6 - 8	4	43,988	27,680	3	193,983	143,676
N/A	29	83,639	83,640	36	107,449	107,449

Total	44	$257,630	$241,323	57	$2,276,295	$2,225,983

(1)	We have recorded a general provision for loan losses against certain pools of smaller loans in our consolidated securitization vehicles. These loans have not been individually risk-rated, but have been assessed for loss based on macroeconomic factors. See Note 2 for additional details.

	Subordinate Interests in Mortgages
	as of December 31, 2011			as of December 31, 2010
Risk Rating (1)	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	8	$175,560	$175,314	7	$189,323	$188,666
4 - 5	2	31,506	31,394	4	71,415	71,067
6 - 8	9	122,306	19,065	11	185,913	71,748
N/A	—	—	—	1	2,141	2,141

Total	19	$329,372	$225,773	23	$448,792	$333,622

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(1)	We have recorded a general provision for loan losses against certain pools of smaller loans in our consolidated securitization vehicles. These loans have not been individually risk-rated, but have been assessed for loss based on macroeconomic factors. See Note 2 for additional details.

	Mezzanine & Other Loans
	as of December 31, 2011			as of December 31, 2010
Risk Rating (1)	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	4	$123,020	$122,895	7	$202,033	$201,863
4 - 5	—	—	—	1	1,942	1,942
6 - 8	4	105,694	30,039	5	209,194	125,828
N/A	—	—	—	1	9,500	9,500

Total	8	$228,714	$152,934	14	$422,669	$339,133

(1)	We have recorded a general provision for loan losses against certain pools of smaller loans in our consolidated securitization vehicles. These loans have not been individually risk-rated, but have been assessed for loss based on macroeconomic factors. See Note 2 for additional details.

Loan impairments

The following table describes our consolidated securitization vehicles’ impaired loans as of December 31, 2011, including impaired loans that are current in their interest payments and those that are delinquent on contractual payments (in thousands):

	December 31, 2011
Impaired Loans	No. of Loans	Gross Book Value	Provision for Loan Loss	Net Book Value
Performing loans	4	$82,500	$(65,572)	$16,928
Non-performing loans	7	154,929	(128,970)	25,959

Total impaired loans	11	$237,429	$(194,542)	$42,887

In addition, as described in Note 2, we have recorded a $7.4 million general provision for loan losses against 40 loans in our consolidated securitization vehicles with an aggregate principal balance of $117.8 million.

The following table details the allocation of our consolidated securitization vehicles’ provision for loan losses as of December 31, 2011 (in thousands):

	December 31, 2011
Impaired Loans	Principal Balance	Provision for Loan Loss	Loss Severity
Subordinate interests in mortgages	$108,607	$102,582	94%
Mezzanine & other loans	96,193	75,654	79
Senior mortgages	33,234	16,307	49
Unallocated (1)	117,762	7,431	6

Total/Weighted Average	$355,796	$201,974	57%

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(1)	We have recorded a general provision for loan losses against certain pools of smaller loans in our consolidated securitization vehicles. This general provision is not specifically allocable to any loan asset type, but rather to an overall pool of loans. See Note 2 for additional details.

Generally, we have recorded provisions for loan loss against all loans which are in maturity default, or otherwise have past-due principal payments. As of December 31, 2011, our consolidated securitization vehicles had two loans with an aggregate net book value of $40.6 million which were in maturity default but had no provision recorded. We expect to collect all principal and interest due under these loans upon their resolution.

The following table details our consolidated securitization vehicles’ average balance of impaired loans by loan type, and the income recorded on such loans subsequent to their impairment during the year ended December 31, 2011 (in thousands):

Income on Impaired Loans for the Year Ended December 31, 2011
Asset Type	Average Net Book Value	Income Recorded (1)
Senior Mortgage Loans	$52,311	$3,539
Subordinate Interests in Mortgages	14,457	2,155
Mezzanine & Other Loans	93,470	4,630

Total	$160,238	$10,324

(1)	Substantially all of the income recorded on impaired loans during the period was received in cash.

Nonaccrual loans

In accordance with our revenue recognition policies discussed in Note 2, we do not accrue interest on loans which are 90 days past due or, in the opinion of management, are otherwise uncollectable. Accordingly, we do not have any material interest receivable accrued on nonperforming loans as of December 31, 2011.

The following table details our consolidated securitization vehicles’ loans receivable which are on nonaccrual status as of December 31, 2011 (in thousands):

Non-Accrual Loans Receivable as of December 31, 2011
Asset Type	Principal Balance	Net Book Value
Senior Mortgage Loans	$—	$—
Subordinate Interests in Mortgages	107,201	38,419
Mezzanine & Other Loans	96,194	20,539

Total	$203,395	$58,958

Loan modifications

During the year ended December 31, 2011, four modifications of loans in consolidated securitization vehicles were considered troubled debt restructurings, as defined under GAAP. A troubled debt restructuring is generally any modification of a loan to a borrower that is experiencing financial difficulties, where a lender agrees to terms that are more favorable to the borrower than is otherwise available in the current market. These loan modifications included: (i) a 28-month extension of a $33.0 million subordinate mortgage interest, (ii) a

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

four-month extension of a $6.6 million subordinate mortgage interest, (iii) a two-year extension of a $13.7 million subordinate mortgage interest coupled with a 2% increase in rate on a deferred basis, and (iv) a two-year forbearance of a $15.0 million subordinate mortgage interest coupled with a 1% decrease in rate. All four of these loans have been individually assessed for impairment, and other than a $3.3 million impairment previously recorded against the $6.6 million subordinate mortgage interest and a 100% impairment previously recorded against the $15.0 million subordinate mortgage interest, no additional impairment was necessary.

C. Real Estate Held-for-Sale – Consolidated Securitization Vehicles

Activity relating to our consolidated securitization vehicles’ real estate held-for-sale for the year ended December 31, 2011 was as follows (in thousands):

	Gross Book Value	Other-Than-Temporary Impairment	Net Book Value
December 31, 2010	$15,068	$(7,013)	$8,055
Consolidation of additional securitization vehicles (1)	9,892	(6,550)	3,342
Impairment of real estate held-for-sale	—	(1,055)	(1,055)

December 31, 2011	$24,960	$(14,618)	$10,342

(1)

As further described above, we began consolidating an additional securitization vehicle in the third quarter of 2011. This newly consolidated vehicle held an investment in real estate held-for-sale with a net book value of $3.3 million at the time of consolidation.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

D. Debt Obligations – Consolidated Securitization Vehicles

As of December 31, 2011 and 2010, our consolidated securitization vehicles had $1.2 billion and $3.6 billion of total non-recourse securitized debt obligations outstanding, respectively. The balances of each entity’s outstanding securitized debt obligations, their respective coupons and all-in effective costs, including the amortization of fees and expenses, were as follows (in thousands):

	December 31, 2011		December 31, 2010	December 31, 2011
Non-Recourse Securitized Debt Obligations	Principal Balance	Book Value	Book Value	Coupon (1)	All-In Cost (1)		Maturity Date (2)
CT CDOs
CT CDO I	$121,409	$121,409	$199,573	1.19%	1.19%		July 2039
CT CDO II	199,751	199,751	262,281	0.91%	1.22%		March 2050
CT CDO III	199,138	199,553	239,911	5.26%	5.17%		June 2035
CT CDO IV (3)	221,540	221,540	280,820	1.07%	1.21%		October 2043

Total CT CDOs	741,838	742,253	982,585	2.17%	2.27%		July 2042
Other securitization vehicles
GMACC 1997-C1	83,672	83,672	98,154	7.09%	7.09%		July 2029
GECMC 00-1 H	24,847	24,847	N/A	5.50%	5.50%		August 2027
GSMS 2006-FL8A	50,552	50,552	125,598	1.43%	1.43%		June 2020
JPMCC 2005-FL1A	—	—	95,695	N/A	N/A		N/A
MSC 2007-XLFA	—	—	751,131	N/A	N/A		N/A
MSC 2007-XLCA	310,083	310,083	522,137	2.44%	2.44%		July 2017
CSFB 2006-HC1	—	—	1,045,929	N/A	N/A		N/A

Total other securitization vehicles	469,154	469,154	2,638,644	3.33%	3.33%		June 2020

Total/Weighted Average	$1,210,992	$1,211,407	$3,621,229	2.62%	2.68	%(4)	December 2033

(1)	Represents a weighted average for each respective facility, assuming LIBOR of 0.30% at December 31, 2011 for floating rate debt obligations.
(2)	Maturity dates represent the contractual maturity of each securitization trust. Repayment of securitized debt is a function of collateral cash flows which are disbursed in accordance with the contractual provisions of each trust, and is generally expected to occur prior to the maturity data above.
(3)	Comprised, at December 31, 2011, of $208.2 million of floating rate notes sold and $13.3 million of fixed rate notes sold.
(4)	Including the impact of interest rate hedges with an aggregate notional balance of $296.6 million as of December 31, 2011, the effective all-in cost of our consolidated securitization vehicles’ debt obligations would be 3.98% per annum.

As discussed above in the introduction to this Note 11, our consolidated securitization vehicles generally include two categories of entities: (i) collateralized debt obligations sponsored and issued by us, which we refer to as CT CDOs and (ii) other consolidated securitization vehicles which were not issued or sponsored by us. We have historically consolidated the CT CDOs; however we began consolidating the additional securitization vehicles as of January 1, 2010.

CT CDOs

As of December 31, 2011, our outstanding CT CDOs included four separate issuances with a total face value of $741.8 million. As of December 31, 2011, loans receivable and securities with a book balance of $208.3 million

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

and $359.0 million, respectively, were financed by our CT CDOs. As of December 31, 2010, loans receivable and securities with a book balance of $299.9 million and $504.3 million, respectively, were financed by our CT CDOs.

CT CDO I and CT CDO II each have interest coverage and overcollateralization tests, which, when breached, provide for hyper-amortization of the senior notes sold by a redirection of cash flow that would otherwise have been paid to the subordinate classes, some of which are owned by us. Furthermore, all four of our CT CDOs provide for the re-classification of interest proceeds from impaired collateral as principal proceeds, which also serve to hyper-amortize the senior notes sold.

During 2009, we were informed by our CDO trustee of impairments due to rating agency downgrades of certain of the securities which serve as collateral in all of our CT CDOs. These impairments, combined with the non-performance of certain loan collateral, resulted in breaches of interest coverage and overcollateralization tests at CT CDO I and CT CDO II, as well as the reclassification of interest proceeds from the impaired collateral as principal proceeds in all four of our CT CDOs. Other than collateral management fees, we currently do not receive any cash payments from CT CDO I, CT CDO II, and CT CDO IV, and receive irregular cash payments from CT CDO III.

Further, due to the hyper-amortization of senior notes, certain subordinate classes are accruing unpaid interest, resulting in an increased liability to these classes. As senior notes which carry a lower rate of interest continue to hyper-amortize, and certain subordinate notes continue to accrue deferred interest, the weighted-average cost of debt for our CT CDOs has and will continue to increase.

When we formed (and reinvested) our four CT CDOs, we made certain representations and warranties with respect to Capital Trust, Inc. and the loans and securities that we contributed as collateral to these CT CDOs. In the event that these representations or warranties are proved to have been untrue at the time that the respective collateral was contributed, we may be required to repurchase certain of those loans and securities. These representations and warranties generally relate to specific corporate and asset related subjects, including, among other things, proper corporate authorization; compliance with laws and regulations; ownership of the assets; title to, lack of liens encumbering, and adequate insurance covering the underlying collateral properties; and the lack of existing loan defaults.

The maximum potential amount of future payment we may be required to make to repurchase assets is $855.2 million, the current face amount of all loans and securities in our four CT CDOs. In certain cases, we may be able to reduce the impact of any such purchase obligation through recoveries from the exercise of remedies against the institution from which we acquired the asset and received substantially the same representations and warranties. This potential recoverable amount is not currently estimable and would depend on the nature of the representation and warranty breached and the circumstances under which each asset was transferred to the CT CDO. Since inception, we have not been required to repurchase any assets nor have we received any notice of assertion of a potential breach of any representation or warranty. Any payment required to repurchase a loan or security could materially impact our liquidity.

Other Consolidated Securitization Vehicles

In addition to the CT CDOs sponsored by us, which are discussed above, we also have consolidated other securitization vehicles beginning on January 1, 2010, as discussed in Note 2. The debt obligations of these entities are separately presented on our consolidated balance sheet along with the CT CDOs issued by us, as they are also securitized, non-recourse obligations. These obligations will generally be satisfied with the repayment of assets in each such entity’s collateral pool, or will be discharged when losses are realized. As of December 31, 2011, loans receivable with an aggregate book value of $404.3 million serve as collateral for the securities issued by these other consolidated securitization vehicles.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

E. Derivative Financial Instruments – Consolidated Securitization Vehicles

The following table summarizes the notional amounts and fair values of our consolidated securitization vehicles’ interest rate swaps as of December 31, 2011 and 2010 (in thousands). The notional amount provides an indication of the extent of our involvement in the instruments at that time, but does not represent exposure to credit or interest rate risk.

Counterparty	December 31, 2011 Notional Amount	Interest Rate (1)	Maturity	December 31, 2011 Fair Value	December 31, 2010 Fair Value
Swiss RE Financial	$236,355	5.10%	2015	$(20,540)	$(24,037)
Bank of America	44,562	4.58%	2014	(2,368)	(3,331)
Morgan Stanley	—	3.95%	2011	—	(398)
Bank of America	10,535	5.05%	2016	(1,461)	(1,267)
Bank of America	5,104	4.12%	2016	(573)	(422)
Morgan Stanley	—	5.31%	2011	—	(7)

Total/Weighted Average	$296,556	5.00%	2015	$(24,942)	$(29,462)

(1)	Represents the gross fixed interest rate we pay to our counterparties under these derivative instruments. We receive an amount of interest indexed to one-month LIBOR on all of our interest rate swaps.

As of both December 31, 2011 and 2010, all of the derivative financial instruments of our consolidated securitization vehicles were classified as cash flow hedges, and recorded at fair value as interest rate hedge liabilities on our consolidated balance sheet.

The table below shows amounts recorded to other comprehensive income and amounts recorded to interest expense from other comprehensive income for the year ended December 31, 2011 and 2010 (in thousands):

	Amount of net loss recognized in OCI for the year ended (1)		Amount of loss reclassified from OCI to income for the year ended (2)
Hedge	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Interest rate swaps	$(4,520)	$(2,696)	$(15,041)	$(16,343)

(1)	Represents the amount of unrealized gains and losses recorded to other comprehensive income during the period, net of the amount reclassified to interest expense.
(2)	Represents net amounts paid to swap counterparties during the period, which are included in interest expense, offset by an immaterial amount of non-cash swap amortization.

All of our consolidated securitization vehicles’ interest rate swaps were classified as highly effective for all of the periods presented. Over the next twelve months, as we make payments under our hedge agreements, we expect approximately $12.4 million to be reclassified from other comprehensive income to interest expense. This amount is generally equal to the present value of expected payments under the respective derivative contracts.

As of December 31, 2011, our consolidated securitization vehicles have not posted any assets as collateral under derivative agreements.

Note 12. Shareholders’ Equity

Authorized Capital

We have the authority to issue up to 200,000,000 shares of stock, consisting of 100,000,000 shares of class A common stock and 100,000,000 shares of preferred stock. Subject to applicable NYSE listing requirements, our

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

board of directors is authorized to issue additional shares of authorized stock without shareholder approval. In addition, to the extent not issued, currently authorized stock may be reclassified between class A common stock and preferred stock.

Common Stock

Shares of class A common stock are entitled to vote on all matters presented to a vote of shareholders, except as provided by law or subject to the voting rights of any outstanding preferred stock. Holders of record of shares of class A common stock on the record date fixed by our board of directors are entitled to receive such dividends as may be declared by the board of directors subject to the rights of the holders of any outstanding preferred stock. A total of 22,748,998 shares of common stock and stock units were issued and outstanding as of December 31, 2011.

We did not repurchase any of our common stock during the year ended December 31, 2011, other than the 34,892 shares we acquired pursuant to elections by incentive plan participants to satisfy tax withholding obligations through the surrender of shares equal in value to the amount of the withholding obligation incurred upon the vesting of restricted stock.

Preferred Stock

We have not issued any shares of preferred stock since we repurchased all of the previously issued and outstanding preferred stock in 2001.

Warrants

In conjunction with the March 2009 restructuring of our legacy repurchase obligations, we issued to our former repurchase lenders warrants to purchase an aggregate 3,479,691 shares of our class A common stock at an exercise price of $1.79 per share. The warrants will become exercisable on March 16, 2012 and expire on March 16, 2019, and may be exercised in a cashless manner at the option of the warrant holders. The fair value assigned to these warrants, totaling $940,000, has been recorded as an increase to additional paid-in capital, and was amortized into interest expense over the term of the related debt obligations. The warrants were valued using the Black-Scholes valuation method.

Dividends

We generally intend to distribute each year substantially all of our taxable income (which does not necessarily equal net income as calculated in accordance with GAAP) to our shareholders to comply with the REIT provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

In addition, our dividend policy remains subject to revision at the discretion of our board of directors. All distributions will be made at the discretion of our board of directors and will depend upon our taxable income, our financial condition, our maintenance of REIT status and other factors as our board of directors deems relevant.

No dividends were declared during the years ended December 31, 2011, 2010, or 2009.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Accumulated Other Comprehensive Loss

The following table details the primary components of accumulated other comprehensive loss as of December 31, 2011 and significant activity for the year ended December 31, 2011 (in thousands):

Accumulated Other Comprehensive Loss	Mark-to-Market on Interest Rate Hedges	Deferred Gains on Settled Hedges	Other-than- Temporary Impairments	Unrealized Gains on Securities	Total
December 31, 2010	$(37,914)	$165	$(16,800)	$4,087	$(50,462)
Consolidation of additional securitization vehicles (1)	—	—	538	—	538
Unrealized gain on derivative financial instruments	5,453	—	—	—	5,453
Ineffective portion of cash flow hedges (2)	5,038	—	—	—	5,038
Amortization of net unrealized gains on securities	—	—	—	(908)	(908)
Amortization of net deferred gains on settlement of swaps	—	(109)	—	—	(109)
Other-than-temporary impairments of securities (3)	—	—	(326)	—	(326)

Total as of December 31, 2011	$(27,423)	$56	$(16,588)	$3,179	$(40,776)

Allocation to non-controlling interest					192

Accumulated other comprehensive loss as of December 31, 2011					$(40,584)

(1)	As further described above, we began consolidating an additional securitization vehicle in the third quarter of 2011. This newly consolidated vehicle was previously accounted for as part of CT Legacy REIT’s securities portfolio. This security had previously been other-than-temporarily impaired, a portion of which was recorded in accumulated other comprehensive income, and is now eliminated in consolidation.
(2)	As a result of significant repayments under floating rate debt obligations of CT Legacy REIT a portion of its interest rate swaps were deemed ineffective in the second quarter of 2011 and are no longer designated as hedging instruments. As a result, a portion of accumulated other comprehensive income is reclassified into earnings each period to reflect the non-hedge designation. See Note 10 for further discussion.
(3)	Represents other-than-temporary impairments of securities in excess of credit losses, including amortization of prior other-than-temporary impairments of $917,000.

Noncontrolling Interests

The noncontrolling interests included on our consolidated balance sheet represent the equity interests in CT Legacy REIT which are not owned by us, as described in Note 1. CT Legacy REIT’s outstanding common stock includes class A-1 common stock, class A-2 common stock, and subordinate class B common stock. A portion of CT Legacy REIT’s consolidated equity and results of operations are allocated to these noncontrolling interests based on their pro-rata ownership of CT Legacy REIT.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The following table describes activity relating to noncontrolling interests for the year ended December 31, 2011 (in thousands):

Noncontrolling Interests
December 31, 2010	$—
Equity allocation to noncontrolling interests	(12,623)
Net loss attributable to noncontrolling interests	(5,823)
Other comprehensive loss attributable to noncontrolling interests	(192)
Contributions from noncontrolling interests	125
Distributions to noncontrolling interests	(2)

December 31, 2011	$(18,515)

As of December 31, 2011, the noncontrolling interests recorded on our consolidated balance sheet was a deficit, which reflects the consolidated book value of CT Legacy REIT, including certain securitization vehicles in which losses have been recorded in excess of CT Legacy REIT’s net investment.

During the second quarter of 2011, we purchased 118,651 shares of class B common stock of CT Legacy REIT which were issued to our former lenders in conjunction with our March 2011 restructuring. This purchase did not impact the book value of noncontrolling interests.

Earnings Per Share

The following table sets forth the calculation of Basic and Diluted earnings per share, or EPS, based on the weighted average of both restricted and unrestricted class A common stock outstanding, for the years ended December 31, 2011 and 2010 (in thousands, except share and per share amounts):

	Year Ended December 31, 2011			Year Ended December 31, 2010
	Net Income	Wtd. Avg. Shares	Per Share Amount	Net Loss	Wtd. Avg. Shares	Per Share Amount
Basic EPS:
Net income (loss) allocable to common stock	$258,142	22,660,429	$11.39	$(185,344)	22,371,264	$(8.28)

Effect of Dilutive Securities:
Warrants & Options outstanding for the purchase of common stock	—	1,289,996		—	—

Diluted EPS:
Net income (loss) per share of common stock and assumed conversions	$258,142	23,950,425	$10.78	$(185,344)	22,371,264	$(8.28)

As of December 31, 2010, Diluted EPS excludes 12,000 options and 3.5 million warrants which were antidilutive for the period.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The following table sets forth the calculation of Basic and Diluted EPS based on the weighted average of both restricted and unrestricted class A common stock outstanding, for the year ended December 31, 2009 (in thousands, except share and per share amounts):

	Year Ended December 31, 2009
	Net Loss	Wtd. Avg. Shares	Per Share Amount
Basic EPS:
Net loss allocable to common stock	$(576,437)	22,378,868	$(25.76)

Effect of Dilutive Securities:
Warrants & Options outstanding for the purchase of common stock	—	—

Diluted EPS:
Net loss per share of common stock and assumed conversions	$(576,437)	22,378,868	$(25.76)

As of December 31, 2009, Diluted EPS excludes 162,000 options and 3.5 million warrants which were antidilutive for the period.

Note 13. General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2011, 2010, and 2009 consisted of the following (in thousands):

	Year Ended December 31,
General and Administrative Expenses	2011	2010	2009
Personnel costs	$9,050	$8,848	$10,641
Restructuring awards	2,900	—	—
Professional services	5,388	5,944	8,498
Operating and other costs	2,246	2,367	2,741
Employee promote compensation	—	166	—

Subtotal	19,584	17,325	21,880

Non-cash personnel costs
Management incentive awards plan - CT Legacy REIT	3,054	—	—
Employee stock-based compensation	505	138	293

Subtotal	3,559	138	293

Expenses of consolidated securitization vehicles	724	1,336	—

Total	$23,867	$18,799	$22,173

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Note 14. Gain on Extinguishment of Debt

Gain on extinguishment of debt for the year ended December 31, 2011, 2010, and 2009 consisted of the following (in thousands):

	Year Ended December 31,
Gain on Extinguishment of Debt	2011	2010	2009
Extinguishment of senior credit facility and junior subordinated notes (1)	$174,846	$—	$—
Termination of loan participation sold (2)	75,000	1,124	—
Securitized debt obligations (3)	21,185	2,010	—

Total	$271,031	$3,134	$—

(1)	Represents the gain recorded on the extinguishment of certain of our legacy debt obligations as part of our March 2011 restructuring. See Note 1 for further discussion.
(2)	Represents the gain recorded on the termination of a loan participation sold which had previously been impaired. See Note 8 for further discussion.
(3)	Represents the gain recorded as a result of realized losses in consolidated securitization vehicles. As losses in these vehicles are realized, they result in the extinguishment of certain subordinate classes of securitized debt. See Note 10 for further discussion.

Note 15. Income Taxes

We account for our operations using accounting principles generally accepted in the United States, or GAAP. Below, we reconcile the differences between our GAAP-basis reporting and the equivalent amounts prepared on an income tax basis.

Our consolidated financial results include three separate taxable entities, Capital Trust, Inc. (a real estate investment trust, or REIT), CTIMCO (a wholly-owned taxable REIT subsidiary, or TRS, of Capital Trust, Inc.), and CT Legacy REIT. These entities are presented on a consolidated basis under GAAP, however they are separate taxpayers.

The table below shows GAAP net income (loss), estimated taxable income (loss), and our GAAP income tax provision for the year ended December 31, 2011 disaggregated for each of these separate taxpaying entities:

Disaggregated Income (Loss) Information by Taxpayer, for the Year Ended December 31, 2011
(in thousands)	GAAP Net Income (Loss)	Estimated Taxable Income	Income Tax Provisison
Capital Trust	$258,629	$26,216	$675
CTIMCO	(2,986)	4,745	1,121
CT Legacy REIT	(3,324)	(7,426)	750

Consolidated GAAP net income and tax provision	$252,319		$2,546

During 2011, in our GAAP-basis consolidated financial statements, we recorded an income tax provision of $2.5 million, which was primarily comprised of a $3.2 million current year tax provision, offset by a $610,000 non-cash deferred income tax provision at CTIMCO due primarily to timing differences of compensation expenses as well as the use of NOL carryforwards.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Capital Trust, Inc.

Capital Trust, Inc. has made a tax election to be treated as a REIT. The primary benefit from this election is that we are able to deduct dividends paid to our shareholders from the calculation of taxable income, effectively eliminating corporate taxes on the operations of the REIT. In order to qualify as a REIT, our activities must focus on real estate investments and we must meet certain asset, income, ownership and distribution requirements. These qualifications have become more difficult to meet in light of the transfer of our legacy portfolio to CT Legacy REIT in conjunction with our March 2011 restructuring, and the lack of new, replacement investment activity. If we fail to maintain our qualification as a REIT in any year, we may be subject to material penalties as well as federal, state, and local income taxes on our taxable income at regular corporate rates. As of December 31, 2011 and 2010, we were in compliance with all REIT requirements.

In addition, we are subject to taxation on the income generated by investments in our CT CDOs. Due to the redirection provisions of our CT CDOs, which reallocate principal proceeds and interest otherwise distributable to us to repay senior note holders, assets financed through our CT CDOs may generate current taxable income without a corresponding cash distribution to us.

As of December 31, 2011, we have approximately $163.1 million of NOLs, and $120.8 million of NCLs available to be carried forward and utilized in future periods. If we are unable to utilize our NOLs, they will expire in 2029. If we are unable to utilize our NCLs, $2.0 million will expire in 2013, $87.4 million will expire in 2014, and $31.4 million will expire in 2015. The availability of these NOLs and NCLs is subject to certain change of control provisions promulgated by the Internal Revenue Service with respect to the ownership of Capital Trust, Inc.

The table below reconciles the differences between GAAP net income and estimated taxable income for Capital Trust, Inc.:

Capital Trust GAAP to Tax Reconciliation
(in thousands)	Year Ended December 31, 2011
GAAP net income	$258,629
LESS: GAAP net income of entities not consolidated for tax (1)	(197,289)

Subtotal	61,340
GAAP to tax differences:
Losses, allowances and provisions on investments (2)	(51,460)
Gain recognition related to March 31, 2011 restructuring	18,114
Non-cash interest expense not deductible for tax	5,271
Equity investments (3)	(1,582)
GAAP income tax provision	675
Other	(6,142)

Subtotal	(35,124)

Capital Trust estimated taxable income (4)	$26,216

(1)	Represents the GAAP net income of securitization vehicles which are consolidated into Capital Trust under GAAP, but which are separate taxpayers.
(2)	Comprised of 2011 tax losses that were recognized for GAAP in prior periods. This is offset by GAAP losses that may be recognized in future tax periods.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(3)	GAAP to tax differences relating to our co-investments in CTOPI, primarily the elimination of unrealized gains and losses recorded under GAAP.
(4)	We expect to utilize our net operating losses and net capital losses carried forward from prior periods to offset taxable income for 2011.

For tax year 2011, we expect to utilize net operating losses, or NOLs, and net capital losses, or NCLs, carried forward from prior periods to offset taxable income. The utilization of NOLs will also require us to pay alternative minimum taxes of approximately $400,000.

CTIMCO

CTIMCO is a wholly-owned subsidiary that operates our investment management business (including the management of Capital Trust, Inc.) and holds some of our assets. As a TRS, CTIMCO is subject to corporate taxation. The table below reconciles GAAP net loss to estimated taxable income for CTIMCO:

CTIMCO GAAP to Tax Reconciliation
(in thousands)	Year Ended December 31, 2011
GAAP net loss	$(2,986)
GAAP to tax differences:
General and administrative (1)	4,940
GAAP income tax provision	1,121
Other	1,670

Subtotal	7,731

CTIMCO estimated taxable income	$4,745

(1)	Primarily differences associated with stock-based and other compensation to our employees.

For tax year 2011, we paid approximately $1.7 million of estimated taxes at CTIMCO.

CT Legacy REIT

The table below reconciles the differences between GAAP net loss and estimated taxable loss for CT Legacy REIT:

Legacy REIT GAAP to Tax Reconciliation
(in thousands)	Year Ended December 31, 2011
GAAP net loss	$(3,324)
LESS: GAAP net income of entities not consolidated for tax (1)	(13,174)

Subtotal	(16,498)
GAAP to tax differences:
Losses, allowances and provisions on investments (2)	3,225
Non-cash interest expense not deductible for tax	1,857
GAAP income tax provision	750
Other	3,240

Subtotal	9,072

CT Legacy REIT estimated taxable loss	$(7,426)

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(1)	Represents the GAAP net income of securitization vehicles which are consolidated into CT Legacy REIT under GAAP, but which are separate taxpayers.
(2)	Comprised of 2011 GAAP losses that may be recognized in future tax periods.

Certain of CT Legacy REIT’s assets have been transferred to taxable REIT subsidiaries, or TRSs. For tax year 2011, CT Legacy REIT recorded a $750,000 current tax provision related to the operations of one of its TRS entities which had net taxable income for the year, which is not included in the table above. No income taxes were due or paid directly by CT Legacy REIT.

As of December 31, 2011, CT Legacy REIT has approximately $7.4 million of NOLs available to be carried forward and utilized in future periods. If CT Legacy REIT is unable to utilize its NOLs, they will expire in 2031.

Deferred Income Taxes (CTIMCO)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities used for financial reporting purposes and the amounts used for tax reporting purposes.

The significant components of deferred tax assets and liabilities, which were generated entirely by CTIMCO, were as follows (in thousands):

	December 31, 2011	December 31, 2010
NOL carryforwards	$—	$392
Deferred compensation expense	1,039	24
Other	229	242

Deferred tax asset	1,268	658
Valuation allowance	—	—
Net deferred tax asset	$1,268	$658

As of December 31, 2011, tax years 2007 through 2011 remain subject to examination by taxing authorities.

Note 16. Employee Benefit and Incentive Plans

Stock-Based Incentive Plans

We had stock-based incentive awards outstanding under three benefit plans as of December 31, 2011: (i) the Amended and Restated 1997 Non-Employee Director Stock Plan, or 1997 Director Plan, (ii) the 2007 Long Term Incentive Plan, or 2007 Plan, and (iii) the 2011 Long Term Incentive Plan, or 2011 Plan. The 1997 Director Plan and the 2007 Plan expired in 2007 and 2011, respectively and no new awards may be issued under them. In March 2011, in addition to the 300,000 shares awarded to our three named executive officers, our Compensation Committee authorized our chief executive officer to grant 100,000 shares under the 2007 Long Term Incentive Plan to other officers and employees designated by him. Our chief executive officer designated awardees for the 100,000 shares subsequent to December 31, 2011.

Under the 2011 Plan, a maximum of 1.0 million shares of class A common stock may be issued. Shares canceled under previous plans are available to be reissued under the 2011 Plan. As of December 31, 2011, there were 944,469 shares available under the 2011 Plan.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Under these plans, our employees are issued shares of our restricted class A common stock. We record grant date fair value of these shares as an expense over their vesting period. A portion of these shares vest pro-rata over a three-year service period, with the remainder contingently vesting after a four-year period based on the returns we have achieved.

As of December 31, 2011, unvested share-based compensation consisted of 244,424 shares of restricted class A common stock with an unamortized value of $316,000. Subject to vesting conditions and the continued employment of certain employees, these costs will be recognized as compensation expense over the next two years.

Activity under these three plans for the year ended December 31, 2011 is summarized in the table below in share and share equivalents:

Benefit Type	1997 Employee Plan	1997 Director Plan	2007 Plan	2011 Plan	Total
Options
Beginning balance	12,224	—	—	—	12,224
Expired	(12,224)	—	—	—	(12,224)

Ending balance	—	—	—	—	—
Restricted Class A
Common Stock (1)
Beginning balance	—	—	32,785	—	32,785
Granted	—	—	300,000	—	300,000
Vested	—	—	(88,361)	—	(88,361)

Ending balance (2)	—	—	244,424	—	244,424
Stock Units (3)
Beginning balance	—	68,544	416,855	—	485,399
Granted and deferred	—	—	21,405	55,531	76,936

Ending balance	—	68,544	438,260	55,531	562,335

Total outstanding	—	68,544	682,684	55,531	806,759

(1)	Comprised of both performance based awards that vest upon the attainment of certain common equity return thresholds and time based awards that vest based upon an employee’s continued employment on pre-established vesting dates.
(2)	Approximately 229,000 of these shares vest over a three-year service period and the remainder contingently vest over a four-year period based upon returns we have achieved.
(3)	Stock units are granted to certain members of our board of directors in lieu of cash compensation for services and in lieu of dividends earned on previously granted stock units.

A summary of the unvested restricted class A common stock as of and for the year ended December 31, 2011 was as follows:

	Restricted Class A Common Stock
	Shares	Grant Date Fair Value
Unvested at January 1, 2011	32,785	$5.67
Granted	300,000	2.29
Vested	(88,361)	2.62

Unvested at December 31, 2011	244,424	$2.65

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

A summary of the unvested restricted class A common stock as of and for the year ended December 31, 2010 was as follows:

	Restricted Class A Common Stock
	Shares	Grant Date Fair Value
Unvested at January 1, 2010	79,023	$7.99
Granted	16,875	1.27
Vested	(53,188)	8.21
Forfeited	(9,925)	7.57

Unvested at December 31, 2010	32,785	$5.67

A summary of the unvested restricted class A common stock as of and for the year ended December 31, 2009 was as follows:

	Restricted Class A Common Stock
	Shares	Grant Date Fair Value
Unvested at January 1, 2009	331,197	$30.61
Granted	216,269	3.32
Vested	(69,997)	25.02
Forfeited	(398,446)	21.58

Unvested at December 31, 2009	79,023	$7.99

The total grant date fair value of restricted shares that vested during the years ended December 31, 2011, 2010, and 2009 was $231,000, $437,000, and $301,000, respectively.

Incentive Management Fee Grants

In addition to the equity interests detailed above, we may grant percentage interests in the incentive compensation received by us from certain of our investment management vehicles. In January 2011, we created a pool for employees equal to 45% of the CTOPI incentive management fee received by us. As of December 31, 2011, we had granted 92.5% of the pool to our employees and the remainder remains unallocated. These grants have the following employment-based vesting schedule: (i) one-third vests on the date of grant, (ii) one-third vests upon the expiration of the investment period of CTOPI currently September 2012, and (iii) the remainder vests upon our receipt of incentive management fees from CTOPI.

CT Legacy REIT Management Incentive Awards Plan

In conjunction with our March 2011 restructuring, we created an employee pool for up to 6.75% of the dividends paid to the common equity holders of CT Legacy REIT (subject to certain caps and priority distributions). As of December 31, 2011, 75% of the pool was granted to our employees and the remainder remains unallocated. These grants have the following employment-based vesting schedule: (i) 25% vests on the date of grant, (ii) 25% vests in March 2013, (iii) 25% vests in March 2014, and (iv) the remainder vests upon our receipt of dividends from CT Legacy REIT.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Note 17. Fair Values

Assets and Liabilities Recorded at Fair Value

Certain of our assets and liabilities are measured at fair value either (i) on a recurring basis, as of each quarter-end, or (ii) on a nonrecurring basis, as a result of impairment or other events. Generally, loans held-for-sale, real estate held-for-sale, and interest rate swaps are measured at fair value on a recurring basis, while impaired loans and securities are measured at fair value on a nonrecurring basis. These fair values are determined using a variety of inputs and methodologies, which are detailed below.

As discussed in Note 2, the “Fair Value Measurement and Disclosures” Topic of the Codification establishes a fair value hierarchy that prioritizes the inputs used in determining fair value under GAAP, which includes the following classifications, in order of priority:

•	Level 1 generally includes only unadjusted quoted prices in active markets for identical assets or liabilities as of the reporting date.

•	Level 2 inputs are those which, other than Level 1 inputs, are observable for identical or similar assets or liabilities.

•	Level 3 inputs generally include anything which does not meet the criteria of Levels 1 and 2, particularly any unobservable inputs.

The following table summarizes our assets and liabilities, including those of CT Legacy REIT and our consolidated securitization vehicles, which are recorded at fair value as of December 31, 2011 (in thousands):

		Fair Value Measurements Using
	Total Fair Value at December 31, 2011	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Measured on a recurring basis:
CT Legacy REIT’s loans held-for-sale	$30,875	$—	$—	$30,875
Securitization vehicles’ real estate held-for-sale	$10,342	$—	$—	$10,342
CT Legacy REIT’s interest rate hedge liabilities	$(8,817)	$—	$(8,817)	$—
Securitization vehicles’ interest rate hedge liabilities	$(24,942)	$—	$(24,942)	$—
Measured on a nonrecurring basis:
CT Legacy REIT’s impaired loans: (1)
Senior mortgages	$11,638	$—	$—	$11,638
Subordinate interests in mortgages	19,335	—	—	19,335
Mezzanine loans	—	—	—	—

	$30,973	$—	$—	$30,973
Securitization vehicles’ impaired securities held-to-maturity (2)	$6,776	$—	$—	$6,776
Securitization vehicles’ impaired loans: (1)
Senior mortgages	$16,927	$—	$—	$16,927
Subordinate interests in mortgages	5,419	—	—	5,419
Mezzanine loans	20,539	—	—	20,539

	$42,885	$—	$—	$42,885

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(1)	Loans receivable against which we have recorded a provision for loan losses as of December 31, 2011.
(2)	Securities which were other-than-temporarily impaired during the three months ended December 31, 2011.

The following methods and assumptions were used to estimate the fair value of each type of asset and liability which was recorded at fair value as of December 31, 2011:

Loans held-for-sale: Loans held-for-sale are valued based on expected net proceeds from a sale of the asset.

Real estate held-for-sale: Real estate held-for-sale is valued based on expected proceeds from a sale of the asset.

Interest rate hedge liabilities: Interest rate hedges are valued using advice from a third party derivative specialist, based on a combination of observable market-based inputs, such as interest rate curves, and unobservable inputs such as credit valuation adjustments due to the risk of non-performance by both us and our counterparties. See Notes 10 and 11 for additional details on our interest rate hedges.

Impaired securities held-to-maturity: Securities which are other-than-temporarily impaired are generally valued by a combination of (i) obtaining assessments from third-party dealers and, (ii) in cases where such assessments are unavailable or, in the opinion of management, deemed not to be indicative of fair value, discounting expected cash flows using internal cash flow models and estimated market discount rates. In the case of internal models, expected cash flows of each security are based on management’s assumptions regarding the collection of principal and interest on the underlying loans and securities. The table above includes only securities which were impaired during the three months ended December 31, 2011 . Previously impaired securities have been subsequently adjusted for amortization, and are therefore no longer reported at fair value as of December 31, 2011 .

As of December 31, 2011 , two of our consolidated securitization vehicles’ securities were other-than-temporarily impaired and therefore reported at fair value based on dealer valuations. One security had a 2005 vintage and was rated “D” by Standard and Poor, “Caa3” by Moody, and “CC” by Fitch Ratings, Inc. This security was valued at 33% of its face amount. The other security had a 2002 vintage and was rated “D” from Standard and Poor and “Caa1” from Moody. This security was valued at 37% of its face amount.

Impaired loans : The loans identified for impairment are collateral dependent loans. Impairment on these loans is measured by comparing management’s estimation of fair value of the underlying collateral to the book value of the respective loan. These valuations require significant judgments, which include assumptions regarding capitalization rates, leasing, creditworthiness of major tenants, occupancy rates, availability of financing, exit plan, loan sponsorship, actions of other lenders and other factors deemed necessary by management. The table above includes all impaired loans, regardless of the period in which impairment was recognized.

Additional details of CT Legacy REIT’s loans which were recorded at fair value as of December 31, 2011 are described below:

Senior mortgage loans: One of CT Legacy REIT’s senior mortgage loans with a principal balance of $24.7 million was reported at fair value as of December 31, 2011 . This hotel loan matured in September 2011 and has a coupon of 2.0% per annum as of December 31, 2011 .

Subordinate interests in mortgages: Three of CT Legacy REIT’s subordinate interests in mortgage loans with an aggregate principal balance of $83.8 million are reported at fair value as of December 31, 2011 , including two hotel loans ($43.4 million), and one condominium loan ($40.4 million). These loans have a weighted average maturity of May 2013 and a weighted average coupon of 3.1% per annum as of December 31, 2011.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Mezzanine loans: One of CT Legacy REIT’s mezzanine loans with a principal balance of $152.3 million is reported at fair value as of December 31, 2011. This hotel loan matures in May 2012 and has a coupon of 3.7% per annum as of December 31, 2011 .

Additional details of our consolidated securitization vehicles’ loans which were recorded at fair value as of December 31, 2011 are described below:

Senior mortgage loans: One of our consolidated securitization vehicles’ senior mortgage loans with a principal balance of $33.2 million was reported at fair value as of December 31, 2011 , which is classified as a mixed-use/other loan. The loan has a maturity of May 2015 and a coupon of 2.3% per annum as of December 31, 2011 .

Subordinate interests in mortgages: Eight of our consolidated securitization vehicles’ subordinate interests in mortgage loans with an aggregate principal balance of $108.6 million are reported at fair value as of December 31, 2011 , including three hotel loans ($60.9 million), two office loans ($27.8 million), one multifamily loan ($5.5 million), one retail loan ($4.4 million) and one mixed-use/other loan ($10.2 million). The loans have a weighted average maturity of November 2011 and a weighted average coupon of 3.2% per annum as of December 31, 2011 .

Mezzanine loans: Two of our consolidated securitization vehicles’ mezzanine loans with an aggregate principal balance of $96.2 million are reported at fair value as of December 31, 2011, including one hotel loans ($75.5 million) and one retail loan ($20.7 million). The loans have a weighted average maturity of May 2011 and a weighted average coupon of 2.8% per annum as of December 31, 2011 .

The following table reconciles the beginning and ending balances of assets measured at fair value on a recurring basis using Level 3 inputs (in thousands):

	Loans Held-for-Sale	Real Estate Held-for-Sale
December 31, 2010	$5,750	$8,055
Loan Satisfactions	(5,750)	—
Transfer from loans receivable	32,331	—
Consolidation of additional securitization vehicles	—	3,342

Adjustments to fair value included in earnings:
Valuation allowance on loans held-for-sale	(1,456)	—
Impairment of real estate held-for-sale	—	(1,055)

December 31, 2011	$30,875	$10,342

Fair Value of Financial Instruments

In addition to the above disclosures for assets and liabilities which are recorded at fair value, GAAP also requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are estimated using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the estimated market discount rate and the estimated future

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in an immediate settlement of the instrument. Rather, these fair values reflect the amounts that management believes are realizable in an orderly transaction among willing parties. These disclosure requirements exclude certain financial instruments and all non-financial instruments.

The following table details the carrying amount, face amount, and approximate fair value of the financial instruments described above:

Fair Value of Financial Instruments
(in thousands)	December 31, 2011			December 31, 2010
	Carrying Amount	Face Amount	Fair Value	Carrying Amount	Face Amount	Fair Value
Financial assets:
Cash and cash equivalents	$34,818	$34,818	$34,818	$24,449	$24,449	$24,449
Securities held-to-maturity	—	—	—	3,455	36,015	5,518
Loans receivable, net	19,282	19,282	17,354	606,318	979,057	499,176

CT Legacy REIT
Restricted cash	12,985	12,985	12,985	—	—	—
Securities held-to- maturity	2,602	29,251	1,638	—	—	—
Loans receivable, net	206,514	435,973	180,439	—	—	—

Securitization Vehicles
Securities held-to- maturity	358,972	490,940	350,180	504,323	594,434	475,272
Loans receivable, net	612,598	815,716	570,936	2,891,379	3,147,755	2,548,715

Financial liabilities:
Repurchase obligations	—	—	—	372,582	372,680	372,680
Senior credit facility	—	—	—	98,124	98,124	14,719
Junior subordinated notes	—	—	—	132,190	143,753	2,875
Secured notes	7,847	7,847	6,436	—	—	—
Participations sold	19,282	19,282	17,354	259,304	259,304	81,589

CT Legacy REIT
Repurchase obligations	58,464	58,464	54,556	—	—	—
Mezzanine loan	55,111	55,111	71,475	—	—	—
Participations sold	97,465	97,465	—	—	—	—

Securitization Vehicles
Securitized debt obligations	1,211,407	1,210,992	767,619	3,621,229	3,620,446	2,717,787

The following methods and assumptions were used to estimate the fair value of each class of financial instruments, excluding those described above that are carried at fair value, for which it is practicable to estimate that value:

Cash and cash equivalents: The carrying amount of cash on deposit and in money market funds is considered to be a reasonable estimate of fair value.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Securities held-to-maturity: These investments, other than securities that have been other-than-temporarily impaired, are recorded on a held-to-maturity basis and not at fair value. The fair values presented above have been estimated by a combination of (i) obtaining assessments from third party dealers and, (ii) in cases where such assessments are unavailable or, in the opinion of management, deemed not to be indicative of fair value, discounting expected cash flows using internal cash flow models and estimated market discount rates. The expected cash flows of each security are based on management’s assumptions regarding the collection of principal and interest on the underlying loans and securities.

Loans receivable, net: Other than impaired loans, these assets are recorded at their amortized cost and not at fair value. The fair values presented above were estimated by management taking into consideration factors including capitalization rates, leasing, occupancy rates, availability and cost of financing, exit plan, sponsorship, actions of other lenders and indications of market value from other market participants.

Restricted cash: The carrying amount of restricted is considered to be a reasonable estimate of fair value.

Secured notes: These notes are recorded at their total face balance and not at fair value. The fair value was estimated based on the rate at which a similar credit facility would be priced today.

Participations sold: These liabilities are recorded at their amortized cost and not at fair value. The fair values presented above are consistent with those presented for the related loan assets.

Repurchase obligations: These facilities are recorded at their total face balance and not at fair value. The fair value was estimated based on the rate at which a similar credit facility would be priced today.

Mezzanine loan: This instrument is recorded at its amortized cost and not at fair value. The fair value was estimated based on the rate at which a similar credit facility would be priced today.

Securitized debt obligations: These obligations are recorded at the face value of outstanding obligations to third parties and not at fair value. The fair values presented above have been estimated by obtaining assessments from third party dealers.

Note 18. Supplemental Disclosures for Consolidated Statements of Cash Flows

As described in Note 2, our financial statements include nine consolidated securitization vehicles. The consolidation of these entities has materially impacted our statement of cash flows, primarily the amounts reported as principal collections of loans and repayments of securitized debt obligations. Notwithstanding the gross presentation on our consolidated statement of cash flows, the consolidation of these entities has no impact on our net cash flow.

Interest paid on our outstanding debt obligations during the years ended December 31, 2011, 2010, and 2009 was $81.7 million, $105.5 million and $65.6 million, respectively. This includes interest paid by consolidated securitization vehicles and CT Legacy REIT. The difference between interest expense on our consolidated statement of operations and interest paid is primarily due to non-cash interest expense recorded on loan participations sold, interest rate swaps, and amortization of discounts and deferred interest on various debt obligations.

Net taxes paid by us during the years ended December 31, 2011 and 2010 were $4.8 million and $603,000, respectively, and taxes recovered by us for the year ended December 31, 2009 was $408,000. The taxes paid in 2011 include $1.6 million paid by Capital Trust, Inc. that is expected to be refunded in 2012, and $750,000 paid by CT Legacy REIT related to one of its taxable REIT subsidiaries which is a separate taxpayer, but is consolidated for GAAP reporting.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Significant non-cash investing and financing activities, which are not presented on our consolidated statements of cash flows, include (i) the repayments of our loan participations sold assets and liabilities, and (ii) the consolidation and deconsolidation of securitization vehicles during the year.

Note 19. Transactions with Related Parties

We earn base management and incentive fees in our capacity as investment manager for multiple vehicles which we have sponsored. Due to the nature of our relationship with these vehicles, all management fees are considered revenue from related parties under GAAP. In addition, we have investments which are senior, junior, or pari passu to investments in our investment management vehicles, which could produce conflicts of interest between our direct portfolio and those of our managed accounts.

On November 9, 2006, we commenced our CT High Grade Mezzanine SM , or CT High Grade I, investment management initiative and entered into three separate account agreements with affiliates of W. R. Berkley Corporation, or WRBC, with an aggregate commitment of $250 million, which was subsequently increased to $350 million in July 2007. Subsequent to the expiration of the CT High Grade I investment period, we continued to invest on behalf of WRBC under the CT High Grade I platform on a non-discretionary basis, bringing WRBC’s total allocated capital to $422 million as of December 31, 2011. Pursuant to these agreements, we invested capital on behalf of WRBC in commercial real estate mortgages, mezzanine loans and participations therein. The separate accounts are entirely funded with committed capital from WRBC and are managed by a subsidiary of CTIMCO. CTIMCO earns a management fee equal to 0.25% per annum on invested assets.

WRBC beneficially owned common stock representing approximately 16.9% of our outstanding common stock and stock units as of February 7, 2012, and a member of our board of directors is an employee of WRBC. In addition, a wholly-owned subsidiary of WRBC is an investor in Five Mile and certain private funds under its management. As discussed in Notes 1 and 10, Five Mile provided an $83.0 million mezzanine loan to CT Legacy REIT in connection with our March 2011 restructuring, and holds a significant interest in the common equity of CT Legacy REIT.

In July 2008, CTOPI, a private equity fund that we manage, held its final closing completing its capital raise with $540 million total equity commitments. EGI-Private Equity II, L.L.C., an affiliate under common control of the chairman of our board of directors, owns a 3.7% limited partner interest in CTOPI. During the year ended December 31, 2011, we recorded $2.9 million of fees from CTOPI, $117,000 of which were attributable to EGI- Private Equity II, L.L.C.

CTOPI has purchased $75.5 million face value of our CT CDO notes in the open market for $40.4 million. These purchases were from third parties, and were not sold by us.

Effective December 1, 2009, John R. Klopp retired as our chief executive officer. In conjunction with his departure, Mr. Klopp was retained as a consultant to the company through November 2010, for which he was paid $83,333 per month over the twelve-month term. We recognized 100% of this consulting fee in 2009 as a component of general and administrative expense.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Note 20. Commitments and Contingencies

Leases

We lease our corporate office under an operating lease expiring in 2018. Minimum annual rental payments as of December 31, 2011 are as follows (in thousands):

Years ending December 31,
2012	$1,070
2013	1,099
2014	1,129
2015	1,129
2016	1,129
Thereafter	2,070

$7,626

We recognize our obligations under our lease on a straight-line basis over the term of the lease. In 2007 we entered into a lease for additional space, which we terminated in 2009. GAAP rent expense for office space amounted to $1.1 million, $1.1 million, and $1.2 million for the years ended December 31, 2011, 2010, and 2009, respectively.

Unfunded Commitments

As of December 31, 2011, we had an unfunded capital commitment to one of our investment management vehicles, CT Opportunity Partners I, LP, or CTOPI, of $15.0 million. This commitment will be funded pro-rata with our investors as CTOPI continues to make investments and/or delever its portfolio over the life of the fund.

Future Distribution Requirements

In 1999, we acquired a portfolio of CMBS from a dealer at a discount. For purposes of GAAP income recognition, we amortize the discount as interest income over the expected life of the securities using the effective interest method, as we do for other securities purchased at a discount. For income tax purposes, specifically with respect to this portfolio, we elected to defer the recognition of the purchase discount until we receive principal as the securities are sold, amortize or mature. In the future, assuming principal collection as anticipated, as these securities mature, we will recognize the purchase discount as income for tax purposes and, as a REIT, those amounts will be factored into our distribution requirements. For the securities in our CT CDOs, the cash flow waterfalls are designed to repay senior indebtedness with principal repayments, resulting in a situation where we may not receive cash as these securities are sold, amortize or mature. In these cases, we may have a distribution requirement without receipt of the cash to service the requirement, requiring us to fund these distribution requirements from other sources of liquidity. As of December 31, 2011, the securities in question were held by our CT CDOs, and have a face value of $20.6 million and a remaining discount of $1.8 million. The income we recognize for tax purposes on these securities will depend upon the rate of principal repayment of each security and the cash flow provisions of our CT CDOs.

Similarly, due to the redirection provisions of our CT CDOs, which reallocate principal and interest otherwise distributable to us to repay senior note holders, assets financed through our CT CDOs may generate current taxable income without a corresponding cash distribution to us. See Note 11 for additional discussion on these redirection provisions.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

CT Legacy REIT may also recognize taxable income related to securities and CDO provisions similar to those described above. Due to restrictions on dividend payments under CT Legacy REIT’s mezzanine loan, if such taxable income were to be recognized, it could result in consent dividends to us which would represent non-cash taxable income for Capital Trust, Inc. and could impact our distribution requirements.

As of December 31, 2011, we have approximately $163.1 million of NOLs, and $120.8 million of NCLs available to be carried forward and utilized in future periods to offset the impact of any income tax recognized, and therefore minimize our related distribution requirements.

Litigation

In the normal course of business, we are subject to various legal proceedings and claims, the resolution of which, in management’s opinion, will not have a material adverse effect on our consolidated financial position or results of operations.

Employment Agreements and Executive Compensation

As of December 31, 2011, we no longer have employment agreements with Stephen D. Plavin, who serves as our chief executive officer and president, Geoffrey J. Jervis, who serves as our chief financial officer, and Thomas C. Ruffing, who serves as our chief credit officer and head of asset management. These officers currently remain at-will employees of the Company.

Board of Director’s Compensation

Of the eight members of our board of directors, seven are entitled to annual compensation of $75,000 each. Our chief executive officer also serves as a director for no compensation. As of December 31, 2011, the annual compensation for one of these six directors was paid in cash and the remaining five directors were paid 50% in cash and 50% in the form of deferred stock units. In addition, the member of our board of directors that serves as the chairperson of the audit committee of our board of directors receives an annual cash compensation of $12,000. Compensation to the board of directors is payable in four equal quarterly payments.

Note 21. Segment Reporting

We operate in two reportable segments. We have an internal information system that produces performance and asset data for our two segments along service lines.

The Balance Sheet Investment segment includes our consolidated portfolio of interest earning assets and the financing thereof. The Investment Management segment includes the investment management activities of our wholly-owned investment management subsidiary, CT Investment Management Co., LLC, or CTIMCO, and its subsidiaries, as well as our co-investments in investment management vehicles. CTIMCO is a taxable REIT subsidiary and serves as the investment manager of Capital Trust, Inc., all of our investment management vehicles and CT CDOs, and serves as senior servicer and special servicer for certain of our investments and for third parties.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The following table details each segment’s contribution to our operating results and the identified assets attributable to each such segment for the year ended, and as of, December 31, 2011 (in thousands):

	Balance Sheet Investment	Investment Management	Inter- Segment Activities	Total
Income from loans and other investments:
Interest and related income	$117,162	$—	$—	$117,162
Less: Interest and related expenses	96,974	—	—	96,974

Income from loans and other investments, net	20,188	—	—	20,188
Other revenues:
Management fees from affiliates	—	8,481	(1,863)	6,618
Servicing fees	—	9,889	(1,392)	8,497

Total other revenues	—	18,370	(3,255)	15,115
Other expenses
General and administrative	7,310	18,420	(1,863)	23,867
Servicing fees expense	1,392	—	(1,392)	—

Total other expenses	8,702	18,420	(3,255)	23,867
Total other-than-temporary impairments of securities	(49,309)	—	—	(49,309)
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	1,243	—	—	1,243
Impairment of real estate held-for-sale	(1,055)	—	—	(1,055)

Net impairments recognized in earnings	(49,121)	—	—	(49,121)
Recovery of provision for loan losses	19,326	—	—	19,326
Valuation allowance on loans held-for-sale	(1,456)	—	—	(1,456)
Gain on extinguishment of debt	271,031	—	—	271,031
Income from equity investments	—	3,649	—	3,649

Income before income taxes	251,266	3,599	—	254,865
Income tax provision	1,425	1,121	—	2,546

Net income	$249,841	$2,478	$—	$252,319

Add: Net loss attributable to noncontrolling interests	5,823	—	—	5,823

Net income attributable to Capital Trust, Inc.	$255,664	$2,478	$—	$258,142

Total assets	$1,350,029	$16,287	$—	$1,366,316

All revenues were generated from external sources within the United States. The Investment Management segment earned fees of $1.4 million for serving as collateral manager of the four CT CDOs consolidated under our Balance Sheet Investment segment as well as special servicing activity for certain CT CDO assets for the year ended December 31, 2011. In addition, the investment management segment received intercompany preferred dividend income of $1.9 million from the balance sheet segment for the year ended December 31, 2011.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The following table details each segment’s contribution to our operating results and the identified assets attributable to each such segment for the year ended, and as of, December 31, 2010 (in thousands):

	Balance Sheet Investment	Investment Management	Inter-Segment Activities	Total
Income from loans and other investments:
Interest and related income	$158,793	$1	$—	$158,794
Less: Interest and related expenses	123,963	—	—	123,963

Income from loans and other investments, net	34,830	1	—	34,831
Other revenues:
Management fees from affiliates	—	7,808	—	7,808
Incentive management fees from affiliates	—	733	—	733
Servicing fees	—	8,189	(1,785)	6,404

Total other revenues	—	16,730	(1,785)	14,945
Other expenses
General and administrative	5,899	12,900	—	18,799
Servicing fee expense	1,785	—	(1,785)	—

Total other expenses	7,684	12,900	(1,785)	18,799
Total other-than-temporary impairments of securities	(77,960)	—	—	(77,960)
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	9,594	—	—	9,594
Impairment of real estate held-for-sale	(4,000)	—	—	(4,000)

Net impairments recognized in earnings	(72,366)	—	—	(72,366)
Provision for loan losses	(146,478)	—	—	(146,478)
Valuation allowance on loans held-for-sale	(2,119)	—	—	(2,119)
Gain on extinguishment of debt	3,134	—	—	3,134
Income from equity investments	—	3,608	—	3,608

(Loss) income before income taxes	(190,683)	7,439	—	(183,244)
Income tax provision	14	2,086	—	2,100

Net (loss) income	$(190,697)	$5,353	$—	$(185,344)

Total assets	$4,109,465	$14,484	$(3,259)	$4,120,690

All revenues were generated from external sources within the United States. The Investment Management segment earned fees of $1.8 million for serving as collateral manager of the four CT CDOs consolidated under our Balance Sheet Investment segment as well as special servicing activity for certain CT CDO assets for the year ended December 31, 2010.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The following table details each segment’s contribution to our operating results and the identified assets attributable to each such segment for the year ended, and as of, December 31, 2009 (in thousands):

	Balance Sheet Investment	Investment Management	Inter-Segment Activities	Total
Income from loans and other investments:
Interest and related income	$121,968	$16	($13)	$121,971
Less: Interest and related expenses	79,794	13	(13)	79,794

Income from loans and other investments, net	42,174	3	—	42,177
Other revenues:
Management fees from affiliates	—	13,512	(1,769)	11,743
Servicing fees	—	3,008	(1,329)	1,679

Total other revenues	—	16,520	(3,098)	13,422
Other expenses
General and administrative	8,083	15,859	(1,769)	22,173
Servicing fee expense	1,329	—	(1,329)	—

Total other expenses	9,412	15,859	(3,098)	22,173
Total other-than-temporary impairments of securities	(123,894)	—	—	(123,894)
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	14,256	—	—	14,256
Impairment of goodwill	—	(2,235)	—	(2,235)
Impairment of real estate held-for-sale	(2,233)	—	—	(2,233)

Net impairments recognized in earnings	(111,871)	(2,235)	—	(114,106)
Provision for loan losses	(482,352)	—	—	(482,352)
Loss on sale of investments	(10,363)	—	—	(10,363)
Loss from equity investments	—	(3,736)	—	(3,736)

Loss before income taxes	(571,824)	(5,307)	—	(577,131)
Income tax benefit	(408)	(286)	—	(694)

Net loss	$(571,416)	$(5,021)	$—	$(576,437)

Total assets	$1,926,019	$12,783	$(2,167)	$1,936,635

All revenues were generated from external sources within the United States. The Investment Management segment earned fees of $1.8 million for management of the Balance Sheet Investment segment and $1.3 million for serving as collateral manager of the four CT CDOs consolidated under our Balance Sheet Investment segment, and was charged $13,000 for inter-segment interest for the year ended December 31, 2009, which is reflected as offsetting adjustments to other interest income and other interest expense in the inter-segment activities column in the table above.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Note 22. Summary of Quarterly Results of Operations (Unaudited)

The following is a summary of the unaudited quarterly results of operations for the years ended December 31, 2011, 2010 and 2009 (in thousands except per share data):

	March 31	June 30	September 30	December 31
2011
Revenues	$38,889	$34,586	$28,855	$29,955
Net income (loss)	$254,586	$(1,845)	$13,724	$(8,322)
Net income (loss) per share of common stock:
Basic	$11.35	$(0.08)	$0.60	$(0.37)
Diluted	$11.04	$(0.08)	$0.57	$(0.37)
2010
Revenues	$44,505	$41,675	$43,147	$44,615
Net (loss) income	$(63,452)	$2,902	$(134,709)	$9,915
Net (loss) income per share of common stock:
Basic	$(2.84)	$0.13	$(6 .02)	$0.44
Diluted	$(2.84)	$0.13	$(6.02)	$0.44
2009
Revenues	$37,425	$33,667	$32,670	$31,631
Net loss	$(73,146)	$(6,396)	$(106,457)	$(390,438)
Net loss per share of common stock:
Basic	$(3.28)	$(0.29)	$(4.75)	$(17.41)
Diluted	$(3.28)	$(0.29)	$(4.75)	$(17.41)

Basic and diluted earnings per share are computed independently based on the weighted-average shares of common stock outstanding for each of the periods. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the total for the year. See Note 12 for a further discussion of earnings per share.

Note 23. Subsequent Events

Subsequent to year-end, in February 2012, we refinanced CT Legacy REIT’s JPMorgan repurchase facility and mezzanine loan with a single, new $124.0 million repurchase facility with JPMorgan. All collateral under the mezzanine loan was released, and all of CT Legacy REIT’s loan and debt security assets were pledged as collateral for the new JPMorgan facility. The new facility matures in December 2014, and carries an initial interest rate of LIBOR+5.50% per annum.

Periodic repayment targets must be met under the facility, which require the outstanding balance be reduced to: $100.0 million by December 31, 2012, $80.0 million by June 30, 2013, and $40.0 million by December 31, 2013. In addition, the facility’s interest rate is subject to increase by 0.50% per annum if the outstanding balance of the facility has not been reduced to $90.0 million as of June 30, 2012, and by an additional 0.50% per annum if the outstanding balance of the facility has not been reduced to $60.0 million as of December 31, 2012.

Capital Trust, Inc. and Subsidiaries

Schedule IV—Mortgage Loans on Real Estate

As of December 31, 2011

(in thousands)

Type of Loan/Borrower (1)	Description/ Location	Interest Payment Rates (2)	Final Maturity Date	Periodic Payment Terms (3)	Prior Liens (4)	Face Amount of Loans (5)(6)	Carrying Amount of Loans (7)(8)
Mortgage Loans:W
Borrower A	Office / CA	1.4%	11/2/2012	P & I	$—	$65,000	$65,000
Borrower B	Office / GA	6.0%	10/9/2013	P & I	—	$32,500	$30,875
Borrower C	Office / TX	4.5%	5/9/2013	I/O	—	27,503	27,503
All other mortgage loans individually less than 3% with face amounts:
Less than $20,000		1.6% - 9.5%	7/10/10 - 7/1/27		n/a	175,390	203,932
Between $20,000 and $40,000		2.3% - 7.8%	9/9/11 - 1/31/20		n/a	80,809	22,874
Greater than $40,000		n/a	n/a		n/a	—	—

Total mortgage loans:					—	381,202	350,184

Subordinate Interests in Mortgages:
Borrower D	Office / NY	9.8%	11/2/2011	I/O	80,000	39,000	39,000
Borrower E	Office / Diversified	2.9%	10/9/2013	I/O	56,871	35,000	35,000
Borrower F	Hotel / Diversified	8.4%	11/6/2013	I/O	114,930	40,663	40,663
Borrower G	Office / CA	2.1%	11/9/2013	I/O	58,000	33,000	33,000
All subordinate interests in mortgages individually less than 3% with face amounts:
Less than $20,000		2.2% - 9.2%	3/9/10 - 1/3/17		n/a	131,982	85,569
Between $20,000 and $40,000		1.7% - 7.7%	6/9/11 - 7/1/35		n/a	151,201	69,901
Greater than $40,000		3.0% - 3.0%	12/31/14 - 12/31/14		n/a	40,364	—

Total subordinate interests in mortgages:					309,801	471,210	303,133

Type of Loan/Borrower (1)	Description/ Location	Interest Payment Rates (2)	Final Maturity Date	Periodic Payment Terms (3)	Prior Liens (4)	Face Amount of Loans (5)(6)	Carrying Amount of Loans (7)(8)
Mezzanine & Other Loans:
Borrower H	Hotel /NY	8.5%	12/9/2013	I/O	173,750	84,750	84,750
Borrower I	Office / NY	7.0%	9/1/2014	I/O	71,780	40,541	40,796
All mezzanine & other loans individually less than 3% with face amounts:
Less than $20,000		2.8% -12.0%	11/2/11 - 2/1/16		n/a	54,120	54,120
Between $20,000 and $40,000		4.0% - 8.3%	2/9/10 - 12/1/14		n/a	43,823	43,718
Greater than $40,000		2.3% - 3.9%	10/9/11 - 5/9/12		n/a	227,826	—

Total mezzanine & other loans:					245,530	451,060	223,384

Unallocated loan loss provision:							(7,432)

Total loans:					$555,331	$1,303,472	$869,269

(1)	All amounts include both loans receivable and loans held-for-sale.
(2)	Rates for floating rate loans are based on LIBOR of 0.30% as of December 31, 2011.
(3)	P & I = principal and interest. I/O = interest only.
(4)	Represents only third party liens.
(5)	Does not include Unfunded Commitments.
(6)	Mortgage loans which are greater than 90 days delinquent include $96.2 million of our mezzanine loans, $102.6 million of our subordinate interests in mortgages, and $24.7 million of our senior interests in mortgages.
(7)	Mortgage loans with a carrying value of $404.3 million are not consolidated for federal income tax purposes because they are held by securitization vehicles in which we invest, as further described in Note 2. Excluding these loans, the tax basis of the mortgage loans included above is approximately $473.9 million as of December 31, 2011.
(8)	As of December 31, 2011, we identified 16 loans with an aggregate gross book value of $498.2 million for impairment, against which we have recorded a $424.3 million provision, and which are carried at an aggregate net book value of $73.9 million. See Notes 2 and 16 for a description of our loan impairment and valuation process.

Capital Trust, Inc. and Subsidiaries

Notes to Schedule IV

As of December 31, 2011

(in thousands)

1. Reconciliation of Mortgage Loans on Real Estate:

The following table reconciles Mortgage Loans on Real Estate for the years ended December 31, 2011, 2010 and 2009:

	2011	2010	2009
Balance at January 1 (1)	$3,503,447	$1,175,792	$1,882,409
Additions during period:
Impact of consolidation due to change in accounting principal (2)	—	2,845,241	—
Consolidation of additional securitization vehicle (3)	22,437	—	—
New mortgage loans	—	—	—
Additional fundings (4)	478	2,021	9,350
Amortization of discount, net (5)	1,773	1,364	990
Recovery of loan losses	21,973	—	—
Deductions during period:
Deconsolidation of securitization vehicle (6)	(595,920)	—	—
Collections of principal	(2,069,799)	(328,408)	(99,411)
Transfers to real estate held-for-sale	—	(12,054)	—
Transfers to other assets (7)	(7,914)	(6,614)	—
Provision for loan losses	—	(146,478)	(482,352)
Valuation allowance on loans held-for-sale	(1,456)	(2,119)	—
Mortgage loans sold	(5,750)	(25,298)	(124,831)
Loss on sale of mortgage loans	—	—	(10,363)

Balance at December 31	$869,269	$3,503,447	$1,175,792

(1)	All amounts include both loans receivable and loans held-for-sale.
(2)	Loans with an aggregate principal balance of $2.98 billion as of December 31, 2009 have been consolidated onto our balance sheet beginning January 1, 2010, as discussed in Note 2.
(3)	We consolidated an additional securitization vehicle, GECMC 2000-1, beginning in the third quarter of 2011. See the introduction to Note 11 to our consolidated financial statements for further discussion.
(4)	Includes deferred interest, which is a non-cash addition to the balance of mortgage loans, of $478,000, $378,000, and $1.7 million for the years ended December 31, 2011, 2010 and 2009, respectively.
(5)	Net discount amortization represents an entirely non-cash addition to the balance of mortgage loans.
(6)	We no longer consolidate the MSC 2007-XLFA securitization vehicle beginning in the third quarter of 2011. See the introduction to Note 11 to our consolidated financial statements above for further discussion.
(7)	Includes one loan which was restructured in January 2011 and converted to a $7.9 million equity participation in the borrower entity, as well as one loan which was restructured in June 2010 and converted to a $6.6 million equity participation in the borrower entity. These equity investments have been reclassified to Accrued Interest Receivable and Other Assets of CT Legacy REIT, and consolidated securitization vehicles, respectively, on our consolidated balance sheet as of December 31, 2011.

Annex E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2012

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                     to

Commission File Number 1-14788

Capital Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	94-6181186
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

410 Park Avenue, 14 th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 655-0220

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

APPLICABLE ONLY TO CORPORATE ISSUERS:

The number of outstanding shares of the registrant’s class A common stock, par value $0.01 per share, as of July 20, 2012 was 22,515,107.

CAPITAL TRUST, INC.

PART I. FINANCIAL INFORMATION

ITEM 1.	Financial Statements

Capital Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

June 30, 2012 and December 31, 2011

(in thousands, except per share data)

	June 30, 2012	December 31, 2011
	(unaudited)
Assets
Cash and cash equivalents	$34,604	$34,818
Loans receivable, net	1,619	19,282
Equity investments in unconsolidated subsidiaries	17,978	10,399
Deferred income taxes	2,727	1,268
Prepaid expenses and other assets	2,207	4,533

Subtotal	59,135	70,300

Assets of Consolidated Entities
CT Legacy REIT
Restricted cash	15,433	12,985
Securities held-to-maturity	—	2,602
Loans receivable, net	—	206,514
Loans held-for-sale, net	—	30,875
Investment in CT Legacy Asset, at fair value	90,700	—
Accrued interest receivable and other assets	—	2,119

Subtotal	106,133	255,095

Securitization Vehicles
Securities held-to-maturity	166,630	358,972
Loans receivable, net	241,644	612,598
Real estate held-for-sale	—	10,342
Accrued interest receivable and other assets	10,695	59,009

Subtotal	418,969	1,040,921

Total assets	$584,237	$1,366,316

See accompanying notes to consolidated financial statements.

Capital Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

June 30, 2012 and December 31, 2011

(in thousands, except per share data)

	June 30, 2012	December 31, 2011
	(unaudited)
Liabilities & Equity (Deficit)
Liabilities:
Accounts payable, accrued expenses and other liabilities	$12,320	$8,075
Secured notes	8,176	7,847
Participations sold	1,619	19,282

Subtotal	22,115	35,204

Non-Recourse Liabilities of Consolidated Entities
CT Legacy REIT
Accounts payable, accrued expenses and other liabilities	—	743
Repurchase obligations	—	58,464
Mezzanine loan, net of unamortized discount	—	55,111
Participations sold	—	97,465
Interest rate hedge liabilities	—	8,817

Subtotal	—	220,600

Securitization Vehicles
Accounts payable, accrued expenses and other liabilities	549	3,102
Securitized debt obligations	518,140	1,211,407
Interest rate hedge liabilities	21,193	24,942

Subtotal	539,882	1,239,451

Total liabilities	561,997	1,495,255

Commitments and contingencies	—	—

Equity (Deficit):
Class A common stock, $0.01 par value, 100,000 shares authorized, 21,979 and 21,967 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively (“class A common stock”)	220	220
Restricted class A common stock, $0.01 par value, 537 and 244 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively (“restricted class A common stock” and together with class A common stock, “common stock”)	5	2
Additional paid-in capital	597,344	597,049
Accumulated other comprehensive loss	(33,679)	(40,584)
Accumulated deficit	(598,275)	(667,111)

Total Capital Trust, Inc. shareholders’ deficit	(34,385)	(110,424)

Noncontrolling interests	56,625	(18,515)

Total equity (deficit)	22,240	(128,939)

Total liabilities and equity (deficit)	$584,237	$1,366,316

See accompanying notes to consolidated financial statements.

Capital Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

Three and Six Months Ended June 30, 2012 and 2011

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Income from loans and other investments:
Interest and related income	$6,763	$32,554	$21,479	$69,545
Less: Interest and related expenses	5,413	32,296	28,754	58,543

Income from loans and other investments, net	1,350	258	(7,275)	11,002
Other revenues:
Management fees from affiliates	1,610	1,595	3,195	3,174
Servicing fees	1,365	438	3,385	748

Total other revenues	2,975	2,033	6,580	3,922
Other expenses:
General and administrative	4,740	4,649	9,052	14,928

Total other expenses	4,740	4,649	9,052	14,928
Total other-than-temporary impairments of securities	—	—	—	(4,933)
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	—	—	(160)	(3,271)

Net impairments recognized in earnings	—	—	(160)	(8,204)
Recovery of provision for loan losses	—	8,088	8	17,249
Valuation allowance on loans held-for-sale	—	(224)	—	(224)
Gain on extinguishment of debt	—	937	—	250,976
Fair value adjustment on investment in CT Legacy Assets	3,704	—	7,657	—
Gain on deconsolidation of subsidiary	—	—	146,380	—
Income from equity investments	205	842	901	1,797

Income before income taxes	3,494	7,285	145,039	261,590
Income tax provision	143	1,061	1,066	1,450

Net income	$3,351	$6,224	$143,973	$260,140

Less: Net income attributable to noncontrolling interests	(1,068)	(8,069)	(75,137)	(7,400)

Net income (loss) attributable to Capital Trust, Inc.	$2,283	$(1,845)	$68,836	$252,740

Per share information:
Net income (loss) per share of common stock:
Basic	$0.10	$(0.08)	$3.01	$11.19

Diluted	$0.09	$(0.08)	$2.83	$10.52

Weighted average shares of common stock outstanding:
Basic	22,893,522	22,723,146	22,865,819	22,580,143

Diluted	24,426,857	22,723,146	24,353,388	24,024,222

See accompanying notes to consolidated financial statements.

Capital Trust, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

Three and Six Months Ended June 30, 2012 and 2011

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$3,351	$6,224	$143,973	$260,140

Other comprehensive income (loss):
Unrealized gain (loss) on derivative financial instruments	1,965	(999)	3,749	3,545
Gain on interest rate swaps no longer designated as cash flow hedges	—	3,201	2,481	3,201
Amortization of unrealized gains and losses on securities	(8)	(277)	(765)	(506)
Amortization of deferred gains and losses on settlement of swaps	—	(23)	(56)	(47)
Other-than-temporary impairments of securities related to fair value adjustments in excess of expected credit losses, net of amortization	(174)	116	213	3,966

Other comprehensive income	1,783	2,018	5,622	10,159

Comprehensive income	$5,134	$8,242	$149,595	$270,299

Less: Comprehensive income attributable to noncontrolling interests	(1,068)	(8,068)	(75,147)	(7,400)

Comprehensive income attributable to Capital Trust, Inc.	$4,066	$174	$74,448	$262,899

See accompanying notes to consolidated financial statements.

Capital Trust, Inc. and Subsidiaries

Consolidated Statements of Changes in Equity (Deficit)

For the Six Months Ended June 30, 2012 and 2011

(in thousands)

(unaudited)

	Class A Common Stock	Restricted Class A Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Capital Trust, Inc. Shareholders’ Deficit	Noncontrolling Interests	Total
Balance at January 1, 2011	$219	$—	$559,411	$(50,462)	$(920,355)	$(411,187)	$—	$(411,187)
Net income	—	—	—	—	252,740	252,740	7,400	260,140
Other comprehensive income	—	—	—	10,159	—	10,159	—	10,159
Allocation to noncontrolling interests	—	—	37,014	—	—	37,014	(12,623)	24,391
Restricted class A common stock earned, net of shares deferred	1	2	230	—	—	233	—	233
Deferred directors’ compensation	—	—	94	—	—	94	—	94

Balance at June 30, 2011	$220	$2	$596,749	$(40,303)	$(667,615)	$(110,947)	$(5,223)	$(116,170)

Balance at January 1, 2012	$220	$2	$597,049	$(40,584)	$(667,111)	$(110,424)	$(18,515)	$(128,939)
Net income	—	—	—	—	68,836	68,836	75,137	143,973
Other comprehensive income	—	—	—	5,612	—	5,612	10	5,622
Deconsolidation of CT Legacy Asset	—	—	—	1,293	—	1,293	—	1,293
Distributions to noncontrolling interests	—	—	—	—	—	—	(7)	(7)
Restricted class A common stock earned, net of shares deferred	—	3	182	—	—	185	—	185
Deferred directors’ compensation	—	—	113	—	—	113	—	113

Balance at June 30, 2012	$220	$5	$597,344	$(33,679)	$(598,275)	$(34,385)	$56,625	$22,240

See accompanying notes to consolidated financial statements.

Capital Trust , Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2012 and 2011

(in thousands)

(unaudited)

	2012	2011
Cash flows from operating activities:
Net income	$143,973	$260,140
Adjustments to reconcile net income to net cash provided by operating activities:
Net impairments recognized in earnings	160	8,204
Recovery of provision for loan losses	(8)	(17,249)
Valuation allowance on loans held-for-sale	—	224
Gain on extinguishment of debt	—	(250,976)
Gain on deconsolidation of CT Legacy Asset	(146,380)	—
Fair value adjustment on CT Legacy Asset	(7,657)	—
Income from equity investments	(901)	(1,797)
Distributions of income from equity investments	1,710	—
Employee stock-based compensation	210	317
Incentive awards plan expense	181	2,980
Deferred directors’ compensation	113	94
Distributions from CT Legacy Assets	6,634	—
Amortization of premiums/discounts on loans and securities and deferred interest on loans	(393)	(912)
Amortization of deferred gains and losses on settlement of swaps	(56)	(47)
Amortization of deferred financing costs and premiums/discounts on debt obligations	9,846	6,648
Loss on interest rate swaps not designated as cash flow hedges	2,772	3,970
Changes in assets and liabilities, net:
Accrued interest receivable	(3,785)	2,617
Deferred income taxes	(1,458)	(939)
Prepaid expenses and other assets	2,622	448
Accounts payable and accrued expenses	(1,075)	(1,283)

Net cash provided by operating activities	6,508	12,439

Cash flows from investing activities:
Principal collections and proceeds from securities	28,122	31,435
Distributions from equity investments	—	3,360
Principal collections of loans receivable	83,245	1,680,725
Proceeds from disposition of loans	—	5,750
Contributions to unconsolidated subsidiaries	(4,030)	(1,991)
Distributions from unconsolidated subsidiaries	677	2,869
Increase in restricted cash	(2,448)	(10,225)

Net cash provided by investing activities	105,566	1,711,923

Cash flows from financing activities:
Borrowings under repurchase obligations	123,977	—
Repayments under repurchase obligations	(58,464)	(253,336)
Repayments under senior credit facility	(63,000)	(22,932)
Repayment of junior subordinated notes	—	(4,640)
Borrowing under mezzanine loan	—	83,000
Repayments under mezzanine loan	—	(20,000)
Repayment of securitized debt obligations	(114,768)	(1,490,715)
Payment of financing expenses	—	(11,126)
Purchase of and distributions to noncontrolling interests	(8)	(142)
Purchase of secured notes	—	(405)
Vesting of restricted Class A common stock	(25)	(85)

Net cash used in financing activities	(112,288)	(1,720,381)

Net (decrease) increase in cash and cash equivalents	(214)	3,981
Cash and cash equivalents at beginning of period	34,818	24,449

Cash and cash equivalents at end of period	$34,604	$28,430

See accompanying notes to consolidated financial statements.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(unaudited)

Note 1. Organization

References herein to “we,” “us” or “our” refer to Capital Trust, Inc. and its subsidiaries unless the context specifically requires otherwise.

We are a fully integrated, self-managed, real estate finance and investment management company that specializes in credit sensitive financial products. To date, our investment programs have focused on loans and securities backed by commercial real estate assets. We invest for our own account directly on our balance sheet and for third-parties through a series of investment management vehicles. Our business model is designed to produce a mix of net interest margin from our balance sheet investments, and fee income and co-investment income from our investment management vehicles. In managing our operations, we focus on originating investments, managing our portfolios and capitalizing our businesses. From the inception of our finance business in 1997 through June 30, 2012, we have completed approximately $12.0 billion of commercial real estate debt investments. We conduct our operations as a real estate investment trust, or REIT, for federal income tax purposes. We are traded on the New York Stock Exchange, or NYSE, under the symbol “CT”, and are headquartered in New York City.

March 2011 Restructuring

On March 31, 2011, we restructured, amended, or extinguished all of our outstanding recourse debt obligations, which we refer to as our March 2011 restructuring. Our March 2011 restructuring involved: (i) the contribution of certain of our legacy assets to a newly formed subsidiary, CT Legacy REIT Mezz Borrower, Inc., or CT Legacy REIT, (ii) the assumption of our legacy repurchase obligations by CT Legacy REIT, and (iii) the extinguishment of the remainder of our recourse obligations, our senior credit facility and junior subordinated notes. The restructuring was financed with a new $83.0 million mezzanine loan obtained by CT Legacy REIT from an affiliate of Five Mile Capital Partners LLC, or Five Mile, and the issuance of equity interests in the common stock of CT Legacy REIT to the former lenders under our senior credit facility and our former junior subordinated noteholders, as well as to an affiliate of Five Mile.

Following the completion of our March 2011 restructuring, we no longer have any recourse debt obligations, and retain unencumbered ownership of 100% of (i) our investment management platform, CT Investment Management Co., LLC, (ii) our co-investment in CT Opportunity Partners I, LP, (iii) our residual ownership interests in three of the CDOs that we issued, CT CDOs I, II, and IV, and (iv) our tax-basis net operating losses. Furthermore, we have a 52% equity interest in the common stock of CT Legacy REIT. Our economic interest in CT Legacy REIT is, however, subject to (i) the secured notes, which are non-recourse obligations that are collateralized by certain of our retained equity interests in the common stock of CT Legacy REIT, (ii) incentive awards that provide for the participation in amounts earned from our retained equity interests in the common stock of CT Legacy REIT, and (iii) the subordinate class B common stock of CT Legacy REIT owned by our former junior subordinate noteholders.

See Note 5 for further discussion of the secured notes, Note 9 for further discussion of the management incentive awards plan, and Note 6 for further discussion of the class B common stock.

In addition to our interest in the common stock of CT Legacy REIT, we also own 100% of its outstanding class A preferred stock. The class A preferred stock initially entitles us to cumulative preferred dividends of $7.5 million per annum, which dividends will be reduced in January 2013 to the greater of (i) 2.5% of certain of CT Legacy REIT’s assets, and (ii) $1.0 million per annum.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

CT Legacy Assets Deconsolidation

On February 10, 2012, we refinanced CT Legacy REIT’s mezzanine loan and repurchase facility with a single, new $124.0 million repurchase facility with JPMorgan. The borrower under the new JP Morgan facility, CT Legacy Asset, LLC, or CT Legacy Assets, is a wholly owned subsidiary of CT Legacy REIT and owns all of its assets, other than cash. As a result of the refinancing, CT Legacy REIT ceased to be the primary beneficiary of CT Legacy Assets and, therefore, discontinued the consolidation of CT Legacy Assets. As a result, its assets and liabilities were deconsolidated from our financial statements as of February 10, 2012.

See Note 6 for a further discussion of CT Legacy REIT and CT Legacy Assets.

Note 2. Summary of Significant Accounting Policies

The accompanying unaudited consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP, for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. The accompanying unaudited consolidated interim financial statements should be read in conjunction with the consolidated financial statements and the related management’s discussion and analysis of financial condition and results of operations filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. In our opinion, all material adjustments (consisting of normal, recurring accruals) considered necessary for a fair presentation, in accordance with GAAP, have been included. The results of operations for the six months ended June 30, 2012 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2012.

Principles of Consolidation

The accompanying financial statements include, on a consolidated basis, our accounts, the accounts of our wholly-owned subsidiaries, and variable interest entities, or VIEs, in which we are the primary beneficiary. All significant intercompany balances and transactions have been eliminated in consolidation.

VIEs are defined as entities in which equity investors (i) do not have the characteristics of a controlling financial interest, and/or (ii) do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The entity that consolidates a VIE is known as its primary beneficiary, and is generally the entity with (i) the power to direct the activities that most significantly impact the VIE’s economic performance, and (ii) the right to receive benefits from the VIE or the obligation to absorb losses of the VIE that could be significant to the VIE.

Our consolidated subsidiaries include: (i) CT Legacy REIT, and (ii) five securitization vehicles, including our three CT CDOs which were sponsored and issued by us and two other similar vehicles. See Note 6 and Note 7 for additional information on our investments in VIEs.

Balance Sheet Presentation

Our consolidated balance sheets separately present: (i) our direct assets and liabilities, (ii) the direct assets and liabilities of CT Legacy REIT, and (iii) the assets and liabilities of consolidated securitization vehicles, some of which were subsidiaries of CT Legacy REIT. Assets of all consolidated VIEs can generally only be used to satisfy the obligations of those VIEs, and the liabilities of consolidated VIEs are non-recourse to us.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

We have aggregated all the assets and liabilities of the consolidated securitization vehicles due to our determination that these entities are substantively similar and therefore a further disaggregated presentation would not be more meaningful. Similarly, the notes to our consolidated financial statements separately describe (i) our direct assets and liabilities, (ii) the direct assets and liabilities of CT Legacy REIT, and (iii) the assets and liabilities of consolidated securitization vehicles, some of which were subsidiaries of CT Legacy REIT.

Equity Investments in Unconsolidated Subsidiaries and Fair Value Option

Our co-investment interests in the private equity funds we manage are accounted for using the equity method. These entities’ assets and liabilities are not consolidated into our financial statements due to our determination that (i) these entities are not VIEs, and (ii) the investors have sufficient rights to preclude consolidation by us. As such, we report our allocable percentage of the earnings or losses of these entities on a single line item in our consolidated statements of operations as income from equity investments.

One such fund, CT Opportunity Partners I, LP, or CTOPI, maintains its financial records at fair value in accordance with GAAP. We have applied such accounting relative to our investment in CTOPI, and include any adjustments to fair value recorded at the fund level in determining the income we record on our equity investment in CTOPI.

We have elected the fair value option of accounting for CT Legacy REIT’s investment in CT Legacy Assets, pursuant to which we record this investment at fair value rather than at our historical cost investment amount. Additionally, changes in the fair value of this investment are recognized in our consolidated statement of operations. We made this election due to our determination that the fair value of the investment in CT Legacy Assets, as a net liquidating portfolio of assets subject to a non-recourse repurchase obligation, is more meaningful and indicative of our interests in CT Legacy Assets than equity method accounting. See Note 6 for additional discussion of CT Legacy REIT and CT Legacy Assets.

Revenue Recognition

Interest income from our loans receivable is recognized over the life of the investment using the effective interest method and is recorded on the accrual basis. Fees, premiums, discounts and direct costs associated with these investments are deferred until the loan is advanced and are then recognized over the term of the loan as an adjustment to yield. For loans where we have unfunded commitments, we amortize these fees and other items on a straight line basis. Fees on commitments that expire unused are recognized at expiration. Income accrual is generally suspended for loans at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, recovery of income and principal becomes doubtful. Income is then recorded on the basis of cash received until accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed.

Interest income from our securities is recognized using a level yield with any purchase premium or discount accreted through income over the life of the security. This yield is calculated using cash flows expected to be collected which are based on a number of assumptions on the underlying loans. Examples include, among other things, the rate and timing of principal payments, including prepayments, repurchases, defaults and liquidations, the pass-through or coupon rate, and interest rates. Additional factors that may affect reported interest income on our securities include interest payment shortfalls due to delinquencies on the underlying mortgage loans and the timing and magnitude of expected credit losses on the mortgage loans underlying the securities. These are impacted by, among other things, the general condition of the real estate market, including competition for tenants and their related credit quality, and changes in market rental rates. These uncertainties and contingencies are difficult to predict and are subject to future events that may alter the assumptions.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

Fees from special servicing and asset management services are recorded on an accrual basis as services are rendered under the applicable agreements, and when receipt of fees is reasonably certain. We do not recognize incentive income from our investment management business until contingencies have been eliminated. Recognition of incentive income allocated or paid to us prior to that date is deferred and recorded as deferred incentive income liability under accounts payable, accrued expenses and other liabilities on our consolidated balance sheet. Depending on the structure of our investment management vehicles, certain incentive fees may be in the form of carried interest or promote distributions.

Cash and Cash Equivalents

We classify highly liquid investments with original maturities of three months or less from the date of purchase as cash equivalents. We place our cash and cash equivalents with high credit quality institutions to minimize credit risk exposure. As of, and for the periods ended, June 30, 2012 and December 31, 2011, we had bank balances in excess of federally insured amounts. We have not experienced any losses on our demand deposits, commercial paper or money market investments.

Restricted Cash

We classify the cash balances held by CT Legacy REIT as restricted because, while these cash balances are available for use by CT Legacy REIT for operations, debt service, or other purposes, they cannot be used by us until our allocable share is distributed from CT Legacy REIT, and cannot be co-mingled with any of our other, unrestricted cash balances. See Note 6 for additional discussion of CT Legacy REIT.

Securities

We classify our securities as held-to-maturity, available-for-sale, or trading on the date of acquisition of the investment. Held-to-maturity investments are stated at cost, adjusted for the amortization of any premiums or discounts, which are amortized through our consolidated statements of operations using the level yield method described above. Other than in the instance of an other-than-temporary impairment, as discussed below, these held-to-maturity investments are carried on our consolidated financial statements at their amortized cost basis.

We may also invest in securities which may be classified as available-for-sale. Available-for-sale securities are carried at estimated fair value with the net unrealized gains or losses reported as a component of accumulated other comprehensive income (loss) in shareholders’ equity. Changes in the valuations do not affect our reported income or cash flows, but do impact shareholders’ equity and, accordingly, book value per share. On August 4, 2005, we changed the accounting classification of certain of our securities from available-for-sale to held-to-maturity. We have not designated any securities as available-for-sale since that time.

Further, as required under GAAP, when, based on current information and events, there has been an adverse change in the cash flows expected to be collected from those previously estimated for one of our securities, an other-than-temporary impairment is deemed to have occurred. A change in expected cash flows is considered adverse if the present value of the revised cash flows (taking into consideration both the timing and amount of cash flows expected to be collected) discounted using the security’s current yield is less than the present value of the previously estimated remaining cash flows, adjusted for cash receipts during the intervening period.

Should an other-than-temporary impairment be deemed to have occurred, the security is written down to fair value. The total other-than-temporary impairment is bifurcated into (i) the amount related to expected credit losses, and (ii) the amount related to fair value adjustments in excess of expected credit losses, or the Valuation

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

Adjustment. The portion of the other-than-temporary impairment related to expected credit losses is calculated by comparing the amortized cost basis of the security to the present value of cash flows expected to be collected, discounted at the security’s current yield, and is recognized through earnings in the consolidated statement of operations. The remaining other-than-temporary impairment related to the Valuation Adjustment is recognized as a component of accumulated other comprehensive income (loss) in shareholders’ equity. A portion of other-than-temporary impairments recognized through earnings is accreted back to the amortized cost basis of the security through interest income, while amounts recognized through other comprehensive income (loss) are amortized over the life of the security with no impact on earnings.

Loans Receivable, Provision for Loan Losses, Loans Held-for-Sale and Related Allowance

We purchase and originate commercial real estate debt and related instruments, or Loans, generally to be held as long-term investments at amortized cost. Management is required to periodically evaluate each of these Loans for possible impairment. Impairment is indicated when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the Loan. If a Loan is determined to be impaired, we write down the Loan through a charge to the provision for loan losses. Impairment on these loans is measured by comparing the estimated fair value of the underlying collateral to the book value of the respective loan. These valuations require significant judgments, which include assumptions regarding capitalization rates, leasing, creditworthiness of major tenants, occupancy rates, availability of financing, exit plan, loan sponsorship, actions of other lenders and other factors deemed necessary by management. Actual losses, if any, could ultimately differ from these estimates.

In conjunction with our quarterly loan portfolio review, management assesses the performance of each loan, and assigns a risk rating based on several factors including risk of loss, loan-to-value ratio, or LTV, collateral performance, structure, exit plan, and sponsorship. Loans are rated one through eight, which are defined as follows:

1 –	Low Risk: A loan that is expected to perform through maturity, with relatively lower LTV, higher in-place debt yield, and stable projected cash flow.

2 –	Average Risk: A loan that is expected to perform through maturity, with medium LTV, average in-place debt yield, and stable projected cash flow.

3 –	Acceptable Risk: A loan that is expected to perform through maturity, with relatively higher LTV, acceptable in-place debt yield, and some uncertainty (due to lease rollover or other factors) in projected cash flow.

4 –	Higher Risk: A loan that is expected to perform through maturity, but has exhibited a material deterioration in cash flow and/or other credit factors. If negative trends continue, default could occur.

5 –	Low Probability of Default/Loss: A loan with one or more identified weakness that we expect to have a 15% probability of default or principal loss.

6 –	Medium Probability of Default/Loss: A loan with one or more identified weakness that we expect to have a 33% probability of default or principal loss.

7 –	High Probability of Default/Loss: A loan with one or more identified weakness that we expect to have a 67% or higher probability of default or principal loss.

8 –	In Default: A loan which is in contractual default and/or which has a very high likelihood of principal loss.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

In addition, for certain pools of smaller loans which have similar credit characteristics, primarily loans with an outstanding principal balance of $10.0 million or less in our consolidated securitization vehicles, we have recorded a general provision for loan losses in lieu of the asset-specific provisions we record on all other loans. This general provision is based on macroeconomic data with respect to historic loan losses, vintage, property type, and other factors deemed relevant for such loan pools. These loans do not undergo the same level of asset management as our larger investments.

In certain cases, we may classify loans as held-for-sale based upon the specific facts and circumstances of particular Loans, including known or expected transactions. Loans held-for-sale are carried at the lower of their amortized cost basis and fair value. A reduction in the fair value of loans held-for-sale is recorded as a charge to our consolidated statement of operations as a valuation allowance on loans held-for-sale.

Real Estate Held-for-Sale

Loan investments where we have foreclosed upon the underlying collateral and own an equity interest in real estate are categorized as real estate owned. We generally do not intend to hold such foreclosed assets for long-term operations and therefore classify such assets as real estate held-for-sale on our consolidated balance sheets. Real estate held-for-sale are carried at the lower of our basis in the real estate and fair value, less cost to sell, with reductions in fair value recorded as an impairment of real estate-held-for-sale on our consolidated statements of operations.

Deferred Financing Costs

The deferred financing costs which are included in prepaid expenses and other assets on our consolidated balance sheets include issuance costs related to our debt obligations, and are amortized using the effective interest method, or a method that approximates the effective interest method, over the life of the related obligations.

Repurchase Obligations

In certain circumstances, we have financed the purchase of investments from a counterparty through a repurchase obligation with that same counterparty. We record these investments in the same manner as other investments financed with repurchase obligation, with the investment recorded as an asset and the related borrowing under any repurchase agreement recorded as a liability on our consolidated balance sheets. Interest income earned on the investments and interest expense incurred on the repurchase obligations are reported separately on our consolidated statements of operations.

Interest Rate Derivative Financial Instruments

In the normal course of business, we use interest rate derivative financial instruments to manage, or hedge, cash flow variability caused by interest rate fluctuations. Specifically, we currently use interest rate swaps to effectively convert floating rate liabilities that are financing fixed rate assets to fixed rate liabilities. The differential to be paid or received on these agreements is recognized on the accrual basis as an adjustment to the interest expense related to the attendant liability. The interest rate swap agreements are generally accounted for on a held-to-maturity basis, and, in cases where they are terminated early, any gain or loss is generally amortized over the remaining life of the hedged item. These swap agreements must be effective in reducing the variability of cash flows of the hedged items in order to qualify for the aforementioned hedge accounting treatment. Changes in value of effective cash flow hedges are reflected on our consolidated financial statements through accumulated other comprehensive income (loss) and do not affect our net income (loss). To the extent a derivative does not qualify for hedge accounting, and is deemed a non-hedge derivative, the changes in its value are included in net income (loss).

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

To determine the fair value of interest rate derivative financial instruments, we use a third-party derivative specialist to assist us in periodically valuing our interests.

Income Taxes

Our financial results generally do not reflect provisions for current or deferred income taxes on our REIT taxable income. Management believes that we operate in a manner that will continue to allow us to be taxed as a REIT and, as a result, we generally do not expect to pay substantial corporate level taxes other than those payable by our taxable REIT subsidiaries. Many of these requirements, however, are highly technical and complex. If we were to fail to meet these requirements, we may be subject to federal, state and local income tax on current and past income, and penalties. See Note 10 for additional information.

Accounting for Stock-Based Compensation

Stock-based compensation expense is recognized in net income using a fair value measurement method, which we determine with the assistance of a third-party appraisal firm. Compensation expense for the time vesting of stock-based compensation grants is recognized on the accelerated attribution method and compensation expense for performance vesting of stock-based compensation grants is recognized on a straight line basis.

The fair value of the performance vesting restricted common stock is measured on the grant date using a Monte Carlo simulation to estimate the probability of the market vesting conditions being satisfied. The Monte Carlo simulation is run approximately 100,000 times. For each simulation, the payoff is calculated at the settlement date, and is then discounted to the grant date at a risk-free interest rate. The average of the values over all simulations is the expected value of the restricted common stock on the grant date. The valuation is performed in a risk-neutral framework, so no assumption is made with respect to an equity risk premium. Significant assumptions used in the valuation include an expected term and stock price volatility, an estimated risk-free interest rate and an estimated dividend growth rate.

Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive equity awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by us.

Comprehensive Income (Loss)

Total comprehensive income was $149.6 million and $270.3 million for the six months ended June 30, 2012 and 2011, respectively. The primary components of comprehensive income other than net income are the unrealized gains and losses on derivative financial instruments and the component of other-than-temporary impairments of securities related to the Valuation Adjustment.

Earnings per Share of Common Stock

Basic earnings per share, or EPS, is computed based on the net earnings allocable to common stock and stock units, divided by the weighted average number of shares of common stock and stock units outstanding during the period. Diluted EPS is determined using the treasury stock method, and is based on the net earnings allocable to common stock and stock units, divided by the weighted average number of shares of common stock, stock units and potentially dilutive common stock options and warrants. See Note 8 for additional discussion of earnings per share.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may ultimately differ from those estimates.

Reclassifications

Certain reclassifications have been made in the presentation of the prior period consolidated financial statements to conform to the June 30, 2012 presentation.

Segment Reporting

We operate in two reportable segments. We have an internal information system that produces performance and asset data for the two segments along service lines.

The Balance Sheet Investment segment includes our consolidated portfolio of interest earning assets and the financing thereof. The Investment Management segment includes the investment management activities of our wholly-owned investment management subsidiary, CT Investment Management Co., LLC, or CTIMCO, and its subsidiaries, as well as our co-investments in investment management vehicles. CTIMCO is a taxable REIT subsidiary and serves as the investment manager of Capital Trust, Inc., all of our investment management vehicles and CT CDOs, and serves as senior servicer and special servicer for certain of our investments and for third-parties.

Fair Value of Financial Instruments

The “Fair Value Measurements and Disclosures” Topic of the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or the Codification, defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements under GAAP. Specifically, this guidance defines fair value based on exit price, or the price that would be received upon the sale of an asset or the transfer of a liability in an orderly transaction between market participants at the measurement date. Our assets and liabilities which are measured at fair value are discussed in Note 12.

Recent Accounting Pronouncements

In April 2011, the FASB issued Accounting Standards Update 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring,” or ASU 2011-02. ASU 2011-02 primarily clarifies when creditors should classify loan modifications as troubled debt restructurings and provides examples and factors to be considered. Loan modifications which are considered troubled debt restructurings could result in additional disclosure requirements and could impact the related provision for loan losses. ASU 2011-02 is effective for the first interim or annual period beginning after June 15, 2011, with retrospective application to the beginning of the year. The adoption of ASU 2011-02 did not have a material impact on our financial statements, however will impact how we account for loan modifications, and may result in an increase in the loan modifications we classify as troubled debt restructurings, and therefore our provision for loan losses.

In April 2011, the FASB issued Accounting Standards Update 2011-03, “Transfers and Servicing (Topic 860): Reconsideration of Effective Control for Repurchase Agreements,” or ASU 2011-03. ASU 2011-03 primarily

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

removes certain criteria from the consideration of effective control over assets subject to repurchase agreements. The removal of these criteria will generally result in asset transfers pursuant to repurchase agreements being accounted for as secured borrowings, with both the transferred assets and repurchase liability recorded on the transferor’s balance sheet. ASU 2011-03 is effective for the first interim or annual period beginning after December 15, 2011, and is to be applied prospectively to transactions which occur subsequent to the effective date. The adoption of ASU 2011-03 did not have a material impact on our financial statements.

In May 2011, the FASB issued Accounting Standards Update 2011-04, “Fair Value Measurement (Topic 860): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs,” or ASU 2011-04. ASU 2011-04 amends existing guidance on fair value measurements related to (i) instruments held in a portfolio, (ii) instruments classified within shareholders’ equity, (iii) application of the “highest and best use” concept to nonfinancial assets, (iv) application of blockage factors and other premiums and discounts in the valuation process, and (v) other matters. In addition, ASU 2011-04 expanded the required disclosures around fair value measurements including (i) reporting the level in the fair value hierarchy used to value assets and liabilities which are not measured at fair value, but where fair value is disclosed, and (ii) qualitative disclosures about the sensitivity of Level 3 fair value measurements to changes in unobservable inputs used. ASU 2011-04 is effective for the first interim or annual period beginning after December 15, 2011. The adoption of ASU 2011-04 did not have a material impact on our financial statements, however it did expand our disclosures related to fair value measurements.

In June 2011, the FASB issued Accounting Standards Update 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income,” or ASU 2011-05. ASU 2011-05 does not change the items that must be reported in other comprehensive income, however it eliminates the option to present other comprehensive income on the statement of shareholders’ equity and instead requires either (i) a continuous statement of comprehensive income which would replace the current statement of operations, or (ii) an additional statement of other comprehensive income, which would immediately follow the statement of operations, and would report the components of other comprehensive income. In December 2011, the FASB issued Accounting Standards Update 2011-12, “Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassification Items Out of Accumulated Comprehensive Income in Accounting Standards Update 2011-05,” or ASU 2011-12. ASU 2011-12 maintained the presentation requirements for comprehensive income under ASU 2011-05, however deferred the requirement to present certain reclassification adjustments into and out of accumulated other comprehensive income on a gross basis. ASU 2011-05 and ASU 20011-12 are both effective for the first interim or annual period beginning after December 15, 2011, and should be applied retrospectively to all periods reported after the effective date. Our early adoption, as permitted, of ASU 2011-05 and ASU 2011-12 as of December 31, 2011 did not have a material impact on our financial statements, other than the change in presentation of comprehensive income as a separate financial statement.

Note 3. Loans Receivable, Net and Loan Participations Sold

As described in Note 1, in conjunction with our March 2011 restructuring of our recourse debt obligations, a significant portion of our assets, including all of our loans, were transferred to a majority-owned subsidiary, CT Legacy REIT. Our only remaining loan has been sold to a third-party and recorded as a participation sold asset and liability. In addition, as described in Note 2, our consolidated balance sheets separately state our direct assets and liabilities and certain assets and liabilities of consolidated subsidiaries. See Note 6 for disclosures regarding loans receivable that have been transferred to CT Legacy REIT, and see Note 7 for comparable disclosures regarding loans receivable that are held in consolidated securitization vehicles, as separately stated on our consolidated balance sheets.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

Participations sold represent interests in certain loans that we originated and subsequently sold to one of our investment management vehicles or to third-parties. We present these participations sold as both assets and non-recourse liabilities because these arrangements do not qualify as sales under GAAP. Generally, participations sold are recorded as assets and liabilities in equal amounts on our consolidated balance sheets, and an equivalent amount of interest income and interest expense is recorded on our consolidated statements of operations. However, impaired loan assets must be reduced through the provision for loans losses while the associated non-recourse liability cannot be reduced until the participation has been contractually extinguished. This can result in an imbalance between the loan participations sold asset and liability. We have no economic exposure to these liabilities.

We have one such loan participation sold with a balance of $1.6 million, and a coupon of LIBOR + 5.00% as of June 30, 2012. The loan matures on November 6, 2013.

Note 4. Equity Investments in Unconsolidated Subsidiaries

Our equity investments in unconsolidated subsidiaries consist of our co-investments in investment management vehicles that we sponsor and manage. As of June 30, 2012, we had a co-investment in two such vehicles, CT Opportunity Partners I, LP, or CTOPI, and CT High Grade Partners II, LLC, or CT High Grade II. We have a commitment to invest up to $25.0 million in CTOPI, or 4.6% of CTOPI’s total capital commitments. We have funded $17.1 million of our commitment as of June 30, 2012 and received $6.5 million as a return of capital, resulting in a $10.5 million funded and a $14.5 million unfunded commitment balance.

During April 2012, we purchased a 0.44% interest in CT High Grade II from an existing investor for $2.8 million, representing our initial co-investment in CT High Grade II. Our co-investment represents a $2.9 million total capital commitment to CT High Grade II, of which our unfunded commitment is $480,000 as of June 30, 2012.

Activity relating to our equity investments in unconsolidated subsidiaries for the six months ended June 30, 2012 was as follows (in thousands):

	CTOPI	CT High Grade II	Total
December 31, 2011	$10,399	$—	$10,399
Contributions	1,241	2,789	4,030
Income from equity investments (1)	5,894	42	5,936
Distributions	(2,387)	—	(2,387)

June 30, 2012	$15,147	$2,831	$17,978

(1)	Includes $5.0 million of incentive income allocated to us from CTOPI under the equity method of accounting. This incentive income has not been recognized into earnings, but recorded as a deferred incentive income liability under accounts payable, accrued expenses and other liabilities on our consolidated balance sheet.

In accordance with the CTOPI management agreement, CTIMCO may earn incentive compensation when certain returns are achieved for the partners of CTOPI, which will be accrued if and when earned, and when appropriate contingencies have been eliminated. During the six months ended June 30, 2012, we were allocated $5.0 million of such incentive compensation from CTOPI, however no cash has been collected and we have deferred recognition of all $5.0 million of incentive income.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

As of June 30, 2012, our maximum exposure to loss from CTOPI and CT High Grade II was $8.2 million and $2.8 million, respectively.

Note 5. Debt Obligations

As described in Note 1, on March 31, 2011, we restructured, amended, or extinguished all of our outstanding recourse debt obligations. In addition, as described in Note 1, our consolidated balance sheets separately state our direct assets and liabilities and certain assets and liabilities of consolidated subsidiaries. See Note 6 for disclosures regarding debt obligations of CT Legacy REIT, and see Note 7 for comparable disclosures regarding debt obligations of consolidated securitization vehicles, all of which are non-recourse to us, as separately stated on our consolidated balance sheets.

In conjunction with our March 2011 restructuring and the corresponding satisfaction of our senior credit facility and junior subordinated notes, wholly-owned subsidiaries issued secured notes to these former creditors, which secured notes are non-recourse to us. The secured notes had an aggregate initial face balance of $7.8 million and are secured by 93.5% of our equity interests in the class A-1 and class A-2 common stock of CT Legacy REIT, which represents 48.3% of the total outstanding class A-1 and class A-2 common stock of CT Legacy REIT. The secured notes mature on March 31, 2016 and bear interest at a rate of 8.2% per annum, which interest may be deferred until maturity. All dividends we receive from our equity interests in the common stock of CT Legacy REIT which serve as collateral under the secured notes must be used to pay, or prepay, interest and principal due thereunder, and only after the notes’ full satisfaction will we receive any cash flow from the common equity interests in CT Legacy REIT that serve as collateral for the notes. Any prepayment, or partial prepayment, of the secured notes will incur a prepayment premium resulting in a total payment of principal and interest under the secured notes of $11.1 million.

We had secured notes outstanding with an accreted book value of $8.2 million and $7.8 million as of June 30, 2012 and December 31, 2011, respectively.

Note 6. CT Legacy REIT

As discussed in Note 1, in connection with the March 2011 restructuring, we transferred substantially all of our directly held interest earning assets to a subsidiary of CT Legacy REIT. CT Legacy REIT is beneficially owned 52% by us, 24% by an affiliate of Five Mile, and 24% by the former lenders under our senior credit facility. In addition, the former holders of our junior subordinated notes received class B common stock, a subordinate class of common stock which entitles its holders to receive approximately 25% of the dividends that would otherwise be payable to us on our equity interest in the common stock of CT Legacy REIT, after aggregate cash distributions of $50.0 million have been paid to all other classes of common stock. We manage CT Legacy REIT and CT Legacy Assets as a liquidating portfolio.

On February 10, 2012, we refinanced CT Legacy REIT’s mezzanine loan and repurchase facility with a single, new $124.0 million repurchase facility with JPMorgan. The borrower under the new JP Morgan facility, CT Legacy Assets, is a wholly owned subsidiary of CT Legacy REIT and owns all of its assets, other than cash. As a result of the refinancing, CT Legacy REIT, and therefore we, discontinued consolidation of CT Legacy Assets. As a result, its assets and liabilities were deconsolidated from our financial statements as of February 10, 2012. We recognized a gain of $146.4 million on the deconsolidation of CT Legacy Assets, which was primarily the reversal of charges to GAAP equity resulting from losses previously recorded in excess of our economic interests in securitization vehicles which were consolidated by CT Legacy Assets.

As of June 30, 2012, our consolidated balance sheet includes (i) restricted cash of $15.4 million at CT Legacy REIT, and (ii) a $90.7 million investment in CT Legacy Assets, a 100% owned subsidiary of CT Legacy REIT.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

Prior to February 10, 2012, CT Legacy Assets was consolidated and therefore our consolidated balance sheet included its loans receivables, securities held-to-maturity, other assets, debt obligations and other liabilities.

The liabilities of CT Legacy Assets are all non-recourse to CT Legacy REIT and us. Neither we, nor CT Legacy REIT is obligated to provide, nor have we or CT Legacy REIT provided, any financial support to CT Legacy Assets.

As described in Note 2, our consolidated balance sheets separately present: (i) our direct assets and liabilities, (ii) the direct assets and liabilities of CT Legacy REIT, and (iii) the assets and liabilities of consolidated securitization vehicles. The following disclosures relate specifically to the direct assets and liabilities of CT Legacy REIT, as separately stated on our consolidated balance sheets.

A. Securities Held-to-Maturity – CT Legacy REIT

CT Legacy REIT’s securities portfolio consists of CMBS, CDOs, and other securities. Activity relating to these securities for the six months ended June 30, 2012 was as follows (in thousands):

	CMBS	CDOs & Other	Total Book Value
December 31, 2011	$1,346	$1,256	$2,602
Principal paydowns	(17)	—	(17)
Discount/premium amortization & other	18	7	25
Deconsolidation of CT Legacy Assets (1)	(1,347)	(1,263)	(2,610)

June 30, 2012	$—	$—	$—

(1)	As further described above, we deconsolidated CT Legacy Assets in the first quarter of 2012. As a result, these securities are no longer included in our consolidated financial statements.

The following table details overall statistics for CT Legacy REIT’s securities portfolio as of June 30, 2012 and December 31, 2011:

	June 30, 2012	December 31, 2011
Number of securities	—	6
Number of issues	—	5
Rating (1) (2)	N/A	CCC+
Fixed / Floating (in millions) (3)	$—/$—	$2/$1
Coupon (1) (4)	N/A	5.43%
Yield (1) (4)	N/A	3.31%
Life (years) (1) (5)	N/A	4.9

(1)	Represents a weighted average as of December 31, 2011.
(2)	Weighted average ratings are based on the lowest rating published by Fitch Ratings, Standard & Poor’s or Moody’s Investors Service for each security.
(3)	Represents the aggregate net book value of the portfolio allocated between fixed rate and floating rate securities.
(4)	Coupon is based on the securities’ contractual interest rates, while yield is based on expected cash flows for each security, and considers discounts/premiums and asset non-performance. Calculations for floating rate securities are based on LIBOR of 0.30% as of December 31, 2011.
(5)	Weighted average life is based on the timing and amount of future expected principal payments through the expected repayment date of each respective investment.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

The table below details the ratings and vintage distribution of CT Legacy REIT’s securities as of December 31, 2011 (in thousands):

	Rating as of December 31, 2011
Vintage	B	CCC and Below	Total
2003	$—	$1,256	$1,256
1997	179	—	179
1996	—	1,167	1,167

Total	$179	$2,423	$2,602

Other-than-temporary impairments

The following table summarizes activity related to the other-than-temporary impairments of CT Legacy REIT’s securities during the six months ended June 30, 2012 (in thousands):

	Gross Other-Than- Temporary Impairments	Credit Related Other-Than-Temporary Impairments	Non-Credit Related Other-Than-Temporary Impairments
December 31, 2011	$26,557	$26,105	$452
Amortization of other-than-temporary impairments	(24)	(11)	(13)
Deconsolidation of CT Legacy Assets (1)	(26,533)	(26,094)	(439)

June 30, 2012	$—	$—	$—

(1)	As further described in Note 1 above, we deconsolidated CT Legacy Assets in the first quarter of 2012. As a result, these securities, some of which were other-than-temporarily impaired, are no longer included in our consolidated financial statements.

Unrealized losses and fair value of securities

Certain of CT Legacy REIT’s securities were carried at values in excess of their fair values. This difference can be caused by, among other things, changes in credit spreads and interest rates.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

The following table shows the gross unrealized losses and fair value of securities for which the fair value is lower than their book value as of December 31, 2011, and that are not deemed to be other-than-temporarily impaired (in millions):

	Less Than 12 Months		Greater Than 12 Months		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Book Value (1)
Floating Rate	$—	$—	$0.2	$(1.1)	$0.2	$(1.1)	$1.3
Fixed Rate	1.2	—	—	—	1.2	—	1.2

Total	$1.2	$—	$0.2	$(1.1)	$1.4	$(1.1)	$2.5

(1)	Excludes, as of December 31, 2011, $179,000 of securities which were carried at or below fair value and securities against which an other-than-temporary impairment equal to the entire book value was recognized in earnings.

As of December 31, 2011, two of CT Legacy REIT’s securities with an aggregate book value of $2.5 million were carried at a value in excess of their fair value. Fair value for these securities was $1.4 million as of December 31, 2011. In total, as of December 31, 2011, CT Legacy REIT had six investments in securities with an aggregate book value of $2.6 million that have an estimated fair value of $1.6 million, including two investments in CMBS with an estimated fair value of $1.4 million and four investments in CDOs and other securities with an estimated fair value of $158,000.

We determine fair values using third-party dealer assessments of value, and our own internal financial model-based estimations of fair value. See Note 12 for further discussion of fair value.

Our estimation of cash flows expected to be generated by our securities portfolio is based upon an internal review of the underlying loans securing our investments both on an absolute basis and compared to our initial underwriting for each investment. Our efforts are supplemented by third-party research reports, third-party market assessments and our dialogue with market participants. We attribute the difference between book value and estimated fair value to the current market dislocation and a general negative bias against structured financial products such as CMBS and CDOs.

B. Loans Receivable, Net – CT Legacy REIT

Activity relating to CT Legacy REIT’s loans receivable for the six months ended June 30, 2012 was as follows (in thousands):

	Gross Book Value	Provision for Loan Losses	Net Book Value (1)
December 31, 2011	$436,314	$(229,800)	$206,514
Principal paydowns	(254)	—	(254)
Discount/premium amortization & other	28	—	28
Deconsolidation of CT Legacy Assets (2)	(436,088)	229,800	(206,288)

June 30, 2012	$—	$—	$—

(1)	Includes loans with a total principal balance of $436.0 million as of December 31, 2011.
(2)	As further described above, we deconsolidated CT Legacy Assets in the first quarter of 2012. As a result, these loans are no longer included in our consolidated financial statements.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

The following table details overall statistics for CT Legacy REIT’s loans receivable portfolio as of June 30, 2012 and December 31, 2011:

	June 30, 2012	December 31, 2011
Number of investments	—	17
Fixed / Floating (in millions) (1)	$—/$—	$56/$151
Coupon (2) (3)	N/A	4.59%
Yield (2) (3)	N/A	5.21%
Maturity (years) (2) (4)	N/A	1.4

(1)	Represents the aggregate net book value of the portfolio allocated between fixed rate and floating rate loans.
(2)	Represents a weighted average as of December 31, 2011.
(3)	Calculations for floating rate loans are based on LIBOR of 0.30% as of December 31, 2011.
(4)	Represents the final maturity of each investment assuming all extension options are executed.

The tables below detail the types of loans in CT Legacy REIT’s portfolio, as well as the property type and geographic distribution of the properties securing these loans, as of June 30, 2012 and December 31, 2011 (in thousands):

	June 30, 2012		December 31, 2011
Asset Type	Book Value	Percentage	Book Value	Percentage
Senior mortgages	$—	—%	$77,986	37%
Subordinate interests in mortgages	—	—	58,078	28
Mezzanine loans	—	—	47,271	23
Other	—	—	23,179	12

Total	$—	—%	$206,514	100%

Property Type	Book Value	Percentage	Book Value	Percentage
Office	$—	—%	$84,519	41%
Hotel	—	—	75,240	36
Multifamily	—	—	14,212	7
Other	—	—	32,543	16

Total	$—	—%	$206,514	100%

Geographic Location	Book Value	Percentage	Book Value	Percentage
Northeast	$—	—%	$64,040	31%
Southwest	—	—	40,353	19
West	—	—	38,179	18
Southeast	—	—	20,076	10
Northwest	—	—	9,364	5
International	—	—	34,502	17

Total	$—	—%	$206,514	100%

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

Loan risk ratings

Quarterly, management evaluates CT Legacy REIT’s loan portfolio for impairment as described in Note 2. In conjunction with our quarterly loan portfolio review, management assesses the performance of each loan, and assigns a risk rating based on several factors including risk of loss, LTV, collateral performance, structure, exit plan, and sponsorship. Loans are rated one (less risk) through eight (greater risk), which ratings are defined in Note 2.

The following table allocates the net book value and principal balance of CT Legacy REIT’s loans receivable based on our internal risk ratings as of June 30, 2012 and December 31, 2011 (in thousands):

	Loans Receivable as of June 30, 2012			Loans Receivable as of December 31, 2011
Risk Rating	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	—	$—	$—	5	$91,940	$92,333
4 - 5	—	—	—	5	64,151	64,127
6 - 8	—	—	—	7	279,882	50,054

Total	—	$—	$—	17	$435,973	$206,514

In making this risk assessment, one of the primary factors we consider is how senior or junior each loan is relative to other debt obligations of the borrower. The following tables further allocate CT Legacy REIT’s loans receivable by both loan type and our internal risk ratings as of June 30, 2012 and December 31, 2011 (in thousands):

	Senior Mortgage Loans
	as of June 30, 2012			as of December 31, 2011
Risk Rating	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	—	$—	$—	1	$27,503	$27,503
4 - 5	—	—	—	2	21,000	20,976
6 - 8	—	—	—	2	42,569	29,507

Total	—	$—	$—	5	$91,072	$77,986

	Subordinate Interests in Mortgages
	as of June 30, 2012			as of December 31, 2011
Risk Rating	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	—	$—	$—	1	$13,000	$13,000
4 - 5	—	—	—	1	24,531	24,531
6 - 8	—	—	—	4	85,024	20,547

Total	—	$—	$—	6	$122,555	$58,078

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

	Mezzanine & Other Loans
	as of June 30, 2012			as of December 31, 2011
Risk Rating	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	—	$—	$—	3	$51,437	$51,830
4 - 5	—	—	—	2	18,620	18,620
6 - 8	—	—	—	1	152,289	—

Total	—	$—	$—	6	$222,346	$70,450

C. Loans Held-for-Sale, Net – CT Legacy REIT

Activity relating to CT Legacy REIT’s loans held-for-sale for the six months ended June 30, 2012 was as follows (in thousands):

	Gross Book Value	Valuation Allowance	Net Book Value
December 31, 2011	$32,331	($1,456)	$30,875
Deconsolidation of CT Legacy Assets (1)	(32,331)	1,456	(30,875)

June 30, 2012	$—	$—	$—

(1)	As further described above, we deconsolidated CT Legacy Assets in the first quarter of 2012. As a result, these loans held-for-sale are no longer included in our consolidated financial statements.

D. Debt Obligations – CT Legacy REIT

As of June 30, 2012, CT Legacy REIT did not have any debt obligations outstanding. As of December 31, 2011, CT Legacy REIT had $113.6 million of total debt obligations outstanding. The balances of each category of debt were as follows (in thousands):

	June 30, 2012		December 31, 2011
Debt Obligations	Principal Balance (1)	Book Value (1)	Principal Balance	Book Value
Repurchase obligation (JPMorgan)	$—	$—	$58,464	$58,464
Mezzanine loan	—	—	65,275	55,111

Total/Weighted Average	$—	$—	$123,739	$113,575

(1)	As further described above, we deconsolidated CT Legacy Assets in the first quarter of 2012. As a result, these debt obligations are no longer included in our consolidated financial statements.

Repurchase Obligations

In conjunction with our restructuring on March 31, 2011, our legacy repurchase obligations were assumed by wholly-owned subsidiaries of CT Legacy REIT, and the recourse to Capital Trust, Inc. was eliminated. On February 10, 2012, we refinanced CT Legacy REIT’s one remaining repurchase facility and its mezzanine loan with a single, new $124.0 million repurchase facility with JPMorgan. The new facility is an obligation of CT Legacy Assets, matures in December 2014, carries a rate of LIBOR+6.00% as of June 30, 2012, and has

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

paydown hurdles and associated potential rate increases over the term of the facility. As a result of the refinancing, CT Legacy REIT, and therefore we, discontinued consolidation of CT Legacy Assets. See Note 1 and the introduction to Note 6 for further discussion on the deconsolidation of CT Legacy Assets

Mezzanine Loan

On March 31, 2011, CT Legacy REIT entered into an $83.0 million mezzanine loan with Five Mile that carried an interest rate of 15.0% per annum, of which 7.0% may be deferred, and that had a maturity date of March 31, 2016. The mezzanine loan was not recourse to Capital Trust, Inc. except for certain limited non-recourse, “bad boy” carve outs.

As of December 31, 2011, the mezzanine loan had an outstanding principal balance of $65.3 million (including deferred interest) and a book balance of $55.1 million. As discussed above, on February 10, 2012, we refinanced CT Legacy REIT’s JPMorgan repurchase facility and its mezzanine loan with a single, new $124.0 million repurchase facility with JPMorgan. As a result of the refinancing, CT Legacy REIT, and therefore we, discontinued consolidation of CT Legacy Assets. See Note 1 and the introduction to Note 6 for further discussion on the deconsolidation of CT Legacy Assets.

E. Participations Sold – CT Legacy REIT

Participations sold represent interests in certain loans that we originated and subsequently sold to one of our investment management vehicles or to third-parties. We present these participations sold as both assets and non-recourse liabilities because these arrangements do not qualify as sales under GAAP. Generally, participations sold are recorded as assets and liabilities in equal amounts on our consolidated balance sheets, and an equivalent amount of interest income and interest expense is recorded on our consolidated statements of operations. However, impaired loan assets must be reduced through the provision for loans losses while the associated non-recourse liability cannot be reduced until the participation has been contractually extinguished. This can result in an imbalance between the loan participations sold asset and liability. We have no economic exposure to these liabilities.

The following table describes CT Legacy REIT’s participations sold assets and liabilities as of December 31, 2011 (in thousands):

	June 30, 2012	December 31, 2011
Participations sold assets
Gross carrying value	$—	$97,465
Less: Provision for loan losses	—	(97,465)

Net book value of assets	—	—
Participations sold liabilities
Net book value of liabilities	—	97,465

Net impact to shareholders’ equity	$—	$(97,465)

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

F. Derivative Financial Instruments – CT Legacy REIT

As discussed in Note 1, on February 10, 2012, we refinanced CT Legacy REIT’s mezzanine loan and repurchase facility with a single, new $124.0 million repurchase facility with JPMorgan. As a result of the refinancing, CT Legacy REIT, and therefore we, discontinued consolidation of CT Legacy Assets as of February 10, 2012.

CT Legacy REIT is not party to any interest rate swap agreements. As of December 31, 2011, CT Legacy REIT’s formerly consolidated subsidiary, CT Legacy Assets, was party to five interest rate swaps with a notional amount of $60.8 million and fair value of $8.8 million.

During the period from January 1, 2012 to February 10, 2012, while we consolidated CT Legacy Assets, it made net payments of $262,000 under its interest rate swaps which were recorded as a component of interest expense. During the same period, we recognized $291,000 as a component of interest expense for the change in fair value of these swaps. In addition, as a result of the deconsolidation of CT Legacy Assets, we reclassified $1.8 million from other comprehensive income to interest expense. This amount represents the unamortized balance of prior fair value adjustments to these interest rate swaps from the second quarter of 2011, when we discontinued the designation of these swaps as cash flow hedges.

G. Investment in CT Legacy Assets – CT Legacy REIT

As discussed in Note 1, on February 10, 2012, we refinanced CT Legacy REIT’s mezzanine loan and repurchase facility with a single, new $124.0 million repurchase facility with JPMorgan. The borrower under the new JP Morgan facility, CT Legacy Assets, is a wholly owned subsidiary of CT Legacy REIT and owns all of its assets, other than cash. As a result of the refinancing, CT Legacy REIT, and therefore we, discontinued consolidation of CT Legacy Assets. As a result, its assets and liabilities were deconsolidated from our financial statements as of February 10, 2012.

We have elected the fair value option of accounting for CT Legacy REIT’s investment in CT Legacy Assets, pursuant to which we record this investment at fair value rather than at our historical cost investment amount. Additionally, changes in the fair value of this investment are recognized in our consolidated statement of operations. The fair value of CT Legacy REIT’s investment in CT Legacy Assets was $89.7 million and $90.7 million at February 10, 2012 and June 30, 2012, respectively.

The liabilities of CT Legacy Assets are all non-recourse to us, and we are not obligated to provide, nor have we provided, any financial support to CT Legacy Assets or CT Legacy REIT. We are only exposed to investment losses in CT Legacy Assets via our investment in CT Legacy REIT, which itself holds only two assets, cash of $15.4 million and an investment in CT Legacy Assets of $90.7 million. Net of noncontrolling interests, our investment in CT Legacy REIT is $48.9 million. After giving effect to the $11.1 million which will ultimately be payable under our secured notes and $7.1 million payable under the CT Legacy REIT management incentive awards plan, our maximum exposure to loss from CT Legacy REIT, and therefore CT Legacy Assets, is $30.7 million.

The following table represents summarized financial information for CT Legacy Assets (in thousands):

For the Period from February 11, 2012 through June 30, 2012 (1)
Income Statement
Total revenues	$23,100
Total expenses (2)	(23,102)

Net loss	$(2)

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

As of June 30, 2012
Balance Sheet
Total assets, net book value	$687,058

(1)	Includes activity and balances of VIEs consolidated by CT Legacy Assets.
(2)	Includes interest expense, general and administrative expenses, provisions and impairments.

Note 7. Consolidated Securitization Vehicles

As of June 30, 2012, our consolidated balance sheet includes an aggregate $419.0 million of assets and $539.9 million of liabilities related to five consolidated securitization vehicles. Our consolidated securitization vehicles include two categories of entities: (i) collateralized debt obligations sponsored and issued by us, which we refer to as CT CDOs and (ii) other consolidated securitization vehicles which were not issued or sponsored by us.

Due to the deconsolidation of CT Legacy Assets on February 10, 2012, as discussed in Note 1, we deconsolidated one CT CDO, CT CDO III, and three other securitization vehicles that are owned by CT Legacy Assets.

CT CDOs

We currently consolidate three collateralized debt obligation, or CDO, entities, which are VIEs that were sponsored by us. These CT CDOs invest in commercial real estate debt instruments, some of which we originated/acquired and transferred to the CDO entities, and are financed by the debt and equity they issue. We are named as collateral manager of all three CT CDOs and are named special servicer on a number of CDO collateral assets. As a result of consolidation, our subordinate debt and equity ownership interests in these CT CDOs have been eliminated, and our balance sheet reflects both the assets held and debt issued by these CDOs to third-parties. Similarly, our operating results and cash flows include the gross amounts related to the assets and liabilities of the CT CDO entities, as opposed to our net economic interests in these entities. Fees earned by us for the management of these CDOs are eliminated in consolidation.

Our interest in the assets held by these CT CDOs, which are consolidated on our balance sheet, is restricted by the structural provisions of these entities, and our recovery of these assets will be limited by the CDOs’ distribution provisions, which are subject to change due to covenant breaches or asset impairments, as further described below in this Note 7. The liabilities of the CT CDOs, which are also consolidated on our balance sheet, are non-recourse to us, and can generally only be satisfied from each CDOs’ respective asset pool.

We are not obligated to provide, nor have we provided, any financial support to these CT CDOs.

Other Consolidated Securitization Vehicles

As discussed above, we currently consolidate two other securitization vehicles, both of which are substantially similar to the CT CDOs. These securitization vehicles invest in commercial real estate debt instruments, which investments were not originated or transferred to the entities by us. In addition to our investment in the subordinate classes of the securities issued by these vehicles, we are named special servicer on a number of their assets. As a result of consolidation, our ownership interests in these consolidation vehicles have been eliminated, and our balance sheet reflects both the assets held and debt issued by these vehicles to third-parties. Similarly, our operating results and cash flows include the gross amounts related to the assets and liabilities of the securitization vehicles, as opposed to our net economic interests in these entities. Special servicing fees paid to us on assets owned by these vehicles are eliminated in consolidation.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

Our interest in the assets held by these other securitization vehicles, which are consolidated on our balance sheet, is restricted by the structural provisions of these entities, and a recovery of our investment in the vehicles will be limited by each entity’s distribution provisions. The liabilities of the securitization vehicles, which are also consolidated on our balance sheet, are non-recourse to us, and can generally only be satisfied from each vehicle’s respective asset pool.

We are not obligated to provide, nor have we provided, any financial support to these other consolidated securitization vehicles. In addition, both of these investments have been made through our CT CDOs, which limits our exposure to loss as discussed above. We have recognized losses on collateral assets in excess of our investment in these entities, resulting in a zero net exposure to loss as of June 30, 2012.

As described in Note 2, our consolidated balance sheets separately present: (i) our direct assets and liabilities, (ii) the direct assets and liabilities of CT Legacy REIT, and (iii) the assets and liabilities of consolidated securitization vehicles. The following disclosures relate specifically to the assets and liabilities of consolidated securitization vehicles, as separately stated on our consolidated balance sheets.

A. Securities Held-to-Maturity – Consolidated Securitization Vehicles

Our consolidated securitization vehicles’ securities portfolio consists of CMBS, CDOs, and other securities. Activity relating to these securities for the six months ended June 30, 2012 was as follows (in thousands):

	CMBS	CDOs & Other	Total Book Value (1)
December 31, 2011	$357,037	$1,935	$358,972
Principal paydowns	(26,161)	(1,935)	(28,096)
Discount/premium amortization & other (2)	(647)	140	(507)
Other-than-temporary impairments:
Recognized in earnings	(160)	—	(160)
Recognized in accumulated other comprehensive income	160	—	160
Deconsolidation of CT Legacy Assets (3)	(193,737)	29,998	(163,739)

June 30, 2012	$136,492	$30,138	$166,630

(1)	Includes securities with a total face value of $248.9 million and $490.9 million as of June 30, 2012 and December 31, 2011, respectively.
(2)	Includes mark-to-market adjustments on securities previously classified as available-for-sale, amortization of other-than-temporary impairments, and losses, if any
(3)	As further described above, we deconsolidated CT Legacy Assets in the first quarter of 2012. As a result, the securities owned by its consolidated securitization vehicle are no longer included in our consolidated financial statements. Also, certain securities which are owned by our consolidated securitization vehicles, that had previously been eliminated in consolidation, are now included in our consolidated financial statements. See Note 6 for additional discussion on CT Legacy Assets.

As of both June 30, 2012 and December 31, 2011, all of our consolidated securitization vehicles’ securities were classified as held-to-maturity.

The following table allocates the book value of our consolidated securitization vehicles’ securities as of June 30, 2012 between their amortized cost basis, amounts related to mark-to-market adjustments on securities previously

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

classified as available-for-sale, and the portion of other-than-temporary impairments not related to expected credit losses (in thousands):

	CMBS	CDOs & Other	Total Securities
Amortized cost basis	$148,978	$30,138	$179,116
Mark-to-market adjustments on securities previously classified as available-for-sale	11	—	11
Other-than-temporary impairments recognized in accumulated other comprehensive income	(12,497)	—	(12,497)

Total book value as of June 30, 2012	$136,492	$30,138	$166,630

The following table details overall statistics for our consolidated securitization vehicles’ securities portfolio as of June 30, 2012 and December 31, 2011:

	June 30, 2012	December 31, 2011
Number of securities	34	52
Number of issues	24	36
Rating (1) (2)	B+	BB+
Fixed / Floating (in millions) (3)	$166 / $1	$358 / $1
Coupon (1) (4)	6.10%	6.49%
Yield (1) (4)	6.61%	7.41%
Life (years) (1) (5)	3.1	2.5

(1)	Represents a weighted average as of June 30, 2012 and December 31, 2011, respectively.
(2)	Weighted average ratings are based on the lowest rating published by Fitch Ratings, Standard & Poor’s or Moody’s Investors Service for each security.
(3)	Represents the aggregate net book value of the portfolio allocated between fixed rate and floating rate securities.
(4)	Coupon is based on the securities’ contractual interest rates, while yield is based on expected cash flows for each security, and considers discounts/premiums and asset non-performance. Calculations for floating rate securities are based on LIBOR of 0.25% and 0.30% as of June 30, 2012 and December 31, 2011, respectively.
(5)	Weighted average life is based on the timing and amount of future expected principal payments through the expected repayment date of each respective investment.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

The table below details the ratings and vintage distribution of our consolidated securitization vehicles’ securities as of June 30, 2012 (in thousands):

	Rating as of June 30, 2012
Vintage	AAA	AA	A	BBB	BB	B	CCC and Below	Total
2006	$—	$—	$—	$—	$—	$—	$15,098	$15,098
2005	—	—	—	—	—	—	36,700	36,700
2004	—	—	24,762	—	—	—	—	24,762
2003	9,909	—	—	3,007	1,973	—	—	14,889
2002	—	—	—	—	6,724	—	2,371	9,095
2001	—	—	—	—	—	5,427	2,264	7,691
2000	2,893	—	—	—	19,354	—	3,992	26,239
1999	—	—	5,155	—	15,022	—	—	20,177
1998	—	2,277	8,019	—	220	—	1,463	11,979

Total	$12,802	$2,277	$37,936	$3,007	$43,293	$5,427	$61,888	$166,630

The table below details the ratings and vintage distribution of our consolidated securitization vehicles’ securities as of December 31, 2011 (in thousands):

	Rating as of December 31, 2011
Vintage	AAA	AA	A	BBB	BB	B	CCC and Below	Total
2006	$—	$—	$—	$—	$—	$—	$14,884	$14,884
2005	—	—	—	—	—	—	7,060	7,060
2004	—	24,780	1,935	—	—	—	—	26,715
2003	9,908	—	—	3,011	1,966	—	—	14,885
2002	—	—	—	—	6,712	—	2,283	8,995
2001	—	—	—	—	—	5,426	1,730	7,156
2000	2,891	—	—	—	19,935	—	3,985	26,811
1999	—	—	11,233	1,414	17,380	—	—	30,027
1998	45,956	46,315	37,580	43,607	11,901	—	5,000	190,359
1997	4,434	—	16,159	—	5,223	2,762	3,502	32,080

Total	$63,189	$71,095	$66,907	$48,032	$63,117	$8,188	$38,444	$358,972

Other-than-temporary impairments

Quarterly, we reevaluate our consolidated securitization vehicles’ securities portfolio to determine if there has been an other-than-temporary impairment based upon expected future cash flows from each securities investment. As a result of this evaluation, under the accounting guidance discussed in Note 2, during the six months ended June 30, 2012, we determined that $160,000 of impairments previously recorded in other comprehensive income should be recognized as credit losses due to a decrease in cash flow expectation for one of our securities.

To determine the component of the gross other-than-temporary impairment related to expected credit losses, we compare the amortized cost basis of each other-than-temporarily impaired security to the present value of its revised expected cash flows, discounted using its pre-impairment yield. Significant judgment of management is

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

required in this analysis that includes, but is not limited to, (i) assumptions regarding the collectability of principal and interest on the underlying loans, net of related expenses, and (ii) current subordination levels at both the individual loans which serve as collateral under these securities and at the securities themselves.

The following table summarizes activity related to the other-than-temporary impairments of our consolidated securitization vehicles’ securities during the six months ended June 30, 2012 (in thousands):

	Gross Other-Than- Temporary Impairments	Credit Related Other-Than-Temporary Impairments	Non-Credit Related Other-Than-Temporary Impairments
December 31, 2011	$130,360	$114,223	$16,137
Additions due to change in expected cash flows	—	160	(160)
Amortization of other-than-temporary impairments	106	145	(39)
Reductions due to realized losses	(26,022)	(26,022)	—
Deconsolidation of CT Legacy Assets (1)	(25,567)	(22,126)	(3,441)

June 30, 2012	$78,877	$66,380	$12,497

(1)	As further described in Note 1, we deconsolidated CT Legacy Assets in the first quarter of 2012. As a result, these securities, some of which were other-than-temporarily impaired, are no longer included in our consolidated financial statements.

Unrealized losses and fair value of securities

Certain of our consolidated securitization vehicles’ securities are carried at values in excess of their fair values. This difference can be caused by, among other things, changes in credit spreads and interest rates. The following table shows the gross unrealized losses and fair value of securities for which the fair value is lower than their book value as of June 30, 2012 and that are not deemed to be other-than-temporarily impaired (in millions):

	Less Than 12 Months		Greater Than 12 Months		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Book Value (1)
Floating Rate	$—	$—	$—	$—	$—	$—	$—
Fixed Rate	25.5	(10.6)	86.3	(10.1)	111.8	(20.7)	132.5

Total	$25.5	$(10.6)	$86.3	$(10.1)	$111.8	$(20.7)	$132.5

(1)	Excludes, as of June 30, 2012, $34.1 million of securities which were carried at or below fair value and securities against which an other-than-temporary impairment equal to the entire book value was recognized in earnings.

As of June 30, 2012, 21 of our consolidated securitization vehicles’ securities with an aggregate book value of $132.5 million were carried at values in excess of their fair values. Fair value for these securities was

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

$111.8 million as of June 30, 2012. In total, as of June 30, 2012, our consolidated securitization vehicles had 34 investments in securities with an aggregate book value of $166.6 million that have an estimated fair value of $157.8 million, including 30 investments in CMBS with an estimated fair value of $138.2 million and four investments in CDOs and other securities with an estimated fair value of $19.6 million.

The following table shows the gross unrealized losses and fair value of our consolidated securitization vehicles’ securities for which the fair value is lower than our book value as of December 31, 2011 and that are not deemed to be other-than-temporarily impaired (in millions):

	Less Than 12 Months		Greater Than 12 Months		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Book Value (1)
Floating Rate	$—	$—	$—	$—	$—	$—	$—
Fixed Rate	154.1	(4.7)	130.1	(11.1)	284.2	(15.8)	300.0

Total	$154.1	$(4.7)	$130.1	$(11.1)	$284.2	$(15.8)	$300.0

(1)	Excludes, as of December 31, 2011, $59.0 million of securities which were carried at or below fair value and securities against which an other-than-temporary impairment equal to the entire book value was recognized in earnings.

As of December 31, 2011, 35 of our consolidated securitization vehicles’ securities with an aggregate book value of $300.0 million were carried at values in excess of their fair values. Fair value for these securities was $284.2 million as of December 31, 2011. In total, as of December 31, 2011, our consolidated securitization vehicles had 52 investments in securities with an aggregate book value of $359.0 million that have an estimated fair value of $350.2 million, including 51 investments in CMBS with an estimated fair value of $348.3 million and one investment in CDOs and other securities with an estimated fair value of $1.9 million.

We determine fair values using third-party dealer assessments of value, and our own internal financial model-based estimations of fair value. See Note 12 for further discussion of fair value. We regularly examine our consolidated securitization vehicles’ securities portfolio and have determined that, despite these differences between book value and fair value, our expectations of future cash flows have only changed adversely for 11 of our consolidated securitization vehicles’ securities, against which we have recognized other-than-temporary-impairments. See Note 6A for additional discussion of fair value estimations.

Investments in variable interest entities

Our consolidated securitization vehicles’ securities portfolio includes investments in both CMBS and CDOs, which securitization structures are generally considered VIEs. We have not consolidated these VIEs due to our determination that, based on the structural provisions of each entity and the nature of our investments, we do not have the power to direct the activities that most significantly impact these entities’ economic performance.

These securities were acquired through investment, and do not represent a securitization or other transfer of our assets. We are not named as special servicer for these investments.

We are not obligated to provide, nor have we provided, any financial support to these entities. As these securities are financed by our non-recourse CT CDOs, our exposure to loss is therefore limited to our interests in these consolidated entities. The notional amount of the subordinate debt and equity interests we retained in our CT

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

CDOs is $162.0 million. After giving effect to certain transfers of these interests, provisions for loan losses and other-than-temporary impairments recorded as of June 30, 2012, we have no remaining net exposure to loss from these entities.

B. Loans Receivable, Net – Consolidated Securitization Vehicles

Activity relating to our consolidated securitization vehicles’ loans receivable for the six months ended June 30, 2012 was as follows (in thousands):

	Gross Book Value	Provision for Loan Losses	Net Book Value (1)
December 31, 2011	$814,572	$(201,974)	$612,598
Satisfactions (2)	(33,000)	—	(33,000)
Principal paydowns	(1,741)	—	(1,741)
Discount/premium amortization & other	129	—	129
Recovery of provision for loan losses	—	8	8
Realized loan losses	(5,450)	5,450	—
Deconsolidation of CT Legacy Assets (3)	(435,744)	99,394	(336,350)

June 30, 2012	$338,766	$(97,122)	$241,644

(1)	Includes loans with a total principal balance of $339.8 million and $815.7 million as of June 30, 2012 and December 31, 2011, respectively.
(2)	Includes final maturities and full repayments.
(3)	As further described in Note 1, we deconsolidated CT Legacy Assets in the first quarter of 2012. As a result, these loans are no longer included in our consolidated financial statements.

The following table details overall statistics for our consolidated securitization vehicles’ loans receivable portfolio as of June 30, 2012 and December 31, 2011:

	June 30, 2012	December 31, 2011
Number of investments	18	71
Fixed / Floating (in millions) (1)	$44 / $198	$280 / $333
Coupon (2) (3)	4.40%	5.11%
Yield (2) (3)	4.80%	5.72%
Maturity (years) (2) (4)	3.0	3.6

(1)	Represents the aggregate net book value of the portfolio allocated between fixed rate and floating rate loans.
(2)	Represents a weighted average as of June 30, 2012 and December 31, 2011, respectively.
(3)	Calculations for floating rate loans are based on LIBOR of 0.25% and 0.30% as of June 30, 2012 and December 31, 2011, respectively.
(4)	For loans in CT CDOs, assumes all extension options are executed. For loans in other consolidated securitization vehicles, maturity is based on information provided by the trustees of each respective entity.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

The tables below detail the types of loans in our consolidated securitization vehicles’ loan portfolio, as well as the property type and geographic distribution of the properties securing these loans, as of June 30, 2012 and December 31, 2011 (in thousands):

	June 30, 2012		December 31, 2011
Asset Type	Book Value	Percentage	Book Value	Percentage
Subordinate interests in mortgages	$152,247	63%	$225,773	36%
Senior mortgages	69,383	29	241,323	39
Mezzanine loans	20,014	8	152,934	25

Total	$241,644	100%	$620,030	100%

Property Type	Book Value	Percentage	Book Value	Percentage
Office	$186,442	77%	$317,940	51%
Hotel	48,689	20	174,419	28
Retail	—	—	72,701	12
Healthcare	—	—	18,837	3
Other	6,513	3	36,133	6

Total	$241,644	100%	$620,030	100%

Geographic Location	Book Value	Percentage	Book Value	Percentage
Northeast	$98,893	41%	$199,361	32%
West	78,697	33	152,774	25
Southeast	34,747	14	124,456	20
Southwest	27,434	11	57,046	9
Midwest	1,873	1	24,957	4
Diversified	—	—	61,436	10

Total	$241,644	100%	$620,030	100%

Unallocated loan loss provision (1)	—		(7,432)

Net book value	$241,644		$612,598

(1)	We have recorded a general provision for loan losses against certain pools of smaller loans in our consolidated securitization vehicles. This general provision is not specifically allocable to any loan asset type, collateral property type, or geographic location, but rather to an overall pool of loans. See Note 2 for additional details.

Loan risk ratings

Quarterly, management evaluates our consolidated securitization vehicles’ loan portfolio for impairment as described in Note 2. In conjunction with our quarterly loan portfolio review, management assesses the performance of each loan, and assigns a risk rating based on several factors including risk of loss, LTV, collateral performance, structure, exit plan, and sponsorship. Loans are rated one (less risk) through eight (greater risk), which ratings are defined in Note 2.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

The following table allocates the net book value and principal balance of our consolidated securitization vehicles’ loans receivable based on our internal risk ratings as of June 30, 2012 and December 31, 2011 (in thousands):

	Loans Receivable as of June 30, 2012			Loans Receivable as of December 31, 2011
Risk Rating (1)	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	7	$142,651	$142,309	22	$416,032	$415,661
4 - 5	2	78,700	78,610	3	44,057	43,945
6 - 8	9	118,457	20,725	17	271,988	76,784
N/A	—	—	—	29	83,639	83,640

Total	18	$339,808	$241,644	71	$815,716	$620,030

Unallocated loan loss provision:			—			(7,432)

Net book value			$241,644			$612,598

(1)	We have recorded a general provision for loan losses against certain pools of smaller loans in our consolidated securitization vehicles. These loans have not been individually risk-rated, but have been assessed for loss based on macroeconomic factors. See Note 2 for additional information.

In making this risk assessment, one of the primary factors we consider is how senior or junior each loan is relative to other debt obligations of the borrower. The following tables further allocate our consolidated securitization vehicles’ loans receivable by both loan type and our internal risk ratings as of June 30, 2012 and December 31, 2011 (in thousands):

	Senior Mortgage Loans
	as of June 30, 2012			as of December 31, 2011
Risk Rating (1)	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	1	$2,774	$2,774	10	$117,452	$117,452
4 - 5	1	65,000	65,000	1	12,551	12,551
6 - 8	1	1,609	1,609	4	43,988	27,680
N/A	—	—	—	29	83,639	83,640

Total	3	$69,383	$69,383	44	$257,630	$241,323

(1)	We have recorded a general provision for loan losses against certain pools of smaller loans in our consolidated securitization vehicles. These loans have not been individually risk-rated, but have been assessed for loss based on macroeconomic factors. See Note 2 for additional details.

	Subordinate Interests in Mortgages
	as of June 30, 2012			as of December 31, 2011
Risk Rating (1)	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	5	$119,761	$119,521	8	$175,560	$175,314
4 - 5	1	13,700	13,610	2	31,506	31,394
6 - 8	8	116,848	19,116	9	122,306	19,065
N/A	—	—	—	—	—	—

Total	14	$250,309	$152,247	19	$329,372	$225,773

(1)	We have recorded a general provision for loan losses against certain pools of smaller loans in our consolidated securitization vehicles. These loans have not been individually risk-rated, but have been assessed for loss based on macroeconomic factors. See Note 2 for additional details.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

	Mezzanine & Other Loans
	as of June 30, 2012			as of December 31, 2011
Risk Rating (1)	Number of Loans	Principal Balance	Net Book Value	Number of Loans	Principal Balance	Net Book Value
1 - 3	1	$20,116	$20,014	4	$123,020	$122,895
4 - 5	—	—	—	—	—	—
6 - 8	—	—	—	4	105,694	30,039
N/A	—	—	—	—	—	—

Total	1	$20,116	$20,014	8	$228,714	$152,934

(1)	We have recorded a general provision for loan losses against certain pools of smaller loans in our consolidated securitization vehicles. These loans have not been individually risk-rated, but have been assessed for loss based on macroeconomic factors. See Note 2 for additional details.

Loan impairments

The following table describes our consolidated securitization vehicles’ impaired loans as of June 30, 2012, including impaired loans that are current in their interest payments and those that are delinquent on contractual payments (in thousands):

	June 30, 2012
Impaired Loans	No. of Loans	Gross Book Value	Provision for Loan Loss	Net Book Value
Performing loans	1	$15,062	$(15,062)	$—
Non-performing loans	6	87,479	(82,060)	5,419

Total impaired loans	7	$102,541	$(97,122)	$5,419

The following table details the allocation of our consolidated securitization vehicles’ provision for loan losses as of June 30, 2012 (in thousands):

	June 30, 2012
Impaired Loans	Principal Balance	Provision for Loan Loss	Loss Severity
Subordinate interests in mortgages	$103,149	$97,122	94%

Total/Weighted Average	$103,149	$97,122	94%

Generally, we have recorded provisions for loan loss against all loans which are in maturity default, or otherwise have past-due principal payments. As of June 30, 2012, our consolidated securitization vehicles had two loans with an aggregate net book value of $40.6 million which were in maturity default but had no provision recorded. We expect to collect all principal and interest due under these loans upon their resolution.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

The following table details our consolidated securitization vehicles’ average balance of impaired loans by loan type, and the income recorded on such loans subsequent to their impairment during the six months ended June 30, 2012 (in thousands):

Income on Impaired Loans for the Six Months ended June 30, 2012
Asset Type	Average Net Book Value	Income Recorded (1)
Senior Mortgage Loans	$5,642	$168
Subordinate Interests in Mortgages	5,419	328
Mezzanine & Other Loans	6,846	210

Total	$17,907	$706

(1)	Substantially all of the income recorded on impaired loans during the period was received in cash.

Nonaccrual loans

In accordance with our revenue recognition policies discussed in Note 2, we do not accrue interest on loans which are 90 days past due or, in the opinion of management, are otherwise uncollectable. Accordingly, we do not have any material interest receivable accrued on nonperforming loans as of June 30, 2012.

The following table details our consolidated securitization vehicles’ loans receivable which are on nonaccrual status as of June 30, 2012 (in thousands):

Nonaccrual Loans Receivable as of June 30, 2012
Asset Type	Principal Balance	Net Book Value
Subordinate Interests in Mortgages	$103,149	$5,419

Total	$103,149	$5,419

Loan modifications

During the six months ended June 30, 2012, there were no modifications of loans in consolidated securitization vehicles that were considered troubled debt restructurings, as defined under GAAP. A troubled debt restructuring is generally any modification of a loan to a borrower that is experiencing financial difficulties, where a lender agrees to terms that are more favorable to the borrower than is otherwise available in the current market.

C. Real Estate Held-for-Sale – Consolidated Securitization Vehicles

Activity relating to our consolidated securitization vehicles’ real estate held-for-sale for the six months ended June 30, 2012 was as follows (in thousands):

	Gross Book Value	Other-Than-Temporary Impairment	Net Book Value
December 31, 2011	$24,960	$(14,618)	$10,342
Deconsolidation of CT Legacy Assets (1)	(24,960)	14,618	(10,342)

June 30, 2012	$—	$—	$—

(1)	As further described in Note 1 above, we deconsolidated CT Legacy Assets in the first quarter of 2012. As a result, the real estate held-for-sale is no longer included in our consolidated financial statements.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

D. Debt Obligations – Consolidated Securitization Vehicles

As of June 30, 2012 and December 31, 2011, our consolidated securitization vehicles had $518.1 million and $1.2 billion of total non-recourse securitized debt obligations outstanding, respectively. The balances of each entity’s outstanding securitized debt obligations, their respective coupons and all-in effective costs, including the amortization of fees and expenses, were as follows (in thousands):

	June 30, 2012		December 31, 2011	June 30, 2012
Non-Recourse Securitized Debt Obligations	Principal Balance	Book Value	Book Value	Coupon (1)	All-In Cost (1)		Maturity Date (2)
CT CDOs
CT CDO I	$95,088	$95,088	$121,409	1.26%	1.28%		July 2039
CT CDO II	160,743	160,743	199,751	0.94%	1.21%		March 2050
CT CDO III	—	—	199,553	N/A	N/A		N/A
CT CDO IV (3)	211,757	211,757	221,540	1.05%	1.20%		October 2043

Total CT CDOs	467,588	467,588	742,253	1.06%	1.22%		February 2045
Other securitization vehicles
GMACC 1997-C1	—	—	83,672	N/A	N/A		N/A
GECMC 00-1 H	—	—	24,847	N/A	N/A		N/A
GSMS 2006-FL8A	50,552	50,552	50,552	1.09%	1.09%		June 2020
MSC 2007-XLCA	—	—	310,083	N/A	N/A		N/A
JPMCC 2004-FL1A	—	—	—	N/A	N/A		N/A

Total other securitization vehicles	50,552	50,552	469,154	1.09%	1.09%		June 2020

Total/Weighted Average	$518,140	$518,140	$1,211,407	1.06%	1.21	%(4)	September 2042

(1)	Represents a weighted average for each respective facility, assuming LIBOR of 0.25% at June 30, 2012 for floating rate debt obligations.
(2)	Maturity dates represent the contractual maturity of each securitization trust. Repayment of securitized debt is a function of collateral cash flows which are disbursed in accordance with the contractual provisions of each trust, and is generally expected to occur prior to the maturity date above.
(3)	Comprised, at June 30, 2012, of $198.0 million of floating rate notes sold and $13.8 million of fixed rate notes sold.
(4)	Including the impact of interest rate hedges with an aggregate notional balance of $282.0 million as of June 30, 2012, the effective all-in cost of our consolidated securitization vehicles’ debt obligations would be 4.07% per annum.

As discussed above in the introduction to this Note 7, our consolidated securitization vehicles generally include two categories of entities: (i) collateralized debt obligations sponsored and issued by us, which we refer to as CT CDOs and (ii) other consolidated securitization vehicles which were not issued or sponsored by us.

CT CDOs

As of June 30, 2012, our consolidated CT CDOs, CT CDO I, CT CDO II, and CT CDO IV, included three separate issuances with a total face value of $467.6 million. As of June 30, 2012, loans receivable and securities with a book balance of $175.0 million and $166.6 million, respectively, were financed by our three consolidated CT CDOs. As of December 31, 2011, loans receivable and securities with a book balance of $208.3 million and

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

$359.0 million, respectively, were financed by our four consolidated CT CDOs, one of which was deconsolidated as of February 10, 2012.

CT CDO I and CT CDO II each have interest coverage and overcollateralization tests, which, when breached, provide for hyper-amortization of the senior notes sold by a redirection of cash flow that would otherwise have been paid to the subordinate classes, some of which are owned by us. Furthermore, all three of our consolidated CT CDOs provide for the re-classification of interest proceeds from impaired collateral as principal proceeds, which also serve to hyper-amortize the senior notes sold.

During 2009, we were informed by our CDO trustee of impairments due to rating agency downgrades of certain of the securities which serve as collateral in all of our CT CDOs. These impairments, combined with the non-performance of certain loan collateral, resulted in breaches of interest coverage and overcollateralization tests at CT CDO I and CT CDO II, as well as the reclassification of interest proceeds from the impaired collateral as principal proceeds in all three of our consolidated CT CDOs. Other than collateral management fees, we currently do not receive any cash payments from these consolidated CDOs.

Further, due to the hyper-amortization of senior notes, certain subordinate classes are accruing unpaid interest, resulting in an increased liability to these classes. As senior notes which carry a lower rate of interest continue to hyper-amortize, and certain subordinate notes continue to accrue deferred interest, the weighted average cost of debt for our consolidated CT CDOs has and will continue to increase.

In March 2012, the trustee for CT CDO II informed us of an event of default resulting from a failure of CT CDO II to pay the full amount of interest due to its Class B Notes, which failure resulted from a shortage of funds available to the CDO for such payments. We are not obligated to, nor have we, provided any financial support to CT CDO II to rectify this event of default.

When we formed (and reinvested) our four CT CDOs, we made certain representations and warranties with respect to Capital Trust, Inc. and the loans and securities that we contributed as collateral to these CT CDOs. In the event that these representations or warranties are proved to have been untrue at the time that the respective collateral was contributed, we may be required to repurchase certain of those loans and securities. These representations and warranties generally relate to specific corporate and asset related subjects, including, among other things, proper corporate authorization; compliance with laws and regulations; ownership of the assets; title to, lack of liens encumbering, and adequate insurance covering the underlying collateral properties; and the lack of existing loan defaults.

The maximum potential amount of future payment we may be required to make to repurchase assets is $790.7 million, the current face amount of all loans and securities in our four CT CDOs. In certain cases, we may be able to reduce the impact of any such purchase obligation through recoveries from the exercise of remedies against the institution from which we acquired the asset and received substantially the same representations and warranties. This potential recoverable amount is not currently estimable and would depend on the nature of the representation and warranty breached and the circumstances under which each asset was transferred to the CT CDO. Since inception, we have not been required to repurchase any assets nor have we received any notice of assertion of a potential breach of any representation or warranty. Any payment required to repurchase a loan or security could materially impact our liquidity.

Other Consolidated Securitization Vehicles

In addition to the CT CDOs sponsored by us, which are discussed above, we also consolidate other securitization vehicles which were not sponsored or issued by us. The debt obligations of these entities are separately presented

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

on our consolidated balance sheet along with the CT CDOs issued by us, as they are also securitized, non-recourse obligations. These obligations will generally be satisfied with the repayment of assets in each such entity’s collateral pool, or will be discharged when losses are realized.

As of June 30, 2012, loans receivable with an aggregate book value of $66.6 million serve as collateral for the securities issued by these two other consolidated securitization vehicles. As of December 31, 2011, loans receivable with an aggregate book value of $404.3 million serve as collateral for the securities issued by these five other consolidated securitization vehicles, three of which was deconsolidated as of February 10, 2012.

E. Derivative Financial Instruments – Consolidated Securitization Vehicles

The following table summarizes the notional amounts and fair values of our consolidated securitization vehicles’ interest rate swaps as of June 30, 2012 and December 31, 2011 (in thousands). The notional amount provides an indication of the extent of our involvement in the instruments at that time, but does not represent exposure to credit or interest rate risk.

Counterparty	June 30, 2012 Notional Amount	Interest Rate (1)	Maturity	June 30, 2012 Fair Value	December 31, 2011 Fair Value
Swiss RE Financial	$230,845	5.10%	2015	$(17,411)	$(20,540)
Bank of America	35,502	4.58%	2014	(1,788)	(2,368)
Bank of America	10,535	5.05%	2016	(1,419)	(1,461)
Bank of America	5,104	4.12%	2016	(575)	(573)

Total/Weighted Average	$281,986	5.01%	2015	$(21,193)	$(24,942)

(1)	Represents the gross fixed interest rate we pay to our counterparties under these derivative instruments. We receive an amount of interest indexed to one-month LIBOR on all of our interest rate swaps.

As of both June 30, 2012 and December 31, 2011, all of the derivative financial instruments of our consolidated securitization vehicles were classified as cash flow hedges, and recorded at fair value as interest rate hedge liabilities on our consolidated balance sheet.

The table below shows amounts recorded to other comprehensive income and amounts recorded to interest expense from other comprehensive income for the six months ended June 30, 2012 and 2011 (in thousands):

	Amount of net loss recognized in OCI for the six months ended (1)		Amount of loss reclassified from OCI to income for the six months ended (2)
Hedge	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Interest rate swaps	$(3,749)	$2,613	$(6,855)	$(7,837)

(1)	Represents the amount of unrealized gains and losses recorded to other comprehensive income during the period, net of the amount reclassified to interest expense.
(2)	Represents net amounts paid to swap counterparties during the period, which are included in interest expense, offset by an immaterial amount of non-cash swap amortization.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

All of our consolidated securitization vehicles’ interest rate swaps were classified as highly effective for all of the periods presented. Over the next twelve months, as we make payments under our hedge agreements, we expect approximately $10.8 million to be reclassified from other comprehensive income to interest expense. This amount is generally equal to the present value of expected payments under the respective derivative contracts.

As of June 30, 2012, our consolidated securitization vehicles have not posted any assets as collateral under derivative agreements.

Note 8. Shareholders’ Equity

Authorized Capital

We have the authority to issue up to 200,000,000 shares of stock, consisting of 100,000,000 shares of class A common stock and 100,000,000 shares of preferred stock. Subject to applicable NYSE listing requirements, our board of directors is authorized to issue additional shares of authorized stock without shareholder approval. In addition, to the extent not issued, currently authorized stock may be reclassified between class A common stock and preferred stock.

Common Stock

Shares of class A common stock are entitled to vote on all matters presented to a vote of shareholders, except as provided by law or subject to the voting rights of any outstanding preferred stock. Holders of record of shares of class A common stock on the record date fixed by our board of directors are entitled to receive such dividends as may be declared by the board of directors subject to the rights of the holders of any outstanding preferred stock. A total of 23,173,226 shares of class A common stock and stock units were issued and outstanding as of June 30, 2012.

We did not repurchase any of our class A common stock during the six months ended June 30, 2012, other than the 6,959 shares we acquired pursuant to elections by incentive plan participants to satisfy tax withholding obligations through the surrender of shares equal in value to the amount of the withholding obligation incurred upon the vesting of restricted class A common stock.

Preferred Stock

We have not issued any shares of preferred stock since we repurchased all of the previously issued and outstanding preferred stock in 2001.

Warrants

In conjunction with the March 2009 restructuring of our legacy repurchase obligations, we issued to our former repurchase lenders warrants to purchase an aggregate 3,479,691 shares of our class A common stock at an exercise price of $1.79 per share. The warrants became exercisable on March 16, 2012, will expire on March 16, 2019, and may be exercised in a cashless manner at the option of the warrant holders. The fair value assigned to these warrants, totaling $940,000, has been recorded as an increase to additional paid-in capital, and was amortized into interest expense over the term of the related debt obligations. The warrants were valued using the Black-Scholes valuation method.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

Dividends

We generally intend to distribute each year substantially all of our taxable income (which does not necessarily equal net income as calculated in accordance with GAAP) to our shareholders to comply with the REIT provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

In addition, our dividend policy remains subject to revision at the discretion of our board of directors. All distributions will be made at the discretion of our board of directors and will depend upon our taxable income, our financial condition, our maintenance of REIT status and other factors as our board of directors deems relevant.

No dividends were declared during the six months ended June 30, 2012 or 2011.

Accumulated Other Comprehensive Loss

The following table details the primary components of accumulated other comprehensive loss as of June 30, 2012, and significant activity for the six months ended June 30, 2012 (in thousands):

Accumulated Other Comprehensive Loss	Market on Interest Rate Hedges	Deferred Gains on Settled Hedges	Other-than-Temporary Impairments	Unrealized Gains on Securities	Total
Total as of December 31, 2011	($27,423)	$56	($16,578)	$3,361	($40,584)
Unrealized gain on derivative financial instruments	3,749	—	—	—	3,749
Ineffective portion of cash flow hedges (1)	2,481	—	—	—	2,481
Amortization of net unrealized gains on securities	—	—	—	(765)	(765)
Amortization of net deferred gains on settlement of swaps	—	(56)	—	—	(56)
Other-than-temporary impairments of securities (2)	—	—	203	—	203
Deconsolidation of CT Legacy Assets (3)	—	—	3,879	(2,586)	1,293

Total as of June 30, 2012	($21,193)	$—	($12,496)	$10	($33,679)

Allocation to non-controlling interest (3)					—

Accumulated other comprehensive loss as of June 30, 2012					($33,679)

(1)	As a result of the deconsolidation of CT Legacy Assets in the first quarter of 2012, the balance of accumlated other comprehensive income related to cash flow hedges of CT Legacy Assets was reclassified to interest expense.
(2)	Represents other-than-temporary impairments of securities in excess of credit losses, including amortization of prior other-than-temporary impairments of $391,000.
(3)	As further described in Note 1 above, we deconsolidated CT Legacy Assets in the first quarter of 2012. As a result, the balances of accumulated other comprehensive income related to CT Legacy Assets, including those allocable to noncontrolling interests are no longer included in our consolidated financial statements.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

Noncontrolling Interests

The noncontrolling interests included on our consolidated balance sheet represent the equity interests in CT Legacy REIT which are not owned by us, as described in Note 6. CT Legacy REIT’s outstanding common stock includes class A-1 common stock, class A-2 common stock, and subordinate class B common stock. A portion of CT Legacy REIT’s consolidated equity and results of operations are allocated to these noncontrolling interests based on their pro-rata ownership of CT Legacy REIT.

The following table describes activity relating to noncontrolling interests for the six months ended June 30, 2012 (in thousands):

Noncontrolling Interests
December 31, 2011	($18,515)
Net income attributable to noncontrolling interests	75,137
Other comprehensive income attributable to noncontrolling interests	10
Distributions to noncontrolling interests	(7)

June 30, 2012	$56,625

As of December 31, 2011, the noncontrolling interests recorded on our consolidated balance sheet was a deficit, which reflected the consolidated book value of CT Legacy REIT, including certain securitization vehicles in which losses had been recorded in excess of CT Legacy REIT’s net investment. As a result of our deconsolidation of CT Legacy Assets during the first quarter of 2012, the impact of these excess losses has been reversed, resulting in a positive allocation to noncontrolling interests as of June 30, 2012.

Earnings Per Share

The following table sets forth the calculation of Basic and Diluted earnings per share, or EPS, based on the weighted average of both restricted and unrestricted class A common stock outstanding, for the three and six months ended June 30, 2012 (in thousands, except share and per share amounts):

	Three Months Ended June 30, 2012			Six Months Ended June 30, 2012
	Net Income	Wtd. Avg. Shares	Per Share Amount	Net Income	Wtd. Avg. Shares	Per Share Amount
Basic EPS:
Net income allocable to common stock	$2,283	22,893,522	$0.10	$68,836	22,865,819	$3.01

Effect of Dilutive Securities:
Warrants outstanding for the purchase of common stock	—	1,533,335		—	1,487,570

Diluted EPS:
Net income per share of common stock and assumed conversions	$2,283	24,426,857	$0.09	$68,836	24,353,388	$2.83

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

The following table sets forth the calculation of Basic and Diluted EPS based on the weighted average of both restricted and unrestricted class A common stock outstanding, for the three and six months ended June 30, 2011 (in thousands, except share and per share amounts):

	Three Months Ended June 30, 2011			Six Months Ended June 30, 2011
	Net Income	Wtd. Avg. Shares (1)	Per Share Amount	Net Income	Wtd. Avg. Shares (1)	Per Share Amount
Basic EPS:
Net (loss) income allocable to common stock	($1,845)	22,723,146	($0.08)	$252,740	22,580,143	$11.19

Effect of Dilutive Securities:
Warrants outstanding for the purchase of common stock	—	—		—	1,444,079

Diluted EPS:
Net income (loss) per share of common stock and assumed conversions	($1,845)	22,723,146	($0.08)	$252,740	24,024,222	$10.52

(1)	Diluted EPS excludes 3.5 million warrants which were not dilutive for the period. These instruments could potentially impact Diluted EPS in future periods, depending on changes in our stock price.

Note 9. General and Administrative Expenses

General and administrative expenses for the six months ended June 30, 2012 and 2011 consisted of the following (in thousands):

	Six Months Ended June 30,
General and Administrative Expenses	2012	2011
Personnel costs	$5,165	$4,705
Restructuring awards	—	2,750
Professional services	1,765	2,878
Operating and other costs	1,670	997

Subtotal	8,600	11,330

Non-cash personnel costs
Management incentive awards plan – CT Legacy REIT	181	2,980
Employee stock-based compensation	210	317

Subtotal	391	3,297

Expenses of consolidated securitization vehicles	61	301

Total	$9,052	$14,928

Management Incentive Awards Plan

Upon completion of our March 2011 restructuring, we granted senior level employees incentive awards issued under our long term incentive plan that participate in amounts earned from our retained equity interest in CT

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

Legacy REIT. The awards provide payments to an employee pool of an amount equal to as much as 6.75% of the dividends paid (subject to certain caps) to the common equity holders of CT Legacy REIT’s obligations, when and if distributed to us as dividends. See Note 11 for further discussion.

Note 10. Income Taxes

Capital Trust, Inc. has made an election to be taxed as a REIT under Section 856(c) of the Internal Revenue Code, commencing with the tax year ending December 31, 2003. As a REIT, we generally are not subject to federal, state, and local income taxes except for the operations of our taxable REIT subsidiary, CTIMCO. The primary benefit from this election is that we are able to deduct dividends paid to our shareholders from the calculation of taxable income, effectively eliminating corporate taxes on the operations of the REIT. In order to qualify as a REIT, our activities must focus on real estate investments and we must meet certain asset, income, ownership and distribution requirements. These qualifications have become more difficult to meet in light of the transfer of our legacy portfolio to CT Legacy REIT in conjunction with our March 2011 restructuring, and the lack of new, replacement investment activity. If we fail to maintain our qualification as a REIT, we may be subject to material penalties as well as federal, state and local income tax on our taxable income at regular corporate rates. As of June 30, 2012 and December 31, 2011, Capital Trust, Inc. was in compliance with all REIT requirements.

In addition, Capital Trust, Inc. includes in its taxable income the income generated by investments in our CT CDOs. Due to the redirection provisions of our consolidated CT CDOs, which reallocate principal proceeds and interest otherwise distributable to us to repay senior noteholders, assets financed through our CT CDOs may generate current taxable income without a corresponding cash distribution to us. See Note 7 for further discussion of these redirection provisions.

As of December 31, 2011, Capital Trust, Inc. had net operating losses, or NOLs, of approximately $163.1 million and net capital losses, or NCLs, of approximately $120.8 million available to be carried forward and utilized in current or future periods. The utilization of NOLs to offset our taxable income or distribution requirements will require us to pay alternative minimum taxes.

Deferred income taxes recorded on our consolidated balance sheets reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities used for financial reporting purposes and the amounts used in the computation of our current income tax obligations.

Note 11. Employee Benefit and Incentive Plans

Stock-Based Incentive Plans

We had stock-based incentive awards outstanding under three benefit plans as of June 30, 2012: (i) our amended and restated 1997 non-employee director stock plan, or 1997 Director Plan, (ii) our 2007 long term incentive plan, or 2007 Plan, and (iii) our 2011 long term incentive plan, or 2011 Plan. The 1997 Director Plan and the 2007 Plan expired in 2007 and 2011, respectively and no new awards may be issued under them. In March 2011, in addition to the 300,000 shares awarded to our three named executive officers, our board’s compensation committee authorized our chief executive officer to grant 100,000 shares under the 2007 Plan to other officers and employees designated by him. These 100,000 shares were awarded to employees in January 2012.

Under the 2011 Plan, a maximum of 1.0 million shares of class A common stock may be issued. Shares canceled under previous plans are available to be reissued under the 2011 Plan. As of June 30, 2012, there were 633,000 shares available under the 2011 Plan.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

Under these plans, our employees are issued shares of our restricted class A common stock. We record grant date fair value of these shares as an expense over their vesting period. These shares vest either (i) pro-rata over a three-year service period, or (ii) upon the attainment of certain pre-specified performance measures within a prescribed timeframe subject to continued employment.

As of June 30, 2012, unvested share-based compensation consisted of 536,536 shares of restricted class A common stock with an unamortized value of $1.2 million. Subject to vesting conditions and the continued employment of certain employees, $934,000 of these costs will be recognized as compensation expense during the second half of 2012 and the remainder will be recognized over the next two years.

Activity under these three plans for the six months ended June 30, 2012 is summarized in the table below in share and share equivalents:

Benefit Type (1)	1997 Director Plan	2007 Plan	2011 Plan	Total
Restricted Class A Common Stock
Beginning balance	—	244,424	—	244,424
Granted	—	375,000	—	375,000
Vested, deferred or forfeited	—	(82,888)	—	(82,888)

Ending balance (2)	—	536,536	—	536,536
Stock Units (3)
Beginning balance	68,544	438,260	55,531	562,335
Granted and deferred	—	60,000	35,784	95,784

Ending balance	68,544	498,260	91,315	658,119

Total outstanding	68,544	1,034,796	91,315	1,194,655

(1)	No stock options are outstanding under any of our plans.
(2)	Includes (i) 275,000 performance based awards that contingently vest upon the attainment of certain pre-specified performance measures, and (ii) 250,000 time based awards that vest based upon an employee’s continued employment on pre-established vesting dates.
(3)	Stock units are granted to certain members of our board of directors in lieu of cash compensation for services and in lieu of dividends earned on previously granted stock units. In addition, certain of our employees have elected to defer the vesting of their restricted shares.

A summary of the unvested restricted class A common stock as of and for the six months ended June 30, 2012 was as follows:

	Restricted Class A Common Stock
	Shares	Grant Date Fair Value
Unvested at December 31, 2011	244,424	$2.65
Granted	375,000	2.77
Vested, deferred or forfeited	(82,888)	3.56

Unvested at June 30, 2012	536,536	$2.64

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

A summary of the unvested restricted class A common stock as of and for the six months ended June 30, 2011 was as follows:

	Restricted Class A Common Stock
	Shares	Grant Date Fair Value
Unvested at January 1, 2011	32,785	$5.67
Granted	300,000	2.29
Vested	(88,361)	2.62

Unvested at June 30, 2011	244,424	$2.65

The total grant date fair value of restricted shares that vested during the six months ended June 30, 2012 and 2011 was $184,000 and $231,000, respectively.

CTOPI Incentive Management Fee Grants

In addition to the equity interests detailed above, we may grant percentage interests in the incentive compensation received by us from certain of our investment management vehicles. In January 2011, we created a pool for employees equal to 45% of the CTOPI incentive management fee received by us. As of June 30, 2012, we had granted 92.5% of the pool to our employees and the remainder remains unallocated. These grants have the following employment-based vesting schedule: (i) one-third vests on the date of grant, (ii) one-third vests upon the expiration of the investment period of CTOPI, currently September 2012, and (iii) the remainder vests upon our receipt of incentive management fees from CTOPI.

CT Legacy REIT Management Incentive Awards Plan

In conjunction with our March 2011 restructuring, we created an employee pool for up to 6.75% of the dividends paid to the common equity holders of CT Legacy REIT (subject to certain caps and priority distributions). As of June 30, 2012, incentive awards for 83.5% of the pool were granted to our employees and the remainder remains unallocated. Approximately 90% of these grants have the following employment-based vesting schedule: (i) 25% vests on the date of grant, (ii) 25% vests in March 2013, (iii) 25% vests in March 2014, and (iv) the remainder vests upon our receipt of dividends from CT Legacy REIT. The remaining 10% of these grants vest upon our receipt of dividends from CT Legacy REIT.

Strategic Transaction Related Awards

On June 27, 2012, our compensation committee authorized contingent awards in the form of restricted class A common stock and cash bonuses to our chief executive officer, Stephen D. Plavin, chief financial officer, Geoffrey G. Jervis, and our chief credit officer, Thomas C. Ruffing. Subject to their continued employment, these awards vest if a strategic transaction has been consummated, or definitive documentation governing a strategic transaction has been entered into, prior to December 31, 2012.

These awards provided for grants of 125,000, 100,000 and 50,000 shares of restricted common stock and cash bonuses of $500,000, $400,000 and $100,000 to Messrs. Plavin, Jervis, and Ruffing, respectively.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

Note 12. Fair Values

Assets and Liabilities Recorded at Fair Value

Certain of our assets and liabilities are measured at fair value either (i) on a recurring basis, as of each quarter-end, or (ii) on a nonrecurring basis, as a result of impairment or other events. Generally, loans held-for-sale, real estate held-for-sale, the investment in CT Legacy Assets, and interest rate swaps are measured at fair value on a recurring basis, while impaired loans and securities are measured at fair value on a nonrecurring basis. These fair values are determined using a variety of inputs and methodologies, which are detailed below.

As discussed in Note 2, the “Fair Value Measurement and Disclosures” Topic of the Codification establishes a fair value hierarchy that prioritizes the inputs used in determining fair value under GAAP, which includes the following classifications, in order of priority:

•	Level 1 generally includes only unadjusted quoted prices in active markets for identical assets or liabilities as of the reporting date.

•	Level 2 inputs are those which, other than Level 1 inputs, are observable for identical or similar assets or liabilities.

•	Level 3 inputs generally include anything which does not meet the criteria of Levels 1 and 2, particularly any unobservable inputs.

The following table summarizes our assets and liabilities, including those of CT Legacy REIT and our consolidated securitization vehicles, which are recorded at fair value as of June 30, 2012 (in thousands):

		Fair Value Measurements Using
	Total Fair Value at June 30, 2012	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Measured on a recurring basis:
Investment in CT Legacy Assets	$90,700	$—	$—	$90,700
Securitization vehicles’ interest rate hedge liabilities	$(21,193)	$—	$(21,193)	$—
Measured on a nonrecurring basis:
Securitization vehicles’ impaired loans receivable (1) :
Subordinate interests in mortgages	$5,419	$—	$—	$5,419

(1)	Loans receivable against which we have recorded a provision for loan losses as of June 30, 2012.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

The following table reconciles the beginning and ending balances of assets measured at fair value on a recurring basis using Level 3 inputs (in thousands):

	Loans Held-for-Sale	Real Estate Held-for-Sale	Investment in CT Legacy Assets
December 31, 2011	$30,875	$10,342	$—
Deconsolidation of CT Legacy Assets	(30,875)	(10,342)	89,677
Contributions to CT Legacy Assets	—	—	31,938
Distributions from CT Legacy Assets	—	—	(38,572)

Adjustments to fair value included in earnings:
Fair value adjustment on investment in CT Legacy Assets	—	—	7,657

June 30, 2012	$—	$—	$90,700

The fair values of each type of asset recorded at fair value using Level 3 inputs are determined by an internal committee comprised of senior management including our chief executive officer, chief financial officer and our chief credit officer and head of asset management. The following methods and assumptions were used to estimate the fair value of each type of asset and liability which was recorded at fair value as of June 30, 2012:

Investment in CT Legacy Assets: We have elected the fair value option of accounting for CT Legacy REIT’s investment in CT Legacy Assets, pursuant to which we record this investment at fair value rather than at our historical cost investment amount. We made this election due to our determination that the fair value of the investment in CT Legacy Assets, as a net liquidating portfolio of assets subject to a non-recourse repurchase facility, is more meaningful and indicative of our interests in CT Legacy Assets than equity method accounting. Consequently, we arrive at the fair value of our Investment in CT Legacy Assets by discounting expected cash flows after the repayment of the repurchase facility. To determine the expected cash flows of CT Legacy Assets, management estimates the timing and recovery amount for each of its assets, and then applies the proceeds to first satisfy the repurchase facility. The remaining cash flows are discounted to their present value to arrive at the fair value of CT Legacy Assets. The key assumptions for significant unobservable inputs are: (i) a discount rate of 20%, and (ii) loss severities ranging from 0% to 100% against the underlying assets. A change in the discount rate used by 100 basis points would change the fair value of CT Legacy REIT’s investment in CT Legacy Assets by approximately $2.5 million.

Interest rate hedge liabilities: Interest rate hedges are valued using advice from a third-party derivative specialist, based on a combination of observable market-based inputs, such as interest rate curves, and unobservable inputs such as credit valuation adjustments due to the risk of non-performance by both us and our counterparties. See Note 7 for additional details on our interest rate hedges. We have made an accounting policy decision to utilize the so-called “portfolio exception” under ASC paragraph
820-10-35-18D, and have valued our interest rate hedge liabilities, as applicable, on a net basis.

Impaired securities held-to-maturity: Securities which are other-than-temporarily impaired are generally valued by a combination of (i) obtaining assessments from third-party dealers and, (ii) in cases where such assessments are unavailable or, in the opinion of management, deemed not to be indicative of fair value, discounting expected cash flows using internal cash flow models and estimated market discount rates. In the case of internal models, expected cash flows of each security are based on management’s assumptions regarding the collection of principal and interest on the underlying loans and securities. There were no securities which were impaired during the three months ended June 30, 2012 . Previously impaired securities have been subsequently adjusted for amortization, and are therefore no longer reported at fair value as of June 30, 2012.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

Impaired loans: The loans identified for impairment are collateral dependent loans. Impairment on these loans is measured by comparing management’s estimation of fair value of the underlying collateral to the book value of the respective loan. These valuations require significant judgments, which include assumptions regarding capitalization rates, leasing, creditworthiness of major tenants, occupancy rates, availability of financing, exit plan, loan sponsorship, actions of other lenders and other factors deemed necessary by management. The table above includes all impaired loans, regardless of the period in which impairment was recognized.

Additional details of our consolidated securitization vehicles’ loans which were recorded at fair value as of June 30, 2012 are described below:

Subordinate interests in mortgages: Seven of our consolidated securitization vehicles’ subordinate interests in mortgage loans with an aggregate principal balance of $103.1 million are reported at fair value as of June 30, 2012 , including three hotel loans ($60.7 million), two office loans ($27.8 million), one retail loan ($4.4 million) and one mixed-use/other loan ($10.2 million). The loans have a weighted average maturity of December 2011 and a weighted average coupon of 3.2% per annum as of June 30, 2012 .

The following table lists the range of key assumptions used for arriving at the fair value of each of these types of loans.

	Assumption Ranges for Significant Unobservable Inputs (Level 3)
Collateral Type	Capitalization Rate	Occupancy	Loss Severity (1)
Office	N/A	N/A	50% - 100%
Hotel	9% - 15%	75% - 83%	N/A
Retail	10%	90%	N/A
Mixed Use / Other	N/A	N/A	79%

(1)	In certain cases a loss severity based on inputs from third-parties including appraisals on, and bids for, underlying collateral were utilized to compute the fair value of the impaired loans.

Fair Value of Financial Instruments

In addition to the above disclosures for assets and liabilities which are recorded at fair value, GAAP also requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are estimated using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the estimated market discount rate and the estimated future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in an immediate settlement of the instrument. Rather, these fair values reflect the amounts that management believes are realizable in an orderly transaction among willing parties. These disclosure requirements exclude certain financial instruments and all non-financial instruments.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

The following table details the carrying amount, face amount, and approximate fair value of the financial instruments described above (in thousands). All fair value estimates are measured using significant unobservable inputs, or Level 3 inputs as further described above.

Fair Value of Financial Instruments
	June 30, 2012			December 31, 2011
	Carrying Amount	Face Amount	Fair Value	Carrying Amount	Face Amount	Fair Value
Financial assets:
Cash and cash equivalents	$34,604	$34,604	$34,604	$34,818	$34,818	$34,818
Loans receivable, net	1,619	1,619	1,586	19,282	19,282	17,354

CT Legacy REIT
Restricted cash	15,433	15,433	15,433	12,985	12,985	12,985
Securities held-to-maturity	N/A	N/A	N/A	2,602	29,251	1,638
Loans receivable, net	N/A	N/A	N/A	206,514	435,973	180,439
Investment in CT Legacy Asset	90,700	N/A	90,700	N/A	N/A	N/A

Securitization Vehicles
Securities held-to-maturity	166,630	248,862	157,843	358,972	490,940	350,180
Loans receivable, net	241,644	339,808	220,450	612,598	815,716	570,936

Financial liabilities:
Secured notes	8,176	8,176	6,965	7,847	7,847	6,436
Participations sold	1,619	1,619	1,586	19,282	19,282	17,354

CT Legacy REIT
Repurchase obligations	N/A	N/A	N/A	58,464	58,464	54,556
Mezzanine loan	N/A	N/A	N/A	55,111	55,111	71,475
Participations sold	N/A	N/A	N/A	97,465	97,465	—

Securitization Vehicles
Securitized debt obligations	518,140	518,140	301,960	1,211,407	1,210,992	767,619

The following methods and assumptions were used to estimate the fair value of each class of financial instruments, excluding those described above that are carried at fair value, for which it is practicable to estimate that value:

Cash and cash equivalents: The carrying amount of cash on deposit and in money market funds is considered to be a reasonable estimate of fair value.

Loans receivable, net: Other than impaired loans, these assets are recorded at their amortized cost and not at fair value. The fair values presented above were estimated by management taking into consideration factors including capitalization rates, leasing, occupancy rates, availability and cost of financing, exit plan, sponsorship, actions of other lenders and indications of market value from other market participants.

Restricted cash: The carrying amount of restricted cash is considered to be a reasonable estimate of fair value.

Securities held-to-maturity: These investments, other than securities that have been other-than-temporarily impaired, are recorded on an amortized cost basis and not at fair value. The fair values presented above have been estimated by a combination of (i) obtaining assessments from third-party dealers and, (ii) in cases where

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

such assessments are unavailable or, in the opinion of management, deemed not to be indicative of fair value, discounting expected cash flows using internal cash flow models and estimated market discount rates. The expected cash flows of each security are based on management’s assumptions regarding the collection of principal and interest on the underlying loans and securities.

Secured notes: These notes are recorded at their aggregate principal balance and not at fair value. The fair value was estimated based on the rate at which a similar credit facility would be priced today.

Participations sold: These liabilities are recorded at their amortized cost and not at fair value. The fair values presented above are consistent with those presented for the related loan assets.

Repurchase obligations: These facilities were recorded at their aggregate principal balance and not at fair value. The fair value was estimated based on the rate at which a similar credit facility would be priced today.

Mezzanine loan: This instrument was recorded at its amortized cost and not at fair value. The fair value was estimated based on the rate at which a similar credit facility would be priced today.

Securitized debt obligations: These obligations are recorded at the face value of outstanding obligations to third-parties and not at fair value. The fair values presented above have been estimated by obtaining assessments from third-party dealers.

Note 13. Supplemental Disclosures for Consolidated Statements of Cash Flows

As described in Note 2, following the deconsolidation described in Note 1, our financial statements include five consolidated securitization vehicles. The consolidation of these entities has materially impacted our statement of cash flows, primarily the amounts reported as principal collections of loans and repayments of securitized debt obligations. Notwithstanding the gross presentation on our consolidated statement of cash flows, the consolidation of these entities has no impact on our net cash flow.

Interest paid on our outstanding debt obligations during the six months ended June 30, 2012 and 2011 was $17.1 million and $63.5 million, respectively. This includes interest paid by consolidated variable interest entities. The difference between interest expense on our consolidated statement of operations and interest paid is primarily due to non-cash interest expense recorded on amortization of discount of the Five Mile mezzanine loan, interest rate swaps, loan participations sold and deferred interest on various debt obligations.

Net taxes paid by us during the six months ended June 30, 2012 and 2011 were $1.1 million and $410,000, respectively. The taxes paid in 2012 relate primarily to the investment management activities of our taxable REIT subsidiary, CTIMCO.

Significant non-cash investing and financing activities, which are not presented on our consolidated statements of cash flows, primarily includes the repayments of our loan participations sold assets and liabilities.

Note 14. Transactions with Related Parties

We earn base management and incentive fees in our capacity as investment manager for multiple vehicles which we have sponsored. Due to the nature of our relationship with these vehicles, all management fees are considered revenue from related parties under GAAP. In addition, we have investments which are senior, junior, or pari

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

passu to investments in our investment management vehicles, which could produce conflicts of interest between our direct portfolio and those of our managed accounts.

On November 9, 2006, we commenced our CT High Grade Mezzanine SM , or CT High Grade I, investment management initiative and entered into three separate account agreements with affiliates of W. R. Berkley Corporation, or WRBC, with an aggregate commitment of $250.0 million, which was subsequently increased to $350.0 million in July 2007. Subsequent to the expiration of the CT High Grade I investment period, we continued to invest on behalf of WRBC under the CT High Grade I platform on a non-discretionary basis, bringing CT High Grade I’s total investments to $534.0 million as of June 30, 2012. Pursuant to these agreements, we invested capital on behalf of WRBC in commercial real estate mortgages, mezzanine loans and participations therein. The separate accounts are entirely funded with committed capital from WRBC and are managed by a subsidiary of CTIMCO. CTIMCO earns a management fee equal to 0.25% per annum on invested assets.

WRBC beneficially owned common stock representing approximately 16.6% of our outstanding common stock and stock units as of July 20, 2012, and a member of our board of directors is an employee of WRBC. In addition, wholly-owned subsidiaries of WRBC are investors in certain private funds under Five Mile’s management. As discussed in Notes 1 and 7, Five Mile provided an $83.0 million mezzanine loan to CT Legacy REIT in connection with our March 2011 restructuring, and holds a significant interest in the common equity of CT Legacy REIT. In February 2012 we refinanced CT Legacy REIT’s Five Mile mezzanine loan and repurchase facility with a single, new $124.0 million repurchase facility with JPMorgan.

In July 2008, CTOPI, a private equity fund that we manage, held its final closing completing its capital raise with $540 million total equity commitments. EGI-Private Equity II, L.L.C., an affiliate under common control of the chairman of our board of directors, owns a 3.7% limited partner interest in CTOPI. During the six months ended June 30, 2012, we recorded $1.3 million of fees from CTOPI, $54,000 of which were attributable to EGI-Private Equity II, L.L.C.

CTOPI has purchased $75.5 million face value of our CT CDO notes in the open market for $40.4 million. These purchases were from third-parties, and were not sold by us.

Note 15. Segment Reporting

We operate in two reportable segments. We have an internal information system that produces performance and asset data for our two segments along service lines.

The Balance Sheet Investment segment includes our consolidated portfolio of interest earning assets and the financing thereof. The Investment Management segment includes the investment management activities of our wholly-owned investment management subsidiary, CT Investment Management Co., LLC, or CTIMCO, and its subsidiaries, as well as our co-investments in investment management vehicles. CTIMCO is a taxable REIT subsidiary and serves as the investment manager of Capital Trust, Inc., all of our investment management vehicles and CT CDOs, and serves as senior servicer and special servicer for certain of our investments and for third-parties.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

The following table details each segment’s contribution to our operating results and the identified assets attributable to each such segment for the six months ended, and as of, June 30, 2012 (in thousands):

	Balance Sheet Investment	Investment Management	Inter-Segment Activities	Total
Income from loans and other investments:
Interest and related income	$21,479	$—	$—	$21,479
Less: Interest and related expenses	28,754	—	—	28,754

Income from loans and other investments, net	(7,275)	—	—	(7,275)
Other revenues:
Management fees from affiliates	—	4,433	(1,238)	3,195
Servicing fees	—	3,754	(369)	3,385

Total other revenues	—	8,187	(1,607)	6,580
Other expenses
General and administrative	3,171	7,119	(1,238)	9,052
Servicing fees expense	369	—	(369)	—

Total other expenses	3,540	7,119	(1,607)	9,052
Total other-than-temporary impairments of securities	—	—	—	—
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	(160)	—	—	(160)

Net impairments recognized in earnings	(160)	—	—	(160)
Recovery of provision for loan losses	8	—	—	8
Fair value adjustment on investment in CT Legacy Assets	7,657	—	—	7,657
Gain on deconsolidation of subsidiary	146,380	—	—	146,380
Income from equity investments	—	901	—	901

Income before income taxes	143,070	1,969	—	145,039
Income tax provision	300	766	—	1,066

Net income	$142,770	$1,203	—	$143,973

Less: Net income attributable to noncontrolling interests	(75,137)	—	—	(75,137)

Net income attributable to Capital Trust, Inc.	$67,633	$1,203	$—	$68,836

Total assets	$563,467	$20,770	$—	$584,237

All revenues were generated from external sources within the United States. The Investment Management segment received intercompany preferred dividend income of $1.2 million from the Balance Sheet segment for the six months ended June 30, 2012. In addition, the Investment Management segment earned fees of $369,000 for serving as collateral manager of the CT CDOs consolidated under our Balance Sheet Investment segment as well as special servicing activity for certain CT CDO assets for the six months ended June 30, 2012.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

The following table details each segment’s contribution to our operating results and the identified assets attributable to each such segment for the six months ended, and as of, June 30, 2011 (in thousands):

	Balance Sheet Investment	Investment Management	Inter-Segment Activities	Total
Income from loans and other investments:
Interest and related income	$69,545	$—	$—	$69,545
Less: Interest and related expenses	58,543	—	—	58,543

Income from loans and other investments, net	11,002	—	—	11,002
Other revenues:
Management fees from affiliates	—	3,800	(626)	3,174
Servicing fees	—	1,181	(433)	748

Total other revenues	—	4,981	(1,059)	3,922
Other expenses:
General and administrative	3,428	12,126	(626)	14,928
Servicing fee expense	433	—	(433)	—

Total other expenses	3,861	12,126	(1,059)	14,928
Total other-than-temporary impairments of securities	(4,933)	—	—	(4,933)
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	(3,271)	—	—	(3,271)

Net impairments recognized in earnings	(8,204)	—	—	(8,204)
Recovery of provision for loan losses	17,249	—	—	17,249
Valuation allowance on loans held-for-sale	(224)	—	—	(224)
Gain on extinguishment of debt	250,976	—	—	250,976
Income from equity investments	—	1,797	—	1,797

Income (loss) before income taxes	266,938	(5,348)	—	261,590
Income tax provision (benefit)	2,332	(882)	—	1,450

Net income (loss)	$264,606	($4,466)	$—	$260,140

Less: Net income attributable to noncontrolling interests	(7,400)	—	—	(7,400)

Net income (loss) attributable to Capital Trust, Inc.	$257,206	($4,466)	$—	$252,740

Total assets	$2,360,192	$9,219	($4,011)	$2,365,400

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

All revenues were generated from external sources within the United States. The Investment Management segment received intercompany preferred dividend income of $626,000 from the Balance Sheet segment for the six months ended June 30, 2011. In addition, the Investment Management segment earned fees of $433,000 for serving as collateral manager of the CT CDOs consolidated under our Balance Sheet Investment segment as well as special servicing activity for certain CT CDO assets for the six months ended June 30, 2011.

The following table details each segment’s contribution to our operating results and the identified assets attributable to each such segment for the three months ended, and as of, June 30, 2012 (in thousands):

	Balance Sheet Investment	Investment Management	Inter-Segment Activities	Total
Income from loans and other investments:
Interest and related income	$6,763	$—	$—	$6,763
Less: Interest and related expenses	5,413	—	—	5,413

Income from loans and other investments, net	1,350	—	—	1,350
Other revenues:
Management fees from affiliates	—	2,229	(619)	1,610
Servicing fees	—	1,498	(133)	1,365

Total other revenues	—	3,727	(752)	2,975
Other expenses
General and administrative	1,642	3,717	(619)	4,740
Servicing fees expense	133	—	(133)	—

Total other expenses	1,775	3,717	(752)	4,740
Fair value adjustment on investment in CT Legacy Assets	3,704	—	—	3,704
Income from equity investments	—	205	—	205

Income (loss) before income taxes	3,279	215	—	3,494
Income tax (benefit) provision	—	143	—	143

Net income (loss)	$3,279	$72	—	$3,351

Less: Net income attributable to noncontrolling interests	(1,068)	—	—	(1,068)

Net income (loss) attributable to Capital Trust, Inc.	$2,211	$72	$—	$2,283

Total assets	$563,467	$20,770	$—	$584,237

All revenues were generated from external sources within the United States. The Investment Management segment received intercompany preferred dividend income of $619,000 from the Balance Sheet segment for the three months ended June 30, 2012. In addition, the Investment Management segment earned fees of $133,000 for serving as collateral manager of the CT CDOs consolidated under our Balance Sheet Investment segment as well as special servicing activity for certain CT CDO assets for the three months ended June 30, 2012.

Capital Trust, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(unaudited)

The following table details each segment’s contribution to our operating results and the identified assets attributable to each such segment for the three months ended, and as of, June 30, 2011 (in thousands):

	Balance Sheet Investment	Investment Management	Inter-Segment Activities	Total
Income from loans and other investments:
Interest and related income	$32,554	$—	$—	$32,554
Less: Interest and related expenses	32,296	—	—	32,296

Income from loans and other investments, net	258	—	—	258

Other revenues:
Management fees from affiliates	—	1,786	(191)	1,595
Servicing fees	—	649	(211)	438

Total other revenues	—	2,435	(402)	2,033

Other expenses:
General and administrative	1,496	3,344	(191)	4,649
Servicing fee expense	211	—	(211)	—

Total other expenses	1,707	3,344	(402)	4,649

Recovery of provision for loan losses	8,088	—	—	8,088
Valuation allowance on loans held-for-sale	(224)	—	—	(224)
Gain on extinguishment of debt	937	—	—	937
Income from equity investments	—	842	—	842

Income (loss) before income taxes	7,352	(67)	—	7,285
Income tax provision (benefit)	2,000	(939)	—	1,061

Net income	$5,352	$872	$—	$6,224
Less: Net income attributable to noncontrolling interests	(8,069)	—	—	(8,069)

Net (loss) income attributable to Capital Trust, Inc.	($2,717)	$872	$—	($1,845)

Total assets	$2,360,192	$9,219	($4,011)	$2,365,400

All revenues were generated from external sources within the United States. The Investment Management segment received intercompany preferred dividend income of $191,000 from the Balance Sheet segment for the three months ended June 30, 2011. In addition, the Investment Management segment earned fees of $211,000 for serving as collateral manager of the CT CDOs consolidated under our Balance Sheet Investment segment as well as special servicing activity for certain CT CDO assets for the three months ended June 30, 2011.

ITEM 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

References herein to “we,” “us” or “our” refer to Capital Trust, Inc. and its subsidiaries unless the context specifically requires otherwise.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this quarterly report on Form 10-Q. Historical results set forth are not necessarily indicative of our future financial position and results of operations.

Introduction

We are a fully integrated, self-managed, real estate finance and investment management company that specializes in credit sensitive financial products. To date, our investment programs have focused on loans and securities backed by commercial real estate assets. We invest for our own account directly on our balance sheet and for third-parties through a series of investment management vehicles. Our business model is designed to produce a mix of net interest margin from our balance sheet investments and fee income and co-investment income from our investment management vehicles. In managing our operations, we focus on originating investments, managing our portfolios and capitalizing our businesses. From the inception of our finance business in 1997 through June 30, 2012, we have completed approximately $12.0 billion of investments in the commercial real estate debt arena. We conduct our operations as a real estate investment trust, or REIT, for federal income tax purposes. We are traded on the New York Stock Exchange, or NYSE, under the symbol “CT”, and are headquartered in New York City.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. The preparation of these financial statements requires our management to make estimates and assumptions with regard to the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from these estimates. There have been no material changes to our Critical Accounting Policies described in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2012.

March 2011 Restructuring

On March 31, 2011, we restructured, amended, or extinguished all of our outstanding recourse debt obligations, which we refer to as our March 2011 restructuring. Our March 2011 restructuring involved: (i) the contribution of certain of our legacy assets to a newly formed subsidiary, CT Legacy REIT Mezz Borrower, Inc., or CT Legacy REIT, (ii) the assumption of our legacy repurchase obligations by CT Legacy REIT, and (iii) the extinguishment of the remainder of our recourse obligations, our senior credit facility and junior subordinated notes. The restructuring was financed with a new $83.0 million mezzanine loan obtained by CT Legacy REIT from an affiliate of Five Mile Capital Partners LLC, or Five Mile, and the issuance of equity interests in the common stock of CT Legacy REIT to the former lenders under our senior credit facility and our former junior subordinated noteholders, as well as to an affiliate of Five Mile.

Following the completion of our March 2011 restructuring, we no longer have any recourse debt obligations, and retain unencumbered ownership of 100% of (i) our investment management platform, CT Investment Management Co., LLC, (ii) our co-investment in CT Opportunity Partners I, LP, (iii) our residual ownership interests in three of the CDOs that we issued, CT CDOs I, II, and IV, and (iv) our tax-basis net operating losses. Furthermore, we have a 52% equity interest in the common stock of CT Legacy REIT. Our economic interest in CT Legacy REIT is, however, subject to (i) the secured notes, which are non-recourse obligations that are collateralized by certain of our retained equity interests in the common stock of CT Legacy REIT, (ii) incentive awards that provide for the participation in amounts earned from our retained equity interests in the common stock of CT Legacy REIT, and (iii) the subordinate class B common stock of CT Legacy REIT owned by our former junior subordinate noteholders. In addition to our interest in the common stock of CT Legacy REIT, we also own 100% of its outstanding class A preferred stock.

Principles of Consolidation and Balance Sheet Presentation

The accompanying financial statements include, on a consolidated basis, our accounts, the accounts of our wholly-owned subsidiaries, and variable interest entities, or VIEs, in which we are the primary beneficiary, prepared in accordance with GAAP. All significant intercompany balances and transactions have been eliminated in consolidation.

Our consolidated balance sheets separately present: (i) our direct assets and liabilities, (ii) the direct assets and liabilities of CT Legacy REIT, and (iii) the assets and liabilities of consolidated securitization vehicles. Assets of all consolidated VIEs can generally only be used to satisfy the obligations of those VIEs, and the liabilities of consolidated VIEs are non-recourse to us. Similarly, the following discussion separately describes (i) our direct assets and liabilities, (ii) the direct assets and liabilities of CT Legacy REIT, and (iii) the assets and liabilities of consolidated securitization vehicles.

Beginning in the first quarter of 2012, CT Legacy REIT no longer consolidates one of its subsidiaries, CT Legacy Asset, LLC, or CT Legacy Assets, and instead accounts for its net equity investment in CT Legacy Assets on a fair value basis. See Note 1 to our consolidated financial statements for additional discussion.

Discussion of Operations

We include below in our discussion of operations: (i) an overview of the operations of our parent company, Capital Trust, Inc., including its wholly-owned investment management subsidiary, CTIMCO, (ii) a discussion of the consolidated balance sheet and operating results of Capital Trust, Inc. prepared in accordance with GAAP, (iii) a discussion of the adjusted balance sheet of Capital Trust, Inc., and (iv) a discussion of CT Legacy REIT.

We believe that our adjusted balance sheet provides meaningful information to consider, in addition to our consolidated balance sheet prepared in accordance with GAAP. This adjusted measure helps us to evaluate our financial position and performance without the effects of certain transactions and GAAP adjustments that are not necessarily indicative of our current investment portfolio, operations, capitalization, or equity.

See section III below for a presentation and discussion of our adjusted balance sheet.

I. Capital Trust, Inc.

Subsequent to our March 2011 restructuring, our business has focused on managing the operations of our investment management and special servicing platform, and the recovery from the legacy investments within CT Legacy REIT’s portfolio. Our investment management business is operated through our wholly-owned taxable subsidiary, CT Investment Management Co., LLC, or CTIMCO, and includes: (i) management of our public company parent, Capital Trust, Inc.; (ii) collateral management of the four CT CDOs which we have sponsored; (iii) special servicing of investments within both our public company and private equity portfolios, as well as for third-parties; and (iv) sponsorship and management of our private equity management mandates, which are described below.

Investment Management Overview

We act as an investment manager for ourselves and third-parties and as special servicer for certain of our loan investments, as well as for third-parties. The table below details investment management and special servicing fee revenue generated by CTIMCO for the six months ended June 30, 2012 and 2011 (in thousands):

Investment Management Revenues
	June 30, 2012	June 30, 2011
Fees generated as:
Public company manager	$1,238	$626
Private equity manager	3,195	3,174
CDO collateral manager	286	412
Special servicer	3,468	770

Total fees	$8,187	$4,982

Eliminations (1)	(1,607)	(1,060)

Total fees, net	$6,580	$3,922

(1)	Fees received by CTIMCO from Capital Trust, Inc., or other consolidated subsidiaries, have been eliminated in consolidation.

We have developed our investment management business in order to create operating leverage within our platform, generating fee revenue from investing third-party capital and, in certain instances, earning co-investment income. Our active investment management mandates are described below:

•

CT Opportunity Partners I, LP, or CTOPI, is currently investing capital. The fund held its final closing in July 2008 with $539.9 million in total equity commitments from 28 institutional and individual investors. Currently, $312.5 million of committed equity remains undrawn. We have a $25.0 million commitment to invest in the fund ($10.5 million currently funded, $14.5 million unfunded) and entities controlled by the chairman of our board of directors have committed to invest $20 million. In May 2010, the fund’s investment period was extended to December 13, 2011, and in December 2011, the fund’s investment period was further extended to September 13, 2012. The fund targets opportunistic investments in commercial real estate, specifically high yield debt, equity and hybrid instruments, as well as non-performing and sub-performing loans and securities. We earn base management fees of 1.3% per annum of invested capital, as well as net incentive management fees of 17.7% of profits after a 9% preferred return and a 100% return of capital. As of June 30, 2012, CTOPI has invested $470.5 million in 38 transactions, of which $194.4 million remains outstanding.

•

CT High Grade Partners II, LLC, or CT High Grade II, is no longer investing capital (its investment period expired in May 2011). The fund closed in June 2008 with $667 million of commitments from two institutional investors. The fund targeted senior debt opportunities in the commercial real estate sector and did not employ leverage. We earn a base management fee of 0.40% per annum on invested capital. In conjunction with the transfer of interests from one of CT High Grade II’s investors to the other in April 2012, we made a $2.8 million (0.44%) co-investment in CT High Grade II. As of June 30, 2012, CT High Grade II has invested $588.1 million in 33 transactions, of which $552.0 million remains outstanding.

•

CT High Grade Mezzanine SM , or CT High Grade I, is no longer formally investing capital (its investment period officially expired in July 2008), however we have continued investing the “high grade” strategy through CT High Grade I on a non-discretionary basis since the end of the CT High Grade II investment period in May 2011. The separate account closed in November 2006, with a single, related party institutional investor committing $250 million, which was subsequently increased to $350 million in July 2007. As a result of the re-opening of the platform in May 2011 and the reinvesting of certain realized assets, as of June 30, 2012, we have invested $534.0 million for this account. This separate account has a single investor, W. R. Berkley Corporation, or WRBC, which is our largest shareholder and designates an appointee to our board of directors. CT High Grade I targets lower LTV subordinate debt investments without leverage and invested $420.9 million in 12 transactions during its initial investment period, as well as $113.1 million in four transactions since the platform was re-opened in May 2011. We earn management fees of 0.25% per annum on invested capital for substantially all of CT High Grade I’s investments. As of June 30, 2012, $247.0 million of these investments remain outstanding.

•

CT Large Loan 2006, Inc., or CT Large Loan, is no longer investing capital (its investment period expired in May 2008). The fund closed in May 2006 with total equity commitments of $325 million from eight institutional investors. In light of the performance of this fund, we do not charge the full management fee of 0.75% per annum of fund assets (capped at 1.5% on invested equity), and instead voluntarily capped our fee at $805,000 per annum.

The table below provides additional information regarding the three private equity funds and one separate account we managed as of June 30, 2012.

Investment Management Mandates, as of June 30, 2012
(in millions)
	Type	Total Investments (1)	Total Capital Commitments		Co-Investment %		Base Management Fee		Incentive Management Fee
Investing:
CTOPI	Fund	$194	$540		4.63	%(2)	1.28% (Assets)		(3)
CT High Grade I	Sep. Acc.	$247	$521	(4)	—		0.25% (Assets)		N/A

Liquidating:
CT High Grade II	Fund	$552	$667		0.44	%(5)	0.40% (Assets)		N/A
CT Large Loan	Fund	$172	$325		—	(6)	0.75% (Assets)	(7)	N/A

(1)	Represents total investments, on a cash basis, as of period-end.
(2)	We have committed to invest $25.0 million in CTOPI.
(3)	CTIMCO earns net incentive management fees of 17.7% of profits after a 9% preferred return on capital and a 100% return of capital, subject to a catch-up. We have allocated 45% of the CTOPI incentive management fees to our employees as long-term performance awards.
(4)	CT High Grade I ultimately closed with capital commitments of $350 million. Subsequent to the expiration of the CT High Grade I investment period, we continued to invest on behalf of WRBC under the CT High Grade I platform on a non-discretionary basis, bringing WRBC’s total allocated capital to $521 million as of June 30, 2012.
(5)	In conjunction with the transfer of interests from one of CT High Grade II’s investors to the other in April 2012, we purchased a 0.44% interest in CT High Grade II for $2.8 million, representing a $2.9 million capital commitment.
(6)	We have co-invested on a pari passu, asset by asset basis with CT Large Loan.
(7)	Capped at 1.5% of equity. In light of the performance of this fund, we do not charge the full management fee, and instead we have voluntarily capped our fee at $805,000 per annum.

As of June 30, 2012, we held co-investments in two of the private equity funds that we manage, CT Opportunity Partners I, LP, or CTOPI, and CT High Grade Partners II, LLC, or CT High Grade II. These investments totaled $18.0 million as of June 30, 2012, and were recorded as equity investments in unconsolidated subsidiaries on our consolidated balance sheet. Our investment in CTOPI includes a $5.0 million incentive allocation to CTIMCO as the general partner of CTOPI. Our ability to ultimately collect these incentive allocations is contingent upon the performance of CTOPI’s current and future investments. Accordingly, we have deferred recognition of income from such incentive allocations and have recognized an equivalent $5.0 million unearned revenue liability as a component of accounts payable, accrued expenses and other liabilities on our consolidated balance sheet.

Originations

We have historically allocated investment opportunities between our balance sheet and investment management vehicles based upon our assessment of risk and return profiles, the availability and cost of capital, and applicable regulatory restrictions associated with each opportunity. Currently, we are originating investments only for our investment management business, which are summarized in the table below for the six months ended June 30, 2012 and for the year ended December 31, 2011.

Originations (1)
($ in millions)	Six months ended June 30, 2012	Year ended December 31, 2011
	# / $	# / $
Investment management	3 / $42	11 / $219

(1)	Includes total commitments, both funded and unfunded, net of any related purchase discounts.

Asset Management

We actively manage the CT Legacy REIT portfolio and the assets held by our investment management vehicles with our in-house team of asset managers. While these investments are primarily in the form of debt, we are aggressive in exercising the rights afforded to us as a lender. These rights may include collateral level budget approvals, lease approvals, loan covenant enforcement, escrow/reserve management/collection, collateral release approvals and other rights that we may negotiate. In light of the recent deterioration in property level performance, property valuation, and the real estate capital markets, a significant number of our loans are either non-performing and/or on our watch list. This requires intensive efforts on the part of our asset management team to maximize the recovery of those investments.

We actively manage our various securities portfolios using a combination of quantitative tools and loan/property level analysis to monitor the performance of the securities and their collateral against original expectations. Securities are analyzed to monitor underlying loan delinquencies, transfers to special servicing, and changes to the servicer’s watch list. Realized losses on underlying loans are tracked and compared to original loss expectations. On a periodic basis, individual loans of concern are also re-underwritten.

Investment in CT Legacy REIT

Following the completion of our March 2011 restructuring, we retained a 52% equity interest in the class A common stock of CT Legacy REIT, comprised of 4.4 million shares of class A-1 common stock and 775,000 shares of class A-2 common stock. Also, in April 2011, we purchased 118,651 shares of class B common stock of CT Legacy REIT for an average price of $1.20 per share. The outstanding common stock of CT Legacy REIT is comprised of 4.4 million shares of class A-1 common stock, 5.6 million shares of class A-2 common stock, and 1.5 million shares of class B common stock. We also own 100% of the outstanding class A preferred stock of CT Legacy REIT, which initially entitles us to cumulative preferred dividends of $7.5 million per annum. These dividends will be reduced in January 2013 to the greater of (i) 2.5% of certain of CT Legacy REIT’s assets, and (ii) $1.0 million per annum. As a result of our consolidation of CT Legacy REIT, these class A preferred shares are not represented on our financial statements.

The following table details the allocation of CT Legacy REIT’s adjusted equity by class of common stock, and Capital Trust Inc.’s aggregate investment in the common stock of CT Legacy REIT on an adjusted basis as of June 30, 2012. The adjusted equity balance is used to evaluate our investment in CT Legacy REIT because it excludes from GAAP equity items which are not indicative of our economic interests in the recovery of our legacy portfolio. See section III below for a presentation of CT Legacy REIT’s adjusted balance sheet.

Capital Trust, Inc.’s Investment in CT Legacy REIT as of June 30, 2012
(in thousands)
CT Legacy REIT total adjusted assets (at fair value) (1)	$106,133
CT Legacy REIT total adjusted liabilities (1)	(625)

Total CT Legacy REIT adjusted equity (1)	$105,508

CT Legacy REIT equity:
Allocable to Class A-1 common stock	$40,222
Allocable to Class A-2 common stock	59,077
Allocable to Class B common stock	6,084
Allocable to Class B preferred stock	125

$105,508
Capital Trust, Inc. ownership by class:
Class A-1 common stock	100%
Class A-2 common stock	14%
Class B common stock (2)	8%

Capital Trust, Inc. adjusted equity allocation:
Class A-1 common stock	40,222
Class A-2 common stock	8,168
Class B common stock (2)	493

Total Capital Trust investment in CT Legacy REIT	$48,883

(1)	See section III below for a presentation and discussion of CT Legacy REIT’s adjusted balance sheet.
(2)	The class B common stock is a subordinate class that entitles its holders to receive approximately 25% of the dividends that would otherwise be payable to the class A-1 common stock, after aggregate cash distributions of $50.0 million have been paid to all other classes of common stock.

Our $48.9 million interest in the common stock of CT Legacy REIT is subject to (i) the secured notes, which are collateralized by certain of our equity interests in the common stock of CT Legacy REIT, and (ii) incentive awards that provide for the participation in amounts earned from our retained equity interests in the common stock of CT Legacy REIT.

The following table details our interest in CT Legacy REIT’s adjusted equity, net of the secured notes and management incentive awards as of June 30, 2012 (in thousands):

Capital Trust, Inc.’s Net Investment in CT Legacy REIT as of June 30, 2012
Gross investment in CT Legacy REIT (1)	$48,883
Secured notes, including prepayment premium (2)	(11,059)
Management incentive awards plan, fully vested (3)	(7,120)

Investment in CT Legacy REIT, net	$30,704

(1)	Gross investment in CT Legacy REIT is calculated on an adjusted basis as detailed in the preceding table. See section III below for a presentation and discussion of CT Legacy REIT’s adjusted balance sheet.

(2)	Includes the full potential prepayment premium on secured notes, as described below. We carry this liability at its amortized basis of $8.2 million on our balance sheet as of June 30, 2012. The remaining interest and prepayment premium will be recognized, as applicable, over the term of the secured notes as a component of interest expense.
(3)	Assumes full payment of the management incentive awards plan, as described below, based on the hypothetical GAAP liquidation value of CT Legacy REIT as of June 30, 2012. We periodically accrue a payable for the management incentive awards plan based on the vesting schedule for the awards and continued employment of the award recipients. As of June 30, 2012, our balance sheet includes $3.2 million in accounts payable and accrued expenses for the management incentive awards plan.

Secured Notes

In conjunction with our March 2011 restructuring and the corresponding satisfaction of our senior credit facility and junior subordinated notes, wholly-owned subsidiaries issued secured notes to these former creditors, which secured notes are non-recourse to us. The secured notes had an aggregate initial face balance of $7.8 million and are secured by 93.5% of our equity interests in the class A-1 and class A-2 common stock of CT Legacy REIT, which represents 48.3% of the total outstanding class A-1 and class A-2 common stock of CT Legacy REIT. The secured notes mature on March 31, 2016 and bear interest at a rate of 8.2% per annum, which interest may be deferred until maturity. All dividends we receive from our equity interests in the common stock of CT Legacy REIT which serve as collateral under the secured notes must be used to pay, or prepay, interest and principal due thereunder, and only after the notes’ full satisfaction will we receive any cash flow from the common equity interests in CT Legacy REIT that serve as collateral for the notes. Any prepayment, or partial prepayment, of the secured notes will incur a prepayment premium resulting in a total payment of principal and interest under the secured notes of $11.1 million.

In April 2011, we purchased $405,000 of the secured notes at par.

Management Incentive Awards Plan

Upon completion of our March 2011 restructuring, we granted senior level employees incentive awards issued under our long term incentive plan that participate in amounts earned from our retained equity interest in CT Legacy REIT. The awards provide payments to certain senior level employees equal to as much as 6.75% of the total recovery (subject to certain caps) of our legacy assets, net of CT Legacy REIT’s obligations, when and if distributed to us as dividends.

Class A Preferred Stock

In addition to our interest in the common stock of CT Legacy REIT, we also own 100% of its outstanding class A preferred stock, which initially entitles us to cumulative preferred dividends of $7.5 million per annum. These dividends will be reduced in January 2013 to the greater of (i) 2.5% of certain of CT Legacy REIT’s assets, and (ii) $1.0 million per annum. As a result of our consolidation of CT Legacy REIT, these shares of class A preferred stock are not represented on our balance sheet.

Taxes

Capital Trust, Inc. has made a tax election to be treated as a REIT, and therefore generally is not subject to federal, state, and local income taxes except for the operations of its taxable REIT subsidiary, CTIMCO. The primary benefit from this election is that we are able to deduct dividends paid to our shareholders from the calculation of taxable income, effectively eliminating corporate taxes on the operations of the REIT. In order to qualify as a REIT, our activities must focus on real estate investments and we must meet certain asset, income, ownership and distribution requirements. These qualifications have become more difficult to meet in light of the transfer of our legacy portfolio to CT Legacy REIT in conjunction with our March 2011 restructuring, and the lack of new, replacement investment activity. If we fail to maintain our qualification as a REIT, we may be subject to material penalties and potentially subject to past and future taxes. As of June 30, 2012 and December 31, 2011, we were in compliance with all REIT requirements.

We have net operating losses, or NOLs, and net capital losses, or NCLs, available to be carried forward and utilized in current or future periods. As of December 31, 2011, these included NOLs of approximately $163.1 million and NCLs of approximately $120.8 million at Capital Trust, Inc. The utilization of NOLs to offset our taxable income or distribution requirements will require us to pay alternative minimum taxes.

II. Discussion of Consolidated Operations of Capital Trust, Inc.

Balance Sheet Investments

Our consolidated balance sheet investments include various types of commercial mortgage backed securities and collateralized debt obligations, or Securities, and commercial real estate loans and related instruments, or Loans, all of which are assets of either CT Legacy REIT or consolidated securitization vehicles. We collectively refer to these as Interest Earning Assets. The table below shows our Interest Earning Assets as of June 30, 2012 and December 31, 2011 (in millions):

Consolidated Interest Earning Assets
	June 30, 2012		December 31, 2011
	Book Value	Yield (1)	Book Value	Yield (1)
CT Legacy REIT
Securities held-to-maturity	$—	—%	$3	3.31%
Loans receivable, net (2)	—	—	207	5.21
Loans held-for-sale, net	—	—	31	6.26

Subtotal / Weighted Average	$—	—	$241	5.32%
Securitization Vehicles
Securities held-to-maturity	$167	6.61%	$359	7.41%
Loans receivable, net	242	4.80	613	5.72

Subtotal / Weighted Average	$409	5.54%	$972	6.34%

Total / Weighted Average	$409	5.54%	$1,213	6.14%

(1)	Yield on floating rate assets assumes LIBOR of 0.25% and 0.30% at June 30, 2012 and December 31, 2011, respectively.
(2)	Excludes, as of December 31, 2011, loan participations sold with a net book value of zero that are net of $97.5 million of provisions for loan losses as of December 31, 2011.

In addition to our investments in Interest Earning Assets, we also hold equity investments in unconsolidated subsidiaries, which represent our co-investments in private equity funds that we manage. As of June 30, 2012, our $18.0 million investment balance relates to two such funds, CT Opportunity Partners I, LP, or CTOPI, and CT High Grade Partners II, LLC, or CT High Grade II. Our investment in CTOPI includes a $5.0 million incentive allocation to CTIMCO as the general partner of CTOPI. Our ability to ultimately collect these incentive allocations is contingent upon the performance of CTOPI’s current and future investments. Accordingly, we have deferred recognition of income from such incentive allocations and have recognized an equivalent $5.0 million unearned revenue liability as a component of accounts payable, accrued expenses and other liabilities on our consolidated balance sheet.

Asset Management

The table below details the overall credit profile of Interest Earning Assets held in consolidated securitization vehicles, which includes: (i) Loans where we have foreclosed upon the underlying collateral and own an equity interest in real estate, (ii) Loans against which we have recorded a provision for loan losses, or reserves, (iii) Securities which have been other-than-temporarily impaired, and (iv) Loans and Securities that are categorized as Watch List Assets, which are currently performing but pose a higher risk of non-performance and/or loss. We actively monitor and manage Watch List Assets to mitigate these risks in our portfolio.

Portfolio Performance – Consolidated Securitization Vehicles
(in millions, except for number of investments)	June 30, 2012		December 31, 2011
Interest earning assets of consolidated securitization vehicles ($ / #)		$409 / 52	$972 / 123
Real estate owned ($ / #)	$	— / —	$10 / 2
Percentage of interest earning assets		—%	1.1%
Impaired Loans (1)
Performing loans ($ / #)	$	— / 1	$17 / 4
Non-performing loans ($ / #)		$5 / 6	$26 / 7

Total ($ / #)		$5 / 7	$43 / 11
Percentage of interest earning assets		1.2%	4.4%
Impaired Securities (1) ($ / #)		$12 / 11	$16 / 14
Percentage of interest earning assets		3.0%	1.6%
Watch List Assets (2)
Watch list loans ($ / #)		$94 / 4	$78 / 6
Watch list securities ($ / #)		$16 / 5	$16 / 5

Total ($ / #)		$110 / 9	$94 / 11
Percentage of interest earning assets		26.9%	9.7%

(1)	Amounts represent net book value after provisions for loan losses, valuation allowances on loans-held-for-sale and other-than-temporary impairments of securities.
(2)	Watch List Assets exclude Loans against which we have recorded a provision for loan losses or valuation allowances, and Securities which have been other-than-temporarily impaired.

As of June 30, 2012, there were significant differences between the estimated fair value and the book value of some of the Securities in our consolidated securitization vehicles portfolio. We believe these differences to be related to the high degree of structural complexity combined with poor reporting available on these securities and a general negative bias against structured financial products and not reflective of a change in cash flow expectations from these securities. Accordingly, we have not recorded any additional other-than-temporary impairments against such Securities. See note 7 to our consolidated financial statements for additional discussion of securities with unrealized losses.

The ratings activity of our consolidated Securities portfolio over the six months ended June 30, 2012 and the year ended December 31, 2011 is detailed below:

Rating Activity (1)
	Six months ended June 30, 2012	Year ended December 31, 2011
Securities Upgraded	1	5
Securities Downgraded	7	22

(1)	Represents activity from any of Fitch Ratings, Standard & Poor’s or Moody’s Investors Service.

Capitalization

We capitalize our business with a combination of debt and equity which has included common equity, preferred equity, unsecured debt, and secured debt. As of June 30, 2012, our consolidated debt obligations, which are all non-recourse to us, include (i) our secured notes, which are secured only by certain of our equity interests in the common stock of CT Legacy REIT, and (ii) securitized debt obligations of consolidated securitization vehicles.

Our equity capital is currently comprised entirely of common stock. From March 31, 2011 through February 10, 2012, we consolidated the debt obligations of CT Legacy REIT, including its repurchase facility and mezzanine loan, which were also non-recourse to us.

The table below describes our consolidated debt liabilities including those of CT Legacy REIT and our consolidated securitization vehicles, as of June 30, 2012 and December 31, 2011:

Consolidated Interest Bearing Liabilities (1)
(Principal balance, in millions)	June 30, 2012	December 31, 2011
Non-Recourse debt obligations
Capital Trust, Inc.
Secured notes	$8	$8
Weighted average effective cost of Capital Trust, Inc. debt	8.19%	8.19%
CT Legacy REIT
Repurchase obligations (2)	—	$58
Mezzanine loan (2)	—	65

Total CT Legacy REIT debt obligations	—	$123

Weighted average effective cost of CT Legacy REIT debt (3)(4)	N/A	11.14%
Consolidated Securitization Vehicles
CT collateralized debt obligations	$468	$742
Other consolidated securitization vehicles	51	469

Total securitization vehicles debt obligations	$519	$1,211

Weighted average effective cost of securitization vehicles debt (3)(5)	1.21%	2.68%

Total interest bearing liabilities	$519	$1,334

(1)	Excludes loan participations sold.
(2)	As further described in Note 6 to our consolidated financial statements, we deconsolidated CT Legacy Assets, a wholly-owned subsidiary of CT Legacy REIT, in the first quarter of 2012. As a result, its debt obligations are no longer included in our consolidated financial statements.
(3)	Floating rate debt obligations assume LIBOR of 0.25% and 0.30% at June 30, 2012 and December 31, 2011, respectively.
(4)	Including the impact of interest rate hedges with an aggregate notional balance of $60.8 million as of December 31, 2011, the effective all-in cost of CT Legacy REIT’s debt obligations would be 13.46% per annum.
(5)	Including the impact of interest rate hedges with an aggregate notional balance of $282.0 and $296.6 million as of June 30, 2012 and December 31, 2011, respectively, the effective all-in cost of our consolidated securitization vehicles’ debt obligations would be 4.07% and 3.98% per annum, respectively.

Secured Notes

In conjunction with our March 2011 restructuring and the corresponding satisfaction of our senior credit facility and junior subordinated notes, wholly-owned subsidiaries issued secured notes to these former creditors, which secured notes are non-recourse to us. The secured notes had an aggregate initial face balance of $7.8 million and are secured by 93.5% of our equity interests in the class A-1 and A-2 common stock of CT Legacy REIT, which represents 48.3% of the total outstanding class A-1 and A-2 common stock of CT Legacy REIT. The secured notes mature on March 31, 2016 and bear interest at a rate of 8.2% per annum, which interest may be deferred until maturity. All dividends we receive from our equity interests in the common stock of CT Legacy REIT which serve as collateral under the secured notes must be used to pay, or prepay, interest and principal due thereunder, and only after the notes’ full satisfaction will we receive any cash flow from the common equity interests in CT Legacy REIT that serve as collateral for the notes. Any prepayment, or partial prepayment, of the secured notes will incur a prepayment premium resulting in a total payment of principal and interest under the secured notes of $11.1 million.

During the second quarter of 2011, we purchased $405,000 of the secured notes at par.

Repurchase Obligations

As of December 31, 2011, CT Legacy REIT was party to one repurchase obligation with JPMorgan, which was non-recourse to Capital Trust, Inc., had an outstanding balance of $58.5 million, and an all-in cost of LIBOR plus 2.50% per annum.

In February 2012, CT Legacy REIT refinanced its repurchase facility and its mezzanine loan with a single, new $124.0 million repurchase facility from JPMorgan, obtained by its subsidiary CT Legacy Assets. This refinancing resulted in the deconsolidation of CT Legacy Assets and with it, the repurchase facility. See Note 6 to our consolidated financial statements for further discussion.

Mezzanine Loan

As of December 31, 2011, CT Legacy REIT was party to a mezzanine loan with Five Mile, which was non-recourse to Capital Trust, Inc., had an outstanding balance of $65.3 million, and an all-in cost of 18.61% per annum.

In February 2012, CT Legacy REIT refinanced the mezzanine loan and its JPMorgan repurchase facility with a single, new $124.0 million repurchase facility from JPMorgan, obtained by its subsidiary CT Legacy Assets.

Securitized Debt Obligations

Non-recourse debt obligations of consolidated securitization vehicles include our CT CDOs, as well as securities issued by other consolidated securitization vehicles which are not sponsored by us.

These consolidated non-recourse securitized debt obligations are described below (in millions):

Non-Recourse Securitized Debt Obligations
	June 30, 2012		December 31, 2011
	Book Value	All-in Cost (1)	Book Value	All-in Cost (1)
CT CDOs
CT CDO I	$95	1.3%	$121	1.2%
CT CDO II	161	1.2	200	1.2
CT CDO III	—	—	200	5.2
CT CDO IV	212	1.2	222	1.2

Total CT CDOs	$468	1.2%	$743	2.3%
Other securitization vehicles
GSMS 2006-FL8A	$50	1.1%	$51	1.4%
JPMCC 2004-FL1A	—	—	—	—
GMACC 1997-C1	—	—	84	7.1
GECMC 00-1 H	—	—	25	5.5
MSC 2007-XLCA	—	—	310	2.4

Total other securitization vehicles	$50	1.1%	$470	3.3%

Total non-recourse debt obligations	$518	1.2%	$1,213	2.7%

(1)	Includes amortization of premiums and issuance costs of CT CDOs. Floating rate debt obligations assume LIBOR of 0.25% and 0.30% at June 30, 2012 and December 31, 2011, respectively.

Shareholders’ Equity

We did not issue any new shares of class A common stock during the six months ended June 30, 2012. Changes in the number of outstanding shares during the six months ended June 30, 2012 resulted from employee restricted common stock grants, forfeitures and vesting, as well as stock unit grants to our board of directors.

The following table calculates our book value per share as of June 30, 2012 and December 31, 2011:

Shareholders’ Equity
	June 30, 2012	December 31, 2011
Shareholders equity	$(34,384,947)	$(110,423,805)
Shares:
Class A common stock	21,978,571	21,966,684
Restricted common stock	536,536	244,424
Stock units	658,119	562,335
Dilutive Warrants	—	—

Total	23,173,226	22,773,443

Book value per share	$(1.48)	$(4.85)

As of June 30, 2012, there were 22,515,107 shares of our class A common stock and restricted common stock outstanding. There were also outstanding warrants to purchase 3,479,691 shares of our class A common stock at an exercise price of $1.79 per share. The warrants became exercisable on March 16, 2012, will expire on March 16, 2019, and may be exercised in a cashless manner.

Other Balance Sheet Items

Participations sold represent interests in certain loans that we originated and subsequently sold to one of our investment management vehicles or to third-parties. We present these participations sold as both assets and non-recourse liabilities because these arrangements do not qualify as sales under GAAP. Generally, participations sold are recorded as assets and liabilities in equal amounts on our consolidated balance sheets, and an equivalent amount of interest income and interest expense is recorded on our consolidated statements of operations. However, impaired loan assets must be reduced through the provision for loans losses while the associated non-recourse liability cannot be reduced until the participation has been contractually extinguished. This can result in an imbalance between the loan participations sold asset and liability. We have no economic exposure to these liabilities.

We have one such loan participation sold loan with a balance of $1.6 million and a yield of 5.25% as of June 30, 2012. The loan matures on November 6, 2013.

Interest Rate Exposure

We endeavor to manage a book of assets and liabilities that are generally matched with respect to interest rates, typically financing floating rate assets with floating rate liabilities and fixed rate assets with fixed rate liabilities. In some cases, we finance fixed rate assets with floating rate liabilities and, in those cases, we may use interest rate derivatives, such as swaps, to effectively convert the floating rate debt to fixed rate debt. In such instances, the equity we have invested in fixed rate assets is not typically swapped, leaving a portion of our equity capital exposed to changes in value of the fixed rate assets due to interest rate fluctuations. The balance of our assets earn interest at floating rates and are financed with floating rate liabilities, leaving a portion of our equity capital exposed to cash flow variability from fluctuations in rates. Generally, these assets and liabilities earn interest at rates indexed to one-month LIBOR.

Our counterparties in these transactions are large financial institutions and we are dependent upon the financial health of these counterparties and a functioning interest rate derivative market in order to effectively execute our hedging strategy.

The table below details our interest rate exposure as of June 30, 2012 and December 31, 2011:

Interest Rate Exposure
(in millions)	June 30, 2012	December 31, 2011
Value exposure to interest rates (1)
Fixed rate assets	$289	$844
Fixed rate debt	(22)	(394)
Interest rate swaps	(282)	(357)

Net fixed rate exposure	$(15)	$93

Weighted average coupon (fixed rate assets)	6.27%	7.29%
Cash flow exposure to interest rates (1)
Floating rate assets	$299	$863
Floating rate debt	(504)	(901)
Interest rate swaps	282	357

Net floating rate exposure	$77	$319

Weighted average coupon (floating rate assets) (2)	3.81%	3.59%
Net income impact from 100 bps change in LIBOR	$0.8	$3.2

(1)	All values are in terms of face or notional amounts, and include loans classified as held-for-sale.
(2)	Weighted average coupon assumes LIBOR of 0.25% and 0.30% at June 30, 2012 and December 31, 2011, respectively.

Results of Operations

Comparison of Results of Operations: Three Months Ended June 30, 2012 vs. June 30, 2011
(in thousands, except per share data)
	2012	2011	Change	% Change
Income from loans and other investments:
Interest and related income	$6,763	$32,554	$(25,791)	(79.2)%
Less: Interest and related expenses	5,413	32,296	(26,883)	(83.2)%

Income from loans and other investments, net	1,350	258	1,092	423.3%
Other revenues:
Management fees from affiliates	1,610	1,595	15	0.9%
Servicing fees	1,365	438	927	211.6%

Total other revenues	2,975	2,033	942	46.3%
Other expenses:
General and administrative	4,740	4,649	91	2.0%

Total other expenses	4,740	4,649	91	2.0%
Total other-than-temporary impairments of securities	—	—	—	—
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	—	—	—	—

Net impairments recognized in earnings	—	—	—	—
Recovery of provision for loan losses	—	8,088	(8,088)	N/A
Valuation allowance on loans held-for-sale	—	(224)	224	N/A
Gain on extinguishment of debt	—	937	(937)	N/A
Fair value adjustment on investment in CT Legacy Assets	3,704	—	3,704	N/A
Income from equity investments	205	842	(637)	(75.7)%

Income before income taxes	3,494	7,285	(3,791)	(52.0)%
Income tax provision	143	1,061	(918)	(86.5)%

Net income	$3,351	$6,224	$(2,873)	(46.2)%

Less: Net income attributable to noncontrolling interests	(1,068)	(8,069)	7,001	(86.8)%

Net income (loss) attributable to Capital Trust, Inc.	$2,283	$(1,845)	$4,128	N/A

Net income (loss) per share – diluted	$0.09	$(0.08)	$0.17	N/A
Dividend per share	$0.00	$0.00	$0.00	N/A
Average LIBOR	0.24%	0.20%	0.04%	19.7%

Income from loans and other investments, net

As discussed in Note 1 to our consolidated financial statements, we deconsolidated the assets and liabilities of CT Legacy Assets in the first quarter of 2012. As a result of this and repayments in our portfolio, interest income decreased $25.8 million, or 79% from June 30, 2011 to June 30, 2012. Interest expense decreased by $26.9 million, or 83%, primarily due to repayments of securitized debt obligations and the deconsolidation of CT Legacy Assets. On a net basis, net interest income increased by $1.1 million as the decrease in interest expense was more than the reduction in interest income.

Management fees from affiliates

Base management fees from our investment management business increased $15,000, or 1%, during the second quarter of 2012 compared to the second quarter of 2011. The increase was attributable to net investment activity.

Servicing fees

Servicing fees increased $927,000 during the second quarter of 2012 compared to 2011. The increase in fees was primarily due to modification activity on loans for which we are named special servicer.

General and administrative expenses

General and administrative expenses include personnel costs, operating expenses, professional fees and expenses associated with consolidated securitization vehicles. General and administrative expenses during the second quarter of 2012 were generally in line with the second quarter of 2011, with a slight increase of $91,000.

Recovery of provision for loan losses

There were no recoveries of provision for loan losses during the second quarter of 2012. During the second quarter of 2011, we recorded a net $8.1 million recovery of provisions for loan losses, which included a recovery of provision for loan losses of $39.0 million relating to two loans that had previously been impaired, offset by $31.2 million of provisions against five loans.

Valuation allowance on loans held-for-sale

There were no valuation allowances on loans held-for-sale during the second quarter of 2012. During the second quarter of 2011, we recorded a valuation allowance of $224,000 against one loan we classified as held-for-sale.

Gain on extinguishment of debt

There were no gains on extinguishment of debt during the second quarter of 2012. During the second quarter of 2011, we recorded a $937,000 gain on the extinguishment of debt which was primarily due to realized losses on collateral assets held by consolidated securitization vehicles.

Fair value adjustment on investment in CT Legacy Assets

We have elected the fair value option of accounting for CT Legacy REIT’s investment in CT Legacy Assets, pursuant to which we record this investment at fair value rather than at our historical cost investment amount. During the second quarter of 2012, we recognized $3.7 million of fair value adjustments on our investment in CT Legacy Assets. See Note 6 to our consolidated financial statements for further discussion. We recorded no such fair value adjustments in 2011.

Income from equity investments

The income from equity investments during the second quarter of 2012 of $205,000 was comprised of income from our co-investments in CTOPI and CT High Grade II. CTOPI’s income was largely the result of fair value adjustments on its investment portfolio, and the recognition of income on investments purchased at a discount. CT High Grade II’s income was the result of income from operations and fair value adjustments on its investment portfolio.

Similarly, the income from equity investments during the second quarter of 2011 of $842,000 was largely the result of CTOPI realizing income on loans which were purchased at discounts and satisfied at par during the quarter, as well as fair value adjustments on the CTOPI investment portfolio. We did not have a co-investment in CT High Grade II in the second quarter of 2011.

Income tax provision

During the second quarter of 2012, we recorded an income tax provision of $143,000 comprised of an estimated income tax liability of $178,000 at our taxable REIT subsidiary, CTIMCO, offset by a $35,000 non-cash income tax benefit due to an increase in the deferred tax asset of CTIMCO. During the second quarter of 2011, we recorded an income tax provision of $1.1 million which represents a $2.0 million current income tax obligation at Capital Trust, Inc., offset by a $939,000 income tax benefit due to an increase to our deferred tax asset at CTIMCO.

Net income attributable to noncontrolling interests

The net income attributable to noncontrolling interests recorded during the second quarter of 2012 and 2011 represents the pro-rata share of CT Legacy REIT’s net income for the quarter allocable to equity interests not owned by us.

Dividends

We did not pay any dividends on our class A common stock in the second quarter of 2012 or 2011.

Comparison of Results of Operations: Six Months Ended June 30, 2012 vs. June 30, 2011
(in thousands, except per share data)
	2012	2011	Change	% Change
Income from loans and other investments:
Interest and related income	$21,479	$69,545	$(48,066)	(69.1)%
Less: Interest and related expenses	28,754	58,543	(29,789)	(50.9)%

Income (loss) from loans and other investments, net	(7,275)	11,002	(18,277)	N/A
Other revenues:
Management fees from affiliates	3,195	3,174	21	0.7%
Servicing fees	3,385	748	2,637	352.5%

Total other revenues	6,580	3,922	2,658	67.8%
Other expenses:
General and administrative	9,052	14,928	(5,876)	(39.4)%

Total other expenses	9,052	14,928	(5,876)	(39.4)%
Total other-than-temporary impairments of securities	—	(4,933)	4,933	(100.0)%
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	(160)	(3,271)	3,111	(95.1)%

Net impairments recognized in earnings	(160)	(8,204)	8,044	(98.0)%
Recovery of provision for loan losses	8	17,249	(17,241)	N/A
Valuation allowance on loans held-for-sale	—	(224)	224	N/A
Gain on extinguishment of debt	—	250,976	(250,976)	N/A
Fair value adjustment on investment in CT Legacy Assets	7,657	—	7,657	N/A
Gain on deconsolidation of subsidiary	146,380	—	146,380	N/A
Income from equity investments	901	1,797	(896)	(49.9)%

Income before income taxes	145,039	261,590	(116,551)	(44.6)%
Income tax provision	1,066	1,450	(384)	(26.5)%

Net income	$143,973	$260,140	$(116,167)	(44.7)%

Less: Net income attributable to noncontrolling interests	(75,137)	(7,400)	(67,737)	N/A

Net income attributable to Capital Trust, Inc.	$68,836	$252,740	$(183,904)	(72.8)%

Net income per share – diluted	$2.83	$10.52	$(7.69)	(73.1)%
Dividend per share	$0.00	$0.00	$0.00	N/A
Average LIBOR	0.25%	0.23%	0.02%	8.3%

Income from loans and other investments, net

As discussed in Note 1 to our consolidated financial statements, we deconsolidated the assets and liabilities of CT Legacy Assets in the first quarter of 2012. As a result of this and repayments in our consolidated portfolio, a decrease in Interest Earning Assets of $1.8 billion, or 82%, from June 30, 2011 to June 30, 2012 contributed to a $48.1 million, or 69%, decrease in interest income during the first six months of 2012 compared to the first six months of 2011. Interest expense decreased by $29.8 million, or 51%, primarily due to a decrease in interest expense related to consolidated VIE’s of $14.0 million and a non-cash interest expense of $3.2 million related to mark-to-market adjustments on interest rate swaps in 2011. On a net basis, net interest income decreased by $18.3 million.

Management fees from affiliates

Base management fees from our investment management business increased $21,000, or 1%, during the first six months of 2012 compared to the first six months of 2011. The increase was attributable to net investment activity.

Servicing fees

Servicing fees increased $2.6 million during the first six months of 2012 compared to the first six months of 2011. The increase in fees was primarily due to modification activity on loans for which we are named special servicer.

General and administrative expenses

General and administrative expenses include personnel costs, operating expenses, professional fees and expenses associated with consolidated securitization vehicles. General and administrative expenses decreased by $5.9 million between the first six months of 2012 and the first six months of 2011. The decrease was primarily due to (i) $2.9 million of one-time restructuring bonuses paid in 2011 and (ii) a $2.8 million decrease in expenses recognized under the CT Legacy REIT management incentive awards plan.

Net impairments recognized in earnings

During the first six months of 2012, we recognized a $160,000 impairment, representing additional credit loss on one of the securities in our consolidated securitization vehicles.

During the six months ended June 30, 2011, we recorded a gross other-than-temporary impairment of $4.9 million on six securities that had an adverse change in cash flow expectations. In addition, we recognized $3.3 million of previous other-than-temporary impairments from other comprehensive income into earnings, to reflect additional credit impairments on these securities.

Recovery of provision for loan losses

During the first six months of 2012, we recorded an $8,000 recovery of provisions for loan losses on one loan that had been previously impaired.

During the six months ended June 30, 2011, we recorded a net $17.2 million recovery of provisions for loan losses. The net recovery included $26.7 million in recoveries on previously impaired loans, offset by $9.4 million in additional loan loss provisions against three loans.

Valuation allowance on loans held-for-sale

There were no valuation allowances on loans held-for-sale during the first six months of 2012. During the six months ended June 30, 2011, we recorded a valuation allowance of $244,000 against one loan we classified as held-for-sale.

Gain on extinguishment of debt

There were no gains on extinguishment of debt during the first six months of 2012. During the six months ended June 30, 2011, we recorded $251.0 million of gain on the extinguishment of debt. This was primarily comprised of a $174.8 million gain on extinguishment of our senior credit facility and junior subordinated notes, and a $75.0 million gain associated with the elimination of a loan participation sold liability.

Fair value adjustment on investment in CT Legacy Assets

We have elected the fair value option of accounting for CT Legacy REIT’s investment in CT Legacy Assets, pursuant to which we record this investment at fair value rather than at our historical cost investment amount. During the first six months of 2012, we recognized $7.7 million of fair value adjustments on our investment in CT Legacy Assets. See Note 6 to our consolidated financial statements for further discussion. We recorded no such fair value adjustments in 2011.

Gain on deconsolidation of subsidiary

During the first quarter of 2012, we recognized a gain of $146.4 million on the deconsolidation of CT Legacy Assets, which was primarily the result of a reversal of charges to GAAP equity resulting from losses previously recorded in excess of our economic interests in securitization vehicles which were consolidated by CT Legacy Assets. See Note 6 to our consolidated financial statements for additional discussion. We recorded no such gains in 2011.

Income from equity investments

The income from equity investments during the first six months of 2012 of $901,000 was comprised of income from our co-investments in CTOPI and CT High Grade II. CTOPI’s income was largely the result of fair value adjustments on its investment portfolio, and the recognition of income on investments purchased at a discount. CT High Grade II’s income was the result of income from operations and fair value adjustments on its investment portfolio.

Similarly, income from equity investments during the six months ended June 30, 2011 of $1.8 million was largely the result of fair value adjustments on the CTOPI investment portfolio due to fair value adjustments and recognition of income on investments purchased at discount.

Income tax provision

During the first six months of 2012, we recorded an income tax provision of $1.1 million comprised of (i) an estimated income tax liability of $2.2 million at our taxable REIT subsidiary, CTIMCO, and (ii) a $300,000 estimated alternative minimum tax liability at Capital Trust, Inc., offset by a $1.5 million non-cash income tax benefit due to an increase in the deferred tax asset of CTIMCO. During the six months ended June 30, 2011, we recorded an income tax provision of $1.5 million comprised of a $2.4 million current income tax expense, offset by a $939,000 income tax benefit due to an increase in the deferred tax asset of CTIMCO.

Net income attributable to noncontrolling interests

The net income attributable to noncontrolling interests recorded during the first six months of 2012 and 2011 represents the pro-rata share of CT Legacy REIT’s net income for the quarter allocable to equity interests not owned by us.

Dividends

We did not pay any dividends on our class A common stock during the first six months of 2012 or 2011.

Liquidity and Capital Resources

Liquidity

As of June 30, 2012, our primary sources of liquidity include: (i) $34.6 million of cash on deposit at Capital Trust, Inc. and CTIMCO; (ii) the class A preferred dividends we receive from CT Legacy REIT; (iii) management fees we earn from private equity funds and CDOs we manage; and (iv) fees earned from special servicing assignments. Uses of liquidity include operating expenses; various capital commitments to our managed funds; taxes; and any dividends necessary to maintain our REIT status. We have no obligations to provide financial support to CT Legacy REIT or our consolidated securitization vehicles, and all debt obligations of such entities, some of which are consolidated onto our financial statements, are non-recourse to us. We believe our current sources of capital will be adequate to meet our near-term cash requirements.

We currently do not have access to liquidity from our portfolio of Interest Earning Assets. CT Legacy REIT owns a substantial portion of our Interest Earning Assets, the proceeds of which will not be distributed to CT Legacy REIT’s common shareholders, including us, until the related repurchase obligation has been repaid. In addition, the first $11.1 million of distributions we receive from CT Legacy REIT must be used to repay our secured notes before any cash flow is available to us. Accordingly, other than the preferred dividends discussed above, we will not receive distributions from CT Legacy REIT in the near term. We will, however, receive our proportionate share of the proceeds generated from the CT Legacy REIT portfolio, subject to repayment of our secured notes, once CT Legacy REIT’s leverage has been repaid.

In addition, as described in Note 7 to our consolidated financial statements, covenant breaches in our CT CDOs have resulted in a redirection of cash flow to amortize senior noteholders, which amounts would otherwise have been available to us. The additional principal amortization to senior CT CDO notes are a function of cash received under each respective collateral pool, and are only required to the extent there is cash flow in excess of the interest expense otherwise due under each respective vehicle. Accordingly, these redirection provisions cannot result in a cash outflow from us to our CT CDOs, only a diminution of liquidity available to us.

Cash Flows

Our consolidated statements of cash flows include the cash inflows and outflows of the consolidated subsidiaries described in Note 2 to our consolidated financial statements. While this does not impact our net cash flow, it does increase certain gross cash flow disclosures.

We experienced a net decrease in cash of $214,000 for the six months ended June 30, 2012, compared to a net increase of $3.9 million for the six months ended June 30, 2011.

Cash provided by operating activities during the six months ended June 30, 2012 was $6.5 million, compared to $12.4 million cash provided during the six months ended June 30, 2011. The decrease was primarily due to the deconsolidation of CT Legacy Assets on February 10, 2012.

During the six months ended June 30, 2012, cash provided by investing activities was $105.6 million, compared to $1.7 billion provided by investing activities during the first six months ended June 30, 2011. The decrease was primarily due to significant loan repayment activity inside of consolidated securitization vehicles in the first six months of 2011.

During the six months ended June 30, 2012, cash used in financing activities was $112.3 million, compared to $1.7 billion during the same period in 2011. This decrease was primarily due to significant repayments of securitized debt obligations of consolidated securitized vehicles during 2011.

Capitalization

Our authorized capital stock consists of 100,000,000 shares of class A common stock, of which 22,515,107 shares were issued and outstanding as of June 30, 2012, and 100,000,000 shares of preferred stock, none of which were outstanding as of June 30, 2012.

Pursuant to the terms of our prior debt restructuring completed on March 16, 2009, we issued to JPMorgan, Morgan Stanley and Citigroup warrants to purchase 3,479,691 shares of our class A common stock at an exercise price of $1.79 per share, the closing bid price on the New York Stock Exchange on March 13, 2009. The warrants became exercisable on March 16, 2012, will expire on March 16, 2019, and may be exercised in a cashless manner.

Secured Notes

As of June 30, 2012, we had non-recourse notes outstanding with a face balance of $8.2 million which are secured by 93.5% of our equity interests in the class A-1 and class A-2 common stock of CT Legacy REIT. The terms of these agreements are described in Note 5 to our consolidated financial statements.

Consolidated Securitization Vehicles

As of June 30, 2012, our consolidated securitization vehicles had non-recourse securitized debt obligations with a total face value of $518.1 million. The terms of these obligations are described in Note 7 to our consolidated financial statements.

Contractual Obligations

The following table sets forth information about certain of our contractual obligations as of June 30, 2012 (in millions):

Contractual Obligations (1)
	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Parent Level
Secured notes (2)	$11	$—	$—	$11	$—
Equity investments (3)(4)	15	14	—	—	1
Operating lease obligations	7	1	2	2	2

Subtotal	33	15	2	13	3
Consolidated Securitization Vehicles
CT CDOs	468	—	—	—	468
Other securitization vehicles	51	—	—	—	51

Subtotal	519	—	—	—	519

Total contractual obligations	$552	$15	$2	$13	$522

(1)	We are also subject to interest rate swaps for which we cannot estimate future payments due.
(2)	The secured notes matured on March 31, 2016. As of June 30, 2012, $8.2 million of principal is outstanding, however we will ultimately pay $11.1 million at maturity.
(3)	CTOPI’s investment period expires in September 2012, at which point our obligation to fund capital calls will be limited. It is possible that our unfunded capital commitment will not be entirely called, and the timing and amount of such required contributions is not estimable. Our entire unfunded commitment is assumed to be funded by September 2012 for purposes of the above table.

(4)	During April 2012 we purchased a 0.44% interest in CT High Grade II from an existing investor, representing our initial co-investment in CT High Grade II. Our co-investment represents a $2.9 million total capital commitment to CT High Grade II, of which our unfunded commitment is $480,000 as of June 30, 2012. As CT High Grade II’s investment period has expired, our entire unfunded commitment is assumed funded in more than five years for purposes of the above table.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

III. Non-GAAP Disclosures: Adjusted Balance Sheet

We believe that our adjusted balance sheet provides meaningful information to consider, in addition to our consolidated balance sheet prepared in accordance with GAAP. This adjusted measure helps us to evaluate our financial position and performance without the effects of certain transactions and GAAP adjustments that are not necessarily indicative of our current investment portfolio, operations, capitalization, or shareholders’ equity.

We believe that the accounting for loan participations sold as well as the consolidation of VIEs, in particular the consolidation of non-recourse securitization vehicles, while in accordance with GAAP, has resulted in a presentation of gross assets and liabilities, provisions/impairments, and operations being recorded in excess of our economic interests in such entities. Accordingly, our adjusted balance sheet (i) eliminates loan participations sold, and (ii) deconsolidates securitization vehicles which are presented gross in accordance with GAAP, and shows instead our cash investment in these non-recourse entities, adjusted for losses expected or incurred. Due to the non-recourse nature of these entities, our investment amount cannot be less than zero on a cash basis. We also separately show our financial position from that of CT Legacy REIT.

In addition, beginning in the first quarter of 2012 we ceased consolidation of CT Legacy Assets, a subsidiary of CT Legacy REIT, in our GAAP financial statements and instead record a net investment in that pool of assets and liabilities on a fair value basis. See Note 7 to our consolidated financial statements for further discussion. Consistent with this fair value presentation in our consolidated financial statements, we have adjusted the liabilities we would incur under our secured notes and management incentive awards plan based on the valuation of CT Legacy REIT as of June 30, 2012.

Our adjusted balance sheet is not an alternative or substitute for our consolidated balance sheet prepared in accordance with GAAP as a measure of our financial position. Rather, we believe that our adjusted balance sheet is an additional measure that is a valuable tool for analyzing our business. Our adjusted balance sheet should not be viewed as an alternative measure of shareholders’ equity, and we may not prepare our adjusted balance sheet in the same manner as other companies that use a similarly titled measure.

As a result of the changes in our consolidated financial statements following the deconsolidation of CT Legacy Assets described above, we no longer present adjusted operating results. We no longer review these adjusted operating results in monitoring our business, and with their exclusion from our consolidated statement of operations do not believe they would provide additional meaningful information about our business.

The following table details the transition from our consolidated balance sheet prepared in accordance with GAAP to the adjusted balance sheets of Capital Trust, Inc. and CT Legacy REIT, as of June 30, 2012:

Adjusted Balance Sheet as of June 30, 2012
(in thousands, except per share data)	Consolidated GAAP Capital Trust, Inc.		Adjusted Balance Sheet
		Adjustments (1)(2)(3)(4)	CT Legacy REIT	Capital Trust, Inc.
Assets
Cash and cash equivalents	$34,604	$—	$—	$34,604
Loans receivable, net	1,619	(1,619)	—	—
Equity investments in unconsolidated subsidiaries	17,978	(3,660)	—	14,318
Investment in CT Legacy REIT	—	48,883	—	48,883
Deferred income taxes	2,727	—	—	2,727
Prepaid expenses and other assets	2,207	625	—	2,832

Subtotal	59,135	44,229	—	103,364

Assets of Consolidated Entities
CT Legacy REIT
Restricted cash	15,433	—	15,433	—
Investment in CT Legacy Asset, at fair value	90,700	—	90,700	—

Subtotal	106,133	—	106,133	—
Assets of consolidated securitization vehicles	418,969	(418,969)	—	—

Total/adjusted assets	$584,237	$(374,740)	$106,133	$103,364

Liabilities & Shareholders’ Equity
Accounts payable, accrued expenses and other liabilities	$12,320	$225	$—	$12,545
Secured notes	8,176	2,883	—	11,059
Participations sold	1,619	(1,619)	—	—

Subtotal	22,115	1,489	—	23,604

Non-Recourse Liabilities of Consolidated Entities
CT Legacy REIT
Accounts payable, accrued expenses and other liabilities	—	625	625	—

Subtotal	—	625	625	—
Liabilities of consolidated securitization vehicles	539,882	(539,882)	—	—

Total/adjusted liabilities	561,997	(537,768)	625	23,604

Total/adjusted equity	(34,385)	219,653	105,508	79,760
Noncontrolling interests	56,625	(56,625)	—	—

Total/adjusted liabilities and shareholders’ equity	$584,237	$(374,740)	$106,133	$103,364

Capital Trust, Inc. book value/adjusted book value per share:
Basic	$(1.48)			$3.44
Diluted	$(1.48)			$3.21

(1)	All securitization vehicles have been deconsolidated and reported at our cash investment amount, adjusted for current losses relative to our equity investment in each vehicle. Due to the non-recourse nature of these entities, our investment cannot be less than zero on a cash basis. See note 7 to our consolidated financial statements for discussion of consolidated securitization vehicles.

(2)	Loan participations which have been sold to third-parties, and did not qualify for sale accounting, have been eliminated. See Note 3 to our consolidated financial statements for discussion of loan participations sold.
(3)	Incentive allocations to CTIMCO from our investment management vehicles have been excluded from our adjusted balance sheet. These incentive allocations will only be paid to CTIMCO in the future contingent on the ultimate performance of such vehicles.
(4)	Liabilities under our secured notes and the management incentive awards, the payments of which are linked to our gross recovery from CT Legacy REIT, have been adjusted to reflect what would be paid in a liquidation of CT Legacy REIT based on its adjusted balance sheet as of June 30, 2012.

Quarterly Performance

The following table describes the activity in Capital Trust, Inc.’s balance sheet accounts, on an adjusted basis, during the second quarter of 2012:

Comparison of adjusted balance sheet of Capital Trust, Inc: As of June 30, 2012 vs. March 31, 2012
(in thousands)
	June 30, 2012	March 31, 2012	Change	% Change
Assets:
Cash and cash equivalents	$34,604	$37,198	$(2,594)	(7.0)%
Equity investments in unconsolidated subsidiaries	14,318	10,681	3,637	34.1%
Investment in CT Legacy REIT	48,883	48,122	761	0.9%
Deferred income taxes	2,727	2,691	36	1.3%
Prepaid expenses and other assets	2,832	2,541	291	11.5%

Total adjusted assets	$103,364	$101,233	$2,131	2.1%

Liabilities and Shareholders’ Equity

Liabilities:
Accounts payable, accrued expenses and other liabilities	$12,545	$11,899	$646	5.43%
Secured notes	11,059	11,059	—	—%

Total adjusted liabilities	23,604	22,958	646	2.81%
Total Adjusted Shareholders’ Equity	79,760	78,275	1,485	1.9%

Total adjusted liabilities and shareholders’ equity	$103,364	$101,233	$2,131	2.1%

Cash and cash equivalents

Cash and cash equivalents decreased by $2.6 million during the first quarter of 2012. This was primarily due to (i) payments of $3.0 million of general and administrative expenses, (ii) a $2.8 million co-investment in CT High Grade II, (iii) $2.0 million of income tax payments, and (iv) net capital contributions of $641,000 to CTOPI. This was offset by (i) $1.9 million of preferred dividend distributions received from CT Legacy REIT, (ii) $1.7 million of investment management and CDO collateral management fees received from affiliates, (iii) $785,000 of special servicing fees, and (iv) a $1.4 million tax advance from CTOPI.

Equity investments in unconsolidated subsidiaries

The increase of $3.6 million was due to (i) a $2.8 million co-investment in CT High Grade II, (ii) net capital contributions of $641,000 to CTOPI, and (iii) $205,000 of income recognized from our co-investments in CTOPI and CT High Grade II.

Investment in CT Legacy REIT

The increase of $761,000 represents our allocable share of the increase in the adjusted equity of CT Legacy REIT. CT Legacy REIT’s equity increased during the period as a result of $2.9 million of net cash collections, offset by a $1.1 million decline in the fair value of CT Legacy Assets.

Deferred income taxes

The increase in deferred income taxes was primarily due to the timing difference between GAAP and tax in connection with the recognition of expenses related to our CT Legacy REIT management incentive awards plan.

Prepaid expenses and other assets

The increase in prepaid expenses and other assets was primarily due to the accrual of special servicing fees that were earned during the second quarter, but were collected subsequent to quarter-end.

Accounts payable, accrued expenses and other liabilities

The increase in accounts payable, accrued expenses and other liabilities was primarily due to (i) a $1.4 million payable for the potential refund of the tax advance received from CTOPI, and (ii) $1.2 million of various corporate expense accruals. This was offset by our payment of $2.0 million of previously accrued income taxes.

IV. CT Legacy REIT

As further discussed above, in conjunction with our March 2011 restructuring, we have transferred a significant portion of our legacy portfolio to CT Legacy Assets, a wholly owned subsidiary of CT Legacy REIT. Subsequent to our March 2011 restructuring, the CT Legacy Assets portfolio received principal repayments of $299.4 million, which repayments represent approximately 60% of the initial net book value of the portfolio. Proceeds from these repayments have primarily been used to repay debt, including (i) a $20.0 million repayment of the mezzanine loan at CT Legacy REIT, and (ii) repayments of $271.7 million of legacy repurchase obligations. In the aggregate, 75% of the debt obligations of CT Legacy REIT and its subsidiaries have been repaid since our March 2011 restructuring.

In addition, in February 2012, we refinanced CT Legacy Assets’ repurchase facility and CT Legacy REIT’s mezzanine loan with a single, new $124.0 million repurchase facility with JPMorgan, obtained by its subsidiary CT Legacy Assets. The new facility matures in December 2014, and carries a rate of LIBOR+6.00% as of June 30, 2012. Periodic repayment targets must be met under the facility, which require the outstanding balance be reduced to: $100.0 million by December 31, 2012, $80.0 million by June 30, 2013, and $40.0 million by December 31, 2013. In addition, the facility’s interest rate is subject to increase by 0.50% per annum if the outstanding balance of the facility has not been reduced to $60.0 million as of December 31, 2012. As of June 30, 2012, the outstanding balance of the facility was $96.0 million and it was collateralized by the majority of CT Legacy Assets’ investment portfolio, including loans with an aggregate principal balance of $344.6 million and securities with an aggregate face balance of $139.4 million.

Note on Forward-Looking Statements

Except for historical information contained herein, this quarterly report on Form 10-Q contains forward-looking statements within the meaning of the Section 21E of the Securities Exchange Act of 1934, as amended, which involve certain risks and uncertainties. Forward-looking statements are included with respect to, among other things, our current business plan, business and investment strategy, access to capital and portfolio management. These forward-looking statements are identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “seeks,” “anticipates,” “should,” “could,” “may,” “designed to,” “foreseeable future,” “believe,” “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important factors that we believe might cause actual results to differ from any results expressed or implied by these forward-looking statements are discussed in the risk factors contained in Exhibit 99.1 to this Form 10-Q, which are incorporated herein by reference. In assessing forward-looking statements contained herein, readers are urged to read carefully all cautionary statements contained in this Form 10-Q.

ITEM 3.	Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

The principal objective of our asset and liability management activities is to maximize net interest income while minimizing levels of interest rate risk. Interest income and interest expense are subject to the risk of interest rate fluctuations. In certain instances, to mitigate the impact of fluctuations in interest rates, we use interest rate swaps to effectively convert floating rate liabilities to fixed rate liabilities for proper matching with fixed rate assets. Each derivative used as a hedge is matched with a liability with which it is expected to have a high correlation. The swap agreements are generally held-to-maturity and we do not use interest rate derivative financial instruments for trading purposes. The differential to be paid or received on these agreements is recognized as an adjustment to interest expense and is recognized on the accrual basis.

As of June 30, 2012, a 100 basis point change in LIBOR would impact our net income (loss) by approximately $771,000.

Credit Risk

Our loans and investments, including our fund investments, are also subject to credit risk. The ultimate performance and value of our loans and investments depends upon the owners’ ability to operate the properties that serve as our collateral so that they produce cash flows adequate to pay interest and principal due to us. To monitor this risk, our asset management team continuously reviews our investment portfolio and in certain instances is in constant contact with our borrowers, monitoring performance of the collateral and enforcing our rights as necessary.

The following table provides information about our financial instruments that are sensitive to changes in interest rates as of June 30, 2012, including instruments in consolidated securitization vehicles. For financial assets and debt obligations, the table presents face balance and weighted average interest rates. For interest rate swaps, the table presents notional amounts and weighted average fixed pay and floating receive interest rates. These notional amounts are used to calculate the contractual cash flows to be exchanged under each contract.

Financial Assets and Liabilities Sensitive to Changes in Interest Rates as of June 30, 2012
(in thousands)

Capital Trust, Inc. Debt Obligations:

Secured Notes
Fixed rate debt	$8,176
Interest rate (1)	8.19%
Floating rate debt	$—
Interest rate (1)	—

Assets of Consolidated Securitization Vehicles:

	Securities	Loans Receivable	Total
Fixed rate assets	$240,315	$48,893	$289,208
Interest rate (1)	6.04%	7.53%	6.29%
Floating rate assets	$8,547	$290,915	$299,462
Interest rate (1)	1.64%	3.88%	3.81%

Non-Recourse Debt Obligations of Consolidated Securitization Vehicles:

	CT CDOs	Other Vehicles	Total
Fixed rate debt	$13,769	$—	$13,769
Interest rate (1)	6.83%	—%	6.83%
Floating rate debt	$453,819	$50,552	$504,371
Interest rate (1)	0.88%	1.09%	0.90%

Derivative Financial Instruments of Consolidated Securitization Vehicles:

Notional amounts	$281,986
Fixed pay rate (1)	5.01%
Floating receive rate (1)	0.25%

(1)	Represents weighted average rates where applicable. Floating rates are based on LIBOR of 0.25%, which is the rate as of June 30, 2012.

ITEM 4.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

An evaluation of the effectiveness of the design and operation of our “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as of the end of the period covered by this quarterly report was made under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer. Based upon this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures (a) are effective to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by Securities and Exchange Commission rules and forms and (b) include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Controls over Financial Reporting

There have been no significant changes in our “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that occurred during the period covered by this quarterly report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1:	Legal Proceedings

The Company prevailed on its motion and was dismissed from the previously disclosed lawsuit commenced by Philips International Investments, LLC.

ITEM 1A:	Risk Factors

In addition to the other information discussed in this quarterly report on Form 10-Q, please consider the risk factors provided in our updated risk factors attached as Exhibit 99.1 hereto, which could materially affect our business, financial condition or future results. Additional risks and uncertainties not currently known to us or that we deem to be immaterial may adversely affect our business, financial condition, or operating results.

ITEM 2:	Unregistered Sales of Equity Securities and Use of Proceeds

None.

ITEM 3:	Defaults Upon Senior Securities

None.

ITEM 4:	Mine Safety Disclosures

None.

ITEM 5:	Other Information

None.

ITEM 6:	Exhibits

	3.1a	Charter of Capital Trust, Inc. (filed as Exhibit 3.1.a to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on April 2, 2003 and incorporated herein by reference).

	3.1b	Certificate of Notice (filed as Exhibit 3.1 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on February 27, 2007 and incorporated herein by reference).

	3.2a	Second Amended and Restated By-Laws of Capital Trust, Inc. (filed as Exhibit 3.2 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on February 27, 2007 and incorporated herein by reference).

	3.2b	First Amendment to the Second Amended and Restated By-Laws of Capital Trust, Inc. (filed as Exhibit 3.1 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on July 26, 2011 and incorporated herein by reference).

•#++	10.1	Form of Annual Bonus Award Agreement.

•#	10.2	Form of Restricted Share Award Agreement relating to the Capital Trust, Inc. 2011 Long-Term Incentive Plan.

•#	10.3	Form of Special Transaction Bonus Award Agreement.

•	31.1	Certification of Stephen D. Plavin, Chief Executive Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

•	31.2	Certification of Geoffrey G. Jervis, Chief Financial Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

+	32.1	Certification of Stephen D. Plavin, Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

+	32.2	Certification of Geoffrey G. Jervis, Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

•	99.1	Updated Risk Factors from Capital Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 14, 2012 with the Securities and Exchange Commission.

*	101.INS	XBRL Instance Document

*	101.SCH	XBRL Taxonomy Extension Schema Document

*	101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

*	101.LAB	XBRL Taxonomy Extension Label Linkbase Document

*	101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

•	Filed herewith
#	Represents a management contract or compensatory plan or arrangement.
+	This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section. Such exhibit shall not be deemed incorporated into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
++	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

*	Attached as Exhibit 101 to this Quarterly Report on Form 10-Q are the following materials, formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Balance Sheets at June 30, 2012 and December 31, 2011; (ii) the Consolidated Statements of Operations for the three and six months ended June 30, 2012 and 2011; (iii) the Consolidated Statements of Comprehensive Income (Loss) for the three and six months ended June 30, 2012 and 2011; (iv) the Consolidated Statements of Changes in Equity (Deficit) for the six months ended June 30, 2012 and 2011; (v) the Consolidated Statements of Cash Flows for the six months ended June 30, 2012 and 2011; and (vi) Notes to Consolidated Financial Statements.

Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not “filed” or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act, is deemed not “filed” for purposes of Section 18 of the Exchange Act, and otherwise is not subject to liability under these sections.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITAL TRUST, INC.

August 1, 2012	By:	/s/ Stephen D. Plavin
Date		Stephen D. Plavin
Chief Executive Officer (Principal executive officer)

August 1, 2012	By:	/s/ Geoffrey G. Jervis
Date		Geoffrey G. Jervis
Chief Financial Officer (Principal financial officer and Principal accounting officer)

Exhibit 99.1

RISK FACTORS

Risks Related to Our Investment Activities

Our current business is subject to a high degree of risk. Our assets and liabilities are subject to increasing risk due to the impact of market turmoil in commercial real estate. Our efforts to stabilize our business with the restructuring of our debt obligations may not be successful as our investment portfolio is subject to the risk of further deterioration and ongoing turmoil in the financial markets.

Our portfolio is comprised of debt and related interests, directly or indirectly secured by commercial real estate. A significant portion of these investments are in subordinate positions, increasing the risk profile of our investments as underlying property performance deteriorates. Furthermore, our portfolio is leveraged, effectively further increasing our exposure to loss on our investments. The recent financial market turmoil and economic recession has resulted in a material deterioration in the value of commercial real estate and dramatically reduced the amount of capital to finance the commercial real estate industry (both at the property and corporate level). Given the composition of and leverage in our portfolio and the continuing negative impact of the commercial real estate market turmoil, the risks associated with our business have dramatically increased. Even with our March 2009 and March 2011 debt restructurings, we may not be able to satisfy our obligations to our lenders. The impact of the economic recession on the commercial real estate sector in general, and our portfolio in particular, cannot be predicted and we expect to experience significant defaults by borrowers and other impairments to our investments. These events may trigger defaults under our restructured debt obligations that may result in the exercise of remedies that may cause severe (and potentially complete) losses in the book value of our investments. Therefore, an investment in our class A common stock is subject to a high degree of risk.

We may decide to recapitalize our business in order to commence balance sheet investment activity and this may involve a high cost of capital and significant dilution to our shareholders.

In order to commence balance sheet investment activity, we will need to obtain substantial additional capital for which we can provide no assurances. The capital markets have not completely recovered from the financial crisis and even if we can access the capital markets, any new capital we raise may be at a high cost and/or involve significant dilution to our shareholders.

The U.S. and other financial markets have been in turmoil, and the U.S. and other economies in which we invest are in the midst of a weak recovery from the recent severe recession that can be expected to negatively impact our operations.

The U.S. and other financial markets have been experiencing extreme dislocations and a severe contraction in available liquidity globally as important segments of the credit markets are frozen as lenders are unwilling or unable to originate new credit. Global financial markets have been disrupted by, among other things, volatility in security prices, credit rating downgrades, sovereign debt default concerns, currency devaluation, and the failure and near failure of a number of large financial institutions and declining valuations, and this disruption has been acute in real estate related markets. This disruption has led to a decline in business and consumer confidence and increased unemployment and has precipitated a severe economic recession around the globe where recoveries have been weak and may not be sustained. As a consequence, owners and operators of commercial real estate that secure or back our investments have experienced distress and commercial real estate values have declined substantially. We are unable to predict the likely duration or severity of the current disruption in financial markets and adverse economic conditions which could materially and adversely affect our business, financial condition and results of operations, including leading to significant impairment to our assets and our ability to generate income.

Our existing loans and investments expose us to a high degree of risk associated with investing in real estate assets.

Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of our real estate related investments. The performance and value of our loans and investments once originated or acquired by us depends upon many factors beyond our control. The ultimate performance and value of our investments is subject to the varying degrees of risk generally incident to the ownership and operation of the properties which collateralize or support our investments. The ultimate performance and value of our loans and investments depends upon, in large part, the commercial property owner’s ability to operate the property so that it produces sufficient cash flows necessary either to pay the interest and principal due to us on our loans and investments or pay us as an equity advisor.

Revenues and cash flows may be adversely affected by:

•	changes in national economic conditions;

•	changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics;

•	the extent of the impact of the recent turmoil in the financial markets, including the lack of available debt financing for commercial real estate;

•	tenant bankruptcies;

•	competition from other properties offering the same or similar services;

•	changes in interest rates and in the state of the debt and equity capital markets;

•	the ongoing need for capital improvements, particularly in older building structures;

•	changes in real estate tax rates and other operating expenses;

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adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters, and acts of war or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses;

•	adverse changes in zoning laws;

•	the impact of present or future environmental legislation and compliance with environmental laws;

•	the impact of lawsuits which could cause us to incur significant legal expenses and divert management’s time and attention from our day-to-day operations; and

•	other factors that are beyond our control and the control of the commercial property owners.

In the event that any of the properties underlying or collateralizing our loans or investments experiences any of the foregoing events or occurrences, the value of, and return on, such investments, our profitability and the market price of our class A common stock would be negatively impacted.

A prolonged economic slowdown, a lengthy or severe recession characterized by a weak recovery, a continuing credit crisis, or declining real estate values could harm our operations or may adversely affect our liquidity.

We believe the risks associated with our business are more severe during periods of economic slowdown or recession like those we are currently experiencing, particularly if these periods are accompanied by declining real estate values. The recent dislocation of the global credit markets and anticipated collateral consequences to commercial activity of businesses unable to finance their operations as required has led to a weakening of general economic conditions and precipitated declines in real estate values, and has otherwise exacerbated troubled borrowers’ ability to repay loans in our portfolio or backing our CMBS investments. We have made loans to hotels, an industry whose performance has been severely impacted by the recent recession.

Declining real estate values would likely reduce the level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties, which in turn could lead to fewer opportunities for our investment. Borrowers may also be less able to pay principal and interest on our loans as the real estate economy continues to weaken. Continued weakened economic conditions could negatively affect occupancy levels and rental rates in the markets in which the collateral supporting our investments are located, which, in turn, may have a material adverse impact on our cash flows and operating results of our borrowers. Further, declining real estate values like those occurring in the commercial real estate sector significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our basis in the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to operate our investment management business, which would significantly harm our revenues, results of operations, financial condition, liquidity, business prospects and our share price.

We are exposed to the risks involved with making subordinated investments.

Our subordinated investments involve the risks attendant to investments consisting of subordinated loans and similar positions. Subordinate positions incur losses before the senior positions in a capital structure and, as a result, foreclosures on the underlying collateral can reduce or eliminate the proceeds available to satisfy our subordinate investment. Also, in certain cases where we experience appraisal reductions, we may lose our controlling class status or special servicer designation rights. In many cases, management of our investments and our remedies with respect thereto, including the ability to foreclose on or direct decisions with respect to the collateral securing such investments, is subject to the rights of senior lenders and the rights set forth in inter-creditor or servicing agreements. Our interests and those of the senior lenders and other interested parties may not be aligned, which can lead to disputes and litigation.

We are subject to counterparty risk associated with our debt obligations and interest rate swaps.

Our counterparties for these critical financial relationships include both domestic and international financial institutions. Many of them have been severely impacted by the credit market turmoil and have been experiencing financial pressures. In some cases, our counterparties have filed for bankruptcy, leading to financial losses for us.

We may guarantee many of our debt and contingent obligations.

We may guarantee the performance of many of our obligations, including, but not limited to, our repurchase agreements, derivative agreements, obligations to co-invest in our investment management vehicles and unsecured indebtedness. The non-performance of such obligations may cause losses to us in excess of the capital we initially may have invested or committed under such obligations and there is no assurance that we will have sufficient capital to cover any such losses.

Our success depends on the availability of attractive investments and our ability to identify, structure, consummate, leverage, manage and realize returns on attractive investments.

Our operating results are dependent upon the availability of, as well as our ability to identify, structure, consummate, leverage, manage and realize returns on, credit sensitive investment opportunities for our managed vehicles and our balance sheet assuming we are able to resume balance sheet investment activity. In general, the availability of desirable investment opportunities and, consequently, our balance sheet returns and our investment management vehicles’ returns, will be affected by the level and volatility of interest rates, conditions in the financial markets, general economic conditions, the demand for credit sensitive investment opportunities and the supply of capital for such investment opportunities. We cannot make any assurances that we will be successful in identifying and consummating investments which satisfy our rate of return objectives or that such investments, once consummated, will perform as anticipated. In addition, if we are not successful in investing for our investment management vehicles, the potential revenues we earn from management fees and co-investment returns will be reduced. We may expend significant time and resources in identifying and pursuing targeted investments, some of which may not be consummated.

The real estate investment business is highly competitive. Our success depends on our ability to compete with other providers of capital for real estate investments.

Our business is highly competitive. Competition may cause us to accept economic or structural features in our investments that we would not have otherwise accepted and it may cause us to search for investments in markets outside of our traditional product expertise. We compete for attractive investments with traditional lending sources, such as insurance companies and banks, as well as other REITs, specialty finance companies and private equity vehicles with similar investment objectives, which may make it more difficult for us to consummate our target investments. Many of our competitors have greater financial resources and lower costs of capital than we do, which provides them with greater operating flexibility and a competitive advantage relative to us.

Our loans and investments may be subject to fluctuations in interest rates which may not be adequately protected, or protected at all, by our hedging strategies.

Our investments include loans with both floating interest rates and fixed interest rates. Floating rate investments earn interest at rates that adjust from time to time (typically monthly) based upon an index (typically one month LIBOR). These floating rate loans are insulated from changes in value specifically due to changes in interest rates; however, the coupons they earn fluctuate based upon interest rates (again, typically one month LIBOR) and, in a declining and/or low interest rate environment, these loans will earn lower rates of interest and this will impact our operating performance. Fixed interest rate investments, however, do not have adjusting interest rates and, as prevailing interest rates change, the relative value of the fixed cash flows from these investments will cause potentially significant changes in value. We may employ various hedging strategies to limit the effects of changes in interest rates (and in some cases credit spreads), including engaging in interest rate swaps, caps, floors and other interest rate derivative products. We believe that no strategy can completely insulate us or our investment management vehicles from the risks associated with interest rate changes and there is a risk that they may provide no protection at all and potentially compound the impact of changes in interest rates. Hedging transactions involve certain additional risks such as counterparty risk, the legal enforceability of hedging contracts, the early repayment of hedged transactions and the risk that unanticipated and significant changes in interest rates may cause a significant loss of basis in the contract and a change in current period expense. We cannot make assurances that we will be able to enter into hedging transactions or that such hedging transactions will adequately protect us or our investment management vehicles against the foregoing risks.

Accounting for derivatives under GAAP is extremely complicated. Any failure by us to account for our derivatives properly in accordance with GAAP on our consolidated financial statements could adversely affect our earnings. In particular, cash flow hedges which are not perfectly correlated (and appropriately designated and/or documented as such) with a variable rate financing will impact our reported income as gains and losses on the ineffective portion of such hedges.

Our use of leverage may create a mismatch with the duration and index of the investments that we are financing.

We attempt to structure our leverage to minimize the difference between the term of our investments and the leverage we use to finance each investment. We have restructured and eliminated our recourse debt obligations; however, there can be no assurances that our restructuring will enable the successful collection of our assets. The risks of a duration mismatch are further magnified by the trends we are experiencing in our portfolio which results from extending loans made to our borrowers in order to maximize the likelihood and magnitude of our recovery on our assets. This trend effectively extends the duration of our investments, while our liabilities have set maturity dates.

Our loans and investments are illiquid, which will constrain our ability to vary our portfolio of investments.

Our real estate investments and structured financial product investments are relatively illiquid and some are highly illiquid. Such illiquidity may limit our ability to vary our portfolio or our investment management vehicles’ portfolios of investments in response to changes in economic and other conditions. Illiquidity may result from the absence of an established market for investments as well as the legal or contractual restrictions on their resale. In addition, illiquidity may result from the decline in value of a property securing these investments. We cannot make assurances that the fair market value of any of the real property serving as security will not decrease in the future, leaving our or our investment management vehicles’ investments under-collateralized or not collateralized at all, which could impair the liquidity and value, as well as our return on such investments.

We may not have control over certain of our loans and investments.

Our ability to manage our portfolio of loans and investments may be limited by the form in which they are made. In certain situations, we or our investment management vehicles may:

•	acquire investments subject to rights of senior classes and servicers under inter-creditor or servicing agreements;

•	acquire only a minority and/or a non-controlling participation in an underlying investment;

•	co-invest with third-parties through partnerships, joint ventures or other entities, thereby acquiring non-controlling interests; or

•	rely on independent third-party management or strategic partners with respect to the management of an asset.

Therefore, we may not be able to exercise control over the loan or investment. Such financial assets may involve risks not present in investments where senior creditors, servicers or third-party controlling investors are not involved. Our rights to control the process following a borrower default may be subject to the rights of senior creditors or servicers whose interests may not be aligned with ours. A third-party partner or co-venturer may have financial difficulties resulting in a negative impact on such asset, may have economic or business interests or goals which are inconsistent with ours and those of our investment management vehicles, or may be in a position to take action contrary to our or our investment management vehicles’ investment objectives. In addition, we and our investment management vehicles may, in certain circumstances, be liable for the actions of our third-party partners or co-venturers.

Developments with our CDO financings have negatively impacted our cash flow.

The terms of CDOs generally provide that the principal amount of investments must exceed the principal balance of the related bonds by a certain amount and that interest income must exceed interest expense by a certain ratio. Certain of our CT CDOs provide that, if defaults, losses, or rating agency downgrades cause a decline in collateral value or cash flow levels, the cash flow otherwise payable to our retained subordinated classes may be redirected to repay classes of CDOs senior to ours until the tests are returned to compliance. We have breached these tests and cash flow has been redirected for all three of our consolidated CT CDOs. Once breached there is no certainty about when or if the cash flow redirection will remedy the tests’ failure or that cash flow will be restored to our subordinated classes. Other than collateral management fees, we currently do not receive cash payments from any of consolidated CDOs, which has caused a material deterioration in our cash flow available for operations, debt service, debt repayments, and unfunded commitments to our investment management vehicles.

We may be required to repurchase loans that we have sold or to indemnify holders of our CDOs.

If any of the loans we originate or acquire, and sell or securitize, through our CT CDOs do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase those loans or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to carry on our books, and our ability to borrow against such assets is limited. Any significant repurchases or indemnification payments could adversely affect our financial condition and operating results.

The commercial mortgage and mezzanine loans we originate or acquire and the commercial mortgage loans underlying the commercial mortgage backed securities in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.

Our commercial mortgage and mezzanine loans are secured by commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things, tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, and changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances. In addition, we are exposed to the risk of judicial proceedings with our borrowers, including bankruptcy or other litigation, as a strategy to avoid foreclosure or enforcement of other rights by us as a lender.

Our investments in subordinated commercial mortgage backed securities and similar investments are subject to losses.

In general, losses on an asset securing a mortgage loan included in a securitization will be borne first by the equity holder of the property and then by the most junior security holder, referred to as the “first loss” position. In the event of default and the exhaustion of any equity support and any classes of securities junior to those in which we invest (and in some cases we may be invested in the junior-most classes of securitizations), we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage backed securities, the securities in which we invest may incur significant losses. Subordinate interests generally are not actively traded and are relatively illiquid investments and recent volatility in CMBS trading markets has caused the value of these investments to decline.

The prices of lower credit quality CMBS are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns and underlying borrower developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality CMBS because the ability of borrowers to make principal and interest payments on the mortgages underlying the mortgage backed securities may be impaired, as has occurred throughout the recent economic recession and weak recovery. In such event, existing credit support in the securitization structure may be insufficient to protect us against the loss of our principal on these securities.

We may have difficulty or be unable to sell some of our loans and commercial mortgage backed securities.

A prolonged period of frozen capital markets, decline in commercial real estate values and an out of favor real estate sector may prevent us from selling our loans and CMBS. We may be forced to sell assets in order to meet required debt reduction levels. If the market for real estate loans and CMBS is disrupted or dislocated, this may be difficult or impossible, causing further losses or events of default.

The impact of the events of September 11, 2001 and the effect thereon on terrorism insurance expose us to certain risks.

The terrorist attacks on September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, the anticipation of any such attacks, and the consequences of any military or other response by the U.S. and its allies may have a further adverse impact on the U.S. financial markets and the economy generally. We cannot predict the severity of the effect that such future events would have on the U.S. financial markets, the economy or our business.

In addition, the events of September 11, 2001 created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. This led to the creation of The Terrorism Risk Insurance Act of 2002, to provide a federal backstop against insurance claims related to acts of terrorism. This law was extended in December 2007 and then again under a new law, the Terrorism Risk Insurance Program Reauthorization Act, or TRIPRA, which expires in 2014. There is no assurance that TRIPRA will be extended beyond 2014. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties that we invest in are unable to obtain affordable insurance coverage, the value of those investments could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

The economic impact of any future terrorist attacks could also adversely affect the credit quality of some of our loans and investments. Some of our loans and investments will be more susceptible to such adverse effects than others. We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our results of operations.

There are increased risks involved with construction lending activities.

We may originate loans for the construction of commercial and residential use properties. Construction lending generally is considered to involve a higher degree of risk than other types of lending due to a variety of factors, including generally larger loan balances, the dependency on successful completion of a project, the dependency upon the successful operation of the project (such as achieving satisfactory occupancy and rental rates) for repayment, the difficulties in estimating construction costs and loan terms which often do not require full amortization of the loan over its term and, instead, provide for a balloon payment at stated maturity.

Some of our investments and investment opportunities may be in synthetic form.

Synthetic investments are contracts between parties whereby payments are exchanged based upon the performance of an underlying obligation. In addition to the risks associated with the performance of the obligation, these synthetic interests carry the risk of the counterparty not performing its contractual obligations. Market standards, GAAP accounting methodology, regulatory oversight and compliance requirements, tax and other regulations related to these investments are evolving, and we cannot be certain that their evolution will not adversely impact the value or sustainability of these investments. Furthermore, our ability to invest in synthetic investments, other than through taxable REIT subsidiaries, may be severely limited by the REIT qualification requirements because synthetic investment contracts generally are not qualifying assets and do not produce qualifying income for purposes of the REIT asset and income tests.

Risks Related to Our Investment Management Business and Management of CDOs

Our current financial condition may adversely impact our investment management business.

In large part, our ability to raise capital and garner other investment management and advisory business is dependent upon our reputation as a balance sheet manager and credit underwriter, as well as the ability to demonstrate that we have the resources to manage and co-invest in our investment management vehicles. Our recent losses and our 2009 and 2011 debt restructurings may have a negative impact on our reputation.

We may not maintain our special servicer approval or rating.

Our status as an approved special servicer by the three major rating agencies, as well as our special servicer rating by these agencies is subject to periodic review and may be impacted by our overall financial condition, the operations of our investment management business, as well as other factors which may be beyond our control. Any reduction in our special servicer rating, or a loss of our status as an approved special servicer, would impair our ability to generate future special servicing revenues.

We are subject to risks and uncertainties associated with operating our investment management business, and we may not achieve the investment returns that we expect.

We will encounter risks and difficulties as we operate our investment management business. In order to achieve our goals as an investment manager, we must:

•	manage our investment management vehicles successfully by investing their capital in suitable investments that meet their respective investment criteria;

•	actively manage the assets in our portfolios in order to realize targeted performance;

•	create incentives for our management and professional staff to develop and operate the investment management business; and

•	structure, sponsor and capitalize future investment management vehicles that provide investors with attractive investment opportunities.

If we do not successfully operate our investment management business to achieve the investment returns that we or the market anticipates, our operations may be adversely impacted.

We may expand our investment management business to involve other investment classes where we do not have prior investment experience. We may find it difficult to attract third-party investors without a performance track record involving such investments. Even if we attract third-party capital, there can be no assurance that we will be successful in deploying the capital to achieve targeted returns on the investments.

We face substantial competition from established participants in the private equity market as we offer investment management vehicles to third-party investors.

We face significant competition from large financial and other institutions that have proven track records in marketing and managing vehicles and otherwise have a competitive advantage over us because they have access to pre-existing third-party investor networks into which they can channel competing investment opportunities. If our competitors offer investment products that are competitive with products offered by us, we will find it more difficult to attract investors and to capitalize our investment management vehicles.

Our investment management vehicles are subject to the risk of defaults by third-party investors on their capital commitments.

The capital commitments made by third-party investors to our investment management vehicles represent unsecured promises by those investors to contribute cash to the investment management vehicles from time-to-time as investments are made by the investment management vehicles. Accordingly, we are subject to general credit risks that the investors may default on their capital commitments. If defaults occur, we may not be able to close loans and investments we have identified and negotiated or make protective advances to support existing investments which could materially and adversely affect the investment management vehicles’ investment program or make us liable for breach of contract, in either case to the detriment of our franchise in the private equity market.

CTIMCO’s role as collateral manager for our CT CDOs and investment manager for our funds may expose us to liabilities to investors.

We are subject to potential liabilities to investors as a result of CTIMCO’s role as collateral manager for our CT CDOs and our investment management business generally. In serving in such roles, we could be subject to claims by CDO investors and investors in our funds that we did not act in accordance with our duties under our CT CDO and investment fund documentation or that we were negligent in taking or refraining from taking actions with respect to the underlying collateral in our CT CDOs or in making investments. In particular, the discretion that we exercise in managing the collateral for our CT CDOs and the investments in our investment management business could result in a liability due to the current negative conditions in the commercial real estate market and the inherent uncertainties surrounding the course of action that will result in the best long term results with respect to such collateral and investments. This risk could be increased due to the affiliated nature of our roles. If we were found liable for our actions as collateral manager or investment manager and we were required to pay significant damages to our CT CDO and investment advisory investors, our financial condition could be materially adversely effected.

Our investment management agreements contain “clawback” provisions which may require repayment of incentive management fees previously received by us.

As part of our investment management business we earn incentive fees based on the performance of certain of our investment management vehicles. The investment management agreements which govern our relationships with these vehicles contain “clawback” provisions which may require the repayment of incentive fees previously received by us. If certain predetermined performance thresholds are not met upon the ultimate dissolution of such entities, we could be required to refund either a portion, or all of incentive fees previously received.

We are exposed to litigation risks in our role as an investment manager and special servicer.

CTIMCO’s role as an investment manager for third-parties, including investors in our private equity platforms and our CT CDOs, as well as CTIMCO’s role as a special servicer expose us to litigation risks. In these roles, we make investment, asset management, loan work-out, and other decisions which could result in adverse financial impacts to third-parties. These parties may pursue legal action against us as a result of these decisions, the outcomes of which cannot be certain.

Risks Related to Our Company

We are dependent upon our senior management team to develop and operate our business.

Our ability to develop and operate our business depends to a substantial extent upon the experience, relationships and expertise of our senior management and key employees. We cannot assure you that these individuals will remain in our employ. Our chief executive officer, Stephen D. Plavin, our chief financial officer, Geoffrey G. Jervis, and our chief credit officer, Thomas C. Ruffing, are currently not employed pursuant to employment agreements. There can be no assurance that Messrs. Plavin, Jervis, and Ruffing will enter into new employment agreements pursuant to which they agree to long-term employment with us. In addition, the departure of Mr. Plavin from his employment with us constitutes an event of default under the repurchase facility of our restructuring subsidiary, CT Legacy Asset, unless we hire a suitable replacement acceptable to the lender.

There may be conflicts between the interests of our investment management vehicles and us.

We are subject to a number of potential conflicts between our interests and the interests of our investment management vehicles. We are subject to potential conflicts of interest in the allocation of investment opportunities between our balance sheet, should we resume our balance sheet investment activity, and our investment management vehicles. In addition, we may make investments that are senior or junior to, participations in, or have rights and interests different from or adverse to, the investments made by our investment management vehicles. Our interests in such investments may conflict with the interests of our investment management vehicles in related investments at the time of origination or in the event of a default or restructuring of the investment. Finally, our officers and employees may have conflicts in allocating their time and services among us and our investment management vehicles.

We must manage our portfolio in a manner that allows us to rely on an exclusion from registration under the Investment Company Act of 1940 in order to avoid the consequences of regulation under that Act.

We rely on an exclusion from registration as an investment company afforded by Section 3(a)(1)(C) of the Investment Company Act of 1940, as amended, or the Investment Company Act. To qualify for this exclusion, we are not engaged in the business of investing, reinvesting, owning, holding, or trading securities and we do not own “investment securities” with a value that exceeds 40% of the value of our total assets (exclusive of government securities and cash items) on a consolidated basis. We may not be able to maintain such a mix of assets in the future, and attempts to maintain such an asset mix may impair our ability to pursue otherwise attractive investments. In addition, these rules are subject to change and such changes may have an adverse impact on us. We may need to avail ourselves of alternative exclusions and exemptions which may require a change in the organizational structure of our business.

Furthermore, as it relates to our investment in our restructuring subsidiary, CT Legacy REIT, we rely on an exclusion from registration as an investment company afforded by Section 3(c)(5)(C) of the Investment Company Act of 1940. Given the material size of CT Legacy REIT relative to our 3(a)(1)(C) exclusion, were CT Legacy REIT to be required to register as an investment company, we may not qualify for our 3(a)(1)(C) exclusion. Under this exclusion, CT Legacy REIT is required to maintain, on the basis of positions taken by the SEC staff in interpretive and no-action letters, a minimum of 55% of the value of the total assets of our portfolio in “mortgages and other liens on and interests in real estate,” which we refer to as Qualifying Interests, and a minimum of 80% in Qualifying Interests and real estate related assets. Because registration as an investment company would significantly affect CT Legacy REIT’s ability to engage in certain transactions or to organize itself in the manner it is currently organized, we intend to maintain its qualification for this exclusion from registration. In the past, based on SEC staff positions, when required due to the mix of assets in our balance sheet portfolio, we have purchased agency residential mortgage backed securities that represent the entire beneficial interests in the underlying pools of whole residential mortgage loans, which we treat as Qualifying Interests. Investments in such pools of whole residential mortgage loans may not represent an optimum use of our investable capital when compared to the available investments we target pursuant to our investment strategy. These investments present additional risks to us, and these risks are compounded by our inexperience with such investments. We continue to analyze our investments and may acquire other pools of whole loan residential mortgage backed securities when and if required for compliance purposes.

We treat certain of our investments in CMBS, B Notes and mezzanine loans as Qualifying Interests for purposes of determining our eligibility for the exclusion provided by Section 3(c)(5)(C) to the extent such treatment is consistent with guidance provided by the SEC or its staff. In the absence of such guidance that otherwise supports the treatment of these investments as Qualifying Interests, we will treat them, for purposes of determining our eligibility for the exclusion provided by Section 3(c)(5)(C), as real estate related assets or miscellaneous assets, as appropriate.

The SEC staff has recently commenced an advance notice rulemaking initiative, indicating that it is reconsidering its interpretive policy under Section 3(c)(5)(C) and whether to advance rulemaking to define the basis for the exclusion. We cannot predict the outcome of this reconsideration or potential rulemaking initiative and its impact on our ability to rely on the exclusion.

If CT Legacy REIT’s portfolio does not comply with the requirements of the exclusion we rely upon, it could be forced to alter its portfolio by selling or otherwise disposing of a substantial portion of the assets that are not Qualifying Interests or, with the consent of its shareholders, by acquiring a significant position in assets that are Qualifying Interests. Altering CT Legacy REIT’s portfolio in this manner may have an adverse effect on its investments if it is forced to dispose of or acquire assets in an unfavorable market, and may adversely affect our stock price.

If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third-parties, that third-parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company, and that we would be subject to limitations on corporate leverage that would have an adverse impact on our investment returns.

Our investment management subsidiary, CTIMCO, is registered under the Investment Advisors Act of 1940, and is subject to regulation under that Act.

CTIMCO has registered as an investment adviser under the Investment Advisers Act of 1940, or the Investment Advisors Act, and is subject to the extensive regulation prescribed by that statute and the regulations thereunder. We are subject to oversight and examination by the SEC with respect to CTIMCO’s activities as a registered investment adviser under this regulatory regime. A failure to comply with the obligations imposed by the Investment Advisers Act, including record-keeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities, could result in fines, censure, suspensions of personnel or investing activities or other sanctions, including revocation of our registration as an investment adviser. The regulations under the Investment Advisers Act are designed primarily to protect investors in our funds and other clients. They are not designed to protect holders of our publicly traded common stock. Even if a sanction imposed against CTIMCO or its personnel involves a small monetary amount, the adverse publicity related to such sanction could harm our reputation and our relationship with our fund investors and impede our ability to raise additional capital or new funds. In addition, compliance with the Investment Advisors Act may require us to incur additional costs, and these costs may be material.

Changes in accounting pronouncements have materially changed the presentation and content of our financial statements.

Beginning January 1, 2010, we adopted new accounting guidance which required us to consolidate certain securitization vehicles in which we have subordinate investments. This consolidation resulted in a significant increase to our GAAP-basis assets and liabilities, which may be misleading to readers of our financial statements. In addition, we are required to record losses under GAAP on consolidated assets which may be in excess of our economic interest in the respective consolidated entities.

We may not have sufficient cash flow to satisfy our tax liability arising from the use of CDO financing.

Due to the redirection provisions of our CDOs, which reallocate principal and interest otherwise distributable to us to repay senior note holders, assets financed through our CDOs may generate current taxable income without a corresponding cash distribution to us. In order to raise the cash necessary to meet our tax and/or distribution requirements, we may be required to borrow funds, sell a portion of our assets at disadvantageous prices or find other alternatives. In any case, there can be no assurances that we will be able to generate sufficient cash from these endeavors to meet our tax and/or distribution requirements.

In the event we experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code, of 1986, as amended, our ability to utilize our net operating losses and net capital losses against future taxable income will be limited, increasing our dividend distribution requirement for which we may not have sufficient cash flow.

We have substantial net operating and net capital loss carry forwards which we use to offset our tax and/or distribution requirements. In the event that we experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, our ability to use these losses will be effectively eliminated. An “ownership change” is determined based upon the changes in ownership that occur in our class A common stock for a trailing three year period. Such ownership change provisions may be triggered by regular trading activity in our class A common stock, and are generally beyond our control. The issuance of our preferred stock purchase rights pursuant to our tax preservation shareholder rights plan deters but does not prevent such an ownership change. In addition, such efforts to preserve these tax benefits may significantly constrain our ability to raise additional capital through offerings of class A common stock.

Risks Relating to Our Class A Common Stock

Sales or other dilution of our equity may adversely affect the market price of our class A common stock.

In connection with the 2009 restructuring our debt obligations, we issued warrants to purchase at an exercise price of $1.79 per share, 3,479,691 shares of our class A common stock, which represents approximately 15.0% of our outstanding class A common stock as of July 20, 2012. These warrants became exercisable on March 16, 2012. The market price of our class A common stock could decline as a result of sales of a large number of shares of class A common stock acquired upon exercise of the warrants in the market. If the warrants are exercised, the issuance of additional shares of class A common stock would dilute the ownership interest of our existing shareholders.

Because a limited number of shareholders, including members of our management team, own a substantial number of our shares, they may make decisions or take actions that may be detrimental to your interests.

Our executive officers and directors, along with vehicles for the benefit of their families, collectively own and control 1,496,779 shares of our class A common stock representing approximately 6.5% of our outstanding common stock as of July 20, 2012. W. R. Berkley Corporation, or WRBC, which employs one of our directors, owns 3,843,413 shares of our class A common stock, which represents approximately 16.6% of our outstanding common stock as of July 20, 2012. By virtue of their voting power, these shareholders have the power to significantly influence our affairs and are able to influence the outcome of matters required to be submitted to shareholders for approval, including the election of our directors, amendments to our charter, mergers, sales of assets and other acquisitions or sales. The influence exerted by these shareholders over our affairs might not be consistent with the interests of some or all of our other shareholders. In addition, the concentration of ownership in our officers or directors or shareholders associated with them may have the effect of delaying or preventing a change in control of our company, including transactions in which you might otherwise receive a premium for your class A common stock, and might negatively affect the market price of our class A common stock.

Some provisions of our charter and bylaws, tax benefits preservation rights plan and Maryland law may deter takeover attempts, which may limit the opportunity of our shareholders to sell their shares at a favorable price.

Some of the provisions of our charter and bylaws and Maryland law discussed below could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders by providing them with the opportunity to sell their shares at a premium to the then current market price.

Issuance of Preferred Stock Without Shareholder Approval . Our charter authorizes our board of directors to authorize the issuance of up to 100,000,000 shares of preferred stock and up to 100,000,000 shares of class A common stock. Our charter also authorizes our board of directors, without shareholder approval, to classify or reclassify any unissued shares of our class A common stock and preferred stock into other classes or series of stock and to amend our charter to increase or decrease the aggregate number of shares of stock of any class or series that may be issued. Our board of directors, therefore, can exercise its power to reclassify our stock to increase the number of shares of preferred stock we may issue without shareholder approval. Preferred stock may be issued in one or more series, the terms of which may be determined without further action by shareholders. These terms may include preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption. The issuance of any preferred stock, however, could materially adversely affect the rights of holders of our class A common stock and, therefore, could reduce the value of the class A common stock. In addition, specific rights granted to future holders of our preferred stock could be used to restrict our ability to merge with, or sell assets to, a third-party. The power of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change in control, thereby preserving the current shareholders’ control.

Advance Notice Bylaw . Our bylaws contain advance notice procedures for the introduction of business and the nomination of directors. These provisions could discourage proxy contests and make it more difficult for you and other shareholders to elect shareholder-nominated directors and to propose and approve shareholder proposals opposed by management.

Maryland Takeover Statutes . We are subject to the Maryland Business Combination Act which could delay or prevent an unsolicited takeover of us. The statute substantially restricts the ability of third-parties who acquire, or seek to acquire, control of us to complete mergers and other business combinations without the approval of our board of directors even if such transaction would be beneficial to shareholders. “Business combinations” between such a third-party acquirer or its affiliate and us are prohibited for five years after the most recent date on which the acquirer or its affiliate becomes an “interested shareholder.” An “interested shareholder” is defined as any person who beneficially owns 10 percent or more of our shareholder voting power or an affiliate or associate of ours who, at any time within the two-year period prior to the date interested shareholder status is determined, was the beneficial owner of 10 percent or more of our shareholder voting power. If our board of directors approved in advance the transaction that would otherwise give rise to the acquirer or its affiliate attaining such status, the acquirer or its affiliate would not become an interested shareholder and, as a result, it could enter into a business combination with us. Our board of directors could choose not to negotiate with an acquirer if the board determined in its business judgment that considering such an acquisition was not in our strategic interests. Even after the lapse of the five-year prohibition period, any business combination with an interested shareholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by shareholders; and

•	two-thirds of the votes entitled to be cast by shareholders other than the interested shareholder and affiliates and associates thereof.

The super-majority vote requirements do not apply if the transaction complies with a minimum price requirement prescribed by the statute.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that an interested shareholder becomes an interested shareholder. Our board of directors has exempted any business combination involving a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell, our chairman of the board, and his family and approved in advance, the issuance of shares to WRBC. As a result, these parties may enter into business combinations with us without compliance with the super-majority vote requirements and the other provisions of the statute.

We are also subject to the Maryland Control Share Acquisition Act. With certain exceptions, the Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or by our directors who are our employees, and may be redeemed by us. “Control shares” are voting shares which, if aggregated with all other shares owned or voted by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the specified ranges of voting power. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the “control shares” in question. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer may then vote a majority of the shares entitled to vote, then all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are not a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws. Our bylaws contain a provision exempting certain holders identified in our bylaws from this statute, including WRBC, and a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family.

We are also subject to the Maryland Unsolicited Takeovers Act which permits our board of directors, among other things and notwithstanding any provision in our charter or bylaws, to elect on our behalf to stagger the terms of directors and to increase the shareholder vote required to remove a director. Such an election would significantly restrict the ability of third-parties to wage a proxy fight for control of our board of directors as a means of advancing a takeover offer. If an acquirer was discouraged from offering to acquire us, or prevented from successfully completing a hostile acquisition, you could lose the opportunity to sell your shares at a favorable price.

Shareholder rights plans such as the plan we recently adopted for the purpose of preserving our tax benefits, are commonly understood to have anti-takeover effects. Under our tax benefit preservation rights agreement, if any person or group acquires 4.9% or more of our outstanding class A common stock without the approval of our board of directors under specific circumstances, our existing shareholders have the right to purchase shares of our class A common stock at a substantial discount to the public market price. The agreement is intended to act as a deterrent to any person or entity seeking to acquire 4.9% or more of our outstanding common stock without the prior approval of our board of directors.

The price of our class A common stock may be impacted by many factors.

As with any public company, a number of factors may impact the trading price of our class A common stock, many of which are beyond our control. These factors include, in addition to other risk factors mentioned in this section:

•	the level of institutional interest in us;

•	the perception of REITs generally and REITs with portfolios similar to ours, in particular, by market professionals;

•	the attractiveness of securities of REITs in comparison to other companies;

•	the market’s perception of our ability to successfully manage our portfolio; and

•	the general economic environment and the commercial real estate property and capital markets.

Your ability to sell a substantial number of shares of our class A common stock may be restricted by the low trading volume historically experienced by our class A common stock.

Although our class A common stock is listed on the New York Stock Exchange, the daily trading volume of our shares of class A common stock has historically been lower than the trading volume for certain other companies. As a result, the ability of a holder to sell a substantial number of shares of our class A common stock in a timely manner without causing a substantial decline in the market value of the shares, especially by means of a large block trade, may be restricted by the limited trading volume of the shares of our class A common stock.

Our shares of class A common stock may be delisted from the NYSE if the price per share trades below $1.00 for an extended period of time, which could negatively affect our business, our financial condition, our results of operations and our ability to service our debt obligations.

Our class A common stock at times has traded below $1.00. In the event the average closing price of our class A common stock for a 30-day period is below $1.00, our stock could be delisted from the NYSE. The threat of delisting and/or a delisting of our class A common stock could have adverse effects by, among other things:

•	reducing the trading liquidity and market price of our class A common stock;

•	reducing the number of investors willing to hold or acquire our class A common stock, thereby further restricting our ability to obtain equity financing; and

•	reducing our ability to retain, attract and motivate directors, officers and employees.

Risks Related to our REIT Status and Certain Other Tax Items

Our charter does not permit any individual to own more than 9.9% of our class A common stock, and attempts to acquire our class A common stock in excess of the 9.9% limit would be void without the prior approval of our board of directors.

For the purpose of preserving our qualification as a REIT for federal income tax purposes, our charter prohibits direct or constructive ownership by any individual of more than a certain percentage, currently 9.9%, of the lesser of the total number or value of the outstanding shares of our class A common stock as a means of preventing ownership of more than 50% of our class A common stock by five or fewer individuals. The charter’s constructive ownership rules are complex and may cause the outstanding class A common stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual. As a result, the acquisition of less than 9.9% of our outstanding class A common stock by an individual or entity could cause an individual to own constructively in excess of 9.9% of our outstanding class A common stock, and thus be subject to the charter’s ownership limit. There can be no assurance that our board of directors, as permitted in the charter, will increase, or will not decrease, this ownership limit in the future. Any attempt to own or transfer shares of our class A common stock in excess of the ownership limit without the consent of our board of directors will be void, and will result in the shares being transferred by operation of the charter to a charitable trust, and the person who acquired such excess shares will not be entitled to any distributions thereon or to vote such excess shares.

The 9.9% ownership limit may have the effect of precluding a change in control of us by a third-party without the consent of our board of directors, even if such change in control would be in the interest of our shareholders or would result in a premium to the price of our class A common stock (and even if such change in control would not reasonably jeopardize our REIT status). The ownership limit exemptions and the reset limits granted to date would limit our board of directors’ ability to reset limits in the future and at the same time maintain compliance with the REIT qualification requirement prohibiting ownership of more than 50% of our class A common stock by five or fewer individuals.

There are no assurances that we will be able to pay dividends in the future.

We expect in the future when we generate taxable income to pay quarterly dividends and to make distributions to our shareholders in amounts so that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. This, along with our compliance with other requirements, should enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. There are no assurances that we will be able to pay dividends in the future, and we may use our substantial net operating losses carried forward to offset future taxable income, and therefore reduce our dividend requirements. In addition, some of our distributions may include a return of capital, which would reduce the amount of capital available to operate our business.

We will be dependent on external sources of capital to finance our growth.

As with other REITs, but unlike corporations generally, our ability to finance our growth must largely be funded by external sources of capital because we generally will have to distribute to our shareholders 90% of our taxable income in order to qualify as a REIT, including taxable income where we do not receive corresponding cash. Our access to external capital will depend upon a number of factors, including general market conditions, the market’s perception of our growth potential, our current and potential future earnings, cash distributions and the market price of our class A common stock.

If we do not maintain our qualification as a REIT, we will be subject to tax as a regular corporation and face a substantial tax liability. Our taxable REIT subsidiaries are subject to income tax.

We expect to continue to operate so as to qualify as a REIT under the Internal Revenue Code. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the tax code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•

we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to shareholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

•

unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to shareholders would be reduced for each of the years during which we did not qualify as a REIT; and

•	we generally would not be eligible to requalify as a REIT for four full taxable years.

Fee income from our investment management business is expected to be realized by one of our taxable REIT subsidiaries, and, accordingly, will be subject to income tax.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities and limit our expansion opportunities.

In order to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, our sources of income, the nature of our investments in commercial real estate and related assets, the amounts we distribute to our shareholders and the ownership of our stock. We may also be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may force us to liquidate or restructure otherwise attractive investments.

In order to qualify as a REIT, we must also ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investments in securities cannot include more than 10% of the outstanding voting securities of any one issuer or 10% of the total value of the outstanding securities of any one issuer unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Internal Revenue Code. The total value of all of our investments in taxable REIT subsidiaries cannot exceed 25% of the value of our total assets. In addition, no more than 5% of the value of our assets can consist of the securities of any one issuer other than a taxable REIT subsidiary. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences.

Since we have not originated new balance sheet investments since 2009 and transferred a substantial portion of our investments to CT Legacy REIT, our ability to satisfy the asset and income REIT qualification requirements will be more difficult and unless we are able to raise the capital to originate new balance sheet investments, our status as a REIT will ultimately be jeopardized.

Complying with REIT requirements may force us to borrow to make distributions to shareholders.

From time to time, our taxable income may be greater than our cash flow available for distribution to shareholders. If we do not have other funds available in these situations, we may be unable to distribute substantially all of our taxable income as required by the REIT provisions of the Internal Revenue Code. Thus, we could be required to borrow funds, sell a portion of our assets at disadvantageous prices or find another alternative. These options could increase our costs or reduce our equity. Our interests in CT Legacy REIT and our CT CDOs may cause us to recognize taxable income without any corresponding cash income and we may be required to distribute additional dividends in cash and/or class A common stock.

Certain of our legacy assets are subject to separate REIT qualifications and restrictions as a result of our March 2011 debt restructuring.

In conjunction with our 2011 debt restructuring, we transferred certain of our legacy assets to CT Legacy REIT, a special purpose entity which is taxed as a REIT for purposes of federal income taxes. As a REIT, CT Legacy REIT is generally subject to the same risks described above with respect to distribution requirements, limitations on the types and quantities of permissible assets and income, and penalties for non-compliance with REIT regulations.

In addition, CT Legacy REIT is generally precluded from making new investments, and a portion of the legacy assets which are held by CT Legacy REIT may not qualify as REIT real estate assets. Accordingly, there is a risk that as the portfolio liquidates in the ordinary course, the asset mix at CT Legacy REIT, or income thereon, may violate REIT regulations and force CT Legacy REIT to either sell assets, potentially at disadvantageous prices, and/or terminate REIT status, which could result in material taxes and penalties.

Annex F

[EVERCORE GROUP L.L.C. LETTERHEAD]

September 27, 2012

The Special Committee of the Board of Directors of Capital Trust, Inc.

Capital Trust, Inc.

410 Park Avenue, 14th Floor

New York, NY 10022

Members of the Special Committee:

We understand that Capital Trust, Inc., a Maryland corporation (the “Company”), proposes to enter into a Purchase and Sale Agreement, dated as of the date hereof (the “Purchase Agreement”), with Huskies Acquisition LLC, a Delaware limited liability company (“Purchaser”), pursuant to which, among other things, the Purchaser shall purchase from the Company (i) the CT Investment Management Interests in exchange for $20,000,000 in cash (the “CT Investment Management Interests Purchase Price”) and (ii) 5,000,000 shares of class A common stock, par value $0.01 per share, of the Company (the “Common Stock”) at a price of $2.00 per share in exchange for $10,000,000 in cash (the “New CT Shares Purchase Price” and, together with the CT Investment Management Interests Purchase Price, the “Purchase Price”). The terms and conditions of the acquisition of the CT Investment Management Interests and the Common Stock (collectively, the “Acquisition”) are more fully set forth in the Purchase Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Purchase Agreement.

The Special Committee of the Board of Directors of the Company (the “Special Committee”) has asked us whether, in our opinion, the Purchase Price is fair, from a financial point of view, to the Company.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

(ii)	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to the Company prepared and furnished to us by management of the Company;

(iii)	reviewed certain non-public projected financial data relating to the Company under alternative business assumptions prepared and furnished to us by management of the Company;

(iv)	reviewed certain non-public historical and projected operating data relating to the Company prepared and furnished to us by management of the Company;

(v)	discussed the past and current operations, financial projections and current financial condition of the Company with management of the Company (including their views on the risks and uncertainties of achieving such projections);

(vi)	reviewed the reported prices and the historical trading activity of the Common Stock;

(vii)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(viii)	reviewed the Purchase Agreement; and

(ix)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

EVERCORE GROUP L.L.C.    55 EAST 52ND STREET    NEW YORK, NY 10055    TEL: 212.857.3100    FAX: 212.857.3101

The Special Committee of the Board of Directors of Capital Trust, Inc.

September 27, 2012

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company under the alternative business assumptions reflected therein. We express no view as to any projected financial data relating to the Company or the assumptions on which they are based.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Purchase Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Purchase Agreement and that all conditions to the consummation of the Acquisition will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Acquisition will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Acquisition or materially reduce the benefits to the Company of the Acquisition.

We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the Company, from a financial point of view, of the Purchase Price. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any securities, creditors or other constituencies of the Company (including the fairness of the proposed transaction to the holders of Common Stock or the fairness of the Special Dividend Amount). We also do not express any view on, and our opinion does not address, the tax attributes of the proposed transaction the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Purchase Price or otherwise. We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Acquisition as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Acquisition. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Acquisition, including as to how any holder of shares of Common Stock should vote or act in respect of the Acquisition. We do not express any views as to the terms of the New CT Management Agreement. We express no opinion herein as to the price at which shares of the Company or the Purchaser or its affiliates will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

The Special Committee of the Board of Directors of Capital Trust, Inc.

September 27, 2012

We will receive a fee for our services upon the rendering of this opinion. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. We will also be entitled to receive a success fee if the Acquisition is consummated. Prior to this engagement, no material relationship existed between Evercore Group L.L.C. or its affiliates and the Company pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such relationship. During the two year period prior to the date hereof, we and our affiliates have not provided any financial advisory or other services to Purchaser or its affiliates, other than an investment banking engagement in 2012 for an affiliate of Purchaser pursuant to which we expect to receive customary compensation. We may provide financial or other services to Purchaser and its affiliates in the future and in connection with any such services we may receive compensation.

In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, Purchaser and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

This letter, and the opinion expressed herein is addressed to, and for the information and benefit of, the Special Committee in connection with their evaluation of the proposed Acquisition. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Purchase Price is fair, from a financial point of view, to the Company.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Martin J. Cicco
Martin J. Cicco

PRELIMINARY COPY SUBJECT TO COMPLETION, DATED OCTOBER 29, 2012

CAPITAL TRUST, INC. 410 PARK AVENUE, 14TH FLOOR ATTN: GEOFFREY G. JERVIS NEW YORK, NY 10022

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PRELIMINARY COPY SUBJECT TO COMPLETION, DATED OCTOBER 29, 2012

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The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1. Approve the purchase and sale agreement (the “Purchase Agreement”), dated September 27, 2012, by and between Capital Trust, Inc. (the “Company”) and Huskies Acquisition LLC (“Purchaser”), an affiliate of The Blackstone Group L.P. (“Blackstone”), including the sale of the investment management and special servicing business of the Company, including the Company’s subsidiary, CT Investment Management Co., LLC, and related private investment fund co-investments, to Purchaser for a purchase price of $20,629,004, pursuant to the terms and subject to the conditions contained in the Purchase Agreement.

		☐	☐	☐

2. Approve the issuance and sale of 5,000,000 shares of the Company’s class A common stock, par value $0.01 per share, to the Purchaser for a purchase price of $10,000,000, or $2.00 per share, pursuant to the terms and subject to the conditions contained in the Purchase Agreement.

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3. Approve the entry by the Company into a new management agreement with an affiliate of The Blackstone Group L.P. (the “New CT Manager”), pursuant to which the Company will become externally managed by the New CT Manager.

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4. Approve certain amendments to the Company’s charter contemplated by the Purchase Agreement, which provide, among other things, subject to certain exceptions, that none of Blackstone or its affiliates (as such term is defined in the charter amendments), the Company’s directors or any person the Company’s directors control shall have any duty to refrain, directly or indirectly, from engaging in business opportunities or competing with the Company.

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5. Approve the adjournment of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the proposals 1-4 above.		☐	☐	☐
Proposals 1-4 above comprise a group of related and interdependent proposals for stockholder action. Implementation of each such proposal is contingent upon the implementation of each of the other proposals.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY COPY SUBJECT TO COMPLETION, DATED OCTOBER 29, 2012

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com.

CAPITAL TRUST, INC. This proxy is solicited by the Board of Directors Special meeting of stockholders [—], 2012 10:00 AM, EDT

The undersigned stockholder(s) hereby appoint(s) Stephen D. Plavin and Geoffrey G. Jervis, or either of them, as proxies for the undersigned, each with the full power to appoint his substitute, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of class A common stock of CAPITAL TRUST, INC., a Maryland corporation, that the stockholder(s) is/are entitled to vote at the special meeting of stockholders to be held at 10:00 AM, EDT on [—], 2012, at the offices of Paul Hastings LLP, 75 East 55th Street, New York, New York 10022, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the notice of the special meeting of stockholders and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

If you sign the proxy without otherwise indicating a vote on the proposals, this proxy will be voted “FOR” all proposals listed on the reverse side. The votes entitled to be cast by the undersigned will be last in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side